                                                         Free Writing Prospectus
                                                      Filed Pursuant to Rule 433
                                                  Registration No. 333-130789-04

The information in this free writing prospectus may be amended and/or supplemented prior to the time of sale. The information in this free writing prospectus supersedes any contrary information contained in any prior free writing prospectus relating to the subject securities and will be superseded by any contrary information contained in any subsequent free writing prospectus prior to the time of sale. In addition, certain information regarding the subject securities is not yet available and, accordingly, has been omitted from this free writing prospectus.

               STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

     The depositor has filed a registration statement (including a prospectus)
with the SEC (SEC File No. 333-130789) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-803-9204.

     This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.
                              ------------------
     IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

     Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this material may have been attached are not applicable to these materials and should be disregarded.
Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.
                              ------------------
         THE DATE OF THIS FREE WRITING PROSPECTUS IS FEBRUARY 26, 2007

PROSPECTUS SUPPLEMENT                    (FREE WRITING PROSPECTUS TO ACCOMPANY
                                           PROSPECTUS DATED SEPTEMBER 13, 2006)

                          $2,487,796,000 (APPOXIMATE)

          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2007-PWR15
                               as Issuing Entity

        SERIES 2007-PWR15 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                                 as Depositor
                    BEAR STEARNS COMMERCIAL MORTGAGE, INC.
                    PRUDENTIAL MORTGAGE CAPITAL FUNDING, LLC
                      PRINCIPAL COMMERCIAL FUNDING II, LLC
                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                       NATIONWIDE LIFE INSURANCE COMPANY
                       PRINCIPAL COMMERCIAL FUNDING, LLC
           as Sponsors and Mortgage Loan Sellers ------------------
     We, Bear Stearns Commercial Mortgage Securities Inc., are establishing a trust fund. The offered certificates are mortgage-backed securities issued by the trust fund. Only the classes of mortgage pass-through certificates listed in the table below are being offered by this prospectus supplement and the accompanying prospectus. The trust fund will consist primarily of a pool of 206 commercial and multifamily first lien mortgage loans, with an initial mortgage pool balance of approximately $2,807,104,971. The Series 2007-PWR15 certificates are obligations of the issuing entity only and are not obligations of the depositor, the sponsors, the mortgage loan sellers or any of their respective affiliates, and neither the Series 2007-PWR15 certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or any other person or entity. The trust fund will issue 25 classes of commercial mortgage pass-through certificates, 8 of which are being offered by this prospectus supplement. The offered certificates will accrue interest from
March 1, 2007. Each class of certificates will be entitled to receive monthly distributions of interest or principal and interest generally on the 11th day of each month, commencing on April 11, 2007. No one will list the offered certificates on any national securities exchange or any automated quotation system of any registered securities association.

     INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD REVIEW
CAREFULLY THE FACTORS SET FORTH UNDER "RISK FACTORS" COMMENCING ON PAGE S-36 OF
THIS PROSPECTUS SUPPLEMENT AND PAGE 2 IN THE ACCOMPANYING PROSPECTUS.
                              ------------------
          Characteristics of the certificates offered to you include:

                          APPROXIMATE INITIAL       APPROXIMATE INITIAL     PASS-THROUGH RATE
        CLASS           CERTIFICATE BALANCE (1)      PASS-THROUGH RATE         DESCRIPTION       RATINGS (MOODY'S / S&P)
--------------------   -------------------------   ---------------------   ------------------   ------------------------

Class A-1 ..........         $   85,700,000%                                (2)                Aaa / AAA
Class A-2 ..........         $  254,000,000%                                (2)                Aaa / AAA
Class A-3 ..........         $   71,800,000%                                (2)                Aaa / AAA
Class A-AB .........         $  101,500,000%                                (2)                Aaa / AAA
Class A-4 ..........         $1,145,216,000%                                (2)                Aaa / AAA
Class A-1A .........         $  306,757,000%                                (2)                Aaa / AAA
Class A-M ..........         $  280,710,000%                                (2)                Aaa / AAA
Class A-J ..........         $  242,113,000%                                (2)                Aaa / AAA

----------
(1)   The certificate balances are approximate and on the closing date may vary by up to 5%.

(2)   The Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A,
      Class A-M and Class A-J Certificates in each case will, at all times, accrue interest at a per annum rate equal to one of the following rates:
      (i) a fixed rate per annum, (ii) a variable rate, equal to the lesser of
      (a) a fixed rate per annum, and (b) the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time, (iii) a variable rate equal to the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time or (iv) a variable rate equal to the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time minus a specified percentage.

     This prospectus supplement may be used to offer and sell the offered certificates only if it is accompanied by our prospectus dated September 13,
2006.

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved the certificates offered to you or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
                              ------------------
     Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated are the
underwriters of this offering. Bear, Stearns & Co. Inc. and Morgan Stanley &
Co. Incorporated will act as co-lead and co-bookrunning managers.
                              ------------------

BEAR, STEARNS & CO. INC.                                        MORGAN STANLEY

           The date of this prospectus supplement is March   , 2007.

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

Series 2007-PWR15 Commercial Mortgage Pass-Through Certificates
Geographic Overview of Mortgage Pool

Nebraska
2 properties
$11,479,475
0.4% of total
Missouri
1 property
$3,144,337
0.1% of total
South Dakota
1 property
$5,682,178
0.2% of total
North Dakota
1 property
$1,620,379
0.1% of total
Iowa
1 property
$3,750,000
0.1% of total
Minnesota
10 properties
$67,025,237
2.4% of total
Wisconsin
2 properties
$91,000,000
3.2% of total
Indiana
6 properties
$16,234,927
0.6% of total
Pennsylvania
14 properties
$192,542,637
6.9% of total
New Jersey
19 properties
$397,881,258
14.2% of total
Connecticut
3 properties
$7,298,427
0.3% of total
Massachusetts
4 properties
$14,475,000
0.5% of total
Washington
2 properties
$31,281,145
1.1% of total
Oregon
2 properties
$14,750,000
0.5% of total
Nevada
3 properties
$353,181,626
12.6% of total
Illinois
11 properties
$65,031,000
2.3% of total
Michigan
2 properties
$5,362,254
0.2% of total
New York
25 properties
$204,282,532
7.3% of total
Ohio
5 properties
$51,759,731
1.8% of total
Rhode Island
1 property
$12,065,802
0.4% of total
District of Columbia
4 properties
$124,362,690
4.4% of total
Delaware
1 property
$6,680,215
0.2% of total
Maryland
4 properties
$27,808,280
1.0% of total
Northern California
11 properties
$76,262,449
2.7% of total
Southern California
24 properties
$220,116,307
7.8% of total
Virginia
8 properties
$102,745,885
3.7% of total
North Carolina
5 properties
$34,066,654
1.2% of total
Utah
5 properties
$38,319,518
1.4% of total
Arizona
5 properties
$71,518,572
2.5% of total
South Carolina
2 properties
$28,350,000
1.0% of total
Georgia
13 properties
$84,142,543
3.0% of total
Colorado
4 properties
$8,900,604
0.3% of total
Oklahoma
1 property
$31,000,000
1.1% of total
Louisiana
1 property
$6,191,803
0.2% of total
Alabama
7 properties
$13,706,587
0.5% of total
Florida
8 properties
$128,689,001
4.6% of total
Texas
29 properties
$170,441,547
6.1% of total
Arkansas
1 property
$3,250,000
0.1% of total
Tennessee
1 property
$2,712,563
0.1% of total
Kentucky
6 properties
$77,991,187
2.8% of total
< 1.0% of Cut-Off Date Balance
1.0% - 5.0% of Cut-Off Date Balance
5.1% - 10.0% of Cut-Off Date Balance
> 10.0% of Cut-Off Date Balance

World Market Center II

Las Vegas, NV

1325 G Street

Washington, DC

AMB-SGP, L.P. Portfolio – Southfield/KRDC Industrial

Forest Park, GA

Renaissance Orlando at Sea World

Orlando, FL

AMB-SGP, L.P. Portfolio – Los Nietos Business Center

Santa Fe Springs, CA

Cherry Hill Town Center

THE HOME DEPOT

Cherry Hill, NJ

Sheraton Universal Hotel

SHERATON UNIVERSAL

Universal City, CA

777 Scudders Mill Road - Unit 1

Plainsboro, NJ

Summit Place Office

6737
SUMMIT PLACE

West Allis, WI

777 Scudders Mill Road - Unit 2

Plainsboro, NJ

777 Scudders Mill Road - Unit 3

Plainsboro, NJ

                                TABLE OF CONTENTS

                                                                                                          PAGE

                                            PROSPECTUS SUPPLEMENT

                              --------------------

                                       S-3

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

      Information about the offered certificates is provided in two separate documents that progressively provide more detail:

      o     the accompanying prospectus, which provides general information, some of which may not apply to a particular class of offered certificates, including your class; and

      o     this prospectus supplement, which describes the specific terms of your class of offered certificates.

      You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. The depositor has not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.

                         ------------------------------

      This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

      Cross-references are included in this prospectus supplement and in the accompanying prospectus which direct you to more detailed descriptions of a particular topic. You can also find references to key topics in the table of contents in this prospectus supplement on page S-3 and the table of contents in the accompanying prospectus on page ii. You can find the definitions of capitalized terms that are used in this prospectus supplement under the caption
"Glossary" beginning on page S-196 in this prospectus supplement and the definitions of capitalized terms that are used in the accompanying prospectus under the caption "Glossary" beginning on page 108 in the accompanying prospectus.

      In this prospectus supplement, the terms "depositor", "we" and "us" refer to Bear Stearns Commercial Mortgage Securities Inc.

                              --------------------

                             EUROPEAN ECONOMIC AREA

      IN RELATION TO EACH MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS
IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A "RELEVANT MEMBER STATE"), EACH
UNDERWRITER HAS REPRESENTED AND AGREED THAT WITH EFFECT FROM AND INCLUDING THE
DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER
STATE (THE "RELEVANT IMPLEMENTATION DATE") IT HAS NOT MADE AND WILL NOT MAKE AN
OFFER OF CERTIFICATES TO THE PUBLIC IN THAT RELEVANT MEMBER STATE PRIOR TO THE
PUBLICATION OF A PROSPECTUS IN RELATION TO THE CERTIFICATES WHICH HAS BEEN
APPROVED BY THE COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE OR, WHERE
APPROPRIATE, APPROVED IN ANOTHER RELEVANT MEMBER STATE AND NOTIFIED TO THE
COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE, ALL IN ACCORDANCE WITH THE
PROSPECTUS DIRECTIVE, EXCEPT THAT IT MAY, WITH EFFECT FROM AND INCLUDING THE
RELEVANT IMPLEMENTATION DATE, MAKE AN OFFER OF CERTIFICATES TO THE PUBLIC IN
THAT RELEVANT MEMBER STATE AT ANY TIME:

                                       S-4

      (A)   TO LEGAL ENTITIES WHICH ARE AUTHORISED OR REGULATED TO OPERATE IN
THE FINANCIAL MARKETS OR, IF NOT SO AUTHORISED OR REGULATED, WHOSE CORPORATE
PURPOSE IS SOLELY TO INVEST IN SECURITIES;

      (B)   TO ANY LEGAL ENTITY WHICH HAS TWO OR MORE OF (1) AN AVERAGE OF AT
LEAST 250 EMPLOYEES DURING THE LAST FINANCIAL YEAR; (2) A TOTAL BALANCE SHEET OF
MORE THAN (EURO)43,000,000 AND (3) AN ANNUAL NET TURNOVER OF MORE THAN
(EURO)50,000,000, AS SHOWN IN ITS LAST ANNUAL OR CONSOLIDATED ACCOUNTS; OR

      (C)   IN ANY OTHER CIRCUMSTANCES WHICH DO NOT REQUIRE THE PUBLICATION BY
THE ISSUER OF A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

      FOR THE PURPOSES OF THIS PROVISION, THE EXPRESSION AN "OFFER OF
CERTIFICATES TO THE PUBLIC" IN RELATION TO ANY CERTIFICATES IN ANY RELEVANT
MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT
INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS
TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE THE CERTIFICATES, AS
THE SAME MAY BE VARIED IN THAT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE
PROSPECTUS DIRECTIVE IN THAT MEMBER STATE AND THE EXPRESSION "PROSPECTUS
DIRECTIVE" MEANS DIRECTIVE 2003/71/EC AND INCLUDES ANY RELEVANT IMPLEMENTING
MEASURE IN EACH RELEVANT MEMBER STATE.

                                 UNITED KINGDOM

      EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

      (A)   IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY
COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN
INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES
AND MARKETS ACT 2000 (THE "FSMA")) RECEIVED BY IT IN CONNECTION WITH THE ISSUE
OR SALE OF THE CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA
DOES NOT APPLY TO THE ISSUER; AND

      (B)   IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF
THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE CERTIFICATES IN,
FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

                       NOTICE TO UNITED KINGDOM INVESTORS

      THE DISTRIBUTION OF THIS PROSPECTUS SUPPLEMENT IF MADE BY A PERSON WHO IS
NOT AN AUTHORISED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY
AT, PERSONS WHO (1) ARE OUTSIDE THE UNITED KINGDOM, OR (2) HAVE PROFESSIONAL
EXPERIENCE IN MATTERS RELATING TO INVESTMENTS, OR (3) ARE PERSONS FALLING WITHIN
ARTICLES 49(2)(A) THROUGH (D) ("HIGH NET WORTH COMPANIES, UNINCORPORATED
ASSOCIATIONS, ETC.") OR 19 (INVESTMENT PROFESSIONALS) OF THE FINANCIAL SERVICES
AND MARKET ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (ALL SUCH PERSONS TOGETHER
BEING REFERRED TO AS THE "RELEVANT PERSONS"). THIS PROSPECTUS SUPPLEMENT MUST
NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY
INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS SUPPLEMENT RELATES,
INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND
WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

                                       S-5

      POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST,
OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT
APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL
NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION
SCHEME.

                                       S-6

                                     SUMMARY

      The following summary is a short description of the main terms of the offered certificates and the pooled mortgage loans. This summary does not contain all of the information that may be important to you. To fully understand the terms of the offered certificates and the pooled mortgage loans, you will need to read both this prospectus supplement and the accompanying prospectus.

                 OVERVIEW OF THE SERIES 2007-PWR15 CERTIFICATES

      The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the series 2007-PWR15 Commercial
Mortgage Pass-Through Certificates. The series 2007-PWR15 certificates will consist of 25 classes. The immediately following table identifies and specifies various characteristics for those classes of series 2007-PWR15 certificates that bear interest.

         SERIES 2007-PWR15 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             APPROX. %        APPROX.       APPROX. %                  APPROX.
                              INITIAL     INITIAL TOTAL    OF INITIAL                  INITIAL    WEIGHTED
                               TOTAL    PRINCIPAL BALANCE   MORTGAGE   PASS-THROUGH     PASS-     AVERAGE    PRINCIPAL /
                RATINGS       CREDIT       OR NOTIONAL        POOL         RATE        THROUGH      LIFE       NOTIONAL
   CLASS      MOODY'S/S&P     SUPPORT        AMOUNT         BALANCE    DESCRIPTION       RATE     (YEARS)       WINDOW
----------    -----------    ---------  -----------------  ----------  ------------    --------   --------   ------------

Offered Certificates
A-1             Aaa/AAA       30.000%   $      85,700,000     3.053%                                3.39      4/07-2/12
A-2             Aaa/AAA       30.000%   $     254,000,000     9.048%                                4.92      2/12-3/12
A-3             Aaa/AAA       30.000%   $      71,800,000     2.558%                                6.80     12/13- 2/14
A-AB            Aaa/AAA       30.000%   $     101,500,000     3.616%                                7.28      3/12- 7/16
A-4             Aaa/AAA       30.000%   $   1,145,216,000    40.797%                                9.71      7/16- 2/17
A-1A            Aaa/AAA       30.000%   $     306,757,000    10.928%                                8.96      4/07- 2/17
A-M             Aaa/AAA       20.000%   $     280,710,000    10.000%                                9.87      2/17- 2/17
A-J             Aaa/AAA       11.375%   $     242,113,000     8.625%                                9.87      2/17- 3/17

Certificates Not Offered
X               Aaa/AAA         N/A     $   2,807,104,970      N/A     Variable IO                  8.97      4/07-3/27
B               Aa2/AA        9.500%    $      52,633,000     1.875%                                9.95      3/17- 3/17
C               Aa3/AA-       8.500%    $      28,072,000     1.000%                                9.95      3/17- 3/17
D                A2/A         7.125%    $      38,597,000     1.375%                                9.95      3/17- 3/17
E                A3/A-        6.125%    $      28,071,000     1.000%                                9.95      3/17- 3/17
F              Baa1/BBB+      4.750%    $      38,598,000     1.375%                                9.95      3/17- 3/17
G              Baa2/BBB       3.750%    $      28,071,000     1.000%                                9.95      3/17- 3/17
H              Baa3/BBB-      2.750%    $      28,071,000     1.000%                               10.09      3/17- 2/19
J               Ba1/BB+       2.375%    $      10,527,000     0.375%                               11.87      2/19- 2/19
K               Ba2/BB        2.125%    $       7,017,000     0.250%                               11.87      2/19- 2/19
L               Ba3/BB-       1.750%    $      10,527,000     0.375%                               11.87      2/19- 2/19
M                B1/B+        1.625%    $       3,509,000     0.125%                               11.87      2/19- 2/19
N                B2/B         1.375%    $       7,018,000     0.250%                               11.87      2/19- 2/19
O                B3/B-        1.125%    $       7,018,000     0.250%                               11.87      2/19- 2/19
P                NR/NR        0.000%    $      31,579,970     1.125%                               13.50      2/19- 3/27

      In reviewing the foregoing table, prospective investors should note that--

o     Any information provided in this prospectus supplement regarding the characteristics of the certificates not offered by this prospectus supplement is provided only to enhance your understanding of the certificates that are offered by this prospectus supplement.

                                       S-7

o     The Class X certificates will have an initial notional amount that is equal to the aggregate initial principal balance of the class A-1, A-2,
      A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O and
      P certificates.

o     The actual total principal balance or notional amount, as applicable, of any class of series 2007-PWR15 certificates at initial issuance may be larger or smaller than the amount shown above, depending on the actual size of the initial mortgage pool balance or for other reasons. The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

o     The ratings shown in the table are those of Moody's Investors Service,
      Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill
      Companies, Inc., respectively. The rated final distribution date for the certificates is the distribution date in February 2044.

o     The percentages indicated under the column "Approx. % Initial Total Credit
      Support" with respect to each of the class A-1, A-2, A-3, A-AB, A-4 and
      A-1A certificates, represent the initial approximate credit support for those classes in the aggregate as if they were a single class of certificates.

o     For purposes of making distributions to the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2. Loan group 1 will consist of 170 pooled mortgage loans, representing 89.1% of the initial mortgage pool balance. Loan group 2 will consist of 36 pooled mortgage loans, representing 10.9% of the initial mortgage pool balance.
      Loan group 2 will consist of 100.0% of the initial mortgage pool balance of all the pooled mortgage loans secured by multifamily and manufactured housing community properties. Additionally, loan group 2 includes 3 mortgage loans, of which 2 loans are secured by mixed use properties and one loan which is secured by 4 different properties of which only one is a mixed use property. These 3 mortgage loans represent 0.6% of the initial mortgage pool balance and 5.5% of the initial loan group 2 balance.

o     The pass-through rates for the class , , , , , and certificates will remain fixed at the initial pass-through rate for the respective class
      (described in the table above as "Fixed"). The pass-through rates for the class , , , , , , , , , and certificates will equal the lesser of the initial pass-through rate for the respective class and the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time (described in the table above as "WAC Cap"). The pass-through rates for the class and certificates will equal the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time minus a specified percentage (described in the table above as "WAC - X%"). The pass-through rates for the class and certificates will equal the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time (described in the table above as "WAC"). The pass-through rate for the class X certificates will equal the excess of the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time over the weighted average of the pass-through rates from time to time on the classes of certificates with principal balances (described in the table above as "Variable IO"). In the case of the class X certificates and each other class of certificates for which the pass-through rate is based upon or equal to the weighted average of the adjusted net mortgage rate of the pooled mortgage loans, the initial pass-through rate listed in the table is approximate. The manner of the calculation of the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time is described under the heading "Description of the
      Offered Certificates--Distributions--Calculation of Pass-Through Rates" in
      this prospectus supplement.

o     The weighted average lives and principal/notional windows presented in the table above have been calculated based on, among others, the assumptions that (i) each pooled mortgage loan with an anticipated repayment date is paid in full on that date, (ii) no pooled mortgage loan is otherwise prepaid prior to maturity (0% CPR), (iii) no defaults or losses occur with respect to the pooled mortgage loans and (iv) no extensions of maturity dates of mortgage loans occur. See "Yield and Maturity
      Considerations--Weighted Average Life" in this prospectus supplement.

                                       S-8

o     The series 2007-PWR15 certificates will also include the class R and V certificates, which do not have principal balances or notional amounts and do not accrue interest. The class R and V certificates are not presented in the table above and are not offered by this prospectus supplement.

                                RELEVANT PARTIES

ISSUING ENTITY..........................Bear Stearns Commercial Mortgage Securities Trust 2007-PWR15, a
                                        New York common law trust, will issue the certificates. The trust will be formed pursuant to the pooling and servicing agreement among the depositor, the master servicers, the special servicers, the certificate administrator, the tax administrator and the trustee. See "Transaction Parties--The Issuing Entity" in this prospectus supplement.

DEPOSITOR...............................Bear Stearns Commercial Mortgage Securities Inc. is the depositor.
                                        As depositor, Bear Stearns Commercial Mortgage Securities Inc.
                                        will acquire the mortgage loans from the mortgage loan sellers and deposit them into the trust fund. See "Transaction
                                        Parties--The Depositor" in this prospectus supplement.

MASTER SERVICERS........................Wells Fargo Bank, National Association will act as a master servicer with respect to those pooled mortgage loans sold by Wells Fargo
                                        Bank, National Association, Principal Commercial Funding II, LLC,
                                        Bear Stearns Commercial Mortgage, Inc., Nationwide Life Insurance
                                        Company and Principal Commercial Funding, LLC to the depositor for deposit into the trust fund (and any related non-pooled mortgage loans that are secured by the same mortgaged property as those pooled mortgage loans).

                                        Prudential Asset Resources, Inc. will act as a master servicer with respect to those pooled mortgage loans sold by Prudential
                                        Mortgage Capital Funding, LLC to the depositor for deposit into the trust fund (and any related non-pooled mortgage loans that are secured by the same mortgaged property as those pooled mortgage loans).

                                        The following table sets forth the approximate percentage of the pooled mortgage loans in the mortgage pool, loan group 1 and loan group 2 that are serviced by each master servicer.

                                                                            % OF      % OF
                                                               NUMBER OF   INITIAL   INITIAL       % OF
                                                                POOLED    MORTGAGE    LOAN       INITIAL
                                                               MORTGAGE     POOL     GROUP 1    LOAN GROUP
                                           MASTER SERVICER       LOANS     BALANCE   BALANCE    2 BALANCE
                                        -------------------------------------------------------------------

                                        Wells Fargo Bank,
                                           National
                                           Association.......      170       77.8%      77.5%     80.1%
                                        Prudential Asset
                                           Resources, Inc....       36       22.2%      22.5%     19.9%

                                        See "Transaction Parties--The Master Servicers" in this prospectus supplement.

                                        Each master servicer will be primarily responsible for servicing and administering, directly or through sub-servicers, mortgage loans for which it is the respective master servicer (a) as to which there is no default or reasonably foreseeable default that would give rise to a transfer of servicing to the applicable special servicer and (b) as to which any such default or
                                        reasonably foreseeable default has been corrected, including as part

                                       S-9

                                        of a work-out. In addition, each master servicer will be
                                        primarily responsible for making principal and interest advances and servicing advances, for the mortgage loans it is the
                                        respective master servicer for, under the pooling and servicing agreement.

                                        The master servicing fee (which includes any primary servicing fee) in any month is an amount equal to the product of the portion of the per annum master servicing fee rate applicable to that month, determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for that month, and the stated principal balance of each mortgage loan.
                                        The master servicing fee rate for Wells Fargo Bank, National
                                        Association and Prudential Asset Resources, Inc. will range, on a loan-by-loan basis, from 0.02% per annum to 0.15% per annum.
                                        In addition, the master servicers will be entitled to retain certain borrower-paid fees and certain income from investment of certain accounts maintained as part of the trust fund as
                                        additional servicing compensation. With respect to each pooled mortgage loan for which a primary servicer acts as a primary servicer, a portion of the master servicing fee is payable to that primary servicer.

                                        Wells Fargo Bank, National Association will also act as servicer report administrator and in that capacity will be responsible for the assembly and combination of various reports prepared by the special servicers and the other master servicer.

                                        When we refer in this prospectus supplement to a master servicer in relation to one or more of the mortgage loans, we mean the applicable master servicer for those mortgage loans as
                                        identified above.

PRIMARY SERVICERS.......................Principal Global Investors, LLC will act as primary servicer with respect to all of the pooled mortgage loans sold by Principal
                                        Commercial Funding II, LLC and Principal Commercial Funding,
                                        LLC to the depositor for deposit into the trust fund.

                                        Nationwide Life Insurance Company will act as primary servicer with respect to all of the pooled mortgage loans sold by
                                        Nationwide Life Insurance Company to the depositor for deposit into the trust fund.

                                        See "Servicing of the Mortgage Loans Under the Series 2007-PWR15
                                        Pooling and Servicing Agreement" and "Transaction
                                        Parties--Primary Servicers" in this prospectus supplement.

                                        Each of Principal Global Investors, LLC and Nationwide Life
                                        Insurance Company will be entitled to receive a primary
                                        servicing fee on each mortgage loan for which it is the primary servicer in an amount equal to the product of the applicable primary servicing fee rate and the stated principal balance of the applicable mortgage loan immediately before the related due date (prorated for the number of days during the calendar month for that mortgage loan for which interest actually accrues on that mortgage loan). The primary servicing fee is payable only from collections on the related mortgage loan and is included in the applicable master servicing fee rate for each of the related pooled mortgage loans. The primary servicing fee rate for
                                        Principal Global Investors, LLC is 0.01% per annum. The primary servicing fee rate for Nationwide Life Insurance Company will range, on a loan-by-loan basis, from 0.035% per annum to 0.085%
                                        per annum.

SPECIAL SERVICERS.......................ARCap Servicing, Inc., a Delaware corporation, will initially be appointed as special servicer with respect to all of the pooled mortgage loans in the trust fund (and any related non-pooled mortgage loans that are secured by the same mortgaged property),

                                      S-10

                                        other than the AMB-SGP, L.P. Portfolio pooled mortgage loan (and the related non-pooled mortgage loans) and the Sheraton
                                        Universal Hotel pooled mortgage loan (and the related non-pooled mortgage loan). In this prospectus supplement, we sometimes refer to ARCap Servicing, Inc. in that capacity as the general special servicer.

                                        Prudential Asset Resources, Inc. will act as special servicer with respect to the pooled mortgage loan and the non-pooled mortgage loans that are together secured by the mortgaged
                                        properties identified on Appendix B to this prospectus
                                        supplement as AMB-SGP, L.P. Portfolio and with respect to the pooled mortgage loan and the non-pooled mortgage loan that are together secured by the mortgaged property identified on
                                        Appendix B to this prospectus supplement as Sheraton Universal
                                        Hotel.

                                        When we refer in this prospectus supplement to a special
                                        servicer in relation to one or more of the mortgage loans, we mean the applicable special servicer for those mortgage loans as identified above.

                                        Generally, the applicable special servicer will service a
                                        mortgage loan upon the occurrence of certain events that cause that mortgage loan to become a "specially serviced mortgage loan."  The special servicers' principal compensation for their special servicing activities will be the special servicing fee, the workout fee and the liquidation fee. See "Servicing of the
                                        Mortgage Loans Under the Series 2007-PWR15 Pooling and Servicing
                                        Agreement" and "Transaction Parties--The Special Servicers" in
                                        this prospectus supplement.

                                        The special servicing fee is an amount equal to, in any month, the product of the portion of a rate equal to 0.25% per annum applicable to that month, determined in the same manner as the applicable mortgage rate is determined for each specially
                                        serviced mortgage loan for that month, and the stated principal balance of each specially serviced mortgage loan.

                                        The liquidation fee means, generally, 1.0% of the liquidation proceeds received in connection with a final disposition of a specially serviced mortgage loan or REO property or portion thereof and any condemnation proceeds and insurance proceeds received by the trust fund other than in connection with the purchase or repurchase of any pooled mortgage loan from the trust fund by any person (net of any default interest, late payment charges and/or post-ARD additional interest).

                                        The workout fee is a fee payable with respect to any worked-out mortgage loan (which means a specially serviced mortgage loan for which three consecutive full and timely monthly payments have been made, there is no other event causing it to constitute a specially serviced mortgage loan, and certain other conditions have been met), equal to 1.0% of the amount of each collection of interest (other than default interest and/or post-ARD
                                        additional interest) and principal received (including any insurance proceeds or condemnation proceeds received and applied as a payment of interest and principal) on that mortgage loan for so long as it remains a worked-out mortgage loan.

                                        In addition, the applicable special servicer will be entitled to retain certain borrower paid fees and certain income from
                                        investment of certain accounts maintained as part of the trust fund as additional servicing compensation.

                                      S-11

CERTIFICATE ADMINISTRATOR, TAX
ADMINISTRATOR AND CERTIFICATE
REGISTRAR...............................Wells Fargo Bank, National Association, will act as certificate administrator, tax administrator and certificate registrar.

                                        The certificate administrator is required to make distributions of the available distribution amount on each distribution date to the certificateholders and to prepare reports detailing the distributions to certificateholders on each distribution date and the performance of the pooled mortgage loans and mortgaged properties. The certificate administrator fee is an amount equal to, in any month, the product of the portion of a rate
                                        equal to            % per annum applicable to that month,
                                        determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for that month, and the stated
                                        principal balance of each mortgage loan.

TRUSTEE AND CUSTODIAN...................LaSalle Bank National Association, a national banking association, will act as trustee of the trust fund on behalf of the Series
                                        2007-PWR15 certificateholders and as custodian. See "Transaction
                                        Parties--The Trustee" in this prospectus supplement. In addition, the trustee will be primarily responsible for back-up advancing if a master servicer fails to perform its advancing obligations.
                                        Following the transfer of the underlying mortgage loans into the trust fund, the trustee, on behalf of the trust fund, will become the holder of each mortgage loan transferred to the trust fund.

                                        The trustee fee is an amount equal to, in any month, the product
                                        of the portion of a rate equal to       % per annum applicable
                                        to that month, determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for that month, and the stated principal balance of each mortgage loan.

SPONSORS................................Wells Fargo Bank, National Association, a national banking association,
                                        Principal Commercial Funding II, LLC, a Delaware limited
                                        liability company, Prudential Mortgage Capital Funding, LLC, a
                                        Delaware limited liability company, Bear Stearns Commercial
                                        Mortgage, Inc., a New York corporation, Nationwide Life Insurance
                                        Company, an Ohio corporation, and Principal Commercial Funding,
                                        LLC, a Delaware limited liability company, are sponsors of this transaction. As sponsors, those entities have organized and initiated the transactions in which the certificates will be issued and will sell mortgage loans to the depositor. The
                                        depositor will transfer the mortgage loans to the trust fund, and the trust fund will then issue the certificates. See "Transaction
                                        Parties--The Sponsors, Mortgage Loan Sellers and Originators" in
                                        this prospectus supplement.

MORTGAGE LOAN SELLERS...................Bear Stearns Commercial Mortgage, Inc., Prudential Mortgage Capital
                                        Funding, LLC, Principal Commercial Funding II, LLC, Wells Fargo
                                        Bank, National Association, Nationwide Life Insurance Company and
                                        Principal Commercial Funding, LLC are the mortgage loan sellers.

                                        S-12

                                        The following table sets forth the number and the approximate percentage of the pooled mortgage loans in the mortgage pool, loan group 1 and group 2 that have been sold by the related mortgage loan seller to the depositor.

                                                            NUMBER OF  NUMBER OF
                                                  NUMBER     POOLED     POOLED      % OF        % OF
                                                    OF      MORTGAGE   MORTGAGE    INITIAL    INITIAL       % OF
                                                  POOLED    LOANS IN   LOANS IN   MORTGAGE      LOAN       INITIAL
                                                 MORTGAGE     LOAN       LOAN       POOL      GROUP 1    LOAN GROUP
              MORTGAGE LOAN SELLER                 LOANS     GROUP 1    GROUP 2    BALANCE    BALANCE     2 BALANCE
-----------------------------------------------  --------   --------   --------   --------    -------    ----------

Bear Stearns Commercial Mortgage, Inc..........     44        33         11         35.0        36.5        23.3
Prudential Mortgage Capital Funding, LLC.......     36        30          6         22.2        22.5        19.9
Principal Commercial Funding II, LLC...........     45        38          7         19.6        18.7        26.9
Wells Fargo Bank, National Association.........     65        54         11         13.1        11.2        28.6
Nationwide Life Insurance Company..............     13        12          1          6.3         7.0         1.3
Principal Commercial Funding, LLC..............      3         3         --          3.7         4.2         0.0

ORIGINATORS.............................Other than the mortgaged loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as World
                                        Market Center II, representing approximately 12.3% of the initial mortgage pool balance and approximately 13.8% of the initial loan group 1 balance, each mortgage loan seller or its affiliate originated the mortgage loans as to which it is acting as
                                        mortgage loan seller. The mortgage loan secured by the World
                                        Market Center II property was co-originated by Bear Stearns
                                        Commercial Mortgage, Inc. and Hypo Public Finance USA, Inc., an
                                        affiliate of Hypo Real Estate Capital Corporation, and Bear
                                        Stearns Commercial Mortgage Inc. will purchase, on or before the closing date, the portion originated by Hypo Public Finance USA,
                                        Inc. See "Transaction Parties--The Sponsors, Mortgage Loan
                                        Sellers and Originators" in this prospectus supplement.

SIGNIFICANT OBLIGOR.....................The mortgaged property identified on Appendix B to this prospectus supplement as World Market Center II secures a pooled mortgage loan that represents approximately 12.3% of the initial mortgage pool balance (and 13.8% of the loan group 1 balance). The
                                        borrower under that pooled mortgage loan is WMCV Phase 2, LLC,
                                        World Market Center SPE, LLC, World Marketplace SPE, LLC and WMC
                                        Experiences SPE, LLC, collectively. See "Description of the
                                        Mortgage Pool - Significant Obligors", Appendix B and Appendix C
                                        in this prospectus supplement.

UNDERWRITERS............................Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated are
                                        the underwriters of this offering. Bear, Stearns & Co. Inc. and
                                        Morgan Stanley & Co. Incorporated will act as co-lead and
                                        co-bookrunning managers.

AFFILIATIONS AND CERTAIN
RELATIONSHIPS AMONG
TRANSACTION PARTIES.....................Bear Stearns Commercial Mortgage, Inc., a sponsor, originator and mortgage loan seller, Bear Stearns Commercial Mortgage
                                        Securities Inc.,  the depositor, and Bear, Stearns & Co. Inc., one of the underwriters, are affiliates.

                                        Prudential Mortgage Capital Funding, LLC, a sponsor and mortgage loan seller, Prudential Mortgage Capital Company, LLC, an
                                        originator, and Prudential Asset Resources, Inc., one of the master servicers and the special servicer for the AMB-SGP, L.P.
                                        Portfolio Loan Group and the Sheraton Universal Hotel Loan
                                        Group, are affiliates.

                                      S-13

                                        Principal Commercial Funding II, LLC, a sponsor and mortgage loan seller, Principal Commercial Funding, LLC, a sponsor, originator and mortgage loan seller and Principal Global
                                        Investors, LLC, the primary servicer with respect to those mortgage loans sold to the trust fund by Principal Commercial
                                        Funding II, LLC and Principal Commercial Funding, LLC, are
                                        affiliates.

                                        Wells Fargo Bank, National Association, a sponsor, originator and mortgage loan seller, is also one of the master servicers, the certificate administrator, the tax administrator and the certificate registrar with respect to the mortgage loans and the trust fund.

                                        Nationwide Life Insurance Company, a sponsor, originator and mortgage loan seller, is also the primary servicer with respect to those mortgage loans sold to the trust fund by Nationwide
                                        Life Insurance Company.

                                        See "Transaction Parties--The Sponsors, Mortgage Loan Sellers and
                                        Originators" and "--Affiliations and Certain Relationships Among
                                        Transaction Parties" in this prospectus supplement.

SERIES 2007-PWR15 CONTROLLING
CLASS REPRESENTATIVE....................At any time of determination, the holder of the majority interest in the most subordinate class of principal balance certificates that has a total principal balance at least equal to 25% of its total initial principal balance (or, if no class satisfies that condition, the holder of the majority interest in the most subordinate class of principal balance certificates then
                                        outstanding) will be entitled to appoint a representative that generally will be entitled to--

                                                     o      replace the applicable special servicer, and

                                                     o      direct the applicable special servicer with
                                                            respect to various special servicing matters
                                                            as to the pooled mortgage loans for which it
                                                            is the applicable special servicer.

                                        The series 2007-PWR15 controlling class representative will generally not have those rights, however, with respect to the
                                        AMB-SGP, L.P. Portfolio loan group unless an AMB-SGP, L.P.
                                        Portfolio Change of Control Event exists or the Sheraton
                                        Universal Hotel loan group unless a Sheraton Universal Hotel
                                        Change of Control Event exists. See "Servicing of the Mortgage
                                        Loans Under the Series 2007-PWR15 Pooling and Servicing
                                        Agreement--The Series 2007-PWR15 Controlling Class
                                        Representative" and "Description of the Mortgage Pool--Certain
                                        Characteristics of the Mortgage Pool--Pari Passu, Subordinate
                                        and/or Other Financing--Split Loan Structures" in this prospectus supplement.

                                        It is expected that ARCap REIT, Inc. will be the initial
                                        representative of the series 2007-PWR15 controlling class.

OTHER SPLIT LOAN NOTEHOLDERS............The pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as AMB-SGP, L.P.
                                        Portfolio is part of a split loan structure that includes both a pooled mortgage loan and a non-pooled mortgage loan that is pari passu in right of payment with the related pooled mortgage loan and two non-pooled mortgage loans that are subordinate to the related pooled mortgage loan. The pooled mortgage loans secured by the mortgaged properties identified on

                                      S-14

                                        Appendix B to this prospectus supplement as Sheraton Universal
                                        Hotel, Casual Cartage-Northeast and Casual Cartage-Southwest,
                                        respectively, are in each case, part of a split loan structure that includes both a pooled mortgage loan and one non-pooled mortgage loan that is subordinate in right of payment to the related pooled mortgage loan. Each of the AMB-SGP, L.P.
                                        Portfolio loan group, the Sheraton Universal Hotel loan group, the Casual Cartage-Northeast loan group and the Casual
                                        Cartage-Southeast loan group will be principally serviced and administered under the series 2007-PWR15 pooling and servicing agreement. In connection with each of the loan groups, the holder of one of the related non-pooled mortgage loans (or a representative on its behalf) will have one or more of the following: various approval and/or consultation rights with respect to material servicing decisions, rights to appoint or replace the party that performs special servicing duties, rights to cure defaults and/or options to purchase the related pooled mortgage loan if the loans in that group become defaulted. See
                                        "Description of the Mortgage Pool--Certain Characteristics of the
                                        Mortgage Pool--Pari Passu, Subordinate and/or Other
                                        Financing--Split Loan Structures" in this prospectus supplement for more information with respect to these rights. The table below shows the pooled mortgage loans that have split loan structures:

                                                                                                                ORIGINAL
                                                                                               AGGREGATE       PRIORITY OF
                                           % OF                      % OF     CUT-OFF DATE     PRINCIPAL        NON-POOLED
                                          INITIAL                  INITIAL     BALANCE OF     BALANCE OF      MORTGAGE LOAN
                                         MORTGAGE   % OF INITIAL     LOAN        POOLED       NON-POOLED       RELATIVE TO
                                           POOL     LOAN GROUP 1   GROUP 2      MORTGAGE       MORTGAGE           POOLED
                     MORTGAGE LOAN        BALANCE      BALANCE     BALANCE      LOAN(S)         LOAN(S)       MORTGAGE LOAN
      ----------------------------      ---------  -------------  --------   ------------   -------------   -----------------

      AMB-SGP, L.P.                                                                                         Pari Passu and
      Portfolio                             5.7%        6.4%       N/A       $160,000,000   $145,000,000    Subordinate(1)
      Sheraton Universal Hotel              3.0%        3.4%       N/A       $84,000,000    $11,500,000(2)  Subordinate(3)
      Casual Cartage - Northeast            0.1%        0.1%       N/A        $3,360,000       $210,000     Subordinate
      Casual Cartage - Southwest            0.1%        0.1%       N/A        $2,640,000       $165,000     Subordinate

____________
      (1)   The non-pooled mortgage indebtedness consists of a pari passu companion loan with an original principal balance of $40,000,000 which accrues interest at a rate per annum equal to one-month LIBOR plus 0.81%; a subordinate loan with an original principal balance of
            $84,000,000 which accrues interest at a fixed rate per annum equal to 5.90%; and a subordinate loan with an original principal balance of $21,000,000 which accrues interest at a rate per annum equal to one-month LIBOR plus 1.35%. For purposes of related debt service coverage ratio information presented in this prospectus supplement, we assumed that one-month LIBOR is equal to 5.50% per annum at all times.

      (2)   Subject to the satisfaction of various conditions, the related borrower is entitled to request one or more future advances under the non-pooled mortgage loan in an aggregate principal amount up to
            $11,500,000 (of which $100,000 was funded at the closing of the loan) to pay for expenditures in an amount up to 65% of costs incurred by the borrower in renovating the mortgaged property. Any such future advances, if made, will be secured by the lien of the related mortgage, will be subordinate in right of payment to the related pooled mortgage loan and will be pari passu in right of payment with the portion of the non-pooled mortgage loan that is outstanding as of the cut-off date. The holder of the related non-pooled mortgage loan or its transferee, and not the trust fund, will be obligated to make any future advances to which the related borrower may become entitled. As of the cut-off date, no additional advances have been provided. See "Description of the Mortgage
            Pool--Certain Characteristics of the Mortgage Pool--Pari Passu,
            Subordinate and/or Other Financing--Split Loan Structures" and
            "Appendix D--Summaries of the Twelve Largest Mortgage
            Loans--Mortgage Loan No. 6 - Sheraton Universal Hotel" in this prospectus supplement.

      (3)   The non-pooled subordinate loan accrues interest at a rate per annum equal to one-month LIBOR plus 1.75%.

                                      S-15

                                      SIGNIFICANT DATES AND PERIODS

CUT-OFF DATE............................The pooled mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each pooled mortgage loan is the due date for the monthly debt service payment that is due in March 2007 (or, in the case of any mortgage loan that has its first due date after
                                        March 2007, the later of the date of origination of that pooled mortgage loan and the date that would have been its due date in
                                        March 2007 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month). All payments and collections received on the pooled mortgage loans after their respective cut-off dates will belong to the trust fund, except that any payments or collections that represent amounts due on or before that date will belong to the related mortgage loan seller.

ISSUE DATE..............................The date of initial issuance for the series 2007-PWR15 certificates will be on or about March 29, 2007.

DETERMINATION DATE......................The monthly cut-off date for information regarding the pooled mortgage loans that must be reported to the holders of the series
                                        2007-PWR15 certificates on any distribution date will be the close of business on the determination date in the same calendar month as that distribution date. In any given calendar month, the determination date will be the fifth business day prior to the related distribution date.

DISTRIBUTION DATE/DISTRIBUTION
    FREQUENCY...........................Distributions on the series 2007-PWR15 certificates are scheduled to occur on the 11th calendar day of each month, or, if that day is not a business day, then the next succeeding business day, commencing in April 2007.

RECORD DATE.............................The record date for each monthly distribution on the series 2007-PWR15 certificates will be the last business day of the prior calendar month, except as may otherwise be set forth in this prospectus supplement with regard to final distributions.

COLLECTION PERIOD.......................Amounts available for distribution on the series 2007-PWR15 certificates on any distribution date will depend on the payments and other collections received on or with respect to the pooled mortgage loans during the related collection period, and any advances of payments due (without regard to grace periods) on or with respect to the pooled mortgage loans in the month in which the distribution date occurs. In general, each collection
                                        period--

                                                     o      will relate to a particular distribution
                                                            date,

                                                     o      will be approximately one month long,

                                                     o      will begin when the prior collection period
                                                            ends or, in the case of the first collection
                                                            period, will begin as of the respective
                                                            cut-off dates for the mortgage loans, and

                                                     o      will end at the close of business on the
                                                            determination date immediately preceding the
                                                            related distribution date.

INTEREST ACCRUAL PERIOD.................The interest accrual period for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.

ASSUMED FINAL DISTRIBUTION DATES........The distribution date on which each class of offered certificates is expected to be paid in full, assuming no delinquencies, losses, modifications, extensions of maturity dates,

                                      S-16

                                        repurchases or, except as contemplated by the next sentence, prepayments of the pooled mortgage loans after the initial issuance of the certificates, is set forth opposite that class in the table below. For purposes of the table, each pooled mortgage loan with an anticipated repayment date is assumed to repay in full on its anticipated repayment date. The actual final distribution date for any class of offered certificates may be earlier or later (and could be substantially later) than the assumed final distribution date for that class.

                                                                   MONTH AND YEAR OF
                                                                     ASSUMED FINAL
                                                     CLASS         DISTRIBUTION DATE
                                                     -----         -----------------

                                                      A-1            February 2012
                                                      A-2             March 2012
                                                      A-3            February 2014
                                                      A-AB             July 2016
                                                      A-4            February 2017
                                                      A-1A           February 2017
                                                      A-M            February 2017
                                                      A-J             March 2017

RATED FINAL DISTRIBUTION DATE...........To the extent described in this prospectus supplement, the ratings of each class of offered certificates address the likelihood of the timely payment of interest and the ultimate payment of principal due on the certificates of that class on or before the distribution date in February 2044.

                                 DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL.................................The trust fund will issue 25 classes of the series 2007-PWR15 certificates with an approximate total principal balance at initial issuance equal to $2,807,104,970. Only the class A-1,
                                        A-2, A-3, A-AB, A-4, A-1A, A-M and A-J certificates are being offered by this prospectus supplement. The remaining classes of the series 2007-PWR15 certificates (other than the class R and V certificates) will be offered separately in a private offering.

DENOMINATIONS...........................We intend to deliver the offered certificates in minimum denominations of $25,000, in the case of the class A-1, A-2, A-3, A-AB, A-4,
                                        A-1A, A-M and A-J certificates. Investments in excess of the minimum denominations may be made in multiples of $1.

CLEARANCE AND SETTLEMENT................You will hold your offered certificates in book-entry form through
                                        The Depository Trust Company, in the United States, or
                                        Clearstream Banking, societe anonyme or Euroclear Bank as
                                        operator of The Euroclear System, in Europe. As a result, you will not receive a fully registered physical certificate
                                        representing your interest in any offered certificate, except under the limited circumstances described under "Description of the Certificates--Book-Entry Registration and Definitive
                                        Certificates" in the accompanying prospectus.

CERTIFICATE PRINCIPAL BALANCES
   AND CERTIFICATE
    NOTIONAL AMOUNTS....................The class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E,
                                        F, G, H, J, K, L, M, N, O and P certificates will be the series
                                        2007-PWR15 certificates with principal balances and are sometimes referred to as the series 2007-PWR15 principal balance
                                        certificates. The table appearing under the caption "--Overview of the Series 2007-

                                      S-17

                                        PWR15 Certificates" above identifies the approximate total principal balance of each class of series 2007-PWR15 principal balance certificates at initial issuance, subject to a variance which depends on, among other things, the actual size of the initial mortgage pool balance. The actual size of the initial mortgage pool balance is subject to a variance of plus or minus
                                        5%. The total principal balance of each class of series
                                        2007-PWR15 principal balance certificates will be reduced on each distribution date by the amount of any distributions of principal actually made on, and any losses actually allocated to, that class of certificates on that distribution date.

                                        The class X certificates will not have principal balances and the holders of those classes will not be entitled to
                                        distributions of principal. For purposes of calculating the amount of accrued interest with respect to those certificates, however, the class X certificates will have a total notional amount equal to the total principal balance of the class A-1,
                                        A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K,
                                        L, M, N, O and P certificates outstanding from time to time.
                                        The table appearing under the caption
                                        "--Overview of the Series 2007-PWR15 Certificates" above
                                        identifies the approximate total notional amount of the class X certificates at initial issuance, subject to a variance which depends on, among other things, the actual size of the initial mortgage pool balance. The total notional amount of the class X certificates will be reduced on each distribution date by the amount of any distributions of principal actually made on, and any losses actually allocated to, any class of series 2007-PWR15 principal balance certificates on that distribution date.

PASS-THROUGH RATES......................The class A-1, A-2, A-3, A-AB, A-4, A-1A, X, A-M, A-J, B, C, D,
                                        E, F, G, H, J, K, L, M, N, O and P certificates will be the series 2007-PWR15 certificates that bear interest and are
                                        sometimes referred to as the series 2007-PWR15 interest-bearing certificates. The table appearing under the caption "--Overview of the Series 2007-PWR15 Certificates" above provides the
                                        indicated information regarding the pass-through rate at which each of those classes of the series 2007-PWR15 certificates will accrue interest.

                                        The weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time will be
                                        calculated in the manner described under the heading
                                        "Description of the Offered
                                        Certificates--Distributions--Calculation of
                                        Pass-Through Rates" in this prospectus supplement. See also
                                        "Glossary--Weighted Average Pool Pass-Through Rate" in this prospectus supplement.

DISTRIBUTIONS

A.  GENERAL.............................For purposes of allocating distributions on the certificates, the mortgage pool will be divided into:

                                                     o      loan group 1 consisting of one hundred and
                                                            seventy (170) pooled mortgage loans,
                                                            representing 89.1% of the initial mortgage
                                                            pool balance, and

                                                     o      loan group 2 consisting of thirty-six (36)
                                                            pooled mortgage loans, representing 10.9% of
                                                            the initial mortgage pool balance. Loan
                                                            group 2 will consist of 100.0% of the
                                                            initial mortgage pool balance of all the
                                                            pooled mortgage loans secured by multifamily
                                                            or manufactured housing community
                                                            properties. Additionally, loan group 2
                                                            includes three (3) mortgage loans, of which
                                                            two (2) loans are secured by mixed use
                                                            properties and one loan which is secured

                                      S-18

                                                            by 4 different properties of which only one
                                                            is a mixed use property. These three (3)
                                                            mortgage loans represent 0.6% of the initial
                                                            mortgage pool balance and 5.5% of the
                                                            initial loan group 2 balance.

                                        The certificate administrator will make distributions of
                                        interest and, if and when applicable, principal on the classes of series 2007-PWR15 certificates, first, on the class A-1, A-2,
                                        A-3, A-AB, A-4, A-1A and X certificates; second, on the class
                                        A-M certificates; third, on the class A-J certificates; and then on the other classes of certificates in order of their
                                        alphabetical designation. Allocation of interest distributions among the class A-1, A-2, A-3, A-AB, A-4, A-1A and X
                                        certificates is described under "--Distributions of Interest"
                                        below. Allocation of principal distributions among the class
                                        A-1, A-2, A-3, A-AB, A-4 and A-1A certificates is described under "--Distributions of Principal" below. The class X
                                        certificates do not have principal balances and do not entitle their holders to distributions of principal.

                                        In general, the funds available for distribution to
                                        certificateholders on each distribution date will be net of all forms of compensations payable to the parties to the pooling and servicing agreement, reimbursements of servicing advances, P&I advances, interest on those advances and indemnification
                                        expenses.

                                        See "Description of the Offered

                                        Certificates--Distributions--Priority of Distributions" and
                                        "Description of the Offered Certificates--Fees and Expenses" in
                                        this prospectus supplement.

B.  DISTRIBUTIONS OF INTEREST...........Each class of series 2007-PWR15 certificates (other than the class
                                        R and V certificates) will bear interest. With respect to each interest-bearing class, interest will accrue during each interest accrual period based upon:

                                                     o      the pass-through rate for that class and
                                                            interest accrual period;

                                                     o      the total principal balance or notional
                                                            amount, as the case may be, of that class
                                                            outstanding immediately prior to the related
                                                            distribution date; and

                                                     o      the assumption that each year consists of
                                                            twelve 30-day months.

                                        A whole or partial prepayment on a pooled mortgage loan, whether made by the related borrower or resulting from the application of insurance proceeds and/or condemnation proceeds, may not be accompanied by the amount of one full month's interest on the prepayment. As and to the extent described under "Description of the Offered Certificates--Distributions--Interest
                                        Distributions" in this prospectus supplement, prepayment
                                        interest shortfalls may be allocated to reduce the amount of accrued interest otherwise payable to the holders of all the series 2007-PWR15 principal balance certificates on a pro rata basis.

                                        On each distribution date, subject to available funds and the allocation and distribution priorities described under
                                        "--General" above, you will be entitled to receive your
                                        proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

                                        Interest distributions with respect to the class A-1, A-2, A-3,
                                        A-AB, A-4, A-1A and X certificates will be made concurrently:

                                      S-19

                                                     o      in the case of the class A-1, A-2, A-3, A-AB
                                                            and A-4 certificates, on a pro rata basis in
                                                            accordance with their respective interest
                                                            entitlements, from available funds
                                                            attributable to loan group 1;

                                                     o      in the case of the class A-1A certificates,
                                                            from available funds attributable to loan
                                                            group 2; and

                                                     o      in the case of the class X certificates,
                                                            from available funds attributable to loan
                                                            group 1 and loan group 2;

                                        provided that, if the portion of available funds with respect to either loan group is insufficient to pay in full the total amount of interest otherwise required to be distributed with respect to any of class A-1, A-2, A-3, A-AB, A-4, A-1A and/or X certificates as described above, then distributions of interest will be made on the class A-1, A-2, A-3, A-AB, A-4, A-1A and X certificates on a pro rata basis in accordance with their
                                        respective interest entitlements, from available funds
                                        attributable to the entire mortgage pool, without regard to loan group.

                                        See "Description of the Offered Certificates--Distributions--
                                        Interest Distributions" and "--Priority of Distributions" in this prospectus supplement.

C.  DISTRIBUTIONS OF PRINCIPAL..........Subject to--

                                                     o      available funds,

                                                     o      the distribution priorities described under
                                                            "--General" above, and

                                                     o      the reductions of principal balances
                                                            described under "--Reductions of Certificate
                                                            Principal Balances in Connection with Losses and
                                                            Expenses" below,

                                        the holders of each class of offered certificates will be
                                        entitled to receive a total amount of principal over time equal to the total principal balance of their particular class at initial issuance.

                                        The certificate administrator must make principal distributions in a specified sequential order to ensure that:

                                                     o      no distributions of principal will be made
                                                            to the holders of the class B, C, D, E, F,
                                                            G, H, J, K, L, M, N, O and P certificates
                                                            until, in the case of each of those classes,
                                                            the total principal balance of all classes
                                                            of offered certificates is reduced to zero;

                                                     o      no distributions of principal will be made
                                                            to the holders of the class A-M and A-J
                                                            certificates until, in the case of each of
                                                            those classes, the total principal balance
                                                            of all more senior classes of series
                                                            2007-PWR15 certificates is reduced to zero;

                                                     o      except as described in the paragraph
                                                            following these bullets, distributions of
                                                            principal on the class A-1A certificates
                                                            will be made only from the portion of the
                                                            total distributable principal funds
                                                            attributable to loan group 2 plus, only
                                                            after the total principal balance of the
                                                            class A-1, A-2, A-3, A-AB and A-4
                                                            certificates has been reduced to zero (if
                                                            the class A-1A certificate are still
                                                            outstanding at the time of that reduction),
                                                            from the

                                      S-20

                                                            remaining portion of the total distributable
                                                            principal funds attributable to loan group 1;

                                                     o      except as described in the paragraph
                                                            following these bullets, distributions of
                                                            principal on the class A-1, A-2, A-3, A-AB and A-4
                                                            certificates collectively will be made only from
                                                            the portion of the total distributable funds
                                                            attributable to loan group 1 plus, only after the
                                                            principal balance of the class A-1A certificates is
                                                            reduced to zero (if any of the class A-1, A-2, A-3,
                                                            A-AB and/or A-4 certificates are still outstanding
                                                            at the time of that reduction), from the remaining
                                                            portion of the total distributable principal funds
                                                            attributable to loan group 2; and

                                                     o      except as described in the paragraph
                                                            following these bullets, no distributions of
                                                            principal will be made with respect to the class
                                                            A-4 certificates until the total principal balance
                                                            of the class A-1, A-2, A-3 and A-AB certificates is
                                                            reduced to zero; no distributions of principal will
                                                            be made with respect to the class A-1, A-2 or A-3
                                                            certificates on any distribution date until the
                                                            total principal balance of the class A-AB
                                                            certificates is reduced to the scheduled principal
                                                            balance for that distribution date set forth on
                                                            Schedule II to this prospectus supplement; no
                                                            additional distributions of principal will be made
                                                            with respect to the class A-AB certificates until
                                                            the total principal balance of the class A-1, A-2
                                                            and A-3 certificates is reduced to zero; no
                                                            distributions of principal will be made with
                                                            respect to the class A-3 certificates until the
                                                            total principal balance of the class A-1 and A-2
                                                            certificates is reduced to zero; and no
                                                            distributions of principal will be made with
                                                            respect to the class A-2 certificates until the
                                                            total principal balance of the class A-1
                                                            certificates is reduced to zero, all as described
                                                            under "Description of the Offered Certificates --
                                                            Distributions -- Principal Distributions" in this
                                                            prospectus supplement.

                                        Because of losses on the pooled mortgage loans, and/or
                                        default-related or other unanticipated expenses of the trust fund, the total principal balance of the class A-M, A-J, B, C,
                                        D, E, F, G, H, J, K, L, M, N, O and P certificates could be reduced to zero at a time when two or more of the class A-1,
                                        A-2, A-3, A-AB, A-4 and/or A-1A certificates remain
                                        outstanding. Under those circumstances, any distributions of principal on the class A-1, A-2, A-3, A-AB, A-4 and A-1A
                                        certificates will be made on a pro rata basis (in accordance with their respective total principal balances immediately prior to that distribution date) from remaining available funds (after interest distributions on the class A-1, A-2, A-3, A-AB, A-4,
                                        A-1A and X certificates) attributable to the entire mortgage pool without regard to loan group.

                                        The total distributions of principal to be made on the series
                                        2007-PWR15 certificates on any distribution date will, in
                                        general, be a function of--

                                                     o      the amount of scheduled payments of
                                                            principal due or, in cases involving balloon
                                                            loans that remain unpaid after their stated
                                                            maturity dates and mortgage loans as to
                                                            which the related mortgaged properties have
                                                            been acquired on behalf of (or partially on
                                                            behalf of) the trust fund, deemed due, on
                                                            the pooled mortgage loans during the same
                                                            calendar month in which the subject
                                                            distribution date occurs, which payments are
                                                            either received as of

                                      S-21

                                                            the end of the related collection period or
                                                            advanced by the applicable master servicer
                                                            or the trustee, as applicable, and

                                                     o      the amount of any prepayments and other
                                                            unscheduled collections of previously
                                                            unadvanced principal with respect to the
                                                            pooled mortgage loans that are received
                                                            during the related collection period.

                                        However, the amount of principal otherwise distributable on the certificates collectively on any distribution date will be reduced by the following amounts, to the extent those amounts are paid or reimbursed from collections or advances of
                                        principal: (1) advances determined to have become
                                        nonrecoverable, (2) advances that remain unreimbursed
                                        immediately following the modification of a mortgage loan and its return to performing status, (3) certain special servicing compensation and (4) certain other expenses.

                                        Portions of the principal distributable on the certificates collectively on any distribution date will be attributed to loan group 1 and/or loan group 2 according to the attribution rules described in this prospectus supplement. In general,
                                        collections or advances of principal on a pooled mortgage loan will be attributed to the loan group that contains that pooled mortgage loan. See "Glossary--Principal Distribution Amount" in this prospectus supplement.

                                        The class X certificates do not entitle their holders to any distributions of principal.

                                        See "Description of the Offered
                                        Certificates--Distributions--Principal Distributions" and
                                        "--Priority of Distributions" and "Glossary--Principal
                                        Distribution Amount" in this prospectus supplement.

D.  DISTRIBUTIONS OF YIELD MAINTENANCE
     CHARGES AND OTHER PREPAYMENT
     PREMIUMS...........................Any yield maintenance charge or prepayment premium collected in respect of a pooled mortgage loan generally will be distributed, in the proportions described in this prospectus supplement, to the holders of the class X certificates and/or to the holders of any class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E,
                                        F, G and/or H certificates, then entitled to receive
                                        distributions of principal. See "Description of the Offered
                                        Certificates--Distributions--Distributions of Yield Maintenance
                                        Charges and Prepayment Premiums" in this prospectus supplement.

REDUCTIONS OF CERTIFICATE PRINCIPAL
    BALANCES IN CONNECTION WITH
    LOSSES AND EXPENSES.................Because of losses on the pooled mortgage loans and/or default-related and other unanticipated expenses of the trust fund, the total principal balance of the mortgage pool, net of advances of principal, may fall below the total principal balance of the series 2007-PWR15 certificates. If and to the extent that those losses and expenses cause such a deficit to exist following the distributions made on the series 2007-PWR15 certificates on any distribution date, then the principal balances of the series
                                        2007-PWR15 principal balance certificates generally will be sequentially reduced (without accompanying principal
                                        distributions) in the reverse order of distribution priority
                                        (first, class P, then class O and so on), until that deficit is eliminated. Any reduction of the total principal balance of the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates will be allocated among those classes on a pro rata basis in accordance with the relative sizes of those principal balances at the time of the reduction.

                                      S-22

                                        See "Description of the Offered Certificates--Reductions of
                                        Certificate Principal Balances in Connection with Realized
                                        Losses and Additional Trust Fund Expenses" in this prospectus supplement.

ADVANCES OF DELINQUENT MONTHLY
    DEBT SERVICE PAYMENTS...............With respect to the pooled mortgage loans for which it is the applicable master servicer, each master servicer will be required to make debt service advances with respect to any delinquent scheduled monthly payments, other than balloon payments, of principal and/or interest and to make advances for the pooled mortgage loans that are balloon loans and become defaulted upon their maturity dates, on the same amortization schedule as if the maturity date had not occurred. The trustee must make any of those advances that a master servicer is required, but fails, to make. Any party that makes a debt service advance will be
                                        entitled to be reimbursed for that advance, together with
                                        interest at the prime lending rate described more fully in this prospectus supplement. However, interest will commence accruing on any monthly debt service advance made in respect of a
                                        scheduled monthly debt service payment only on the date on which any applicable grace period for that payment expires.

                                        Notwithstanding the foregoing, none of the master servicers or the trustee will be required to make any debt service advance that it or the applicable special servicer determines, in its reasonable good faith judgment, will not be recoverable
                                        (together with interest on the advance) from proceeds of the related mortgage loan. Absent bad faith, the determination by any authorized person that a debt service advance constitutes a nonrecoverable advance as described above will be conclusive and binding.

                                        In addition, a designated servicer must obtain an appraisal or conduct an internal valuation of the mortgaged property securing a pooled mortgage loan following a material default or the occurrence of certain other events described in this prospectus supplement. Based upon the results of such appraisal, the
                                        amount otherwise required to be advanced with respect to
                                        interest on that pooled mortgage loan may be reduced as
                                        described under the heading  "Description of the Offered
                                        Certificates--Advances of Delinquent Monthly Debt Service
                                        Payments" in this prospectus supplement. Due to the
                                        distribution priorities described in this prospectus supplement, any reduction in advances will generally reduce the funds
                                        available to pay interest on the respective classes of
                                        subordinate interest-bearing series 2007-PWR15 certificates sequentially in the reverse order of distribution priority
                                        (first, class P, then class O and so on) up to the total amount of the reduction.

                                        See "Servicing of the Mortgage Loans Under the Series 2007-PWR15
                                        Pooling and Servicing Agreement--Required Appraisals" in this prospectus supplement and "Description of the
                                        Certificates--Advances in Respect of Delinquencies" in the
                                        accompanying prospectus.

EARLY TERMINATION.......................The trust fund may be terminated and therefore the series 2007-PWR15 certificates may be retired early by certain designated entities when the total outstanding principal balance of the pooled mortgage loans, net of advances of principal, is reduced to 1.0%
                                        or less of the initial mortgage pool balance.

                                      S-23

                                              THE TRUST FUND

CREATION OF THE TRUST FUND..............We will use the net proceeds from the issuance and sale of the series
                                        2007-PWR15 certificates as the consideration to purchase the mortgage loans that will back those certificates from the
                                        mortgage loan sellers. Promptly upon acquisition, we will
                                        transfer those mortgage loans to the trust fund in exchange for the series 2007-PWR15 certificates. In this prospectus
                                        supplement, we sometimes refer to those mortgage loans as pooled mortgage loans. As described under "Description of the Offered
                                        Certificates--Distributions--General" above, the pooled mortgage loans will be divided into loan group 1 and loan group 2 for purposes of calculating distributions on the certificates.

A. GENERAL CONSIDERATIONS...............When reviewing the information that we have included in this prospectus supplement with respect to the pooled mortgage loans, please note that--

                                                     o      All numerical information provided with
                                                            respect to any individual loan, group of
                                                            loans or the pooled mortgage loans is
                                                            provided on an approximate basis.

                                                     o      References to initial mortgage pool balance
                                                            mean the aggregate cut-off date principal
                                                            balance of all the pooled mortgage loans,
                                                            references to the initial loan group 1
                                                            balance mean the aggregate cut-off date
                                                            principal balance of the pooled mortgage
                                                            loans in loan group 1 and references to the
                                                            initial loan group 2 balance mean the
                                                            aggregate cut-off date principal balance of
                                                            the pooled mortgage loans in loan group 2.

                                                     o      All weighted average information provided
                                                            with respect to the pooled mortgage loans or
                                                            any sub-group of pooled mortgage loans
                                                            reflects a weighting based on their
                                                            respective cut-off date principal balances.
                                                            We will transfer the cut-off date principal
                                                            balance for each of the pooled mortgage
                                                            loans to the trust fund.

                                                     o      With respect to the AMB-SGP, L.P. Portfolio pooled
                                                            mortgage loan, which is secured by mortgaged
                                                            properties which also secure a non-pooled mortgage
                                                            loan that is pari passu in right of payment with
                                                            that pooled mortgage loan and two non-pooled
                                                            mortgage loans that are subordinate in right of
                                                            payment to that pooled mortgage loan and non-pooled
                                                            pari passu loan, we present loan-to-value ratios,
                                                            debt service coverage ratios and loan per net
                                                            rentable square foot in this prospectus supplement
                                                            in a manner that reflects the applicable pooled
                                                            mortgage loan and its related non-pooled pari passu
                                                            companion loan but without regard to the related
                                                            non-pooled subordinate loans.

                                                     o      With respect to other pooled mortgage loans that
                                                            have one or more related non-pooled subordinate
                                                            loans (whether or not part of a split loan
                                                            structure), we generally present loan-to-value
                                                            ratios, debt service coverage ratios and loan per
                                                            net rentable square foot or unit, as applicable, in
                                                            this prospectus supplement in a manner that
                                                            reflects the applicable pooled mortgage loan
                                                            without regard to the related non-pooled
                                                            subordinate loan (including, in the case of the
                                                            Sheraton Universal Hotel non-pooled subordinate
                                                            loan, any additional indebtedness that may be
                                                            incurred pursuant to any

                                      S-24

                                                            request by the related borrower to receive
                                                            one or more future advances).

                                                     o      Some of the pooled mortgage loans are part of a
                                                            group of pooled mortgage loans that are
                                                            cross-collateralized and cross-defaulted with each
                                                            other. In general, when a pooled mortgage loan is
                                                            cross-collateralized and cross-defaulted with one
                                                            or more other pooled mortgage loans, we present the
                                                            information regarding those pooled mortgage loans
                                                            as if each of them was secured only by the related
                                                            mortgaged properties identified on Appendix B to
                                                            this prospectus supplement, except that
                                                            loan-to-value ratio, debt service coverage ratio
                                                            and loan per unit or square foot information is
                                                            presented for a cross-collateralized group on an
                                                            aggregate basis in the manner described in this
                                                            prospectus supplement. None of the mortgage loans
                                                            in the trust fund will be cross-collateralized with
                                                            any mortgage loan that is not in the trust fund
                                                            (except as described in this prospectus supplement
                                                            with respect to the pooled mortgage loans secured
                                                            by the mortgaged properties respectively identified
                                                            on Appendix B to this prospectus supplement as
                                                            AMB-SGP, L.P. Portfolio, Sheraton Universal Hotel,
                                                            Casual Cartage - Northeast and Casual Cartage -
                                                            Southwest).

                                                     o      The information for mortgage loans secured
                                                            by more than one mortgaged property in this
                                                            prospectus supplement is generally based on
                                                            allocated loan amounts as stated in Appendix
                                                            B when information is presented relating to
                                                            mortgaged properties and not mortgage loans.

B.  PRINCIPAL BALANCES..................The trust's primary assets will be two hundred and six (206) mortgage loans with an aggregate principal balance as of the cut-off date of approximately $2,807,104,971. It is possible that the
                                        aggregate mortgage loan balance will vary by up to 5% on the closing date. As of the cut-off date, the principal balance of the pooled mortgage loans ranged from approximately $719,974 to approximately $345,000,000 and the mortgage loans had an
                                        approximate average balance of $13,626,723.

C.  ENCUMBERED INTERESTS................The table below shows the number of, and percentage of the initial mortgage pool balance, initial loan group 1 balance and initial loan group 2 balance secured by, mortgaged properties for which the encumbered interest is as indicated:

                                                                                    % OF        % OF
                                                                                   INITIAL     INITIAL       % OF
                                                                     NUMBER OF    MORTGAGE      LOAN        INITIAL
                                                                     MORTGAGED      POOL       GROUP 1    LOAN GROUP
                                             ENCUMBERED INTEREST    PROPERTIES     BALANCE     BALANCE     2 BALANCE
                                            --------------------    ----------    --------     -------    ----------

                                            Fee(1)...............        250          93.0%       92.2%      100.0%
                                            Fee in part and
                                               leasehold in part.          3           6.3%        7.1%        0.0%
                                            Leasehold............          2           0.7%        0.8%        0.0%

                                             ____________
                                             (1) Includes mortgaged properties for which (i) the
                                                 borrower's interest consists of overlapping fee and
                                                 leasehold interests or (ii) the fee owner has signed
                                                 the related mortgage and has agreed to subordinate its
                                                 fee interest to the related leasehold mortgage.

                                      S-25

D.  PROPERTY TYPES......................The table below shows the number of, and percentage of the initial mortgage pool balance, initial loan group 1 balance and initial loan group 2 balance secured by, mortgaged properties operated primarily for each indicated purpose:

                                                                                  % OF        % OF
                                                                                   INITIAL     INITIAL       % OF
                                                                     NUMBER OF     MORTGAGE   LOAN          INITIAL
                                                                     MORTGAGED    POOL        GROUP 1     LOAN GROUP
                                               PROPERTY TYPES       PROPERTIES     BALANCE     BALANCE     2 BALANCE
                                            ---------------------   ----------    ---------   --------    ----------

                                            Office...............       39          25.3%       28.4%        0.0%
                                            Retail...............      100          24.0%       27.0%        0.0%
                                            Other................        5          13.2%       14.8%        0.0%
                                            Hospitality..........       16          10.2%       11.4%        0.0%
                                            Industrial...........       34          10.0%       11.2%        0.0%
                                            Multifamily..........       31           9.2%        0.0%       84.2%
                                            Mixed Use............       14           5.5%        5.5%        5.5%
                                            Self Storage.........       11           1.6%        1.8%        0.0%
                                            Manufactured Housing
                                               Community........         5           1.1%        0.0%       10.4%

E. STATE CONCENTRATIONS.................The table below shows the number of, and percentage of the initial mortgage pool balance, initial loan group 1 balance and initial loan group 2 balance secured by, mortgaged properties located in the indicated states or regions:

                                                                                  % OF        % OF
                                                                                   INITIAL     INITIAL       % OF
                                                                     NUMBER OF     MORTGAGE   LOAN          INITIAL
                                                                     MORTGAGED    POOL        GROUP 1     LOAN GROUP
                                                STATE/REGION        PROPERTIES     BALANCE     BALANCE     2 BALANCE
                                            ---------------------   ----------    ---------   --------    ----------

                                            New Jersey...........       19           14.2%        14.8%        9.5%
                                            Nevada...............        3           12.6%        14.1%        0.0%
                                            California...........       35           10.6%        11.3%        4.1%
                                                  Southern CA....       24            7.8%         8.4%        3.3%
                                                 Northern CA....        11            2.7%         2.9%        0.9%
                                            New York.............       25            7.3%         5.2%       23.8%
                                            Pennsylvania.........       14            6.9%         6.1%       13.2%
                                            Texas................       29            6.1%         6.6%        1.6%

                                        _______________
                                        The remaining mortgaged properties are located throughout
                                        thirty-two (32) other states and the District of Columbia.
                                        No more than 5% of the initial mortgage pool balance is
                                        secured by mortgaged properties located in any of those
                                        other jurisdictions. Northern California includes areas
                                        with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.

F. OTHER MORTGAGE LOAN FEATURES.........As of the cut-off date, the pooled mortgage loans had the following characteristics:

                                                     o      The most recent scheduled payment of
                                                            principal and interest on any mortgage loan
                                                            was not thirty days or more past due, and no
                                                            mortgage loan has been thirty days or more
                                                            past due in the past year.

                                      S-26

                                                     o      Nineteen (19) groups of mortgage loans
                                                            (excluding groups of cross-collateralized
                                                            loans) were made to the same borrower or to
                                                            borrowers that are affiliated with one
                                                            another through partial or complete direct
                                                            or indirect common ownership. The five (5)
                                                            largest groups represent 7.6%, 1.4%, 1.3%,
                                                            1.3% and 1.1%, respectively, of the initial
                                                            outstanding pool balance. See Appendix B to
                                                            this prospective supplement.

                                                     o      Sixty-six (66) mortgaged properties,
                                                            securing mortgage loans representing 16.5%
                                                            of the initial outstanding pool balance, are
                                                            each fully leased to a single tenant.

                                                     o      The mortgage interest rate for each pooled
                                                            mortgage loan is fixed for the remaining
                                                            term of the loan, except for (i) increases
                                                            resulting from the application of default
                                                            interest rate following a default, (ii) in
                                                            the case of a loan with an anticipated
                                                            repayment date, any increase described below
                                                            that may occur if the loan is not repaid by
                                                            the anticipated repayment date and (iii)
                                                            changes that result from any other
                                                            loan-specific provisions that are described
                                                            on the "Footnotes to Appendix B and C" in
                                                            this prospectus supplement.

                                                     o      Fixed periodic payments on the pooled
                                                            mortgage loans are generally determined
                                                            assuming interest is calculated on a 30/360
                                                            basis, but interest actually accrues and is
                                                            applied on certain mortgage loans on an
                                                            actual/360 basis. Accordingly, there will
                                                            be less amortization of the principal
                                                            balance during the term of these mortgage
                                                            loans, resulting in a higher final payment
                                                            on these mortgage loans.

                                                     o      No mortgage loan permits negative
                                                            amortization or the deferral of accrued
                                                            interest (except excess interest that would
                                                            accrue in the case of any mortgage loan
                                                            having an anticipated repayment date after
                                                            the applicable anticipated repayment date
                                                            for such loan).

G. BALLOON LOANS/ARD LOANS..............As of the cut-off date, the pooled mortgage loans had the following additional characteristics:

                                                     o      One hundred and ninety-eight (198) of the
                                                            pooled mortgage loans, representing 99.0% of
                                                            the initial mortgage pool balance (which
                                                            pooled mortgage loans consist of one hundred
                                                            and sixty-two (162) pooled mortgage loans in
                                                            loan group 1, representing 98.8% of the
                                                            initial loan group 1 balance, and thirty-six
                                                            (36) pooled mortgage loans in loan group 2,
                                                            representing 100.0% of the initial loan
                                                            group 2 balance), are balloon mortgage
                                                            loans. For purposes of this prospectus
                                                            supplement, we consider a mortgage loan to
                                                            be a "balloon loan" if its principal balance
                                                            is not scheduled to be fully or
                                                            substantially amortized by the loan's stated
                                                            maturity date. See Schedule I to this
                                                            prospectus supplement for the amortization
                                                            schedules for the pooled mortgage loans with
                                                            nonstandard amortization schedules.

                                                     o      Eighteen (18) of the balloon mortgage loans,
                                                            representing 6.1% of the initial mortgage
                                                            pool balance (and 6.8% of the initial loan
                                                            group 1 balance), are "ARD" or
                                                            "hyperamortizing" mortgage

                                      S-27

                                                            loans  that provide material incentives to,
                                                            but do not require, the related borrower to
                                                            pay the mortgage loan in full by a specified
                                                            "anticipated repayment date" prior to the
                                                            stated maturity date. Those incentives
                                                            include an increase in the mortgage rate
                                                            and/or principal amortization at or
                                                            following the anticipated repayment date.
                                                            Because of the incentives, we consider the
                                                            ARD loans to be balloon loans also.

                                                     o      Eight (8) of the pooled mortgage loans,
                                                            representing 1.0% of the initial mortgage
                                                            pool balance (and 1.2% of the initial loan
                                                            group 1 balance), are fully amortizing
                                                            mortgage loans that are scheduled to have
                                                            less than 5% of their original principal
                                                            balances due at their stated maturities.

H. INTEREST-ONLY LOANS..................As of the cut-off date, the mortgage loans had the following additional characteristics:

                                                     o      Eighty-four (84) of the balloon mortgage
                                                            loans (including any ARD loans),
                                                            representing 38.3% of the initial mortgage
                                                            pool balance (which pooled mortgage loans
                                                            consist of sixty-five (65) pooled mortgage
                                                            loans in loan group 1, representing 37.7% of
                                                            the initial loan group 1 balance, and
                                                            nineteen (19) pooled mortgage loans in loan
                                                            group 2, representing 43.2% of the initial
                                                            loan group 2 balance), provide for initial
                                                            interest-only periods that expire 12 to 84
                                                            months following their respective
                                                            origination dates.

                                                     o      Twenty-eight (28) of the balloon mortgage
                                                            loans (including any ARD loans),
                                                            representing 39.2% of the initial mortgage
                                                            pool balance (which pooled mortgage loans
                                                            consist of twenty-five (25) pooled mortgage
                                                            loans in loan group 1, representing 41.6% of
                                                            the initial loan group 1 balance, and three
                                                            (3) pooled mortgage loans in loan group 2,
                                                            representing 19.6% of the initial loan group
                                                            2 balance), provide for no amortization and
                                                            for interest-only payments for their entire
                                                            term to maturity or ARD.

I. PREPAYMENT/DEFEASANCE
       PROVISIONS.......................As of their respective cut-off dates, all of the pooled mortgage loans restrict voluntary principal prepayments as follows:

                                                     o      One hundred and twenty-seven (127) pooled
                                                            mortgage loans, representing 61.6% of the
                                                            initial mortgage pool balance (which pooled
                                                            mortgage loans consist of one hundred and
                                                            seven (107) pooled mortgage loans in loan
                                                            group 1, representing 61.2% of the initial
                                                            loan group 1 balance, and twenty (20) pooled
                                                            mortgage loans in loan group 2, representing
                                                            64.8% of the initial loan group 2 balance),
                                                            prohibit voluntary principal prepayments for
                                                            a period ending on a date determined by the
                                                            related mortgage loan documents (which may
                                                            be the maturity date), which period is
                                                            referred to in this prospectus supplement as
                                                            a lock-out period, but permit the related
                                                            borrower, after an initial period of at
                                                            least two years following the date of
                                                            initial issuance of the series 2007-PWR15
                                                            certificates, to defease the pooled mortgage
                                                            loan by pledging certain government
                                                            securities and obtaining the release of all
                                                            or a portion of the mortgaged property from
                                                            the lien of the mortgage.

                                      S-28

                                                     o      Thirty-eight (38) pooled mortgage loans,
                                                            representing 19.2% of the initial mortgage
                                                            pool balance (which pooled mortgage loans
                                                            consist of thirty-one (31) pooled mortgage
                                                            loans in loan group 1, representing 19.9% of
                                                            the initial loan group 1 balance, and seven
                                                            (7) pooled mortgage loans in loan group 2,
                                                            representing 14.1% of the initial loan group
                                                            2 balance), initially prohibit voluntary
                                                            principal prepayments during a lock-out
                                                            period, and following the lock-out period
                                                            require that voluntary principal prepayments
                                                            be accompanied by a prepayment premium or
                                                            yield maintenance charge calculated on the
                                                            basis of the greater of a yield maintenance
                                                            formula and a specified percentage of the
                                                            amount prepaid (which percentage may change
                                                            over time). Included in these pooled
                                                            mortgage loans is the AMB-SGP, L.P.
                                                            Portfolio pooled mortgage loan, representing
                                                            5.7% of the initial mortgage pool balance
                                                            (which pooled mortgage loan represents 6.4%
                                                            of the initial loan group 1 balance), which,
                                                            after the applicable lock-out period,
                                                            requires that any voluntary principal
                                                            prepayments be accompanied by a prepayment
                                                            premium or yield maintenance charge
                                                            calculated on the basis of the greater of a
                                                            yield maintenance formula and 1% of the
                                                            amount prepaid but allows the related
                                                            borrower, beginning on September 14, 2011,
                                                            to make voluntary principal prepayments of
                                                            up to an aggregate of 50% of principal
                                                            balance of the pooled mortgage loan as
                                                            determined on September 14, 2011 without
                                                            payment of a prepayment premium or yield
                                                            maintenance charge, and beginning on January
                                                            14, 2012, to prepay the pooled mortgage loan
                                                            in whole or in part without payment of a
                                                            prepayment premium or yield maintenance
                                                            charge.

                                                     o      Four (4) pooled mortgage loans, representing
                                                            7.6% of the initial mortgage pool balance
                                                            (and 8.5% of the initial loan group 1
                                                            balance), have no lock-out period and
                                                            initially provide for a period when any
                                                            voluntary principal prepayments must be
                                                            accompanied by a prepayment premium or yield
                                                            maintenance charge calculated on the basis
                                                            of the greater of a yield maintenance
                                                            formula and 1% of the amount prepaid,
                                                            followed by a period when the loans have
                                                            provisions that both (i) require that any
                                                            voluntary principal prepayments must be
                                                            accompanied by a prepayment premium or yield
                                                            maintenance charge calculated on a similar
                                                            basis and (ii) after an initial period of at
                                                            least two years following the date of the
                                                            issuance of the series 2007-PWR15
                                                            certificates, permit the related borrower to
                                                            defease the pooled mortgage loan by pledging
                                                            certain government securities and obtaining
                                                            the release of the mortgaged property from
                                                            the lien of the mortgage.

                                                     o      Twenty-two (22) pooled mortgage loans,
                                                            representing 4.8% of the initial mortgage
                                                            pool balance (which pooled mortgage loans
                                                            consist of twenty-one (21) pooled mortgage
                                                            loans in loan group 1, representing 4.9% of
                                                            the initial loan group 1 balance, and one
                                                            (1) pooled mortgage loan in loan group 2,
                                                            representing 4.4% of the initial loan group
                                                            2 balance), initially prohibit voluntary
                                                            principal prepayments during a lock-out
                                                            period, and following the lock-out period
                                                            have provisions that both (i) require that
                                                            any voluntary principal prepayments be
                                                            accompanied by a prepayment premium

                                      S-29

                                                            or yield maintenance charge calculated on
                                                            the basis of the greater of a yield
                                                            maintenance formula and a specified
                                                            percentage of the amount prepaid, and (ii)
                                                            after an initial period of at least two
                                                            years following the date of the issuance of
                                                            the series 2007-PWR15 certificates, permit
                                                            the related borrower to defease the pooled
                                                            mortgage loan by pledging certain government
                                                            securities and obtaining the release of the
                                                            mortgaged property from the lien of the
                                                            mortgage.

                                                     o      Fourteen (14) pooled mortgage loans,
                                                            representing 3.6% of the initial mortgage
                                                            pool balance (which pooled mortgage loans
                                                            consist of six (6) pooled mortgage loans in
                                                            loan group 1, representing 2.0% of the
                                                            initial loan group 1 balance, and eight (8)
                                                            pooled mortgage loans in loan group 2,
                                                            representing 16.7% of the initial loan group
                                                            2 balance), have no lock-out period and
                                                            initially require that any voluntary
                                                            principal prepayments be accompanied by a
                                                            prepayment premium or yield maintenance
                                                            charge calculated on the basis of the
                                                            greater of a yield maintenance formula and a
                                                            specified percentage of the amount prepaid
                                                            (which percentage may change over time).

                                                     o      One (1) pooled mortgage loan, representing
                                                            3.1% of the initial mortgage pool balance
                                                            (and 3.5% of the initial loan group 1
                                                            balance), initially prohibits voluntary
                                                            principal prepayments during a lock-out
                                                            period, and following the lock-out period
                                                            the loan provides for a period when any
                                                            voluntary principal prepayments must be
                                                            accompanied by a yield maintenance charge.
                                                            Following that yield maintenance period, the
                                                            related borrower is not permitted to make
                                                            voluntary principal prepayments but is
                                                            permitted, only after an initial period of
                                                            at least two years following the date of the
                                                            issuance of the series 2007-PWR15
                                                            certificates, to defease the pooled mortgage
                                                            loan by pledging certain government
                                                            securities and obtaining the release of the
                                                            mortgaged property from the lien of the
                                                            mortgage.

                                        Notwithstanding the foregoing, the mortgage loans generally provide for open periods of various terms prior to and including the maturity date or anticipated repayment date, in which the related borrower may prepay the mortgage loan without prepayment premium or defeasance requirements.

                                        Additionally, under certain circumstances, certain  pooled mortgage loans permit prepayments, in whole or in part, despite lock-out periods that may otherwise apply.

                                        In the case of pooled mortgage loans where prepayment
                                        consideration is based on a yield maintenance formula, the discount rate used in that formula is calculated on the basis of a designated index or on the basis of a designated index plus a percentage.

                                        See "Description of the Mortgage Pool--Certain Characteristics of
                                        the Mortgage Pool--Voluntary Prepayment and Defeasance
                                        Provisions" and "--Partial Release; Substitutions" in this prospectus supplement. See Appendix B to this prospectus
                                        supplement for the prepayment restrictions applicable to each pooled mortgage loan.

                                      S-30

J. GENERAL CHARACTERISTICS..............As of the cut-off date, the mortgage loans had the following characteristics:

                                                                     MORTGAGE
                                                                       POOL           LOAN GROUP 1      LOAN GROUP 2
                                                                    --------------    --------------    ---------------

                   Initial aggregate cut-off date
                     principal balance (+/-5%)...........           $2,807,104,971    $2,500,347,537       $306,757,433
                   Number of pooled mortgage loans.......                      206             170                 36
                   Number of mortgaged properties........                      255             216                 39
                   Largest cut-off date principal balance             $345,000,000    $345,000,000        $29,000,000
                   Smallest cut-off date principal
                     balance.............................                 $719,974          $719,974         $1,620,379
                   Average cut-off date principal balance              $13,626,723     $14,707,927         $8,521,040
                   Highest mortgage interest rate........                  7.0800%         7.0800%            6.3150%
                   Lowest mortgage interest rate.........                  5.0500%         5.0500%            5.3800%
                   Weighted average mortgage interest
                     rate................................                  5.7810%           5.7864%            5.7371%
                   Longest original term to maturity or
                     anticipated repayment date..........                 240 mos.        240 mos.           120 mos.
                   Shortest original term to maturity or
                     anticipated repayment date..........                  60 mos.           60 mos.            60 mos.
                   Weighted average original term to
                     maturity or anticipated repayment
                     date................................                 114 mos.          114 mos.           114 mos.
                   Longest remaining term to maturity or
                     anticipated repayment date..........                 240 mos.          240 mos.           119 mos.
                   Shortest remaining term to maturity
                     or anticipated repayment date.......                  57 mos.           58 mos.            57 mos.
                   Weighted average remaining term to
                     maturity or anticipated repayment
                     date................................                 112 mos.          112 mos.           112 mos.
                   Highest debt service coverage ratio,
                     based on underwritten net cash
                     flow *..............................                    2.96x             2.96x              2.22x
                   Lowest debt service coverage ratio,
                     based on underwritten net cash
                     flow*...............................                    1.05x             1.05x              1.19x
                   Weighted average debt service
                     coverage ratio, based on
                     underwritten net cash flow*.........                    1.50x             1.52x              1.36x
                   Highest debt service coverage ratio
                     (after IO period), based on
                     underwritten net cash flow*.........                    2.96x             2.96x              1.85x
                   Lowest debt service coverage ratio
                     (after IO period), based on
                     underwritten net cash flow*.........                    1.05x             1.05x              1.12x
                   Weighted average debt service
                     coverage ratio (after IO period),
                     based on underwritten net cash
                     flow*...............................                    1.40x             1.42x              1.26x

                                      S-31

                                                                     MORTGAGE
                                                                       POOL           LOAN GROUP 1      LOAN GROUP 2
                                                                    --------------    --------------    ---------------

                    Highest cut-off date loan-to-value
                       ratio*............................                    80.3%               80.0%             80.3%
                    Lowest cut-off date loan-to-value
                       ratio*............................                    18.9%               18.9%             48.9%
                    Weighted average cut-off date
                       loan-to-value ratio*..............                    68.6%               68.0%             73.8%

                        _____________

                        * In the case of the pooled mortgage loans that are secured by a mortgaged property or a portfolio of mortgaged properties that also secures one or more related non-pooled subordinate loans (whether or not part of a split loan structure), debt service coverage ratio and loan-to-value information is generally presented in this prospectus supplement without regard to the non-pooled subordinate loans (and, in the case of the Sheraton Universal Hotel pooled mortgage loan, without regard to any additional subordinate indebtedness that may be incurred by the related borrower pursuant to a request to receive one or more future advances under the related non-pooled subordinate loan).
                        Considering the combined annualized monthly debt service payable as of the cut-off date under the pooled mortgage loan and the non-pooled mortgage loan in those cases (but, in the case of the Sheraton Universal Hotel pooled mortgage loan, without regard to any additional subordinate indebtedness that may be incurred by the related borrower pursuant to its right to request one or more future advances under the related non-pooled subordinate loan), the highest, lowest and weighted average debt service coverage ratio (based on underwritten net cash flow) of the mortgage pool would be 2.96x, 1.05x and 1.44x, respectively, of loan group 1 would be 2.96x, 1.05x and 1.45x, respectively, and of loan group 2 would be 2.22x, 1.19x and 1.36x, respectively. Considering the combined annualized monthly debt service payable as of the cut-off date under the pooled mortgage loan and the non-pooled mortgage loan in those cases (but, in the case of the Sheraton Universal Hotel  pooled mortgage loan, without regard to any additional subordinate indebtedness that may be incurred by the related borrower), the highest, lowest and weighted average debt service coverage ratio (after IO period) (based on underwritten net cash flow) of the mortgage pool would be 2.96x, 1.01x and 1.34x, respectively, of loan group 1 would be 2.96x, 1.01x and 1.35x, respectively, and of loan group 2 would be
                        1.85x, 1.12x and 1.26x, respectively. Considering the combined principal balance of the pooled mortgage loan and the non-pooled mortgage loan in those cases (but, in the case of the Sheraton Universal Hotel pooled mortgage loan, without regard to any additional subordinate indebtedness that may be incurred by the related borrower), the highest, lowest and weighted average cut-off date loan-to-appraised value ratio would be 87.2%, 18.9% and 70.5%, respectively, of loan group 1 would be 87.2%, 18.9% and 70.1%, respectively, and of loan group 2 would be 80.3%, 48.9% and 73.8%, respectively. In addition, in the case of the
                        AMB-SGP, L.P. Portfolio pooled mortgage loan, which is secured by mortgaged properties that also secure a non-pooled pari passu companion loan (in addition to two non-pooled subordinate loans), debt service coverage ratio and loan-to-value information is generally presented in this prospectus supplement in a manner that takes account of the indebtedness under that non-pooled pari passu companion loan. Other than as described above or otherwise noted, debt service coverage ratio and loan-to-value information for the pooled mortgage loans is presented in this prospectus supplement without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future. In connection with the calculation of the debt service coverage ratios presented in this prospectus supplement (including the table and this footnote) with respect to the AMB-SGP, L.P. Portfolio pooled mortgage loan, for purposes of the
                        AMB-SGP, L.P. Portfolio non-pooled pari passu companion loan, which bears interest from time to time at an annual rate equal to one-month LIBOR plus
                        0.81%, and (if the AMB-SGP, L.P. Portfolio non-pooled subordinate loans were considered in the relevant calculation) the AMB-SGP, L.P. Portfolio non-pooled subordinate floating rate mortgage loan, which bears interest from time to time at an annual rate equal to one-month LIBOR plus 1.35%, we assumed that one-month
                        LIBOR is equal to 5.50% per annum at all times. In connection with the calculation of the debt service coverage ratios presented in this prospectus supplement (including the table and this footnote) with respect to the Sheraton
                        Universal Hotel pooled mortgage loan, for purposes of the Sheraton Universal
                        Hotel non-pooled subordinate loan, which bears interest from time to time at an annual rate equal to one-month LIBOR plus 1.75%, we assumed that one-month LIBOR is equal to 5.50% per annum at all times.

                                      S-32

K. REMOVAL OF LOANS FROM
 THE TRUST FUND.........................One or more of the pooled mortgage loans may be removed from the trust fund pursuant to the purchase rights and obligations described below.

           1. SELLER REPURCHASE AND
              SUBSTITUTION                   Each mortgage loan seller will make certain representations and warranties with respect to the mortgage loans sold by
                                             it. If a mortgage loan seller discovers or has been
                                             notified of a material breach of any of its representations and warranties or a material defect in the documentation of any mortgage loan as described under "The Mortgage
                                             Pool--Representations and Warranties" in this prospectus
                                             supplement, then that mortgage loan seller will be required either to cure the breach or defect, repurchase the
                                             affected mortgage loan from the trust fund or substitute
                                             the affected mortgage loan with another mortgage loan. If
                                             the related mortgage loan seller decides to repurchase the affected mortgage loan, the repurchase would have the same effect on the offered certificates as a prepayment in full of such mortgage loan, except that the purchase will not be accompanied by any prepayment premium or yield maintenance charge.

           2. FAIR VALUE
              PURCHASE OPTION                Pursuant to the pooling and servicing agreement, the series
                                             2007-PWR15 controlling class representative or the
                                             applicable special servicer, in that order, has the option to purchase from the trust any defaulted pooled mortgage
                                             loan that, among other conditions, is delinquent 120 days
                                             or more with respect to any balloon payment or 60 days or
                                             more with respect to any other monthly payment. The
                                             applicable purchase price will be equal to the fair value
                                             of the pooled mortgage loan as determined by the applicable special servicer for such mortgage loan, subject to
                                             verification by the trustee if the applicable special
                                             servicer is the purchaser.

           3. OTHER DEFAULTED LOAN
              PURCHASE OPTIONS               Pursuant to the related intercreditor agreements, the
                                             holder of a subordinate non-pooled mortgage loan that is
                                             part of a split loan structure that includes a pooled
                                             mortgage loan, or the holder of a mezzanine loan incurred
                                             by the owners of a borrower may have an option to purchase the related pooled mortgage loan from the trust fund
                                             following a material default. The applicable purchase
                                             price is generally not less than the sum of the outstanding principal balance of the pooled mortgage loan together with accrued and unpaid interest, outstanding servicing advances and certain other costs or expenses. The purchase price
                                             will generally not include any prepayment premium or yield maintenance charge.

                  ADDITIONAL ASPECTS OF THE OFFERED CERTIFICATES AND THE TRUST FUND

FEDERAL TAX STATUS......................Elections will be made to treat designated portions of the trust fund as three separate "real estate mortgage investment conduits"
                                        or "REMICs" under Sections 860A through 860G of the Internal
                                        Revenue Code. Those REMICs will exclude collections of additional interest accrued and deferred as to payment with respect to each mortgage loan with an anticipated repayment date that remains outstanding past that date, which collections will constitute a grantor trust for federal income tax purposes.

                                        The offered certificates will constitute "regular interests" in a REMIC. The offered certificates generally will be treated as newly originated debt instruments for federal income tax
                                        purposes. This means that you will be required to report income on your certificates in accordance with the accrual method of accounting, regardless of your

                                      S-33

                                        usual method of accounting. The offered certificates will not represent any interest in the grantor trust referred to above.

                                        We anticipate that the class   ,    ,    and      certificates
                                        will be treated as having been issued with more than a de
                                        minimis amount of original issue discount, that the class    ,

                                           ,    ,    ,     and     certificates will be treated as
                                        having been issued with a de minimis amount of original issue
                                        discount and that the class   ,    ,    and     certificates
                                        will be issued at a premium for federal income tax purposes.
                                        When determining the rate of accrual of original issue discount, if any, and market discount and the amortization of premium, for federal income tax purposes, the prepayment assumption will be that, subsequent to the date of any determination--

                                                     o      the pooled mortgage loans with anticipated
                                                            repayment dates will, in each case, be paid
                                                            in full on that date,

                                                     o      no pooled mortgage loan will otherwise be
                                                            prepaid prior to maturity, and

                                                     o      there will be no extension of the maturity
                                                            of any pooled mortgage loan.

                                        However, no representation is made as to the actual rate at which the pooled mortgage loans will prepay, if at all.

                                        For a more detailed discussion of United States federal income tax aspects of investing in the offered certificates, see
                                        "Material Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

ERISA...................................The offered certificates are generally eligible for purchase by employee benefit plans pursuant to the prohibited transaction exemptions granted to the underwriters, subject to certain considerations discussed in the sections titled "ERISA
                                        Considerations" in this prospectus supplement and "Certain ERISA
                                        Considerations" in the accompanying prospectus.

                                        You should refer to the sections in this prospectus supplement and the accompanying prospectus referenced above. If you are a benefit plan fiduciary considering purchase of any offered certificates you should, among other things, consult with your counsel to determine whether all required conditions have been satisfied.

LEGAL INVESTMENT........................The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market
                                        Enhancement Act of 1984, as amended.

                                        If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to
                                        restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in
                                        determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See
                                        "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

RATINGS.................................The ratings for the offered certificates shown in the table appearing under the caption "--Overview of the Series 2007-PWR15
                                        Certificates" above are those of Moody's Investors Service, Inc.
                                        and Standard & Poor's, a division of The McGraw-Hill Companies,
                                        Inc., respectively. It is a condition to their issuance that the respective

                                      S-34

                                        classes of offered certificates receive credit ratings no lower than those shown in that table.

                                        The ratings of the offered certificates address the timely payment of interest and the ultimate payment of principal on or before the rated final distribution date.

                                        A security rating is not a recommendation to buy, sell or hold securities and the assigning rating agency may revise or
                                        withdraw its rating at any time.

                                        For a description of the limitations of the ratings of the offered certificates, see "Ratings" in this prospectus
                                        supplement.

                                      S-35

                                  RISK FACTORS

      You should carefully consider the risks described below and those described in the accompanying prospectus under "Risk Factors" before making an investment decision. Your investment in the offered certificates will involve some degree of risk. If any of the following risks are realized, your investment could be materially and adversely affected. In addition, other risks unknown to us or which we currently consider immaterial may also impair your investment.

      This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described below and elsewhere in this prospectus supplement and the accompanying prospectus.

RISKS RELATED TO THE OFFERED CERTIFICATES

THE TRUST FUND'S ASSETS MAY BE INSUFFICIENT TO ALLOW FOR REPAYMENT IN FULL ON
YOUR CERTIFICATES.

      If the assets of the trust fund are insufficient to make distributions on the offered certificates, no other assets will be available for distribution of the deficiency. The offered certificates will represent interests in the trust fund only and will not be obligations of or represent interests in us, any of our affiliates or any other person or entity. The offered certificates have not been guaranteed or insured by any governmental agency or instrumentality or by any other person or entity.

SUBORDINATION OF THE CLASS A-M AND A-J CERTIFICATES TO THE CLASS A-1, A-2, A-3,
A-AB, A-4 AND A-1A CERTIFICATES WILL AFFECT THE TIMING OF PAYMENTS AND THE
APPLICATION OF LOSSES ON THOSE RESPECTIVE CLASSES OF CERTIFICATES.

      If you purchase class A-M or A-J certificates, then your offered certificates will provide credit support to the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates. As a result, purchasers of class A-M or A-J certificates will receive distributions after, and must bear the effects of losses on the pooled mortgage loans before, the holders of those other classes of certificates.

      When making an investment decision, you should consider, among other things--

      o     the distribution priorities of the respective classes of the series
            2007-PWR15 certificates,

      o     the order in which the principal balances of the respective classes of the series 2007-PWR15 certificates with principal balances will be reduced in connection with losses and default-related shortfalls,
            and

      o     the characteristics and quality of the pooled mortgage loans.

A DISPROPORTIONATELY HIGH RATE OF PREPAYMENTS ON POOLED MORTGAGE LOANS WITH
RELATIVELY HIGH MORTGAGE INTEREST RATES MAY ADVERSELY AFFECT THE YIELD ON
CERTAIN CLASSES OF CERTIFICATES.

      The pass-through rate on certain classes of certificates may be based upon, equal to or limited by the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time. If you purchase a class of certificates with a pass-through rate that is based upon, equal to or limited by the weighted average of the adjusted net mortgage interest rates, the pass-through rate (and, accordingly, the yield) on your offered certificates could (or in the case of a class of certificates with a pass-through rate based upon or equal to the weighted average of the adjusted net mortgage interest rates, will) be adversely affected if pooled mortgage loans with relatively high mortgage interest rates experienced a faster rate of principal payments than pooled mortgage loans with relatively low mortgage interest rates.

                                      S-36

THE YIELDS TO MATURITY ON THE OFFERED CERTIFICATES DEPEND ON A NUMBER OF FACTORS
THAT CANNOT BE PREDICTED WITH ANY CERTAINTY.

      The yield on your offered certificates will depend on, among other things--

      o     the price you paid for your offered certificates, and

      o     the rate, timing and amount of distributions on your offered certificates.

      The rate, timing and amount of distributions on your offered certificates will depend on--

      o     the pass-through rate for, and the other payment terms of, your offered certificates,

      o     the rate and timing of payments and other collections of principal on the pooled mortgage loans, which in turn will be affected by amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections, including for this purpose, any prepayments occurring by application of earnout reserves or performance holdback amounts (see the "Footnotes to Appendix B and Appendix C" for more detail) if leasing criteria are not satisfied, collections made in connection with liquidations of pooled mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases or other removals of pooled mortgage loans from the trust fund,

      o     the rate and timing of defaults, and the severity of losses, if any, on the pooled mortgage loans,

      o     the rate and timing of reimbursements made to the master servicers, the special servicers or the trustee for nonrecoverable advances and/or for advances previously made in respect of a worked-out pooled mortgage loan that are not repaid at the time of the workout,

      o     the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for distribution on the series 2007-PWR15 certificates, and

      o     servicing decisions with respect to the pooled mortgage loans.

      These factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates. In the absence of significant losses on the mortgage pool, holders of the class A-1, A-2, A-3, A-AB and A-4 certificates should be concerned with these factors primarily insofar as they relate to the pooled mortgage loans in loan group 1. Until the class A-1, A-2,
A-3, A-AB and A-4 certificates are retired, holders of the class A-1A certificates should, in the absence of significant losses on the mortgage pool, be concerned with these factors primarily insofar are they relate to the pooled mortgage loans in loan group 2.

      The principal balance of the class A-1, A-2, A-3, A-AB and A-4 certificates will be particularly affected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 1 and, except following the retirement of the class A-1A certificates or in connection with significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 2. The principal balance of the class
A-1A certificates will be particularly affected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 2 and, except following retirement of the class A-1, A-2, A-3, A-AB and
A-4 certificates or in connection with significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 1.

                                      S-37

INCORRECT ASSUMPTIONS REGARDING PRINCIPAL PAYMENTS AND PREPAYMENTS MAY LEAD TO A
LOWER THAN EXPECTED YIELD ON YOUR INVESTMENT.

      In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate assumptions regarding principal payments and prepayments on the pooled mortgage loans to be used.

      If you purchase your offered certificates at a premium, and if payments and other collections of principal on the pooled mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase.
Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the pooled mortgage loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Insofar as the principal (if any) of your offered certificate is repaid, you may not be able to reinvest the amounts that you receive in an alternative investment with a yield comparable to the yield on your offered certificates.

      Additionally, under certain circumstances, certain pooled mortgage loans permit prepayments, in whole or in part, despite lock-out periods that may otherwise apply. See Appendix B to this prospectus supplement for the prepayment restrictions and any such permitted prepayments for each pooled mortgage loan.

      Generally speaking, a borrower is less likely to prepay a mortgage loan if prevailing interest rates are at or above the interest rate borne by its mortgage loan. On the other hand, a borrower is more likely to prepay if prevailing rates fall significantly below the interest rate borne by its mortgage loan. Borrowers are less likely to prepay mortgage loans with lock-out periods, prepayment premiums or yield maintenance charge provisions, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower or no prepayment premiums and/or yield maintenance charges.

A HIGH RATE AND EARLY OCCURRENCE OF BORROWER DELINQUENCIES AND DEFAULTS MAY
ADVERSELY AFFECT YOUR INVESTMENT.

      If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced by the pooled mortgage loans and those additional losses result in a reduction of the total distributions on, or the total principal balance of your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the total principal balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

      Delinquencies on the pooled mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month.
Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. In addition, if the debt service advances and/or servicing advances are made with respect to a pooled mortgage loan after default and the loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with principal balances for the current month. Even if losses on the pooled mortgage loans are not allocated to a particular class of offered certificates with principal balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the applicable special servicer may accelerate the maturity of the related pooled mortgage loan, which could result in an acceleration of payments to the series 2007-PWR15 certificateholders. In addition, losses on the pooled mortgage loans, even if not allocated to a class of offered certificates with principal balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining pooled mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

                                      S-38

THE PAYMENT OF EXPENSES OF THE TRUST FUND MAY REDUCE THE AMOUNT OF DISTRIBUTIONS
ON YOUR OFFERED CERTIFICATES.

      As described in this prospectus supplement, various fees, out-of-pocket expenses and liabilities will constitute expenses of the trust fund for which the trust fund is not entitled to reimbursement from any person or entity.
Shortfalls in available funds will result from the payment of these expenses and those shortfalls will generally be borne as described under "Description of the
Offered Certificates" in this prospectus supplement. The payment of the expenses of the trust fund may result in shortfalls on one or more classes of offered certificates in any particular month even if those shortfalls do not ultimately become realized as losses on those offered certificates.

YOU WILL HAVE LIMITED ABILITY TO CONTROL THE SERVICING OF THE POOLED MORTGAGE
LOANS AND THE PARTIES WITH CONTROL OVER THE SERVICING OF THE POOLED MORTGAGE
LOANS MAY HAVE INTERESTS THAT CONFLICT WITH YOUR INTERESTS.

      Generally, as a holder of any of the offered certificates, you will not have any rights to participate in decisions with respect to the administration of the trust fund, and your offered certificates generally do not entitle you to vote, except with respect to specified actions set forth in the series
2007-PWR15 pooling and servicing agreement. Decisions relating to the administration of the trust fund will generally be made by other parties, whose decisions (even if they are made in the best interests of the certificateholders as a collective whole) may differ from the decisions that you would have made and may be contrary to your interests. In addition, their authority to make decisions and take action will be subject to (a) the express terms of the series
2007-PWR15 pooling and servicing agreement, (b) any rights of the series
2007-PWR15 controlling class representative, and (c) in the case of the AMB-SGP,
L.P. Portfolio pooled mortgage loan, the Sheraton Universal Hotel pooled mortgage loan, the Casual Cartage - Northeast pooled mortgage loan and the
Casual Cartage - Southwest pooled mortgage loan, the approval and/or consultation rights of the respective holder of the related non-pooled mortgage loan under the related intercreditor agreement. See "Servicing of the Mortgage
Loans Under the Series 2007-PWR15 Pooling and Servicing Agreement--The Series
2007-PWR15 Controlling Class Representative" and "Description of the Mortgage
Pool--Certain Characteristics of the Mortgage Pool --Pari Passu, Subordinate
and/or Other Financing--Split Loan Structures" in this prospectus supplement.

IF A MASTER SERVICER, A PRIMARY SERVICER OR A SPECIAL SERVICER PURCHASES SERIES
2007-PWR15 CERTIFICATES, SERVICES NON-POOLED MORTGAGE LOANS OR HAS INVESTMENTS
RELATED TO A BORROWER OR OTHER PERSON, A CONFLICT OF INTEREST COULD ARISE
BETWEEN ITS OWN INTERESTS AND ITS DUTIES TO THE TRUST FUND.

      A master servicer, a primary servicer or a special servicer or an affiliate thereof may purchase series 2007-PWR15 certificates. The purchase of series 2007-PWR15 certificates by a master servicer, a primary servicer or a special servicer, or by an affiliate of that servicer, could cause a conflict between that servicer's duties under the series 2007-PWR15 pooling and servicing agreement and the interests of that servicer or affiliate as a holder of a series 2007-PWR15 certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of series
2007-PWR15 certificates. In addition, the master servicers, the primary servicers, the special servicer and their affiliates may hold or acquire mezzanine debt or other obligations of or interest in the borrowers under the pooled mortgage loans, tenants or managers of the related properties or affiliates of those persons. Furthermore, the master servicers, the primary servicers and the special servicers have each advised us that they intend to continue to service existing and new commercial and multifamily mortgage loans for their affiliates and for third parties, including portfolios of mortgage loans similar to the mortgage loans included in the trust fund. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, certain of the mortgage loans in the trust fund and the related mortgaged properties. As a result of the investments and activities described above, the interests of the master servicers, the primary servicers, the special servicers and their respective affiliates and their other clients may differ from, and compete with, the interests of the trust fund. However, under the series 2007-PWR15 pooling and servicing agreement and the primary servicing agreements, the master servicers, the primary servicers and the special servicers, as applicable, are each required to service the mortgage loans for which it is responsible in accordance with the Servicing Standard.

                                      S-39

VARIOUS OTHER SECURITIZATION-LEVEL CONFLICTS OF INTEREST MAY HAVE AN ADVERSE
EFFECT ON YOUR OFFERED CERTIFICATES.

      Conflicts Between Various Classes of Certificateholders and Lenders.
Pursuant to the provisions of the various pooling and servicing and/or intercreditor agreements that govern the servicing of the pooled mortgage loans, in the case of each pooled mortgage loan, (a) the applicable party that is responsible for performing special servicing duties with respect to that pooled mortgage loan following a material default is given considerable latitude in determining when and how to liquidate or modify that pooled mortgage loan, (b)
one or more third parties or representatives on their behalf will be entitled
(among other rights) to replace that applicable party and grant or withhold consent to proposed servicing actions involving that pooled mortgage loan, (c)
except in limited circumstances, those third parties will not include you and will consist of one or more of (i) the holders of a class of subordinate series
2007-PWR15 certificates and/or (ii) the holders of a non-pooled subordinate loan secured by the same mortgaged property as the pooled mortgage loan and (d) other third parties or their representatives may also have consultation and/or approval rights with respect to various servicing matters. For a discussion of those arrangements, see "Description of the Mortgage Pool--Certain
Characteristics of the Mortgage Pool--Pari Passu, Subordinate and/or Other
Financing--Split Loan Structures" and "Servicing of the Mortgage Loans Under the
Series 2007-PWR15 Pooling and Servicing Agreement" in this prospectus supplement. Those certificateholders, noteholders or other parties and their respective representatives may have interests that differ, perhaps materially, from yours. For instance, a particular representative or similar party may believe that deferring enforcement of a defaulted mortgage loan will result in higher future proceeds than would earlier enforcement, whereas the interests of the trust fund may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the trust fund than would have been realized if earlier action had been taken. You should expect these certificateholders, noteholders or other parties to exercise their rights and powers in a manner that they determine is appropriate in their respective sole discretion. None of them will have any liability for acting solely in its own interests. The initial series 2007-PWR15 controlling class representative will be an affiliate of the general special servicer. The initial holder of the
AMB-SGP, L.P. Portfolio Non-Pooled Subordinate Fixed Rate Mortgage Loan, the
AMB-SGP, L.P. Portfolio Non-Pooled Subordinate Floating Rate Mortgage Loan and
the AMB-SGP, L.P. Portfolio Non-Pooled Pari Passu Companion Loan will be affiliated with the applicable sponsor, mortgage loan seller, originator, master servicer and special servicer of the related pooled mortgage loan, and the initial holder of the Sheraton Universal Hotel Non-Pooled Subordinate Loan will be affiliated with the applicable sponsor, mortgage loan seller, originator, master servicer and special servicer of the related pooled mortgage loan.

      Conflicts Between the Trust Fund and the Mortgage Loan Sellers and Their
Affiliates. Conflicts of interest may arise between the trust fund, on the one hand, and the mortgage loan sellers and their affiliates that engage in the acquisition, development, operation, financing and disposition of real estate, on the other hand. Those conflicts may arise because a mortgage loan seller and its affiliates intend to continue to actively acquire, develop, operate, lease, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the respective mortgage loan sellers and their affiliates may acquire, sell or lease properties, or finance loans secured by properties (or by ownership interests in the related borrowers) which may include the mortgaged properties securing the pooled mortgage loans or properties that are in the same markets as those mortgaged properties. Additionally, the proceeds of certain of the pooled mortgage loans were used to refinance debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their affiliates may have or may have had equity investments in the borrowers
(or in the owners of the borrowers) or mortgaged properties under certain of the pooled mortgage loans. Each of the mortgage loan sellers and their affiliates have made and/or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans.
Further, in the case of certain of the loan groups, the holder of one or more related non-pooled mortgage loans may be a mortgage loan seller or an affiliate of a mortgage loan seller. In the circumstances described above, the interests of those mortgage loan sellers and their affiliates may differ from, and compete with, the interests of the trust fund. Decisions made with respect to those assets may adversely affect the amount and timing of distributions on the offered certificates.

YOU MAY BE BOUND BY THE ACTIONS OF OTHER SERIES 2007-PWR15 CERTIFICATEHOLDERS
EVEN IF YOU DO NOT AGREE WITH THOSE ACTIONS.

      In some circumstances, the holders of a specified percentage of the series
2007-PWR15 certificates will be entitled to direct, consent to or approve certain actions, including amending the series 2007-PWR15 pooling and servicing agreement. In these cases, this direction, consent or approval will be sufficient to bind all holders of series 2007-PWR15 certificates regardless of whether you agree with that direction, consent or approval.

                                      S-40

LACK OF A SECONDARY MARKET FOR THE OFFERED CERTIFICATES MAY MAKE IT DIFFICULT
FOR YOU TO RESELL YOUR OFFERED CERTIFICATES AT ALL OR AT THE PRICE YOU WANT.

      There currently is no secondary market for the offered certificates.
Although the underwriters have advised us that they currently intend to make a secondary market in the offered certificates, they are under no obligation to do
so. Accordingly, we cannot assure you that a secondary market for the offered certificates will develop. Moreover, if a secondary market does develop, we cannot assure you that it will provide you with liquidity of investment or that it will continue for the life of the offered certificates. The offered certificates will not be listed on any securities exchange. Lack of liquidity could adversely affect the market value of the offered certificates. The market value of the offered certificates at any time may be affected by many other factors, including then prevailing interest rates, and no representation is made by any person or entity as to what the market value of any offered certificate will be at any time.

BECAUSE THE OFFERED CERTIFICATES ARE IN BOOK-ENTRY FORM, YOUR RIGHTS CAN ONLY BE
EXERCISED INDIRECTLY AND THERE MAY BE OTHER ADVERSE CONSEQUENCES.

      Each class of offered certificates initially will be represented by one or more certificates registered in the name of Cede & Co., as the nominee for The
Depository Trust Company, and will not be registered in the names of the related beneficial owners of those certificates or their nominees. For more detailed information, you should refer to the following sections in the accompanying prospectus:

      (1)   "Risk Factors--Risks Relating to the Certificates--If your certificates are issued in book-entry form, you will only be able to exercise your rights indirectly through DTC and you may also have limited access to information regarding those certificates"; and

      (2)   "Description of the Certificates--Book-Entry Registration and
            Definitive Certificates".

RISKS RELATED TO THE MORTGAGE LOANS

EACH OF THE VARIOUS TYPES OF MORTGAGED PROPERTIES ARE SUBJECT TO UNIQUE RISKS
WHICH MAY REDUCE PAYMENTS ON YOUR CERTIFICATES.

      Mortgaged properties representing security for 25.3%, 24.0%, 13.2%, 10.2%,
10.0%, 9.2%, 5.5%, 1.6% and 1.1% of the initial mortgage pool balance are fee and/or leasehold interests in office properties, retail properties, other properties, hospitality properties, industrial properties, multifamily properties, mixed use properties, self storage properties and manufactured housing community properties, respectively. Loan group 1 consists of one hundred and seventy (170) pooled mortgage loans, representing 89.1% of the initial mortgage pool balance. Loan group 2 consists of thirty-six (36) pooled mortgage loans, representing 10.9% of the initial mortgage pool balance. Loan group 2 will consist of 100.0% of the initial mortgage pool balance of all the pooled mortgage loans secured by multifamily or manufactured housing community properties. Additionally, loan group 2 includes three (3) mortgage loans, of which two (2) loans are secured by mixed use properties and one loan which is secured by 4 different properties of which only one is a mixed use property.
These three (3) mortgage loans represent 0.6% of the initial mortgage pool balance and 5.5% of the initial loan group 2 balance. Mortgage loans that are secured by liens on the types of properties securing the pooled mortgage loan are exposed to unique risks particular to those types of properties. For more detailed information, you should refer to the following sections in the accompanying prospectus:

      (1)   "Risk Factors--Risks Relating to the Mortgage Loans"; and

      (2)   "Description of the Trust Funds--Mortgage Loans".

THE REPAYMENT OF A MULTIFAMILY OR COMMERCIAL MORTGAGE LOAN IS DEPENDENT ON THE
CASH FLOW PRODUCED BY THE CORRESPONDING MORTGAGED PROPERTY, WHICH CAN BE
VOLATILE AND INSUFFICIENT TO ALLOW TIMELY PAYMENT ON YOUR OFFERED CERTIFICATES.

      The mortgage loans that we intend to include in the trust fund are secured by various types of income-producing properties, and there are certain risks that are generally applicable to loans secured by all of those property types.

                                      S-41

      Commercial lending is generally thought to expose a lender to greater risk than one-to-four family residential lending because, among other things, it typically involves larger loans.

      The repayment of a commercial mortgage loan is typically dependent upon the ability of the applicable property to produce cash flow. Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the property's cash flow (or its potential to generate cash flow). However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time. Except with respect to One (1) pooled mortgage loan, representing 3.1% of the initial mortgage pool balance, the mortgage loans that we intend to include in the trust fund were originated not earlier than twelve months prior to the cut-off date.
Consequently, the mortgage loans should generally be considered not to have long-standing payment histories and, in some cases, the mortgage loans have little or no payment histories.

      The net operating income, cash flow and property value of the mortgaged properties may be adversely affected by any one or more of the following factors:

      o     the age, design and construction quality of the property;

      o     perceptions regarding the safety, convenience and attractiveness of the property;

      o     the proximity and attractiveness of competing properties;

      o     the adequacy and effectiveness of the property's operations, management and maintenance;

      o     increases in operating expenses (including but not limited to insurance premiums) at the property and in relation to competing properties;

      o     an increase in the capital expenditures needed to maintain the property or make improvements;

      o     the dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

      o     a decline in the financial condition of a major tenant;

      o     an increase in vacancy rates; and

      o     a decline in rental rates as leases are renewed or entered into with new tenants.

      Other factors are more general in nature, such as:

      o     national, regional or local economic conditions (including plant closings, military base closings, industry slowdowns and
            unemployment rates);

      o     local real estate conditions (such as an oversupply of competing properties, rental space or multifamily housing);

      o     demographic factors;

      o     decreases in consumer confidence;

      o     changes in prices for key commodities or products;

      o     changes in consumer tastes and preferences, including the effects of adverse publicity; and

                                      S-42

      o     retroactive changes in building codes.

      The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

      o     the length of tenant leases;

      o     the creditworthiness of tenants;

      o     the level of tenant defaults;

      o     the ability to convert an unsuccessful property to an alternative use;

      o     new construction in the same market as the mortgaged property;

      o     rent control laws or other laws  impacting operating costs;

      o     the number and diversity of tenants;

      o     the availability of trained labor necessary for tenant operations;

      o     the rate at which new rentals occur; and

      o     the property's operating leverage (which is the percentage of total property expenses in relation to revenue), the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

      A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources (such as short-term or month-to-month leases) and may lead to higher rates of delinquency or defaults under mortgage loans secured by such properties.

      Certain of the retail properties have theaters as part of the mortgaged property. These retail properties are exposed to certain unique risks. For example, decreasing attendance at a theater property could adversely affect revenue of a theater which may, in turn, cause the tenant to experience financial difficulties. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

      Certain of the retail properties have health clubs as part of the mortgaged property. Several factors may adversely affect the value and successful operation of a health club, including:

      (1)   the physical attributes of the health club (e.g., its age, appearance and layout);

      (2)   the reputation, safety, convenience and attractiveness of the property to users;

      (3)   the quality and philosophy of management;

      (4)   management's ability to control membership growth and attrition;

      (5)   competition in the tenant's marketplace from other health clubs and alternatives to health clubs; or

      (6)   adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

                                      S-43

      In addition, there may be significant costs associated with changing consumer preferences (e.g., multi-purpose clubs from single purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case of the property were readily adaptable to changing consumer preferences for other uses.

      Furthermore, if the debt service under a pooled mortgage loan is scheduled to increase during the term of the loan pursuant to an increase in the mortgage interest rate, the expiration of an interest-only period or otherwise, there can be no assurance that the net cash flow at the property will be sufficient to pay the additional debt service and, even if it is sufficient, the requirement to pay the additional debt service may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

THE PROSPECTIVE PERFORMANCE OF THE COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS
INCLUDED IN THE TRUST FUND SHOULD BE EVALUATED SEPARATELY FROM THE PERFORMANCE
OF THE MORTGAGE LOANS IN ANY OF OUR OTHER TRUSTS.

      While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor's trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the pooled mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of certificates.

      As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsors of assets of the type to be securitized (known as "static pool information"). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool information for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool information showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the pooled mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

   RISKS PARTICULAR TO FURNITURE MART PROPERTIES.

      One (1) mortgage loan identified in Appendix B to this prospectus supplement as World Market Center II, representing approximately 12.3% of the initial pool balance and 13.8% of the initial group 1 balance, is secured by a mortgaged property that is primarily a furniture mart property. Various factors affect the viability of furniture mart properties, including location, increased competition, national economic conditions and advances in technology. The success of a furniture mart property is dependent to a certain extent on the location of the property, which affects the accessibility of the property to potential retail customers, the availability of nearby major transportation facilities, including airports, and sufficient hotel facilities to accommodate the seasonal requirements of periodic trade shows, and the public perception of the safety of customers at such properties. Furniture mart centers may be affected adversely by the additional development of other furniture marts, as well as by other types of competing properties or alternate distribution methods by manufacturers, such as outlet centers and discount stores. The mortgaged property competes with other major national and regional apparel marts, wholesale marts and temporary trade shows. These properties also face competition from sources outside a given real

                                      S-44

estate market including internet commerce. Continued growth of these and other alternative outlets (which are often characterized by lower operating costs)
could adversely affect the rents collectible at the mortgaged property.
Increased competition could adversely affect income from and market value of the mortgaged property. As manufacturers open their own outlet centers and discount stores contribute to the decline in the number of certain independent retailers, the number of buyers visiting furniture mart centers could decline. Moreover, furniture marts are not readily adaptable to an alternative use.

CERTAIN MORTGAGE LOANS MAY HAVE A LIMITED OPERATING HISTORY.

      The properties securing certain of the mortgage loans are newly constructed and/or recently opened (including the mortgage loan secured by the property identified on Appendix B to this prospectus supplement as World Market
Center II, which represents 12.3% of the initial mortgage pool balance and 13.8%
of the initial loan group 1 balance) and, as such, have a limited operating history. There can be no assurance that any of the properties, whether newly constructed and/or recently opened or otherwise, will perform as anticipated.

NON-RECOURSE LOANS LIMIT REMEDIES FOLLOWING BORROWER DEFAULT.

      The mortgage loans that will back the offered certificates are generally non-recourse loans. Therefore, recourse generally may be had only against the specific mortgaged property securing a pooled mortgage loan and any other assets that may have been pledged to secure that pooled mortgage loan, which may or may not be sufficient to repay that pooled mortgage loan in full. Consequently, the repayment of each pooled mortgage loan will be primarily dependent upon the sufficiency of the net operating income from the related mortgaged property and, at maturity, upon the market value of that mortgaged property.

      Even in cases where the related mortgage loan documents provide for recourse against the borrower, a guarantor or another entity, we cannot assure you that significant amounts will be realized in respect of that recourse in the event of a default with respect to any pooled mortgage loan.

      No mortgage loan that we intend to include in the trust fund is insured or guaranteed by the United States of America, any governmental agency or instrumentality, any private mortgage insurer or by us, any mortgage loan seller, either master servicer, any special servicer, any primary servicer, the trustee, the certificate administrator, any underwriter or any of their respective affiliates.

THE CONCENTRATION OF LOANS AND NUMBER OF LOANS WITH THE SAME OR RELATED
BORROWERS INCREASES THE POSSIBILITY OF LOSS ON THE LOANS WHICH COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES.

      The effect of mortgage pool loan losses will be more severe:

      o     if the pool is comprised of a small number of mortgage loans, each with a relatively large principal amount; or

      o     if the losses relate to loans that account for a disproportionately large percentage of the pool's aggregate principal balance of all mortgage loans.

      The largest of the pooled mortgage loans or group of cross-collateralized and cross-defaulted pooled mortgage loans is the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as
World Market Center II, which represents 12.3% of the initial mortgage pool balance (and 13.8% of the initial loan group 1 balance). The ten largest pooled mortgage loans or groups of cross-collateralized and cross-defaulted pooled mortgage loans in the aggregate represent 39.7% of the initial mortgage pool balance. Each of the other pooled mortgage loans or groups of cross-collateralized and cross-defaulted pooled mortgage loans represents no greater than 1.9% of the initial mortgage pool balance.

      In addition, the mortgage pool includes some groups of mortgage loans where the mortgage loans in the particular group are not cross-collateralized or cross-defaulted but were made to borrowers related through common ownership of

                                      S-45

partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed. See "Description of the Mortgage
Pool--Cross-Collateralized Mortgage Loans and Multi-Property Mortgage Loans;
Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

LIMITATIONS ON THE ENFORCEABILITY OF MULTI-BORROWER/MULTI-PROPERTY AND
MULTI-BORROWER/MULTIPLE PARCEL ARRANGEMENTS MAY HAVE AN ADVERSE EFFECT ON
RECOURSE IN THE EVENT OF A DEFAULT ON A MORTGAGE LOAN.

      The trust fund will include some mortgage loans and groups of cross-collateralized mortgage loans (including certain of the twelve largest pooled mortgage loans described on Appendix D to this prospectus supplement)
that, in each case, represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related mortgage loan or group of cross-collateralized mortgage loans.

      Arrangements whereby multiple borrowers grant their respective mortgaged properties or parcels of individual mortgaged properties as security for a mortgage loan could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers. Under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property, including the granting of a mortgage lien, by a person may be voided under certain circumstances if:

      o     the person did not receive fair consideration or reasonably equivalent value in exchange for the obligation or transfer; and

      o     the person:

            (1)   was insolvent at the time of the incurrence of the obligation or transfer, or

            (2)   was engaged in a business or a transaction or was about to engage in a business or a transaction, for which the person's assets constituted an unreasonably small amount of capital after giving effect to the incurrence of the obligation or the transfer, or

            (3)   intended to incur, or believed that it would incur, debts that would be beyond the person's ability to pay as those debts matured.

      Accordingly, a lien granted by a borrower could be avoided if a court were to determine that:

      o     the borrower did not receive fair consideration or reasonably equivalent value when pledging its mortgaged property or parcel for the equal benefit of the other related borrowers; and

      o     the borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured.

      We cannot assure you that a lien granted by a borrower on its mortgaged property or parcel to secure a multi-borrower/multi-property mortgage loan, a multi-borrower/multiple-parcel mortgage loan or group of cross-collateralized mortgage loans, or any payment thereon, would not be avoided as a fraudulent conveyance.

      In addition, when multiple real properties or parcels secure a mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties or parcels may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property or parcel and will limit the extent to which proceeds from the property or parcel will be available to offset declines in value of the other properties or parcels securing the same mortgage loan. See "Description of the Mortgage Pool--Certain
Characteristics of the Mortgage Pool" in this prospectus supplement for more information regarding any multi-property mortgage loans or multiple-parcel mortgage loans in the trust fund.

                                      S-46

STATE AND FEDERAL LAWS APPLICABLE TO FORECLOSURE ACTIONS MAY AFFECT THE TIMING
OF PAYMENTS ON YOUR CERTIFICATES.

      The ability to realize upon the pooled mortgage loans may be limited by the application of state laws. For example, some states, including California, have laws prohibiting more than one "judicial action" to enforce a mortgage obligation. Some courts have construed the term "judicial action" broadly. In the case of any pooled mortgage loan secured by mortgaged properties located in multiple states, the applicable master servicer or the applicable special servicer may be required to foreclose first on mortgaged properties located in states where these "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. The application of other state and federal laws may delay or otherwise limit the ability to realize on the pooled mortgage loans.

CONVERTING COMMERCIAL PROPERTIES TO ALTERNATIVE USES MAY REQUIRE SIGNIFICANT
EXPENSES WHICH COULD REDUCE PAYMENTS ON YOUR CERTIFICATES; AND LIMITED
ADAPTABILITY FOR OTHER USES MAY SUBSTANTIALLY LOWER THE LIQUIDATION VALUE OF A
MORTGAGED PROPERTY.

      Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason.
This is because:

      o     converting commercial properties to alternate uses or converting single-tenant commercial properties to multi-tenant properties generally requires substantial capital expenditures; and

      o     zoning, land use or other restrictions also may prevent alternative uses.

      The liquidation value of a mortgaged property not readily convertible to an alternative use may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses. If this type of mortgaged property were liquidated and a lower liquidation value were obtained, less funds would be available for distributions on your certificates. See
"--Mortgaged Properties that are Not In Compliance with Zoning and Building Code
Requirements and Use Restrictions Could Adversely Affect Payments on Your
Certificates" below.

PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN THERE IS NO CHANGE IN CURRENT
OPERATING INCOME.

      Various factors may adversely affect the value of the mortgaged properties without affecting the properties' current net operating income. These factors include, among others:

      o     changes in governmental regulations, fiscal policy, zoning or tax laws;

      o     potential environmental legislation or liabilities or other legal liabilities;

      o     proximity and attractiveness of competing properties;

      o     new construction of competing properties in the same market;

      o     convertibility of a mortgaged property to an alternative use;

      o     the availability of refinancing; and

      o     changes in interest rate levels.

                                      S-47

TENANT CONCENTRATION INCREASES THE RISK THAT CASH FLOW WILL BE INTERRUPTED WHICH
COULD REDUCE PAYMENTS ON YOUR CERTIFICATES.

      A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single or large tenant or a small number of tenants because rent interruptions by a tenant may cause the borrower to default on its obligations to the lender. Sixty-six (66) of the mortgaged properties (certain of which secure multi-property mortgage loans), representing security for 16.5% of the initial mortgage pool balance (and for
18.6% of the initial loan group 1 balance), are leased to single tenants.
Mortgaged properties leased to a single tenant or a small number of tenants also are more susceptible to interruptions of cash flow if a tenant fails to renew its lease or defaults under its lease. This is so because:

      o     the financial effect of the absence of rental income may be severe;

      o     more time may be required to re-lease the space; and

      o     substantial capital costs may be incurred to make the space appropriate for replacement tenants.

      Additionally, some of the tenants at the mortgaged properties (including sole tenants or other significant tenants) have lease termination option dates or lease expiration dates that are prior to or shortly after the related maturity date or anticipated repayment date. See "--Tenant Bankruptcies May
Adversely Affect the Income Produced by the Mortgaged Properties and May
Adversely Affect the Payments on Your Certificates" below. Certain of the mortgaged properties may have tenants that sublet all or a portion of their space and although the rent roll continues to reflect those tenants' occupancy and those tenants continue to be responsible under the related lease, those tenants may not be in physical occupancy of their space. See Appendix B to this prospectus supplement for the expiration date of the leases for each of the top
3 tenants at each mortgaged property. There are a number of other mortgaged properties that similarly have a significant amount of scheduled lease expirations or potential terminations before the maturity of the related pooled mortgage loan, although those circumstances were generally addressed by escrow requirements or other mitigating provisions.

      Another factor that you should consider is that retail, industrial and office properties also may be adversely affected if there is a concentration of tenants in the same or similar business or industry.

      In some cases, the sole or a significant tenant is related to the subject borrower or an affiliate of that borrower.

      For further information with respect to tenant concentrations, see
Appendix B to this prospectus supplement.

VARIOUS ASSET-LEVEL CONFLICTS OF INTEREST MAY HAVE AN ADVERSE EFFECT ON YOUR
CERTIFICATES.

      Conflicts Between Managers and the Borrowers. Substantially all of the
property managers for the mortgaged properties securing the pooled mortgage loans or their affiliates manage additional properties, including properties that may compete with those mortgaged properties. Affiliates of the managers, and certain of the managers themselves, also may own other properties, including competing properties. The managers of the mortgaged properties securing the pooled mortgage loans may accordingly experience conflicts of interest in the management of those mortgaged properties.

      Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities
Also Have Risks. If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts. For instance, a landlord may be more inclined to waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. In some cases this affiliated lessee is physically occupying space related to its business; in other cases, the affiliated lessee is a tenant under a master lease with the borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. These master leases are typically used to bring occupancy to a "stabilized" level but may not provide additional economic support for the mortgage loan. We cannot assure you the space "leased" by a borrower affiliate will eventually be occupied by third party tenants and consequently, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower's ability to perform under the mortgage loan as it can directly interrupt the cash

                                      S-48

flow from the mortgaged property if the borrower's or its affiliate's financial condition worsens. These risks may be mitigated when mortgaged properties are leased to unrelated third parties.

RENEWAL, TERMINATION, EXPIRATION OF LEASES AND RELETTING ENTAILS RISKS THAT MAY
ADVERSELY AFFECT YOUR INVESTMENT.

      Repayment of pooled mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the related borrowers and property managers to renew the leases or to relet the space on comparable terms. Certain mortgaged properties securing the pooled mortgage loans may be leased in whole or in part to government sponsored tenants who have the right to cancel their leases at any time because of lack of appropriations. In addition, certain of the mortgaged properties securing the pooled mortgage loans may be leased to either a single or other significant tenant with a lease termination option date or lease expiration date that is prior to the maturity date or anticipated repayment date of such mortgage loan.

      In addition, certain properties may have significant tenants or groups of tenants that are paying rent but are not in occupancy or may have vacant space that is not leased, and in certain cases, the occupancy percentage could be less than 80%. Additionally, certain properties may have tenants who have executed leases but have not yet taken occupancy or commenced rent payments. Any "dark"
space may cause the property to be less desirable to other potential tenants or the related tenant may be more likely to default in its obligations under the lease. Certain properties may also have adjoining properties with "dark" spaces or "dark" shadow anchors. We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet.

      In the case of certain pooled mortgage loans, all or a substantial portion of the tenant leases at the mortgaged property may expire, or grant to one or more tenants a lease termination option that is exercisable, at various times prior to the loan's maturity date or anticipated repayment date, including single tenant properties whose sole tenant lease may expire or terminate prior to the loan's maturity date. We cannot assure you that (1) leases that expire can be renewed, (2) the space covered by leases that expire or are terminated can be re-leased in a timely manner at comparable rents or on comparable terms or (3) the related borrower will have the cash or be able to obtain the financing to fund any required tenant improvements. Further, lease provisions among tenants may conflict in certain instances, and create termination or other risks. Income from and the market value of the mortgaged properties securing the pooled mortgage loans would be adversely affected if vacant space in the mortgaged properties could not be leased for a significant period of time, if tenants were unable to meet their lease obligations or if, for any other reason, rental payments could not be collected or if one or more tenants ceased operations at the mortgaged property. Upon the occurrence of an event of default by a tenant, delays and costs in enforcing the lessor's rights could occur. In addition, certain tenants at the mortgaged properties securing the pooled mortgage loans may be entitled to terminate their leases or reduce their rents based upon negotiated lease provisions if, for example, an anchor tenant ceases operations at the related mortgaged property. In these cases, we cannot assure you that the operation of these provisions will not allow a termination or rent reduction. A tenant's lease may also be terminated or its terms otherwise adversely affected if a tenant becomes the subject of a bankruptcy proceeding.

      If a significant portion of a mortgaged property is leased to a single tenant, the failure of the borrower to relet that portion of the subject mortgaged property if that tenant vacates or fails to perform its obligations will have a greater adverse effect on your investment than if the subject mortgaged property were leased to a greater number of tenants.

      Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the related mortgaged properties.

      Fifty-nine (59) of the pooled mortgage loans, 47.9% of that portion of the initial mortgage pool balance that is represented by retail, office, industrial and/or mixed use properties, as of the cut-off date have either upfront and/or continuing reserves for tenant improvements and leasing commissions which may serve to defray such costs. There can be no assurances, however, that the funds
(if any) held in such reserves for tenant improvements and leasing commissions will be sufficient to cover any of the costs and expenses associated with tenant improvements or leasing commission obligations. In addition, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing rights and protecting its investment, including costs incurred in renovating or reletting the property.

                                      S-49

      If a mortgaged property has multiple tenants, re-leasing costs and costs of enforcing remedies against defaulting tenants may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. These costs may cause a borrower to default in its other obligations which could reduce cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

      See Appendix B and Appendix D to this prospectus supplement for additional information regarding the occupancy or percentage leased at the mortgaged properties. See Appendix B to this prospectus supplement for the lease expiration dates for the three largest tenants (or, if applicable, single tenant) at each retail, office, industrial or mixed-use mortgaged property. The
Percent Leased presented in Appendix B and Appendix D for each mortgaged property should not be construed as a statement that the relevant units, area or pads are occupied.

A CONCENTRATION OF MORTGAGED PROPERTIES IN ONE OR MORE GEOGRAPHIC AREAS REDUCES
DIVERSIFICATION AND MAY INCREASE THE RISK THAT YOUR CERTIFICATES MAY NOT BE PAID
IN FULL.

      Mortgaged properties located in New Jersey, Nevada, California, New York,
Pennsylvania and Texas represent security for 14.2%, 12.6%, 10.6%, 7.3%, 6.9%
and 6.1%, respectively, of the initial mortgage pool balance. Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural or man-made disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In some historical periods, several regions of the United States have experienced significant real estate downturns when others have not. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. Other regional factors, e.g., earthquakes, floods, hurricanes, changes in governmental rules or fiscal policies or terrorist acts also may adversely affect the mortgaged properties.
For example, mortgaged properties located in California may be more susceptible to certain hazards (such as earthquakes, widespread fires or hurricanes) than properties in other parts of the country and mortgaged properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. The hurricanes of 2005 and related windstorms, floods and tornadoes caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States
(parts of Texas, Louisiana, Mississippi and Alabama), parts of Florida and certain other parts of the southeastern United States. The mortgage loans do not all require the maintenance of flood insurance for the related mortgaged properties. We cannot assure you that any hurricane damage would be covered by insurance. See "--Other Risks --The Hurricanes of 2005" below, "Servicing of the
Mortgage Loans Under the Series 2007-PWR15 Pooling and Servicing
Agreement--Maintenance of Insurance" in this prospectus supplement and
"Description of the Pooling and Servicing Agreements--Hazard Insurance Policies"
in the accompanying prospectus.

PRIOR BANKRUPTCIES OR OTHER PROCEEDINGS MAY BE RELEVANT TO FUTURE PERFORMANCE.

      There can be no assurance that any borrower, or any principals of a borrower, have not been a party to bankruptcy proceedings, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings, in the past or that certain principals have not been equity owners in other mortgaged properties that have been subject to foreclosure proceedings.
In this respect, the principals of certain borrowers have been involved in foreclosure proceedings within the last 10 years. In addition, there may be pending or threatened foreclosure proceedings or other material proceedings of the borrowers, the borrower principals and the managers of the mortgaged properties securing the pooled mortgage loans and/or their respective affiliates.

      If a borrower or a principal of a borrower has been a party to such a proceeding or transaction in the past, we cannot also assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the Bankruptcy Code or otherwise, in the event of an action or threatened action by the mortgagee or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any foreclosure proceedings or other material proceedings will not have a material adverse effect on your investment.

                                      S-50

TENANT BANKRUPTCIES MAY ADVERSELY AFFECT THE INCOME PRODUCED BY THE MORTGAGED
PROPERTIES AND MAY ADVERSELY AFFECT THE PAYMENTS ON YOUR CERTIFICATES.

      The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, industrial and office properties, may adversely affect the income produced by the related mortgaged property. Under the federal bankruptcy code, a tenant/debtor has the option of affirming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant, absent collateral securing the claim. The claim would be limited to the unpaid rent under the lease for the periods prior to the bankruptcy petition, or earlier surrender of the leased premises, plus the rent under the lease for the greater of one year, or 15%, not to exceed three years, of the remaining term of such lease and the actual amount of the recovery could be less than the amount of the claim.

ENVIRONMENTAL CONDITIONS OF THE MORTGAGED PROPERTIES MAY SUBJECT THE TRUST FUND
TO LIABILITY UNDER FEDERAL AND STATE LAWS, REDUCING THE VALUE AND CASH FLOW OF
THE MORTGAGED PROPERTIES, WHICH MAY RESULT IN REDUCED PAYMENTS ON YOUR OFFERED
CERTIFICATES.

      The trust fund could become liable under certain circumstances for a material adverse environmental condition at any of the mortgaged properties securing the pooled mortgage loans. Any potential environmental liability could reduce or delay payments on the offered certificates.

      Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to such property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of asbestos-containing materials.
In some states, contamination of a property may give rise to a lien on the property to assure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage. Additionally, third parties may seek recovery from owners or operators of real properties for cleanup costs, property damage or personal injury associated with releases of, or other exposure to, hazardous substances related to the properties.

      The owner's liability for any required remediation generally is not limited by law and could, accordingly, exceed the value of the property and/or the aggregate assets of the owner. The presence of hazardous or toxic substances also may adversely affect the owner's ability to refinance the property or to sell the property to a third party. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the property and a borrower's ability to repay its mortgage loan.

      In addition, under certain circumstances, a lender (such as the trust)
could be liable for the costs of responding to an environmental hazard.

      Except for mortgaged properties that are the subject of environmental insurance obtained in lieu of a Phase I environmental site assessment as described under "Description of the Mortgage Pool--Assessments of Property Value
and Condition--Environmental Insurance", all of the mortgaged properties securing the mortgage loans have been subject to environmental site assessments by a third-party consultant, or in some cases an update of a previous assessment or transaction screen, in connection with the origination of the pooled mortgage loans. In some cases, a Phase II site assessment was also performed or recommended. In certain cases, these assessments revealed conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property or nearby properties, abate or remediate the condition, and/or provide additional security such as letters of credit, reserves, a secured creditor impaired property policy, environmental insurance policy or pollution legal liability environmental impairment policy or environmental indemnification. In certain cases, recommended Phase II site assessments were not performed and reserves or insurance policies were obtained in lieu thereof or the related lender otherwise determined not to have the Phase
II site assessment performed. Additionally, certain of the mortgaged properties have had recognized environmental conditions for which remediation has previously occurred or ongoing remediation or monitoring is still continuing.

                                      S-51

      In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged property, then:

      o     an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

      o     a responsible third party was identified as being responsible for the remediation; or

      o     the related originator of the pooled mortgage loan generally required the related borrower:

            (a)   to take investigative and/or remedial action (which may have included obtaining a Phase II environmental assessment); or

            (b)   to carry out an operation and maintenance plan or other
                  specific remedial measures post-closing and/or to establish an escrow reserve in an amount estimated to be sufficient for effecting that investigation, plan and/or the remediation; or

            (c)   to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related mortgage loan documents; or

            (d)   to obtain or seek a letter from the applicable regulatory
                  authority stating that no further action was required; or

            (e)   to obtain environmental insurance (in the form of a secured creditor impaired property policy or other form of
                  environmental insurance) or provide an indemnity from an
                  individual or an entity.

      Some borrowers under the pooled mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related mortgage loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been implemented or will continue to be complied with.

      In some cases, the environmental consultant did not recommend that any action be taken by the related borrower with respect to a potential adverse environmental condition at a mortgaged property because a responsible party, other than the related borrower, had been identified with respect to that condition. There can be no assurance, however, that such a responsible party will be willing or financially able to address the subject condition.

      In addition, certain properties may be undergoing ongoing monitoring in connection with past remediation or low levels of contamination.

      Forty-six (46) of the mortgaged properties, representing security for 7.0%
of the initial mortgage pool balance (which mortgaged properties consist of forty-two (42) mortgaged properties representing security for 7.4% of the initial loan group 1 balance and four (4) mortgaged properties representing security for 3.5% of the initial loan group 2 balance), are each the subject of a group secured creditor impaired property policy or an individual secured creditor impaired property policy, environmental insurance policy or pollution legal liability environmental impairment policy. In the case of each of these policies, the insurance was obtained to provide coverage to the holder of the pooled mortgage loan for certain losses that may arise from certain known or suspected adverse environmental conditions that exist or may arise at the related mortgaged property or was obtained in lieu of a Phase I environmental site assessment, in lieu of a recommended or required Phase II environmental site assessment or in lieu of an environmental indemnity from a borrower principal or a high net-worth entity. We describe the secured creditor impaired property policies, environmental insurance policies and pollution legal liability environmental impairment policies under "Description of the Mortgage
Pool--Assessments of Property Value and Condition--Environmental Insurance" in
this prospectus supplement.

                                      S-52

      We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

      o     future laws, ordinances or regulations will not impose any material environmental liability; or

      o     the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

      Portions of some of the mortgaged properties securing the pooled mortgage loans may include tenants who operate on-site dry-cleaners or gasoline stations.
Both types of operations involve the use and storage of hazardous substances, leading to an increased risk of liability to the tenant, the landowner and, under certain circumstances, a lender (such as the trust) under environmental laws. Dry-cleaners and gasoline station operators may be required to obtain various environmental permits and licenses in connection with their operations and activities and comply with various environmental laws, including those governing the use and storage of hazardous substances. These operations incur ongoing costs to comply with environmental laws governing, among other things, containment systems and underground storage tank systems. In addition, any liability to borrowers under environmental laws, including in connection with releases into the environment of gasoline, dry-cleaning solvents or other hazardous substances from underground storage tank systems or otherwise, could adversely impact the related borrower's ability to repay the related pooled mortgage loan.

      Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place.
If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a mortgaged property. The Phase I reports of certain mortgaged properties reported the presence of mold and recommended remediation of the mold. In addition, many of the insurance policies presently covering the mortgaged properties may specifically exclude losses due to mold.

      Before the applicable special servicer acquires title to a mortgaged property on behalf of the trust, it must obtain an environmental assessment of the related pooled property, or rely on a recent environmental assessment. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental assessment is obtained, or until any required remedial action is thereafter taken. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained. Moreover, we cannot assure you that this requirement will effectively insulate the trust from potential liability under environmental laws. Any such potential liability could reduce or delay payments to series 2007-PWR15 certificateholders.

IF A BORROWER IS UNABLE TO REPAY ITS LOAN ON ITS MATURITY DATE OR DOES NOT REPAY
ITS LOAN ON ANY ANTICIPATED REPAYMENT DATE, YOU MAY EXPERIENCE A LOSS OR DELAY
IN PAYMENTS ON YOUR CERTIFICATES.

      As described in this prospectus supplement, 99.0% of the pooled mortgage loans are balloon mortgage loans, including 6.1% of the pooled mortgage loans that provide material incentives for the related borrowers to repay the loan by their respective anticipated repayment dates prior to maturity. The ability of a borrower to make the required balloon payment on a balloon loan at maturity, and the ability of a borrower to repay a mortgage loan on or before any related anticipated repayment date, in each case depends upon its ability either to refinance the related pooled mortgage loan or to sell the mortgaged property for an amount that is sufficient to repay the mortgage loan in full with interest. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

      o     the availability of, and competition for, credit for commercial properties;

      o     prevailing interest rates;

                                      S-53

      o     the fair market value of the related mortgaged property;

      o     the borrower's equity in the related mortgaged property;

      o     the borrower's financial condition;

      o     the operating history and occupancy level of the mortgaged property;

      o     tax laws; and

      o     prevailing general and regional economic conditions.

      The availability of funds in the credit markets fluctuates over time.

      None of the mortgage loan sellers, any party to the series 2007-PWR15 pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan.

A BORROWER'S OTHER LOANS MAY REDUCE THE CASH FLOW AVAILABLE TO THE MORTGAGED
PROPERTY WHICH MAY ADVERSELY AFFECT PAYMENT ON YOUR CERTIFICATES; MEZZANINE
FINANCING REDUCES A PRINCIPAL'S EQUITY IN, AND THEREFORE ITS INCENTIVE TO
SUPPORT, A MORTGAGED PROPERTY.

      In the case of each of the mortgaged properties identified on Appendix B to this prospectus supplement as AMB-SGP, L.P. Portfolio, Sheraton Universal
Hotel, and Casual Cartage - Northeast and Casual Cartage - Southwest, that mortgaged property secures not only a pooled mortgage loan but also one or more non-pooled mortgage loans that are pari passu in right of payment with or subordinate in right of payment to that pooled mortgage loan and, in the case of the Sheraton Universal Hotel mortgaged property, the related borrower may receive one or more future advances under that non-pooled subordinate loan under various circumstances. In addition, the borrowers or their affiliates under some of the pooled mortgage loans have incurred, or are permitted to incur in the future, other indebtedness that is secured by the related mortgaged properties or direct or indirect ownership interests in the borrower. Furthermore, the pooled mortgage loans generally do not prohibit indebtedness that is secured by equipment or other personal property located at the mortgaged property or other obligations in the ordinary course of business relating to the mortgaged property. See "Description of the Mortgage Pool - Certain Characteristics of the
Mortgage Pool - Pari Passu, Subordinate and/or Other Financing" and Appendix B
to this prospectus supplement. Except as described in that section and Appendix
B, we make no representation with respect to the pooled mortgage loans as to whether any subordinate financing currently encumbers any mortgaged property, whether any borrower has incurred material unsecured debt or whether a third-party holds debt secured by a pledge of an equity interest in a related borrower.

      A number of the pooled mortgage loans have in place, or permit the borrower's owners to incur in the future, associated mezzanine or similar financing. See "Description of the Mortgage Pool - Certain Characteristics of
the Mortgage Pool--Pari Passu, Subordinate and/or Other Financing" in this prospectus supplement.

      Additionally, the terms of certain pooled mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

      In addition, in general, those borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents are not prohibited from incurring additional debt. Such additional debt may be secured by other property owned by those borrowers. Certain of these borrowers may have already incurred additional debt. In addition, the owners of such borrowers generally are not prohibited from incurring mezzanine debt secured by pledges of their equity interests in those borrowers.

                                      S-54

      When a mortgage loan borrower, or its constituent members, also has one or more other outstanding loans, even if the loans are subordinated or are mezzanine loans not directly secured by the mortgaged property, the trust is subjected to additional risks. For example, the borrower may have difficulty servicing and repaying multiple loans. Also, the existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan or sell the related mortgaged property and may thus jeopardize the borrower's ability to make any balloon payment due under the mortgage loan at maturity or to repay the mortgage loan on its anticipated repayment date.
Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property. Debt that is incurred by an equity owner of a borrower and is the subject of a guaranty of such borrower or is secured by a pledge of the equity ownership interests in such borrower effectively reduces the equity owners' economic stake in the related mortgaged property. While the mezzanine lender has no security interest in or rights to the related mortgaged property, a default under the mezzanine loan could cause a change in control of the related borrower. The existence of such debt may reduce cash flow on the related borrower's mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to suffer by not making capital infusions to support the mortgaged property.

      Additionally, if the borrower, or its constituent members, are obligated to another lender, actions taken by other lenders could impair the security available to the trust fund. If a junior lender files an involuntary bankruptcy petition against the borrower, or the borrower files a voluntary bankruptcy petition to stay enforcement by a junior lender, the trust's ability to foreclose on the mortgaged property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of a junior lender also may operate to stay foreclosure by the trust.

      Further, if another loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

BANKRUPTCY PROCEEDINGS RELATING TO A BORROWER CAN RESULT IN DISSOLUTION OF THE
BORROWER AND THE ACCELERATION OF THE RELATED MORTGAGE LOAN AND CAN OTHERWISE
IMPAIR REPAYMENT OF THE RELATED MORTGAGE LOAN.

      Under the federal bankruptcy code, the filing of a bankruptcy petition by or against a borrower will stay the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then current value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the then current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

      o     grant a debtor a reasonable time to cure a payment default on a mortgage loan;

      o     reduce monthly payments due under a mortgage loan;

      o     change the rate of interest due on a mortgage loan; or

      o     otherwise alter the mortgage loan's repayment schedule.

      Additionally, the trustee of the borrower's bankruptcy or the borrower, as debtor in possession, has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of the mortgage lender may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

      The filing of a bankruptcy petition will also stay the lender from enforcing a borrower's assignment of rents and leases. The federal bankruptcy code also may interfere with the trustee's ability to enforce any lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or reduce the lender's receipt of rents. A bankruptcy court may also permit rents otherwise subject to an assignment and/or lockbox arrangement to be used by the borrower to maintain the mortgaged property or for other court authorized expenses.

                                      S-55

      As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

      The mortgage pool includes some groups of mortgage loans where the mortgage loans in the particular group are not cross-collateralized or cross-defaulted but were made to borrowers related through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed. See "Description of the Mortgage
Pool--Cross-Collateralized Mortgage Loans and Multi-Property Mortgage Loans;
Mortgage Loans with Affiliated Borrowers" in this prospectus supplement. The bankruptcy or insolvency of any such borrower or respective affiliate could have an adverse effect on the operation of all of the related mortgaged properties and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a person that owns or controls several mortgaged properties experiences financial difficulty at one such property, it could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all the related pooled mortgage loans.

      As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

      A number of the borrowers under the pooled mortgage loans are limited or general partnerships. Under some circumstances, the bankruptcy of a general partner of the partnership may result in the dissolution of that partnership.
The dissolution of a borrower partnership, the winding up of its affairs and the distribution of its assets could result in an early repayment of the related mortgage loan.

      With respect to a number of the pooled mortgage loans, the borrowers own the related mortgaged property as tenants in common. The bankruptcy, dissolution or action for partition by one or more of the tenants in common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant in common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related pooled mortgage loan. Not all tenants in common for all pooled mortgage loans are special purpose entities.

      We cannot assure you that any principal or affiliate of any borrower under a pooled mortgage loan has not been a party to any bankruptcy proceeding.

BORROWERS THAT ARE NOT BANKRUPTCY REMOTE ENTITIES MAY BE MORE LIKELY TO FILE
BANKRUPTCY PETITIONS AND THIS MAY ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES.

      While many of the borrowers under the pooled mortgage loans have agreed to certain special purpose covenants to limit the bankruptcy risk arising from activities unrelated to the operation of the mortgaged property, some borrowers under the pooled mortgage loans are not special purpose entities. Additionally, most borrowers under the pooled mortgage loans and their owners do not have an independent director whose consent would be required to file a bankruptcy petition on behalf of such borrower. One of the purposes of an independent director is to avoid a bankruptcy petition filing that is intended solely to benefit a borrower's affiliate and is not justified by the borrower's own economic circumstances.

THE OPERATION OF COMMERCIAL PROPERTIES IS DEPENDENT UPON SUCCESSFUL MANAGEMENT.

      The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is generally responsible for:

      o     responding to changes in the local market;

      o     planning and implementing the rental structure;

      o     operating the property and providing building services;

                                      S-56

      o     managing operating expenses; and

      o     assuring that maintenance and capital improvements are carried out in a timely fashion.

      Properties deriving revenues primarily from short-term sources are generally more management-intensive than properties leased to creditworthy tenants under long-term leases.

      A property manager, by controlling costs, providing appropriate service to tenants and overseeing property maintenance and general upkeep, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income producing property.

      We make no representation or warranty as to the skills of any present or future managers with respect to the mortgaged properties securing the pooled mortgage loans. Additionally, we cannot assure you that any of those property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

PROVISIONS REQUIRING YIELD MAINTENANCE CHARGES OR DEFEASANCE PROVISIONS MAY NOT
BE ENFORCEABLE.

      Provisions in the pooled mortgage loans requiring yield maintenance charges or lock-out periods may not be enforceable in some states and under federal bankruptcy law. Provisions in the pooled mortgage loans requiring yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge under a pooled mortgage loan will be enforceable. Also, we cannot assure you that foreclosure proceeds under a pooled mortgage loan will be sufficient to pay an enforceable yield maintenance charge.

      Additionally, although the collateral substitution provisions in the pooled mortgage loans related to defeasance do not have the same effect on the series 2007-PWR15 certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

THE ABSENCE OF LOCKBOXES ENTAILS RISKS THAT COULD ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES.

      Most of the mortgage loans that we intend to include in the trust fund do not require the related borrower presently to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

RESERVES TO FUND CAPITAL EXPENDITURES MAY BE INSUFFICIENT AND THIS MAY ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES.

      Although many of the mortgage loans that we intend to include in the trust fund require that funds be put aside for specific reserves, certain of those mortgage loans do not require any reserves. Furthermore, we cannot assure you that any such reserve amounts that do or may exist at any time will be sufficient to cover the actual costs of the items for which the reserves were established. We also cannot assure you that cash flow from the related mortgaged properties will be sufficient to fully fund any applicable ongoing monthly reserve requirements.

                                      S-57

INADEQUACY OF TITLE INSURERS MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES.

      Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any pooled mortgage loan:

      o     a title insurer will have the ability to pay title insurance claims made upon it;

      o     the title insurer will maintain its present financial strength; or

      o     a title insurer will not contest claims made upon it.

MORTGAGED PROPERTIES THAT ARE NOT IN COMPLIANCE WITH ZONING AND BUILDING CODE
REQUIREMENTS AND USE RESTRICTIONS COULD ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES.

      Noncompliance with zoning and building codes may cause the borrower with respect to any pooled mortgage loan to experience cash flow delays and shortfalls that would reduce or delay the amount of proceeds available for distributions on your certificates. The mortgage loan sellers have taken steps to establish that the use and operation of the mortgaged properties securing the pooled mortgage loans are in compliance in all material respects with all applicable zoning, land-use and building ordinances, rules, regulations, and orders. Evidence of this compliance may be in the form of legal opinions, zoning consultants reports, confirmations from government officials, title policy endorsements and/or representations by the related borrower in the related mortgage loan documents. These steps may not have revealed all possible violations.

      Some violations of zoning, land use and building regulations may be known to exist at any particular mortgaged property, but the mortgage loan sellers generally do not consider those defects known to them to be material or have obtained title policy endorsements and/or law and ordinance insurance to mitigate the risks of loss associated with any material violation or noncompliance. In some cases, the use, operation and/or structure of a mortgaged property constitutes a permitted nonconforming use and/or structure as a result of changes in zoning laws after such mortgaged properties were constructed or for other reasons, and the structure may not be rebuilt to its current state or be used for its current purpose if a material casualty event occurs. Insurance proceeds may not be sufficient to pay the related pooled mortgage loan in full if a material casualty event were to occur, or the mortgaged property, as rebuilt for a conforming use and/or structure, may not generate sufficient income to service the related pooled mortgage loan and the value of the mortgaged property or its revenue producing potential may not be the same as it was before the casualty. If a mortgaged property could not be rebuilt to its current state or its current use were no longer permitted due to building violations or changes in zoning or other regulations, then the borrower might experience cash flow delays and shortfalls or be subject to penalties that would reduce or delay the amount of proceeds available for distributions on your certificates.

      In addition, certain mortgaged properties may be subject to zoning, land use or building restrictions in the future. In this respect, certain of the mortgaged properties may be subject to historical landmark designations, which restrict the ability of the related owners to alter the structures.

      Certain mortgaged properties may be subject to use restrictions pursuant to reciprocal easement or operating agreements. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, signs and common area use, and limitations on the borrower's right to certain types of facilities within a prescribed radius, among other things. These limitations could adversely affect the ability of the borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loans.

      With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as World Market Center
II, which represents security for approximately 12.3% of the initial mortgage pool balance (and 13.8% of the initial loan group 1 balance), there are insufficient parking spaces on the property to comply with applicable zoning requirements. A parking garage is currently being constructed by an affiliate of the borrower and construction is expected to be completed on or before July 31,
2008. In the interim, the required parking for the mortgaged

                                      S-58

property is being licensed by the borrower, which license will expire approximately 6 months after the expected completion of the parking garage. We cannot assure you that construction of the parking garage will be completed prior to the expiration of the license and the borrower may not be able to extend the license beyond the expiration date. Therefore, we cannot assure you that the mortgaged property will continue to be in compliance with applicable law and that such failure to comply would not have an adverse affect on the operation of the related mortgaged property or the mortgage loan.

CONDEMNATIONS WITH RESPECT TO MORTGAGED PROPERTIES COULD ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES.

      From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the pooled mortgage loans. We cannot assure you that the proceeds payable in connection with a total condemnation will be sufficient to restore the subject mortgaged property or to satisfy the remaining indebtedness of the related pooled mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of the affected mortgaged property, or on an affected borrower's ability to meet its obligations under the related pooled mortgage loan.
Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon the distributions on your certificates.

THE ABSENCE OF OR INADEQUACY OF INSURANCE COVERAGE ON THE PROPERTY MAY ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES.

      The mortgaged properties securing the pooled mortgage loans may suffer casualty losses due to risks (including acts of terrorism) that are not covered by insurance or for which insurance coverage is not adequate or available at commercially reasonable rates or has otherwise been contractually limited by the related mortgage loan documents. Moreover, if reconstruction or major repairs are required following a casualty, changes in laws that have occurred since the time of original construction may materially impair the borrower's ability to effect such reconstruction or major repairs or may materially increase the cost thereof.

      Some of the mortgaged properties securing the pooled mortgage loans are located in California, Texas, Florida, Louisiana and coastal areas of certain other states and jurisdictions (including southeastern coastal states), which states and areas have historically been at greater risk of acts of nature, including earthquakes, hurricanes and floods. The mortgage loans that we intend to include in the trust fund generally do not expressly require borrowers to maintain insurance coverage for earthquakes, hurricanes or floods and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks.

      With respect to substantially all of the mortgage loans that we intend to include in the trust, the related mortgage loan documents generally provide that either (a) the borrowers are required to maintain full or partial insurance coverage for property damage to the related mortgaged property against certain acts of terrorism (except that (i) the requirement to obtain such insurance coverage may be subject to, in certain instances, the commercial availability of that coverage, certain limitations with respect to the cost thereof, whether such hazards are at the time commonly insured against for property similar to such mortgaged properties and located in or around the region in which such mortgaged property is located and/or the types of terrorist attack (e.g., certified or non-certified acts of terrorism within the meaning of the Terrorism
Risk Insurance Act of 2002, as amended) and (ii) in certain cases the borrower is permitted to self-insure for that coverage subject to the borrower's owner satisfying certain minimum net worth requirements or having an investment grade rating and satisfying maximum leverage limits on its real estate portfolio) or
(b) the borrowers are required to provide such additional insurance coverage as a lender (such as the trust) may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties. At the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will continue to be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those mortgaged properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates. Such policies may also not provide coverage for biological, chemical or nuclear events. In addition, in cases where the related mortgage loan documents do not expressly require insurance against acts of terrorism, but permit the lender to require such other insurance as is reasonable, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost.

                                      S-59

      Among the ten largest pooled mortgage loans, the pooled mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as World Market Center II, AMB-SGP, L.P. Portfolio, Renaissance
Orlando at Sea World, Sheraton Universal Hotel, 777 Scudders Mill Road-Unit 3,
777 Scudders Mill Road-Unit 1, 777 Scudders Mill Road-Unit 2 and Utopia Center
contain provisions specifically limiting the borrower's obligation to obtain terrorism insurance and the other pooled mortgage loans among the ten largest pooled mortgage loans do not contain such specific provisions.

      With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as World Market Center
II, which represents security for approximately 12.3% of the initial mortgage pool balance (and 13.8% of the initial loan group 1 balance), if TRIA is in effect, and if acts of terrorism are excluded from the borrower's comprehensive all risk insurance policy, the borrower is required to obtain an endorsement to this policy or a separate policy insuring against all "certified acts of terrorism" as defined in TRIA and "fire following," provided that the total annual premium payable by the borrower for such terrorism coverage does not exceed $450,000, as may be increased annually as provided in the loan documents.
If TRIA is no longer in effect and terrorism coverage is excluded from the borrower's comprehensive all risk insurance policy or business income insurance coverage, so long as the lender determines in its reasonable judgment that (a)
either (i) prudent owners of real estate comparable to the mortgaged property are maintaining terrorism coverage or (ii) that prudent institutional lenders to such owners are requiring that such owners maintain terrorism coverage, and (b)
terrorism coverage is available at commercially reasonable rates, then the borrower is required to obtain terrorism coverage. If TRIA is no longer in effect and if a rating agency would not provide or maintain a rating for any portion of the mortgage loan or the 2007-PWR15 Certificates which would otherwise be available but for the failure to maintain terrorism coverage, then the borrower is required to obtain terrorism coverage if obtainable from any insurer or governmental authority. With respect to periods where TRIA is no longer in effect, if the total annual premium for obtaining terrorism coverage exceeds $900,000, which amount may be increased annually as provided in the loan documents, the borrower is only required to obtain such terrorism coverage as is commercially available upon the payment of $900,000 per annum.

      With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as AMB-SGP, L.P.
Portfolio, which represents security for approximately 5.7% of the initial mortgage pool balance (and 6.4% of the initial loan group 1 balance), if TRIA is no longer in effect, terrorism insurance is only required to the extent that such insurance can be purchased for a premium equal to $215,000 per annum.

      With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Renaissance Orlando at
Sea World, which represents security for approximately 3.1% of the initial mortgage pool balance (and 3.5% of the initial loan group 1 balance), the borrower is required to maintain commercial property and business income insurance that provides coverage for losses resulting from perils and acts of terrorism, provided that the deductible for this coverage does not exceed
$500,000 and the coverage can be obtained at a commercially reasonably cost or, if the borrower's insurance contains an exclusion for terrorism, the borrower is required to maintain terrorism coverage if it is commercially available and can be obtained at a commercially reasonable cost. If the borrower maintains terrorism coverage through a blanket insurance policy, then the borrower is only required to obtain as much coverage for terrorism losses as is available at a cost equal to $500,000.

      With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Sheraton Universal
Hotel, which represents security for approximately 3.0% of the initial mortgage pool balance (and 3.4% of the initial loan group 1 balance), if TRIA is no longer in effect, terrorism insurance is only required to the extent that such insurance can be purchased for a premium equal to the lesser of (i) 200% of the cost of the all risk coverage in effect at origination and (ii) the amount necessary to purchase terrorism insurance for the full replacement cost of the
Mortgaged Property, as reasonably determined by the lender.

      With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as 777 Scudders Mill
Road-Unit 3, which represents security for approximately 2.2% of the initial mortgage pool balance (and 2.4% of the initial loan group 1 balance), the borrower is required to maintain property insurance that provides coverage for losses resulting from perils and acts of terrorism, provided that the terrorism insurance coverage does not exceed one and one-half times the current cost of stand-alone terrorism insurance coverage.

                                      S-60

      With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as 777 Scudders Mill
Road-Unit 1, which represents security for approximately 2.1% of the initial mortgage pool balance (and 2.4% of the initial loan group 1 balance), the borrower is required to maintain property insurance that provides coverage for losses resulting from perils and acts of terrorism, provided that the terrorism insurance coverage does not exceed one and one-half times the current cost of stand-alone terrorism insurance coverage.

      With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as 777 Scudders Mill
Road-Unit 2, which represents security for approximately 1.9% of the initial mortgage pool balance (and 2.1% of the initial loan group 1 balance), the borrower is required to maintain property insurance that provides coverage for losses resulting from perils and acts of terrorism, provided that the terrorism insurance coverage does not exceed one and one-half times the current cost of stand-alone terrorism insurance coverage.

      With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Utopia Center, which represents security for approximately 1.7% of the initial mortgage pool balance
(and 1.9% of the initial loan group 1 balance), the borrower is required to use commercially reasonable efforts to maintain insurance against damage resulting from acts of terrorism, or obtain an insurance policy without a terrorism exclusion, if such insurance is available at commercially reasonable rates, and provided that such insurance is available from any insurer or the United States of America or any agency and instrumentality thereof, and the lack of such insurance in and of itself will result in a downgrade by any rating agency issuing any statistical rating to the then current ratings assigned to the
2007-PWR15 Certificates.

      Other mortgage loans may provide similar restrictions on the obligation of the borrower to maintain terrorism insurance coverage.

      Some of the mortgaged properties securing the pooled mortgage loans are covered by blanket insurance policies which also cover other properties of the related borrower or its affiliates. In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies may thereby be reduced and could be insufficient to cover each mortgaged property's insurable risks.

      After the terrorist attacks of September 11, 2001, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In response to this situation, Congress enacted the Terrorism Risk
Insurance Act of 2002, which was amended and extended by the Terrorism Risk
Insurance Extension Act of 2005, signed into law by President Bush on December
22, 2005. The Terrorism Risk Insurance Extension Act of 2005 requires that qualifying insurers offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses. The federal government covers 90% (85% for acts of terrorism occurring in 2007) of the losses from covered certified acts of terrorism on commercial risks in the United States only, in excess of a specified deductible amount calculated as a percentage of an affiliated insurance group's prior year premiums on commercial lines policies covering risks in the United States. This specified deductible amount is 17.5% of such premiums for losses occurring in 2006, and 20% of such premiums for losses occurring in 2007. Further, to trigger coverage under the Terrorism Risk
Insurance Extension Act of 2005, the aggregate industry property and casualty insurance losses resulting from an act of terrorism must exceed $50 million from
April 2006 through December 2006 and $100 million for acts of terrorism occurring in 2007. The Terrorism Risk Insurance Extension Act of 2005 now
excludes coverage for commercial auto, burglary and theft, surety, professional liability and farm owners' multiperil. The Terrorism Risk Insurance Extension
Act of 2005 will expire on December 31, 2007.

      The Terrorism Risk Insurance Extension Act of 2005 applies only to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely domestic terrorism. Further, any such attack must be certified as an "act of terrorism"
by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude from coverage under their policies losses resulting from terrorist acts not covered by the Terrorism Risk
Insurance Extension Act of 2005. Moreover, the Terrorism Risk Insurance
Extension Act of 2005's deductible and copayment provisions still leave insurers with high potential exposure for terrorism-related claims. Because nothing in the act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage is still expected to be high.

                                      S-61

      In addition to exclusions related to terrorism, certain of the insurance policies covering the mortgaged properties may specifically exclude coverage for losses due to mold or other potential causes of loss. We cannot assure you that a mortgaged property will not incur losses related to a cause of loss that is excluded from coverage under the related insurance policy.

      As a result of these factors, the amount available to make distributions on your certificates could be reduced.

PROPERTY INSPECTIONS AND ENGINEERING REPORTS MAY NOT REFLECT ALL CONDITIONS THAT
REQUIRE REPAIR ON A MORTGAGED PROPERTY.

      Licensed engineers or consultants generally inspected the related mortgaged properties (unless improvements are not part of the mortgaged property) and, in most cases, prepared engineering reports in connection with the origination of the pooled mortgage loans or with this offering to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. In those cases where a material condition was disclosed, such condition generally has been or is generally required to be remedied to the mortgagee's satisfaction, or funds or a letter of credit as deemed necessary by the related mortgage loan seller or the related engineer or consultant have been reserved to remedy the material condition.
Neither we nor any of the mortgage loan sellers conducted any additional property inspections in connection with the issuance of the series 2007-PWR15 certificates.

APPRAISALS MAY NOT ACCURATELY REFLECT THE VALUE OF THE MORTGAGED PROPERTIES.

      In general, in connection with the origination of each pooled mortgage loan or in connection with this offering, an appraisal was conducted in respect of the related mortgaged property by an independent appraiser that was state-certified and/or a Member of the Appraisal Institute or an update of an existing appraisal was obtained. The resulting estimates of value are the basis of the cut-off date loan-to-value ratios referred to in this prospectus supplement. In some cases, the related appraisal may value the property on a portfolio basis, which may result in a higher value than the aggregate value that would result from a separate individual appraisal on each mortgaged property. Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values. The appraiser may have reached a different conclusion of value than the conclusion that would be reached by a different appraiser appraising the same property, or that would have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. Moreover, the values of the mortgaged properties securing the pooled mortgage loans may have changed significantly since the appraisal or market study was performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. The estimates of value reflected in the appraisals and the related loan-to-value ratios are presented for illustrative purposes only in Appendix A and Appendix B to this prospectus supplement. In each case, the estimate presented is the one set forth in the most recent appraisal available to us as of the cut-off date, although we generally have not obtained updates to the appraisals. We cannot assure you that the appraised values indicated accurately reflect past, present or future market values of the mortgaged properties securing the pooled mortgage loans.

      The appraisals for certain mortgaged properties state a "stabilized value"
as well as an "as-is" value for such properties based on the assumption that certain events will occur with respect to the re-tenanting, renovation or other repositioning of such properties. The stabilized value is presented as the
Appraised Value in this prospectus supplement to the extent stated in the notes titled "Footnotes to Appendix B and Appendix C".

THE OPERATION OF A MORTGAGED PROPERTY FOLLOWING FORECLOSURE MAY AFFECT THE TAX
STATUS OF THE TRUST FUND AND MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES.

      If the trust fund acquires a mortgaged property as a result of a foreclosure or deed in lieu of foreclosure, the applicable special servicer will generally retain an independent contractor to operate the property. Generally, the trust fund will be able to perform construction work through the independent contractor on any mortgaged property, other than repair and maintenance, only if such construction was at least 10% completed at the time a default on the related mortgage loan became imminent. In addition, any net income from operations other than qualifying "rents from real property" within the

                                      S-62

meaning of Section 856(d) of the Internal Revenue Code of 1986, or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the trust fund to a federal tax on such income at the highest marginal corporate tax rate, which is currently 35%, and, in addition, possible state or local tax. In this event, the net proceeds available for distribution on your certificates may be reduced. The applicable special servicer may permit the trust fund to earn such above described "net income from foreclosure property" but only if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property.

      In addition, if the trust fund were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York and California, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the series 2007-PWR15 certificateholders.

TENANT LEASES MAY HAVE PROVISIONS THAT COULD ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES.

      In certain jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions which require the tenant to recognize a successor owner, following foreclosure, as landlord under the lease, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of these provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

      Some of the leases at the mortgaged properties securing the mortgage loans included in the trust may not be subordinate to the related mortgage. If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property unless it has otherwise agreed with the tenant. If the lease contains provisions inconsistent with the mortgage, for example, provisions relating to application of insurance proceeds or condemnation awards, or which could affect the enforcement of the lender's rights (such as a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

LITIGATION ARISING OUT OF ORDINARY BUSINESS COULD ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES.

      There may be pending or threatened legal proceedings against the borrowers, the borrower principals and the managers of the mortgaged properties securing the pooled mortgage loans and/or their respective affiliates arising out of their ordinary course of business. We cannot assure you that any such litigation would not have a material adverse effect on your certificates.

      In the case of the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as World Market Center
II, which represents security for approximately 12.3% of the initial mortgage pool balance (and 13.8% of the initial loan group 1 balance), certain of the owners of Alliance Network, LLC, the indirect owner of 50% of the equity interests in the related borrowers, have been involved in ongoing disputes with each other relating to authority and other matters under the Alliance organizational documents. Although, according to the borrower, these disputes have not yet led to litigation, we cannot assure you that litigation will not be filed in the future. If litigation is commenced, we cannot assure you that the litigation would not adversely affect the performance of the mortgaged property, and therefore the mortgage loan.

THE COSTS OF COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 AND
FAIR HOUSING LAWS MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS
MORTGAGE LOAN.

      Under the Americans with Disabilities Act of 1990, public accommodations are required to meet certain federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the Americans with
Disabilities Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. If a borrower incurs such costs or fines, the amount available to make payments on the related pooled mortgage loan would be reduced.

                                      S-63

      In addition, under the Federal Fair Housing Act, analogous statutes in some states and regulations and guidelines issued pursuant to those laws, any and all otherwise-available units in a multifamily apartment building must be made available to any disabled person who meets the financial criteria generally applied by the landlord, including implementing alterations and accommodations in certain circumstances. The costs of this compliance may be high and the penalties for noncompliance may be severe. Thus, these fair housing statutes, regulations and guidelines present a risk of increased operating costs to the borrowers under the pooled mortgage loans secured by multifamily apartment buildings, which may reduce (perhaps significantly) amounts available for payment on the related pooled mortgage loan.

LOANS SECURED BY MORTGAGES ON A LEASEHOLD INTEREST WILL SUBJECT YOUR INVESTMENT
TO A RISK OF LOSS UPON A LEASE DEFAULT.

      In the case of five (5) mortgaged properties, with an aggregate allocated loan amount representing 7.0% of the initial mortgage pool balance (and 7.8% of the initial loan group 1 balance), the borrower's interest consists solely, or in material part, of a leasehold or sub-leasehold interest under a ground lease.
These mortgaged properties consist of the mortgaged properties identified on
Appendix B to this prospectus supplement as Renaissance Orlando at Sea World
(which secures a pooled mortgage loan that is among the ten largest pooled mortgage loans), Summit Place Office, Pine Creek Center, Marple Home Depot and
The Shoppes of Long Grove.

      Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the lender (such as the trust) would lose its security. Generally, each related ground lease requires the ground lessor to give the lender notice of the ground lessee/borrower's defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the ground lessor, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

      Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor ground lessor rejects the lease, the ground lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the lease (including renewals). If a debtor ground lessee/borrower rejects any or all of the leases, the leasehold lender could succeed to the ground lessee/borrower's position under the lease only if the ground lease specifically grants the lender such right. If both the ground lessor and the ground lessee/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt ground lessee/borrower's right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated.
In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

      Most of the ground leases securing the mortgaged properties provide that the ground rent payable thereunder increases during the term of the lease. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

      The grant of a mortgage lien on its fee interest by a land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

CONDOMINIUM OR COOPERATIVE OWNERSHIP MAY LIMIT USE AND IMPROVEMENTS.

      With respect to certain of the pooled mortgage loans, the related mortgaged property consists of an interest of the related borrower in commercial condominium or cooperative interests in buildings and/or other improvements and/or land, and related interests in the common areas and the related voting rights in the condominium association, or ownership interest in the cooperative.
The condominium or cooperative interests described above in some cases may constitute less than a majority of such voting rights and/or may not entail an ability to prevent adverse changes in the governing organizational document for the condominium or cooperative entity. In the case of condominiums, a board of managers generally has

                                      S-64

discretion to make decisions affecting the condominium and there may be no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant impact on the mortgage loans in the trust fund that are secured by mortgaged properties consisting of such condominium interests. There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the applicable special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject mortgaged property, due to the possible existence of multiple loss payees on any insurance policy covering such mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any.
In the case of cooperatives, there is likewise no assurance that the borrower under a mortgage loan secured by ownership interests in the cooperative will have any control over decisions made by the cooperative's board of directors, that such decisions may not have a significant impact on the mortgage loans in the trust fund that are secured by mortgaged properties consisting of cooperative interests or that the operation of the property before or after any foreclosure will not be adversely affected by rent control or rent stabilization laws. See "Risk Factors--Risks Related to Mortgage Loans--Mortgage loans secured by cooperatively owned apartment buildings are subject to the risk that tenant-shareholders of a cooperatively owned apartment building will be unable to make the required maintenance payments" in the accompanying prospectus.
Consequently, servicing and realizing upon the collateral described above could subject the series 2007-PWR15 certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

TENANCIES IN COMMON MAY HINDER RECOVERY.

      The nineteen (19) pooled mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Northampton
Crossing, Cost Plus Windsor, Springs Medical Office Portfolio, Cabot Oil & Gas
Building, Ventana Village Shopping Center, Scranton Portfolio, Colonia Verde
Shopping Center, 6006 Executive Boulevard, Best Buy Danvers, The Sidway,
Security SS, Casual Cartage - Northeast, 2700 - 2702 Otis Corley, Tech
Industrial, Eckerd Monticello, Parkridge Apartments, Casual Cartage - Southwest,
Rite Aid - Orem and Houston All Weather Storage, which represent 1.9%, 1.4%,
1.2%, 0.8%, 0.6%, 0.6%, 0.5%, 0.4%, 0.3%, 0.2%, 0.1%, 0.1%, 0.1%, 0.1%, 0.1%,
0.1%, 0.1%, 0.1% and 0.1%, respectively, of the initial mortgage pool balance
(and, in the aggregate, 8.7% of the initial mortgage pool balance, 9.4% of the initial loan group 1 balance and 2.7% of the initial loan group 2 balance), have borrowers that either own the related mortgaged properties as tenants in common or are permitted under their related loan documents to convert their ownership structure to a tenancy in common. In general, with respect to a tenant in common ownership structure, each tenant in common owns an undivided share in the property and if such tenant in common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition), such tenant in common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a borrower exercises such right of partition, the related pooled mortgage loan may be subject to prepayment. In addition, the tenant in common structure may cause delays in the enforcement of remedies because each time a tenant in common borrower files for bankruptcy, the bankruptcy court stay will be reinstated. In some cases, the related tenant in common borrower waived its right to partition, reducing the risk of partition.
However, there can be no assurance that, if challenged, this waiver would be enforceable. In addition, in some cases, the related pooled mortgage loan documents provide for full recourse or personal liability for losses as to the related tenant in common borrower and the guarantor or for the occurrence of an event of default under such pooled loan documents if a tenant in common files for partition. In some cases, the related borrower is a special purpose entity
(in some cases bankruptcy remote), reducing the risk of bankruptcy. There can be no assurance that a bankruptcy proceeding by a single tenant in common borrower will not delay enforcement of this pooled mortgage loan. Additionally, in some cases, subject to the terms of the related mortgage loan documents, a borrower or a tenant-in-common borrower may assign its interests to one or more tenant-in-common borrowers. Such change to, or increase in, the number of tenant-in-common borrowers increases the risks related to this ownership structure.

                                      S-65

THE RECORDING OF THE MORTGAGES IN THE NAME OF MERS MAY AFFECT THE YIELD ON THE
CERTIFICATES.

      The mortgages or assignments of mortgage for some of the pooled mortgage loans have been or may be recorded in the name of Mortgage Electronic
Registration Systems, Inc. or MERS, solely as nominee for the lender and its successors and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS system. However, if MERS discontinues the MERS system and it becomes necessary to record an assignment of mortgage to the
Trustee, then any related expenses will be paid by the Trust and will reduce the amount available to pay principal of and interest on the certificates.

      The recording of mortgages in the name of MERS is a fairly recent practice in the commercial mortgage lending industry. Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosures sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certi?cateholders and increase the amount of losses on the pooled mortgage loans.

RISKS RELATING TO FLOATING RATE TERMS OF AND ABSENCE OF LIBOR CAPS ON AMB-SGP,
L.P. PORTFOLIO NON-POOLED PARI PASSU COMPANION LOAN, AMB-SGP, L.P. PORTFOLIO
NON-POOLED SUBORDINATE FLOATING RATE MORTGAGE LOAN AND SHERATON UNIVERSAL HOTEL
NON-POOLED SUBORDINATE LOAN.

      Each of the AMB-SGP, L.P. Portfolio Non-Pooled Pari Passu Companion Loan,
the AMB-SGP, L.P. Portfolio Non-Pooled Subordinate Floating Rate Loan and the
Sheraton Universal Hotel Non-Pooled Subordinate Loan bears interest at a floating rate based on one-month LIBOR, does not provide for interest rate protection (for example, by means of a maximum LIBOR rate, a maximum mortgage interest rate or limits on the amount by which LIBOR or the mortgage interest rate may adjust for any period) and the related borrower did not obtain an interest rate cap agreement. Accordingly, if interest rates rise, debt service for each of those loans will generally increase as interest rates rise. In contrast, rents and other income from the related mortgaged property(ies) are not expected to rise significantly as interest rates rise. Accordingly, rises in interest rates would generally have an adverse effect on the then-current ability of the net cash flow derived from the operation of the related mortgaged property(ies) to cover debt service due on the related Mortgage Loan Group and may have an adverse effect on the ability of the related borrower to make all payments due on the mortgage loans in the related Mortgage Loan Group.
Information presented in this prospectus supplement concerning the underwritten debt service coverage ratios of the AMB-SGP, L.P. Portfolio Pooled Mortgage Loan and the Sheraton Universal Hotel are based on an assumed level of LIBOR equal to
5.50% per annum for purposes of the AMB-SGP, L.P. Portfolio Non-Pooled Pari
Passu Companion Loan and, if the relevant calculation takes account of the
AMB-SGP, L.P. Portfolio Non-Pooled Subordinate Loans or the Sheraton Universal
Hotel Non-Pooled Subordinate Loan, for purposes of the AMB-SGP, L.P. Portfolio
Non-Pooled Subordinate Floating Rate Loan or the Sheraton Universal Hotel
Non-Pooled Subordinate Loan, as the case may be. The LIBOR rate upon which payments due in the future under the AMB-SGP, L.P. Portfolio Non-Pooled Pari
Passu Companion Loan, the AMB-SGP, L.P. Portfolio Non-Pooled Subordinate
Floating Rate Loan and the Sheraton Universal Hotel Non-Pooled Subordinate Loan
will be based may be lower or higher (and may be substantially higher) than the assumed LIBOR rate described above.

OTHER RISKS

TERRORIST ATTACKS MAY ADVERSELY AFFECT THE VALUE OF THE OFFERED CERTIFICATES AND
PAYMENTS ON THE UNDERLYING MORTGAGE LOANS.

      Terrorist attacks may occur at any time at any location in the world, including in the United States and at or near the mortgaged properties that secure the pooled mortgage loans. It is impossible to predict when, how, why or where terrorist attacks may occur in the United States or elsewhere and the nature and extent of the effects of any terrorist attacks on world, national, regional or local economies, securities, financial or real estate markets or spending or travel habits. Perceptions that terrorist attacks may occur or be imminent may have the same or similar effects as actual terrorist attacks, even if terrorist attacks do not materialize.

                                      S-66

THE HURRICANES OF 2005.

      In August, September and October 2005, Hurricanes Katrina, Rita and Wilma
and related windstorms, floods and tornadoes caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States (parts of Texas, Louisiana, Mississippi and
Alabama), parts of Florida and certain other parts of the southeastern United
States. That damage, and the national, regional and local economic and other effects of that damage, are not yet fully assessed or known, although the mortgage loan sellers are not aware of material physical damage to the mortgaged properties securing the respective pooled mortgage loans being sold by them.
Economic effects appeared to include nationwide decreases in oil supplies and refining capacity, nationwide increases in gas prices and regional interruptions in travel and transportation, tourism and economic activity generally in some of the affected areas. It is not possible to determine the extent to which these effects may be temporary or how long they may last. Other temporary and/or long-term effects on national, regional and local economies, securities, financial and real estate markets and spending or travel habits may subsequently arise or become apparent in connection with the hurricanes and their aftermath.
Furthermore, there can be no assurance that displaced residents of the affected areas will return, that the economies in the affected areas will recover sufficiently to support income producing real estate at pre-storm levels or that the costs of clean-up will not have a material adverse effect on the national economy. Because standard hazard insurance policies generally do not provide coverage for damage arising from floods and windstorms, property owners in the affected areas may not be insured for the damage to their properties and, in the aggregate, this may affect the timing and extent of local and regional economic recovery.

ADDITIONAL RISKS.

      See "Risk Factors" in the accompanying prospectus for a description of other risks and special considerations that may be applicable to your offered certificates.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

      From time to time we use capitalized terms in this prospectus supplement.
Each of those capitalized terms will have the meaning assigned to it in the
"Glossary" attached to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

      This prospectus supplement and the accompanying prospectus include the words "expects", "intends", "anticipates", "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties that could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.
The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                               TRANSACTION PARTIES

THE ISSUING ENTITY

      The issuing entity with respect to the offered certificates will be the
Bear Stearns Commercial Mortgage Securities Trust 2007-PWR15 (the "Trust"). The
Trust is a New York common law trust that will be formed on the closing date pursuant to the series 2007-PWR15 pooling and servicing agreement. The only activities that the Trust may perform are those set forth in the series
2007-PWR15 pooling and servicing agreement, which are generally limited to owning and administering the mortgage loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to certificateholders and other activities described in this prospectus

                                      S-67

supplement. Accordingly, the Trust may not issue securities other than the certificates, or invest in securities, other than investing of funds in the collection accounts and other accounts maintained under the series 2007-PWR15 pooling and servicing agreement in certain short-term high-quality investments.
The Trust may not lend or borrow money, except that the master servicers and the trustee may make advances of delinquent principal and interest payments and servicing advances to the Trust, but only to the extent the advancing party deems these advances to be recoverable from the related mortgage loan. These advances are intended to provide liquidity, rather than credit support. The series 2007-PWR15 pooling and servicing agreement may be amended as set forth under "Description of the Offered Certificates--Amendment of the Series
2007-PWR15 Pooling and Servicing Agreement" in this prospectus supplement. The
Trust administers the mortgage loans through the trustee, the certificate administrator, the tax administrator, the master servicers, the primary servicers and the special servicers. A discussion of the duties of the trustee, the certificate administrator, the tax administrator, the certificate registrar, the master servicers, the primary servicers and the special servicers, including any discretionary activities performed by each of them, is set forth under
"--The Trustee," "--The Certificate Administrator, Tax Administrator and
Certificate Registrar," "--The Master Servicers," and "--The Special Servicer"
and "Servicing of the Mortgage Loans Under the Series 2007-PWR15 Pooling and
Servicing Agreement" in this prospectus supplement.

      The only assets of the Trust other than the mortgage loans and any REO
Properties are the distribution account, the master servicers' collection accounts and the other accounts maintained pursuant to the series 2007-PWR15 pooling and servicing agreement and the short-term investments in which funds in the master servicers' collection accounts and other accounts are invested. The
Trust has no present liabilities, but has potential liability relating to ownership of the mortgage loans and any REO Properties, and the other activities described in this prospectus supplement, and indemnity obligations to the trustee, the certificate administrator, the master servicers and the special servicers and similar parties under any pooling and servicing agreement which governs the servicing of each pooled mortgage loan that is part of a split loan structure. The fiscal year of the Trust is the calendar year. The Trust has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicers, the primary servicers and the special servicers.

      The depositor is contributing the mortgage loans to the Trust. The depositor is purchasing the mortgage loans from the mortgage loan sellers, as described in this prospectus supplement under "Description of the Mortgage
Pool--Assignment of the Pooled Mortgage Loans" and "--Representations and
Warranties."

      Since the Trust is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so predicting with any certainty whether or not the trust would be characterized as a "business trust"
is not possible.

THE DEPOSITOR

      Bear Stearns Commercial Mortgage Securities Inc., the depositor, was incorporated in the State of Delaware on April 20, 1987. Our principal executive offices are located at 383 Madison Avenue, New York, New York 10179. Our telephone number is (212) 272-2000. We do not have, nor is it expected in the future that we will have, any significant assets and are not engaged in any activities except those related to the securitization of assets.

      The depositor was formed for the purpose of acting as a depositor in asset backed securities transactions. During the period from April 23, 2002 to
September 30, 2006, the depositor (or an affiliate thereof) acted as depositor with respect to commercial and multifamily mortgage loan securitization transactions, in an aggregate amount in excess of $31.0 billion. BSCMI has acted as a sponsor or co-sponsor of these transactions and contributed a substantial portion of the mortgage loans in such transactions, with the remainder having been contributed by numerous other loan sellers. Bear Stearns Commercial
Mortgage Securities Inc. will have minimal ongoing duties with respect to the offered certificates and the mortgage loans. The depositor's duties will include, without limitation, (i) appointing a successor trustee in the event of the resignation or removal of the trustee, (ii) providing information in its possession with respect to the certificates to the tax administrator to the extent necessary to perform REMIC tax administration, (iii) indemnifying the trustee, the tax administrator and trust for any liability, assessment or costs arising from the depositor's bad faith, negligence or malfeasance in providing such information, (iv) indemnifying the trustee and the tax administrator against certain securities laws liabilities, and (v) signing or contracting with each master servicer, as applicable, signing any annual report on Form 10-K, including the certification therein required under the Sarbanes-Oxley Act, and any distribution reports on Form 10-D and Current Reports on Form 8-K

                                      S-68

required to be filed by the trust. The depositor is also required under the
Underwriting Agreement to indemnify the Underwriters for certain securities law liabilities.

THE SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

BEAR STEARNS COMMERCIAL MORTGAGE, INC.

      Overview

Bear Stearns Commercial Mortgage, Inc., a New York corporation ("BSCMI") is a sponsor of this transaction and is one of the mortgage loan sellers. Other than the mortgaged loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as World Market Center II, representing approximately
12.3% of the initial mortgage pool balance and approximately 13.8% of the initial loan group 1 balance, BSCMI or an affiliate originated and underwrote all of the mortgage loans sold to the depositor by it, which represent 35.0% of the initial mortgage pool balance. The mortgage loan secured by the World Market
Center II property was co-originated by BSCMI and Hypo Public Finance USA, Inc., an affiliate of Hypo Real Estate Capital Corporation, and BSCMI will purchase, on or before the closing date, Hypo Public Finance USA, Inc.'s portion of that mortgage loan. BSCMI originates and underwrites loans through its New York City and Los Angeles offices.

      BSCMI is a wholly-owned subsidiary of The Bear Stearns Companies Inc.
(NYSE: BSC) and an affiliate of Bear, Stearns & Co. Inc., one of the underwriters. The principal offices of BSCMI are located at 383 Madison Avenue,
New York, New York 10179, and its telephone number is (212) 272-2000.

      BSCMI's primary business is the underwriting, origination and sale of mortgage loans secured by commercial or multifamily properties. BSCMI sells the great majority of the mortgage loans that it originates through commercial mortgage backed securities ("CMBS") securitizations. BSCMI, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans in 1995 and securitizing commercial mortgage loans in 1996. As of
December 31, 2006, the total amount of commercial mortgage loans originated and securitized by BSCMI since 1995 was in excess of $30 billion. Of the approximately $30 billion of securitized commercial mortgage loans, approximately $18 billion has been securitized by an affiliate of BSCMI acting as depositor, and approximately $12 billion has been securitized by unaffiliated entities acting as depositor. In its fiscal year ended November 30, 2006, BSCMI securitized approximately $9 billion of commercial mortgage loans, of which approximately $5 billion was securitized by an affiliate of BSCMI acting as depositor, and approximately $4 billion was securitized by unaffiliated entities acting as depositor.

      BSCMI's annual commercial mortgage loan originations have grown from approximately $65 million in 1995 to approximately $1 billion in 2000 and to approximately $9 billion in 2006. The commercial mortgage loans originated by
BSCMI include both fixed and floating rate loans and both conduit loans and large loans. BSCMI primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. BSCMI originates loans in every state and in the District of Columbia, Puerto Rico and the U.S. Virgin
Islands.

      As a sponsor, BSCMI originates mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with Bear,
Stearns & Co. Inc. and other underwriters, BSCMI works with Rating Agencies, loan sellers and servicers in structuring the securitization transaction. BSCMI acts as sponsor, originator or mortgage loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Multiple seller transactions in which BSCMI has participated to date include each of the prior series of certificates issued under the "TOP" program, in which BSCMI,
Wells Fargo Bank, National Association, Principal Commercial Funding, LLC,
Principal Commercial Funding II, LLC and Morgan Stanley Mortgage Capital Inc.
generally are mortgage loan sellers and sponsors, and the depositor and Morgan
Stanley Capital I Inc., which is an affiliate of Morgan Stanley Mortgage Capital
Inc., have alternately acted as depositor and the "PWR" program, in which BSCMI,
Prudential Mortgage Capital Funding, LLC, Wells Fargo Bank, National
Association, Principal Commercial Funding, LLC, Principal Commercial Funding II,
LLC and Nationwide Life Insurance Company generally are mortgage loan sellers, and the depositor and Bear Stearns Commercial Mortgage Securities II Inc. act as
depositor. As of November 1,

                                      S-69

2006, BSCMI securitized approximately $6.7 billion of commercial mortgage loans through the TOP program and approximately $6.9 billion of commercial mortgage loans through the PWR program.

      Neither BSCMI nor any of its affiliates acts as servicer of the commercial mortgage loans in its securitizations. Instead, BSCMI sells the right to be appointed servicer of its securitized mortgage loans to rating-agency approved servicers, including Wells Fargo Bank, National Association, a master servicer in this transaction, and Bank of America, N.A.

      BSCMI's Underwriting Standards

      General. All of the BSCMI mortgage loans were originated by BSCMI or an affiliate of BSCMI (or, with respect to the mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as
World Market Center II, representing approximately 12.3% of the initial mortgage pool balance and approximately 13.8% of the initial loan group 1 balance, co-originated by BSCMI and Hypo Public Finance USA, Inc., an affiliate of Hypo
Real Estate Capital Corporation), in each case, generally in accordance with the underwriting criteria summarized below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality, tenancy and location of the real estate collateral and the sponsorship of the borrower, will impact the extent to which the general criteria are applied to a specific mortgage loan. The underwriting criteria are general, and we cannot assure you that every mortgage loan will comply in all respects with the criteria.

      Mortgage Loan Analysis. The BSCMI credit underwriting team for each mortgage loan is comprised of real estate professionals from BSCMI. The underwriting team for each mortgage loan is required to conduct an extensive review of the related mortgaged property, including an analysis of the appraisal, engineering report, environmental report, historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The review includes a market analysis which focuses on supply and demand trends, rental rates and occupancy rates. The credit and background of the borrower and certain key principals of the borrower are examined prior to approval of the mortgage loan. This analysis includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Borrowers generally are required to be special purpose entities. The credit of key tenants is also examined as part of the underwriting process. A member of the BSCMI underwriting team visits and inspects each property to confirm occupancy rates and to analyze the property's market and utility within the market.

      Loan Approval. Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from BSCMI and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms or reject a mortgage loan.

      Debt Service Coverage Ratio and LTV Ratio. BSCMI's underwriting criteria generally require the following minimum debt service coverage ratios and maximum loan to value ratios for each indicated property type:

    PROPERTY TYPE                       DSCR GUIDELINE       LTV RATIO GUIDELINE
    -------------------------------     --------------       -------------------
    Multifamily                             1.20x                   80%
    Office                                  1.25x                   75%
    Anchored Retail                         1.20x                   80%
    Unanchored Retail                       1.30x                   75%
    Self storage                            1.30x                   75%
    Hotel                                   1.40x                   70%
    Industrial                              1.25x                   70%
    Manufactured Housing Community          1.25x                   75%

      Debt service coverage ratios are calculated based on anticipated underwritten net cash flow at the time of origination. Therefore, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement may differ from the amount determined at the time of origination.

                                      S-70

      Escrow Requirements. BSCMI generally requires a borrower to fund various escrows for taxes and insurance, replacement reserves and capital expenses.
Generally, the required escrows for mortgage loans originated by BSCMI are as follows:

      Taxes and Insurance-Typically, a pro rated initial deposit and monthly deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual property insurance premium.

      Replacement Reserves-Monthly deposits generally based on the greater of the amount recommended pursuant to a building condition report prepared for
BSCMI or the following minimum amounts:

      PROPERTY TYPE                     RESERVE GUIDELINE
      -------------------------------   ------------------------------
      Multifamily                       $250 per unit
      Office                            $0.20 per square foot
      Retail                            $0.15 per square foot
      Self storage                      $0.15 per square foot
      Hotel                             4% of gross revenue
      Industrial                        $0.10 - $0.15 per square foot
      Manufactured Housing Community    $50 per pad

      Deferred Maintenance/Environmental Remediation-An initial deposit, upon funding of the mortgage loan, in an amount generally equal to 125% of the estimated costs of the recommended substantial repairs or replacements pursuant to the building condition report completed by a licensed engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment.

      Re-tenanting-In some cases major leases expire within the mortgage loan term. To mitigate this risk, special reserves may be funded either at closing and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

      The information set forth in this prospectus supplement concerning BSCMI has been provided by it.

PRUDENTIAL MORTGAGE CAPITAL FUNDING, LLC

      Overview

      Prudential Mortgage Capital Funding, LLC ("PMCF"), a Delaware limited liability company formed in 1997, is a sponsor of this transaction and one of the mortgage loan sellers. Prudential Mortgage Capital Company, LLC ("PMCC"), an
affiliate of PMCF, originated and underwrote all of the mortgage loans sold by
PMCF to the depositor in this transaction, which represent 22.2% of the initial mortgage pool balance.

      PMCF is a wholly-owned subsidiary of PMCC and is an affiliate of
Prudential Asset Resources, Inc., one of the master servicers in this transaction. PMCF and PMCC's ultimate beneficial owner is Prudential Financial,
Inc. (NYSE: PRU). The principal offices of PMCF are located at Four Gateway
Center, 8th Floor, 100 Mulberry Street, Newark, New Jersey 07102. PMCF's
telephone number is (888) 263-6800. A significant aspect of PMCC's business is the origination, underwriting and sale to PMCF of mortgage loans secured by commercial and multifamily properties, which mortgage loans are in turn primarily sold through CMBS securitizations.

      PMCF has been actively involved in the securitization of mortgage loans since 1998. From January 1, 2003, through December 31, 2006, PMCC originated for securitization approximately 735 mortgage loans, having a total original principal amount of approximately $10.19 billion, which were assigned to PMCF, and approximately $8.12 billion (this number includes several mortgage loans originated in 2002) have been included in approximately 22 securitizations. In connection with originating mortgage loans for securitization, PMCF and/or certain of its affiliates also originate subordinate or mezzanine debt which is generally not securitized. Of the $8.12 billion in mortgage loans originated by
PMCC and assigned to PMCF that have been included in securitizations since
January 1, 2003, approximately $295.60 million have been included in securitizations in which an affiliate of PMCF was depositor, and $7.32 billion have been included in

                                      S-71

securitizations in which an unaffiliated entity acted as depositor. In its fiscal year ended December 31, 2006, PMCC originated and assigned to PMCF approximately 203 mortgage loans for securitization, having an aggregate principal balance of approximately $2.67 billion.

      The property types most frequently securing mortgage loans originated by
PMCC for securitization are office, retail, and multifamily properties. However,
PMCC also originates mortgage loans secured by industrial, self storage, hospitality, manufactured housing, mixed-use and other types of properties for its securitization program. States with the largest concentration of mortgage loans have, in the past, included New York, California, and Texas; however, each securitization may include other states with significant concentrations.

      At origination of a mortgage loan, PMCC assigns the loan to PMCF which, together with other sponsors or loan sellers, initiates the securitization of these loans by transferring the loans to the depositor or another entity that acts in a similar capacity as the depositor, which loans will ultimately be transferred to the issuing entity for the related securitization. In coordination with the underwriters selected for a particular securitization,
PMCF works with the Rating Agencies, loan sellers and servicers in structuring the transaction. Multiple seller transactions in which PMCF has participated to date as a mortgage loan seller include (i) the "IQ" program, in which PMCF,
Morgan Stanley Mortgage Capital Inc. ("MSMC") and other entities act as sellers, and Morgan Stanley Capital I Inc., an affiliate of MSMC, acts as depositor; and
(ii) the "PWR" program, in which PMCF, Wells Fargo Bank and other sellers act as sellers, and BSCMSI or an affiliate acts as depositor. Prior to this transaction, PMCF sold approximately $869.13 million of mortgage loans under the
IQ program and approximately $6.42 billion of mortgage loans under the PWR program.

      Prudential Asset Resources, Inc. ("PAR"), an affiliate of PMCF and PMCC, a master servicer and a special servicer in this transaction, services the mortgage loans on PMCF's behalf. See "--Master Servicers" in this prospectus supplement.

      PMCC's Underwriting Standards

      General. PMCC originates and underwrites loans through its offices in
Newark, New York City, McLean, Atlanta, Chicago, Dallas, San Francisco and Los
Angeles. All of the PMCC mortgage loans in this transaction were originated by
PMCC or an affiliate of PMCC, in each case, generally in accordance with the underwriting guidelines described below. Each lending situation is unique, however, and the facts and circumstances surrounding each mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. These underwriting guidelines are general, and there is no assurance that every mortgage loan will comply in all respects with the guidelines.

      Mortgage Loan Analysis. The PMCC credit underwriting team for each mortgage loan was comprised of PMCC real estate professionals. The underwriting team for each mortgage loan is required to conduct a review of the related property, generally including undertaking analyses of the appraisal, the engineering report, the environmental report, the historical property operating statements (to the extent available), current rent rolls, current and historical real estate taxes, and a review of tenant leases. A limited examination of certain key principals of borrower and, if the borrower is not a newly formed special purpose entity, the borrower itself, is performed prior to approval of the mortgage loan. This analysis includes a review of (i) available financial statements (which are generally unaudited), (ii) third-party credit reports, and
(iii) judgment, lien, bankruptcy and pending litigation searches. The credit of certain key tenants is also examined as part of the underwriting process.
Generally, a member of the PMCC underwriting team visits each property to confirm the occupancy rates of the property, the overall quality of the property, including its physical attributes, the property's market and the utility of the property within the market. As part of its underwriting procedures, PMCC also generally obtains the third party reports or other documents described in this prospectus supplement under "Description of the
Mortgage Pool--Assessments of Property Value and Condition", "--Appraisals",
"--Environmental Assessments", "--Property Condition Assessments", "--Seismic
Review Process", and "--Zoning and Building Compliance".

      Loan Approval. All mortgage loans must be approved by a loan committee that is generally comprised of PMCC professionals. As the size of the mortgage loan increases, the composition of the applicable committee shifts from a regional focus to one that requires involvement by senior officers and/or directors of PMCC, its affiliates and its parent. The loan committee may approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

                                      S-72

      Debt Service Coverage Ratio and LTV Ratio. PMCC's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and a maximum loan to value ratio of 80%. However, these requirements constitute solely a guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a particular mortgage loan, such as the types of tenants and leases at the applicable real property; the existence of additional collateral such as reserves, letters of credit or guarantees; the existence of subordinate or mezzanine debt; PMCC's projection of improved property performance in the future; and other relevant factors.

      The debt service coverage ratio guidelines listed above are calculated based on anticipated underwritten net cash flow at the time of origination.
Therefore, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement may differ from the amount calculated at the time of origination. In addition, PMCC's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See
"Description of the Mortgage Pool" in this prospectus supplement.

      Escrow Requirements. PMCC often requires a borrower to fund various escrows for taxes and insurance, replacement reserves, capital expenses and/or environmental remediation or monitoring, or, in some cases, requires such reserves to be funded only following a triggering event, such as an event of default under the related mortgage loan. PMCC may also require reserves for deferred maintenance, re-tenanting expenses, and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. PMCC conducts a case by case analysis to determine the need for a particular escrow or reserve and, consequently, such requirements may be modified and/or waived in connection with particular loans.

      See Appendix B to this prospectus supplement to obtain specific information on the escrow requirements for the PMCC originated loans included in this transaction.

      The information set forth in this prospectus supplement concerning PMCF and PMCC has been provided by them.

PRINCIPAL COMMERCIAL FUNDING II, LLC

      Principal Commercial Funding II, LLC ("PCFII") a Delaware limited liability company formed in 2005, is a sponsor of this transaction and one of the mortgage loan sellers. PCFII is an entity owned jointly by U.S. Bank
National Association ("USB"), a subsidiary of U.S. Bancorp (NYSE:USB) and
Principal Commercial Funding, LLC ("PCF"), a subsidiary of Principal Global
Investors, LLC ("PGI") which is a wholly owned subsidiary of Principal Life
Insurance Company. Principal Life Insurance Company is a wholly-owned subsidiary of Principal Financial Services, Inc., which is wholly-owned by Principal
Financial Group (NYSE: PFG). The principal offices of PCFII are located at 801
Grand Avenue, Des Moines, Iowa 50392, telephone number (515) 248-3944.

      PCFII's principal business is the underwriting, origination and sale of mortgage loans secured by commercial and multifamily properties, which mortgage loans are in turn primarily sold into securitizations. PCF or USB have sourced all of the mortgage loans PCFII is selling in this transaction, which represent
19.6% of the initial mortgage pool balance.

      Principal Commercial Funding II, LLC's Commercial Real Estate
Securitization Program

      In 2006, PCFII began participating in the securitization of mortgage loans. PCFII sources mortgage loans through its owners, PCF and USB. PCF and its affiliates underwrite the mortgage loans for PCFII. PCFII, with the other mortgage loan sellers, participates in the securitization of such mortgage loans by transferring the mortgage loans to a securitization depositor or another entity that acts in a similar capacity. Multiple mortgage loan seller transactions in which PCF and PCFII have participated in include the "TOP"
program in which Bear Stearns Commercial Mortgage Securities Inc. and Morgan
Stanley Capital I Inc. have alternately acted as depositor, the "PWR" program in which Bear Stearns Commercial Mortgage Securities Inc. or Bear Stearns
Commercial Mortgage Securities II Inc. act as depositor and the "HQ" program and, with respect to PCF only, the "IQ" program, in which Morgan Stanley Capital
I Inc. has acted as depositor.

                                      S-73

      Since the inception of PCF's mortgage loan securitization program in 1998, the total amount of commercial and multifamily mortgage loans originated by PCF and/or PCFII that have been included in securitizations as of December 31, 2006, was approximately $10.3 billion. As of such date, these securitized loans included approximately 1,468 mortgage loans, all of which were fixed rate and which have been included in approximately 40 securitizations. In connection with originating mortgage loans for securitization, certain of PCFII's affiliates also originate subordinate or mezzanine debt which is generally not securitized.
In its fiscal year ended December 31, 2006, PCF and/or PCFII originated and securitized approximately $2.9 billion of commercial and multifamily mortgage loans, all of which were included in securitizations in which an unaffiliated entity acted as depositor. PCF's and/or PCFII's total securitizations have grown from approximately $337.7 million in 1999 to approximately $2.9 billion in 2006.

      The mortgage loans originated for PCFII include fixed rate conduit loans.
PCFII's conduit loan program (which is the program under which PCFII's mortgage loans being securitized in this transaction were originated), will also sometimes originate large loans to be securitized within conduit issuances. The mortgage loans originated for PCFII are secured by multifamily, office, retail, industrial, hotel, manufactured housing and self storage properties.

      Servicing

      Principal Global Investors, LLC, an affiliate of PCF and PCFII, services all of the commercial mortgage loans originated for PCF and PCFII for securitization. Additionally, PGI is the primary servicer for the mortgage loans sold by PCF and PCFII in this transaction. See "Transactions Parties--Primary
Servicer" in this prospectus supplement.

      Underwriting Standards

      PCFII's mortgage loans originated for securitization are underwritten by
PCF and its affiliates, and, in each case, will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria are general, and in many cases exceptions may be approved to one or more of these guidelines. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

      The credit underwriting team for each mortgage loan is comprised of real estate professionals. The underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, if available, rent rolls, current and historical real estate taxes, and a review of tenant leases.
The review includes a market analysis which focuses on supply and demand trends, rental rates and occupancy rates. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the mortgage loan. This analysis generally includes a review of financial statements (which are generally unaudited), third-party credit reports, judgment, lien, bankruptcy and pending litigation searches.
Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the underwriting team (or someone on its behalf), visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, the third party reports or other documents described in this prospectus supplement under "Description of the Mortgage Pool--Assessments of Property Value and Condition," "--Appraisals,"
"--Environmental Assessments," "--Property Condition Assessments," "--Seismic
Review Process," and "--Zoning and Building Code Compliance" are generally obtained.

      All mortgage loans must be approved by a loan committee comprised of senior real estate professionals. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

      Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting standards for PCFII's mortgage loans generally require a minimum debt service coverage ratio of 1.20x and maximum loan-to-value ratio of 80%. However, these requirements constitute solely a guideline, and exceptions to these guidelines may be approved based on the individual

                                      S-74

characteristics of a mortgage loan. For example, a mortgage loan originated for
PCFII may have a lower debt service coverage ratio or higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, real estate professional's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated for PCFII, there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

      The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Appendix B hereto may differ from the amount calculated at the time of origination. In addition, PCFII's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage Pool" in this prospectus supplement.

      Escrow Requirements. PCFII borrowers are often required to fund various escrows for taxes and insurance or, in some cases, requires such reserves to be funded only upon a triggering event, such as an event of default under the related mortgage loan. Additional reserves may be required for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied.
In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. Case-by-case analysis is done to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated for PCFII.

      The information set forth in this prospectus supplement concerning PCFII has been provided by it.

WELLS FARGO BANK, NATIONAL ASSOCIATION

      Wells Fargo Bank, National Association, a national banking association
("Wells Fargo Bank"), is a sponsor of this transaction and is one of the mortgage loan sellers. Wells Fargo Bank originated and underwrote all of the mortgage loans it is selling to us, which represent 13.1% of the initial mortgage pool balance.

      Wells Fargo Bank is a wholly-owned subsidiary of Wells Fargo & Company
(NYSE: WFC). The principal office of Wells Fargo Bank's commercial mortgage origination division is located at 45 Fremont Street, 9th Floor, San Francisco,
California 94105, and its telephone number is (415) 396-7697. Wells Fargo Bank is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Wells Fargo Bank is a national banking association chartered by the Office of the Comptroller of the
Currency (the "OCC") and is subject to the regulation, supervision and examination of the OCC.

      Wells Fargo Bank's Commercial Mortgage Securitization Program

      Wells Fargo Bank has been active as a participant in securitizations of commercial and multifamily mortgage loans since 1995. Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to an unaffiliated securitization depositor and participating in structuring decisions. Multiple mortgage loan seller transactions in which Wells Fargo Bank has participated include the "TOP"
program in which the depositor and Morgan Stanley Capital I Inc. have alternately acted as depositor, the "PWR" program in which the depositor and
Bear Stearns Commercial Mortgage Securities II Inc. act as depositor and the
"HQ" and "LIFE" programs in which Morgan Stanley Capital I Inc. acts as depositor.

      Between the inception of its commercial mortgage securitization program in
1995 and December 31, 2006, Wells Fargo Bank originated approximately 3,553 fixed rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $18.4 billion, which were included in approximately 50 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality, manufactured housing and self storage properties. Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage

                                      S-75

loans that are not securitized, including subordinated and mezzanine loans. For the twelve month period ended December 31, 2006, Wells Fargo Bank originated and securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $3.8 billion, all of which were included in securitization transactions in which an unaffiliated entity acted as depositor.

      Servicing

      Wells Fargo Bank services the mortgage loans that it originates, and is acting as one of the master servicers in this transaction. See "--Master
Servicers" in this prospectus supplement. Wells Fargo Bank is also acting as certificate administrator, certificate registrar and tax administrator in this transaction.

      Underwriting Standards

      Wells Fargo Bank generally underwrites commercial and multifamily mortgage loans originated for securitization in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality, location and tenancy of the mortgaged property and the sponsorship of the borrower, will impact the extent to which the underwriting criteria are applied to that mortgage loan. The underwriting criteria are general guidelines, and in many cases exceptions to one or more of the criteria may be approved.
Accordingly, no representation is made that each mortgage loan originated by
Wells Fargo Bank will comply in all respects with the underwriting criteria.

      An underwriting team comprised of real estate professionals conducts a review of the mortgaged property related to each loan, generally including an analysis of historical property operating statements, if available, rent rolls, current and historical real estate taxes, and tenant leases. The borrower and certain key principals of the borrower are reviewed for financial strength and other credit factors, generally including financial statements (which are generally unaudited), third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of the mortgaged property and other factors, the credit of key tenants also may also be reviewed. Each mortgaged property is generally inspected to ascertain its overall quality, competitiveness, physical attributes, neighborhood, market, accessibility, visibility and demand generators. Wells Fargo Bank generally obtains the third party reports or other documents described in this prospectus supplement under
"Description of the Mortgage Pool-Assessments of Property Value and Condition,"
"-Appraisals," "--Environmental Assessments," "--Property Condition
Assessments," "--Seismic Review Process," and "--Zoning and Building Code
Compliance."

      A loan committee of senior real estate professionals reviews each proposed mortgage loan before a commitment is made. The loan committee may approve or reject a proposed loan, or may approve it subject to modifications or satisfaction with additional due diligence.

      Debt Service Coverage Ratio and LTV Ratio. Wells Fargo Bank's underwriting criteria generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80%. However, as noted above, these criteria are general guidelines, and exceptions to them may be approved based on the characteristics of a particular mortgage loan. For example, Wells Fargo Bank may originate a mortgage loan with a lower debt service coverage ratio or a higher loan-to-value ratio based on relevant factors such as the types of tenants and leases at the mortgaged property or additional credit support such as reserves, letters of credit or guarantees. In addition, with respect to certain mortgage loans originated by Wells Fargo Bank or its affiliates there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

      For purposes of the underwriting criteria, Wells Fargo Bank calculates the debt service coverage ratio for each mortgage loan on the basis of underwritten net cash flow at loan origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Appendix B hereto may differ from the ratio for such mortgage loan calculated at the time of origination. In addition, Wells Fargo Bank's underwriting criteria generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See
"Description of the Mortgage Pool" in this prospectus supplement.

                                      S-76

      Escrow Requirements. Wells Fargo Bank may require a borrower to fund escrows or reserves for taxes and insurance or, in some cases, requires such escrows or reserves to be funded only upon a triggering event, such as an event of default under the related mortgage loan. Wells Fargo Bank may also require a borrower to fund escrows or reserves for other purposes such as deferred maintenance, re-tenanting expenses and capital expenditures, in some cases only during periods when certain debt service coverage ratios are not satisfied. In some cases, in lieu of funding an escrow or reserve, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. Wells Fargo Bank reviews the need for a particular escrow or reserve on a loan-by-loan basis and does not require escrows or reserves to be funded for each mortgage loan.

      The information set forth in this prospectus supplement concerning Wells
Fargo Bank has been provided by it.

NATIONWIDE LIFE INSURANCE COMPANY

      Nationwide Life Insurance Company ("Nationwide Life"), an Ohio
corporation, is a sponsor of this transaction and one of the mortgage loan sellers. Nationwide Life is a provider of long-term savings and retirement products in the United States and is a wholly-owned subsidiary of Nationwide
Financial Services, Inc. ("Nationwide Financial"), a large diversified financial and insurance services provider in the United States. Nationwide Financial had assets of approximately $119 billion (unaudited) as of December 31, 2006. The principal offices of Nationwide Life are located at One Nationwide Plaza,
Columbus, Ohio 43215. Nationwide Life originated all of the mortgage loans it is selling to us, which represent 6.3% of the initial mortgage pool balance.

      Nationwide Financial's real estate investment department originated approximately $2.4 billion in commercial mortgage loans in 2006, has averaged over $2.0 billion in commercial mortgage loan originations per year over the past five years and currently manages approximately $12.0 billion of mortgage loans for Nationwide Life, its affiliates and third party participants.
Nationwide Life acts as primary servicer for the mortgage loans sold to a securitization by Nationwide Life. Nationwide Life has financial strength ratings of "Aa3", "AA-" and "A+" from Moody's, S&P and A.M. Best, respectively.

      Nationwide Life's Commercial Real Estate Securitization Program

      Nationwide Life has been active as a participant in securitizations of commercial mortgage loans since 2001. Nationwide Life originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to an unaffiliated securitization depositor and participating in structuring decisions. Multiple mortgage loan seller transactions in which
Nationwide Life has participated include the "PWR" program in which Bear Stearns
Commercial Mortgage Securities Inc. and Bear Stearns Commercial Mortgage
Securities II Inc. have acted as depositor and the "IQ" program in which Morgan
Stanley Capital I Inc. acts as depositor.

      As of December 31, 2006, the total amount of commercial and multifamily mortgage loans originated by Nationwide Life and included in securitizations since the inception of its commercial mortgage securitization program in 2001 was approximately $1.4 billion (the "Nationwide Life Securitized Loans"). As of such date, the Nationwide Life Securitized Loans included approximately 175 mortgage loans, all of which were fixed rate, which have been included in approximately 15 securitizations. The properties securing these loans include multifamily, office, retail, industrial, and hospitality properties. Nationwide
Life and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans. In the year ended December 31, 2006, Nationwide Life originated and securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $541 million, all of which were included in securitization transactions in which an unaffiliated entity acted as depositor.

      Servicing

      Nationwide Life is a primary servicer in this transaction. See
"Transactions Parties--Primary Servicer" in this prospectus supplement.

                                      S-77

      Underwriting Standards

      Mortgage loans originated for securitization by Nationwide Life or an affiliate of Nationwide Life in each case, will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality, type and location of the real property collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria are general, and in many cases exceptions may be approved to one or more of these guidelines. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

      The credit underwriting team for each proposed mortgage loan investment is comprised of real estate professionals of Nationwide Life and certain of its affiliates. The underwriting team for each proposed mortgage loan investment is required to conduct a review of the related collateral property, generally including an analysis of the historical property operating statements, if available, rent rolls, current and historical real estate taxes, and a review of tenant leases. The review includes a market analysis which focuses on supply and demand trends, rental rates and occupancy rates. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the proposed mortgage loan investment. This analysis generally includes a review of financial statements (which are generally unaudited), third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the financial strength of key tenants also may be examined as part of the underwriting process. Generally, a member of the underwriting team (or someone on its behalf), visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility, visibility and other demand generators. As part of its underwriting procedures, Nationwide Life also generally obtains the third party reports or other documents such as environmental assessments and engineering reports.

      Prior to commitment, all proposed mortgage loan investments must be approved by a loan committee comprised of senior real estate professionals from
Nationwide Life and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms of the proposed mortgage loan investment, or reject the proposed mortgage loan investment.

      Nationwide Life's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80%.
However, these requirements serve merely as a recommended guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a proposed mortgage loan investment. For example, Nationwide
Life or its affiliates may originate a mortgage loan with a lower debt service coverage ratio or higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Nationwide Life's judgment of improved property performance in the future, and/or other relevant factors. In addition, with respect to certain mortgage loans originated by Nationwide Life or its affiliates, there may exist subordinate debt secured by the real property collateral and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

      The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan included in a securitization and reported in the related disclosure may differ from the amount calculated at the time of origination. In addition, Nationwide Life's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

      Nationwide Life often requires a borrower to fund various escrows for taxes and insurance or, in some cases, requires such reserves to be funded only upon a triggering event, such as an event of default under the related mortgage loan. Nationwide Life may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. Nationwide Life

                                      S-78

conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every mortgage loan originated by Nationwide Life.

      The information set forth in this prospectus supplement concerning
Nationwide Life has been provided by it.

PRINCIPAL COMMERCIAL FUNDING, LLC

      Principal Commercial Funding, LLC ("PCF") a Delaware limited liability company formed in 1998, is a sponsor of this transaction and one of the mortgage loan sellers. PCF is a wholly owned subsidiary of Principal Global Investors,
LLC, which is a wholly owned subsidiary of Principal Life Insurance Company.
Principal Life Insurance Company is a wholly-owned subsidiary of Principal
Financial Services, Inc., which is wholly-owned by Principal Financial Group
(NYSE: PFG). The principal offices of PCF are located at 801 Grand Avenue, Des
Moines, Iowa 50392, telephone number (515) 248-3944.

      PCF's principal business is the underwriting, origination and sale of mortgage loans secured by commercial and multifamily properties, which mortgage loans are in turn primarily sold into securitizations. PCF or an affiliate of
PCF originated all of the mortgage loans it is selling to us, which represent
3.7% of the initial mortgage pool balance.

      Principal Commercial Funding, LLC's Commercial Real Estate Securitization
Program

      PCF has been active as a participant in securitizations of commercial mortgage loans since 1999. PCF originates mortgage loans and either by itself or together with other mortgage loan sellers, participates in the securitization of such mortgage loans by transferring the mortgage loans to a securitization depositor or another entity that acts in a similar capacity. Multiple mortgage loan seller transactions in which PCF has participated in to date include the
"TOP" program in which Bear Stearns Commercial Mortgage Securities Inc. and
Morgan Stanley Capital I Inc. have alternately acted as depositor, the "PWR"
program in which Bear Stearns Commercial Mortgage Securities Inc. or Bear
Stearns Commercial Mortgage Securities II Inc. acts as depositor and the "IQ",
"HQ" and "LIFE" programs in which Morgan Stanley Capital I Inc. has acted as depositor.

      As of December 31, 2006, the total amount of commercial and multifamily mortgage loans originated by PCF and included in securitizations since the inception of its commercial mortgage securitization program in 1998 was approximately $10.3 billion (the "PCF Securitized Loans"). As of such date, the
PCF Securitized Loans included approximately 1,468 mortgage loans, all of which were fixed rate, which have been included in approximately 40 securitizations.
In connection with originating commercial mortgage loans for securitization, PCF and/or certain of PCF's affiliates also originate subordinate or mezzanine debt which is generally not securitized. In its fiscal year ended December 31, 2006,
PCF originated and securitized approximately $2.9 billion of commercial and multifamily mortgage loans, all of which were included in securitizations in which an unaffiliated entity acted as depositor. PCF's total securitizations have grown from approximately $337.7 million in 1999 to approximately $2.9 billion in 2006.

      The commercial mortgage loans originated by PCF include fixed rate conduit loans. PCF's conduit loan program (which is the program under which PCF originated the mortgage loans that will be deposited into the transaction described in this prospectus supplement), also sometimes originates large loans which have been securitized within conduit issuances. PCF originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing and self storage properties.

      Servicing

      Principal Global Investors, LLC, an affiliate of PCF and PCFII, services all of the commercial mortgage loans originated for PCF and PCFII for securitization. Additionally, PGI is the primary servicer for the mortgage loans sold by PCF and PCFII in this transaction. See "Transactions Parties--Primary
Servicer" in this prospectus supplement.

      Underwriting Standards

      Conduit mortgage loans originated for securitization by PCF or an affiliate of PCF in each case, will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the

                                      S-79

facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria are general, and in many cases exceptions may be approved to one or more of these guidelines. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

      The credit underwriting team for each mortgage loan is comprised of real estate professionals of PCF and certain of its affiliates. The underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, if available, rent rolls, current and historical real estate taxes, and a review of tenant leases. The review includes a market analysis which focuses on supply and demand trends, rental rates and occupancy rates. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the mortgage loan.
This analysis generally includes a review of financial statements (which are generally unaudited), third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the underwriting team (or someone on its behalf), visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, PCF also generally obtains the third party reports or other documents described in this prospectus supplement under "Description of the Mortgage Pool--Assessments of Property Value and Condition," "--Appraisals," "--Environmental Assessments,"
"--Property Condition Assessments," "--Seismic Review Process," and "--Zoning
and Building Code Compliance."

      Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from PCF and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

      Debt Service Coverage Ratio and Loan-to-Value Ratio. PCF's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum loan-to-value ratio of 80%. However, these requirements constitute solely a guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, PCF or its affiliates may originate a mortgage loan with a lower debt service coverage ratio or higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, PCF's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by PCF or its affiliates there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

      The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Appendix B hereto may differ from the amount calculated at the time of origination. In addition, PCF's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage Pool" in this prospectus supplement.

      Escrow Requirements. PCF often requires a borrower to fund various escrows for taxes and insurance or, in some cases, requires such reserves to be funded only upon a triggering event, such as an event of default under the related mortgage loan. PCF may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. PCF conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by PCF.

      The information set forth in this prospectus supplement concerning PCF has been provided by it.

                                      S-80

THE TRUSTEE

      LaSalle Bank National Association ("LaSalle") will act as the trustee under the series 2007-PWR15 pooling and servicing agreement. LaSalle is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is an indirect subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation. LaSalle has extensive experience serving as trustee on securitizations of commercial mortgage loans. Since 1994, LaSalle has served as trustee or paying agent on approximately 685 commercial mortgage-backed security transactions involving assets similar to the mortgage loans. As of December 31, 2006, LaSalle serves as trustee or paying agent on over 460 commercial mortgage-backed securities transactions. The depositor, the master servicers, the special servicers and the primary servicers may maintain banking relationships in the ordinary course of business with LaSalle. The trustee's corporate trust office is located at 135
South LaSalle Street, Suite 1625, Chicago, Illinois, 60603. Attention: Global
Securities and Trust Services - Bear Stearns Commercial Mortgage Securities
Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-PWR15, or at
such other address as the trustee may designate from time to time. The long-term unsecured debt of LaSalle is rated "A+" by S&P, "Aa3" by Moody's and "AA-" by
Fitch.

      The information set forth in the preceding paragraph concerning LaSalle has been provided by it.

      Eligibility Requirements

      The trustee is at all times required to be, and will be required to resign if it fails to be, (i) a corporation, bank, trust company or association organized and doing business under the laws of the United States of America or any state thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of not less than
$50,000,000 and subject to supervision or examination by federal or state authority and (iii) an institution whose short-term debt obligations are at all times rated not less than "P-1" by Moody's and "A-1" by S&P and whose long-term unsecured debt, is at all times rated not less than "Aa3" by Moody's and "A+" by
S&P, or a rating otherwise acceptable to the Rating Agencies as evidenced by a confirmation from each Rating Agency that such trustee will not cause a downgrade, withdrawal or qualification of the then current ratings of any class of certificates. Notwithstanding the foregoing, if the trustee fails to meet the ratings requirements above, the trustee shall be deemed to meet such ratings requirements if it appoints a fiscal agent as backup liquidity provider, if the fiscal agent meets the ratings requirements above and assumes the trustee's obligation to make any advance required to be made by a master servicer, that was not made by the applicable master servicer under the series 2007-PWR15 pooling and servicing agreement.

      Duties of the Trustee

      The trustee will make no representations as to the validity or sufficiency of the series 2007-PWR15 pooling and servicing agreement, the certificates or any asset or related document and is not accountable for the use or application by the depositor or the master servicers or the special servicers of any of the certificates or any of the proceeds of the certificates, or for the use or application by the depositor or the master servicers or the special servicers of funds paid in consideration of the assignment of the mortgage loans to the trust or deposited into any fund or account maintained with respect to the certificates or any account maintained pursuant to the series 2007-PWR15 pooling and servicing agreement or for investment of any such amounts. If no Event of
Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the series 2007-PWR15 pooling and servicing agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the series 2007-PWR15 pooling and servicing agreement. The trustee is required to notify certificateholders of any termination of a master servicer or special servicer or appointment of a successor to a master servicer or a special servicer. The trustee will be obligated to make any advance required to be made, and not made, by a master servicer or a special servicer under the series
2007-PWR15 pooling and servicing agreement, provided that the trustee will not be obligated to make any advance that it deems to be a nonrecoverable advance.
The trustee will be entitled, but not obligated, to rely conclusively on any determination by a master servicer or a special servicer, that an advance, if made, would be a nonrecoverable advance. The trustee will be entitled to reimbursement for each advance made by it in the same manner and to the same extent as, but prior to, each master servicer. See "Description of the Offered
Certificates--Advances" in this prospectus supplement.

                                      S-81

      In addition to having express duties under the series 2007-PWR15 pooling and servicing agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the series 2007-PWR15 pooling and servicing agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the series 2007-PWR15 pooling and servicing agreement, be subject to certain regulations promulgated by the Office of the
Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the "prudent person" standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The series 2007-PWR15 pooling and servicing agreement provides that the trustee is subject to the prudent person standard only for so long as an Event of Default has occurred and remains uncured.

      Matters Regarding the Trustee

      The trust fund will indemnify the trustee and its directors, officers, employees, agents and affiliates against any and all losses, liabilities, damages, claims or expenses, including, without limitation, reasonable attorneys' fees, arising with respect to the series 2007-PWR15 pooling and servicing agreement, the mortgage loans or the series 2007-PWR15 certificates, other than (i) those resulting from the breach of the trustee's representations, warranties or covenants or from willful misconduct, bad faith, fraud or negligence in the performance of, or negligent disregard of, its duties, (ii)
the trustee's allocable overhead and (iii) any cost or expense expressly required to be borne by the trustee.

      The trustee will not be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the series
2007-PWR15 pooling and servicing agreement. The Trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the series 2007-PWR15 pooling and servicing agreement or in the exercise of any of its rights or powers if, in the opinion of that entity, the repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

      Provisions similar to the provisions described under the sections of the accompanying prospectus entitled "Description of the Pooling and Servicing
Agreements--Eligibility of the Trustee", " --Duties of the Trustee",
"--Regarding the Fees, Indemnities and Powers of the Trustee" and "--Resignation
and Removal of the Trustee" will apply to the certificate administrator and the tax administrator.

      Resignation and Removal of the Trustee

      The trustee may at any time resign from its obligations and duties under the series 2007-PWR15 pooling and servicing agreement by giving written notice to the depositor, the certificate administrator, the tax administrator, the master servicers, the special servicers, the Rating Agencies, and all certificateholders. Upon receiving the notice of resignation, the depositor is required to promptly appoint a successor trustee meeting the requirements set forth above. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      If at any time the trustee (i) shall cease to be eligible to continue as trustee under the series 2007-PWR15 pooling and servicing agreement, or (ii)
shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii)
the continuation of the trustee as such would result in a downgrade, qualification or withdrawal of the rating by the Rating Agencies of any class of certificates with a rating as evidenced in writing by the Rating Agencies, then the depositor may remove the trustee and appoint a successor trustee meeting the eligibility requirements set forth above. Holders of the certificates entitled to more than 50% of the voting rights may, at their expense, at any time remove the trustee without cause and appoint a successor trustee.

      Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee meeting the eligibility requirements set forth above. Upon any succession of the trustee, the predecessor trustee will be entitled to the payment of compensation and reimbursement agreed to under the

                                      S-82

series 2007-PWR15 pooling and servicing agreement for services rendered and expenses incurred prior to the date of removal.

      Trustee Compensation

      As compensation for the performance of its duties as trustee, LaSalle Bank
National Association will be paid the monthly trustee fee. The trustee fee is an amount equal to, in any month, the product of the portion of a rate equal to

      % per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each pooled mortgage loan for such month, and the stated principal balance of each pooled mortgage loan. In addition, the trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the trustee in accordance with any of the provisions of the series 2007-PWR15 pooling and servicing agreement, but not including routine expenses incurred in the ordinary course of performing its duties as trustee under the series
2007-PWR15 pooling and servicing agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith.

      The Custodian

      LaSalle will also act as custodian under the series 2007-PWR15 pooling and servicing agreement. As custodian, LaSalle will hold the mortgage loan files exclusively for the use and benefit of the Trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the pooled mortgage loans delivered to it to determine their validity. The custodian's duties regarding the mortgage loan files will be governed by the series 2007-PWR15 pooling and servicing agreement. LaSalle provides custodial services on over 1000 residential, commercial and asset-backed securitization transactions and maintains almost 2.5 million custodial files in its two vault locations in Elk
Grove, Illinois and Irvine, California. LaSalle's two vault locations can maintain a total of approximately 6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie
Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly reconciliation process. LaSalle uses a proprietary collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

      LaSalle and BSCMI are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to BSCMI for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for most of the mortgage loans to be sold by BSCMI to the depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

      LaSalle and PMCF are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to PMCF for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for most of the mortgage loans to be sold by PMCF to the depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

      The information set forth in the preceding three paragraphs concerning the custodian has been provided by it.

THE CERTIFICATE ADMINISTRATOR, TAX ADMINISTRATOR AND CERTIFICATE REGISTRAR

      Wells Fargo Bank, National Association ("Wells Fargo Bank") will serve as the certificate administrator (in such capacity, the "certificate administrator"). In addition, Wells Fargo Bank will serve as certificate registrar (in such capacity, the "certificate registrar") for purposes of authenticating, recording and otherwise providing for the registration of the offered certificates and of transfers and exchanges of the definitive certificates, if issued. Furthermore, Wells Fargo Bank will serve as tax administrator for purposes of making REMIC elections and filing tax returns on behalf of the trust and making

                                      S-83

available to the Internal Revenue Service and other specified persons all information furnished to it necessary to compute any tax imposed (A) as a result of the transfer of an ownership interest in a class R certificate to any person who is a disqualified organization, including the information described in
Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such class R certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the
Internal Revenue Code of 1986, as amended, that holds an ownership interest in a class R certificate having as among its record holders at any time any person which is a disqualified organization.

      Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $483 billion in assets, 23+ million customers and 167,000 employees as of September 30, 2006, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.

      The depositor, the mortgage loan sellers, any master servicer, any special servicer and any primary servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank's principal corporate trust offices are located at 9062 Old Annapolis Road,
Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota
55479-0113. Wells Fargo Bank is also one of the master servicers and a mortgage loan seller.

      The information concerning the certificate administrator in the two preceding paragraphs has been provided by the certificate administrator.

      As compensation for the performance of its duties as certificate administrator, tax administrator and certificate registrar, Wells Fargo will be paid a monthly certificate administrator fee. The certificate administrator fee is an amount equal to, in any month, the product of the portion of a rate equal to % per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each pooled mortgage loan for such month, and the stated principal balance of each pooled mortgage loan. The certificate administrator and certificate registrar will be entitled to indemnification upon similar terms to the trustee.

      Certificate Administrator

      Under the terms of the series 2007-PWR15 pooling and servicing agreement, the certificate administrator is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. In addition, the certificate administrator is responsible for the preparation of all REMIC tax returns on behalf of the Trust REMICs and the preparation of monthly distribution reports on Form 10-D, annual reports on Form 10-K and current reports on Form 8-K that are required to be filed with the Securities and Exchange Commission on behalf of the Trust.

      Wells Fargo Bank has been engaged in the business of commercial mortgage-backed securities administration since 1997. It has acted as certificate administrator with respect to more than 360 series of commercial mortgage-backed securities and, as of December 31, 2006, was acting as certificate administrator with respect to more than $340 billion of outstanding commercial mortgage-backed securities.

      There have been no material changes to Wells Fargo Bank's policies or procedures with respect to its certificate administrator function other than changes required by applicable law.

      In the past three years, Wells Fargo Bank has not materially defaulted on its certificate administrator obligations under any pooling and servicing agreement or caused an early amortization or other performance triggering event because of servicing by Wells Fargo Bank with respect to commercial mortgage-backed securities.

      The information concerning the certificate administrator set forth in the three preceding paragraphs has been provided by the certificate administrator.

                                      S-84

      Matters Regarding the Certificate Administrator

      The trust fund will indemnify the certificate administrator and its directors, officers, employees, agents and affiliates against any and all losses, liabilities, damages, claims or expenses, including, without limitation, reasonable attorneys' fees, arising with respect to the series 2007-PWR15 pooling and servicing agreement, the mortgage loans or the series 2007-PWR15 certificates, other than (i) those resulting from the breach of the certificate administrator's representations, warranties or covenants or from willful misconduct, bad faith, fraud or negligence in the performance of, or negligent disregard of, its duties, (ii) the certificate administrator's allocable overhead and (iii) any cost or expense expressly required to be borne by the certificate administrator.

      The certificate administrator will not be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the series 2007-PWR15 pooling and servicing agreement. The certificate administrator will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the series 2007-PWR15 pooling and servicing agreement or in the exercise of any of its rights or powers if, in the opinion of that entity, the repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

      Provisions similar to the provisions described under the sections of the accompanying prospectus entitled "Description of the Pooling and Servicing
Agreements--Eligibility of the certificate administrator", " --Duties of the certificate administrator", "--Regarding the Fees, Indemnities and Powers of the
certificate administrator" and "--Resignation and Removal of the certificate administrator" will apply to the certificate administrator and the tax administrator.

MASTER SERVICERS

WELLS FARGO BANK, NATIONAL ASSOCIATION

      Wells Fargo Bank will be a master servicer under the series 2007-PWR15 pooling and servicing agreement with respect to those pooled mortgage loans sold by Bear Stearns Commercial Mortgage, Inc., Wells Fargo Bank, National
Association, Principal Commercial Funding II, LLC, Principal Commercial Funding,
LLC and Nationwide Life Insurance Company to the depositor (and any related
Non-Pooled Mortgage Loans). The principal commercial mortgage servicing offices of Wells Fargo Bank are located at 45 Fremont Street, 2nd Floor, San Francisco,
California 94105.

      Wells Fargo Bank has originated and serviced commercial mortgage loans since before 1975 and has serviced securitized commercial mortgage loans since
1993. Wells Fargo Bank is approved as a master servicer, primary servicer and special servicer for commercial mortgage-backed securities rated by Moody's, S&P and Fitch. Moody's does not assign specific ratings to servicers. S&P has assigned to Wells Fargo Bank the ratings of STRONG as a primary servicer and as a master servicer and ABOVE AVERAGE as a special servicer. Fitch has assigned to
Wells Fargo Bank the ratings of CMS2 as a master servicer, CPS1 as a primary servicer and CSS1 as a special servicer. S&P's and Fitch's ratings of a servicer are based on an examination of many factors, including the servicer's financial condition, management team, organizational structure and operating history.

      As of December 31, 2006, the commercial mortgage servicing group of Wells
Fargo Bank was responsible for servicing approximately 11,665 commercial and multifamily mortgage loans with an aggregate outstanding principal balance of approximately $103.7 billion, including approximately 10,434 loans securitized in approximately 93 commercial mortgage-backed securitization transactions with an aggregate outstanding principal balance of approximately $99.4 billion, and also including loans owned by institutional investors and government sponsored entities such as Freddie Mac. The properties securing these loans are located in all 50 states and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties. According to the Mortgage
Bankers Association of America, as of June 30, 2006, Wells Fargo Bank was the
fourth largest commercial mortgage servicer in terms of the aggregate outstanding principal balance of loans being master and/or primary serviced in commercial mortgage-backed securities transactions.

      Wells Fargo Bank has developed policies, procedures and controls for the performance of its master servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in

                                      S-85

Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, measures for notifying borrowers of payment delinquencies and other loan defaults and for working with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event.

      A Wells Fargo Bank proprietary website (www.wellsfargo.com/com/comintro)
provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo Bank is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

      Certain of the duties of the master servicers and the provisions of the series 2007-PWR15 pooling and servicing agreement are set forth under "Servicing of the Mortgage Loans Under the Series 2007-PWR15 Pooling and Servicing
Agreement" in this prospectus supplement. The manner in which collections on the mortgage loans are to be maintained is described under "Description of the
Agreements--Collection and Other Servicing Procedures" and "--Certificate
Account and Other Collection Accounts" in the accompanying prospectus. The advance obligations of each master servicer are described under "Description of the Offered Certificates--Advances" in this prospectus supplement. Certain terms of the series 2007-PWR15 pooling and servicing agreement regarding the master servicer's removal, replacement, resignation or transfer are described under
"--Events of Default" and in the prospectus under "Description of the
Agreements--Matters Regarding a Master Servicer and the Depositor" in this prospectus supplement. Certain limitations on the master servicer's liability under the series 2007-PWR15 pooling and servicing agreement are described under
"Description of the Agreements--Matters Regarding a Master Servicer and the
Depositor" in the prospectus and under "Servicing of the Mortgage Loans Under the Series 2007-PWR15 Pooling and Servicing Agreement" in this prospectus supplement.

      Wells Fargo Bank may appoint one or more sub-servicers to perform all or any portion of its duties under the series 2007-PWR15 pooling and servicing agreement, as described under "Servicing of the Mortgage Loans Under the Series
2007-PWR15 Pooling and Servicing Agreement" in this prospectus supplement and under "Description of the Agreements--Subservicers" in the accompanying prospectus. Wells Fargo Bank monitors and reviews the performance of sub-servicers appointed by it.

      Wells Fargo Bank has received an issuer rating of "Aaa" from Moody's.
Wells Fargo Bank's long term deposits are rated "Aaa" by Moody's, "AA" by S&P and "AA+" by Fitch.

      Wells Fargo & Company is the holding company for Wells Fargo Bank. Wells
Fargo & Company files reports with the Securities and Exchange Commission as required under the Securities Exchange Act of 1934, as amended. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the Securities and Exchange Commission at www.sec.gov.

      The information set forth in this prospectus supplement concerning Wells
Fargo Bank has been provided by it.

PRUDENTIAL ASSET RESOURCES, INC.

      Prudential Asset Resources, Inc. ("PAR"), a Delaware corporation, will act as a master servicer with respect to those pooled mortgage loans sold by
Prudential Mortgage Capital Funding, LLC to the depositor for deposit into the trust fund and as special servicer for the AMB-SGP, L.P. Portfolio Loan Group and the Sheraton Universal Hotel Loan Group. PAR is a wholly owned subsidiary of one of the originators, PMCC, which is an indirect subsidiary of Prudential
Financial, Inc. PAR is an affiliate of Prudential Mortgage Capital Funding, LLC, a sponsor and one of the mortgage loan sellers. PAR'S principal offices are located at 2200 Ross Avenue, Suite 4900E, Dallas, TX 75201. PAR, which has been servicing commercial real estate mortgage loans, agricultural loans and single-family mortgages since March 2001, services commercial mortgage loan portfolios for a variety of Prudential companies, as well as for CMBS transactions, Fannie Mae and FHA.

      PAR has policies and procedures for the performance of its master servicing obligations in compliance with applicable servicing agreements. PAR regularly reviews its policies and processes, but the last significant revision of its policies and processes was done in order to conform to the servicing criteria set forth in Item 1122 of Regulation AB. From time to time PAR and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. PAR does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service as master servicer.

                                      S-86

      PAR is a rated master and primary servicer by S&P and Fitch and has been approved to be a master and primary servicer in transactions rated by Moody's.
There have been no material non-compliance or default issues for PAR in its servicing of CMBS loans. PAR's portfolio of serviced loans has grown substantially, as shown by the table below which indicates the aggregate outstanding principal balance of loans serviced by PAR as of the respective year-end:

COMMERCIAL MORTGAGE
LOANS                      2006               2005               2004
-------------------   ----------------    ---------------    ---------------
CMBS                  $ 11,355,139,141    $ 9,031,936,108    $ 6,820,173,095
Total                 $ 50,035,453,930    $46,502,629,927    $44,396,359,820

      The information set forth in this prospectus supplement concerning PAR has been provided by it.

PRIMARY SERVICERS

PRINCIPAL GLOBAL INVESTORS, LLC

      Principal Global Investors, LLC ("PGI") will act as primary servicer with respect to the pooled mortgage loans sold to the depositor by Principal
Commercial Funding, LLC and Principal Commercial Funding II, LLC. PGI, a
Delaware limited liability company, is a wholly owned subsidiary of Principal
Life Insurance Company. PGI is the parent of Principal Commercial Funding, LLC, which owns a 49% interest in Principal Commercial Funding II, LLC. The principal servicing offices of PGI are located at 801 Grand Avenue, Des Moines, Iowa
50392.

      PGI is ranked "Above Average" as a primary servicer and a special servicer of commercial real estate loans by S&P. PGI has extensive experience in servicing commercial real estate mortgage loans. PGI has been engaged in the servicing of commercial mortgage loans since 1970 and commercial mortgage loans originated for securitization since 1998.

      As of December 31, 2006, PGI was responsible for servicing approximately
3,092 commercial and multifamily mortgage loans, with an aggregate outstanding principal balance of approximately $22.4 billion. The portfolio of loans serviced by PGI includes commercial mortgage loans included in commercial mortgage-backed securitizations, portfolio loans and loans serviced for non-affiliated clients. The portfolio consists of multifamily, office, retail, industrial, warehouse and other types of income-producing properties. PGI services loans in most states throughout the United States.

      As of December 31, 2006, PGI was a primary servicer in approximately 43 commercial mortgage-backed securitization transactions, servicing approximately
1,489 loans with an aggregate outstanding principal balance of approximately
$10.2 billion.

      PGI will enter into a servicing agreement with Wells Fargo Bank, as a master servicer, to service the commercial mortgage loans sold to the depositor by Principal Commercial Funding, LLC and Principal Commercial Funding II, LLC
and will agree, pursuant to that servicing agreement, to service such mortgage loans in accordance with the servicing standard. PGI's responsibilities will include, but are not limited to:

      o     collecting payments on the loans and remitting such amounts, net of certain fees to be retained by PGI as servicing compensation and certain other amounts, including escrow and reserve funds, to the master servicer;

      o     providing certain CMSA reports to the master servicer;

      o     processing certain borrower requests (and obtaining, when required, consent of the related master servicer and/or special servicer, as applicable); and

                                      S-87

      o     handling early stage delinquencies and collections; provided that servicing of defaulted loans is transferred from PGI to the applicable special servicer, as required pursuant to the terms of the series 2007-PWR15 pooling and servicing agreement.

      PGI has developed policies, procedures and controls for the performance of primary servicing obligations consistent with applicable servicing agreements and servicing standards.

      The information set forth in this prospectus supplement concerning PGI has been provided by it.

NATIONWIDE LIFE INSURANCE COMPANY

      Nationwide Life Insurance Company ("Nationwide Life"), an Ohio
corporation, will act as primary servicer with respect to the pooled mortgage loans sold to the depositor by Nationwide Life. Nationwide Life is a provider of long-term savings and retirement products in the United States and is a wholly-owned subsidiary of Nationwide Financial Services, Inc. ("Nationwide
Financial"), a large diversified financial and insurance services provider in the United States. The principal offices of Nationwide Life are located at One
Nationwide Plaza, Columbus, Ohio 43215.

      Nationwide Life has extensive experience in servicing commercial real estate mortgage loans. Nationwide Life has been engaged in the servicing mortgage loans since 1970 and commercial mortgage loans originated for securitization since 2001.

      As of December 31, 2006, Nationwide Life was responsible for servicing approximately 1,709 commercial and multifamily mortgage loans, with an aggregate outstanding principal balance of approximately $12.0 billion. The portfolio of loans serviced by Nationwide Life includes commercial mortgage loans included in commercial mortgage-backed securitizations, portfolio loans and loans serviced for non-affiliated clients. The portfolio consists of multifamily, office, retail, industrial, warehouse and other types of income-producing properties.
Nationwide Life services loans in most states throughout the United States.

      As of December 31, 2006, Nationwide Life was a primary servicer in approximately 15 commercial mortgage-backed securitization transactions, servicing approximately 175 loans with an aggregate outstanding principal balance of approximately $1.4 billion.

      Nationwide Life will enter into a primary servicing agreement with Wells
Fargo Bank, as a master servicer, to provide certain primary services to the commercial mortgage loans sold to the depositor by Nationwide Life, and will agree, pursuant to such primary servicing agreement, to service such commercial mortgage loans in accordance with the servicing standard. Nationwide Life's primary servicing responsibilities will include, but are not necessarily limited to:

      o     collecting payments on the loans and remitting such amounts, net of certain fees to be retained by Nationwide Life as servicing compensation and certain other amounts, including escrow and reserve funds, to the master servicer;

      o     providing certain CMSA reports to the master servicer;

      o     processing certain borrower requests (and obtaining, when required, consent of the master servicer and/or special servicer, as applicable); and

      o     handling early stage delinquencies and collections; provided that servicing of defaulted loans is transferred from Nationwide Life to the applicable special servicer, as required pursuant to the terms of the pooling and servicing agreement.

      Nationwide Life has developed policies, procedures and controls for the performance of primary servicing obligations consistent with applicable servicing agreements and servicing standards. Nationwide Life may utilize one or more sub-servicers for some or all the above functions per the applicable servicing agreements.

                                      S-88

      The information set forth in this prospectus supplement concerning
Nationwide Life has been provided by Nationwide Life.

THE SPECIAL SERVICERS

ARCAP SERVICING, INC.

      ARCap Servicing, Inc. ("ASI") will be appointed as the special servicer of all of the pooled mortgage loans in the trust fund (and any related non-pooled mortgage loans that are secured by the same mortgaged property), other than the
AMB-SGP, L.P. Portfolio pooled mortgage loan (and related non-pooled mortgage loans) and the Sheraton Universal Hotel Portfolio pooled mortgage loan (and related non-pooled mortgage loan). As such, ASI will be responsible for servicing the Specially Serviced Mortgage Loans and REO Properties related to the loans for which it is the applicable special servicer. ASI is a corporation organized under the laws of the state of Delaware and is a wholly-owned subsidiary of Charter Mac Corporation, a wholly-owned subsidiary of CharterMac, a publicly traded company. ARCap REIT, Inc., an affiliate of ASI, is anticipated to be the controlling class representative with respect to the transaction described in this prospectus supplement. The principal offices of ASI are located at 5221 N. O'Connor Blvd. Suite 600, Irving, Texas 75039, and its
telephone number is 972-868-5300.

      Certain of the duties of the applicable special servicer and the provisions of the series 2007-PWR15 pooling and servicing agreement regarding the applicable special servicer, including without limitation information regarding the rights and obligations of the special servicer with respect to delinquencies, losses, bankruptcies and recoveries and the ability of the special servicer to waive or modify the terms of the pooled mortgage loans are set forth under "Servicing of the Mortgage Loans Under the Series 2007-PWR15
Pooling and Servicing Agreement --Modifications, Waivers, Amendments and
Consents," "--Fair Value Purchase Option" and "--Procedures with Respect to
Defaulted Mortgage Loans and REO Properties" in this prospectus supplement.
Certain terms of the series 2007-PWR15 pooling and servicing agreement regarding the special servicer's removal, replacement, resignation or transfer are described under "--Replacement of the Special Servicers" in this prospectus supplement. Certain limitations on the special servicer's liability under the series 2007-PWR15 pooling and servicing agreement are described under "Servicing of the Mortgage Loans Under the Series 2007-PWR15 Pooling and Servicing
Agreement" in this prospectus supplement. ASI will service the specially serviced mortgage loans in this transaction in accordance with the procedures set forth in the series 2007-PWR15 pooling and servicing agreement and in accordance with the mortgage loan documents and applicable laws.

      ASI is on S&P's Select Servicer list as a U.S. Commercial Mortgage Special
Servicer and is ranked "strong" by S&P. ASI also has a special servicer rating of "CSS1" from Fitch. As of February 26, 2007, ASI was the named special servicer in approximately 63 commercial mortgage-backed securities transactions representing approximately 9,707 loans, with an aggregate outstanding principal balance of approximately $73.189 billion. The portfolio includes multifamily, office, retail, hospitality, industrial and other types of income-producing properties, located in the United States, Canada, Virgin Islands and Puerto
Rico. With respect to these transactions as of February 26, 2007, ASI was administering approximately 43 assets with an outstanding principal balance of approximately $193.37 million. All of these specially serviced assets are serviced in accordance with the applicable procedures set forth in the related pooling and servicing agreement that governs the asset. Since its inception in
2002 and through February 26, 2007, ASI has resolved 269 total assets, including multifamily, office, retail, hospitality, industrial and other types of income-producing properties, with an aggregate principal balance of $1.493 billion.

      The general special servicer will segregate and hold all funds collected and received in connection with the operation of each applicable REO Property separate and apart from its own funds and general assets and will establish and maintain with respect to each applicable REO Property one or more accounts held in trust for the benefit of the certificateholders (and the holder of the related Non-Pooled Mortgage Loan(s) if in connection with an applicable
Trust-Serviced Mortgage Loan Group). This account or accounts will be an
Eligible Account. The funds in this account or accounts will not be commingled with the funds of the special servicer, or the funds of any of the general special servicer's other serviced assets that are not serviced pursuant to the series 2007-PWR15 pooling and servicing agreement.

                                      S-89

      ASI has developed policies, procedures and controls for the performance of its special servicing obligations in compliance with the series 2007-PWR15 pooling and servicing agreement, applicable law and the applicable servicing standard.

      ASI has been special servicing assets for approximately 4 years and employs a seasoned asset management staff with an average of 13 years experience in this line of business. Two additional senior managers in the special servicing group have 29 and 17 years of industry experience, respectively. ASI was formed in 2002 for the purpose of supporting the related business of ARCap
REIT, Inc., its former parent, of acquiring and managing investments in subordinated CMBS for its own account and those of its managed funds. Since
December 31, 2002 the number of commercial mortgage-backed securities transactions with respect to which ASI is the named special servicer has grown from approximately 24 transactions representing approximately 4,004 loans with an aggregate outstanding principal balance of approximately $24.5 billion, to approximately 63 transactions consisting of approximately 9,707 loans with an approximate outstanding aggregate principal balance of $73.189 as of February
26, 2007.

      The information set forth in this prospectus supplement concerning ASI has been provided by it.

PRUDENTIAL ASSET RESOURCES, INC.

      PAR will be appointed as the special servicer for the AMB-SGP, L.P.
Portfolio pooled mortgage loan and the related non-pooled mortgage loans and the
Sheraton Universal Hotel pooled mortgage loan and the related non-pooled mortgage loan. See "--The Master Servicers--Prudential Asset Resources, Inc."
above.

      Prudential Asset Resources, Inc. (in the context of special servicing,
"PAR Special Servicing"), a Delaware corporation, is a wholly owned subsidiary of one of the originators, PMCC, which is an indirect subsidiary of Prudential
Financial, Inc. PAR Special Servicing is an affiliate of Prudential Mortgage
Capital Funding, LLC, a sponsor and one of the mortgage loan sellers. PAR is one of the Master Servicers and is acting as the named special servicer for two (2)
loan groups in this transaction. PAR Special Servicing's office is located at 2
Ravinia Drive, Suite 1400, Atlanta, GA 30346. PAR Special Servicing, which has been servicing commercial real estate mortgage loans since March 2001, specially services commercial mortgage loan portfolios for a variety of Prudential companies, as well as for CMBS, Fannie Mae and certain third party investors.

      PAR Special Servicing has policies and procedures for the performance of its special servicing obligations in compliance with applicable servicing agreements. PAR Special Servicing has policies and procedures in place to handle delinquencies, losses, bankruptcies and recoveries consistent with the terms of the series 2007-PWR15 pooling and servicing agreement. As part of PAR, PAR
Special Servicing regularly reviews its policies and processes, but the last significant revision of PAR's policies and processes was done in order to conform to the servicing criteria set forth in Item 1122 of Regulation AB. From time to time, PAR Special Servicing and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. PAR
Special Servicing does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service as special servicer.

      PAR is a rated special servicer by S&P and Fitch and has been approved to be a special servicer in transactions rated by Moody's. There have been no material non-compliance or default issues for PAR Special Servicing in its servicing of CMBS loans. The amount of loans for which PAR Special Servicing is the named special servicer has increased each of the past three years, as shown in the table below which indicates the aggregate outstanding principal balance of loans naming PAR Special Servicing as special servicer as of the respective year-end:

COMMERCIAL MORTGAGE
LOANS                      2006                 2005               2004
-------------------    --------------       ---------------    --------------
CMBS                   $ 1,366,420,657      $ 1,136,160,910    $ 1,007,721,965
Total                  $29,072,451,501      $27,030,758,471    $20,772,526,843

      The information set forth in this prospectus supplement concerning PAR has been provided by it.

                                      S-90

AFFILIATIONS AND CERTAIN RELATIONSHIPS AMONG TRANSACTION PARTIES

      Wells Fargo Bank, National Association, a sponsor, originator and mortgage loan seller, is also one of the master servicers, the certificate administrator, the tax administrator and the certificate registrar with respect to the mortgage loans and the trust fund. Principal Commercial Funding II, LLC, a sponsor, originator and mortgage loan seller, Principal Commercial Funding, LLC, a sponsor, originator and mortgage loan seller and Principal Global Investors,
LLC, the primary servicer with respect to those mortgage loans sold to the trust fund by Principal Commercial Funding II, LLC and Principal Commercial Funding,
LLC, are affiliates. Prudential Mortgage Capital Funding, LLC, a sponsor and mortgage loan seller, Prudential Mortgage Capital Company, LLC, one of the originators, and Prudential Asset Resources, Inc., one of the master servicers and the special servicer for the AMB-SGP, L.P. Portfolio loan group and the
Sheraton Universal Hotel loan group, are affiliates. Bear Stearns Commercial
Mortgage, Inc., a sponsor, originator and mortgage loan seller, Bear Stearns
Commercial Mortgage Securities Inc., the depositor, and Bear, Stearns & Co.
Inc., one of the underwriters, are affiliates. Nationwide Life Insurance
Company, a sponsor, originator and mortgage loan seller, is also the primary servicer with respect to those mortgage loans sold to the trust fund by
Nationwide Life Insurance Company.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

      The series 2007-PWR15 certificates will be issued on the Issue Date pursuant to the series 2007-PWR15 pooling and servicing agreement. Some of the provisions of the offered certificates and the series 2007-PWR15 pooling and servicing agreement are described in this "Description of the Offered
Certificates" section of this prospectus supplement. For additional detailed information regarding the terms of the series 2007-PWR15 pooling and servicing agreement and the offered certificates, you should refer to the section in this prospectus supplement titled "Servicing of the Mortgage Loans Under the Series
2007-PWR15 Pooling and Servicing Agreement" and to the sections in the accompanying prospectus titled "Description of the Certificates" and
"Description of the Pooling and Servicing Agreements".

      The series 2007-PWR15 certificates collectively will represent the entire beneficial ownership interest in a trust fund consisting primarily of:

      o     the pooled mortgage loans;

      o     any and all payments under and proceeds of the pooled mortgage loans received after the cut-off date, in each case exclusive of payments of principal, interest and other amounts due on or before that date;

      o     the loan documents for the pooled mortgage loans (insofar as they are required to be delivered to the trustee);

      o     certain rights granted to us under the mortgage loan purchase agreements;

      o     any REO Properties acquired by or on behalf of the trust fund with respect to defaulted pooled mortgage loans (but, in the case of the mortgage loans included in any Mortgage Loan Group, only to the extent of the trust fund's interest therein); and

      o     those funds or assets as from time to time are deposited in each master servicer's collection account described under "Servicing of the Mortgage Loans Under the Series 2007-PWR15 Pooling and Servicing
            Agreement--Collection Accounts" in this prospectus supplement, each special servicer's REO account as described under "Servicing of the
            Mortgage Loans Under the Series 2007-PWR15 Pooling and Servicing
            Agreement--REO Accounts", the certificate administrator's
            distribution account described under "--Distribution Account"

                                      S-91

            below or the certificate administrator's interest reserve account described under "--Interest Reserve Account" below.

      The series 2007-PWR15 certificates will include the following classes:

      o     the A-1, A-2, A-3, A-AB, A-4, A-1A, A-M and A-J classes, which are the classes of series 2007-PWR15 certificates that are offered by this prospectus supplement, and

      o     the X, B, C, D, E, F, G, H, J, K, L, M, N, O, P, R and V classes, which are the classes of series 2007-PWR15 certificates that--

            1.    will be retained or privately placed by us, and

            2.    are not offered by this prospectus supplement.

      It is expected that ARCap CMBS Fund II REIT, Inc., an affiliate of the parent of the initial general special servicer, will acquire several non-offered classes of the series 2007-PWR15 certificates, including the class P certificates.

CERTIFICATE PRINCIPAL BALANCES AND CERTIFICATE NOTIONAL AMOUNTS

      The class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H,
J, K, L, M, N, O and P certificates are the only series 2007-PWR15 certificates that will have principal balances and are sometimes referred to as the principal balance certificates. The principal balance of any of these certificates will represent the total distributions of principal to which the holder of the subject certificate is entitled over time out of payments and other collections on the assets of the trust fund. Accordingly, on each distribution date, the principal balance of each of these certificates will be permanently reduced by any principal distributions actually made with respect to that certificate on that distribution date. See "--Distributions" below. On any particular distribution date, the principal balance of each of these certificates may also be permanently reduced, without any corresponding distribution, in connection with losses on the pooled mortgage loans and default-related and otherwise unanticipated trust fund expenses. Notwithstanding the provisions described above, the principal balance of a principal balance certificate may be restored under limited circumstances in connection with a recovery of amounts that had previously been determined to constitute nonrecoverable advances. See
"--Reductions of Certificate Principal Balances in Connection with Realized
Losses and Additional Trust Fund Expenses" below.

      The class X certificates will not have principal balances. For purposes of calculating the amount of accrued interest with respect to those certificates, however, the class X certificates will have a total notional amount equal to the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J,
B, C, D, E, F, G, H, J, K, L, M, N, O and P certificates outstanding from time to time. The initial notional amount of the class X certificates is shown in the table appearing under the caption "Summary--Overview of the Series 2007-PWR15
Certificates" in this prospectus supplement. The actual notional amount of the class X certificates at initial issuance may be larger or smaller than the amount shown in that table, depending on, among other things, the actual size of the initial mortgage pool balance.

      The class R certificates will not have principal balances or notional amounts. They will be residual interest certificates. The holders of the class R certificates are not expected to receive any material payments.

      The class V certificates will not have principal balances or notional amounts. They will entitle holders to certain additional interest that may accrue with respect to the pooled mortgage loans that are ARD Loans.

      In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any principal balance certificate from time to time, you may multiply the original principal balance of that certificate as of the Issue Date, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of principal balance certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the certificate administrator's report.

                                      S-92

DISTRIBUTION ACCOUNT

      General. The certificate administrator must establish and maintain an account in which it will hold funds pending their distribution on the series
2007-PWR15 certificates and from which it will make those distributions. That distribution account must be maintained in the name of the certificate administrator on behalf of the trustee and in a manner and with a depository institution that satisfies S&P and Moody's standards for securitizations similar to the one involving the offered certificates.

      Deposits. On the business day prior to each distribution date, each master servicer will be required to remit to the certificate administrator for deposit in the distribution account the following funds:

      o     All payments and other collections on the pooled mortgage loans and any REO Properties in the trust fund that are then on deposit in that master servicer's collection account, exclusive of any portion of those payments and other collections that represents one or more of the following:

            1.    monthly debt service payments due on a due date in a month subsequent to the month in which the subject distribution date occurs;

            2.    with limited exception involving pooled mortgage loans that have due dates occurring after the end of the related
                  collection period, payments and other collections received by or on behalf of the trust fund after the end of the related collection period;

            3.    Authorized Collection Account Withdrawals, including--

                  (a)   amounts payable to a master servicer or a special
                        servicer as indemnification or as compensation,
                        including master servicing fees, special servicing fees,
                        workout fees, liquidation fees, assumption fees,
                        modification fees and, to the extent not otherwise
                        applied to cover interest on advances, late payment
                        charges and Default Interest,

                  (b)   amounts payable in reimbursement of outstanding
                        advances, together with interest on those advances,

                  (c)   amounts payable with respect to other trust fund
                        expenses, and

                  (d)   amounts deposited in that master servicer's collection
                        account in error.

      o     Any advances of delinquent monthly debt service payments made by that master servicer with respect to those pooled mortgage loans for which it is the applicable master servicer for that distribution date.

      o     Any payments made by that master servicer to cover Prepayment
            Interest Shortfalls incurred with respect to those pooled mortgage loans for which it is the applicable master servicer during the related collection period.

      See "--Advances of Delinquent Monthly Debt Service Payments" below and
"Servicing of the Mortgage Loans Under the Series 2007-PWR15 Pooling and
Servicing Agreement--Collection Accounts" and "--Servicing and Other
Compensation and Payment of Expenses" in this prospectus supplement.

      With respect to the distribution date that occurs during March in any calendar year subsequent to 2007 (and if the final distribution date occurs in
January (except in a leap year) or February of any year, with respect to the distribution date in such January or February), the certificate administrator will be required to transfer from the interest reserve account, which we describe under "--Interest Reserve Account" below, to the distribution account the interest reserve amounts that are then being held in that interest reserve account with respect to the pooled mortgage loans that accrue interest on an
Actual/360 Basis.

      The certificate administrator may, at its own risk, invest funds held in the distribution account in Permitted Investments, which are described in the
Glossary to this prospectus supplement, and will be entitled to the interest and other income earned on those funds and will be obligated to make up investment losses.

                                      S-93

      Withdrawals. The certificate administrator may from time to time make withdrawals from the distribution account for any of the following purposes:

      o     to make distributions on the series 2007-PWR15 certificates;

      o     to pay itself, the tax administrator, the servicer report
            administrator and the trustee monthly fees that are described under
            "--Matters Regarding the Certificate Administrator, the Tax
            Administrator and the Trustee" and "--Reports to Certificateholders;
            Available Information" below;

      o     to pay any indemnities and reimbursements owed to itself, the tax administrator, the trustee and various related persons as described under "--Matters Regarding the Certificate Administrator, the Tax
            Administrator and the Trustee" below;

      o     to pay for any opinions of counsel required to be obtained in connection with any amendments to the series 2007-PWR15 pooling and servicing agreement;

      o     to pay any federal, state and local taxes imposed on the trust fund, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust fund as described under "Material Federal Income Tax Consequences--Taxes that May Be Imposed on the REMIC Pool--Prohibited Transactions" in
            the accompanying prospectus and "Servicing of the Mortgage Loans
            Under the Series 2007-PWR15 Pooling and Servicing Agreement--REO
            Account" in this prospectus supplement;

      o     to pay itself net investment earnings earned on funds in the distribution account for each collection period;

      o     to pay for the cost of recording the series 2007-PWR15 pooling and servicing agreement;

      o     with respect to each distribution date during February of any year subsequent to 2007 and each distribution date during January of any year subsequent to 2007 that is not a leap year, to transfer to the certificate administrator's interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the pooled mortgage loans that accrue interest on an
            Actual/360 Basis;

      o     to pay to the person entitled thereto any amounts deposited in the distribution account in error; and

      o     to clear and terminate the distribution account upon the termination of the series 2007-PWR15 pooling and servicing agreement.

INTEREST RESERVE ACCOUNT

      The certificate administrator must maintain an account in which it will hold the interest reserve amounts described in the next paragraph with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in the name of the certificate administrator on behalf of the trustee and in a manner and with a depository institution that satisfies S&P and Moody's standards for securitizations similar to the one involving the offered certificates. The certificate administrator may, at its own risk, invest funds held in the interest reserve account in
Permitted Investments, which are described in the Glossary to this prospectus supplement, and will be entitled to the interest and other income earned on those funds and will be obligated to make up investment losses.

      During January, except in a leap year, and February of each calendar year subsequent to 2007, the certificate administrator must, on or before the distribution date in that month, withdraw from the distribution account and deposit in the interest reserve account the interest reserve amount with respect to each of the pooled mortgage loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. In general, that interest reserve amount for each of those mortgage loans will equal one day's interest accrued at the related mortgage interest rate net of the Administrative Fee Rate, on the Stated Principal
Balance of that mortgage loan as of the end

                                      S-94

of the related collection period. In the case of an ARD Loan, however, the interest reserve amount will not include Post-ARD Additional Interest.

      During March of each calendar year after 2007 (and if the final distribution date occurs in January (except in a leap year) or February of any year, during such January or February), the certificate administrator must, on or before the distribution date in that month, withdraw from the interest reserve account and deposit in the distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Available
Distribution Amount for the distribution date during the month of transfer.

DISTRIBUTIONS

      General. For purposes of allocating payments on certain classes of the offered certificates, the mortgage pool will be divided into:

      o     Loan group 1, which will consist of one hundred and seventy (170)
            pooled mortgage loans, with an aggregate cut-off date principal balance of $2,500,347,537, representing 89.1% of the initial mortgage pool balance; and

      o     Loan group 2, which will consist of thirty-six (36) pooled mortgage loans, with an aggregate cut-off date principal balance of
            $306,757,433, representing 10.9% of the initial mortgage pool balance. Loan group 2 will consist of 100.0% of the initial mortgage pool balance of all the pooled mortgage loans secured by multifamily or manufactured housing community properties. Additionally, loan group 2 includes three (3) mortgage loans, of which two (2) loans are secured by mixed use properties and one loan which is secured by
            4 different properties of which only one is a mixed use property.
            These three (3) mortgage loans represent 0.6% of the initial mortgage pool balance and 5.5% of the initial loan group 2 balance.

      On each distribution date, the certificate administrator will, subject to the exception described in the next sentence, make all distributions required to be made on the series 2007-PWR15 certificates on that distribution date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those distributions are to occur.
The final distribution of principal and/or interest to the registered holder of any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final distribution.

      Distributions made to a class of series 2007-PWR15 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

      In order for a series 2007-PWR15 certificateholder to receive distributions by wire transfer on and after any particular distribution date, that certificateholder must provide the certificate administrator with written wiring instructions no later than five days prior to the last day of the calendar month preceding the month in which that distribution date occurs.
Otherwise, that certificateholder will receive its distributions by check mailed to it.

      Cede & Co. will be the registered holder of your offered certificates, and you will receive distributions on your offered certificates through DTC and its participating organizations, until physical certificates are issued, if ever.
See "--Delivery, Form and Denomination" below.

      If, in connection with any distribution date, the certificate administrator has reported the amount of an anticipated distribution to DTC based on the expected receipt of any monthly payment based on information set forth in a report, or any monthly payment expected to be paid on the last two business days preceding such distribution date, and the related borrower fails to make such payments at such time, the certificate administrator will use commercially reasonable efforts to cause DTC to make the revised distribution on a timely basis on such distribution date, but there can be no assurance that DTC will be able to do so. The certificate administrator, the master servicers, the special servicers and the trustee will not be liable or held responsible for any resulting delay, or claims by DTC resulting therefrom, in the making of such distribution to series

                                      S-95

2007-PWR15 certificateholders. In addition, if the certificate administrator incurs out-of-pocket expenses, despite reasonable efforts to avoid or mitigate such expenses, as a consequence of a borrower failing to make such payments, the certificate administrator will be entitled to reimbursement from the trust. Any such reimbursement will constitute "Additional Trust Fund Expenses".

      Interest Distributions. All of the classes of the series 2007-PWR15 certificates will bear interest, except for the R and V classes.

      With respect to each interest-bearing class of the series 2007-PWR15 certificates, interest will accrue during each interest accrual period based upon:

      o     the pass-through rate for that class and interest accrual period;

      o     the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

      o     the assumption that each year consists of twelve 30-day months.

      On each distribution date, subject to the Available Distribution Amount for that date and the distribution priorities described under "--Priority of
Distributions" below, the holders of each interest-bearing class of the series
2007-PWR15 certificates will be entitled to receive--

      o     the total amount of interest accrued during the related interest accrual period (and any distributable interest that remains unpaid from prior distribution dates) with respect to that class, reduced by

      o     the portion of any Net Aggregate Prepayment Interest Shortfall (if
            any) for that distribution date that is allocable to that class.

      In addition, if any class of principal balance certificates experiences the restoration of its principal balance on any distribution date under the limited circumstances that we describe under "--Reductions of Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Funds
Expenses" below, then that class will also be entitled (also subject to the
Available Distribution Amount for that distribution date and the distribution priorities described under "--Priority of Distributions" below) to the interest that would have accrued (at its pass-through rate for the interest accrual period related to such distribution date) for certain prior interest accrual periods and interest will thereafter accrue on the principal balance of that class (as calculated taking into account any such restorations and any reductions in such principal balance from time to time) at the pass-through rate for that class in effect from time to time.

      If the holders of any interest-bearing class of the series 2007-PWR15 certificates do not receive all of the interest to which they are entitled on any distribution date, as described in the prior paragraphs, then they will continue to be entitled to receive the unpaid portion of that interest on future distribution dates, subject to the Available Distribution Amount for those future distribution dates and the distribution priorities described under
"--Priority of Distributions" below.

      No portion of any Net Aggregate Prepayment Interest Shortfall for any
distribution date will be allocable to the class X certificates. The portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date that is allocable to any particular class of series 2007-PWR15 principal balance certificates will equal the product of--

      o     the amount of that Net Aggregate Prepayment Interest Shortfall, multiplied by

      o     a fraction--

            1.    the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, and

                                      S-96

            2.    the denominator of which is the total amount of interest
                  accrued during the related interest accrual period with
                  respect to all of the series 2007-PWR15 principal balance
                  certificates.

      Calculation of Pass-Through Rates. The pass-through rate applicable to each interest-bearing class of series 2007-PWR15 certificates for the initial interest accrual period is shown in the table appearing under the caption
"Summary--Overview of the Series 2007-PWR15 Certificates" in this prospectus supplement.

         The pass-through rates for the class , , , , , and certificates for each subsequent interest accrual period will, in the case of each of those classes, remain fixed at the pass-through rate applicable to that class of certificates for the initial interest accrual period.

      The pass-through rates for the class , , , , , and certificates for each subsequent interest accrual period will, in the case of each of these classes, equal the lesser of:

      o     the pass-through rate applicable to that class of certificates for the initial interest accrual period, and

      o     the Weighted Average Pool Pass-Through Rate for the distribution date that corresponds to that subsequent interest accrual period.

      The pass-through rates applicable to each of the class , , and certificates for each interest accrual period will equal, in the case of each of those classes, the Weighted Average Pool Pass-Through Rate for the distribution date that corresponds to that interest accrual period, minus a specified percentage. In the case of the class certificates, that percentage is %, in the case of the class certificates, that percentage is %, in the case of the class certificates, that percentage is % and in the case of the class certificates, that percentage is %.

      The pass-through rate applicable to the class , , and certificates for each interest accrual period will equal the Weighted Average Pool Pass-Through
Rate for the distribution date that corresponds to that interest accrual period.

         The pass-through rate applicable to the class X certificates for each interest accrual period will equal the excess, if any, of:

      o     the Weighted Average Pool Pass-Through Rate for the distribution date that corresponds to that interest accrual period; over

      o     the weighted average of the pass-through rates for the class A-1,
            A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L,
            M, N, O and P certificates for that interest accrual period, weighted on the basis of the respective total principal balances of those classes of series 2007-PWR15 certificates outstanding immediately prior to the distribution date for that interest accrual period.

      The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any pooled mortgage loan, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the applicable master servicer or the applicable special servicer.

      The class R and V certificates are not interest-bearing certificates and will not have pass-through rates.

      Principal Distributions. Subject to the relevant Available Distribution
Amount and the priority of distributions described under "--Priority of
Distributions" below, the total amount of principal payable with respect to each class of the series 2007-PWR15 principal balance certificates on each distribution date will equal that class's allocable share of the Principal
Distribution Amount for that distribution date as described below.

      In general, the Principal Distribution Amount for each distribution date will be allocated concurrently to the holders of the class A-1A certificates, on the one hand, and to the holders of the class A-1, A-2, A-3, A-AB and A-4 certificates collectively, on the other, in the following amounts:

                                      S-97

      o     to the holders of the class A-1A certificates in an amount equal to the lesser of--

            1.    the portion of the Principal Distribution Amount for that
                  distribution date that is attributable to loan group 2 and, after the total principal balance of the class A-1, A-2, A-3,
                  A-AB and A-4 certificates has been reduced to zero, the
                  portion of the Principal Distribution Amount for that
                  distribution date that is attributable to loan group 1 (net of any portion thereof that is distributable on that distribution date to the holders of the class A-1, A-2, A-3, A-AB and/or
                  A-4 certificates), and

            2.    the total principal balance of the class A-1A certificates immediately prior to that distribution date;

      o     to the holders of the class A-1, A-2, A-3, A-AB and A-4 certificates collectively in an aggregate amount equal to the lesser of--

            1.    the portion of the Principal Distribution Amount for that
                  distribution date that is attributable to loan group 1 and, after the total principal balance of the class A-1A has been reduced to zero, the portion of the Principal Distribution
                  Amount for that distribution date that is attributable to loan group 2 (net of any portion thereof that is distributable on that distribution date to the holders of the class A-1A
                  certificates), and

            2.    the total principal balance of the class A-1, A-2, A-3, A-AB and A-4 certificates immediately prior to that distribution date.

      In general, the portion of the Principal Distribution Amount that is allocated to holders of the class A-1, A-2, A-3, A-AB and A-4 certificates collectively as described above (such portion, the "Certificate Group 1
Principal Distribution Amount") on each distribution date will be further allocated among those holders in the following amounts and order of priority:

      o     first, to the holders of the class A-AB certificates in an amount equal to the lesser of--

            1.    the Certificate Group 1 Principal Distribution Amount for that distribution date, and

            2.    an amount sufficient to reduce the total principal balance of the class A-AB certificates to the Class A-AB Planned
                  Principal Balance for that distribution date;

      o     second, to the holders of the class A-1 certificates in an amount equal to the lesser of--

            1.    the Certificate Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to reduce the total principal balance of the
                  class A-AB certificates to the Class A-AB Planned Principal
                  Balance for that distribution date as described in the
                  preceding bullet and paid to the holders of that class on that distribution date, and

            2.    the total principal balance of the class A-1 certificates
                  immediately prior to that distribution date;

      o     third, to the holders of the class A-2 certificates in an amount equal to the lesser of--

            1.    the Certificate Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to reduce the total principal balance of the
                  class A-AB certificates to the Class A-AB Planned Principal
                  Balance for that distribution date and/or any portion of that amount that is allocable to the class A-1 certificates as
                  described in the preceding bullets and paid to the holders of those classes on that distribution date, and

            2.    the total principal balance of the class A-2 certificates
                  immediately prior to that distribution date;

                                      S-98

      o     fourth, to the holders of the class A-3 certificates in an amount equal to the lesser of--

            1.    the Certificate Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to reduce the total principal balance of the
                  class A-AB certificates to the Class A-AB Planned Principal
                  Balance for that distribution date and/or any portion of that amount that is allocable to the class A-1 and/or A-2
                  certificates as described in the preceding bullets and paid to the holders of those classes on that distribution date, and

            2.    the total principal balance of the class A-3 certificates
                  immediately prior to that distribution date;

      o     fifth, to the holders of the class A-AB certificates in an amount
            (in addition to the amount allocated to them as described in the first bullet above) equal to the lesser of--

            1.    the Certificate Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to reduce the total principal balance of the
                  class A-AB certificates to the Class A-AB Planned Principal
                  Balance for that distribution date as described in the first bullet above and/or any portion of that amount that is
                  allocable to the class A-1, A-2 and/or A-3 certificates as described in the preceding bullets and paid to the holders of those classes on that distribution date, and

            2.    the total principal balance of the class A-AB certificates immediately after the allocation made pursuant to the first bullet above; and

      o     finally, to the holders of the class A-4 certificates in an amount equal to the lesser of--

            1.    the Certificate Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to the class A-AB, A-1, A-2 and/or A-3
                  certificates as described in the preceding bullets and paid to the holders of those classes on that distribution date, and

            2.    the total principal balance of the class A-4 certificates
                  immediately prior to that distribution date.

      Notwithstanding the provisions described in the foregoing paragraphs, if two or more classes of class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates are outstanding as of any Class A Principal Distribution Cross-Over Date or, in any
event, as of the final distribution date for the series 2007-PWR15 certificates, then the Principal Distribution Amount for that distribution date and any distribution date thereafter will be allocated among the A-1, A-2, A-3, A-AB,
A-4 and A-1A classes on a pro rata basis, without regard to loan group, in accordance with their respective total principal balances immediately prior to that distribution date, in each case up to the total principal balance of the respective class. While one or more of the class A-1, A-2, A-3, A-AB, A-4 and/or
A-1A certificates are outstanding, no portion of the Principal Distribution
Amount for any distribution date will be allocated to any other class of series
2007-PWR15 certificates.

      Following the retirement of the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates, the Principal Distribution Amount for each distribution date will be allocated, first, to the class A-M certificates, second, to the class A-J certificates and then to the respective other classes of principal balance certificates in order of their alphabetical designation (class B, class C and so
on), in each case up to the lesser of--

      o     the portion of that Principal Distribution Amount that remains unallocated, and

      o     the total principal balance of the subject class immediately prior to that distribution date.

      In no event will the holders of any such other class of principal balance certificates be entitled to receive any distributions of principal until the total principal balance of the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates and of all other classes of series 2007-PWR15 principal balance certificates, if any, with a higher payment priority under the prior paragraph is reduced to zero.

                                      S-99

      To the extent that a master servicer or the trustee reimburses itself for any nonrecoverable advance (including any interest accrued thereon), or for any advance (including any interest accrued thereon) with respect to a defaulted pooled mortgage loan that remains unreimbursed following its modification and return to performing status, during any collection period out of the principal portion of debt service advances and payments and other collection of principal on the mortgage pool, the Principal Distribution Amount for the related distribution date will be reduced by the amount of such reimbursement (although any such amount that is subsequently recovered will generally be added to the
Principal Distribution Amount for the distribution date following the collection period in which the recovery occurs). See "--Advances of Delinquent Monthly Debt
Service Payments", "Servicing of the Mortgage Loans Under the Series 2007-PWR15
Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of
Expenses" and "Glossary--Principal Distribution Amount".

      Loss Reimbursement Amounts. As discussed under "--Reductions of
Certificate Principal Balances in Connection with Realized Losses and Additional
Trust Fund Expenses" below, the total principal balance of any class of series
2007-PWR15 principal balance certificates may be reduced without a corresponding distribution of principal. If that occurs with respect to any class of series
2007-PWR15 principal balance certificates, then, subject to the relevant
Available Distribution Amount and the priority of distributions described under
"--Priority of Distributions" below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest (and without duplication of any amount reflected in a restoration of the total principal balance of that class under the limited circumstances described in this prospectus supplement with respect to recoveries of amounts previously determined to have constituted nonrecoverable advances).

      Priority of Distributions.

      On each distribution date, prior to making any other distributions of interest and/or principal on the certificates, the certificate administrator will apply the Available Distribution Amount for that distribution date, concurrently:

      o     from the portion of the Available Distribution Amount attributable to loan group 2, to pay interest to the holders of the class A-1A certificates up to the total amount of interest payment
            distributable with respect to that class on the related distribution date,

      o     from the portion of the Available Distribution Amount attributable to loan group 1, to pay interest to the holders of the class A-1,
            A-2, A-3, A-AB and A-4 certificates, pro rata in accordance with their respective interest entitlements, up to the total amount of interest payment distributable with respect to each such class on that distribution date, and

      o     from the remaining portion of the Available Distribution Amount, to pay interest to the holders of the class X certificates up to the total amount of interest payment distributable with respect to that class on the related distribution date;

provided, however, that if the Available Distribution Amount for the applicable distribution date, or the applicable portion of the Available Distribution
Amount attributable to either loan group, is insufficient to pay in full the total amount of interest to be distributable with respect to any of those classes as described above, the Available Distribution Amount will be allocated among all those classes pro rata in accordance with their respective interest entitlements, without regard to loan group.

      On each distribution date, following the distributions of interest to the holders of the class A-1, A-2, A-3, A-AB, A-4, A-1A and X certificates described above, the certificate administrator will apply any remaining portion of the
Available Distribution Amount for that distribution date in the following amounts and order of priority, in each case to the extent of the remaining portion of the Available Distribution Amount for that distribution date:

      o     first, to make distributions of principal to the holders of the class A-1, A-2, A-3, A-AB, A-4 and/or A-1A certificates up to an aggregate amount equal to the lesser of the Principal Distribution
            Amount for that distribution date and the total principal balance of those classes outstanding immediately prior to that distribution date, which amount shall be allocated between such classes in the amounts and order of priority described under "--Principal
            Distributions" above (including the provisions described in that section relating

                                      S-100

            to the attribution of portions of the Principal Distribution Amount for any distribution date to loan group 1 and/or loan group 2);

      o     second, to reimburse the holders of the class A-1, A-2, A-3, A-AB,
            A-4 and/or A-1A certificates for any Realized Losses and Additional
            Trust Fund Expenses previously allocated to that class (as described under "-Reductions of Certificate Principal Balances in Connection
            with Realized Losses and Additional Trust Fund Expenses" below) and for which reimbursement has not previously been made, which distributions shall be made pro rata in accordance with the respective entitlements of those classes;

      o     third, sequentially to the holders of the class A-M, A-J, B, C, D,
            E, F, G, H, J, K, L, M, N, O and P certificates, in that order (with no distribution to be made on any such class until all the distributions described in this clause have been made to all other such classes with an earlier distribution priority (if any)), first, to make a distribution of interest up to the amount of interest distributable on that class for that distribution date as described above under "--Interest Distributions"; then, to make a distribution of principal up to the portion of the Principal Distribution Amount for that distribution date that is allocated to that class as described above under "--Principal Distributions"; and, finally, to reimburse any Realized Losses and Additional Trust Fund Expenses
            previously allocated to that class (as described under "-Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses " below) and for which
            reimbursement has not previously been made; and

      o     finally, to the holders of the class R certificates any remaining portion of the Available Distribution Amount for that distribution date.

      Distributions of Yield Maintenance Charges and Prepayment Premiums. If any
Yield Maintenance Charge or Prepayment Premium is collected during any particular collection period with respect to any pooled mortgage loan in loan group 1, then on the distribution date corresponding to that collection period, the certificate administrator will pay a portion of that Yield Maintenance
Charge or Prepayment Premium (net of liquidation fees payable therefrom) to the holders of any class A-1, A-2, A-3, A-AB, A-4, A-M, A-J, B, C, D, E, F, G or H
certificates that are entitled to payments of principal on that distribution date, up to an amount equal to, in the case of any particular class of those certificates, the product of--

      o     the full amount of that Yield Maintenance Charge or Prepayment
            Premium (net of liquidation fees payable therefrom), multiplied by

      o     the related Base Interest Fraction, and further multiplied by

      o     a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the amount of principal distributed to the holders of that class of certificates on that distribution date, and the denominator of which is the portion of the Principal
            Distribution Amount for that distribution date that is attributable to loan group 1.

      If any Yield Maintenance Charge or Prepayment Premium is collected during any particular collection period with respect to any pooled mortgage loan in loan group 2, then on the distribution date corresponding to that collection period, the certificate administrator will pay a portion of that Yield
Maintenance Charge or Prepayment Premium (net of liquidation fees payable therefrom) to the holders of the class A-1A certificates (if they are outstanding on that distribution date), up to an amount equal to, in the case of any particular class of those certificates, the product of--

      o     the full amount of that Yield Maintenance Charge or Prepayment
            Premium (net of liquidation fees payable therefrom), multiplied by

      o     the related Base Interest Fraction, and further multiplied by

                                      S-101

      o     a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the amount of principal distributed to the holders of that class of certificates on that distribution date, and the denominator of which is the portion of the Principal
            Distribution Amount for that distribution date that is attributable to loan group 2.

      The certificate administrator will pay any remaining portion of that Yield
Maintenance Charge or Prepayment Premium to the holders of the class X certificates.

      See "Risk Factors--Provisions Requiring Yield Maintenance Charges or
Defeasance Provisions May Not Be Enforceable" and "Description of the Mortgage
Pool--Certain Characteristics of the Mortgage Pool--Voluntary Prepayment and
Defeasance Provisions" in this prospectus supplement.

      Distributions of Post-ARD Additional Interest. The holders of the class V certificates will be entitled to all amounts, if any, collected on the ARD Loans in the trust fund and applied as Post-ARD Additional Interest. It is expected that ARCap CMBS Fund II REIT, Inc. will be the initial holder of the class V certificates.

TREATMENT OF REO PROPERTIES

      Notwithstanding that any mortgaged property or an interest therein may be acquired as part of the trust fund through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

      o     distributions on the series 2007-PWR15 certificates,

      o     allocations of Realized Losses and Additional Trust Fund Expenses to
            the series 2007-PWR15 certificates, and

      o     the amount of all fees payable to the applicable master servicer, the applicable special servicer, the certificate administrator, the servicer report administrator and the trustee under the series
            2007-PWR15 pooling and servicing agreement.

      In connection with the foregoing, the related mortgage loan will be taken into account when determining the Weighted Average Pool Pass-Through Rate and the Principal Distribution Amount for each distribution date.

      Operating revenues and other proceeds from an REO Property will be applied--

      o     first, to pay - or to reimburse the applicable master servicer, the applicable special servicer, the certificate administrator and/or the trustee for the payment of - any taxes, fees, costs and expenses incurred in connection with the operation and disposition of the REO
            Property, and

      o     thereafter, as collections of principal, interest and other amounts due on the related mortgage loan.

      To the extent described under "--Advances of Delinquent Monthly Debt
Service Payments" below, the applicable master servicer or the trustee, as applicable, will be required to advance delinquent monthly debt service payments with respect to each pooled mortgage loan as to which the corresponding mortgaged property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS OF CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES
AND ADDITIONAL TRUST FUND EXPENSES

      As a result of Realized Losses and Additional Trust Fund Expenses, the
total Stated Principal Balance of the pooled mortgage loans may decline below the total principal balance of the series 2007-PWR15 certificates. If this occurs following the distributions made to the series 2007-PWR15 certificateholders on any distribution date, then, except to the extent the resulting mismatch exists because of the reimbursement of advances on worked-out loans from advances and collections of

                                      S-102

principal on the mortgage pool (see "--Advances of Delinquent Monthly Debt
Service Payments" below and "Servicing of the Mortgage Loans Under the Series
2007-PWR15 Pooling and Servicing Agreement--Servicing and Other Compensation and
Payment of Expenses"), the respective total principal balances of the series
2007-PWR15 principal balance certificates are to be sequentially reduced in the following order, until the total principal balance of those classes of series
2007-PWR15 certificates equals the total Stated Principal Balance of the pooled mortgage loans that will be outstanding immediately following that distribution date.

     ORDER OF ALLOCATION                    CLASS
     -------------------        -----------------------------
             1st                              P
             2nd                              O
             3rd                              N
             4th                              M
             5th                              L
             6th                              K
             7th                              J
             8th                              H
             9th                              G
            10th                              F
            11th                              E
            12th                              D
            13th                              C
            14th                              B
            15th                             A-J
            16th                             A-M
            17th                A-1, A-2, A-3, A-AB, A-4 and
                                     A-1A certificates,
                                   pro rata based on total
                               outstanding principal balances

      The above-described reductions in the total principal balances of the respective classes of the series 2007-PWR15 certificates identified in the foregoing table will represent an allocation of the Realized Losses and/or
Additional Trust Fund Expenses that caused the particular mismatch in balances between the pooled mortgage loans and those classes of series 2007-PWR15 certificates. In general, certain Additional Trust Fund Expenses will result in a shortfall in the payment of interest on one or more subordinate classes of the series 2007-PWR15 certificates. However, unless and until collections of principal on the pooled mortgage loans are diverted to cover that interest shortfall, such Additional Trust Fund Expense will not result in a mismatch in balances between the pooled mortgage loans and the series 2007-PWR15 certificates.

      The Realized Loss, if any, in connection with the liquidation of a defaulted mortgage loan, or related REO property, held by the trust fund, will be an amount generally equal to the excess, if any, of:

      o     the outstanding principal balance of the pooled mortgage loan as of the date of liquidation, together with--

            1.    all accrued and unpaid interest on the mortgage loan to, but not including, the due date in the calendar month on which the related net liquidation proceeds, if any, would be
                  distributable to series 2007-PWR15 certificateholders,
                  exclusive, however, of any portion of that interest that
                  represents Default Interest or Post-ARD Additional Interest,
                  and

            2.    all related unreimbursed servicing advances and unpaid
                  liquidation expenses and certain special servicing fees,
                  liquidation fees and/or workout fees incurred on the mortgage loan, and interest on advances made in respect of the mortgage loan, that resulted in shortfalls to investors and not
                  otherwise considered a Realized Loss, over

                                      S-103

      o     the total amount of liquidation proceeds, if any, recovered in respect of that pooled mortgage loan in connection with the liquidation.

      If any of the debt due under a pooled mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the applicable master servicer, the applicable special servicer or any other relevant party or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than
Default Interest and Post-ARD Additional Interest, also will be treated as a
Realized Loss (but the principal portion of the debt that is forgiven will generally be recognized as a Realized Loss on the distribution date that occurs after the collection period in which the forgiveness occurs and the interest portion of the debt that is forgiven will generally be recognized as a Realized
Loss over time).

      Any reimbursements of advances determined to be nonrecoverable and advance interest thereon, and any payments of workout fees and/or liquidation fees, that are made in any collection period from the principal portion of debt service advances and collections of principal on the mortgage pool that would otherwise be included in the Principal Distribution Amount for the related distribution date (see "--Advances of Delinquent Monthly Debt Service Payments" below and
"Servicing of the Mortgage Loans Under the Series 2007-PWR15 Pooling and
Servicing Agreement--Servicing and Other Compensation and Payment of Expenses")
will create a deficit (or increase an otherwise-existing deficit) between the aggregate Stated Principal Balance of the mortgage pool and the total principal balance of the series 2007-PWR15 certificates on the succeeding distribution date. The related reimbursements and payments made during any collection period will therefore result in the allocation of those amounts as Realized Losses (in reverse sequential order in accordance with the loss allocation rules described above) to reduce principal balances of the series 2007-PWR15 principal balance certificates on the distribution date for that collection period. However, if the Principal Distribution Amount for any distribution date includes any collections of amounts that (i) were previously determined to constitute nonrecoverable advances, (ii) were reimbursed to a master servicer or the trustee from advances or collections in respect of principal thereby resulting in a deficit described above and (iii) were subsequently recovered, then the principal balances of the series 2007-PWR15 certificates will, in general, be restored (in sequential order of class designation) to the extent of the lesser of such amount and the amount of Realized Losses previously allocated thereto.

      The reimbursement of advances on worked-out loans from advances or collections of principal on the mortgage pool (see "--Advances of Delinquent
Monthly Debt Service Payments" below and "Servicing of the Mortgage Loans Under the Series 2007-PWR15 Pooling and Servicing Agreement--Servicing and Other
Compensation and Payment of Expenses") during any collection period will create a deficit (or increase an otherwise-existing deficit) between the aggregate
Stated Principal Balance of the mortgage pool and the total principal balance of the series 2007-PWR15 certificates on the succeeding distribution date but there will not be any allocation of that deficit to reduce the principal balances of the series 2007-PWR15 principal balance certificates on such distribution date
(although an allocation may subsequently be made if the amount reimbursed to the applicable master servicer, the applicable special servicer or the trustee ultimately is deemed to be nonrecoverable from the proceeds of the mortgage loan).

      The following items are some examples of Additional Trust Fund Expenses:

      o     any special servicing fees, workout fees and liquidation fees paid to the special servicers that are not otherwise allocated as a
            Realized Loss;

      o     any interest paid to a master servicer, a special servicer or the trustee with respect to unreimbursed advances (except to the extent that Default Interest and/or late payment charges are used to pay interest on advances as described under "--Advances of Delinquent
            Monthly Debt Service Payments" below and under "Servicing of the
            Mortgage Loans Under the Series 2007-PWR15 Pooling and Servicing
            Agreement--Servicing and Other Compensation and Payment of
            Expenses--Payment of Expenses; Servicing Advances" in this prospectus supplement);

      o     the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the pooled mortgage loans and the administration of the other assets of the trust fund;

                                      S-104

      o     any unanticipated, non-mortgage loan specific expenses of the trust fund, including--

            1.    any reimbursements and indemnification to the certificate
                  administrator, the trustee and certain related persons, as described under "Transaction Parties--The Trustee--Matters
                  Regarding the Trustee" "Transaction Parties--The Certificate
                  Administrator, Tax Administrator and Certificate
                  Registrar--Matters Regarding the Certificate Administrator" in
                  this prospectus supplement,

            2.    any reimbursements and indemnification to the master
                  servicers, the special servicers and us, as described under
                  "Description of the Pooling and Servicing Agreements--Some
                  Matters Regarding the Servicer and the Depositor" in the
                  accompanying prospectus, and

            3.    any federal, state and local taxes, and tax-related expenses payable out of assets of the trust fund, as described under
                  "Material Federal Income Tax Consequences--Taxes That May Be
                  Imposed on the REMIC Pool--Prohibited Transactions" in the
                  accompanying prospectus;

      o     rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower and that are not paid by any party to the series 2007-PWR15 pooling and servicing agreement or by the related mortgage loan seller pursuant to the mortgage loan purchase agreement to which it is a party; and

      o     any amounts expended on behalf of the trust fund to remediate an adverse environmental condition at any mortgaged property securing a defaulted mortgage loan, as described under "Description of the
            Pooling and Servicing Agreements--Realization Upon Defaulted
            Mortgage Loans" in the accompanying prospectus.

      In general, in the case of each Mortgage Loan Group that includes one or more Non-Pooled Subordinate Loans, the expenses listed in the bullets above -
other than those relating only to the series 2007-PWR15 trust fund - will be allocable to and borne by (that is, such expenses will reduce the portion of loan payments otherwise payable to the respective holder), the holder of any
Non-Pooled Subordinate Loan(s) included in such Mortgage Loan Group prior to being allocated to and borne by the trust as the holder of the pooled mortgage loan included in such Mortgage Loan Group. To the extent they are allocated to and borne by the trust as the holder of the pooled mortgage loan included in such Mortgage Loan Group, those expenses will constitute "Additional Trust Fund
Expenses" allocable to the holders of the series 2007-PWR15 certificates.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

      Each master servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all scheduled monthly debt service payments, other than balloon payments and Default
Interest, and assumed monthly debt service payments (as described below), in each case net of master servicing fees, that--

      o     were due or deemed due, as the case may be, during the same calendar month in which the subject distribution date occurs, with respect to the pooled mortgage loans as to which it is the applicable master servicer, and

      o     were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

      The advancing obligations of the applicable master servicer described above for any distribution date will apply as described above with respect to scheduled monthly debt service payments or assumed monthly debt service payments due or deemed due in the applicable calendar month, even if those payments are not due or deemed due until after the end of the collection period that ends in that calendar month.

      Notwithstanding the foregoing, if it is determined that an Appraisal
Reduction Amount exists with respect to any pooled mortgage loan, then the applicable master servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that pooled mortgage loan during the period that the Appraisal
Reduction Amount exists. The interest portion of any monthly debt service advance required to be made with respect to any pooled mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of--

                                      S-105

      o     the amount of the interest portion of that monthly debt service advance that would otherwise be required to be made for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

      o     a fraction--

            1.    the numerator of which is equal to the Stated Principal
                  Balance of the pooled mortgage loan, net of the Appraisal
                  Reduction Amount, and

            2.    the denominator of which is equal to the Stated Principal
                  Balance of the pooled mortgage loan.

      With respect to any distribution date, each master servicer will be required to make monthly debt service advances either out of its own funds or, subject to replacement as and to the extent provided in the series 2007-PWR15 pooling and servicing agreement, out of funds held in that master servicer's collection account that are not required to be paid on the series 2007-PWR15 certificates on that distribution date.

      If either master servicer fails to make a required monthly debt service advance and the trustee is aware of that failure, the trustee will be obligated to make that advance, subject to a determination of recoverability.

      The master servicers and the trustee will each be entitled to recover any monthly debt service advance made by it out of its own funds from collections on the pooled mortgage loan as to which the advance was made. None of the master servicers or the trustee will be obligated to make any monthly debt service advance that it or the applicable special servicer determines, in its reasonable, good faith judgment, would not ultimately be recoverable (together with interest on the advance) out of collections on the related pooled mortgage loan. If a master servicer or the trustee makes any monthly debt service advance that it or the applicable special servicer subsequently determines, in its reasonable, good faith judgment, will not be recoverable out of collections on the related pooled mortgage loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the second succeeding paragraph, out of general collections on the pooled mortgage loans and any REO Properties in the trust fund on deposit in the respective master servicers' collection accounts from time to time. In making such recoverability determination, such person will be entitled to consider (among other things)
only the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, to consider (among other things) the related mortgaged properties in their "as is" or then current conditions and occupancies, as modified by such party's assumptions regarding the possibility and effects of future adverse change with respect to such mortgaged properties, to estimate and consider (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries. In addition, any such person may update or change its recoverability determinations at any time and may obtain from the applicable special servicer any analysis, appraisals or market value estimates or other information in the possession of the applicable special servicer for such purposes. The trustee will be entitled to conclusively rely on any recoverability determination made by a master servicer or a special servicer.

      In addition, in the case of the AMB-SGP, L.P. Portfolio Pooled Mortgage
Loan, the applicable parties to the series 2007-PWR15 pooling and servicing agreement (on the one hand) and the holder of the AMB-SGP, L.P. Portfolio
Non-Pooled Pari Passu Companion Loan or its designees (on the other) will be entitled to make independent determinations with respect to recoverability of debt service advances on the respective mortgage loan in the AMB-SGP, L.P.
Portfolio Loan Group.

      See "Description of the Certificates--Advances in Respect of
Delinquencies" in the accompanying prospectus.

      Absent bad faith, the determination by any authorized person that an advance constitutes a nonrecoverable advance as described above will be conclusive and binding.

      Any monthly debt service advance, with interest, that has been determined to be a nonrecoverable advance with respect to the mortgage pool will be reimbursable from the collection accounts in the collection period in which the nonrecoverability determination is made. Any reimbursement of a nonrecoverable monthly debt service advance, including interest accrued thereon, will be made first from the principal portion of current debt service advances and payments and other collections of principal on the mortgage pool (thereby reducing the
Principal Distribution Amount otherwise distributable on the certificates on the related distribution date) prior to the application of any other general collections on the mortgage pool against such reimbursement; provided that, except in extraordinary circumstances, each Rating Agency will be

                                      S-106

provided with at least 15 days notice before any reimbursement of a nonrecoverable advance will be made from general collections other than collections or advances of principal. To the extent that the amount representing principal is insufficient to fully reimburse the party entitled to the reimbursement, then, such party may elect at its sole option to defer the reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) to one or more future collection periods. To the extent that the reimbursement is made from principal collections, the Principal Distribution
Amount otherwise payable on the series 2007-PWR15 certificates on the related distribution date will be reduced and a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under "--Reductions of Certificate Principal Balances in Connection with
Realized Losses and Additional Trust Fund Expenses") to reduce the total principal balance of the series 2007-PWR15 certificates on that distribution date.

      Additionally, in the event that any monthly debt service advance
(including any interest accrued thereon) with respect to a defaulted pooled mortgage loan remains unreimbursed following the time that such pooled mortgage loan is modified and returned to performing status, the applicable master servicer or the trustee will be entitled to reimbursement for that advance (even though that advance has not been determined to be nonrecoverable), on a monthly basis, out of -- but solely out of -- the principal portion of debt service advances and payments and other collections of principal on all the pooled mortgage loans after the application of those principal payments and collections to reimburse any party for nonrecoverable debt service advances (as described in the prior paragraph) and/or nonrecoverable servicing advances as described under
"Servicing of the Mortgage Loans Under the Series 2007-PWR15 Pooling and
Servicing Agreement--Servicing and Other Compensation and Payment of Expenses"
(thereby reducing the Principal Distribution Amount otherwise distributable on the certificates on the related distribution date). If any such advance is not reimbursed in whole on any distribution date due to insufficient advances and collections of principal in respect of the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related pooled mortgage loan, then the applicable master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest (under the provisions and subject to the conditions described in the preceding paragraph). The reimbursement of advances on worked-out loans from advances and collections of principal as described in the first sentence of this paragraph during any collection period will result in a reduction of the Principal
Distribution Amount otherwise distributable on the certificates on the related distribution date but will not result in the allocation of a Realized Loss on such distribution date (although a Realized Loss may subsequently arise if the amount reimbursed to the applicable master servicer or the trustee ultimately is deemed to be nonrecoverable from the proceeds of the mortgage loan).

      Portions of the Principal Distribution Amount for any distribution date will be attributed to loan group 1 and/or loan group 2 according to the attribution rules described under "Glossary-Principal Distribution Amount" in this prospectus supplement. Those rules address the reimbursements and recoveries made as described above.

      The master servicers and the trustee will generally each be entitled to receive interest on monthly debt service advances made by that party out of its own funds. However, that interest will commence accruing on any monthly debt service advance made in respect of a scheduled monthly debt service payment only on the date on which any applicable grace period for that payment expires.
Interest will accrue on the amount of each monthly debt service advance for so long as that advance is outstanding, at an annual rate equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time.

      Interest accrued with respect to any monthly debt service advance will generally be payable at any time on or after the date when the advance is reimbursed, in which case the payment will be made out of general collections on the mortgage loans and any REO Properties on deposit in the master servicers'
collection accounts, thereby reducing amounts available for distribution on the certificates. Under some circumstances, Default Interest and/or late payment charges may be used to pay interest on advances prior to making payment from those general collections, but prospective investors should assume that the available amounts of Default Interest and late payment charges will be de minimis.

                                     S-107

      For information involving servicing advances that is similar to the information presented in the preceding four paragraphs with respect to monthly debt service advances, see "Servicing of the Mortgage Loans Under the Series
2007-PWR15 Pooling and Servicing Agreement--Servicing and Other Compensation and
Payment of Expenses--Payment of Expenses; Servicing Advances" below.

      A monthly debt service payment will be assumed to be due with respect to:

      o     each pooled mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

      o     each pooled mortgage loan as to which the corresponding mortgaged property has become an REO Property.

The assumed monthly debt service payment deemed due on any pooled mortgage loan described in the prior sentence that is delinquent as to its balloon payment will equal, for its maturity date and for each successive due date that it remains outstanding and part of the trust fund, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize (if amortization was required) and accrue interest according to its terms in effect prior to that maturity date. The assumed monthly debt service payment deemed due on any pooled mortgage loan described in the second preceding sentence as to which the related mortgaged property has become an REO Property, will equal, for each due date that the REO Property or any interest therein remains part of the trust fund, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property. Assumed monthly debt service payments for ARD Loans do not include Post-ARD Additional Interest or accelerated amortization payments that are required to be made from the application of excess cash flow.

      None of the master servicers or the trustee is required to make any monthly debt service advances with respect to any Non-Pooled Mortgage Loans.

                                      S-108

FEES AND EXPENSES

      The following table summarizes the related fees and expenses to be paid from the assets of the trust fund and the recipient, source and frequency of payments for those fees and expenses. In each case where we describe the amount of an entitlement, we describe that amount without regard to any limitation on the sources of funds from which the entitlement may be paid. Refer to the column titled "sources of funds" for such limitations. Notwithstanding any contrary description set forth in the table, with respect to each Pooled Mortgage Loan that is included in a Trust-Serviced Mortgage Loan Group that includes one or more Non-Pooled Subordinate Loans, special servicing fees, workout fees, liquidation fees, servicing advance reimbursements and interest on servicing advances generally are payable from the assets of the trust fund only to the extent that amounts otherwise available for payment on the related Non-Pooled
Subordinate Loan(s) are insufficient.

         TYPE                     RECIPIENT                         AMOUNT                   FREQUENCY        SOURCE OF PAYMENT
-------------------      -------------------------    ---------------------------------    -------------   ------------------------

Fees

Master Servicing         Master Servicers and         The product of the portion of the    Monthly.        Interest payment on
Fee                      Primary Servicers            per annum master servicing fee                       the related pooled
                                                      rate for the applicable master                       mortgage loan and,
                                                      servicer and the related mortgage                    with respect to unpaid
                                                      loan that is applicable to such                      master servicing fees
                                                      month, determined in the same                        (including any primary
                                                      manner as the applicable mortgage                    servicing fees) in
                                                      rate is determined for that                          respect of any pooled
                                                      mortgage loan for such month, and                    mortgage loan, out of
                                                      the Stated Principal Balance of                      the portion of any
                                                      that mortgage loan.  The master                      related insurance
                                                      servicing fee rate will range, on                    proceeds, condemnation
                                                      a loan-by-loan basis, from 0.02%                     proceeds or
                                                      per annum to 0.15% per annum.                        liquidation proceeds
                                                      With respect to each pooled                          allocable as interest.
                                                      mortgage loan for which a primary
                                                      servicer acts as primary
                                                      servicer, a portion of the master
                                                      servicing fee is payable to that
                                                      primary servicer.

Special                  Special Servicer             The product of the portion of a      Monthly.        Any and all
Servicing Fee                                         rate equal to 0.25% per annum                        collections on the
                                                      that is applicable to such month,                    pooled mortgage loans.
                                                      determined in the same manner as
                                                      the applicable mortgage rate is
                                                      determined for each specially
                                                      serviced mortgage loan for such
                                                      month, and the Stated Principal
                                                      Balance of each Specially
                                                      Serviced Mortgage Loan.

Workout Fee               Special Servicer            1.0% of each collection of           Monthly         The related collection
                                                      principal and interest on each       following a     of principal and/or
                                                      worked out pooled mortgage loan      workout and     interest.
                                                      for as long as it remains a          before any
                                                      worked-out mortgage loan.            redefault.

                                      S-109

         TYPE                    RECIPIENT                        AMOUNT                     FREQUENCY        SOURCE OF PAYMENT
-------------------       -------------------------   ---------------------------------    -------------   ------------------------

 Liquidation Fee          Special Servicer            1.0% of the liquidation proceeds     Upon receipt    The related
                                                      received in connection with a        of liquidation  liquidation proceeds,
                                                      final disposition of a specially     proceeds,       condemnation proceeds
                                                      serviced mortgage loan or REO        condemnation    or insurance proceeds.
                                                      property or portion thereof and      proceeds and
                                                      any condemnation proceeds and        insurance
                                                      insurance proceeds received by       proceeds on a
                                                      the trust fund (net of any           Specially
                                                      default interest, late payment       Serviced
                                                      charges and/or post-ARD              Mortgage Loan.
                                                      additional interest), other than
                                                      in connection with the purchase
                                                      or repurchase of any pooled
                                                      mortgage loan from the trust fund
                                                      by any person.

 Trustee Fee              Trustee                     The product of the portion of a       Monthly.       Any and all
                                                      rate equal to           % per                        collections and P&I
                                                      annum applicable to such month,                      advances on the
                                                      determined in the same manner as                     mortgage loans in the
                                                      the applicable mortgage rate is                      pool, to the extent
                                                      determined for each mortgage loan                    included in the
                                                      for such month, and the Stated                       amounts remitted by
                                                      Principal Balance of each pooled                     the master servicers.
                                                      mortgage loan.

 Certificate              Certificate                 The product of the portion of a       Monthly.       Any and all
Administrator Fee        Administrator                rate equal to            % per                       collections and P&I
                                                      annum applicable to such month,                      advances on the
                                                      determined in the same manner as                     mortgage loans in the
                                                      the applicable mortgage rate is                      pool, to the extent
                                                      determined for each mortgage loan                    included in the
                                                      for such month, and the Stated                       amounts remitted by
                                                      Principal Balance of each pooled                     the master servicers.
                                                      mortgage loan.

Servicer Report          Servicer Report              The product of the portion of a       Monthly.       Any and all
Administrator Fee        Administrator                rate equal to 0.0005% per annum                      collections and P&I
                                                      applicable to such month,                            advances on the pooled
                                                      determined in the same manner as                     mortgage loans, to the
                                                      the applicable mortgage rate is                      extent included in the
                                                      determined for each mortgage loan                    amounts remitted by
                                                      for such month, and the Stated                       the master servicers.
                                                      Principal Balance of each pooled
                                                      mortgage loan.

                                      S-110

         TYPE                    RECIPIENT                        AMOUNT                     FREQUENCY        SOURCE OF PAYMENT
-------------------       -------------------------   ---------------------------------    -------------   ------------------------

Additional               Master Servicers,           The following amounts:                From time to    Actual collections of
Servicing                Primary Servicers                o     all application and        time.           the related fees or
Compensation             and Special Servicers                  processing fees for                        investment income.
                                                                consents to approvals of
                                                                assignments and
                                                                assumptions, further
                                                                encumbrances or other
                                                                lender approval;

                                                          o     all assumption fees,
                                                                modification fees,
                                                                extension fees, consent
                                                                fees, release fees,
                                                                waiver fees, fees paid
                                                                in connection with
                                                                defeasance and earn-out
                                                                fees or other similar
                                                                fees (excluding
                                                                Prepayment Premiums,
                                                                Yield Maintenance
                                                                Charges and application
                                                                and processing fees);

                                                          o     all charges for
                                                                beneficiary statements
                                                                or demands, amounts
                                                                collected for checks
                                                                returned for
                                                                insufficient funds and
                                                                other loan processing
                                                                fees collected on the
                                                                pooled mortgage loans;

                                                          o     late payment fees and net
                                                                default interest on
                                                                pooled mortgage loans
                                                                that are not used to pay
                                                                interest on advances;

                                                          o     all investment income
                                                                earned on amounts on
                                                                deposit in the
                                                                collection accounts and
                                                                (if not required to be
                                                                paid to borrower) escrow
                                                                accounts and any REO
                                                                accounts; and

                                                          o     any prepayment interest
                                                                excess.

                                                      These amounts will be
                                                      allocated among the master
                                                      servicers, the primary
                                                      servicers and the special
                                                      servicers.

                                      S-111

         TYPE                    RECIPIENT                        AMOUNT                     FREQUENCY        SOURCE OF PAYMENT
-------------------       -------------------------   ---------------------------------    -------------   ------------------------

Expenses

Servicing                Master Servicer and          The amount of any servicing          From time to    Recoveries on the
Advances                 Trustee (and Special         advances.                            time.           related mortgage loan,
                         Servicer, if                                                                      or to the extent that
                         applicable)                                                                       the party making the
                                                                                                           advance determines the
                                                                                                           advance is
                                                                                                           nonrecoverable, from
                                                                                                           any and all
                                                                                                           collections on the
                                                                                                           pooled mortgage loans.

Interest on              Master Servicer and          Interest accrued from time to        When the        First from late
Servicing                Trustee (and Special         time on the amount of the            advance is      payment charges and
Advances                 Servicer, if                 servicing advance at the prime       reimbursed.     default interest in
                         applicable)                  lending rate as published in the                     excess of the regular
                                                      "Money Rates" section of The Wall                    interest rate on the
                                                      Street Journal.                                      related pooled
                                                                                                           mortgage loan, and
                                                                                                           then from any and all
                                                                                                           other collections on
                                                                                                           the pooled mortgage
                                                                                                           loans.

P&I Advances             Master Servicer and          The amount of any P&I advances.      From time to    Recoveries on the
                         Trustee                                                           time.           related mortgage loan,
                                                                                                           or to the extent that
                                                                                                           the party making the
                                                                                                           advance determines it
                                                                                                           is nonrecoverable,
                                                                                                           from any and all other
                                                                                                           collections on the
                                                                                                           pooled mortgage loans.

Interest on P&I          Master Servicer and          Interest accrued from time to         When the       First from late
Advances                 Trustee                      time on the amount of the advance    advance is      payment charges and
                                                      at the prime lending rate as         reimbursed.     default interest in
                                                      published in the "Money Rates"                       excess of the regular
                                                      section of The Wall Street                           interest rate on the
                                                      Journal.                                             related pooled
                                                                                                           mortgage loan, and
                                                                                                           then from any and all
                                                                                                           other collections on
                                                                                                           the pooled mortgage
                                                                                                           loans.

                                      S-112

         TYPE                    RECIPIENT                        AMOUNT                   FREQUENCY        SOURCE OF PAYMENT
-------------------       -------------------------   ---------------------------------    -------------   ------------------------

Indemnification          Trustee, Certificate         Losses, liabilities and expenses     From time to    Any and all
Expenses                 Administrator,               incurred by the trustee, the         time.           collections on the
                         Master Servicers and         certificate administrator, a                         pooled mortgage loans.
                         Special Servicers            master servicer or a special
                         (and their                   servicer in connection with any
                         directors, members,          legal action or claim relating to
                         managers, officers,          the series 2007-PWR15 pooling and
                         employees and agents)        servicing agreement or the series
                                                      2007-PWR15 certificates (subject
                                                      to applicable limitations under
                                                      the pooling and servicing
                                                      agreement).

Additional Trust         Third parties                Based on third party charges.        From time to    Any and all
Fund Expenses                                         See "--Reductions of Certificate     time.           collections on the
not advanced                                          Principal Balances in Connection                     pooled mortgage loans.
                                                      with Realized Losses and
                                                      Additional Trust Fund Expenses"
                                                      above.

                                      S-113

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

      Certificate Administrator Reports. Based solely on monthly reports prepared by the master servicers and the special servicers and delivered to the certificate administrator, the certificate administrator will be required to prepare and make available electronically or, upon written request from registered holders or from those parties that cannot receive such statement electronically, provide by first class mail, on each distribution date to each registered holder of a series 2007-PWR15 certificate, the parties to the series
2007-PWR15 pooling and servicing agreement and any other designee of the depositor, a report setting forth, among other things the following information
(in the aggregate and by loan group as appropriate):

      1.    the amount of the distribution on the distribution date to the holders of each class of principal balance certificates in reduction of the principal balance of the certificates;

      2.    the amount of the distribution on the distribution date to the holders of each class of interest-bearing certificates allocable to the interest distributable on that class of certificates;

      3.    the aggregate amount of debt service advances made in respect of the mortgage pool for the distribution date;

      4.    the aggregate amount of compensation paid to the certificate administrator, the trustee and the servicer report administrator and servicing compensation paid to the master servicers and the special servicers during the related collection period;

      5.    the aggregate Stated Principal Balance of the mortgage pool outstanding immediately before and immediately after the
            distribution date;

      6.    the number, aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans as of the end of the related collection period;

      7.    the number and aggregate principal balance of pooled mortgage loans
            (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent
            90 days or more and (D) current but specially serviced or in foreclosure but not an REO Property;

      8.    the value of any REO Property included in the trust fund as of the end of the related collection period, on a loan-by-loan basis, based on the most recent appraisal or valuation;

      9.    the Available Distribution Amount for the distribution date;

      10.   the amount of the distribution on the distribution date to the holders of any class of certificates allocable to Yield Maintenance
            Charges and/or Prepayment Premiums;

      11.   the total interest distributable for each class of interest-bearing certificates for the distribution date;

      12.   the pass-through rate in effect for each class of interest-bearing certificates for the interest accrual period related to the current distribution date;

      13.   the Principal Distribution Amount for the distribution date, separately setting forth the portion thereof that represents scheduled principal and the portion thereof representing prepayments and other unscheduled collections in respect of principal;

      14.   the total outstanding principal balance or notional amount, as the case may be, of each class of certificates immediately before and immediately after the distribution date, separately identifying any reduction in these amounts as a result of the allocation of Realized
            Losses and Additional Trust Fund Expenses;

      15.   the amount of any Appraisal Reduction Amounts effected in connection with the distribution date on a loan-by-loan basis and the aggregate amount of Appraisal Reduction Amounts as of the distribution date;

      16.   the number and related principal balances of any mortgage loans extended or modified during the related collection period on a loan-by-loan basis;

      17.   the amount of any remaining unpaid interest shortfalls for each class of interest-bearing certificates as of the close of business on the distribution date;

                                      S-114

      18.   a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment during the related collection period and the amount of principal prepayment occurring;

      19.   the amount of the distribution on the distribution date to the holders of each class of certificates in reimbursement of Realized
            Losses and Additional Trust Fund Expenses previously allocated thereto;

      20.   the aggregate unpaid principal balance of the pooled mortgage loans outstanding as of the close of business on the related Determination
            Date;

      21.   with respect to any mortgage loan as to which a liquidation occurred during the related collection period (other than through a payment in full), (A) the loan number thereof, (B) the aggregate of all liquidation proceeds which are included in the Available
            Distribution Amount and other amounts received in connection with the liquidation (separately identifying the portion thereof allocable to distributions on the certificates), and (C) the amount of any Realized Loss attributable to the liquidation;

      22.   with respect to any REO Property included in the trust as to which the applicable special servicer determined that all payments or recoveries with respect to the mortgaged property have been ultimately recovered during the related collection period, (A) the loan number of the related pooled mortgage loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion thereof allocable to distributions on the certificates), and (C) the amount of any Realized Loss attributable to the related REO mortgage loan in connection with that determination;

      23.   the aggregate amount of interest on monthly debt service advances in respect of the mortgage loans paid to the master servicers and/or the trustee since the prior distribution date;

      24.   the aggregate amount of interest on servicing advances in respect of the mortgage loans paid to the master servicers, the special servicers and/or the trustee since the prior distribution date;

      25.   a loan by loan listing of any mortgage loan which was defeased during the related collection period;

      26.   a loan by loan listing of any material modification, extension or waiver of a mortgage loan;

      27.   a loan by loan listing of any material breach of the representations and warranties given with respect to mortgage loan by the applicable loan seller, as provided by a master servicer or the depositor;

      28.   the amounts of any excess liquidation proceeds held in the certificate administrator's account designated for such excess liquidation proceeds; and

      29.   the amount of the distribution on the distribution date to the holders of the class R certificates.

      Servicer Report Administrator. One master servicer, called the servicer report administrator, will be responsible for the assembly and combination of various reports prepared by the other master servicer and the special servicers.
The servicer report administrator will be entitled to a monthly fee for its services. That fee will accrue with respect to each and every pooled mortgage loan. In each case, that fee will accrue at 0.0005% per annum on the Stated
Principal Balance of each subject mortgage loan outstanding from time to time and will be calculated based on the same interest accrual basis, which is either an Actual/360 Basis or a 30/360 Basis, as the subject pooled mortgage loan. The servicer report administrator fee is payable out of general collections on the mortgage loans and any REO Properties in the trust fund.

      Book-Entry Certificates. See "Description of the Certificates--Book-Entry
Registration and Definitive Certificates" in the accompanying prospectus for information regarding the ability of holders of offered certificates in book-entry form to obtain access to the reports of the certificate administrator.

      Information Available Electronically. The certificate administrator will, and each master servicer may, make the certificate administrator's or that master servicer's, as the case may be, reports available to holders and beneficial owners of the series 2007-PWR15 certificates each month via the certificate administrator's and/or that master servicer's internet website. In addition, the certificate administrator will also make mortgage loan information, as presented in the standard Commercial Mortgage Securities
Association investor reporting package formats, available to holders and beneficial owners of the series 2007-PWR15 certificates via the certificate administrator's internet website. In addition, the certificate administrator will make available on its website (initially located at "www.ctslink.com") any reports on Forms 10-D, 10-K

                                      S-115

and 8-K and any amendment to those reports that have been filed by the certificate administrator with respect to the trust through the EDGAR system as soon as reasonably practicable after such report has been filed. For assistance with the certificate administrator's internet website, holders and beneficial owners of the series 2007-PWR15 certificates may call (301) 815-6600.

      The certificate administrator will make no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by it for which it is not the original source.

      The certificate administrator and each master servicer may require registration and the acceptance of a disclaimer, as well as, in certain cases, an agreement to keep the subject information confidential, in connection with providing access to that party's internet website. The certificate administrator will not be liable for the dissemination of information by it in accordance with the series 2007-PWR15 pooling and servicing agreement.

      Other Information. The series 2007-PWR15 pooling and servicing agreement will obligate the trustee, the certificate administrator or both of them, as applicable, to make available or cause to be made available at its respective offices (or those of a document custodian), during normal business hours, upon reasonable advance written notice, for review by any holder or beneficial owner of a series 2007-PWR15 certificate or any person identified to the trustee, the certificate administrator or any document custodian, as applicable, as a prospective transferee of a series 2007-PWR15 certificate or any interest in that certificate, originals or copies, in paper or electronic form, of various documents related to the assets of the trust fund and the administration of the trust fund. Those documents include (among other things) the mortgage files for the pooled mortgage loans; the series 2007-PWR15 pooling and servicing agreement and any amendments thereof; the monthly reports of the certificate administrator; the mortgage loan purchase agreements pursuant to which we purchased the pooled mortgage loans; the annual compliance certificates and annual accountants reports delivered by the master servicers and special servicer; and any officer's certificates or notices of determination that any advance constitutes a nonrecoverable advance. You should assume that the trustee, the certificate administrator or any document custodian, as the case may be, will be permitted to require payment of a sum sufficient to cover the reasonable out-of-pocket costs and expenses of providing the copies.

      In connection with providing access to or copies of the items described above and under "Information Available Electronically" above, the trustee, the master servicer, the certificate administrator or any document custodian, as the case may be, may require a written confirmation executed by the requesting person or entity generally to the effect that the person or entity is a registered holder, beneficial owner or prospective purchaser of a series
2007-PWR15 certificate and will keep confidential any of the information that has not been filed with the SEC.

      The trust will file distribution reports on Form 10-D, annual reports on
Form 10-K and (if applicable) current reports on Form 8-K with the Securities and Exchange Commission (the "Commission") regarding the certificates, to the extent, and for such time, as it shall be required to do so under the Securities
Exchange Act of 1934, as amended. Such reports will be filed under the name
"Bear Stearns Commercial Mortgage Securities Trust 2007-PWR15." Members of the
public may read and copy any materials filed with the Commission at the
Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C.
20549. Additional information regarding the Public Reference Room can be obtained by calling the Commission at 1-800-SEC-0330. The Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Depositor has filed the prospectus and the related registration statement, including all exhibits thereto, through the
EDGAR system, so the materials should be available by logging onto the
Commission's Web site. The Commission maintains computer terminals providing access to the EDGAR system at the office referred to above.

VOTING RIGHTS

      99.0% of the voting rights will be allocated to the holders of the class
A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O
and P certificates, in proportion to the respective total principal balances of those classes; 1.0% of the voting rights will be allocated to the holders of the class X certificates; and 0% of the voting rights will be allocated to the holders of the class R and V certificates. Voting rights allocated to a class of series 2007-PWR15 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

                                      S-116

DELIVERY, FORM AND DENOMINATION

      General. We intend to deliver the offered certificates in minimum denominations of $25,000, in the case of the class A-1, A-2, A-3, A-AB, A-4,
A-1A, A-M and A-J certificates. Investments in excess of those minimum denominations may be made in multiples of $1.

      Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The
Depository Trust Company. You will not be entitled to receive a physical certificate representing your interest in an offered certificate, except under the limited circumstances described under "Description of the
Certificates--Book-Entry Registration and Definitive Certificates" in the
accompanying prospectus. For so long as any class of offered certificates is held in book-entry form--

      o     all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

      o     all references in this prospectus supplement to payments,
            distributions, remittances, notices, reports and statements made or sent to holders of those certificates will refer to payments, distributions, remittances, notices, reports and statements made or sent to DTC or Cede & Co., as the registered holder of those certificates, for payment or transmittal, as applicable, to the beneficial owners of those certificates through its participating organizations in accordance with DTC's procedures.

      The certificate administrator will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

      DTC, Euroclear and Clearstream. You will hold your offered certificates in book-entry form through DTC, in the United States, or Clearstream Banking, societe anonyme or Euroclear Bank as operator of The Euroclear System, in
Europe. For additional information regarding DTC and the limited circumstances in which definitive certificates may be issued with respect to the offered certificates, you should refer to the section of the accompanying prospectus titled "Description of the Certificates--Book-Entry Registration and Definitive
Certificates". The following paragraphs provide information with respect to
Clearstream and Euroclear.

      It is our understanding that Clearstream holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations. Transactions may be settled in
Clearstream in many major currencies across 37 markets. Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the
Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations.

      It is our understanding that Euroclear holds securities for its member organizations and facilitates the clearance and settlement of transactions between its member organizations through simultaneous electronic book-entry delivery against payment. Transactions may be settled in Euroclear in any of over 40 currencies, including United States dollars. Euroclear is operated by
Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with
Euroclear plc. The Euroclear Operator is regulated, and examined, by the Belgian
Banking and Finance Commission and the National Bank of Belgium. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear plc. Euroclear plc establishes policy for the Euroclear system on behalf of the member organizations of Euroclear.

      Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

      Securities clearance accounts and cash accounts with the Euroclear
Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms
and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities

                                      S-117

to specific securities clearance accounts. The Euroclear Operator acts under the
Euroclear Terms and Conditions only on behalf of member organizations of
Euroclear and has no record of or relationship with persons holding through those member organizations.

      Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or
Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

      Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC's rules and the rules of
Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in
Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

      Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of
Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. See Appendix E to this prospectus supplement for additional information regarding clearance and settlement procedures for offered certificates in book-entry form and for information with respect to tax documentation procedures relating to those certificates.

      The information in this prospectus supplement concerning DTC, Euroclear and Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but neither we nor any of the underwriters take any responsibility for the accuracy or completeness of that information.

      Registration and Transfer. The holder of any physical certificate representing an offered certificate may transfer or exchange the same in whole or part, subject to the minimum authorized denomination, at the corporate trust office of the certificate registrar or at the office of any transfer agent. No fee or service charge will be imposed by the certificate registrar for any such registration of transfer or exchange. The certificate registrar may require payment by each transferor of a sum sufficient to pay any tax, expense or other governmental charge payable in connection with the transfer.

MATTERS REGARDING THE CERTIFICATE ADMINISTRATOR, THE TAX ADMINISTRATOR AND THE
TRUSTEE

      The trustee will be entitled to a monthly fee for its services. That fee will accrue with respect to each and every pooled mortgage loan. In each case, that fee will accrue at % per annum on the Stated Principal Balance of the subject mortgage loan outstanding from time to time and will be calculated based on the same interest accrual basis, which is either an Actual/360 Basis or a
30/360 Basis, as the subject pooled mortgage loan. The certificate administrator will be entitled to a monthly fee for its services. That fee will accrue with respect to each and every pooled mortgage loan. In each case, that fee will accrue at % per annum on the Stated Principal Balance of the subject mortgage loan outstanding from time to time and will be calculated based on the same interest accrual basis, which is either an Actual/360 Basis or a 30/360 Basis, as the subject pooled mortgage loan. The sum of the rates at which the trustee fee and the certificate administrator fee accrue will be equal to 0.00085% per annum. The trustee fee and certificate administrator fee are payable out of general collections on the mortgage loans and any REO Properties in the trust fund.

      The holders of series 2007-PWR15 certificates representing a majority of the total voting rights may remove any of the certificate administrator, the tax administrator or the trustee, upon written notice to each master servicer, each special servicer, us and the trustee.

                                      S-118

      The trust fund will indemnify the certificate administrator, the tax administrator, the trustee and their respective directors, officers, employees, agents and affiliates against any and all losses, liabilities, damages, claims or expenses, including, without limitation, reasonable attorneys' fees, arising with respect to the series 2007-PWR15 pooling and servicing agreement, the mortgage loans or the series 2007-PWR15 certificates, other than those resulting from the breach of their respective representations and warranties or covenants, negligence, fraud, bad faith or willful misconduct of the certificate administrator, the tax administrator or the trustee, as applicable, other than allocable overhead, and other than any cost or expense expressly required to be borne by the certificate administrator, the tax administrator or the trustee, as applicable.

      None of the certificate administrator, the tax administrator or the trustee shall be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the series 2007-PWR15 pooling and servicing agreement. None of the certificate administrator, the tax administrator or the trustee will be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the series 2007-PWR15 pooling and servicing agreement or in the exercise of any of its rights or powers if, in the opinion of that entity, the repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

      Provisions similar to the provisions described under the sections of the accompanying prospectus entitled "Description of the Pooling and Servicing
Agreements--Eligibility of the Trustee", " --Duties of the Trustee",
"--Regarding the Fees, Indemnities and Powers of the Trustee" and "--Resignation
and Removal of the Trustee" will apply to the certificate administrator and the tax administrator.

AMENDMENT OF THE SERIES 2007-PWR15 POOLING AND SERVICING AGREEMENT

      The circumstances under which the series 2007-PWR15 pooling and servicing agreement may be amended are described in the accompanying prospectus under
"Description of the Pooling and Servicing Agreements--Amendment". However,
notwithstanding that description:

      o     no such amendment may significantly change the activities of the trust without the consent of the holders of series 2007-PWR15 certificates entitled to not less than 51% of the series 2007-PWR15 voting rights, not taking into account certificates held by us, by any mortgage loan seller or by any affiliates or agents of us or any such mortgage loan seller;

      o     no such amendment may adversely affect in any material respect the interests of any Non-Pooled Subordinate Noteholder, without such respective holder's consent;

      o     the absence of an adverse effect in any material respect on the interests of any particular holder of a rated series 2007-PWR15 certificate can also be evidenced by written confirmation from each of the Rating Agencies that the amendment will not result in a qualification, downgrade or withdrawal of the rating(s) assigned to that certificate;

      o     amendments may also be made without certificateholder consent for the purpose of causing continued sale treatment of the transfers of the pooled mortgage loans by the depositor and/or any mortgage loan seller under applicable standards of the Financial Accounting
            Standards Board (or any successor thereto) as in effect from time to time;

      o     amendments may also be made without certificateholder consent in order to relax or eliminate certificate transfer restrictions and/or requirements imposed by the REMIC provisions;

      o     no such amendment may adversely affect the status of the applicable grantor trust in which the class V or R certificates evidence interests, without the consent of 100% of the holders of that class of certificates; and

      o     amendments with certificateholder consent require the consent of the holders of series 2007-PWR15 certificates entitled to not less than
            51% of all of the series 2007-PWR15 voting rights.

                                      S-119

TERMINATION OF THE SERIES 2007-PWR15 POOLING AND SERVICING AGREEMENT

      The obligations created by the series 2007-PWR15 pooling and servicing agreement will terminate following the earlier of--

      1.    the final payment or advance on, or other liquidation of, the last pooled mortgage loan or related REO Property remaining in the trust fund,

      2.    the purchase of all of the pooled mortgage loans and REO Properties remaining in the trust fund or held on behalf of the trust fund by any single certificateholder or group of certificateholders of the series 2007-PWR15 controlling class, PAR as a master servicer, WFB as a master servicer or the general special servicer, in that order of preference, and

      3.    the exchange by any single holder of all the series 2007-PWR15 certificates for all of the pooled mortgage loans and REO Properties remaining in the trust fund.

      Written notice of termination of the series 2007-PWR15 pooling and servicing agreement will be given to each series 2007-PWR15 certificateholder.
The final distribution to the registered holder of each series 2007-PWR15 certificate will be made only upon surrender and cancellation of that certificate at the office of the certificate administrator or at any other location specified in the notice of termination.

      The right of the series 2007-PWR15 controlling class certificateholders, each master servicer and the general special servicer to purchase all of the pooled mortgage loans and REO Properties remaining in the trust fund is subject to the conditions (among others) that--

      o     the total Stated Principal Balance of the mortgage pool is 1% or less of the initial mortgage pool balance,

      o     within 30 days after notice of the election of that person to make the purchase is given, no person with a higher right of priority to make the purchase notifies the other parties to the series
            2007-PWR15 pooling and servicing agreement of its election to do so,

      o     if more than one holder or group of holders of the series 2007-PWR15 controlling class desire to make the purchase, preference will be given to the holder or group of holders with the largest percentage interest in the series 2007-PWR15 controlling class, and

      o     if either master servicer desires to make the purchase, the other master servicer will have the option to purchase all of the pooled mortgage loans and related REO Properties remaining in the trust fund for which it is the applicable master servicer.

      Any purchase by any single holder or group of holders of the series
2007-PWR15 controlling class, a master servicer, the two master servicers together or the general special servicer of all the pooled mortgage loans and
REO Properties remaining in the trust fund is required to be made at a price equal to:

      o     the sum of--

            1.    the aggregate Purchase Price of all the pooled mortgage loans remaining in the trust fund, other than any mortgage loans as to which the mortgaged properties have become REO Properties,
                  and

            2.    the appraised value of all REO Properties then included in the trust fund, in each case as determined by an appraiser
                  mutually agreed upon by the applicable master servicer, the general special servicer and the trustee (or, in the case of any REO Property related to any Mortgage Loan Group, the value of the trust fund's interest therein); minus

      o     solely in the case of a purchase by a master servicer or the general special servicer, the total of all amounts payable or reimbursable to the purchaser under the series 2007-PWR15 pooling and servicing agreement.

                                      S-120

      The purchase will result in early retirement of the then outstanding series 2007-PWR15 certificates. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2007-PWR15 certificateholders, will constitute part of the Available
Distribution Amount for the final distribution date. Any person or entity making the purchase will be responsible for reimbursing the parties to the series
2007-PWR15 pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

      An exchange by any single holder of all of the series 2007-PWR15 certificates for all of the pooled mortgage loans and REO Properties remaining in the trust fund may be made by giving written notice to each of the parties to the series 2007-PWR15 pooling and servicing agreement no later than 60 days prior to the anticipated date of exchange. If an exchange is to occur as described above, then the holder of the series 2007-PWR15 certificates, no later than the business day immediately preceding the distribution date on which the final payment on the series 2007-PWR15 certificates is to occur, must deposit in the applicable collection accounts amounts that are together equal to all amounts then due and owing to each master servicer, each special servicer, the certificate administrator, the tax administrator, the trustee and their respective agents under the series 2007-PWR15 pooling and servicing agreement.
No such exchange may occur until the total principal balance of the class A-1,
A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G and H certificates is reduced to zero.

      The AMB-SGP, L.P. Portfolio Non-Pooled Subordinate Noteholders have the option to purchase the related pooled mortgage loan at the related purchase price specified in the related intercreditor agreement for that mortgage loan in connection with any termination of the 2007-PWR15 pooling and servicing agreement. See "Description of the Mortgage Pool -- Certain Characteristics of
the Mortgage Pool--Pari Passu, Subordinate and/or Other Financing--Split Loan
Structures--The AMB-SGP, L.P. Portfolio Loan Group--Cure and Purchase Rights".
This purchase option is senior to the other rights to purchase or exchange the pooled mortgage loans described above.

EVIDENCE AS TO COMPLIANCE

      Each master servicer, each special servicer, each primary servicer and the certificate administrator is required, under the pooling and servicing agreement
(and each Additional Servicer will be required under its subservicing agreement)
to deliver annually to the trustee, the certificate administrator and the depositor on or before the date specified in the series 2007-PWR15 pooling and servicing agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year or portion of that year and of performance under the series 2007-PWR15 pooling and servicing agreement, the applicable primary servicing agreement or the applicable sub-servicing or primary servicing agreement in the case of an Additional
Servicer, as applicable, has been made under the officer's supervision, and (ii)
to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the pooling and servicing agreement, the applicable primary servicing agreement or the applicable sub-servicing or primary servicing agreement in the case of an Additional Servicer, as applicable, in all material respects throughout the year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure. In general, none of these parties will be responsible for the performance by any other such party of that other party's duties described above.

      In addition, each master servicer, each special servicer (regardless of whether a special servicer has commenced special servicing of any pooled mortgage loan), each primary servicer, the certificate administrator and the trustee, each at its own expense, are required to furnish (and each of the preceding parties, as applicable, shall (a) use reasonable efforts to cause, each Servicing Function Participant (other than another such party to the pooling and servicing agreement or a primary servicing agreement) with which it has entered into a servicing relationship on or before the Issue Date with respect to the pooled mortgage loans and (b) cause, each Servicing Function
Participant (other than another such party (other than itself) to the pooling and servicing agreement or a primary servicing agreement) with which it has entered into a servicing relationship after the Issue Date with respect to the pooled mortgage loans, to furnish, each at its own expense), annually, to the trustee, the certificate administrator and the depositor, a report (an
"Assessment of Compliance") assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB that contains the following:

      o     a statement of the party's responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

      o     a statement that the party used the criteria in Item 1122(d) of
            Regulation AB to assess compliance with the applicable servicing criteria;

                                      S-121

      o     the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status thereof; and

      o     a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

      Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting
Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party's assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of
Regulation AB.

      Notwithstanding the foregoing, with respect to each year in respect of which the Trust is not required to file reports with the Commission under the
Securities Exchange Act of 1934, as amended, each master servicer, each primary servicer (but only with the consent of the applicable master servicer) and each special servicer will be entitled at its option, in lieu of delivering or causing to be delivered an Assessment of Compliance and an Attestation Report
otherwise described above, to cause a firm of independent public accountants, that is a member of the American Institute of Certified Public Accountants to
furnish a statement to the trustee, among others, to the effect that--

      o     the firm has obtained a letter of representation regarding certain matters from the management of such master servicer or such primary servicer, as the case may be, which includes an assertion that such master servicer or such primary servicer, as the case may be, has complied with minimum mortgage loan servicing standards, to the extent applicable to commercial and multifamily mortgage loans, identified in the Uniform Single Attestation Program for Mortgage
            Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year, and

      o     on the basis of an examination conducted by the firm in accordance with standards established by the American Institute of Certified
            Public Accountants, that representation is fairly stated in all material respects, subject to those exceptions and other
            qualifications that may be appropriate;

except that, in rendering its report the firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards, rendered within one year of such report, with respect to those sub-servicers.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

      General. The yield on any offered certificate will depend on--

      o     the price at which that certificate is purchased by an investor, and

      o     the rate, timing and amount of distributions on that certificate.

      The rate, timing and amount of distributions on any offered certificate will in turn depend on, among other things:

      o     the pass-through rate for that certificate,

      o     the rate and timing of principal payments, including voluntary and involuntary prepayments, repurchases for material document defects or material breaches of representations, exercise of purchase options by holders of

                                      S-122

            subordinate notes or mezzanine loans, and other principal
            collections on the pooled mortgage loans, and the extent to which those amounts are to be applied in reduction of the principal balance or notional amount, as applicable, of that certificate,

      o     the rate and timing of reimbursements made to the master servicers, the special servicers or the trustee for nonrecoverable advances and/or for advances previously made in respect of a worked-out pooled mortgage loan that are not repaid at the time of the workout,

      o     the rate, timing and severity of Realized Losses and Additional
            Trust Fund Expenses and the extent to which those losses and expenses are allocable in reduction of the principal balance or notional amount, as applicable, of that certificate or cause shortfalls in interest distributable to that certificate, and

      o     the timing and severity of any Net Aggregate Prepayment Interest
            Shortfalls and the extent to which those shortfalls result in the reduction of the interest distributions of that certificate.

      Rate and Timing of Principal Payments. The yield to maturity on the offered certificates purchased at a discount or a premium will be affected by the rate and timing of principal distributions on, or otherwise resulting in a reduction of the total principal balances of those certificates. In turn, the rate and timing of distributions on, or otherwise resulting in a reduction of the total principal balances of those certificates will be directly related to the rate and timing of principal payments on or with respect to the pooled mortgage loans. Finally, the rate and timing of principal payments on or with respect to the pooled mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, any prepayments occurring by application of earnout reserves or performance holdback amounts (see the "Footnotes to Appendix B and Appendix
C" for more detail) if leasing criteria are not satisfied, collections made in connection with liquidations of pooled mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases or other removals of pooled mortgage loans from the trust fund. In some cases, a mortgage loan's amortization schedule will be recast upon the occurrence of certain events, including prepayments in connection with property releases.

      With respect to any class of certificates with a pass-through rate based upon, equal to or limited by the Weighted Average Pool Pass-Through Rate, the respective pass-through rate (and, accordingly, the yield) on those classes of offered certificates could (or, in the case of a class of certificates with a pass-through rate based upon or equal to the Weighted Average Pool Pass-Through
Rate, will) be adversely affected if pooled mortgage loans with relatively high mortgage interest rates experienced a faster rate of principal payments than pooled mortgage loans with relatively low mortgage interest rates.

      Prepayments and other early liquidations of the pooled mortgage loans will result in distributions on the offered certificates of amounts that would otherwise be paid over the remaining terms of those mortgage loans. This will tend to shorten the weighted average lives of the offered certificates. Defaults on the pooled mortgage loans, particularly at or near their maturity dates, may result in significant delays in distributions of principal on the pooled mortgage loans and, accordingly, on the offered certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. See "Servicing of the
Mortgage Loans Under the Series 2007-PWR15 Pooling and Servicing
Agreement--Modifications, Waivers, Amendments and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, we cannot assure you that any
ARD Loan in the trust fund will be paid in full on its anticipated repayment date.

      The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the pooled mortgage loans are in turn paid in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the pooled mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the pooled mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

                                      S-123

      Because the rate of principal payments on or with respect to the pooled mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

      Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the pooled mortgage loans will affect--

      o     the amount of distributions on your offered certificates,

      o     the yield to maturity of your offered certificates,

      o     the rate of principal distributions on your offered certificates,
            and

      o     the weighted average life of your offered certificates.

      Delinquencies on the pooled mortgage loans, unless covered by advances, may result in shortfalls in distributions of interest and/or principal on your offered certificates for the current month. Although any shortfalls in distributions of interest may be made up on future distribution dates, no interest would accrue on those shortfalls. Thus, any shortfalls in distributions of interest would adversely affect the yield to maturity of your offered certificates.

      If--

      o     you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default on the mortgage loans and amount of losses on the pooled mortgage loans that is lower than the default rate and amount of losses actually
            experienced, and

      o     the additional losses result in a reduction of the total
            distributions on, or the total principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

      The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the total principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations.
In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

      Even if losses on the pooled mortgage loans do not result in a reduction of the total distributions on, or the total principal balance of your offered certificates, the losses may still affect the timing of distributions on, and the weighted average life and yield to maturity of your offered certificates.

      In addition, if the applicable master servicer, the applicable special servicer or the trustee reimburses itself for any advance made by it that it has determined is not recoverable out of collections on the related pooled mortgage loan, then that advance (together with accrued interest thereon) will, to the fullest extent permitted, be reimbursed first out of the principal portion of current debt service advances and payments and other collections of principal otherwise distributable on the series 2007-PWR15 certificates, prior to being deemed reimbursed out of payments and other collections of interest on the mortgage pool otherwise distributable on the series 2007-PWR15 certificates. Any such reimbursement from advances and collections of principal will reduce the amount of principal otherwise distributable on the series 2007-PWR15 certificates on the related distribution date.

      In the event that any advance (including any interest accrued thereon)
with respect to a defaulted pooled mortgage loan remains unreimbursed following the time that such pooled mortgage loan is modified and returned to performing status, the relevant master servicer or the trustee, as applicable, will be entitled to reimbursement for that advance (even though that advance has not been determined to be nonrecoverable from collections on the related pooled mortgage loan), out of amounts in the collection accounts representing the principal portion of current debt service advances and payments and other collections of principal after the application of those advances and collections of principal to reimburse any party for nonrecoverable debt service and servicing advances as contemplated by the prior paragraph. Any such reimbursement

                                      S-124

payments will reduce the amount of principal otherwise distributable on the series 2007-PWR15 certificates on the related distribution date.

      The Effect of Loan Groups. The mortgage pool has been divided into two loan groups for purposes of calculating distributions on the certificates. As a result, the principal balance of the class A-1, A-2, A-3, A-AB and A-4 certificates will be particularly affected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 1 and, except following the retirement of the class A-1A certificates or in connection with significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 2. The principal balance of the class
A-1A certificates will be particularly affected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 2 and, except following retirement of the class A-1, A-2, A-3, A-AB and
A-4 certificates or in connection with significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 1. Investors should take this into account when reviewing this "Yield and Maturity
Considerations" section.

      Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the pooled mortgage loans:

      o     prevailing interest rates;

      o     the terms of the mortgage loans, including--

            1.    provisions that impose prepayment Lock-out Periods or require
                  Yield Maintenance Charges or Prepayment Premiums;

            2.    due-on-sale and due-on-encumbrance provisions;

            3.    provisions requiring that upon occurrence of certain events, funds held in escrow or proceeds from letters of credit be applied to principal; and

            4.    amortization terms that require balloon payments;

      o     the demographics and relative economic vitality of the areas in which the mortgaged properties are located;

      o     the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged properties in the areas in which those properties are located;

      o     the quality of management of the mortgaged properties;

      o     the servicing of the mortgage loans;

      o     possible changes in tax laws; and

      o     other opportunities for investment.

      See "Risk Factors", "Description of the Mortgage Pool" and "Servicing of
the Mortgage Loans Under the Series 2007-PWR15 Pooling and Servicing Agreement"
in this prospectus supplement and "Risk Factors" and "Servicing of the Mortgage
Loans" in the accompanying prospectus.

      The rate of prepayment on the pooled mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to

                                      S-125

give the borrower access to excess cash flow, most or all of which, in any case net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan.
Accordingly, we cannot assure you that any ARD Loan in the trust fund will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

      Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged properties.

      A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related pooled mortgage loan.

      Neither we nor any of the underwriters makes any representation regarding:

      o     the particular factors that will affect the rate and timing of prepayments and defaults on the pooled mortgage loans;

      o     the relative importance of those factors;

      o     the percentage of the total principal balance of the pooled mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

      o     the overall rate of prepayment or default on the pooled mortgage loans.

      Delay in Payment of Distributions. Because monthly distributions will not be made to certificateholders until, at the earliest, the 11th day of the month following the month in which interest accrued on the offered certificates, the effective yield to the holders of the offered certificates will be lower than the yield that would otherwise be produced by the applicable pass-through rate and purchase prices, assuming the prices did not account for the delay.

WEIGHTED AVERAGE LIFE

      For purposes of this prospectus supplement, the weighted average life of any offered certificate refers to the average amount of time that will elapse from the assumed settlement date of March 29, 2007 until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investor. For purposes of this "Yield and Maturity Considerations"
section, the weighted average life of any offered certificate is determined by:

      o     multiplying the amount of each principal distribution on the offered certificate by the number of years from the assumed settlement date to the related distribution date;

      o     summing the results; and

      o     dividing the sum by the total amount of the reductions in the principal balance of the offered certificate.

Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the pooled mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance that certificate.

      As described in this prospectus supplement, the Principal Distribution
Amount for each distribution date will be payable first with respect to the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates (allocated among those classes as described under "Description of the Offered
Certificates--Distributions--Principal Distributions" and
`"--Distributions--Priority of Distributions" in this prospectus supplement)
until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes of series 2007-PWR15 principal balance certificates sequentially based upon their relative seniority, in each case until the related total principal balance is reduced to

                                      S-126

zero. As a consequence of the foregoing, the weighted average lives of the class
A-1, A-2, A-3, A-AB, A-4 and A-1A certificates as a group may be shorter, and the weighted average lives of the other respective classes of offered certificates may be shorter or longer, than would otherwise be the case if the principal distribution amount for each distribution date were to be allocated and paid on a pro rata basis among those classes of series 2007-PWR15 certificates according to their principal balances.

      The tables set forth below show, with respect to each class of offered certificates with principal balances,

      o     the weighted average life of that class, and

      o     the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Structuring Assumptions.

      The actual characteristics and performance of the pooled mortgage loans will differ from the assumptions used in calculating the tables below. Neither we nor any of the underwriters makes any representation that the pooled mortgage loans will behave in accordance with the Structuring Assumptions set forth in this prospectus supplement. The tables below are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any difference between the assumptions used in calculating the tables below and the actual characteristics and performance of the pooled mortgage loans, or actual prepayment experience, will affect the percentages of initial total principal balances outstanding over time and the weighted average lives of the respective classes of the offered certificates. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-1 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

    DISTRIBUTION DATE IN         0%    25%    50%    75%   100%
-----------------------------   ----   ----   ----   ----   ----
Issue Date ..................   100%   100%   100%   100%   100%
March 2008 ..................    91%    91%    91%    91%    91%
March 2009 ..................    78%    78%    78%    78%    78%
March 2010 ..................    64%    64%    64%    64%    64%
March 2011 and thereafter ...     0%     0%     0%     0%     0%
Weighted average life (years)   3.4    3.4    3.3    3.3    3.3

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

    DISTRIBUTION DATE IN         0%    25%    50%    75%   100%
-----------------------------   ----   ----   ----   ----   ----
Issue Date ..................   100%   100%   100%   100%   100%
March 2008 ..................   100%   100%   100%   100%   100%
March 2009 ..................   100%   100%   100%   100%   100%
March 2010 ..................   100%   100%   100%   100%   100%
March 2011 ..................   100%   100%   100%   100%   100%
March 2012 and thereafter ...     0%     0%     0%     0%     0%
Weighted average life (years)   4.9    4.9    4.9    4.9    4.7

                                      S-127

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-3 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

    DISTRIBUTION DATE IN         0%    25%    50%    75%   100%
-----------------------------   ----   ----   ----   ----   ----
Issue Date ..................   100%   100%   100%   100%   100%
March 2008 ..................   100%   100%   100%   100%   100%
March 2009 ..................   100%   100%   100%   100%   100%
March 2010 ..................   100%   100%   100%   100%   100%
March 2011 ..................   100%   100%   100%   100%   100%
March 2012 ..................   100%   100%   100%   100%   100%
March 2013 ..................   100%   100%   100%   100%   100%
March 2014 and thereafter ...     0%     0%     0%     0%     0%
Weighted average life (years)   6.8    6.8    6.8    6.8    6.6

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-AB CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

    DISTRIBUTION DATE IN         0%    25%    50%    75%   100%
-----------------------------   ----   ----   ----   ----   ----
Issue Date ..................   100%   100%   100%   100%   100%
March 2008 ..................   100%   100%   100%   100%   100%
March 2009 ..................   100%   100%   100%   100%   100%
March 2010 ..................   100%   100%   100%   100%   100%
March 2011 ..................   100%   100%   100%   100%   100%
March 2012 ..................   100%   100%   100%   100%   100%
March 2013 ..................    80%    80%    80%    80%    80%
March 2014 ..................    60%    59%    59%    58%    50%
March 2015 ..................    30%    27%    25%    22%    21%
March 2016 ..................     8%     3%     0%     0%     0%
March 2017 and thereafter ...     0%     0%     0%     0%     0%
Weighted average life (years)   7.3    7.2    7.2    7.1    7.1

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-4 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

    DISTRIBUTION DATE IN         0%    25%    50%    75%   100%
-----------------------------   ----   ----   ----   ----   ----
Issue Date ..................   100%   100%   100%   100%   100%
March 2008 ..................   100%   100%   100%   100%   100%
March 2009 ..................   100%   100%   100%   100%   100%
March 2010 ..................   100%   100%   100%   100%   100%
March 2011 ..................   100%   100%   100%   100%   100%
March 2012 ..................   100%   100%   100%   100%   100%
March 2013 ..................   100%   100%   100%   100%   100%
March 2014 ..................   100%   100%   100%   100%   100%
March 2015 ..................   100%   100%   100%   100%   100%
March 2016 ..................   100%   100%   100%   100%   100%
March 2017 and thereafter ...     0%     0%     0%     0%     0%
Weighted average life (years)   9.7    9.7    9.7    9.7    9.5

                                      S-128

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-1A CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

    DISTRIBUTION DATE IN         0%    25%    50%    75%   100%
-----------------------------   ----   ----   ----   ----   ----
Issue Date ..................   100%   100%   100%   100%   100%
March 2008 ..................   100%   100%   100%   100%   100%
March 2009 ..................    99%    99%    99%    99%    99%
March 2010 ..................    98%    98%    98%    98%    98%
March 2011 ..................    97%    97%    97%    97%    97%
March 2012 ..................    87%    87%    87%    87%    87%
March 2013 ..................    86%    86%    86%    86%    86%
March 2014 ..................    85%    85%    85%    85%    85%
March 2015 ..................    84%    84%    84%    84%    84%
March 2016 ..................    82%    82%    82%    82%    82%
March 2017 and thereafter ...     0%     0%     0%     0%     0%
Weighted average life (years)   9.0    9.0    8.9    8.9    8.8

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-M CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

    DISTRIBUTION DATE IN         0%    25%    50%    75%   100%
-----------------------------   ----   ----   ----   ----   ----
Issue Date ..................   100%   100%   100%   100%   100%
March 2008 ..................   100%   100%   100%   100%   100%
March 2009 ..................   100%   100%   100%   100%   100%
March 2010 ..................   100%   100%   100%   100%   100%
March 2011 ..................   100%   100%   100%   100%   100%
March 2012 ..................   100%   100%   100%   100%   100%
March 2013 ..................   100%   100%   100%   100%   100%
March 2014 ..................   100%   100%   100%   100%   100%
March 2015 ..................   100%   100%   100%   100%   100%
March 2016 ..................   100%   100%   100%   100%   100%
March 2017 and thereafter ...     0%     0%     0%     0%     0%
Weighted average life (years)   9.9    9.9    9.9    9.9    9.7

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-J CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

    DISTRIBUTION DATE IN         0%    25%    50%    75%   100%
-----------------------------   ----   ----   ----   ----   ----
Issue Date ..................   100%   100%   100%   100%   100%
March 2008 ..................   100%   100%   100%   100%   100%
March 2009 ..................   100%   100%   100%   100%   100%
March 2010 ..................   100%   100%   100%   100%   100%
March 2011 ..................   100%   100%   100%   100%   100%
March 2012 ..................   100%   100%   100%   100%   100%
March 2013 ..................   100%   100%   100%   100%   100%
March 2014 ..................   100%   100%   100%   100%   100%
March 2015 ..................   100%   100%   100%   100%   100%
March 2016 ..................   100%   100%   100%   100%   100%
March 2017 and thereafter ...     0%     0%     0%     0%     0%
Weighted average life (years)   9.9    9.9    9.9    9.9    9.8

                                      S-129

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

      We intend to include the two hundred and six (206) mortgage loans identified on Appendix B to this prospectus supplement in the trust fund. The mortgage pool consisting of those mortgage loans will have an initial mortgage pool balance of $2,807,104,971. The mortgage pool will consist of two loan groups. Loan group 1 will consist of one hundred and seventy (170) mortgage loans and have an initial mortgage pool balance of $2,500,347,537. Loan group 2 will consist of thirty-six (36) mortgage loans and have an initial mortgage pool balance of $306,757,433. However, the actual initial mortgage pool balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool Characteristics" below.

      The initial mortgage pool balance will equal the total cut-off date principal balance of all the pooled mortgage loans. The cut-off date principal balance of any mortgage loan included in the trust fund is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust fund is shown on
Appendix B to this prospectus supplement. Those cut-off date principal balances range from $719,974 to $345,000,000 and the average of those cut-off date principal balances is $13,626,723.

      A description of the underwriting standards for each of Bear Stearns
Commercial Mortgage, Inc., Prudential Mortgage Capital Funding, LLC (and
Prudential Mortgage Capital Company, LLC), Principal Commercial Funding II, LLC,
Wells Fargo Bank, National Association, Nationwide Life Insurance Company and
Principal Commercial Funding, LLC are set forth in this prospectus supplement under "The Sponsors, Mortgage Loan Sellers and Originators-- Bear Stearns
Commercial Mortgage, Inc.--BSCMI's Underwriting Standards", "--Prudential
Mortgage Capital Funding, LLC--PMCC's Underwriting Standards", "--Principal
Commercial Funding II, LLC--Underwriting Standards", "--Wells Fargo Bank,
National Association--Underwriting Standards", "--Nationwide Life Insurance
Company--Underwriting Standards" and "--Principal Commercial Funding,
LLC--Underwriting Standards", respectively.

      The pooled mortgage loans included in this transaction were selected for this transaction from mortgage loans specifically originated for securitizations of this type by or on behalf of each mortgage loan seller taking into account, among other factors, rating agency criteria and anticipated feedback, anticipated subordinate investor feedback, property type and geographic location.

      Each of the mortgage loans that we intend to include in the trust fund is an obligation of the related borrower to repay a specified sum with interest.
Each of those mortgage loans is evidenced by one or more promissory notes and secured by, among other things, a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien is, in all cases, a first priority lien, subject only to Permitted Encumbrances.

CERTAIN CHARACTERISTICS OF THE MORTGAGE POOL

      Concentration of Mortgage Loans and Borrowers.

      Several of the pooled mortgage loans or groups of cross-collateralized and cross-defaulted pooled mortgage loans have cut-off date principal balances that are substantially higher than the average cut-off date principal balance. The largest of the pooled mortgage loans or groups of cross-collateralized and cross-defaulted pooled mortgage loans is the World Market Center II pooled mortgage loan, which has a cut-off date principal balance of $345,000,000 and represents 12.3% of the initial mortgage pool balance and 13.8% of the initial loan group 1 balance. The ten largest pooled mortgage loans or groups of cross-collateralized and cross-defaulted pooled mortgage loans have cut-off date principal balances that collectively represent 39.7% of the initial mortgage pool balance. Each of these loans is described on Appendix D to this prospectus supplement.

                                      S-130

      Cross-Collateralized Mortgage Loans and Multi-Property Mortgage Loans;
Mortgage Loans with Affiliated Borrowers

      The mortgage pool will include sixteen (16) mortgage loans, representing
10.3% of the initial mortgage pool balance (which includes fifteen (15) mortgage loans in loan group 1 representing 10.8% of the initial loan group 1 balance and one (1) mortgage loan in loan group 2 representing 6.2% of the initial loan group 2 balance), that are, in each such case, secured by two or more properties, and seven (7) cross-collateralized pooled mortgage loans, which represent 1.6% of the initial mortgage pool balance (representing 1.8% of the initial loan group 1 balance). However, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize recording tax. In such instances, the mortgage amount is generally set at an amount equal to a specified percentage
(generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular property or group of properties. This would limit the extent to which proceeds from that property or group of properties would be available to offset declines in value of the other mortgaged properties securing the same mortgage loan in the trust fund.

      In addition, the mortgage pool includes some groups of mortgage loans where the mortgage loans in the particular group are not cross-collateralized or cross-defaulted but the loans were made to borrowers related through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed. The table below shows each group of two or more pooled mortgage loans that--

      o     are not cross-collateralized or cross-defaulted (except as indicated
            below), but

      o     have the same or affiliated borrowers/owners, and

      o     have a total cut-off date principal balance (considering all loans in the group) that is equal to at least 1.0% of the initial mortgage pool balance.

                                      S-131

                                                               % OF INITIAL
                                                                 MORTGAGE
          MORTGAGE LOAN/PROPERTY PORTFOLIO NAMES               POOL BALANCE
------------------------------------------------------         ------------
Group 1:
777 Scudders Mill Road - Unit 3                                    2.2%
777 Scudders Mill Road - Unit 1                                    2.1%
777 Scudders Mill Road - Unit 2                                    1.9%
100 Nassau Park Boulevard                                          1.4%
                                                               ------------
         TOTAL FOR GROUP:                                          7.6%

Group 2:
Chaddwell Apartments                                               1.0%
Severgn Apartments                                                 0.5%
                                                               ------------
         TOTAL FOR GROUP:                                          1.4%

Group 3:
230 East 167th Street                                              0.2%
690 Gerard Avenue                                                  0.2%
111 East 167th  Street                                             0.2%
610 Trinity Avenue                                                 0.2%
1230 Teller Avenue                                                 0.2%
2303 University Avenue                                             0.1%
111 Mt. Hope Place                                                 0.1%
5 South 16th Avenue                                                0.1%
                                                               ------------
         TOTAL FOR GROUP:                                          1.3%

Group 4:
Pine Creek Center(1)                                               0.6%
Riverview Plaza(1)                                                 0.3%
Route 30 Plaza(1)                                                  0.2%
Rochester Plaza(1)                                                 0.2%
Marple Home Depot(1)                                               0.1%
                                                               ------------
         TOTAL FOR GROUP:                                          1.3%

Group 5:
Charlotte Marriott SouthPark                                       0.8%
Courtyard Novato Marin - Sonoma                                    0.4%
                                                               ------------
         TOTAL FOR GROUP:                                          1.1%

Group 6:
Ventard Village Shopping Center                                    0.6%
Colonia Verde Shopping Center                                      0.5%
                                                               ------------
         TOTAL FOR GROUP:                                          1.1%

(1)   The pooled mortgage loans secured by Pine Creek Center and Marple Home
      Depot are cross-collateralized and cross-defaulted with each other but not with the pooled mortgage loans secured by Riverview Plaza, Route 30 Plaza and Rochester Plaza. The pooled mortgage loans secured by Riverview Plaza,
      Route 30 Plaza and Rochester Plaza are cross-collateralized and cross-defaulted with each other but not with the pooled mortgage loans secured by Pine Creek Center and Marple Home Depot.

      Due Dates. Subject, in some cases, to a next business day convention, all of the pooled mortgage loans provide for scheduled payments of principal and/or interest to be due on the first day of each month, except for thirty-eight (38)
mortgage loans, representing 23.0% of the initial mortgage pool balance, which provide for scheduled payments of principal and interest to be due on the third, fifth or tenth day of each month. The mortgage loans have various grace periods.
The due date or the expiration of the grace period for monthly debt service payments (other than balloon payments) may occur after

                                      S-132

the end of the collection period, but in this event the applicable master servicer will be required to advance the payment without advance interest accruing until the grace period expires. For purposes of the preceding sentences, a grace period is the number of days before a late payment charge is due on the mortgage loan, which may be different from the date an event of default would occur under the mortgage loan. In no case does the due date for a balloon payment - or the expiration of the late payment charge grace period or the default grace period (which ever expires earlier) for that payment - occur later than the eighth day of the month, subject to notice requirements that apply in certain cases.

      Mortgage Rates; Calculations of Interest. Each of the pooled mortgage loans currently accrues interest at the annual rate specified with respect to that mortgage loan on Appendix B to this prospectus supplement. The mortgage interest rate for each pooled mortgage loan is fixed for the remaining term of the loan, except for (i) increases resulting from the application of default interest rate following a default, (ii) in the case of a loan with an anticipated repayment date, any increase described below that may occur if the loan is not repaid by the anticipated repayment date and (iii) changes that result from any other loan-specific provisions (if any) that are described on the "Footnotes to Appendix B and C".

      Except for ARD Loans that remain outstanding past their respective anticipated repayment dates, none of the mortgage loans that we intend to include in the trust fund provides for negative amortization or for the deferral of interest.

      Each of the mortgage loans that we intend to include in the trust fund accrues interest on either an Actual/360 Basis or a 30/360 Basis.

      Amortization Characteristics. One hundred ninety-eight (198) of the mortgage loans, representing 99.0% of the initial mortgage pool balance (which pooled mortgage loans consist of one hundred and sixty-two (162) pooled mortgage loans in loan group 1, representing 98.8% of the initial loan group 1 balance, and thirty-six (36) pooled mortgage loans in loan group 2, representing 100.0%
of the initial loan group 2 balance), are balloon loans that, in each case, provides for:

      o     an amortization schedule that is significantly longer than its remaining term to stated maturity (or anticipated repayment date)
            or, alternatively, for no amortization prior to maturity (or the anticipated repayment date); and

      o     a substantial payment of principal on its maturity date (unless the mortgage loan has an anticipated repayment date) generally equal to
            5% or more of the original mortgage loan amount.

      See Schedule I to this prospectus supplement for the amortization schedules for the pooled mortgage loans with nonstandard amortization schedules.

      Eighteen (18) of the pooled mortgage loans referred to in the preceding paragraph, representing 6.1% of the initial mortgage pool balance (and 6.8% of the initial loan group 1 balance, are "ARD" or "hyperamortizing" loans that provide material incentives (as described below) to, but do not require, the related borrower to pay the mortgage loan in full by a specified date prior to the stated maturity date. We consider that specified date to be the anticipated repayment date for the mortgage loan. Because of these incentives, we consider the ARD loans also to be balloon loans. We cannot assure you, however, that these incentives will result in any of these pooled mortgage loans being paid in full on or before its anticipated repayment date.

      Eighty-four (84) of the balloon mortgage loans (including hyperamortizing loans), representing 38.3% of the initial mortgage pool balance (which pooled mortgage loans consist of sixty-five (65) pooled mortgage loans in loan group 1, representing 37.7% of the initial loan group 1 balance, and nineteen (19) pooled mortgage loans in loan group 2, representing 43.2% of the initial loan group 2 balance), provide for initial interest-only periods that expire 12 to 84 months following their respective origination dates; and twenty-eight (28) of the balloon mortgage loans (including hyperamortizing loans), representing 39.2% of the initial mortgage pool balance (which pooled mortgage loans consist of twenty-five (25) pooled mortgage loans in loan group 1, representing 41.6% of the initial loan group 1 balance, and three (3) pooled mortgage loans in loan group 2, representing 19.6% of the initial loan group 2 balance), provide for no amortization and for interest-only payments for their entire term to maturity or anticipated repayment date.

      In the case of each loan with an anticipated repayment date, the provisions providing the related borrower with an incentive to repay on that anticipated repayment date, which in each case will become effective as of that anticipated repayment date, include:

                                      S-133

      o     The accrual of interest in excess of the initial mortgage interest rate. The mortgage interest rate will generally increase by the excess of a specified yield on United States Treasury securities over the initial mortgage interest rate, a fixed number of percentage points or a sum of such excess and a fixed number of percentage points. The additional interest will generally be deferred and become payable (in some cases, with compound interest)
            only after the outstanding principal balance of the pooled mortgage loan is paid in full. Collections of this additional interest will be payable to the holders of the Class V certificates and will not be part of the Available Distribution Amount at any time.

      o     The application of excess cash flow from the mortgaged property to pay the principal amount of the pooled mortgage loan. The payment of principal will be in addition to the principal portion of the normal monthly debt service payment.

      Eight (8) of the pooled mortgage loans, representing 1.0% of the initial mortgage pool balance and 1.2% of the initial loan group 1 balance, are fully-amortizing mortgage loans that are scheduled to have less than 5% of their original principal balances due at their stated maturities.

      Some of the pooled mortgage loans may, in each case, provide for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance or upon application of specified earnout escrow or holdback amounts if certain property performance criteria are not satisfied. Some of the individual pooled mortgage loans that are secured by multiple mortgaged properties and that permit partial prepayments of the individual or aggregate indebtedness in connection with releases of individual properties also provide for a recast of the amortization and an adjustment of the monthly debt service payments on the mortgage loan(s) upon any such prepayment and release.

      With respect to some of the pooled mortgage loans that provide for the accrual of interest on an Actual/360 Basis, the amount of the fixed periodic payments was determined as if interest were to be calculated on a 30/360 Basis, which will result in a higher payment due at maturity than would otherwise have been the case.

      Voluntary Prepayment and Defeasance Provisions. As of the cut-off date, the following prepayment restrictions and defeasance provisions applied to the pooled mortgage loans:

      o     One hundred and twenty-seven (127) pooled mortgage loans,
            representing 61.6% of the initial mortgage pool balance (which pooled mortgage loans consist of one hundred and seven (107) pooled mortgage loans in loan group 1, representing 61.2% of the initial loan group 1 balance, and twenty (20) pooled mortgage loans in loan group 2, representing 64.8% of the initial loan group 2 balance), prohibit voluntary principal prepayments for a period ending on a date determined by the related mortgage loan documents (which may be the maturity date), which period is referred to in this prospectus supplement as a lock-out period, but permit the related borrower, after an initial period of at least two years following the date of initial issuance of the series 2007-PWR15 certificates, to defease the pooled mortgage loan by pledging certain government securities and obtaining the release of all or a portion of the mortgaged property from the lien of the mortgage.

      o     Thirty-eight (38) pooled mortgage loans, representing 19.2% of the initial mortgage pool balance (which pooled mortgage loans consist of thirty-one (31) pooled mortgage loans in loan group 1,
            representing 19.9% of the initial loan group 1 balance, and seven
            (7) pooled mortgage loans in loan group 2, representing 14.1% of the initial loan group 2 balance), initially prohibit voluntary principal prepayments during a lock-out period, and following the lock-out period require that voluntary principal prepayments be accompanied by a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and a specified percentage of the amount prepaid (which percentage may change over time). Included in these pooled mortgage loans is AMB-SGP, L.P. Portfolio pooled mortgage loan, representing
            5.7% of the initial mortgage pool balance (which pooled mortgage loan represents 6.4% of the initial loan group 1 balance), which, after the applicable lock-out period, requires that any voluntary principal prepayments be accompanied by a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid but allows the related borrower, beginning on September 14, 2011, to make voluntary principal prepayments of up to an aggregate of 50% of

                                      S-134

            the principal balance of the pooled mortgage loan as determined on
            September 14, 2011 without payment of a prepayment premium or yield maintenance charge, and beginning on January 14, 2012, to prepay the pooled mortgage loan in whole or in part without payment of a prepayment premium or yield maintenance charge.

      o     Four (4) pooled mortgage loans, representing 7.6% of the initial mortgage pool balance (and representing 8.5% of the initial loan group 1 balance), has no lock-out period and initially provides for a period when any voluntary principal prepayments must be
            accompanied by a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid, followed by a period when the loan has provisions that both (i) require that any voluntary principal prepayments must be accompanied by a prepayment premium or yield maintenance charge calculated on a similar basis and (ii)
            after an initial period of at least two years following the date of the issuance of the series 2007-PWR15 certificates, permit the related borrower to defease the pooled mortgage loan by pledging certain government securities and obtaining the release of the mortgaged property from the lien of the mortgage.

      o     Twenty-two (22) pooled mortgage loans, representing 4.8% of the initial mortgage pool balance (which pooled mortgage loans consist of twenty-one (21) pooled mortgage loans in loan group 1,
            representing 4.9% of the initial loan group 1 balance, and one (1)
            pooled mortgage loan in loan group 2, representing 4.4% of the initial loan group 2 balance), initially prohibit voluntary principal prepayments during a lock-out period, and following the lock-out period have provisions that both (i) require that any voluntary principal prepayments be accompanied by a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and a specified percentage of the amount prepaid, and (ii) after an initial period of at least two years following the date of the issuance of the series 2007-PWR15 certificates, permit the related borrower to defease the pooled mortgage loan by pledging certain government securities and obtaining the release of the mortgaged property from the lien of the mortgage.

      o     Fourteen (14) pooled mortgage loans, representing 3.6% of the initial mortgage pool balance (which pooled mortgage loans consist of six (6) pooled mortgage loans in loan group 1, representing 2.0%
            of the initial loan group 1 balance and eight (8) pooled mortgage loans in loan group 2, representing 16.7% of the initial loan group
            2 balance), have no lock-out period and initially require that any voluntary principal prepayments be accompanied by a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and a specified percentage of the amount prepaid (which percentage may change over time).

      o     One (1) pooled mortgage loan, representing 3.1% of the initial mortgage pool balance and 3.5% of the initial loan group 1 balance, initially prohibits voluntary principal prepayments during a lock-out period, and following the lock-out period the loan provides for a period when any voluntary principal prepayments must be accompanied by a yield maintenance charge. Following that yield maintenance period, the related borrower is not permitted to make voluntary principal prepayments but is permitted, only after an initial period of at least two years following the date of the issuance of the series 2007-PWR15 certificates, to defease the pooled mortgage loan by pledging certain government securities and obtaining the release of the mortgaged property from the lien of the mortgage.

      Notwithstanding the foregoing, the mortgage loans generally provide for open periods of various terms prior to and including the maturity date or anticipated repayment date in which the related borrower may prepay the mortgage loan without prepayment premium or defeasance requirements.

      Additionally, under certain circumstances, certain pooled mortgage loans permit prepayments, in whole or in part, despite lock-out periods that may otherwise apply. See "--Partial Release; Substitutions" below.

      See Appendix B to this prospectus supplement for the prepayment restrictions applicable to each pooled mortgage loan.

      In connection with the origination of certain mortgage loans, the related borrower was required to escrow funds or post a letter of credit related to obtaining certain performance objectives and, in some of these cases, those performance

                                      S-135

objectives may include reaching targeted debt service coverage levels or satisfying leasing criteria with respect to the property as a whole or particular portions thereof. Such funds will be released to the related borrower upon the satisfaction of certain conditions. Additionally, such mortgage loans allow or, in certain cases, require that such escrowed funds be applied to reduce the principal balance of the related mortgage loan if such conditions are not met. If such conditions are not satisfied, if the mortgagee has the discretion to retain the cash or letter of credit as additional collateral and if the pooled mortgage loan is principally serviced and administered under the
Series 2007-PWR15 pooling and servicing agreement, the applicable master servicer will generally be directed in the Series 2007-PWR15 pooling and servicing agreement to hold, when permitted, the escrows, letters of credit or proceeds of such letters of credit as additional collateral and not use such funds to reduce the principal balance of the related mortgage loan, unless holding such funds would otherwise be inconsistent with the Servicing Standard.
If such funds are applied to reduce the principal balance of the mortgage loan, the trust fund would experience an early prepayment that may adversely affect the yield to maturity on your Certificates. In some cases, the related loan documents do not require payment of a Yield Maintenance Charge or Prepayment
Premium in connection with such prepayment. In addition, certain other mortgage loans have performance escrows or letters of credit; however, these loans do not contain conditions allowing the lender to use such funds to reduce the principal balance of the related mortgage loan unless there is an event of default. See
Appendix B to this prospectus supplement.

      In general, if defeasance is permitted under a pooled mortgage loan, the defeasance collateral must consist of Government Securities.

      Under each pooled mortgage loan that provides for the payment of a Yield
Maintenance Charge in connection with a principal prepayment, the amount of the charge is generally calculated so as to result in a payment to the lender that is equal to the difference between (a) the present value of the remaining scheduled principal and interest payments that would have become due with respect to the prepaid portion of the pooled mortgage loan had the prepayment not occurred discounted at a rate generally equal to the yield to maturity on specified United States Treasury securities with a maturity generally corresponding to the maturity date or anticipated repayment date of the pooled mortgage loan, determined on a date close to the date of the prepayment, minus
(b) the amount of the prepayment. In certain cases, the amount of the Yield
Maintenance Charge is subject to a minimum amount that is equal to a fixed percentage of the amount of the principal prepayment. The discount rate to be used in the calculation of a Yield Maintenance Charge is generally equal to the rate which, when compounded monthly, is equal to the semi-annual yield (plus applicable spread, if any) of the corresponding United States Treasury securities described above. In some cases, the relevant pooled mortgage loan provides for the use of a spread in determining the discount rate. In other cases, the relevant pooled mortgage loan does not provide for the use of a spread in determining the discount rate.

      Partial Release; Substitutions. Some of the pooled mortgage loans or groups of cross collateralized pooled mortgage loans that are secured by two or more mortgaged properties, and some of the pooled mortgage loans that are secured by a mortgaged property that consists of multiple parcels, permit the borrower to obtain the release of the mortgage on one or more of the properties or parcels upon a partial prepayment or partial defeasance of the loan or group or a substitution of all or some of the mortgaged properties or parcels (in each case, subject to the satisfaction of various conditions). The following paragraphs summarize the related provisions for releases in connection with partial prepayment, partial defeasance and substitution.

      In the case of the multiple-property pooled mortgage loan that is secured by the mortgaged properties collectively identified on Appendix B to this prospectus supplement as AMB-SGP, L.P. Portfolio, representing approximately
5.7% of the initial mortgage pool balance (and 6.4% of the initial loan group 1 balance), the borrower is entitled, beginning on August 14, 2007, to obtain the release of one or more of the related mortgaged properties or portions thereof through partial prepayment, subject to satisfaction of certain conditions set forth in the mortgage loan documents including, among others: (i) after giving effect to the prepayment, the outstanding principal balance of the AMB-SGP, L.P.
Portfolio Loan Group is not less than $150,000,000 (if the Dock's Corner mortgaged property remains as security for the AMB-SGP, L.P. Portfolio Loan
Group, after giving effect to the release) or $65,000,000 (if the Dock's Corner mortgaged property does not remain as security for the AMB-SGP, L.P. Portfolio
Loan Group, after giving effect to the release); (ii) the borrower prepays the
AMB-SGP, L.P. Portfolio Loan Group in an amount equal to 115% (if the Dock's
Corner mortgaged property remains as security for the AMB-SGP, L.P. Portfolio
Loan Group, after giving effect to the release) or 110% (if the Dock's Corner mortgaged property does not remain as security for the AMB-SGP, L.P. Portfolio
Loan Group, after giving effect to the release) of the allocated loan amount for the property being released, together with any required prepayment consideration; (iii) although the borrower is entitled to elect to prepay the fixed rate portion of the indebtedness under the AMB-SGP, L.P. Portfolio Loan
Group or the floating rate portion of such indebtedness, the proceeds of the principal prepayment must be paid on a pro rata

                                      S-136

basis as between the senior and subordinate promissory notes evidencing such portion of such indebtedness (that is, pro rata between the AMB-SGP, L.P.
Portfolio Pooled Mortgage Loan and the AMB-SGP, L.P. Portfolio Non-Pooled
Subordinate Fixed Rate Mortgage Loan (if the borrower elects to prepay the fixed rate indebtedness) or pro rata between the AMB-SGP, L.P. Portfolio Non-Pooled
Pari Passu Companion and the AMB-SGP, L.P. Portfolio Non-Pooled Subordinate
Floating Rate Mortgage Loan (if the borrower elects to prepay the floating rate indebtedness); (iv) after giving effect to the release, the combined debt service coverage ratio for the AMB-SGP, L.P. Portfolio Loan Group must not be less than the greater of (x) the combined debt service coverage ratio for the
AMB-SGP, L.P. Portfolio Loan Group immediately prior to such proposed release or
(y) 1.25x to 1.50x, depending on the percentage of the original aggregate principal balance of the AMB-SGP, L.P. Portfolio Loan Group that is outstanding after giving effect to such release; and the combined loan-to-value ratio for the AMB-SGP, L.P. Portfolio Loan Group must be not greater than the lesser of
(x) the combined loan-to-value ratio immediately prior to such proposed release or (y) a combined loan-to-value ratio of 55% to 70%, depending on the percentage of the original aggregate principal balance of the AMB-SGP, L.P. Portfolio Loan
Group that is outstanding after giving effect to such release, provided, however, that if one or both of the foregoing debt service coverage ratio and loan-to-value requirements is not satisfied and prepayment is otherwise permitted pursuant to the terms of the related loan documents, then the borrower is permitted to pay down a portion of the outstanding principal balance of the
AMB-SGP, L.P. Portfolio Loan Group which the lender determines is necessary to satisfy such requirements (and paying any prepayment premium applicable thereto); and (v) after giving effect to the prepayment, no more 79% of the original aggregate principal balance of the AMB-SGP, L.P. Portfolio Loan Group may have been cumulatively prepaid. In addition, the borrower under the AMB-SGP,
L.P. Portfolio Loan Group is entitled, beginning on August 14, 2007, but prior to March 14, 2011, to substitute any one or more of the mortgaged properties with another real property, subject to satisfaction of certain conditions set forth in the mortgage loan documents including, among others: (i) not more than five of the mortgaged properties may be the subject of such a substitution
(individually or in the aggregate); (ii) the original allocated loan amount for the property being replaced, together with the aggregate original allocated loan amounts for all mortgaged properties that have previously been replaced, may not exceed 35% of the aggregate original principal balance of the AMB-SGP, L.P.
Portfolio Loan Group; (iii) after giving effect to the substitution, the combined debt service coverage ratio for the AMB-SGP, L.P. Portfolio Loan Group must not be less than the greater of 1.40x and the combined debt service coverage ratio for the AMB-SGP, L.P. Portfolio Loan Group immediately prior to the substitution; (iv) after giving effect to the substitution, the combined loan-to-value ratio for the AMB-SGP, L.P. Portfolio Loan Group must not be greater than 70%, provided, however, that if one or both of the foregoing debt service coverage ratio and loan-to-value requirements is not satisfied and prepayment is otherwise permitted pursuant to the terms of the related loan documents, then the borrower is permitted to pay down a portion of the outstanding principal balance of the AMB-SGP, L.P. Portfolio Loan Group which the lender determines is necessary to satisfy such requirements (and paying any prepayment premium applicable thereto); (vi) the replacement property must be a fully constructed bulk warehouse, distribution, or generally similar industrial property; (vii) the borrower must pay a substitution service fee equal to the greater of 0.50% of the allocable loan amount of the property being replaced, and $25,000 per property being replaced; and (viii) the borrower must deliver confirmation from each rating agency that the substitution would not result in the downgrade, withdrawal or qualification of the then current ratings on the
2007-PWR15 certificates.

      In the case of the multiple-parcel pooled mortgage loan that is secured by the mortgaged properties collectively identified on Appendix B to this prospectus supplement as Summit Place Office, representing approximately 2.8% of the initial mortgage pool balance (and 3.1% of the initial loan group 1 balance), the borrower may submit the property to a condominium regime and form an owners association to include the borrower and, upon completion of the condominium process, obtain the release of the condominium units corresponding to improvements owned by certain entities named in the mortgage loan documents and certain other portions of the property (without defeasance, prepayment or substitution) upon satisfaction of certain conditions set forth in the mortgage loan documents including, among others, that the borrower pay all costs related to such release and that the remaining property shall not be adversely affected by such release.

      In the case of the multiple-parcel pooled mortgage loan that is secured by the mortgaged properties collectively identified on Appendix B to this prospectus supplement as The Forum, representing approximately 1.5% of the initial mortgage pool balance (and 1.7% of the initial loan group 1 balance), the borrower may obtain a release of the 4.8 acres of designated collateral
(without defeasance, prepayment or substitution) so long as no default exists under the loan documents and on the date of partial release: (i) the loan-to-value ratio of the unreleased portion of the release tract does not exceed 75% and (ii) the unreleased portion maintains a debt service coverage ratio of at least 1.35x based on a 30-year amortization schedule and as reasonably determined by the lender. The borrower must pay all out-of-pocket cost and expenses incurred in the preparation and consummation of the transaction.

                                      S-137

      In the case of the multiple-property pooled mortgage loan that is secured by the mortgaged properties collectively identified on Appendix B to this prospectus supplement as Springs Medical Office Portfolio, representing approximately 1.2% of the initial mortgage pool balance (and 1.3% of the initial loan group 1 balance), after expiration of a lockout period, the borrower is entitled to obtain the release of either of the mortgaged properties securing this pooled mortgage loan through partial defeasance, subject to satisfaction of certain conditions set forth in the mortgage loan documents including, among others: (i) the defeased portion of the pooled mortgage loan must be in an amount equal to 110% of the allocated loan amount with respect to such property;
(ii) after giving effect to such partial release, the debt service coverage ratio must not be less than 1.25x and the loan-to-value ratio must not be greater than 75%; and (iii) the borrower must deliver confirmation from each rating agency that the release would not result in the downgrade, withdrawal or qualification of the then current ratings on the 2007-PWR15 certificates.

      In the case of the multiple-parcel pooled mortgage loan that is secured by the mortgaged property identified on Appendix B to this prospectus supplement as
Shops at Central Park, representing approximately 0.7% of the initial mortgage pool balance (and 0.8% of the initial loan group 1 balance), after expiration of the defeasance lockout period, the borrower is entitled to obtain the release of one or more of three specified parcels through partial defeasance, subject to satisfaction of certain conditions set forth in the mortgage loan documents including, among others: (i) the defeased portion of the pooled mortgage loan must be in an amount equal to the greater of the appraised value of the parcel being released and a specified dollar amount ($900,000 for the Chipotle parcel,
$910,000 for the Starbucks parcel and $295,000 for the Banc of America parcel);
and (ii) after giving effect to such partial release, the debt service coverage ratio must not be less than 1.25x and the loan-to-value ratio must not be greater than 75% (and the borrower is permitted to defease an additional amount of the pooled mortgage loan as is necessary to satisfy these requirements).

      In the case of the multi-property pooled mortgage loan secured by the mortgaged properties collectively identified on Appendix B to this prospectus supplement as the Unionport Portfolio, representing 0.7% of the initial mortgage pool balance (and 6.2% of the initial loan group 2 balance), the borrower is permitted to obtain a release of an individual mortgaged property, through a partial prepayment, subject to satisfaction of certain conditions set forth in the mortgage loan documents, including, among others: (i) any partial prepayment is on a date that is not earlier than two years after the date of initial issuance of the series 2007-PWR15 certificates; (ii) partial prepayment of the mortgage loan is in an amount equal to 125% of the allocated loan amount for the property being released (which is $10,000,000 with respect to the 1980 Unionport
Road property , $5,500,000 with respect to the 1954 Unionport Road property ,
$4,750,000 with respect to the 1944 Unionport Road property and $3,500,000 with respect to the 733 Arnow Road property); (iii) after giving effect to any such release, the debt service coverage ratio with respect to the remaining property comprising the Unionport Portfolio (the "Unionport Remaining Property") is no
less than the greater of (a) the debt service coverage ratio that existed as of the date immediately preceding the release and (b) 1.20x for the preceding twelve months; and (iv) the loan to value ratio for the Unionport Remaining
Property is no more than 75%.

      In the case of the multi-property pooled mortgage loan secured by the mortgaged properties collectively identified on Appendix B to this prospectus supplement as the Scranton Portfolio, representing 0.6% of the initial mortgage pool balance (and 0.6% of the initial loan group 1 balance), the borrower is permitted to obtain a release of a portion of the mortgaged property, through a partial defeasance, subject to satisfaction of certain conditions set forth in the mortgage loan documents, including, among others: (i) any partial defeasance is on a date that is not earlier than two years after the date of initial issuance of the series 2007-PWR15 certificates; (ii) partial defeasance of the mortgage loan is in an amount equal to 105% of the allocated loan amount for the property being released (which is $8,888,250 with respect to the Greenridge
Plaza Parcel, $5,087,250 with respect to the Pittston Plaza Parcel and
$3,034,500 with respect to the Luzerne Street Shopping Center Parcel) (iii)
after giving effect to any such partial defeasance, the debt service coverage ratio with respect to the remaining property comprising the Scranton Portfolio
(the "Scranton Remaining Property") is equal to or greater than the greater of
(a) 1.20x (with an implied thirty year amortization schedule) or (b) the aggregate debt service coverage ratio with respect to the mortgaged property immediately prior to the partial defeasance; (iv) the loan to value ratio for the Scranton Remaining Property does not exceed 75%; and (v) the lender receives rating agency confirmation of no downgrade, withdrawal or qualification of the ratings assigned to the series 2007-PWR15 certificates.

      In the case of the multi-property pooled mortgage loans secured by the mortgaged properties collectively identified on Appendix B to this prospectus supplement as Dollar General II (Pool 4), Dollar General II (Pool 5), Dollar
General II (Pool 1), Dollar General II (Pool 2) and Dollar General II (Pool 6)
representing 0.5% of the initial mortgage pool balance (and 0.5% of the initial loan group 1 balance), the borrower is entitled to obtain the release of one or more the mortgaged properties securing each of the respective mortgage loans through either a partial prepayment or (following an initial period

                                      S-138

of at least 25 months after the date of initial issuance of the series
2007-PWR15 certificates) a partial defeasance, subject to satisfaction of certain conditions set forth in the mortgage loan documents including, among others: (i) the prepaid or defeased portion of the pooled mortgage loan must not be less than 125% of the allocated loan amount for the property being released;
(ii) after giving effect to the release, the remaining properties must have a the loan to value ratio (based on the allocated loan amount rather release price) of not more than 80%, (iii) after giving effect to the release, the remaining properties must have a debt service coverage ratio (based on the allocated loan amount rather release price) that is not less than 1.20x; and
(iv) the borrower must deliver confirmation from each rating agency that the release would not result in the downgrade, withdrawal or qualification of the then current ratings on the 2007-PWR15 certificates.

      In the case of the multi-property pooled mortgage loan secured by the mortgaged properties collectively identified on Appendix B to this prospectus supplement as the Robert Mark Portfolio, representing 0.4% of the initial mortgage pool balance (and 0.4% of the initial loan group 1 balance), the borrower is permitted to obtain a release of an individual mortgaged property, through a partial defeasance, subject to satisfaction of certain conditions set forth in the mortgage loan documents, including, among others: (i) any partial defeasance is on a date that is not earlier than two years after the date of initial issuance of the series 2007-PWR15 certificates; (ii) partial defeasance of the mortgage loan is in an amount equal to 115% of the allocated loan amount for the property being released (which is $2,990,000 with respect to the Plaza
73 property, $2,875,000 with respect to the Stratford Shopping Center property,
$2,829,000 with respect to the Sawmill Village property, $2,553,000 with respect to the Airport Plaza property and $1,575,500 with respect to the Tracktown Mall property); (iii) after giving effect to any such release, the debt service coverage ratio with respect to the remaining property comprising the Robert Mark
Portfolio (the "Robert Mark Remaining Property") is no less than the greater of
(a) the debt service coverage ratio that existed as of the date immediately preceding the release and (b) 1.25x for the preceding twelve months; (iv) the loan to value ratio for the Robert Mark Remaining Property is no more than 75%;
and (v) the lender receives rating agency confirmation of no downgrade, withdrawal or qualification of the ratings assigned to the series 2007-PWR15 certificates.

      In the case of the pooled mortgage loan that is secured by the mortgaged property identified on Appendix B to this prospectus supplement as Commercial
Union 1 & 2, representing approximately 0.4% of the initial mortgage pool balance (and 0.4% of the initial loan group 1 balance), the borrower is entitled
(after the prepayment lock-out period) in connection with a sale of either of the two buildings that compose the mortgaged property, to obtain the release of such buildings and related land through partial prepayment, subject to satisfaction of certain conditions set forth in the mortgage loan documents, including, among others: (i) the amount of the partial prepayment must be equal to 110% of the allocated loan amount for the property being released, accompanied by the applicable prepayment premium; (ii) after giving effect to such partial release, the debt service coverage ratio must not be less than
1.25x and the loan-to-value ratio must not be greater than 70%; and (iii) the borrower must deliver confirmation from each rating agency that the release would not result in the downgrade, withdrawal or qualification of the then current ratings on the 2007-PWR15 certificates.

      In the case of the multiple-property pooled mortgage loan that is secured by the mortgaged property identified on Appendix B to this prospectus supplement as the Kossman Portfolio, representing approximately 0.4% of the initial mortgage pool balance (and 0.4% of the initial loan group 1 balance), the borrower may obtain a release of any one or more properties but not all of the mortgaged properties subject to satisfaction of certain conditions set forth in the mortgage loan documents including, among others: (i) the borrower has partially prepaid the unpaid principal balance of the mortgage loan in an amount equal to a specified percentage of the mortgage loan amount allocated to such release property (110% with respect to the Kroger Foods-Ellis property and 120%
with respect to the other two release properties) and has paid a yield maintenance premium applicable to the partial prepayment; (ii) the debt service coverage ratio on the remaining properties must equal or exceed 1.10x; and (iii)
the loan-to-value ratio must not exceed 65% after giving effect to such release.

      In the case of the multiple-parcel pooled mortgage loan that is secured by the mortgaged property identified on Appendix B to this prospectus supplement as
Simi Valley Business Center, representing approximately 0.3% of the initial mortgage pool balance (and 0.3% of the initial loan group 1 balance), the borrower may obtain up to two releases of certain portions of the mortgaged property subject to satisfaction of certain conditions set forth in the mortgage loan documents including, among others: (i) with the exception of the release of one portion of the release property, the borrower has partially prepaid the unpaid principal balance of the mortgage loan in an amount equal to 120% of the mortgage loan amount allocated to the released premises and prior to the open period, has paid a yield maintenance premium applicable to the partial prepayment; (ii) the debt service coverage ratio on the remaining premises must equal or exceed 1.45x; (iii) the loan-to-value ratio is not more than 65% after giving effect to such release; and (iv) the borrower must deliver confirmation from each rating agency that the release would not result in the downgrade, withdrawal or qualification of the then current ratings on the 2007-PWR15 certificates.

                                      S-139

      In the case of the cross-collateralized group of pooled mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Best Western-Atlanta Airport and Holiday Inn Express-Breman,
representing approximately 0.2% of the initial mortgage pool balance (and 0.2%
of the initial loan group 1 balance), the borrower is entitled to obtain the release of the Best Western-Atlanta Airport mortgaged property through defeasance and to terminate the cross-default and cross-collateralization provisions at any time on and after the 36th payment date for the pooled mortgage loans, provided that after giving effect to such partial release, the debt service coverage ratio for the remaining property must not be less than
1.50x for each of the 24 consecutive calendar months immediately preceding the date of the proposed release and the loan-to-value ratio must not be greater than 60%.

      With respect to the pooled mortgage loan secured by the mortgaged properties identified on Appendix B to this prospectus supplement as the
Islandia Retail Center, representing 0.2% of the initial mortgage pool balance
(and 0.2% of the initial loan group 1 balance), the borrower is permitted to obtain a release of a portion of the mortgaged property, through a partial defeasance, subject to satisfaction of certain conditions set forth in the mortgage loan documents, including, among others: (i) any partial defeasance is on a date that is two years after the closing date; (ii) partial defeasance of the mortgage loan is in an amount equal to or exceeding the release price set forth in the mortgage loan documents (which is $1,460,500 with respect to the
Sleepy's Parcel and $5,704,000 with respect to the Eckerd's Parcel); (iii) after giving effect to any such release, the debt service coverage ratio with respect to the remaining property comprising the Islandia Retail Center (the "Islandia
Remaining Property") is equal to the greater of (a) 1.15x or (b) the debt service coverage ratio with respect to the mortgaged property immediately preceding the release; (iv) the loan to value ratio for the Islandia Remaining
Property is equal to or less than the lower of (a) 77% or (b) the loan to value ratio immediately preceding the release; and (v) the lender receives rating agency confirmation of no downgrade, withdrawal or qualification of the ratings assigned to the series 2007-PWR15 certificates.

      In the case of the multiple-parcel pooled mortgage loan that is secured by the mortgaged property identified on Appendix B to this prospectus supplement as
230 & 232-234 Pegasus Avenue, representing approximately 0.1% of the initial mortgage pool balance (and 0.2% of the initial loan group 1 balance), the borrower is entitled to obtain the release of either of the buildings that compose the property through partial prepayment, subject to satisfaction of certain conditions set forth in the mortgage loan documents, including, among others: (i) the release may occur only in connection with a sale of the parcel to unrelated third party; (ii) the amount of the partial prepayment must be equal to 110% of the portion of the then-outstanding principal balance of the pooled mortgage loan that is allocable to the parcel being released; and (iii)
after giving effect to such partial release, the debt service coverage ratio must not be less than 1.25x and the loan-to-value ratio must not be greater than
75%.

      In the case of the multi-property pooled mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as
Church's Chicken RG Portfolio and Church's Chicken TA Portfolio, representing
0.1% of the initial mortgage pool balance (and 0.1% of the initial loan group 1 balance), the related borrower may obtain release of a property by substituting another property for it, subject to satisfaction of certain conditions set forth in the mortgage loan documents including, among others, (i) a current appraisal showing that the substitute property has an appraised value and operating history equal or greater than the property to be released; (ii) the substitute property's having better market characteristics and locational attributes
(submarket strength, population and accessibility) than the property to be released, and (iii) the borrower must deliver confirmation from each rating agency that rated the series 2007-PWR15 certificates that the property substitution will not result in a downgrade, withdrawal or qualification of the ratings then assigned to the series 2007-PWR15 certificates.

      Furthermore, certain pooled mortgage loans permit the release or substitution of specified air rights, parcels of real estate or improvements that secure the mortgage loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow. Such real estate is permitted to be released without payment of a release price and consequent reduction of the principal balance of the subject mortgage loan or substitution of additional collateral if zoning and other conditions are satisfied.

      Non-Recourse Obligations.

      The pooled mortgage loans are generally non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related pooled mortgage loan, the holder thereof may look only to the related mortgaged property for satisfaction of the borrower's obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor, we have not evaluated the financial condition of any such person,

                                      S-140

and prospective investors should thus consider all of the pooled mortgage loans to be non-recourse. None of the pooled mortgage loans is insured or guaranteed by any mortgage loan seller or any of their affiliates, the United States, any government entity or instrumentality, any private mortgage insurer or any other person.

      "Due-on-Sale" and "Due-on-Encumbrance" Provisions.

      The mortgages generally contain due-on-sale and due-on-encumbrance clauses that permit the holder of the mortgage to accelerate the maturity of the related pooled mortgage loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property or that prohibit the borrower from doing so without the consent of the holder of the mortgage. However, some of the pooled mortgage loans permit transfers of the related mortgaged property, subject to confirmation by each of the Rating Agencies to the effect that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the series 2007-PWR15 certificates and/or reasonable approval of the proposed transferee by the holder of the mortgage, payment of an assumption fee, which may be waived by the applicable master servicer and/or the applicable special servicer, as the case may be, or, if collected, will be paid to the applicable master servicer and/or the applicable special servicer as additional servicing compensation, and certain other conditions.

      In addition, some of the pooled mortgage loans permit the borrower to transfer the related mortgaged property to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan documents and/or as determined by the applicable master servicer or permit one or more of the following transfers in limited circumstances: (1) a transfer of the related mortgaged property to a person that is affiliated with or otherwise related to the borrower; (2) transfers by the borrower of the mortgaged property to specified entities or types of entities;
(3) issuance by the borrower of new partnership or membership interests; (4)
changes in ownership between existing shareholders, partners or members, as applicable, of the borrower; (5) a transfer of non-controlling ownership interests in the related borrower; (6) transfers of interests in the related borrower for estate planning purposes or otherwise upon the death of a principal; or (7) other transfers similar in nature to the foregoing.

      The applicable master servicer or the applicable special servicer will determine, in a manner consistent with the Servicing Standard, whether to exercise any right it may have under any due-on-sale or due-on-encumbrance clause to accelerate payment of the related mortgage loan upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged property in accordance with the series 2007-PWR15 pooling and servicing agreement.

      Encumbered Interests.

      In the case of two hundred fifty (250) of the mortgaged properties, representing security for 93.0% of the initial mortgage pool balance (and security for two hundred and eleven (211) pooled mortgage loans in loan group 1, representing 92.2% of the initial loan group 1 balance, and thirty-nine (39)
pooled mortgage loans in loan group 2, representing 100.0% of the initial loan group 2 balance), the borrower's interest in the related mortgaged property consists of a fee interest (and we consider the borrower's interest in a mortgaged property to be a fee interest if (i) the borrower's interest consists of overlapping fee and leasehold interests or (ii) the fee owner has signed the related mortgage and has agreed to subordinate its fee interest to the related leasehold mortgage). In the case of three (3) of the mortgaged properties, representing security for 6.3% of the initial mortgage pool balance (and security for 7.1% of the initial loan group 1 balance), the borrower's interest in the related mortgaged property consists of a fee interest in a portion of the property and a leasehold interest in another portion of the property. In the case of two (2) of the mortgaged properties, representing security for 0.7% of the initial mortgage pool balance (and security for 0.8% of the initial loan group 1 balance), the borrower's interest in the related mortgaged property consists of a leasehold interest. See "Risk Factors--Loans Secured by Mortgages on a Leasehold Interest Will Subject Your Investment to a Risk of Loss Upon a
Lease Default" in this prospectus supplement.

      Pari Passu, Subordinate and/or Other Financing.

      SPLIT LOAN STRUCTURES

      The AMB-SGP, L.P. Portfolio Loan Group

      The AMB-SGP, L.P. Portfolio Pooled Mortgage Loan (which represents 5.7% of the initial mortgage pool balance and 6.4% of the initial loan group 1 balance),
AMB-SGP, L.P. Portfolio Non-Pooled Pari Passu Companion Loan, the AMB-

                                      S-141

SGP, L.P. Portfolio Non-Pooled Subordinate Fixed Rate Mortgage Loan and AMB-SGP,
L.P. Portfolio Non-Pooled Subordinate Floating Rate Mortgage Loan have the same borrowers and are secured by the same mortgage instruments encumbering the
AMB-SGP, L.P. Portfolio Mortgaged Properties. The AMB-SGP, L.P. Portfolio
Non-Pooled Pari Passu Companion Loan has an original principal balance of
$40,000,000, an interest rate equal to a fluctuating rate per annum equal to the sum of the one-month LIBOR rate plus 0.81% (as such rate may be adjusted on a monthly basis). The AMB-SGP, L.P. Portfolio Non-Pooled Subordinate Fixed Rate
Mortgage Loan has an original principal balance of $84,000,000, a fixed interest rate equal to 5.90% per annum. The AMB-SGP, L.P. Portfolio Non-Pooled
Subordinate Floating Rate Mortgage Loan has an original principal balance of
$21,000,000, an interest rate equal to a fluctuating rate per annum equal to the sum of the one-month LIBOR rate plus 1.35% (as such rate may be adjusted on a monthly basis). Each of the loans in the AMB-SGP, L.P. Portfolio Loan Group has a maturity date of March 5, 2012. The AMB-SGP, L.P. Portfolio Pooled Mortgage
Loan, AMB-SGP, L.P. Portfolio Non-Pooled Pari Passu Companion Loan, the AMB-SGP,
L.P. Portfolio Non-Pooled Subordinate Fixed Rate Mortgage Loan and AMB-SGP, L.P.
Portfolio Non-Pooled Subordinate Floating Rate Mortgage Loan are cross-defaulted with each other. The AMB-SGP, L.P. Portfolio Non-Pooled Pari Passu Companion
Loan, the AMB-SGP, L.P. Portfolio Non-Pooled Subordinate Fixed Rate Mortgage
Loan and AMB-SGP, L.P. Portfolio Non-Pooled Subordinate Floating Rate Mortgage
Loan are not assets of the trust but will be serviced and administered pursuant to the series 2007-PWR15 pooling and servicing agreement.

      Application of Funds. For so long as there exists and is continuing with respect to the AMB-SGP, L.P. Portfolio Loan Group (i) a monetary event of default or (ii) any material non-monetary event of default (unless an AMB-SGP,
L.P. Portfolio Non-Pooled Subordinate Noteholder has cured such monetary or material non-monetary event of default), the related intercreditor agreement requires that all amounts received in respect of the AMB-SGP, L.P. Portfolio
Loan Group (excluding certain required reserves or reimbursements received on account of recoveries in respect of advances and all amounts due, payable or reimbursable to any servicer or the trustee, including without limitation advances made in connection with the AMB-SGP, L.P. Portfolio Loan Group, together with accrued and unpaid interest thereon) be applied, first, to pay accrued and unpaid interest (other than Default Interest) on the AMB-SGP, L.P.
Portfolio Pooled Mortgage Loan and the AMB-SGP, L.P. Portfolio Non-Pooled Pari
Passu Companion Loan, on a pro rata basis according to the respective amounts of interest accrued on those loans, and then to pay principal (until the principal thereof has been fully repaid) payable on the AMB-SGP, L.P. Portfolio Pooled
Mortgage Loan and the AMB-SGP, L.P. Portfolio Non-Pooled Pari Passu Companion
Loan, on a pro rata basis according to their outstanding principal balances, prior to paying interest or principal to the holders of the AMB-SGP, L.P.
Portfolio Non-Pooled Subordinate Loans.

      Prior to such an event of default (or if such an event of default exists but an AMB-SGP, L.P. Portfolio Non-Pooled Subordinate Noteholder has cured that event of default), such amounts (with the same exclusions) will generally be applied to pay: first, accrued and unpaid interest (other than Default Interest)
on the AMB-SGP, L.P. Portfolio Pooled Mortgage Loan and the AMB-SGP, L.P.
Portfolio Non-Pooled Pari Passu Companion Loan, on a pro rata basis according to the respective amounts of interest accrued on those loans; second, certain principal prepayments related to releases and other events related to the
AMB-SGP, L.P. Portfolio Pooled Mortgage Loan, the AMB-SGP, L.P. Portfolio
Non-Pooled Pari Passu Companion Loan, the AMB-SGP, L.P. Portfolio Non-Pooled
Subordinate Fixed Rate Mortgage Loan and the AMB-SGP, L.P. Portfolio Non-Pooled
Subordinate Floating Rate Mortgage Loan on a pro rata basis according to the respective outstanding principal balances of those loans; third, unscheduled voluntary principal prepayments on the AMB-SGP, L.P. Portfolio Pooled Mortgage
Loan, the AMB-SGP, L.P. Portfolio Non-Pooled Pari Passu Companion Loan, the
AMB-SGP, L.P. Portfolio Non-Pooled Subordinate Fixed Rate Mortgage Loan and the
AMB-SGP, L.P. Portfolio Non-Pooled Subordinate Floating Rate Mortgage Loan on a
pro rata basis according to the respective principal balances of those loans;
fourth, principal then due (and other principal prepayments) on the AMB-SGP,
L.P. Portfolio Pooled Mortgage Loan and the AMB-SGP, L.P. Portfolio Non-Pooled
Pari Passu Companion Loan on a pro rata basis according to the respective principal balances of those loans, fifth, reimbursement of cure advances made by the holders of the AMB-SGP, L.P. Portfolio Non-Pooled Subordinate Fixed Rate
Mortgage Loan and the AMB-SGP, L.P. Portfolio Non-Pooled Subordinate Floating
Rate Mortgage Loan on a pro rata basis according to the actual amounts advanced by each such holder; and then to interest and principal due on the AMB-SGP, L.P.
Portfolio Non-Pooled Subordinate Loans and other amounts due on the AMB-SGP,
L.P. Portfolio Loan Group.

      Approval and Consultation Rights. Except under the circumstances described below in this "--Approval and Consultation Rights" section, the applicable master servicer and the applicable special servicer will be required to obtain the prior written consent of the AMB-SGP, L.P. Portfolio Non-Pooled Subordinate
Noteholders or their designee prior to taking any Material Action (which consent may be deemed given under the circumstances contemplated by the related intercreditor agreement); provided, that in the event that the applicable master servicer or the applicable special servicer determines in accordance with the
Servicing Standard that immediate action is necessary to protect the interests of the series 2007-PWR15

                                      S-142

certificateholders, the AMB-SGP, L.P. Portfolio Non-Pooled Pari Passu Companion
Noteholder and the AMB-SGP, L.P. Portfolio Non-Pooled Subordinate Noteholders
(all as a collective whole, taking into account the subordinate nature of the
AMB-SGP, L.P. Portfolio Non-Pooled Subordinate Loans), the applicable master servicer or the applicable special servicer may take any such action without waiting for the response of any AMB-SGP, L.P. Portfolio Non-Pooled Subordinate
Noteholders. In addition, the applicable master servicer or the applicable special servicer will not be obligated to seek approval from the AMB-SGP, L.P.
Portfolio Non-Pooled Subordinate Noteholders or their designee for any actions to be taken by it if: (i) the applicable master servicer or the applicable special servicer, as applicable, or their designee notified the AMB-SGP, L.P.
Portfolio Non-Pooled Subordinate Noteholders or their designee in writing of various actions that the applicable master servicer or the applicable special servicer, as applicable, proposes to take with respect to the workout or liquidation of the AMB-SGP, L.P. Portfolio Loan Group; and (ii) for 30 days following the first such notice, the AMB-SGP, L.P. Portfolio Non-Pooled
Subordinate Noteholders or their designee has objected to all of those proposed actions and has failed to suggest any alternative actions that the applicable master servicer or the applicable special servicer considers to be consistent with the Servicing Standard.

      If and for so long as any AMB-SGP, L.P. Portfolio Change of Control Event exists, then the AMB-SGP, L.P. Portfolio Non-Pooled Subordinate Noteholders will not have the rights and powers described above in this "--Approval and
Consultation Rights" section, and neither the applicable master servicer nor the applicable special servicer will be required to consult with or seek the consent of the AMB-SGP, L.P. Portfolio Non-Pooled Subordinate Noteholders with respect to any Material Action related to the AMB-SGP, L.P. Portfolio Loan Group.
Instead, the series 2007-PWR15 controlling class representative will have such rights and the applicable master servicer or the applicable special servicer will be required to consult with or seek the consent of the series 2007-PWR15 controlling class representative with respect to any Material Action related to the AMB-SGP, L.P. Portfolio Loan Group; provided that without the prior consent of the holder of the AMB-SGP, L.P. Portfolio Non-Pooled Pari Passu Companion
Loan, the applicable master servicer or the applicable special servicer, as the case may be, may not take any of the Material Actions with respect to the
AMB-SGP, L.P. Portfolio Loan Group identified in the second, third, fifth, tenth or fifteenth bullets of the definition of "Material Action" with respect to the
AMB-SGP, L.P. Portfolio Loan Group set forth herein.

      Notwithstanding the foregoing, no advice, direction or objection given or made by the AMB-SGP, L.P. Portfolio Non-Pooled Subordinate Noteholders, the
AMB-SGP, L.P. Portfolio Non-Pooled Pari Passu Companion Noteholder or the series
2007-PWR15 controlling class representative, as contemplated by the preceding paragraphs, may, and the applicable master servicer and the applicable special servicer are each to ignore any advice, direction or objection so given that in its reasonable good faith judgment would:

      o     require or cause the applicable master servicer or the applicable special servicer to violate applicable law, the terms of the
            AMB-SGP, L.P. Portfolio Loan Group or the related pooled mortgage loan intercreditor agreement or any other provision of the series
            2007-PWR15 pooling and servicing agreement, including that party's obligation to act in accordance with the Servicing Standard; or

      o     result in an adverse tax consequence for the trust fund.

      Pursuant to the AMB-SGP, L.P. Portfolio Intercreditor Agreement, the
holders of the AMB-SGP, L.P. Portfolio Loan Group have agreed that (I) any determinations required to be made by the lender with respect to the release or substitution of any the AMB-SGP, L.P. Portfolio Mortgaged Property will be made by the AMB-SGP, L.P. Portfolio Subordinate Noteholders or their designee, unless an AMB-SGP, L.P. Portfolio Change of Control Event has occurred (in which case such determinations will be made by the series 2007-PWR15 controlling class representative on behalf of the trust as the holder of the AMB-SGP, L.P.
Portfolio Pooled Mortgage Loan), using usual standards of practice of prudent institutional commercial lenders servicing similar loans for their own account
(or such other similar standard as may be required by the pooling and servicing agreement) and (II) if an AMB-SGP, L.P. Portfolio Change of Control Event has
not occurred, such determination will be subject to the confirmation of the series 2007-PWR15 controlling class representative on behalf of the trust as the holder of the AMB-SGP, L.P. Portfolio Pooled Mortgage Loan. However, in
connection with certain discretionary matters under the related loan agreement, the right of the series 2007-PWR15 controlling class representative described in clauses (I) or (II) above to make or confirm determinations with respect to those matters will instead be the exclusive right of the holder of the AMB-SGP,
L.P. Portfolio Non-Pooled Pari Passu Companion Loan to the extent that the making or confirmation of such determinations by the holder of the AMB-SGP, L.P.
Portfolio Pooled Mortgage Loan would have an adverse tax consequence on the trust fund formed under the series 2007-PWR15 pooling and servicing agreement;
provided that if the making or confirmation of such determination by the holder of the AMB-SGP, L.P.

                                      S-143

Portfolio Non-Pooled Pari Passu Companion Loan would have adverse tax consequences on any securitization that includes the AMB-SGP, L.P. Portfolio
Non-Pooled Pari Passu Companion Loan or if AMB-SGP, L.P. Portfolio Non-Pooled
Pari Passu Companion Loan has been paid in full, then the making or confirmation of such determinations will be made exclusively by the AMB-SGP, L.P. Portfolio
Subordinate Noteholders.

      The initial holder of the AMB-SGP, L.P. Portfolio Non-Pooled Pari Passu
Companion Loan, the AMB-SGP, L.P. Portfolio Non-Pooled Subordinate Fixed Rate
Mortgage Loan and the AMB-SGP, L.P. Portfolio Non-Pooled Subordinate Floating
Rate Mortgage Loan will be an affiliate of the related sponsor and mortgage loan seller, the applicable master servicer and the applicable special servicer.

      The AMB-SGP, L.P. Portfolio Non-Pooled Subordinate Noteholders may each have relationships and interests that conflict with those of the series
2007-PWR15 certificateholders. They have no obligations to the series 2007-PWR15 certificateholders and each may act solely in its own interests. No series
2007-PWR15 certificateholder may take any action against an AMB-SGP, L.P.
Portfolio Non-Pooled Subordinate Noteholder for acting solely in its own interests.

      Right to Appoint Special Servicer. Notwithstanding any contrary provision of the series 2007-PWR15 pooling and servicing agreement, in connection with the special servicing of the AMB-SGP, L.P. Portfolio Loan Group only, at any time prior to the occurrence of an AMB-SGP, L.P. Portfolio Change of Control Event,
the holders of the AMB-SGP, L.P. Portfolio Non-Pooled Subordinate Loans or their designee may remove the existing special servicer for the AMB-SGP, L.P.
Portfolio Loan Group, with or without cause, and appoint a successor to the special servicer for the AMB-SGP, L.P. Portfolio Loan Group, in which case the designated party will be the special servicer for the AMB-SGP, L.P. Portfolio
Loan Group. However, that appointment will be subject to, among other things, receipt by the trustee of written confirmation from each of the Rating Agencies that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the series 2007-PWR15 certificates.

      Cure and Purchase Rights. Each AMB-SGP, L.P. Portfolio Non-Pooled
Subordinate Noteholder will be entitled (subject to certain terms and conditions set forth in the related intercreditor agreement), whether or not an AMB-SGP,
L.P. Portfolio Change of Control Event has occurred, to cure (1) a monetary event of default within 10 days or (2) a non-monetary event of default (other than a bankruptcy of the related borrower) within 30 days, in each case after the later of its receipt of notice of such event of default or the expiration of the grace period. However, there may not be more than six "cure events" over the life of the AMB-SGP, L.P. Portfolio Loan Group and no single "cure event" may exceed three consecutive months. In addition, the AMB-SGP, L.P. Portfolio
Non-Pooled Subordinate Noteholders will be entitled (subject to certain terms and conditions set forth in the related intercreditor agreement), whether or not an AMB-SGP, L.P. Portfolio Change of Control Event has occurred, to purchase the
AMB-SGP, L.P. Portfolio Pooled Mortgage Loan (in whole but not in part) for a purchase price generally equal to the Purchase Price if (i) any principal or interest payment on the AMB-SGP, L.P. Portfolio Loan Group is 10 or more days delinquent, (ii) the AMB-SGP, L.P. Portfolio Loan Group has been accelerated,
(iii) the principal balance of the AMB-SGP, L.P. Portfolio Loan Group is not paid at maturity, (iv) the related borrower files a petition for bankruptcy, (v)
an event of default under the AMB-SGP, L.P. Portfolio Loan Group occurs and is continuing and the AMB-SGP, L.P. Portfolio Loan Group becomes specially serviced or (vi) the termination of any trust fund holding the AMB-SGP, L.P. Portfolio
Pooled Mortgage Loan. The purchase price will not include any prepayment premium, exit fee, default interest or late charge.

      The Sheraton Universal Hotel Loan Group

      The Sheraton Universal Hotel Pooled Mortgage Loan (which represents 3.0%
of the initial mortgage pool balance and 3.4% of the initial loan group 1 balance) and the Sheraton Universal Hotel Non-Pooled Subordinate Loan have the same borrower and are secured by the same mortgage instrument encumbering the
Sheraton Universal Hotel Mortgaged Property. The Sheraton Universal Hotel
Non-Pooled Subordinate Loan is not an asset of the trust, but will be serviced pursuant to the series 2007-PWR15 pooling and servicing agreement. The Sheraton
Universal Hotel Non-Pooled Subordinate Loan has an outstanding principal balance of $100,000, a fluctuating rate per annum equal to the sum of the one-month
LIBOR rate plus 1.75% and the same maturity date as the Sheraton Universal Hotel
Pooled Mortgage Loan. Set forth below is a general description of the rights granted to the Sheraton Universal Hotel Non-Pooled Subordinate Loan Noteholder
pursuant to the collective arrangements evidenced by the related Mortgage Loan
Group Intercreditor Agreement and the series 2007-PWR15 pooling and servicing agreement.

                                      S-144

      Subject in each case to the satisfaction of various conditions, as of the cut-off date, the borrower under the Sheraton Universal Hotel Loan Group is entitled to request one or more future advances under the Sheraton Universal
Hotel Non-Pooled Subordinate Loan in an aggregate amount up to $11,500,000 (of which $100,000 was funded at the closing of the Sheraton Universal Hotel
Non-Pooled Subordinate Loan) for the payment of costs and expenses associated with the construction of additional improvements at the Sheraton Universal Hotel mortgaged property. If any portion of the Sheraton Universal Hotel Future
Funding Obligations remains undisbursed by the holder of the Sheraton Universal
Hotel Non-Pooled Subordinate Loan immediately following July 26, 2009, such holder will not be obligated to fund any additional future advances to the related borrower directly, but provided no event of default exists under the
Sheraton Universal Hotel Loan Group, such holder will be obligated to fund the remaining unfunded portion of the Sheraton Universal Hotel Non-Pooled
Subordinate Loan into a reserve account. The funds on deposit in such reserve account will be disbursed, first, for the completion of the related construction work at the Sheraton Universal Hotel Mortgaged Property, and, thereafter, for capital improvements as provided in the related loan documents. The amount funded into the reserve account by the holder of the Sheraton Universal Hotel
Future Funding Obligations will be considered to have been disbursed under the
Sheraton Universal Hotel Non-Pooled Subordinate Loan and the related borrower's mortgage loan obligations will include the obligation to repay such amount with interest. See "Appendix D--Summaries of the Twelve Largest Mortgage
Loans--Mortgage Loan No. 6-- Sheraton Universal Hotel-- Additional Indebtedness"
in this prospectus supplement. The holder of the Sheraton Universal Hotel
Non-Pooled Subordinate Loan, and not the trust fund, will be obligated (such obligations, the "Sheraton Universal Hotel Future Funding Obligations") to make any future advance to which the related borrower may become entitled. For purposes of such obligation, such holder is referred to in this prospectus supplement as the related "Sheraton Universal Hotel Future Funding Lender". If the Sheraton Universal Hotel Future Funding Lender makes a future advance under the Sheraton Universal Hotel Non-Pooled Subordinate Loan, the amount of the advance will be added to the principal balance of the Sheraton Universal Hotel
Non-Pooled Subordinate Loan, such amount will accrue interest in the same manner and at the same rate per annum as the other mortgage indebtedness under the
Sheraton Universal Hotel Non-Pooled Subordinate Loan.

      The Sheraton Universal Hotel Future Funding Obligations are currently held by an affiliate of the related mortgage loan seller and may be transferred at any time, in whole or in part, to an entity possessing a long-term unsecured debt rating of "A3" or above by Moody's and "A-" or above by S&P and whose assumption of the Sheraton Universal Hotel Future Funding Obligations has been the subject of a confirmation from each of S&P and Moody's to the effect that such assumption would not result in a qualification, downgrade or withdrawal of any of rating assigned by such Rating Agency to any class of Certificates rated by such Rating Agency.

      The Sheraton Universal Hotel Future Funding Lender has agreed to indemnify and hold harmless the trust fund (among other persons) against any and all losses, claims, damages, costs, expenses and liabilities incurred in connection with, arising out of, or as a result of any act or omission with respect to any obligation of the Sheraton Universal Hotel Future Funding Lender to make a future advance, (i) except to the extent it is finally judicially determined that such losses resulted primarily from the bad faith or willful misconduct of the applicable indemnified party, (ii) other than such as arise out of any failure by the borrower under the Sheraton Universal Hotel Loan Group to make payments or otherwise perform its obligations under the Sheraton Universal Hotel
Loan Group and (iii) other than any indirect, special, incidental, consequential or punitive damages.

      The Sheraton Universal Hotel Future Funding Lender alone will be entitled to (i) determine whether the borrower under the Sheraton Universal Hotel Loan
Group is entitled to receive any future advances under the Sheraton Universal
Hotel Non-Pooled Subordinate Loan, which determination shall be conclusive and binding on the trust fund, (ii) a right to conduct any and all due diligence, loan documentation and prefunding activities in connection with such future advances (including without limitation, reviewing and determining the acceptability of any and all appraisals, environmental site assessment reports, property condition assessment reports and other similar third party reports; any surveys, any endorsement to the related title insurance policy and any additional title insurance policy; any legal opinions; any officers'
certificates; and any financial statements, operating statements and rent rolls or other financial information relating to the related borrower or the Sheraton
Universal Hotel Mortgaged Property), and (iii) deal directly with the related borrower in connection with any such future advance and the satisfaction of any conditions precedent set forth in the related mortgage loan documents. If the related borrower fails to satisfy a condition for a future advance, the Sheraton
Universal Hotel Future Funding Lender will generally have the right (but not the obligation) to waive such condition and fund such future advance.

      Application of Funds. For so long as there exists and is continuing with respect to the Sheraton Universal Hotel Loan Group (i) a monetary event of default or (ii) any material non-monetary event of default, the related intercreditor

                                      S-145

agreement requires that all amounts received in respect of those loans
(excluding certain required reserves; proceeds, awards or settlements to be applied to the restoration or repair of the Sheraton Universal Hotel Mortgaged
Property or released to the related borrower; and reimbursements received on account of recoveries in respect of advances and all amounts due, payable or reimbursable to any servicer or the trustee, including without limitation advances made in connection with the Sheraton Universal Hotel Loan Group, together with accrued and unpaid interest thereon) be applied to pay accrued and unpaid interest (other than Default Interest) and principal (until such amounts have been paid in full) payable on the Sheraton Universal Hotel Pooled Mortgage
Loan prior to paying interest or principal to the holder of the Sheraton
Universal Hotel Non-Pooled Subordinate Loan. Prior to such an event of default
(or if such an event of default exists but the Sheraton Universal Hotel
Non-Pooled Subordinate Noteholder has cured that event of default), such amounts
(with the same exclusions) will generally be applied to pay: first, accrued and unpaid interest (other than Default Interest) on the Sheraton Universal Hotel
Pooled Mortgage Loan; second, principal then due (and principal prepayments on the Sheraton Universal Hotel Pooled Mortgage Loan, in an amount determined on a pro rata basis according to the percentage of the aggregate outstanding principal balances of the Sheraton Universal Hotel Pooled Mortgage Loan and the
Sheraton Universal Hotel Non-Pooled Subordinate Loan represented by the outstanding principal balance of the Sheraton Universal Hotel Pooled Mortgage
Loan); third, reimbursement of cure advances made by the Sheraton Universal
Hotel Non-Pooled Subordinate Noteholder; fourth, accrued and unpaid interest
(other than Default Interest) on the Sheraton Universal Hotel Non-Pooled
Subordinate Loan; fifth, principal then due (and principal prepayments on the
Sheraton Universal Hotel Non-Pooled Subordinate Loan, in an amount determined on a pro rata basis according to the percentage of the aggregate outstanding principal balances of the Sheraton Universal Hotel Pooled Mortgage Loan and the
Sheraton Universal Hotel Non-Pooled Subordinate Loan represented by the outstanding principal balance of the Sheraton Universal Hotel Non-Pooled
Subordinate Loan); and then other amounts due on the Sheraton Universal Hotel
Loan Group.

      Approval and Consultation Rights. Except under the circumstances described below in this "The Sheraton Universal Hotel Loan Group" section, the applicable master servicer and the applicable special servicer will be required to obtain the prior written consent of the Sheraton Universal Hotel Non-Pooled Subordinate
Noteholder prior to taking any Material Action (which consent may be deemed given under the circumstances contemplated by the related intercreditor agreement); provided, that in the event that the applicable master servicer or the applicable special servicer determines in accordance with the Servicing
Standard that immediate action is necessary to protect the interests of the series 2007-PWR15 certificateholders and the Sheraton Universal Hotel Non-Pooled
Subordinate Noteholder (as a collective whole, taking into account the subordinate nature of the Sheraton Universal Hotel Non-Pooled Subordinate Loan),
the applicable master servicer or the applicable special servicer may take any such action without waiting for the Sheraton Universal Hotel Non-Pooled
Subordinate Noteholder's response. In addition, the applicable master servicer or the applicable special servicer will not be obligated to seek approval from the Sheraton Universal Hotel Non-Pooled Subordinate Noteholder for any actions to be taken by it if: (i) the applicable master servicer or the applicable special servicer, as applicable, notified the Sheraton Universal Hotel
Non-Pooled Subordinate Noteholder in writing of various actions that the applicable master servicer or the applicable special servicer, as applicable, proposes to take with respect to the workout or liquidation of the Sheraton
Universal Hotel Loan Group; and (ii) for 30 days following the first such notice, the Sheraton Universal Hotel Non-Pooled Subordinate Noteholder has
objected to all of those proposed actions and has failed to suggest any alternative actions that the applicable master servicer or the applicable special servicer considers to be consistent with the Servicing Standard.

      In addition, the applicable master servicer or special servicer, as applicable, is required to consult with the Sheraton Universal Hotel Non-Pooled
Subordinate Noteholder on a non-binding basis with respect to proposals to take any significant action with respect to the Sheraton Universal Hotel Loan Group or the Sheraton Universal Hotel Mortgaged Property and consider alternative actions recommended by the Sheraton Universal Hotel Non-Pooled Subordinate
Noteholder (but may, in its discretion acting in accordance with the Servicing
Standard reject any advice, objection or recommendation by the Sheraton
Universal Hotel Non-Pooled Subordinate Noteholder) in connection with (i) any adoption or implementation of a business plan submitted by the related borrower with respect to the Sheraton Universal Hotel Mortgaged Property, (ii) the
execution or renewal of any lease (if a lender approval is provided for in the related loan documents), (iii) the release of any escrow held in conjunction with the Sheraton Universal Hotel Mortgage Loan to the related borrower not expressly required by the loan documents, (iv) material alterations on the
Sheraton Universal Hotel Mortgaged Property, if approval by the lender is required by the related loan documents, or (v) the waiver of any notice provision related to prepayment of all or any portion of the Sheraton Universal
Hotel Mortgage Loan. These non-binding consultation rights, however, do not limit any rights (if any) that the Sheraton Universal Hotel Non-Pooled
Subordinate Noteholder may otherwise then have in connection with a Material
Action.

                                      S-146

      If and for so long as any Sheraton Universal Hotel Change of Control Event exists, then the Sheraton Universal Hotel Non-Pooled Subordinate Noteholder will not have the rights and powers described in this "--Approval and Consultation
Rights" section, and neither the applicable master servicer nor the applicable special servicer will be required to consult with or seek the consent of the
Sheraton Universal Hotel Non-Pooled Subordinate Noteholder with respect to any
Material Action related to the Sheraton Universal Hotel Loan Group. Instead, the
series 2007-PWR15 controlling class representative will have such rights and the applicable master servicer or the applicable special servicer will be required to consult with or seek the consent of the series 2007-PWR15 controlling class representative with respect to any Material Action related to the Sheraton
Universal Hotel Loan Group.

      Notwithstanding the foregoing, no advice, direction or objection given or made by the Sheraton Universal Hotel Non-Pooled Subordinate Noteholder or the
series 2007-PWR15 controlling class representative, as contemplated by the second preceding paragraph, may, and the applicable master servicer and the applicable special servicer are each to ignore any advice, direction or objection so given that in its reasonable judgment would:

      o     require or cause the applicable master servicer or the applicable special servicer to violate applicable law, the terms of the loan documents related to the Sheraton Universal Hotel Loan Group or the related intercreditor agreement or any other provision of the series
            2007-PWR15 pooling and servicing agreement, including that party's obligation to act in accordance with the Servicing Standard; or

      o     result in an adverse tax consequence for the trust fund.

      The initial Sheraton Universal Hotel Non-Pooled Subordinate Noteholder
will be an affiliate of the related sponsor and mortgage loan seller, the applicable master servicer and the applicable special servicer.

      The Sheraton Universal Hotel Non-Pooled Subordinate Noteholder may have relationships and interests that conflict with those of the series 2007-PWR15 certificateholders. It has no obligations to the series 2007-PWR15 certificateholders and may act solely in its own interests. No series 2007-PWR15 certificateholder may take any action against the Sheraton Universal Hotel
Non-Pooled Subordinate Noteholder for acting solely in its own interests.

      Right to Appoint Special Servicer. In connection with the special servicing of the Sheraton Universal Hotel Loan Group, at any time prior to the occurrence of a Sheraton Universal Hotel Change of Control Event, the holder of the Sheraton Universal Hotel Non-Pooled Subordinate Loan may remove the existing special servicer for the Sheraton Universal Hotel Loan Group, with or without cause, and appoint a successor to the special servicer for the Sheraton
Universal Hotel Loan Group, in which case the designated party will be the special servicer for the Sheraton Universal Hotel Loan Group. However, that appointment will be subject to, as applicable, among other things, receipt by the trustee of written confirmation from each of the Rating Agencies that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the series 2007-PWR15 certificates.

      Cure and Purchase Rights. The Sheraton Universal Hotel Non-Pooled
Subordinate Noteholder will be entitled (subject to certain terms and conditions set forth in the related intercreditor agreement), whether or not a Sheraton
Universal Hotel Change of Control Event has occurred, to cure (1) a monetary event of default within 5 business days or (2) a non-monetary event of default
(other than a bankruptcy of the related borrower) within 30 days, in each case after the later of its receipt of notice of such event of default or the expiration of the grace period. However, there may not be more than six "cure events" over the life of the Sheraton Universal Hotel Loan Group and no single
"cure event" may exceed three consecutive months. In addition, the Sheraton
Universal Hotel Non-Pooled Subordinate Noteholder will be entitled (subject to certain terms and conditions set forth in the related intercreditor agreement), whether or not a Sheraton Universal Hotel Change of Control Event has occurred, to purchase the Sheraton Universal Hotel Pooled Mortgage Loan (in whole but not in part) for a purchase price generally equal to the Purchase Price if (i) any principal or interest payment on the Sheraton Universal Hotel Loan Group is 10 or more days delinquent, (ii) the Sheraton Universal Hotel Loan Group has been accelerated, (iii) the principal balance of the Sheraton Universal Hotel Loan
Group is not paid at maturity, (iv) the related borrower files a petition for bankruptcy or (v) an event of default under the Sheraton Universal Hotel Loan
Group occurs and continues and the Sheraton Universal Hotel Loan Group becomes specially serviced. The purchase price will not include any prepayment premium, exit fee, default interest or late charge.

                                      S-147

      The Casual Cartage - Northeast Loan Group

      With respect to the mortgaged property identified on Appendix B to this prospectus supplement as Casual Cartage - Northeast, which represents security for approximately 0.1% of the initial mortgage pool balance (and 0.1% of the initial loan group 1 balance), the mortgage on the related mortgaged property also secures a Non-Pooled Subordinate Loan, which had original principal balance of $210,000. The Casual Cartage - Northeast Non-Pooled Subordinate Loan has an
interest rate of 12.75% per annum and an original term of 10 years. The Casual
Cartage - Northeast Pooled Mortgage Loan and the Casual Cartage - Northeast
Non-Pooled Subordinate Loan are cross-defaulted. The Casual Cartage - Northeast
Non-Pooled Subordinate Loan is currently owned by CBA-Mezzanine Capital Finance,
LLC, a third party unaffiliated with the mortgage loan seller. The Casual
Cartage - Northeast Non-Pooled Subordinate Loan will not be an asset of the trust, but the Casual Cartage - Northeast Non-Pooled Subordinate Loan and the
Casual Cartage - Northeast Pooled Mortgage Loan will be serviced pursuant to the series 2007-PWR15 pooling and servicing agreement for the benefit of the holders thereof collectively; provided that payments on the Casual Cartage - Northeast
Non-Pooled Subordinate Loan will be made by the related borrower directly to the
Casual Cartage - Northeast Non-Pooled Subordinate Noteholder until the occurrence of a default under the related mortgage loan. With respect to the
Casual Cartage - Northeast Mortgage Loan Group, the holder of the Casual Cartage
- Northeast Pooled Mortgage Loan and the holder of the Casual Cartage -
Northeast Non-Pooled Subordinate Loan have entered into an intercreditor agreement, which generally provides that, following default or bankruptcy of the borrower or cash flow interruption to the holder of the Casual Cartage -
Northeast Non-Pooled Subordinate Loan, in accordance with notice and other requirements of the intercreditor agreement, the Casual Cartage - Northeast
Non-Pooled Subordinate Noteholder has the right to purchase the Casual Cartage -
Northeast Pooled Mortgage Loan at a purchase price that includes outstanding principal and interest (excluding default interest) of the Casual Cartage -
Northeast Pooled Mortgage Loan, unreimbursed protective or servicing advances
(with interest), reasonable out-of-pocket expenses incurred in enforcing the related mortgage loans and servicing fees for the period prior to repurchase
(excluding "success fees" or termination compensation) but excludes prepayment consideration (unless the related borrower or an affiliate is purchasing such note). Until the right of the Casual Cartage - Northeast Non-Pooled Subordinate
Noteholder to purchase the Casual Cartage - Northeast Pooled Mortgage Loan has
expired, material loan modifications affecting lien priority or the borrower's monetary obligations require the consent of the Casual Cartage - Northeast
Non-Pooled Subordinate Noteholder. The Casual Cartage - Northeast Non-Pooled
Subordinate Noteholder will not have the right to enter into modifications of the Casual Cartage - Northeast Non-Pooled Subordinate Loan without the consent of the holder of the Casual Cartage - Northeast Pooled Mortgage Loan.

      The Casual Cartage - Southwest Loan Group

      With respect to the mortgaged property identified on Appendix B to this prospectus supplement as Casual Cartage - Southwest, which represents security for approximately 0.1% of the initial mortgage pool balance (and 0.1% of the initial loan group 1 balance), the mortgage on the related mortgaged property also secures a Non-Pooled Subordinate Loan, which had original principal balance of $165,000. The Casual Cartage - Southwest Non-Pooled Subordinate Loan has an
interest rate of 12.75% per annum and an original term of 10 years. The Casual
Cartage - Southwest Pooled Mortgage Loan and the Casual Cartage - Southwest
Non-Pooled Subordinate Loan are cross-defaulted. The Casual Cartage - Southwest
Non-Pooled Subordinate Loan is currently owned by CBA-Mezzanine Capital Finance,
LLC, a third party unaffiliated with the mortgage loan seller. The Casual
Cartage - Southwest Non-Pooled Subordinate Loan will not be an asset of the trust, but the Casual Cartage - Southwest Non-Pooled Subordinate Loan and the
Casual Cartage - Southwest Pooled Mortgage Loan will be serviced pursuant to the series 2007-PWR15 pooling and servicing agreement for the benefit of the holders thereof collectively; provided that payments on the Casual Cartage - Southwest
Non-Pooled Subordinate Loan will be made by the related borrower directly to the
Casual Cartage - Southwest Non-Pooled Subordinate Noteholder until the occurrence of a default under the related mortgage loan. With respect to the
Casual Cartage - Southwest Mortgage Loan Group, the holder of the Casual Cartage
- Southwest Pooled Mortgage Loan and the holder of the Casual Cartage -
Southwest Non-Pooled Subordinate Loan have entered into an intercreditor agreement, which generally provides that, following default or bankruptcy of the borrower or cash flow interruption to the holder of the Casual Cartage -
Southwest Non-Pooled Subordinate Loan, in accordance with notice and other requirements of the intercreditor agreement, the Casual Cartage - Southwest
Non-Pooled Subordinate Noteholder has the right to purchase the Casual Cartage -
Southwest Pooled Mortgage Loan at a purchase price that includes outstanding principal and interest (excluding default interest) of the Casual Cartage -
Southwest Pooled Mortgage Loan, unreimbursed protective or servicing advances
(with interest), reasonable out-of-pocket expenses incurred in enforcing the related mortgage loans and servicing fees for the period prior to repurchase
(excluding "success fees" or termination compensation) but excludes prepayment consideration (unless the related borrower or an affiliate is purchasing such note). Until the right of the Casual Cartage - Southwest Non-Pooled Subordinate
Noteholder to

                                      S-148

purchase the Casual Cartage - Southwest Pooled Mortgage Loan has expired, material loan modifications affecting lien priority or the borrower's monetary obligations require the consent of the Casual Cartage - Southwest Non-Pooled
Subordinate Noteholder. The Casual Cartage - Southwest Non-Pooled Subordinate
Noteholder will not have the right to enter into modifications of the Casual
Cartage - Southwest Non-Pooled Subordinate Loan without the consent of the holder of the Casual Cartage - Southwest Pooled Mortgage Loan.

      OTHER PROPERTY-SECURED FINANCING AND MEZZANINE AND SIMILAR FINANCING

      Existing (Secured Financing and Mezzanine and Similar Financing)

      The following table summarizes information regarding:

      o     existing secondary financing secured by the mortgaged property
            (other than in connection with split loan structures), and/or

      o     existing mezzanine and similar financing incurred by one or more owners of the borrower that is secured by a pledge of all or a portion of that owner's direct or indirect equity interests in the borrower.

                                                                                                           TRANSFER OF
                                                                                                           MORE THAN
                                                                                                              49%
                                                                                                          INTEREST IN
                                                                                               OTHER      OTHER LOAN
                                                                                               LENDER         IS
                                                                      OTHER        OTHER        HAS       PROHIBITED    OTHER LOAN
                                                                   LENDER HAS     LENDER     DEFAULTED      WITHOUT    IS PRESENTLY
                                                                    EXECUTED     HAS CURE      LOAN         RATING        HELD BY
                            % OF                                     OR WILL      RIGHTS     PURCHASE       AGENCY        RELATED
                           INITIAL                      ORIGINAL     EXECUTE        FOR       OPTION     CONFIRMA-TION   MORTGAGE
                          MORTG-AGE                    PRINCIPAL   INTERCRED-IT  MORTGAGE     FOR THE     (UNLESS TO    LOAN SELLER
 MORTGAGE LOAN/PROPERTY     POOL                       AMOUNT OF   OR SIMILAR      LOAN      MORTGAGE     A QUALIFIED     (OR AN
    PORTFOLIO NAMES        BALANCE   TYPE OF DEBT      OTHER DEBT   AGREEMENT    DEFAULTS      LOAN       TRANSFEREE)   AFFILIATE)
------------------------  --------- ----------------  -----------  ------------  --------    --------    -------------  ------------

Summit Place Office         2.8%    Property-secured  $15,968,050      Yes          Yes          No           No            No
Laurel Mall                 1.3%      Mezzanine        $3,550,000      Yes          Yes         Yes          Yes            Yes
Cabot Oil & Gas Building    0.8%      Mezzanine        $5,250,000      Yes          Yes         Yes          Yes            Yes
One Corporate Center I
   and III                  0.6%    Mezzanine (1)      $1,000,000      Yes          Yes         Yes           No            Yes
Greene Tech Building        0.1%    Property-secured    $650,000       Yes           No          No           No            No

(1)   The owners of the related borrower are entitled to incur additional mezzanine indebtedness in the future. See "--Permitted In Future (Secured
      Financing and Mezzanine and Similar Financing)" below.

      Except as otherwise indicated in the table:

      o     in cases where the transfer of the other loan is restricted, any transferee of all or a greater than 49% interest in the mezzanine loan must meet certain financial and other qualifications, unless confirmation has been obtained from each Rating Agency that the transfer would not result in the downgrade, withdrawal or
            qualification of the then current ratings on the series 2007-PWR15 certificates; and

      o     in cases where the other lender has a purchase option, if the pooled mortgage loan is in default beyond the expiration of applicable grace and cure periods, the junior lender generally has the right to purchase the pooled mortgage loan, in whole and not in part, for a price that is not less than the outstanding principal balance thereof and all accrued and unpaid interest thereon (but generally excluding any late payment fees, default interest or prepayment premium).

                                      S-149

      Permitted In Future (Secured Financing and Mezzanine and Similar
Financing)

      The following table summarizes information regarding the circumstances under which the borrowers or their owners are permitted to incur:

      o     secondary financing secured by the mortgaged property (other than future advances under the Sheraton Universal Hotel Non-Pooled
            Subordinate Loan), and/or

      o     mezzanine and similar financing secured by a pledge of all or a portion of an owner's direct or indirect equity interests in the borrower.

                                      S-150

                                                                                          MINIMUM
                                                                              OTHER      COMBINED
                                                                             LENDER        DEBT        MAXIMUM
                                                                              MUST        SERVICE      COMBINED
                                % OF                          MAXIMUM        EXECUTE    OR COVERAGE   LTV RATIO     MORTGAGE LENDER
                               INITIAL                       PRINCIPAL     INTERCREDIT   RATIO OF         OF          ALLOWED TO
    MORTGAGE                  MORTGAGE       TYPE OF           AMOUNT          OR        MORTGAGE      MORTGAGE     REQUIRE RATING
 LOAN/PROPERTY                  POOL          DEBT         PERMITTED (IF     SIMILAR     LOAN AND      LOAN AND         AGENCY
PORTFOLIO NAMES                BALANCE      PERMITTED      SPECIFIED) (1)   AGREEMENT   OTHER LOAN    OTHER LOAN     CONFIRMATION
--------------------------    --------    ---------------  --------------  -----------  -----------   ----------    ----------------

World Market Center II          12.3%       Mezzanine          N/A            Yes           1.61x         69%            Yes
Sterling Jewelers
    Headquarters                1.1%        Mezzanine          N/A            Yes           1.05x         90%            Yes
One Corporate Center I and                  Mezzanine
    III                         0.6%          ((2))         $3,600,000        Yes           1.05x         85%            Yes
The Shoppes of Long Grove       0.4%        Mezzanine          N/A            Yes           1.20x         80%            Yes
6101 Cane Run Road                          Mezzanine
                                                or
                                          Property-Secured
                                0.4%           (3)             N/A            Yes           1.15x         80%            Yes
Kossman Portfolio               0.4%        Mezzanine          N/A            Yes           1.15x         75%            Yes
Capital East                    0.3%        Mezzanine          N/A            Yes           1.10x         80%            Yes
Hagemeyer Headquarters
Office Building                 0.3%        Mezzanine          N/A            Yes           1.20x         80%            Yes
Copiague Retail Center          0.3%        Mezzanine          N/A            Yes           1.05x         85%            Yes
90 E Street                     0.2%        Mezzanine          N/A            Yes           1.20x         80%            Yes
Islandia Retail Center          0.2%        Mezzanine          N/A            Yes           1.05x         85%            Yes
A-American Beaumont             0.2%      Property-secured     N/A            Yes           1.28x         70%            Yes
A-American Sylmar               0.2%      Property-secured     N/A            Yes           1.21x         75%            Yes
Dollar General II

    (Pool 4)                    0.1%        Mezzanine          N/A            Yes           1.07x         85%            Yes
865 Bridgeport Avenue           0.1%        Mezzanine          N/A            Yes           1.20x         65%            Yes
Dollar General II
    (Pool 5)                    0.1%        Mezzanine          N/A            Yes           1.07x         85%            Yes
Dollar General II
    (Pool 1)                    0.1%        Mezzanine          N/A            Yes           1.07x         85%            Yes
Dollar General II
    (Pool 2)                    0.1%        Mezzanine          N/A            Yes           1.07x         85%            Yes
Dollar General II
    (Pool 6)                    0.1%        Mezzanine          N/A            Yes           1.07x         85%            Yes
1 Trap Falls Road             Less than
                                0.1%        Mezzanine          N/A            Yes           1.30x         50%            Yes

(1)   Indicates the maximum principal amount (if any) that is specifically stated in the mortgage loan documents and does not take account of any restrictions that may be imposed at any time by operation of any debt service coverage ratio or loan-to-value ratio conditions.

(2)   In addition to the mezzanine indebtedness that is permitted in the future, the owners of the related borrower have incurred existing mezzanine indebtedness. The amount of existing mezzanine indebtedness is included in the maximum amount of mezzanine debt shown in this table. Replacement mezzanine debt is also permitted in connection with the refinancing of the mezzanine debt shown hereon up to a an amount that satisfies a maximum combined 85% loan-to-value ratio and minimum combined debt service coverage ratio of 1.10x. See "--Existing (Secured Financing and Mezzanine
      and Similar Financing)" above.

(3)   Either property-secured or mezzanine indebtedness is permitted, subject to the conditions shown in this table.

                                      S-151

      Additional Related Information

      In addition, there may be other mortgage loans that we intend to include in the trust fund, as to which direct and indirect equity owners of the related borrower have pledged or are permitted in the future to pledge their respective equity interests to secure financing, or as to which the related borrower is permitted to incur subordinate debt secured by the related mortgaged property.

      See "Legal Aspects of Mortgage Loans--Subordinate Financing" in the
accompanying prospectus and "Risk Factors--A Borrower's Other Loans May Reduce
the Cash Flow Available to the Mortgaged Property Which May Adversely Affect
Payment on Your Certificates; Mezzanine Financing Reduces a Principal's Equity
in, and Therefore Its Incentive to Support, a Mortgaged Property" in this prospectus supplement.

      The pooled mortgage loans generally do not prohibit indebtedness secured by equipment or other personal property located at the mortgaged property.

      OTHER ADDITIONAL FINANCING

      With respect to Twenty-four (24) of the pooled mortgage loans, representing 4.5% of the initial mortgage pool balance (which pooled mortgage loans consist of twenty-two (22) pooled mortgage loans in loan group 1, representing 3.8% of the initial loan group 1 balance, and two (2) pooled mortgage loans in loan group 2, representing 9.8% of the initial loan group 2 balance), the borrower is not a special purpose entity. In general, borrowers that are not special purposes entities, and certain other borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents, are not prohibited from incurring additional debt, which may include debt that is secured by other property owned by the borrower, and the owners of such borrowers are not prohibited from incurring mezzanine debt secured by pledges of their equity interests in those borrowers. Certain of these borrowers and owners may have already incurred such additional debt.

      The mortgage loans generally do not prohibit the related borrower from incurring other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of business, or from incurring indebtedness secured by equipment or other personal property located at the mortgaged property. In some cases, this debt has included or may include loans from affiliates, members or partners.

      With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Sheraton Universal
Hotel, representing 3.0% of the initial mortgage pool balance (and 3.4% of the initial loan group 1 balance), the borrower is permitted to incur debt to its owners, provided that such debt is unsecured, is expressly subordinate to the related pooled mortgage loan, is in the amount not to exceed $1,000,000, is for a term of less than 90 days, provides by its terms that the borrower's owner will not be entitled to receive any debt service payments after the occurrence and during the continuance of an event of default under the related pooled mortgage loan and is payable only out of, and to the extent of, net cash flow after debt service.

      With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Charlotte Marriott
SouthPark, representing 0.8% of the initial mortgage pool balance (and 0.9% of the initial loan group 1 balance), the borrower has incurred unsecured subordinate debt in the amount of $8,000,000 from affiliates of the related borrower. The related affiliates have executed a subordination and standstill agreement.

      With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Potomac Gardens, representing 0.7% of the initial mortgage pool balance (and 6.6% of the initial loan group 2 balance), the borrower is permitted to incur unsecured subordinate debt up to the amount of $1,005,000 from affiliates of the related borrower, subject to certain conditions, including the execution of a subordination and standstill agreement.

      With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Riverwalk Marketplace, representing 0.5% of the initial mortgage pool balance (and 0.6% of the initial loan group 1 balance), the borrower has, in connection with purchase contract price adjustments, incurred $1,753,847 of unsecured subordinate debt that is contingent upon the property's achieving certain economic performance thresholds. The parent of the borrower has guaranteed the full amount of such contingent debt.

                                      S-152

      With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Courtyard Novato Marin
- Sonoma, representing 0.4% of the initial mortgage pool balance (and 0.4% of the initial loan group 1 balance), the borrower has incurred unsecured subordinate debt in the amount of $2,000,000 from affiliates of the related borrower. The related affiliates have executed a subordination and standstill agreement.

      With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Triangle at Kings
Mills, representing 0.2% of the initial mortgage pool balance (and 0.2% of the initial loan group 1 balance), the loan documents permit the related borrower to incur future unsecured subordinate indebtedness from the managing member or affiliate of the managing member of the related borrower, up to a maximum principal amount of $248,000, solely to finance costs and expenses related to the operation of the mortgaged property, and subject to certain conditions, including the execution of a subordination and standstill agreement.

      With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as 10 5th Street, representing 0.1% of the initial mortgage pool balance (and 0.1% of the initial loan group 1 balance), the borrower is permitted to incur unsecured subordinate debt from members of the related borrower, subject to certain conditions, including the execution of a subordination and standstill agreement.

      We make no representation with respect to the pooled mortgage loans as to whether any other secured subordinate financing currently encumbers any mortgaged property, whether any borrower is the obligor on any material unsecured debt or whether a third party holds debt secured by a pledge of an equity interest in any related borrower. See "Legal Aspects of the Mortgage
Loans--Subordinate Financing" in the accompanying prospectus and "Risk
Factors--A Borrower's Other Loans May Reduce The Cash Flow Available To The
Mortgaged Property Which May Adversely Affect Payment On Your Certificates;
Mezzanine Financing Reduces a Principal's Equity in, and Therefore Its Incentive
to Support, a Mortgaged Property" in this prospectus supplement.

      Additional Collateral.

      One hundred and fifty-seven (157) of the pooled mortgage loans, representing 78.2% of the initial mortgage pool balance (which pooled mortgage loans consist of 126 pooled mortgage loans in loan group 1, representing 78.1%
of the initial loan group 1 balance, and 31 pooled mortgage loans in loan group
2, representing 79.1% of the initial loan group 2 balance) have the benefit of either upfront and/or continuing cash reserves that are to be maintained for specified periods and/or purposes, such as taxes and insurance, deferred maintenance, environmental remediation, debt service, tenant improvements and leasing commissions and capital improvements. See Appendix B to this prospectus supplement for further information with respect to reserves.

      Cash Management Agreements/Lockboxes.

      Fifty-seven (57) of the pooled mortgage loans, representing 55.2% of the initial mortgage pool balance (which pooled mortgage loans consist of
Fifty-seven (57) pooled mortgage loans in loan group 1, representing 61.9% of the initial loan group 1 balance), generally provide that rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged properties will be subject to a cash management/lockbox arrangement.

      Appendix B to this prospectus supplement sets forth (among other things)
the type of provisions (if any) for the establishment of a lockbox under the terms of each pooled mortgage loan. The following is a description of each type of provision:

      o     Hard. The related borrower is required to instruct the tenants and other payors to pay all rents and other revenue directly to an account controlled by the applicable servicer on behalf of the trust. Such revenue generally is either (a) swept and remitted to the related borrower unless a default or other "trigger" event under the related mortgage loan documents has occurred or (b) not made immediately available to the related borrower, but instead is forwarded to a cash management account controlled by the applicable servicer on behalf of the trust and then applied according to the related mortgage loan documents, which typically contemplate application to sums payable under the related mortgage loan and, in certain transactions, to expenses at the related mortgaged property, with any excess remitted to the related borrower.

                                      S-153

      o     Soft, Springing Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or the property manager and then forwarded to an account controlled by the applicable servicer on behalf of the trust fund.
            Until the occurrence of certain specified "trigger" events, which typically include an event of default under the mortgage loan, such revenue is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower.
            Upon the occurrence of such a trigger event, the mortgage loan documents require the related borrower to instruct tenants and other payors to pay directly into an account controlled by the applicable servicer on behalf of the trust fund; the revenue is then applied by the applicable servicer on behalf of the trust fund according to the related mortgage loan documents.

      o     Soft. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the borrower or the property manager and forwarded to an account controlled by the applicable servicer on behalf of the trust fund. The funds are then either made available to the related borrower or are applied by the applicable servicer on behalf of the trust fund according to the related mortgage loan documents.

      o     Springing Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or property manager. Upon the occurrence of certain specified "trigger" events, which typically include an event of default under the mortgage loan, the mortgage loan documents contemplate establishment of a hard lockbox and require the related borrower to instruct tenants to pay directly into an account controlled by the applicable servicer on behalf of the trust fund;
            the revenue is then applied by the applicable servicer on behalf of the trust fund according to the related mortgage loan documents.

      o     None. Revenue from the related mortgaged property is paid to the related borrower and is not subject to a lockbox as of the Issue
            Date, and no lockbox is contemplated to be established during the mortgage loan term.

      In connection with any hard lockbox, income deposited directly into the related lockbox account may not include amounts paid in cash that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties considered to have a hard lockbox, cash, "over-the-counter" receipts and in some cases, credit card receipts may be deposited into the lockbox account by the property manager. Pooled mortgage loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the trust fund.

      Hazard Insurance.

      See "Servicing of the Mortgage Loans Under the Series 2007-PWR15 Pooling
and Servicing Agreement--Maintenance of Insurance" in this prospectus supplement and "Description of the Pooling and Servicing Agreements--Hazard Insurance
Policies" in the accompanying prospectus for a description of the obligations of the master servicers and the special servicers with respect to the enforcement of the obligations of the borrowers under the mortgage loan documents and other matters related to the maintenance of insurance.

      Each borrower under a pooled mortgage loan is required to maintain all insurance required by the terms of the loan documents in the amounts set forth therein, which will be obtained from an insurer meeting the requirements of the loan documents. This includes a fire and hazard insurance policy with extended coverage. Certain mortgage loans may permit the hazard insurance policy to be maintained by a tenant of the mortgaged property, or may permit the borrower or a tenant to self-insure. The coverage of each policy will generally be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of (a) the full replacement cost of the improvements that are security for the subject pooled mortgage loan, with no deduction for depreciation, and (b) the outstanding principal balance owing on that mortgage loan, but in any event, in an amount sufficient to avoid the application of any coinsurance clause.

      If, on the date of origination of a mortgage loan, a material portion of the improvements on a mortgaged property was in an area identified in the
Federal Register by the Federal Emergency Management Agency ("FEMA") as having special flood hazards (and such flood insurance is required by FEMA and has been made available), the loan documents generally

                                      S-154

require flood insurance meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage of at least the lesser of (a) the outstanding principal balance of the mortgage loan and (b) the maximum amount of flood insurance available for the mortgaged property permitted by FEMA.

      Tenant Matters.

      Described and listed below are special considerations regarding tenants at the mortgaged properties securing the mortgage loans that we intend to include in the trust fund--

      o     Sixty-six (66) mortgaged properties (certain of which secure multi-property mortgage loans), representing security for 16.5% of the initial mortgage pool balance (and 18.6% of the initial loan group 1 balance), are either wholly owner-occupied or leased to a single tenant.

      o     Some of the mortgaged properties that are office, industrial or retail properties may have a tenant that has ceased to occupy its space at a mortgaged property but continues to pay rent under its lease.

      o     Certain of the multifamily rental properties have material tenant concentrations of students or military personnel.

      o     Certain of the multifamily rental properties consist of senior housing.

      o     Certain of the multifamily rental properties receive rent subsidies from the United States Department of Housing and Urban Development
            under its Section 8 program or otherwise.

      o     Certain of the multifamily rental properties are subject to local rent control and rent stabilization laws.

      o     There may be several cases in which a particular entity is a tenant at more than one of the mortgaged properties, and although it may not be one of the three largest tenants at any of those properties, it is significant to the success of the properties in the aggregate.

      o     With respect to certain of the mortgage loans, the related borrower has given to certain tenants a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and this provision, if not waived, may impede the mortgagee's ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure proceeds. Generally, these rights do not apply to a transfer arising out of foreclosure or a deed in lieu of foreclosure, but the applicable tenant typically retains its right of first refusal following foreclosure or a deed in lieu of foreclosure, and any sale by the lender or other new lender would be subject to such right. In addition, a right of first refusal may be conferred by statute to mobile home owners through their owners' association; however, such right does not apply to a transfer arising out of foreclosure or a deed in lieu of foreclosure.

      o     With respect to certain of the mortgage loans, the sole tenant or a significant tenant at the related mortgaged property is affiliated with the related borrower.

      o     Included in the mortgaged properties are Six (6) medical office properties, identified on Appendix B to this prospectus supplement, securing 1.6% of the initial mortgage pool balance (and 1.8% of the initial loan group 1 balance). Portions of other mortgaged properties may be utilized as medical offices. The performance of a medical office property may depend on (i) the proximity of such property to a hospital or other health care establishment and (ii)
            reimbursements for patient fees from private or government-sponsored insurers. Issues related to reimbursement (ranging from non-payment to delays in payment) from such insurers could adversely affect cash flow at such mortgaged property.

                                      S-155

ASSESSMENTS OF PROPERTY VALUE AND CONDITION

      Appraisals.

      In connection with the origination of each pooled mortgage loan or in connection with this offering, an appraisal was conducted in respect of the related mortgaged property by an independent appraiser that was state-certified and/or a Member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform,
Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. In certain cases, appraisals may reflect "as stabilized" values reflecting certain assumptions such as future construction completion, projected re-tenanting or increased tenant occupancies. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the cut-off date is presented in this prospectus supplement for illustrative purposes only. None of these appraisals are more than 12 months old as of the cut-off date.

      Environmental Assessments.

      Except for mortgaged properties that are the subject of environmental insurance obtained in lieu of a Phase I environmental site assessment as described under "--Environmental Insurance" below, all of the mortgaged properties securing the pooled mortgage loans have been subject to environmental site assessments by a third-party consultant, or in some cases an update of a previous assessment or transaction screen, in connection with the origination of the pooled mortgage loans. In some cases, a Phase II site assessment was also performed. In certain cases, these environmental assessments revealed conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property or nearby properties, abate or remediate the condition, and/or provide additional security such as letters of credit, reserves, secured creditor impaired property policy, environmental insurance policy or pollution limited liability environmental impairment policy or environmental indemnification. None of these environmental assessments are more than 12 months old as of the cut-off date, except in the case of one (1) mortgaged property, representing security for 3.1% of the initial mortgage pool balance (and 3.5% of the initial loan group 1 balance), for which the related environmental assessment is not more than 20 months old as of the cut-off date. See "Risk Factors--Environmental Conditions of the
Mortgaged Properties May Subject the Trust Fund to Liability Under Federal and
State Laws, Reducing the Value and Cash Flow of the Mortgaged Properties, Which
May Result in Reduced Payments on Your Offered Certificates" in this prospectus supplement.

      Property Condition Assessments.

      In general, a licensed engineer, architect or consultant inspected the related mortgaged property, in connection with the origination of each of the pooled mortgage loans or in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties and properties for which the borrower's interest consists of a fee interest solely on the land and not any improvements, for the mortgaged properties in connection with the origination of the related pooled mortgage loan or in connection with this offering. None of these engineering reports are more than 12 months old as of the cut-off date, except in the case of one (1)
mortgaged property, representing security for 3.1% of the initial mortgage pool balance and 3.5% of the initial loan group 1 balance), for which the related engineering reports are not more than 21 months old as of the cut-off date. See
"Risk Factors--Property Inspections and Engineering Reports May Not Reflect All
Conditions That Require Repair on a Mortgaged Property" in this prospectus supplement. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

                                      S-156

      Seismic Review Process.

      In general, the underwriting guidelines applicable to the origination of the pooled mortgage loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario. This percentage of the replacement cost is expressed in terms of probable maximum loss ("PML"), probable loss ("PL"), or scenario expected loss ("SEL"). Generally, any of the pooled mortgage loans as to which the property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost, would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting) or be conditioned on satisfactory earthquake insurance, or be structured with recourse to an individual guarantor for a portion of the loan amount.

      Zoning and Building Code Compliance.

      Each mortgage loan seller took steps to establish that the use and operation of the mortgaged properties that represent security for its pooled mortgage loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but we cannot assure you that such steps revealed all possible violations.
Evidence of such compliance may have been in the form of legal opinions, zoning consultants reports, confirmations from government officials, title insurance endorsements, survey endorsements and/or representations by the related borrower contained in the related mortgage loan documents. Violations may be known to exist at any particular mortgaged property, but the related mortgage loan seller has informed us that it does not consider any such violations known to it to be material.

      Environmental Insurance.

      Forty-six (46) of the mortgaged properties, representing security for 7.0%
of the initial mortgage pool balance (which mortgaged properties consist of forty-two (42) mortgaged properties representing security for 7.4% of the initial loan group 1 balance and four (4) mortgaged properties representing security for 3.5% of the initial loan group 2 balance), are each the subject of a group secured creditor impaired property policy or an individual secured creditor impaired property policy, environmental insurance policy or pollution legal liability environmental impairment policy. In the case of each of these policies, the insurance was obtained to provide coverage to the holder of the pooled mortgage loan for certain losses that may arise from certain known or suspected adverse environmental conditions that exist or may arise at the related mortgaged property or was obtained in lieu of a Phase I environmental site assessment, in lieu of a recommended or required Phase II environmental site assessment, in lieu of a non-recourse carve-out for environmental matters or in lieu of an environmental indemnity from a borrower principal or a high net-worth entity. These policies will be assigned to the trust. The premiums for these policies have been or, as of the date of initial issuance of the series
2007-PWR15 certificates, will have been paid in full.

      In general, each of the secured creditor impaired property, environmental insurance or pollution limited liability environmental impairment policies referred to above provides coverage with respect to the subject pooled mortgage loans for one or more of the following losses, subject to the coverage limits discussed below, and further subject to each policy's conditions and exclusions:

      o     if during the term of a policy, a borrower defaults under its mortgage loan and adverse environmental conditions exist at levels above legal limits on the related underlying real property, the insurer will indemnify the insured for the outstanding principal balance (or in some cases, a lesser specified amount) of the related mortgage loan on the date of the default, together with accrued interest from the date of default until the date that the
            outstanding principal balance is paid; or

      o     if the insured becomes legally obligated to pay as a result of a claim first made against the insured and reported to the insurer during the term of a policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from an underlying real property, the insurer will pay the lesser of a specified amount and the amount of that claim; and/or

                                      S-157

      o     if the insured enforces the related mortgage, the insurer will thereafter pay the lesser of a specified amount and the amount of the legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired underlying real property, provided that the appropriate party reported those conditions to the government in accordance with applicable law.

      The secured creditor impaired property, environmental insurance and pollution limited liability impairment environmental policies do not cover adverse environmental conditions that the insured first became aware of before the term of the policy unless those conditions were disclosed to the insurer before the policy was issued. The policies also do not insure against any liability resulting from the presence of asbestos containing materials, radon gas or lead paint. However, property condition assessments or engineering surveys were conducted for the mortgaged properties covered by the policies. If the related report disclosed the existence of material amounts of lead based paint, asbestos containing materials or radon gas affecting such a mortgaged property, the related borrower was required to remediate the condition before the closing of the related pooled mortgage loan, establish a reserve from loan proceeds in an amount considered sufficient by the mortgage loan seller or agree to establish an operations and maintenance plan.

      The secured creditor impaired property, environmental insurance and pollution limited liability environmental policies may contain additional limitations and exclusions, such as an exclusion from coverage for mold and other microbial contamination, and a limitation that coverage be limited to the lesser of the outstanding loan balance or post-foreclosure cleanup cost, further subject to policy limits.

      The group secured creditor impaired property policy generally requires that the appropriate party associated with the trust report a claim during the term of the policy, which generally extends five years beyond the term of each covered mortgage loan. No individual claim under the group policy may exceed
$5,937,500.

      Except as described above with respect to certain pooled mortgage loans, there is no deductible under the secured creditor impaired property, environmental insurance and pollution limited liability impairment environmental policies.

      In general, the applicable master servicer will be required to report any claims of which it is aware that arise under a secured credit impaired property, environmental insurance or pollution limited liability impairment environmental policy relating to a mortgage loan while that loan is not a specially serviced mortgage loan and the applicable special servicer will be required to report any claims of which it is aware that arise under the policy while that loan is a specially serviced mortgage loan or the related mortgaged property has become an
REO property.

      Each insurance policy referred to above has been issued or, as of the date of initial issuance of the series 2007-PWR15 certificates, will have been issued.

LOAN PURPOSE

      Sixty-six (66) of the pooled mortgage loans, representing 36.7% of the initial mortgage pool balance (which pooled mortgage loans consist of sixty (60)
pooled mortgage loans in loan group 1, representing 38.7% of the initial loan group 1 balance, and six (6) pooled mortgage loans in loan group 2, representing
20.7% of the initial loan group 2 balance), were originated in connection with the borrower's acquisition of the mortgaged property that secures such mortgage loan. One hundred and forty (140) of the pooled mortgage loans, representing
63.3% of the initial mortgage pool balance (which pooled mortgage loans consist of one hundred and ten (110) pooled mortgage loans in loan group 1, representing
61.3% of the initial loan group 1 balance, and thirty (30) pooled mortgage loans in loan group 2, representing 79.3% of the initial loan group 2 balance), were originated in connection with the borrower's refinancing of a previous mortgage loan.

ADDITIONAL MORTGAGE LOAN INFORMATION

      Each of the tables presented in Appendix A to this prospectus supplement sets forth selected characteristics of the mortgage pool presented, where applicable, as of the cut-off date. For a detailed presentation of certain of the characteristics of the pooled mortgage loans and the related mortgaged properties, on an individual basis, see Appendix B and Appendix C to this prospectus supplement, and for a brief summary of the twelve (12) largest mortgage loans or groups of cross-collateralized loans in the mortgage pool, see
Appendix D to this prospectus supplement. Additional information regarding the pooled mortgage loans is contained (a) in this prospectus supplement under "Risk
Factors" and elsewhere in this

                                      S-158

"Description of the Mortgage Pool" section and (b) under "Legal Aspects of
Mortgage Loans" in the accompanying prospectus.

      For purposes of the numbers presented in this prospectus supplement as well as the tables in Appendix A and for the information presented in Appendix
B, Appendix C and Appendix D:

      (1)   References to "U/W DSCR" are references to "Underwritten Debt
            Service Coverage Ratios". In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. For purposes of this prospectus supplement (unless specifically stated otherwise), including for the tables in Appendix A and the information presented in Appendix B,
            Appendix C and Appendix D, the "Underwritten Debt Service Coverage
            Ratio" or "U/W DSCR" for any pooled mortgage loan is calculated pursuant to the definition thereof under the "Glossary" in this prospectus supplement. Except as otherwise specifically stated:

            o     the debt service coverage ratio information presented in this prospectus supplement with respect to the AMB-SGP, L.P.
                  Portfolio Pooled Mortgage Loan reflects the debt service
                  payable under that pooled mortgage loan and the AMB-SGP, L.P.
                  Portfolio Non-Pooled Pari Passu Companion Loan but does not reflect the debt service payable on either AMB-SGP, L.P.
                  Portfolio Non-Pooled Subordinate Loan, and, for the foregoing purposes, in connection with the AMB-SGP, L.P. Portfolio
                  Non-Pooled Pari Passu Companion Loan, which bears interest from time to time at an annual rate equal to one-month LIBOR plus 0.81%, we assumed that one-month LIBOR is equal to 5.50%
                  per annum at all times,

            o     the debt service coverage ratio information presented in this prospectus supplement with respect to the Sheraton Universal
                  Hotel Loan Group reflects the debt service payable under that pooled mortgage loan but does not reflect the debt service payable on the Sheraton Universal Hotel Non-Pooled Subordinate
                  Loan (including any additional debt service that may become due under any additional indebtedness that may be incurred pursuant to any requests by the related borrower to receive one or more future advances under the Sheraton Universal Hotel
                  Non-Pooled Subordinate Loan),

            o     other debt service coverage ratio information for the pooled mortgage loans is presented in this prospectus supplement
                  without regard to any other indebtedness (whether or not
                  secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future.

            The debt service coverage ratio information for the pooled mortgage loans contained in any group of cross-collateralized pooled mortgage loans is calculated on the basis of the aggregate cash flow generated by all the mortgaged properties securing the group and the aggregate debt service payable under all of those pooled mortgage loans.

            In connection with the calculation of U/W DSCR, in determining
            Underwritten Net Cash Flow for a mortgaged property, the applicable mortgage loan seller relied on rent rolls and other generally unaudited financial information provided by the respective borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of the mortgaged property of which the mortgage loan seller was aware (e.g., new signed leases or end of
            "free rent" periods and market data), and estimated capital expenditures, leasing commissions and tenant improvement reserves.
            The applicable mortgage loan seller made changes to operating statements and operating information obtained from the respective borrowers, resulting in either an increase or decrease in the estimate of Underwritten Net Cash Flow derived therefrom, based upon the mortgage loan seller's evaluation of such operating statements and operating information and the assumptions applied by the respective borrowers in preparing such statements and information.
            In most cases, the relevant borrower

                                      S-159

            supplied "trailing-12 months" income and/or expense information or the most recent operating statements or rent rolls were utilized. In some cases, partial year operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized. In some instances, historical expenses were inflated.
            For purposes of calculating Underwritten Net Cash Flow for pooled mortgage loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was
            significantly higher than the market rent for similar properties.

            Historical operating results may not be available for some of the pooled mortgage loans which are secured by mortgaged properties with newly constructed improvements, mortgaged properties with triple net leases, mortgaged properties that have recently undergone
            substantial renovations and newly acquired mortgaged properties. In such cases, items of revenue and expense used in calculating
            Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants or from other borrower-supplied information. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the applicable mortgage loan seller in determining the presented operating information.

            The Debt Service Coverage Ratios are presented in this prospectus supplement for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan.
            Accordingly, no assurance can be given, and no representation is made, that the Debt Service Coverage Ratios accurately reflect that ability.

      (2)   References in the tables to "Cut-off Date LTV" are references to
            "Cut-off Date Loan-to-Value Ratio", references to "Balloon LTV" are references to "LTV Ratio at Maturity" and references to "Remaining
            Term" are references to "Stated Remaining Term to Maturity or ARD".
            For purposes of this prospectus supplement (unless specifically stated otherwise), including for the tables in Appendix A and the information presented in Appendix B, Appendix C and Appendix D, the
            "Cut-off Date Loan-to-Value Ratio", "LTV Ratio at Maturity" or
            "Stated Remaining Term to Maturity or ARD" for any mortgage loan is calculated pursuant to the definition thereof under the "Glossary"
            in this prospectus supplement. Except as otherwise specifically stated:

            o     the loan-to-value ratio information presented in this
                  prospectus supplement with respect to the AMB-SGP, L.P.
                  Portfolio Pooled Mortgage Loan reflects the indebtedness under that pooled mortgage loan and the AMB-SGP, L.P. Portfolio
                  Non-Pooled Pari Passu Companion Loan but does not reflect the indebtedness on the AMB-SGP, L.P. Portfolio Non-Pooled
                  Subordinate Fixed Rate Mortgage Loan or the AMB-SGP, L.P.
                  Portfolio Non-Pooled Subordinate Floating Rate Mortgage Loan,

            o     the loan-to-value ratio information presented in this
                  prospectus supplement with respect to the Sheraton Universal
                  Hotel Pooled Mortgage Loan reflects the indebtedness under that pooled mortgage loan but does not reflect the
                  indebtedness on the Sheraton Universal Hotel Non-Pooled
                  Subordinate Loan (including any additional indebtedness that may be incurred pursuant to any requests by the related
                  borrower to receive one or more future advances under the
                  Sheraton Universal Hotel Non-Pooled Subordinate Loan), and

            o     other loan-to-value ratio information for the pooled mortgage loans is presented in this prospectus supplement without
                  regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future.

            The loan-to-value ratio information for the pooled mortgage loans contained in any group of cross-collateralized pooled mortgage loans is calculated on the basis of the aggregate indebtedness under all of those pooled mortgage loans and the aggregate value of all the mortgaged properties securing the group.

                                      S-160

            The value of the related mortgaged property or properties for purposes of determining the Cut-off Date LTV are each based on the appraisals described above under "--Assessments of Property Value and Condition--Appraisals".

            No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

      (3)   The loan per net rentable square foot or unit, as applicable, information presented in this prospectus supplement with respect to the AMB-SGP, L.P. Portfolio Pooled Mortgage Loan reflects the indebtedness under that pooled mortgage loan and the AMB-SGP, L.P.
            Portfolio Non-Pooled Pari Passu Companion Loan but does not reflect the indebtedness under the AMB-SGP, L.P. Portfolio Non-Pooled
            Subordinate Loans. The loan per net rentable square foot or unit, as applicable, information presented in this prospectus supplement with respect to the Sheraton Universal Hotel Pooled Mortgage Loan reflects the indebtedness under that pooled mortgage loan but does not reflect the indebtedness under the Sheraton Universal Hotel
            Non-Pooled Subordinate Loan (including any additional indebtedness that may be incurred pursuant to any requests by the related borrower to receive one or more future advances under the Sheraton
            Universal Hotel Non-Pooled Subordinate Loan). The other loan per net rentable square foot or unit, as applicable, information with respect to the pooled mortgage loans is presented in this prospectus supplement without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future with respect to each pooled mortgage loan. Loan per net rentable area or unit for the pooled mortgage loans in any group of
            cross-collateralized pooled mortgage loans is calculated on the basis of the aggregate indebtedness under the group and the aggregate net rentable area or units at all the mortgaged properties securing the group. In addition, in some cases, a mortgaged property may have one or more tenants that own their own improvements (which improvements are not a portion of the collateral for the pooled mortgage loan) but ground lease the related pad or parcel (which pad or parcel is a portion of the collateral for the pooled mortgage loan) from the related borrower and the net rentable area or number of units and the loan per net rentable area or unit that we present in this prospectus supplement reflect the entirety of the
            improvements at the mortgaged property, including the improvements that are owned by those tenants.

      (4)   You should review the notes to Appendix B to this prospectus supplement for information regarding certain loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information and/or loan per net rentable square foot or unit with respect to certain of the pooled mortgage loans.

      (5)   References to "weighted averages" of the pooled mortgage loans in the mortgage pool or any particular sub-group of the pooled mortgage loans are references to averages weighted on the basis of the cut-off date principal balances of the pooled mortgage loans in the mortgage pool or that sub-group, as the case may be.

      (6)   If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. Presentation of a tenant rating should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations under the related lease.

      (7)   We present maturity and anticipated repayment dates and original and remaining terms for the pooled mortgage loans based on the assumption that scheduled monthly debt service payments, including balloon payments, will be distributed to investors in the respective months in which those payments are due.

      The sum in any column of any of the tables in Appendix A may not equal the indicated total due to rounding.

      Generally, the loan documents with respect to the mortgage loans require the borrowers to provide the related lender (such as the trust) with annual operating statements and rent rolls.

                                      S-161

SIGNIFICANT OBLIGOR

      The mortgaged property identified on Appendix B to this prospectus supplement as World Market Center II secures a pooled mortgage loan that represents approximately 12.3% of the initial mortgage pool balance (and 13.8%
of the initial loan group 1 balance). The borrower under that pooled mortgage loan is WMCV Phase 2, LLC, World Market Center SPE, LLC, World Marketplace SPE,
LLC and WMC Experiences SPE, LLC, collectively. The mortgaged property and borrower referred to above are described more fully in Appendix B and Appendix C to this prospectus supplement.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

      The foregoing description of the mortgage pool and the corresponding mortgaged properties is based upon scheduled principal payments due on the pooled mortgage loans on or before the cut-off date. Before the Issue Date, one or more pooled mortgage loans may be removed from the mortgage pool if we deem the removal necessary or appropriate or if those mortgage loans are prepaid. A limited number of other mortgage loans may be included in the mortgage pool before the Issue Date, unless including those mortgage loans would materially alter the characteristics of the mortgage pool, as described in this prospectus supplement. Accordingly, the characteristics of the mortgage loans constituting the mortgage pool at the time of initial issuance of the offered certificates may vary from those described in this prospectus supplement.

ASSIGNMENT OF THE POOLED MORTGAGE LOANS

      On or before the Issue Date, the mortgage loan sellers will transfer to us those mortgage loans that are to be included in the trust fund, and we will transfer to the trust fund all of those mortgage loans. In each case, the transferor will assign the mortgage loans, without recourse, to the trustee, except as described in the next succeeding paragraph. See the section of the accompanying prospectus titled "Description of the Pooling and Servicing
Agreements--Assignment of Mortgage Loans; Repurchases".

      With respect to any mortgage for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements has been recorded in the name of Mortgage Electronic Registration
Systems, Inc. ("MERS") or its designee, no assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements in favor of the trustee will be required to be prepared or delivered and, instead, the applicable master servicer, at the direction of the related mortgage loan seller, will take all actions as are necessary to cause the trustee on behalf of the trust fund to be shown as, and the trustee will take all actions necessary to confirm that the trustee on behalf of the trust fund is shown as, the owner of the related pooled mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by
MERS. The trustee will include the foregoing confirmation in any certification required to be delivered by the trustee after the issue date pursuant to the series 2007-PWR15 pooling and servicing agreement.

      If--

      o     any of the documents required to be delivered by a mortgage loan seller to the trustee is not delivered or is otherwise defective,
            and

      o     that omission or defect materially and adversely affects the interests of the series 2007-PWR15 certificateholders, or any of them, with respect to the subject loan, including, but not limited to, a material and adverse effect on any of the payments payable with respect to any of the series 2007-PWR15 certificates or on the value of those certificates,

then the omission or defect will constitute a material document defect. The series 2007-PWR15 pooling and servicing agreement may provide that the absence of select mortgage loan documents is deemed to be a material document defect.
The rights of the series 2007-PWR15 certificateholders, or of the trustee on their behalf, against the applicable mortgage loan seller with respect to any material document defect are described under "--Cures, Repurchases and
Substitutions" below.

                                      S-162

      The series 2007-PWR15 pooling and servicing agreement requires that, unless recorded in the name of MERS, the assignments in favor of the trustee with respect to each pooled mortgage loan be submitted for recording in the real property records or filing with the Secretary of State, as applicable, of the appropriate jurisdictions within a specified number of days following the delivery at the expense of the related mortgage loan seller.

REPRESENTATIONS AND WARRANTIES

      As of the Issue Date, each mortgage loan seller will make, with respect to each of the pooled mortgage loans sold to us by that mortgage loan seller, specific representations and warranties generally to the effect that, subject to certain exceptions contained in the applicable mortgage loan purchase agreement:

      o     The information relating to the mortgage loan set forth in the loan schedule attached to the mortgage loan purchase agreement, will be true and correct in all material respects as of the cut-off date.
            That information will include select items of information included on Appendix B to this prospectus supplement, including--

            1.    the identification of the related mortgaged property,

            2.    the cut-off date principal balance of the mortgage loan,

            3.    the amount of the monthly debt service payment,

            4.    the mortgage interest rate, and

            5.    the maturity date and the original and remaining term to
                  stated maturity (or, in the case of an ARD Loan, the
                  anticipated repayment date and the original and remaining term to that date).

      o     Immediately prior to its transfer and assignment of the related pooled mortgage loan, the mortgage loan seller had good title to, and was the sole owner of, the mortgage loan.

      o     Except as otherwise described under "--Certain Characteristics of the Mortgage Pool--Pari Passu, Subordinate and/or Other Financing"
            above, the related mortgage instrument is a valid and, subject to the exceptions in the next bullet, enforceable first priority lien upon the corresponding mortgaged property, free and clear of all liens and encumbrances other than Permitted Encumbrances.

      o     The promissory note, the mortgage instrument and each other agreement executed by or on behalf of the related borrower in connection with the mortgage loan is the legal, valid and binding obligation of the related borrower, subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation. In addition, each of the foregoing agreements is enforceable against the maker in accordance with its terms, except as enforcement may be limited by (1) bankruptcy, insolvency, fraudulent transfer, reorganization or other similar laws affecting the enforcement of creditors' rights generally and (2) general principles of equity, and except that certain provisions in those agreements may be further limited or rendered unenforceable by applicable law, but, subject to the limitations set forth in the foregoing clauses (1) and (2), those limitations or that
            unenforceability will not render those loan documents invalid as a whole or substantially interfere with the mortgagee's realization of the principal benefits and/or security provided thereby.

      o     The mortgage loan seller has no knowledge of any proceeding pending or any written notice of any proceeding threatened for the condemnation of all or any material portion of the mortgaged property securing any pooled mortgage loan.

      o     There exists an American Land Title Association or comparable form of lender's title insurance policy, as approved for use in the applicable jurisdiction (or, if the title policy has yet to be issued, a pro forma policy or marked up title insurance commitment or a preliminary title policy with escrow instructions binding on the issuer), on which the required premium has been paid, insuring that the related mortgage is a valid first priority lien of the related mortgage instrument in the original principal amount of the mortgage loan after all advances of principal, subject only to--

                                      S-163

            1.    Permitted Encumbrances, and

            2.    the discussion under "Certain Characteristics of the Mortgage
                  Pool--Pari Passu, Subordinate and/or Other Financing" above.

      o     The proceeds of the pooled mortgage loan have been fully disbursed, except in those cases where the full amount of the pooled mortgage loan has been made but a portion of the proceeds is being held in escrow or reserve accounts pending satisfaction of conditions relating to leasing, repairs and other matters with respect to the related mortgaged property, and there is no requirement for future advances under the pooled mortgage loan.

      o     If the related mortgage instrument is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has either been properly designated and currently so serves or may be substituted in accordance with the mortgage and applicable law.

      o     Except as identified in the engineering report obtained in connection with the origination of the mortgage loan, the related mortgaged property is to the applicable mortgage loan seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan (except in any such case where (1) an escrow of funds or insurance coverage or a letter of credit exists in an amount reasonably estimated to be sufficient to effect the necessary repairs and maintenance or (2)
            such repairs and maintenance have been completed or are required to be completed).

      The mortgage loan purchase agreements will set forth additional representations and warranties to be made by each mortgage loan seller.

      The representations and warranties made by each mortgage loan seller as described above will be assigned by us to the trustee under the series
2007-PWR15 pooling and servicing agreement. If--

      o     there exists a breach of any of the above-described representations and warranties made by a mortgage loan seller, and

      o     that breach materially and adversely affects the interests of the series 2007-PWR15 certificateholders, or any of them, with respect to the subject loan, including, but not limited to, a material and adverse effect on any of the payments payable with respect to any of the series 2007-PWR15 certificates or on the value of those certificates,

then that breach will be a material breach of the representation and warranty.
The rights of the series 2007-PWR15 certificateholders, or of the trustee on their behalf, against the applicable mortgage loan seller with respect to any material breach are described under "--Cures, Repurchases and Substitutions"
below.

CURES, REPURCHASES AND SUBSTITUTIONS

      If there exists a material breach of any of the representations and warranties made by a mortgage loan seller with respect to any of the mortgage loans sold to us by that mortgage loan seller, as discussed under
"--Representations and Warranties" above, or a material document defect with respect to any of those mortgage loans, as discussed under "--Assignment of the
Pooled Mortgage Loans" above, then the applicable mortgage loan seller will be required to take one of the following courses of action:

      o     cure the material breach or the material document defect in all material respects;

      o     repurchase the affected pooled mortgage loan at the applicable
            Purchase Price; or

                                      S-164

      o     prior to the second anniversary of the date of initial issuance of the offered certificates, so long as it does not result in a qualification, downgrade or withdrawal of any rating assigned by the
            Rating Agencies to the series 2007-PWR15 certificates, as confirmed in writing by each of the Rating Agencies, replace the affected pooled mortgage loan with a substitute mortgage loan that--

            1.    has comparable payment terms to those of the pooled mortgage loan that is being replaced, and

            2.    is acceptable to the series 2007-PWR15 controlling class
                  representative.

      If the applicable mortgage loan seller replaces one pooled mortgage loan with another mortgage loan, as described in the third bullet of the preceding paragraph, then it will be required to pay to the trust fund the amount, if any, by which--

      o     the Purchase Price, exceeds

      o     the Stated Principal Balance of the substitute mortgage loan as of the date it is added to the trust.

      The time period within which the applicable mortgage loan seller must complete the remedy, repurchase or substitution described in the second preceding paragraph, will generally be limited to 90 days following the earlier of its discovery or receipt of notice of the material breach or material document defect, as the case may be. However, in most cases, if the mortgage loan seller is diligently attempting to correct the problem, then it will be entitled to an additional 90 days to complete that remedy, repurchase or substitution.

      If a pooled mortgage loan as to which a material document defect or material breach of representation exists is to be repurchased or replaced as described above, the pooled mortgage loan is part of a group of cross-collateralized pooled mortgage loans and the applicable document defect or breach does not constitute a material document defect or material breach, as the case may be, as to the other pooled mortgage loans that are part of that group
(without regard to this paragraph), then the applicable document defect or breach will be deemed to constitute a material document defect or material breach as to each such other loan in the group for purposes of the above provisions, and the related mortgage loan seller will be obligated to repurchase or replace each such other loan in accordance with the provisions described above unless, in the case of such breach or document defect, the following conditions are satisfied:

      o     the mortgage loan seller (at its expense) delivers or causes to be delivered to the trustee an opinion of counsel to the effect that its repurchase of only those pooled mortgage loans affected by the material defect or breach (without regard to the provisions of this paragraph) will not result in an adverse REMIC or grantor trust event under the pooling and servicing agreement, and

      o     both of the following conditions would be satisfied if the mortgage loan seller were to repurchase or replace only those affected pooled mortgage loans (and not the other loans in the group):

            o     the debt service coverage ratio for all those other loans
                  (excluding the affected loan(s)) for the four calendar
                  quarters immediately preceding the repurchase or replacement is not less than the least of (A) 0.10x below the debt service coverage ratio for the group (including the affected loans set forth in Appendix B to this prospectus supplement, (B) the debt service coverage ratio for the group (including the
                  affected loans) for the four preceding calendar quarters
                  preceding the repurchase or replacement and (C) 1.25x; and

            o     the loan-to-value ratio for the other loans in the group is not greater than the greatest of (A) the loan-to-value ratio for the group (including the affected loan(s)) set forth in
                  Appendix B to this prospectus supplement plus 10%, (B) the loan-to-value ratio for the group (including the affected
                  loan(s)) at the time of repurchase or replacement, and (C)
                  75%.

      The cure/repurchase/substitution obligations of each of the mortgage loan sellers, as described above, will constitute the sole remedy available to the series 2007-PWR15 certificateholders in connection with a material breach of any of the representations and warranties made by that mortgage loan seller or a material document defect, in any event with respect to a mortgage loan in the trust fund.

                                      S-165

      No person other than the related mortgage loan seller will be obligated to perform the obligations of that mortgage loan seller if it fails to perform its cure/repurchase/substitution or other remedial obligations.

      A mortgage loan seller may have only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the mortgage loan seller's representations or warranties. We cannot assure you that a mortgage loan seller has or will have sufficient assets with which to fulfill any obligations on its part that may arise.

      Expenses incurred by the applicable master servicer, the applicable special servicer and the trustee with respect to enforcing any such obligation will be borne by the applicable mortgage loan seller, or if not, will be reimbursable out of one of the collection accounts to be maintained by the master servicers.

    SERVICING OF THE MORTGAGE LOANS UNDER THE SERIES 2007-PWR15 POOLING AND
                              SERVICING AGREEMENT

GENERAL

      The servicing and administration of the mortgage loans and any REO
Properties in the trust fund will be governed by the series 2007-PWR15 pooling and servicing agreement. In this "Servicing of the Mortgage Loans Under the
Series 2007-PWR15 Pooling and Servicing Agreement" section, we describe some of the provisions of the series 2007-PWR15 pooling and servicing agreement relating to the servicing and administration of the mortgage loans and REO Properties subject thereto. You should refer to the accompanying prospectus, in particular the section captioned "Description of the Pooling and Servicing Agreements", for
additional important information regarding provisions of the series 2007-PWR15 pooling and servicing agreement that relate to the rights and obligations of the master servicers and the special servicers.

      Wells Fargo Bank, National Association will act as master servicer with respect to those pooled mortgage loans sold by it, Bear Stearns Commercial
Mortgage, Inc., Principal Commercial Funding II, LLC, Principal Commercial
Funding, LLC and Nationwide Life Insurance Company to us for deposit into the trust fund (and any related Non-Pooled Mortgage Loans). Prudential Asset
Resources, Inc. will act as master servicer with respect to those pooled mortgage loans sold by PMCF to us for deposit into the trust fund (and any related Non-Pooled Mortgage Loans). Principal Global Investors, LLC will act as initial primary servicer on behalf of the applicable master servicer with respect to all of the pooled mortgage loans sold by Principal Commercial Funding
II, LLC and Principal Commercial Funding, LLC to us for deposit into the trust fund. Nationwide Life Insurance Company will act as initial primary servicer on behalf of the applicable master servicer with respect to all of the pooled mortgage loans sold by it to us for deposit into the trust fund.

      ARCap Servicing, Inc. will act as special servicer with respect to all of the pooled mortgage loans and any related Non-Pooled Mortgage Loans, other than the AMB-SGP, L.P. Portfolio Loan Group or the Sheraton Universal Hotel Loan
Group. Prudential Asset Resources, Inc. will act as special servicer with respect to the AMB-SGP, L.P. Portfolio Loan Group and the Sheraton Universal
Hotel Loan Group.

      In the case of the pooled mortgage loans sold by Principal Commercial
Funding II, LLC, Principal Commercial Funding, LLC and Nationwide Life Insurance
Company to us for deposit into the trust fund, the applicable master servicer will perform most of its duties through Principal Global Investors, LLC and
Nationwide Life, respectively, as the related primary servicer, which cannot be terminated, including by a successor to the master servicer, except for cause.
In the case of a number of other pooled mortgage loans, it is expected that the applicable master servicer may engage one or more sub-servicers whose rights to receive a specified subservicing fee cannot be terminated (except for cause), including by a successor master servicer. Notwithstanding the appointment of those primary servicers or those sub-servicers, the applicable master servicer will remain obligated and liable to the trustee and the certificateholders for the performance of its obligations and duties under the series 2007-PWR15 pooling and servicing agreement to the same extent and under the same terms and conditions as if it alone were servicing and administering the related pooled mortgage loans. Without limiting the preceding statement, the parties to the series 2007-PWR15 pooling and servicing agreement will be required to accept the performance by the primary servicers of the loan servicing duties for which the applicable master servicer is responsible under the series 2007-PWR15 pooling and servicing agreement.

      The master servicers and the special servicers will each be responsible for servicing and administering the mortgage loans and any REO Properties for which it is responsible, directly or through the primary servicers or sub-servicers, in accordance with the Servicing Standard.

                                      S-166

      In general, subject to the more specific discussions in the other subsections of this "Servicing of the Mortgage Loans Under the Series 2007-PWR15
Pooling and Servicing Agreement" section, each master servicer will be responsible for the servicing and administration of--

      o     all mortgage loans as to which it is the applicable master servicer and no Servicing Transfer Event has occurred, and

      o     all worked-out mortgage loans as to which it is the applicable master servicer and no new Servicing Transfer Event has occurred.

      If a Servicing Transfer Event occurs with respect to any such mortgage loan, that mortgage loan will not be considered to be "worked-out" until all applicable Servicing Transfer Events with respect to such mortgage loan have ceased to exist as contemplated by the definition of "Servicing Transfer Event"
in the glossary to this prospectus supplement.

      Each special servicer, on the other hand, will generally be responsible for the servicing and administration of each mortgage loan as to which a
Servicing Transfer Event has occurred and is continuing and for which it is the applicable special servicer. Each special servicer will also be responsible for the administration of each REO Property for which it is the applicable special servicer.

      The applicable master servicer will transfer servicing of a mortgage loan to the applicable special servicer upon the occurrence of a Servicing Transfer
Event with respect to that mortgage loan. The applicable special servicer will return the servicing of that mortgage loan to the applicable master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist.
Notwithstanding the transfer of the servicing of any pooled mortgage loan to the applicable special servicer, the applicable master servicer will continue to be responsible for providing various reports to the certificate administrator and/or the trustee, making any required monthly debt service advances and making any required servicing advances with respect to any specially serviced mortgage loans and REO Properties as to which it is the applicable master servicer.

      None of the master servicers or special servicers will have responsibility for the performance by any other master servicer or special servicer of its respective obligations and duties under the series 2007-PWR15 pooling and servicing agreement, unless the same party acts in all or any two such capacities.

      For as long as any pooled mortgage loan included in a Trust-Serviced
Mortgage Loan Group, or any related REO Property, is part of the trust fund, the applicable master servicer and, if and when necessary, the applicable special servicer will be responsible for servicing and administering and will otherwise have duties to the holders of the related Trust-Serviced Non-Pooled Mortgage
Loan, including any such holders under the applicable pooling and servicing agreements in future securitizations. The servicing and administration of each
Trust-Serviced Mortgage Loan Group and any related REO Property are to be conducted for the benefit of the series 2007-PWR15 certificateholders and the holder of the related Trust-Serviced Non-Pooled Mortgage Loan, as a collective whole. The Trust-Serviced Non-Pooled Mortgage Loans will not be part of the trust fund.

      The section in the accompanying prospectus entitled "Description of the
Pooling and Servicing Agreements--Some Matters Regarding the Servicer and the
Depositor" discusses how each master servicer and each special servicer may resign or assign its obligations under the series 2007-PWR15 pooling and servicing agreement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

      The Master Servicing Fee. The principal compensation to be paid to the master servicers with respect to their master servicing activities will be the master servicing fee. Master servicing fees earned with respect to any pooled mortgage loan will be payable to the applicable master servicer for that pooled mortgage loan.

      The master servicing fee:

      o     will be earned with respect to each and every pooled mortgage loan, including--

            1.    each such pooled mortgage loan, if any, that is a specially serviced mortgage loan,

                                      S-167

            2.    each such pooled mortgage loan, if any, as to which the
                  corresponding mortgaged property has become an REO Property,
                  and

            3.    each such pooled mortgage loan as to which defeasance has
                  occurred; and

      o     in the case of each such pooled mortgage loan, will--

            1.    be calculated on the same interest accrual basis as that
                  pooled mortgage loan, which will be a 30/360 Basis or an
                  Actual/360 Basis, as applicable,

            2.    accrue at a master servicing fee rate, on a loan-by-loan
                  basis,

            3.    accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that pooled mortgage loan, and

            4.    be payable monthly to the applicable master servicer from
                  amounts received with respect to interest on that pooled
                  mortgage loan.

      Each of Principal Global Investors, LLC and Nationwide Life will be entitled to a primary servicing fee with respect to the pooled mortgage loans for which it is the primary servicer. The rate at which the primary servicing fee for each mortgage loan accrues is included in the applicable master servicing fee rate for each of those pooled mortgage loans.

      If a master servicer resigns or is terminated for any reason, that master servicer will be entitled to continue to receive a portion of the master servicing fee that accrues with respect to each pooled mortgage loan for which it is the applicable master servicer at a specified number of basis points
(which number of basis points may be zero). Any successor master servicer will be entitled to receive the other portion of that master servicing fee.

      The applicable master servicer will be entitled to a master servicing fee with respect to its master servicing activities relating to the Trust-Serviced
Non-Pooled Mortgage Loan, which fee will be payable solely from interest collections on the Trust-Serviced Non-Pooled Mortgage Loan.

      Prepayment Interest Shortfalls. The series 2007-PWR15 pooling and servicing agreement will require each master servicer to make a non-reimbursable compensating interest payment on each distribution date in an amount equal to the total amount of Prepayment Interest Shortfalls (if any) incurred in connection with principal prepayments received during the most recently ended collection period with respect to pooled mortgage loans as to which that master servicer is the applicable master servicer, to the extent those Prepayment
Interest Shortfalls arose from voluntary principal prepayments made by a borrower on such pooled mortgage loans that are not specially serviced mortgage loans or defaulted mortgage loans. Neither master servicer will be required to make a compensating interest payment in connection with involuntary principal prepayments (including those made out of insurance proceeds, condemnation proceeds or liquidation proceeds), principal prepayments accepted with the specific consent of the series 2007-PWR15 controlling class representative or on specially serviced mortgage loans or defaulted mortgage loans.

      Any payments made by a master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included in the Available
Distribution Amount for that distribution date, as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement. If the amount of Prepayment Interest Shortfalls incurred with respect to the pooled mortgage loans during any collection period exceeds the total of any and all payments made by the master servicers with respect to the related distribution date to cover those Prepayment Interest Shortfalls with respect to the pooled mortgage loans respectively being serviced by them, then the resulting Net
Aggregate Prepayment Interest Shortfall will be allocated among the respective classes of the series 2007-PWR15 principal balance certificates, in reduction of the interest distributable on those certificates, on a pro rata basis as and to the extent described under "Description of the Offered
Certificates--Distributions--Interest Distributions" in this prospectus supplement.

      The provisions described under "--Certain Remittance Provisions and
Coverage for Related Potential Shortfalls" below do not modify (by increasing or decreasing) a servicer's obligation (or lack thereof) to pay compensating interest in respect of borrower-created Prepayment Interest Shortfalls as described under this section.

      Certain Remittance Provisions and Coverage for Related Potential
Shortfalls. In the case of each of the pooled mortgage loans that provide for scheduled payments to be due on the third, fifth or tenth day of each month, if the pooled

                                      S-168

mortgage loan is the subject of a principal prepayment after the end of the collection period ending in any month and the pooled mortgage loan is not a specially serviced mortgage loan or a defaulted mortgage loan, then the applicable master servicer will be required to cause to be included in the
Available Distribution Amount for the distribution date occurring in that month
(a) the principal portion of the payment, (b) any interest that accompanied the payment (in circumstances involving a principal prepayment this will be net of any portion of the accompanying interest payment that is a prepayment interest excess representing interest accrued from and after the due date in that month, which portion will be retained by the applicable master servicer as additional master servicer compensation) and (c) as already described under (and without duplication of the obligations described in) "Prepayment Interest Shortfalls"
above, solely in the case of a principal prepayment made before the due date in that month, if the borrower is not required to pay interest to the next due date, a payment of compensating interest (to be made by the applicable master servicer from its own funds) in an amount equal to the interest that would have accrued (at the related Mortgage Pass-Through Rate) on the principal portion of the payment from and including the prepayment date to but excluding that due date. If the applicable master servicer fails to perform all obligations set forth in the previous sentence, then that failure will constitute an Event of
Default on the part of the applicable master servicer, but the applicable master servicer will be entitled to cure that Event of Default (and may not be terminated under the series 2007-PWR15 pooling and servicing agreement unless it does not effect such cure) by making (from its own funds), not later than the master servicer remittance date in the month immediately following the month in which the payment occurred, a payment of compensating interest in an aggregate amount equal to the sum of one-month's interest (at the related Mortgage
Pass-Through Rate) on the principal portion of the payment and (as already described under (and without duplication of the obligations described in)
"Prepayment Interest Shortfalls" above, solely in the case of a prepayment that was made in the earlier month before the due date in that month) the interest that would have accrued (at the related Mortgage Pass-Through Rate) on the prepayment from and including the prepayment date to but excluding that due date
(net of any portion of such aggregate amount that the applicable master servicer otherwise pays as compensating interest as described under "--Prepayment
Interest Shortfalls" above). If the master servicer performs the obligation described in second preceding sentence above, then the principal amounts remitted as described in that sentence will constitute a part of the Principal
Distribution Amount for the distribution date immediately following the date of the principal prepayment (and an updated CMSA loan periodic update file will reflect this). If the master servicer initially fails to perform that obligation
(whether or not it cures the failure as described above), then the principal amounts that would otherwise (if the master servicer had not failed to perform its obligations as described above) have been included in the Principal
Distribution Amount for the distribution date immediately following the date of the principal prepayment will instead be treated as if they were collections of principal received during the collection period related to the next succeeding distribution date. In the case of each of those pooled mortgage loans that matures on the third, fifth or tenth day of a month, if the related balloon payment due on that maturity date is timely received on its due date, then that balloon payment will be considered to have been received during the collection period related to that month's distribution date for purposes of distributing the Available Distribution Amount and the Principal Distribution Amount for that month; otherwise, the applicable master servicer will be required to make the applicable monthly debt service advance as otherwise described under
"Description of the Offered Certificates--Advances of Delinquent Monthly Debt
Service Payments". In the case of the pooled mortgage loans that permit a prepayment to be made, subject to a next business day convention, during the first five days of a month in which prepayment is permitted, the applicable master servicer will in any event be entitled to remit those prepayments as part of the master servicer remittance amount for that month so as to avoid a prepayment interest shortfall that may otherwise result.

      Principal Special Servicing Compensation. The principal compensation to be paid to the special servicers with respect to their special servicing activities will be--

      o     the special servicing fee,

      o     the workout fee, and

      o     the liquidation fee.

      Special servicing fees, workout fees and liquidation fees earned with respect to each mortgage loan or any related REO Property will be payable to the applicable special servicer.

                                      S-169

      Special Servicing Fee.  The special servicing fee:

      o     will be earned with respect to--

            1.    each specially serviced mortgage loan serviced by the
                  applicable special servicer, if any, and

            2.    each mortgage loan serviced by the applicable special
                  servicer, if any, as to which the corresponding mortgaged
                  property has become an REO Property;

      o     in the case of each mortgage loan described in the foregoing bullet, will--

            1.    be calculated on the same interest accrual basis as that
                  mortgage loan, which will be a 30/360 Basis or an Actual/360
                  Basis, as applicable,

            2.    accrue at a special servicing fee rate of 0.25% per annum, and

            3.    accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that
                  mortgage loan; and

      o     except as otherwise described in the next paragraph, will be payable monthly from related liquidation proceeds, insurance proceeds or condemnation proceeds (if any) and then from general collections on all the pooled mortgage loans and any related REO Properties that are on deposit in the master servicers' collection accounts from time to time.

      Notwithstanding the foregoing, any special servicing fees earned with respect to any Mortgage Loan Group that includes a Non-Pooled Subordinate Loan will be payable out of any collections on or with respect to the applicable
Non-Pooled Subordinate Loan and/or the applicable Non-Pooled Subordinate
Noteholder's share of collections on any related REO Property then in the possession of the applicable master servicer prior to payment out of any collections described in the last bullet of the immediately preceding paragraph.
Any special servicing fees earned with respect to any Non-Pooled Subordinate
Loan will be payable solely out of collections on that Non-Pooled Subordinate
Loan.

      Workout Fee. The applicable special servicer will, in general, be entitled to receive a workout fee with respect to each mortgage loan worked out by that special servicer. Except as otherwise described in the next sentence, the workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.00% to, each payment of interest, other than Default
Interest and Post-ARD Additional Interest, and each payment of principal received on the mortgage loan for so long as it remains a worked-out mortgage loan. Notwithstanding the foregoing, any workout fees earned with respect to any
Mortgage Loan Group that includes a Non-Pooled Subordinate Loan will be payable out of any collections on or with respect to the related Non-Pooled Subordinate
Loan and/or the related Non-Pooled Subordinate Noteholder's share of collections on any related REO Property then in the possession of the applicable master servicer prior to payment out of any collections on the related pooled mortgage loans or any other pooled mortgage loan. Any workout fees earned with respect to any Non-Pooled Subordinate Loan will be payable solely out of collections on that Non-Pooled Subordinate Loan.

      The workout fee with respect to any worked-out mortgage loan will cease to be payable if that worked-out mortgage loan again becomes a specially serviced mortgage loan or if the related mortgaged property becomes an REO Property.
However, a new workout fee would become payable if the mortgage loan again became a worked-out mortgage loan after having again become a specially serviced mortgage loan.

      If a special servicer is terminated or resigns, it will retain the right to receive any and all workout fees payable with respect to mortgage loans that were worked-out by it (or, except in circumstances where that special servicer is terminated for cause, as to which the circumstances that constituted the applicable Servicing Transfer Event were resolved and the borrower has timely made at least one monthly debt service payment according to that work-out) and as to which no new Servicing Transfer Event had occurred as of the time of its termination or resignation. The successor to that special servicer will not be entitled to any portion of those workout fees.

      Although workout fees are intended to provide the special servicers with an incentive to perform their duties better, the payment of any workout fee will reduce amounts payable to the series 2007-PWR15 certificateholders.

                                      S-170

      Liquidation Fee. The applicable special servicer will be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan for which a full, partial or discounted payoff is obtained from the related borrower. The applicable special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO
Property as to which it receives any liquidation proceeds, insurance proceeds or condemnation proceeds, except as described in the next paragraph. In each case, except as described in the next paragraph, the liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of 1.00%
to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest, late payment charges and/or Post-ARD Additional Interest.

      In general, no liquidation fee will be payable based on, or out of, proceeds received in connection with the purchase or repurchase of any pooled mortgage loan from the trust fund by any person (whether by a mortgage loan seller in connection with a material breach of representation or warranty or a material document defect in accordance with the related mortgage loan purchase agreement or by the general special servicer or 2007-PWR15 controlling class representative pursuant to the exercise of the option described under "--Fair
Value Purchase Option" below, by any person in connection with a termination of the trust fund or by another creditor of the related borrower pursuant to any co-lender, intercreditor or other similar agreement, or otherwise).

      Any liquidation fees earned with respect to any Mortgage Loan Group that includes a Non-Pooled Subordinate Loan will be payable out of any collections on or with respect to the related Non-Pooled Subordinate Loan and/or the related
Non-Pooled Subordinate Noteholder's share of proceeds or payments then in the possession of the applicable master servicer prior to payment out of any collections on the related pooled mortgage loan or any other pooled mortgage loans. Any liquidation fees earned with respect to any Non-Pooled Subordinate
Loan will be payable solely out of collections on that Non-Pooled Subordinate
Loan.

      Although liquidation fees are intended to provide the special servicers with an incentive to better perform their duties, the payment of any liquidation fee will reduce amounts payable to the series 2007-PWR15 certificateholders.

      Additional Servicing Compensation. The following items collected on any mortgage loan will be allocated among the master servicers and the special servicers as additional compensation in accordance with the series 2007-PWR15 pooling and servicing agreement:

      o     any late payment charges and Default Interest actually collected on the pooled mortgage loans, except to the extent that the series
            2007-PWR15 pooling and servicing agreement requires the application of late payment charges and/or Default Interest to the payment or reimbursement of interest accrued on advances previously made on the related mortgage loan,

      o     any Prepayment Interest Excesses arising from any principal prepayments on the pooled mortgage loans, and

      o     any assumption fees, assumption application fees, modification fees, extension fees, consent fees, release fees, waiver fees, fees paid in connection with defeasance and earn-out fees or other similar fees.

      Each of the master servicers and each of the special servicers will be authorized to invest or direct the investment of funds held in any collection account, escrow and/or reserve account or REO account maintained by it, in
Permitted Investments. See "--Collection Accounts" below. The applicable master servicer or special servicer --

      o     will be entitled to retain any interest or other income earned on those funds, and

      o     will be required to cover any losses of principal of those investments from its own funds, to the extent those losses are incurred with respect to investments made for the benefit of that master servicer or special servicer, as applicable.

      No master servicer or special servicer will be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

                                      S-171

      Payment of Expenses; Servicing Advances. Each of the master servicers, the special servicers and the trustee will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its activities under the series 2007-PWR15 pooling and servicing agreement. The master servicers, the special servicers and the trustee will not be entitled to reimbursement for these expenses except as expressly provided in the series
2007-PWR15 pooling and servicing agreement.

      Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred by a master servicer or a special servicer in connection with the servicing or administration of a mortgage loan and any related mortgaged properties as to which a default, delinquency or other unanticipated event has occurred or is imminent, or in connection with the administration of any REO
Property, will be servicing advances. The series 2007-PWR15 pooling and servicing agreement may also designate certain other expenses as servicing advances. Subject to the limitations described below, each master servicer will be required to make any servicing advances relating to any mortgage loan or REO
Property for which it is the applicable master servicer, including any servicing advances relating to any Trust-Serviced Mortgage Loan Groups or related mortgaged properties or REO Properties for which it is the applicable master servicer. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property.
In addition, each special servicer may periodically require the applicable master servicer to reimburse that special servicer for any servicing advances made by it with respect to a particular mortgage loan or REO Property. Upon so reimbursing a special servicer for any servicing advance, the applicable master servicer will be deemed to have made the advance.

         The applicable special servicer must notify the applicable master servicer whenever a servicing advance is required to be made with respect to any specially serviced mortgage loan or REO Property, and the applicable master servicer must make the servicing advance, except that the applicable special servicer must make any necessary emergency advances on a specially serviced mortgage loan or REO Property.

      If a master servicer is required under the series 2007-PWR15 pooling and servicing agreement to make a servicing advance, but does not do so within ten days after the servicing advance is required to be made, then the trustee will be required:

      o     if it has actual knowledge of the failure, to give the defaulting party notice of its failure, and

      o     if the failure continues for one more business day, to make the servicing advance.

      Except for the applicable master servicer, the applicable special servicer or the trustee as described above, no person - including the holder of any related Non-Pooled Mortgage Loan - will be required to make any servicing advances with respect to any mortgage loan or related mortgaged property or REO property.

      Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicers, the special servicers or the trustee will be obligated to make servicing advances that it or the applicable special servicer determines, in its reasonable, good faith judgment, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If the applicable master servicer, the applicable special servicer or the trustee makes any servicing advance that it subsequently determines, in its reasonable, good faith judgment, is not recoverable from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the mortgage loans and any REO Properties on deposit in that master servicer's collection account from time to time. Notwithstanding the provision described in the preceding sentence, such person will not be permitted to reimburse itself out of those general collections for any servicing advance related to a Mortgage Loan Group that includes a Non-Pooled Subordinate Loan that it has determined is not recoverable, except to the extent that amounts collected on or in respect of the applicable Non-Pooled Subordinate Loan are insufficient for that reimbursement. The trustee may conclusively rely on the determination of the applicable master servicer or the applicable special servicer regarding the nonrecoverability of any servicing advance. Absent bad faith, the determination by any authorized person that an advance constitutes a nonrecoverable advance as described above will be conclusive and binding.

      Any servicing advance (with interest) that has been determined to be a nonrecoverable advance with respect to the mortgage pool will be reimbursable from the collection accounts in the collection period in which the nonrecoverability determination is made. Any reimbursement of a nonrecoverable servicing advance (including interest accrued thereon) will be made first from the principal portion of current debt service advances and payments and other collections of principal on

                                      S-172

the mortgage pool (thereby reducing the Principal Distribution Amount otherwise distributable on the certificates on the related distribution date) prior to the application of any other general collections on the mortgage pool against such reimbursement. To the extent that the amount representing principal is insufficient to fully reimburse the party entitled to the reimbursement, then such party may elect at its sole option to defer the reimbursement of the portion that exceeds such amount (in which case interest will continue to accrue on the unreimbursed portion of the advance). To the extent that the reimbursement is made from principal collections, the Principal Distribution
Amount otherwise payable on the series 2007-PWR15 certificates on the related distribution date will be reduced and a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under "--Reductions of Certificate Principal Balances in Connection with
Realized Losses and Additional Trust Fund Expenses") to reduce the total principal balance of the series 2007-PWR15 certificates on that distribution date.

      Additionally, in the event that any servicing advance (including any interest accrued thereon) with respect to a defaulted pooled mortgage loan remains unreimbursed following the time that such pooled mortgage loan is modified and returned to performing status, the applicable master servicer or the trustee will be entitled to reimbursement for that advance (even though that advance has not been determined to be nonrecoverable), on a monthly basis, out of -- but solely out of -- the principal portion of current debt service advances and payments and other collections of principal on all the pooled mortgage loans after the application of those principal advances and principal payments and collections to reimburse any party for nonrecoverable servicing advances (as described in the prior paragraph) and/or nonrecoverable debt service advances as described under "Description of the Offered
Certificates--Advances of Delinquent Monthly Debt Service Payments" (thereby reducing the Principal Distribution Amount otherwise distributable on the related distribution date). If any such advance is not reimbursed in whole on any distribution date due to insufficient principal advances and principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related pooled mortgage loan, then the applicable master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest (as described in the preceding paragraph). The reimbursement of advances on worked-out loans from principal advances and collections of principal as described in the first sentence of this paragraph during any collection period will result in a reduction of the
Principal Distribution Amount otherwise distributable on the certificates on the related distribution date but will not result in the allocation of a Realized
Loss on such distribution date (although a Realized Loss may subsequently arise if the amount reimbursed to the applicable master servicer or the trustee ultimately turns out to be nonrecoverable from the proceeds of the mortgage loan).

      The pooling and servicing agreement will also permit the applicable master servicer, and require the applicable master servicer at the direction of the applicable special servicer if a specially serviced mortgage loan or REO
Property is involved, to pay directly out of that master servicer's collection account any servicing expense that, if advanced by that master servicer or special servicer, would not be recoverable (together with interest on the advance) from expected collections on the related mortgage loan or REO Property.
This is only to be done, however, when the applicable master servicer or the applicable special servicer, as the case may be, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2007-PWR15 certificateholders (or, if a Trust-Serviced Mortgage Loan
Group is involved, the best interest of the series 2007-PWR15 certificateholders and the related Trust-Serviced Non-Pooled Noteholder(s)), as a collective whole.
In addition, if the servicing expense relates to a Mortgage Loan Group that includes a Non-Pooled Subordinate Loan, the applicable master servicer will not be permitted to pay that servicing expense from general collections on the mortgage loans and any REO Properties in the trust fund on deposit in that master servicer's collection account, except to the extent that amounts collected on or in respect of the applicable Non-Pooled Subordinate Loan are insufficient for that payment.

      The master servicers, the special servicers and the trustee will each be entitled to receive interest on servicing advances made by that entity. The interest will accrue on the amount of each servicing advance for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will generally be payable at any time on or after the date when the advance is reimbursed, in which case the payment will be made out of general collections on the mortgage loans and any REO Properties on deposit in the master servicers' collection accounts (or, alternatively, solely if the servicing advance relates to a Mortgage Loan Group that includes a Non-Pooled
Subordinate Loan, out of collections on the related Non-Pooled Subordinate Loan to the maximum extent possible), thereby

                                      S-173

reducing amounts available for distribution on the certificates. Under some circumstances, Default Interest and/or late payment charges may be used to pay interest on advances prior to making payment from those general collections, but prospective investors should assume that the available amounts of Default
Interest and late payment charges will be de minimis.

THE SERIES 2007-PWR15 CONTROLLING CLASS REPRESENTATIVE

      Controlling Class. As of any date of determination, the controlling class of series 2007-PWR15 certificateholders will be the holders of the most subordinate class of series 2007-PWR15 principal balance certificates then outstanding that has a total principal balance that is not less than 25% of that class's original total principal balance. However, if no class of series
2007-PWR15 principal balance certificates has a total principal balance that satisfies this requirement, then the controlling class of series 2007-PWR15 certificateholders will be the holders of the most subordinate class of series
2007-PWR15 principal balance certificates then outstanding that has a total principal balance greater than zero. For purposes of determining the series
2007-PWR15 controlling class, the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates will represent a single class.

      Appointment of Controlling Class Representative. The holders of series
2007-PWR15 certificates representing more than 50% of the total principal balance of the series 2007-PWR15 controlling class will be entitled to select a representative having the rights and powers described under "--Rights and Powers of Controlling Class Representative" below and to replace an existing series
2007-PWR15 controlling class representative. The series 2007-PWR15 controlling class representative may resign at any time. ARCap REIT, Inc., an affiliate of the parent of the initial general special servicer, is expected to be the initial series 2007-PWR15 controlling class representative.

      Rights and Powers of Controlling Class Representative. No later than approximately 45 days after the occurrence of a Servicing Transfer Event with respect to any specially serviced mortgage loan, the applicable special servicer must, in general, deliver to the series 2007-PWR15 controlling class representative, among others, an asset status report with respect to that mortgage loan and the related mortgaged property or properties. That asset status report is required to include the following information to the extent reasonably determinable:

      o     a summary of the status of the subject specially serviced mortgage loan and any negotiations with the related borrower;

      o     a discussion of the general legal and environmental considerations reasonably known to the applicable special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies set forth in the series 2007-PWR15 pooling and servicing agreement and to the enforcement of any related guaranties or other collateral for the related specially serviced mortgage loan and whether outside legal counsel has been retained;

      o     the most current rent roll and income or operating statement available for the related mortgaged property or properties;

      o     a summary of the applicable special servicer's recommended action with respect to the specially serviced mortgage loan;

      o     the appraised value of the related mortgaged property or properties, together with the assumptions used in the calculation thereof; and

      o     such other information as the applicable special servicer deems relevant in light of the Servicing Standard.

                                      S-174

      The applicable special servicer will be required to make one or more revisions to the report if the controlling class representative objects to the then current version of the asset status report and may in its discretion update or revise the current version of an asset status report, provided that the applicable special servicer will not make any revisions in response to objections of the controlling class representative at any time following the date that is 90 days following the delivery of its initial version of the report. The applicable special servicer will be required to implement the recommended action as outlined in the current version of an asset status report if the series 2007-PWR15 controlling class representative approves the report, the controlling class representative fails to object to the report within a specified number of days following its receipt or the applicable special servicer determines in accordance with the Servicing Standard that any objection made by the controlling class representative is not in the best interests of all the certificateholders (or, in the case of a Trust-Serviced Mortgage Loan Group, in the best interests of all the series 2007-PWR15 certificateholders and the related Trust-Serviced Non-Pooled Noteholder), as a collective whole.

      The applicable special servicer may, subject to the foregoing, take any action set forth in an asset status report before the expiration of the period during which the series 2007-PWR15 controlling class representative may reject the report if--

      o     the applicable special servicer has reasonably determined that failure to take that action would materially and adversely affect the interests of the series 2007-PWR15 certificateholders or (if a
            Trust-Serviced Mortgage Loan Group is involved) the related
            Trust-Serviced Non-Pooled Noteholder, and

      o     it has made a reasonable effort to contact the series 2007-PWR15 controlling class representative.

      The applicable special servicer may not take any action inconsistent with an asset status report that has been adopted as described above, unless that action would be required in order to act in accordance with the Servicing
Standard.

      In addition, the applicable special servicer generally will not be permitted to take or consent to the applicable master servicer taking any
Material Action not otherwise covered by an approved asset status report, unless and until the applicable special servicer has notified the series 2007-PWR15 controlling class representative and the series 2007-PWR15 controlling class representative has consented (or failed to object) thereto in writing within ten
(10) business days of having been notified thereof in writing and provided with all reasonably requested information by it (or, in the case of a proposed action for which the applicable master servicer has requested approval from the applicable special servicer, within any shorter period during which that special servicer is initially entitled to withhold consent without being deemed to have approved the action).

      However, the applicable special servicer may take any Material Action without waiting for the response of the series 2007-PWR15 controlling class representative if the applicable special servicer determines that immediate action is necessary to protect the interests of the series 2007-PWR15 certificateholders and, if affected thereby, the related Trust-Serviced
Non-Pooled Noteholder(s), as a collective whole.

      Furthermore, the series 2007-PWR15 controlling class representative may, in general, direct the applicable special servicer to take, or to refrain from taking, any actions as that representative may deem advisable with respect to the servicing and administration of specially serviced mortgage loans and REO
Properties or as to which provision is otherwise made in the series 2007-PWR15 pooling and servicing agreement.

      Notwithstanding the provisions described above, the series 2007-PWR15 controlling class representative may not direct the applicable special servicer to act, and the applicable special servicer is to ignore any direction for it to act, in any manner that would--

      o     require or cause the applicable special servicer to violate applicable law, the terms of any mortgage loan or any other provision of the series 2007-PWR15 pooling and servicing agreement, including that party's obligation to act in accordance with the
            Servicing Standard and the REMIC provisions of the Internal Revenue
            Code;

      o     result in an adverse tax consequence for the trust fund;

                                      S-175

      o     expose the trust, the parties to the series 2007-PWR15 pooling and servicing agreement or any of their respective affiliates, members, managers, officers, directors, employees or agents, to any material claim, suit or liability; or

      o     materially expand the scope of a master servicer's or the applicable special servicer's responsibilities under the series 2007-PWR15 pooling and servicing agreement.

      Also notwithstanding the foregoing, the special servicer in respect of
AMB-SGP, L.P. Portfolio Loan Group or the special servicer in respect of the
Sheraton Universal Hotel Loan Group will not be obligated to obtain the approval of or accept direction from the series 2007-PWR15 controlling class representative regarding any asset status report or the actions contemplated by that report with respect to the AMB-SGP, L.P. Portfolio Loan Group or the
Sheraton Universal Hotel Loan Group or to even prepare any asset status report with respect to the AMB-SGP, L.P. Portfolio Loan Group or the Sheraton Universal
Hotel Loan Group or otherwise obtain approval of or accept direction from the
2007-PWR15 controlling class representative with respect to any Material Action involving the AMB-SGP, L.P. Portfolio Loan Group or the Sheraton Universal Hotel
Loan Group unless an AMB-SGP, L.P. Portfolio Change of Control Event or a
Sheraton Universal Hotel Loan Group Change of Control Event, as applicable, has occurred and is continuing. Instead, the special servicer in respect of AMB-SGP,
L.P. Portfolio Loan Group or the Sheraton Universal Hotel Loan Group will be required to obtain the approval of or accept direction from the AMB-SGP, L.P.
Portfolio Non-Pooled Subordinate Noteholders or the Sheraton Universal Hotel
Noteholder, as applicable, unless an AMB-SGP, L.P. Portfolio Change of Control
Event exists or a Sheraton Universal Hotel Change of Control Event exists.
However, solely for informational purposes, the applicable special servicer will prepare a report for the series 2007-PWR15 controlling class representative with respect to the AMB-SGP, L.P. Portfolio Loan Group or the Sheraton Universal
Hotel Loan Group, as applicable, if those loans become specially serviced. See
"Description of the Mortgage Pool--Pari Passu, Subordinate and/or Other
Financing--Split Loan Structures--The AMB-SGP, L.P. Portfolio Loan Group" and
--The Sheraton Universal Hotel Loan Group" in this prospectus supplement.

      In connection with each of the Casual Cartage - Northeast Loan Group and the Casual Cartage - Southwest Loan Group, both (i) the series 2007-PWR15 pooling and servicing agreement provides that the series 2007-PWR15 controlling class representative will generally have the rights otherwise described above with respect to the pooled mortgage loans generally and (ii) the related mortgage loan group intercreditor agreement provides that the related Non-Pooled
Subordinate Noteholder's approval is required for certain material amendments
(such as, but not limited to, changes in interest rate, principal amount and other economic terms and modifications to the method of application of payments)
proposed to be executed prior to the expiration of that Non-Pooled Subordinate
Noteholder's defaulted loan purchase option (which option expires approximately
30 days after notice of certain material payment delinquencies and defaults).
See "Description of the Mortgage Pool--Certain Characteristics of the Mortgage
Pool--Subordinate and Other Financing--Split Loan Structures--The Casual Cartage
- Northeast Loan Group" and "--The Casual Cartage - Southwest Loan Group" in
this prospectus supplement.

      When reviewing the rest of this "Servicing Under the Series 2007-PWR15
Pooling and Servicing Agreement" section, it is important that you consider the effects that the rights and powers of the series 2007-PWR15 controlling class representative discussed above could have on the actions of the applicable special servicer and the effects that the rights and powers of the holders of the Non-Pooled Mortgage Loans discussed above and/or under "Description of the
Mortgage Pool--Certain Characteristics of the Mortgage Pool--Subordinate and
Other Financing--Split Loan Structures" could have on the actions of the applicable special servicer.

      Liability to Borrowers. In general, any and all expenses of the series
2007-PWR15 controlling class representative are to be borne by the holders of the series 2007-PWR15 controlling class, in proportion to their respective percentage interests in that class, and not by the trust fund. However, if a claim is made against the series 2007-PWR15 controlling class representative by a borrower with respect to the pooling and servicing agreement or any particular mortgage loan and the trust or a party to the pooling and servicing agreement is also named in the relevant legal action, the applicable special servicer will generally assume the defense of the claim on behalf of and at the expense of the trust fund, provided that the applicable special servicer (in its sole judgment)
determines that the controlling class representative acted in good faith, without negligence or willful misfeasance with regard to the particular matter at issue.

      Liability to the Trust Fund and Certificateholders. The series 2007-PWR15 controlling class representative may have special relationships and interests that conflict with those of the holders of one or more classes of the series
2007-PWR15 certificates, may act solely in the interests of the holders of the controlling class of series 2007-PWR15 certificates,

                                      S-176

does not have any duty to the holders of any class of series 2007-PWR15 certificates other than the controlling class of series 2007-PWR15 certificates and may take actions that favor the interests of the holders of the controlling class of series 2007-PWR15 certificates over those of other classes of series
2007-PWR15 certificates. It will have no liability to any other series
2007-PWR15 certificateholders for having acted as described above and those other series 2007-PWR15 certificateholders may not take any action against it for having acted as described above.

      Defense of Litigation. If a claim is made against the controlling class representative by a borrower with respect to the series 2007-PWR15 pooling and servicing agreement or any particular mortgage loan, the series 2007-PWR15 controlling class representative must immediately notify the certificate administrator, the trustee, the applicable master servicer, the applicable primary servicer and the applicable special servicer, whereupon (if a special servicer, a master servicer, a primary servicer, the certificate administrator, the trustee or the trust are also named parties to the same action and, in the sole judgment of the applicable special servicer, (i) the series 2007-PWR15 controlling class representative had acted in good faith, without negligence or willful misfeasance, with regard to the particular matter at issue, and (ii)
there is no potential for a special servicer, a master servicer, a primary servicer, the certificate administrator, the trustee or the trust to be an adverse party in such action as regards the series 2007-PWR15 controlling class representative), the applicable special servicer on behalf of the trust must
(subject to the provisions described under "Description of the Pooling and
Servicing Agreements--Some Matters Regarding the Servicer and the Depositor" in
the accompanying prospectus) assume the defense of any such claim against the series 2007-PWR15 controlling class representative; provided, however, that no judgment against the series 2007-PWR15 controlling class representative shall be payable out of the trust fund.

REPLACEMENT OF THE SPECIAL SERVICERS

      The series 2007-PWR15 controlling class representative may remove the existing general special servicer, with or without cause, and appoint a successor to the general special servicer, except that, if the removal is without cause, the cost of transferring the special servicing responsibilities for the general special servicer will be the responsibility of the series
2007-PWR15 controlling class certificateholders. However, any such appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of written confirmation from each of the Rating Agencies that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the series 2007-PWR15 certificates.

      Notwithstanding the foregoing, in the case of the AMB-SGP, L.P. Portfolio
Loan Group and the Sheraton Universal Hotel Loan Group, as applicable, the
AMB-SGP, L.P. Portfolio Non-Pooled Subordinate Noteholders (or their designee)
or the Sheraton Universal Hotel Non-Pooled Subordinate Noteholder, as
applicable, will have the right to replace the existing special servicer with respect to the applicable Mortgage Loan Group under certain circumstances and appoint a successor to that special servicer (subject to confirmation from each of the Rating Agencies that the appointment will not result in a qualification, downgrade or withdrawal of any rating then assigned by that Rating Agency to a class of series 2007-PWR15 certificates). For additional information, see
"Description of the Mortgage Pool--Pari Passu, Subordinate and/or Other
Financing--Split Loan Structures--The AMB-SGP, L.P. Portfolio Loan Group" and
"--The Sheraton Universal Hotel Loan Group" in this prospectus supplement.

MAINTENANCE OF INSURANCE

      In the case of each mortgage loan, the applicable master servicer will be required to use reasonable efforts consistent with the Servicing Standard to cause the related borrower to maintain (including identifying the extent to which a borrower is maintaining insurance coverage and, if the borrower does not so maintain, the applicable master servicer will be required, subject to certain limitations set forth in the series 2007-PWR15 pooling and servicing agreement, to itself cause to be maintained with Qualified Insurers having the Required
Claims-Paying Ratings) for the related mortgaged property:

      o     a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is generally at least equal to the lesser of the full replacement cost of improvements securing the mortgage loan or the outstanding principal balance of the mortgage loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, and

      o     all other insurance coverage as is required, or (subject to the
            Servicing Standard) that the holder of the mortgage loan is entitled to reasonably require, under the related mortgage loan documents.

                                      S-177

Notwithstanding the foregoing, however:

      o     the applicable master servicer will not be required to maintain any earthquake or environmental insurance policy on any mortgaged property unless that insurance policy was in effect at the time of the origination of the related mortgage loan pursuant to the related mortgage loan documents and is available at commercially reasonable rates (and if the applicable master servicer does not cause the borrower to maintain or itself maintain such earthquake or environmental insurance policy on any mortgaged property, the applicable special servicer will have the right, but not the duty, to obtain, at the trust's expense, earthquake or environmental insurance on any mortgaged property securing a specially serviced mortgage loan or an REO Property so long as such insurance is available at commercially reasonable rates); and

      o     except as provided below, in no event will the applicable master servicer be required to cause the borrower to maintain, or itself obtain, insurance coverage that the applicable master servicer has determined is either (i) not available at any rate or (ii) not available at commercially reasonable rates and the related hazards are not at the time commonly insured against at the then-available rates for properties similar to the related mortgaged property and located in or around the region in which the related mortgaged property is located (in each case, as determined by the applicable master servicer, which will be entitled to rely, at its own expense, on insurance consultants in making such determination) (and the related determinations by the applicable master servicer must be made not less frequently (but need not be made more frequently) than annually).

      Notwithstanding the provision described in the final bullet of the prior paragraph, the applicable master servicer must, prior to availing itself of any limitation described in that bullet with respect to any pooled mortgage loan that has a Stated Principal Balance in excess of $2,500,000, obtain the approval or disapproval of the applicable special servicer (and, in connection therewith, the applicable special servicer will be required to comply with any applicable provisions of the series 2007-PWR15 pooling and servicing agreement described above under "--The Series 2007-PWR15 Controlling Class Representative--Rights
and Powers of Controlling Class Representative"). The applicable master servicer will be entitled to conclusively rely on the determination of the applicable special servicer.

      With respect to each specially serviced mortgage loan and REO Property, the applicable special servicer will generally be required to use reasonable efforts, consistent with the Servicing Standard, to maintain (and, in the case of specially serviced mortgage loans, the applicable special servicer will be required to (i) direct the applicable master servicer to make a servicing advance for the costs associated with coverage that the applicable special servicer determines to maintain, in which case the applicable master servicer will be required to make that servicing advance (subject to the recoverability determination and servicing advance procedures described in this prospectus supplement) or (ii) direct the applicable master servicer to cause that coverage to be maintained under the applicable master servicer's force-placed insurance policy, in which case that applicable master servicer will be required to so cause that coverage to be maintained to the extent that the identified coverage is available under the applicable master servicer's existing force-placed policy) with Qualified Insurers having the Required Claims-Paying Ratings (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of (i) the full replacement cost of improvements at such REO Property or (ii)
the outstanding principal balance of the related mortgage loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1 million per occurrence and (c) to the extent consistent with the Servicing Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least twelve months.
However, the applicable special servicer will not be required in any event to maintain or obtain insurance coverage described in this paragraph beyond what is reasonably available at commercially reasonable rates and consistent with the
Servicing Standard.

      If (1) a master servicer or special servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the mortgage loans or REO
Properties, as applicable, as to which it is the applicable master servicer or the applicable special servicer, as the case may be, then, to the extent such policy (a) is obtained from a Qualified Insurer having the Required
Claims-Paying Ratings, and (b) provides protection equivalent to the individual policies otherwise required, or (2) a master servicer or special servicer has long-term unsecured debt obligations that are rated not lower than "A" by S&P and "A2" by Moody's, and that master servicer or that special servicer self-insures for its obligation to maintain the individual policies otherwise required, then that master servicer or that special servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard

                                      S-178

insurance to be maintained on the related mortgaged properties or REO
Properties, as applicable. Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the applicable master servicer or the applicable special servicer, as the case may be, whichever maintains such policy, must if there has not been maintained on any mortgaged property or REO Property thereunder a hazard insurance policy complying with the requirements described above, and there will have been one or more losses that would have been covered by such an individual policy, promptly deposit into the applicable collection account maintained by the applicable master servicer, from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related mortgage loan (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard) and, in the case of a Trust-Serviced Mortgage Loan Group, to the extent that the corresponding pooled mortgage loan is affected.

      Subject to the foregoing discussion, see also "Description of Pooling and
Servicing Agreements--Hazard Insurance Policies" in the accompanying prospectus.

ENFORCEMENT OF DUE-ON-ENCUMBRANCE AND DUE-ON-SALE PROVISIONS

      In connection with each pooled mortgage loan, the applicable master servicer or the applicable special servicer, as the case may be, will be required to determine whether to waive any violation of a due-on-sale or due-on-encumbrance provision or to approve any borrower request for consent to an assignment and assumption of the mortgage loan or a further encumbrance of the related mortgaged property. However, subject to the related mortgage loan documents, if the subject pooled mortgage loan (either alone or, if applicable, with other related pooled mortgage loans) exceeds specified size thresholds
(either actual or relative) or fails to satisfy other applicable conditions imposed by the Rating Agencies, then neither that master servicer nor that special servicer may enter into such a waiver or approval, unless it has received written confirmation from either or both Rating Agencies, as applicable, that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that Rating Agency or those
Rating Agencies, as the case may be, to the series 2007-PWR15 certificates.
Furthermore, except in limited circumstances, a master servicer may not enter into such a waiver or approval without the consent of the applicable special servicer, and the applicable special servicer will not be permitted to grant that consent or to itself enter into such a waiver or approval unless the applicable special servicer has complied with any applicable provisions of the series 2007-PWR15 pooling and servicing agreement and/or Mortgage Loan Group
Intercreditor Agreement described above under "--The Series 2007-PWR15
Controlling Class Representative--Rights and Powers of Controlling Class
Representative" or "Description of the Mortgage Pool--Certain Characteristics of
the Mortgage Pool --Pari Passu, Subordinate and/or Other Financing--Split Loan
Structures".

TRANSFERS OF INTERESTS IN BORROWERS

      Each master servicer will generally have the right to consent to any transfers of an interest in a borrower under a non-specially serviced mortgage loan, to the extent the transfer is allowed under the terms of that mortgage loan (without the exercise of any lender discretion other than confirming the satisfaction of other specified conditions that do not include any other lender discretion), including any consent to transfer to any subsidiary or affiliate of a borrower or to a person acquiring less than a majority interest in the borrower. However, subject to the terms of the related mortgage loan documents and applicable law, if--

      o     the subject mortgage loan is a pooled mortgage loan that alone - or together with all other pooled mortgage loans that have the same or a known affiliated borrower - is one of the ten largest mortgage loans in the trust fund (according to Stated Principal Balance); has a cut-off date principal balance in excess of $20,000,000; or has a principal balance at the time of such proposed transfer that is equal to or greater than 5% of the then aggregate mortgage pool balance; and

      o     the transfer is of an interest in the borrower of greater than 49%,

then the applicable master servicer may not consent to the transfer unless it has received written confirmation from each of the Rating Agencies that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that Rating Agency to the series 2007-PWR15 certificates. In addition, the series 2007-PWR15 pooling and servicing agreement may require the applicable master servicer to obtain the consent of the applicable special servicer prior

                                      S-179

to consenting to the transfers of interests in borrowers that such master servicer is otherwise entitled to consent to as described above.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

      The applicable special servicer, with respect to a specially serviced mortgage loan, or the applicable master servicer, with respect to any other mortgage loan, may, consistent with the Servicing Standard agree to:

      o     modify, waive or amend any term of any mortgage loan;

      o     extend the maturity of any mortgage loan;

      o     defer or forgive the payment of interest (including Default Interest and Post-ARD Additional Interest) on and principal of any mortgage loan;

      o     defer or forgive the payment of late payment charges on any mortgage loan;

      o     defer or forgive Yield Maintenance Charges or Prepayment Premiums on any mortgage loan;

      o     permit the release, addition or substitution of collateral securing any mortgage loan; or

      o     permit the release, addition or substitution of the borrower or any guarantor of any mortgage loan.

      The ability of a special servicer or a master servicer to agree to any of the foregoing, however, is subject to the discussions under "--The Series
2007-PWR15 Controlling Class Representative--Rights and Powers of Controlling
Class Representative" and "--Enforcement of Due-on-Sale and Due-on-Encumbrance
Provisions" above and "Description of the Mortgage Pool--Certain Characteristics
of the Mortgage Pool--Pari Passu, Subordinate and/or Other Financing--Split Loan
Structures" in this prospectus supplement, and further, to each of the following limitations, conditions and restrictions:

      o     Unless the applicable master servicer has obtained the consent of the applicable special servicer, a master servicer may not agree to modify, waive or amend any term of, or take any of the other above-referenced actions with respect to, any mortgage loan in the trust fund, that would affect the amount or timing of any related payment of principal, interest or other amount payable under that mortgage loan or materially and adversely affect the security for that mortgage loan, except (a) for certain waivers of Default
            Interest, late payment charges and Post-ARD Additional Interest and
            (b) with respect to certain routine matters.

      o     With limited exceptions generally involving the waiver of Default
            Interest and late payment charges, the applicable special servicer may not agree to, or consent to the applicable master servicer's agreeing to, modify, waive or amend any term of, and may not take, or consent to the master servicer's taking, any of the other above-referenced actions with respect to any mortgage loan, if doing so would--

            1.    affect the amount or timing of any related payment of
                  principal, interest or other amount payable under the mortgage loan, or

            2.    in the judgment of the applicable special servicer, materially impair the security for the mortgage loan,

            unless a material default on the mortgage loan has occurred or, in the judgment of the applicable special servicer, a default with respect to payment on the mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce an equal or a greater recovery to the series 2007-PWR15 certificateholders and, in the case of a
            Trust-Serviced Loan Group, the related Trust-Serviced Non-Pooled
            Noteholder, all as a collective whole, on a present value basis than would liquidation.

                                      S-180

      o     As regards modifications, waivers and amendments of a Trust-Serviced
            Mortgage Loan Group:

            1.    following any modification, extension, waiver or amendment of the payment terms of a Trust-Serviced Mortgage Loan Group, any payments on and proceeds of a Trust-Serviced Mortgage Loan
                  Group must be allocated and applied (as among the mortgage loans in that Trust-Serviced Mortgage Loan Group) in
                  accordance with the allocation and payment priorities set
                  forth in the related Mortgage Loan Group Intercreditor
                  Agreement, such that none of the trust as holder of the
                  related pooled mortgage loan and the holder of that
                  Trust-Serviced Non-Pooled Mortgage Loan will gain a priority over the other with respect to any payment, which priority is not reflected in the related Mortgage Loan Group Intercreditor
                  Agreement; and

            2.    in the case of any Mortgage Loan Group that also includes a
                  Non-Pooled Subordinate Loan, to the extent consistent with the
                  Servicing Standard, taking into account the extent to which the related Non-Pooled Subordinate Loan is junior to the
                  related pooled mortgage loan,

                  (a)   no waiver, reduction or deferral of any amounts due on
                        the pooled mortgage loan will be effected prior to the
                        waiver, reduction or deferral of the entire
                        corresponding item in respect of the related Non-Pooled
                        Subordinate Loan, and

                  (b)   no reduction of the mortgage rate (exclusive, if
                        applicable, of any portion thereof that represents the
                        rate at which Post-ARD Additional Interest is
                        calculated) of the related pooled mortgage loan will be
                        effected prior to the reduction of the mortgage rate
                        (exclusive, if applicable, of any portion thereof that
                        represents the rate at which Post-ARD Additional
                        Interest is calculated) of the related Non-Pooled
                        Subordinate Loan.

      o     Neither the applicable master servicer nor the applicable special servicer may extend the date on which any balloon payment is scheduled to be due on any mortgage loan to a date beyond the earliest of--

            1.    with certain exceptions, five years after the mortgage loan's stated maturity if the mortgage loan is the subject of an
                  environmental insurance policy,

            2.    five years prior to the rated final distribution date, and

            3.    if the mortgage loan is secured by a lien solely or primarily on the related borrower's leasehold interest in the
                  corresponding mortgaged property, 20 years or, to the extent consistent with the Servicing Standard, giving due
                  consideration to the remaining term of the ground lease, ten years, prior to the end of the then current term of the
                  related ground lease, plus any unilateral options to extend.

      o     Neither the applicable master servicer nor the applicable special servicer may make or permit any modification, waiver or amendment of any term of, or take any of the other above-referenced actions with respect to, any mortgage loan, if doing so would--

            1.    cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Internal Revenue Code or either of the respective grantor trusts related to the class R and class V certificates to fail to qualify as a grantor trust under the
                  Internal Revenue Code,

            2.    result in the imposition of any tax on prohibited transactions or contributions after the startup date of any of REMIC I,
                  REMIC II or REMIC III under the Internal Revenue Code or the imposition of any tax on either of the respective grantor
                  trusts related to the class R and class V certificates under the Internal Revenue Code, or

            3.    adversely affect the status of any portion of the trust fund that is intended to be a grantor trust under the Internal
                  Revenue Code.

      o     Subject to applicable law, the related mortgage loan documents and the Servicing Standard, neither the applicable master servicer nor the applicable special servicer may permit any modification, waiver or amendment of any term of any mortgage loan that is not a specially serviced mortgage loan unless all related fees and expenses are paid by the borrower.

                                      S-181

      o     The applicable special servicer may not permit or consent to the applicable master servicer's permitting any borrower to add or substitute any real estate collateral for any mortgage loan, unless the applicable special servicer has first----

            1.    determined, based upon an environmental assessment prepared by an independent person who regularly conducts environmental assessments, at the expense of the borrower, that--

                  (a)   the additional or substitute collateral is in compliance
                        with applicable environmental laws and regulations, and

                  (b)   there are no circumstances or conditions present with
                        respect to the new collateral relating to the use,
                        management or disposal of any hazardous materials for
                        which investigation, testing, monitoring, containment,
                        clean-up or remediation would be required under any then
                        applicable environmental laws or regulations; and

            2.    received, at the expense of the related borrower to the extent permitted to be charged by the holder of the mortgage loan under the related mortgage loan documents, confirmation from each of the Rating Agencies that the addition or substitution of real estate collateral will not result in a qualification, downgrade or withdrawal of any rating then assigned by that
                  Rating Agency to a class of series 2007-PWR15 certificates.

      o     With limited exceptions generally involving the delivery of substitute collateral, the paydown of the subject mortgage loan or the release of non-material parcels, the applicable special servicer may not release or consent to the applicable master servicer's releasing any material real property collateral securing an outstanding mortgage loan in the trust fund other than in accordance with the terms of, or upon satisfaction of, the mortgage loan.

      The foregoing limitations, conditions and restrictions will not apply to any of the acts referenced in this "--Modifications, Waivers, Amendments and
Consents" section that occurs automatically, or that results from the exercise of a unilateral option by the related borrower within the meaning of Treasury regulation section 1.1001-3(c)(2)(iii), in any event, under the terms of the subject mortgage loan in effect on the date of initial issuance of the offered certificates or, in the case of a replacement mortgage loan, on the date it is added to the trust fund. Also, in no event will either the applicable master servicer or the applicable special servicer be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if, in its judgment, opposition would not ultimately prevent the confirmation of the plan or one substantially similar.

      Also notwithstanding the foregoing, the applicable master servicer will not be required to seek the consent of, or provide prior notice to, the applicable special servicer or any series 2007-PWR15 certificateholder or obtain any confirmation from the Rating Agencies in order to approve waivers of minor covenant defaults (other than financial covenants) or grant approvals and consents in connection with various routine matters.

      All modifications, amendments, material waivers and other material actions entered into or taken and all consents with respect to the mortgage loans must be in writing. Each of the master servicers and the special servicers must deliver to the trustee for deposit in the related mortgage file, an original counterpart of the agreement relating to a such modification, waiver, amendment or other action agreed to or taken by it, promptly following its execution.

      In circumstances in which the applicable master servicer is not permitted to enter into a modification, waiver, consent or amendment without the approval of the applicable special servicer, that master servicer must provide a written recommendation and explain the rationale therefor and deliver all pertinent documents to the applicable special servicer and to the series 2007-PWR15 controlling class representative or, if applicable, the related Non-Pooled
Subordinate Noteholder. If approval is granted by the applicable special servicer, the applicable master servicer will be responsible for entering into the relevant documentation.

                                      S-182

REQUIRED APPRAISALS

      Within approximately 60 days following the occurrence of any Appraisal
Trigger Event with respect to any of the pooled mortgage loans, the applicable special servicer must obtain an appraisal of the related mortgaged property from an independent appraiser meeting the qualifications imposed in the series
2007-PWR15 pooling and servicing agreement, unless--

      o     an appraisal had previously been obtained within the prior twelve months, and

      o     the applicable special servicer has no knowledge of changed circumstances that in the judgment of the applicable special servicer would materially affect the value of the mortgaged property.

      Notwithstanding the foregoing, if the Stated Principal Balance of the subject mortgage loan is less than $2,000,000, then the applicable special servicer may, at its option, perform an internal valuation of the related mortgaged property.

      As a result of any appraisal or other valuation, it may be determined by a special servicer, in consultation with the series 2007-PWR15 controlling class representative or, if applicable, the related Non-Pooled Subordinate Noteholder, that an Appraisal Reduction Amount exists with respect to the subject mortgage loan. An Appraisal Reduction Amount is relevant to (i) the amount of any advances of delinquent interest required to be made with respect to the affected pooled mortgage loan, (ii) in the case of the AMB-SGP, L.P. Portfolio Loan
Group, the determination of whether the related Non-Pooled Subordinate
Noteholders, on the one hand, or the series 2007-PWR15 controlling class representative, on the other, exercises certain control rights with respect to the related loan group and (iii) in the case of the Sheraton Universal Hotel
Loan Group, the determination of whether the related Non-Pooled Subordinate
Noteholder, on the one hand, or the series 2007-PWR15 controlling class representative, on the other, exercises certain control rights with respect to the related loan group. See "Description of the Offered Certificates--Advances
of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

      If an Appraisal Trigger Event occurs with respect to any specially serviced mortgage loan, then the applicable special servicer will have an ongoing obligation to obtain or perform, as the case may be, on or about each anniversary of the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the applicable special servicer is to redetermine, in consultation with the series
2007-PWR15 controlling class representative, and report to the certificate administrator, the trustee and the applicable master servicer the new Appraisal
Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease if and when--

      o     any and all Servicing Transfer Events with respect to the mortgage loan have ceased, and

      o     no other Servicing Transfer Event or Appraisal Trigger Event has
            occurred with respect to the subject mortgage loan during the preceding three months.

      The cost of each required appraisal, and any update of that appraisal, will be advanced by the applicable master servicer, at the direction of the applicable special servicer, and will be reimbursable to the applicable master servicer as a servicing advance.

      Notwithstanding the foregoing, the series 2007-PWR15 controlling class representative or other controlling party will have the right (exercisable not more frequently that once every six months) to require that the applicable special servicer, as applicable, obtain a new appraisal with respect to the subject mortgage loan, at the expense of the series 2007-PWR15 controlling class certificateholders or other controlling party, as applicable. Upon receipt of the new appraisal, the applicable special servicer will redetermine any
Appraisal Reduction Amount.

      Appraisal Reduction Amounts with respect to Trust-Serviced Loan Groups will be calculated in the manner described under the definition of "Appraisal
Reduction Amount" in the glossary to this prospectus supplement.

                                      S-183

COLLECTION ACCOUNTS

      General. Each master servicer will be required to establish and maintain a collection account for purposes of holding payments and other collections that it receives with respect to the mortgage loans for which it is the applicable master servicer. That collection account must be maintained in a manner and with a depository institution that satisfies each Rating Agency's standards for securitizations similar to the one involving the offered certificates.

      The funds held in each master servicer's collection account may be held as cash or invested in Permitted Investments. See "--Servicing and Other
Compensation and Payment of Expenses--Additional Servicing Compensation" above.

      Deposits. Each master servicer must deposit or cause to be deposited in its collection account, generally within one business day following receipt by it, all payments on and proceeds of the pooled mortgage loans that are received by or on behalf of that master servicer with respect to the related mortgage loans. These payments and proceeds include borrower payments, insurance and condemnation proceeds (other than amounts to be applied to the restoration of a property), amounts remitted monthly by the applicable special servicer from an
REO account, the proceeds of any escrow or reserve account that are applied to the mortgage loan indebtedness and the sales proceeds of any sale of any mortgage loan on behalf of the trust fund that may occur as otherwise described in this prospectus supplement. Notwithstanding the foregoing, a master servicer need not deposit into its collection account any amount that such master servicer would be authorized to withdraw immediately from that collection account as described under "--Withdrawals" below and will be entitled to instead pay that amount directly to the person(s) entitled thereto.

      Withdrawals. The master servicers may make withdrawals from the collection accounts for the purpose of making any Authorized Collection Account
Withdrawals.

      The series 2007-PWR15 pooling and servicing agreement will contain additional provisions with respect to the timing of the payments, reimbursements and remittances generally described above. The payments, reimbursements and remittances described above may result in shortfalls to the holders of the offered certificates in any particular month even if those shortfalls do not ultimately become realized losses for those holders.

FAIR VALUE PURCHASE OPTION

      If any pooled mortgage loan becomes a Specially Designated Defaulted
Pooled Mortgage Loan, then the applicable special servicer must determine the
Fair Value of the subject Specially Designated Defaulted Pooled Mortgage Loan based upon, among other things, an appraisal or other valuation obtained or conducted by the applicable special servicer within the preceding 12-month period. The determination must be made within 30 days following receipt of the appraisal or other valuation. The applicable special servicer will be required to update its Fair Value determination if an offer is made for the purchase of the applicable pooled mortgage loan at that value on a date that is later than
90 days following the applicable special servicer's determination or if the applicable special servicer becomes aware of any circumstances or conditions that have occurred or arisen that would, in its reasonable judgment, materially affect the most recent Fair Value determination.

      The holder(s) of a majority in principal amount of the series 2007-PWR15 controlling class and the applicable special servicer, in that order, will be entitled to purchase from the trust fund any Specially Designated Defaulted
Pooled Mortgage Loan, at a cash price that is equal to: (a) the Fair Value of that mortgage loan, as most recently determined by the applicable special servicer and reported to the trustee, certificate administrator, the applicable master servicer and the series 2007-PWR15 controlling class representative as described above; or (b) if no such Fair Value has yet been established as described above, or if the applicable special servicer is in the process of redetermining the Fair Value because of a change in circumstances, the applicable Purchase Price. Any exercise of the Purchase Option by the applicable special servicer or any affiliate thereof will be conditioned on a confirmation by the trustee that the applicable special servicer's determination of the Fair
Value is consistent with or greater than what the trustee considers to be the fair value of that mortgage loan, although the applicable special servicer may revise any such Fair Value determination that is rejected by the trustee (in which case the revised determination shall likewise be subject to confirmation by the trustee). For these purposes, the trustee may at its option (and at the expense of the trust) designate an independent third party expert to make the determination, in which case the trustee will be entitled to conclusively rely upon such third party's determination. Any holder of the Purchase Option may assign the option to any third party other than the borrower or an affiliate of the borrower under the applicable pooled mortgage loan.

                                      S-184

      The Purchase Option with respect to any Specially Designated Defaulted
Pooled Mortgage Loan will end on the earliest of (1) the date on which such mortgage loan is worked out or otherwise ceases to be a Specially Designated
Defaulted Mortgage Loan, (2) the date on which the mortgage loan is liquidated or otherwise removed from the trust fund and (3) the date on which the related mortgaged property becomes an REO Property.

      The Purchase Option with respect to any Specially Designated Defaulted
Pooled Mortgage Loan may be subject to the purchase options of other related creditors of the subject borrower and its principals. In any case, the Purchase
Options with respect to the AMB-SGP, L.P. Portfolio Pooled Mortgage Loan and the
Sheraton Universal Hotel Pooled Mortgage Loan are subject to the prior right of the AMB-SGP, L.P. Portfolio Non-Pooled Subordinate Noteholders or the Sheraton
Universal Hotel Non-Pooled Subordinate Noteholder, as applicable, to exercise any option to purchase the related pooled mortgage loan following a default and to any consultation and/or approval right that applies to a sale of a defaulted loan. See "Description of the Mortgage Pool -- Certain Characteristics of the
Mortgage Loans--Pari Passu, Subordinate and/or Other Financing--Split Loan
Structures" above.

      We cannot assure you that the Fair Value of any Specially Designated
Defaulted Pooled Mortgage Loan (determined as described above) will equal the amount that could have actually been realized in an open bid or that the cash price at which any Specially Designated Defaulted Pooled Mortgage Loan may be
purchased as described above will equal or be greater than the amount that could have been realized through foreclosure or a work-out of that mortgage loan.

      The applicable special servicer will be required to concurrently proceed with a work-out or foreclosure in respect of any Specially Designated Defaulted
Pooled Mortgage Loan without regard to the related Purchase Option.

PROCEDURES WITH RESPECT TO DEFAULTED MORTGAGE LOANS AND REO PROPERTIES

      The applicable special servicer will be responsible for liquidating defaulted pooled mortgage loans and for the operation, management, leasing, maintenance and disposition of REO Properties, in any event generally as described under "Description of the Pooling and Servicing
Agreements--Realization upon Defaulted Mortgage Loans" in the accompanying prospectus. Any REO Property relating to a Trust-Serviced Mortgage Loan Group will be held on behalf of the series 2007-PWR15 certificateholders and the related Trust-Serviced Non-Pooled Noteholder.

REO ACCOUNT

      If an REO Property is acquired, the applicable special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from that REO Property. The funds held in each such REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the REO account maintained by a special servicer will be payable to that special servicer, subject to the limitations described in the series 2007-PWR15 pooling and servicing agreement.

      The applicable special servicer will be required to withdraw from the REO account maintained by that special servicer funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust fund, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, each special servicer will be required to withdraw from its respective REO account and deposit, or deliver to the applicable master servicer for deposit, into the applicable master servicer's collection account the total of all amounts received in respect of each REO Property held by the trust fund during that collection period, net of any withdrawals made out of those amounts, as described in the preceding sentence and any amounts as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of that property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

RIGHTS UPON THE OCCURRENCE OF AN EVENT OF DEFAULT

      If an Event of Default occurs with respect to any of the master servicers or the special servicers and remains unremedied, the trustee will be authorized, and at the direction of series 2007-PWR15 certificateholders entitled to not less than 25% of the series 2007-PWR15 voting rights, or, in the case of the general special servicer, at the direction of the series 2007-PWR15 controlling class representative, the trustee will be required, to terminate all of the obligations and rights of the defaulting party under the series 2007-PWR15 pooling and servicing agreement accruing from and after the notice of

                                      S-185

termination, other than any rights the defaulting party may have as a series
2007-PWR15 certificateholder or as holder of a Non-Pooled Subordinate Loan, entitlements to amounts payable to the terminated party at the time of termination and any entitlements of the terminated party that survive the termination. Upon any termination, subject to the discussion in the next two paragraphs and under "--Replacement of the Special Servicers" above, the trustee must either:

      o     succeed to all of the responsibilities, duties and liabilities of the terminated master servicer or special servicer, as the case may be, under the series 2007-PWR15 pooling and servicing agreement; or

      o     appoint an established mortgage loan servicing institution reasonably acceptable to the series 2007-PWR15 controlling class representative to act as successor to the terminated master servicer or special servicer, as the case may be.

      The holders of certificates entitled to a majority of the voting rights or, alternatively, if an Event of Default involving the general special servicer has occurred, the series 2007-PWR15 controlling class representative, may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, rather than have the trustee or its designee act as that successor. In connection with the pooled mortgage loans sold by Principal Commercial Funding
II, LLC, Principal Commercial Funding, LLC or Nationwide Life Insurance Company
to us for deposit into the trust fund, the applicable master servicer will perform most of its servicing duties through Principal Global Investors, LLC or
Nationwide Life, as applicable, in its capacity as primary servicer and
Principal Global Investors, LLC or Nationwide Life, as applicable, in that capacity cannot be terminated, including by a successor master servicer, except for cause. In addition, in the case of a number of other mortgage loans, it is expected that the applicable master servicer will perform some of its servicing duties through sub-servicers whose rights to receive certain payments cannot be terminated, including by a successor master servicer, except for cause.

      Notwithstanding the foregoing discussion in this "--Rights Upon the
Occurrence of an Event of Default" section, if a master servicer receives a notice of termination because of the occurrence of any of the Events of Default described in the eighth and ninth bullets under the definition of "Event of
Default" that appears in the glossary to this prospectus supplement, the applicable master servicer will continue to serve as master servicer and will have the right for a period of 45 days, at its expense, to sell or cause to be sold its master servicing rights with respect to the mortgage loans for which it is the applicable master servicer to a successor.

      The appointment of any entity as a successor to a terminated master servicer or special servicer as described in the second bullet of the first paragraph or in the second or third paragraph of this "--Rights Upon the
Occurrence of an Event of Default" section may not occur unless each of the
Rating Agencies have confirmed that the appointment of that entity will not result in a qualification, downgrade or withdrawal of any of the then current ratings of the series 2007-PWR15 certificates.

      In general, certificateholders entitled to at least 66-2/3% of the voting rights allocated to each class of series 2007-PWR15 certificates affected by any
Event of Default may waive the Event of Default. However, the Events of Default described in the first, second, eighth and ninth bullets under the definition of
"Event of Default" that appears in the glossary to this prospectus supplement may only be waived by all of the holders of the affected classes of series
2007-PWR15 certificates. Furthermore, if the trustee is required to spend any monies in connection with any Event of Default, then that Event of Default may not be waived unless and until the trustee has been reimbursed, with interest, by the party requesting the waiver. Upon any waiver of an Event of Default, the
Event of Default will cease to exist and will be deemed to have been remedied for every purpose under the series 2007-PWR15 pooling and servicing agreement.

      If an Event of Default on the part of the master servicer for a
Trust-Serviced Mortgage Loan Group occurs and affects a related Trust-Serviced
Non-Pooled Noteholder and that master servicer is not terminated pursuant to the provisions set forth above, then notwithstanding that the Event of Default may be waived by the series 2007-PWR15 certificateholders, the related
Trust-Serviced Non-Pooled Noteholder will be entitled to require that the applicable master servicer appoint a sub-servicer that will be responsible for servicing the applicable Mortgage Loan Group.

                                      S-186

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

GENERAL

      The following discussion summarizes certain legal aspects of mortgage loans secured by real property in New Jersey (approximately 14.2% of the initial mortgage pool balance), Nevada (approximately 12.6% of the initial mortgage pool balance) and California (approximately 10.6% of the initial mortgage pool balance). The discussion is general in nature, does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

NEW JERSEY

      New Jersey uses mortgages to secure commercial real estate loans.
Foreclosure requires a judicial action; the state has no power of sale. Once a lender starts a foreclosure and obtains a judgment, the court sets the terms and conditions of the sale in the judgment, including the location of the sale and the amount due the lender. The sheriff of the county where the property is located actually conducts the sale. Usually, it takes place about 30 days after entry of judgment. During that time, the lender must advertise the sale at least once a week. The borrower can adjourn the sale date twice, each time for two weeks, and the court can order more extensions. (These timing details vary somewhat by county, depending on the local sheriff's procedures.) For ten days after the sale, the borrower can still redeem the property by paying all amounts due. New Jersey does not have a "one action rule" or "anti-deficiency legislation." To obtain a personal judgment against the borrower or guarantor, the lender must commence a separate action - simultaneously with the foreclosure
- in state court, civil division. That court will usually wait until the foreclosure has been completed to calculate the defendant's liability. In certain circumstances, the lender may have a receiver appointed.

NEVADA

      In Nevada, the lien of a deed of trust may be foreclosed judicially or non-judicially. Judicial foreclosures are very rare, as they give rise to a one year right of redemption, and are employed only in cases of defective trust deeds, mortgages, or cases alleging equitable mortgages. A non-judicial foreclosure is handled by the trustee under the deed of trust, typically, a title insurance company or agent, pursuant to a power of sale granted in the deed of trust, and given in accordance with the statutory scheme. A notice of default and election to sell the property is recorded, notice is given to the trustor and other parties with an interest in the property, and, following the expiration of the statutory period, a public auction is held. With limited exceptions, Nevada law requires a beneficiary to exhaust its real property security prior to bringing an action against the trustor to collect a debt.
Deficiency judgments following a foreclosure are limited to the lesser of (i)
the amount by which the debt exceeds the fair market value of the property sold at the time of sale, with interest from the date of sale, or (ii) the difference between the proceeds of the sale and the debt, with interest from the date of sale. In Nevada, certain tax liens enjoy priority over previously recorded deeds of trust.

CALIFORNIA

      Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non judicial trustee's sale in accordance with the California
Civil Code (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure in accordance with the California Code of
Civil Procedure. Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee's power of sale, or by court appointed sheriff under a judicial foreclosure.
Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee's power of sale. California's "one action rule"
requires the lender to complete foreclosure of all real estate provided as security under the deed of trust in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes.
Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt.
Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the

                                      S-187

indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender's right to have a receiver appointed under certain circumstances.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

      Upon the issuance of the offered certificates, Cadwalader, Wickersham &
Taft LLP, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the series 2007-PWR15 pooling and servicing agreement, and subject to any other assumptions set forth in the opinion, (i) each of REMIC
I, REMIC II and REMIC III will qualify as a REMIC under the Internal Revenue
Code and (ii) the portion of the trust that holds the Post-ARD Additional
Interest and collections thereof (the "Class V Grantor Trust") will be treated as a grantor trust under the Internal Revenue Code.

      The assets of REMIC I will generally include--

      o     the pooled mortgage loans,

      o     any REO Properties acquired on behalf of the series 2007-PWR15 certificateholders (or a beneficial interest in a mortgaged property securing a pooled mortgage loan that is part of a Mortgage Loan
            Group),

      o     the respective master servicers' collection accounts,

      o     the REO accounts maintained by the special servicers, and

      o     the certificate administrator's distribution account and interest reserve account.

      However, REMIC I will exclude any collections of Post-ARD Additional
      Interest on the ARD Loans.

      For federal income tax purposes,

      o     the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

      o     the separate non-certificated regular interests in REMIC II will be the regular interests in REMIC II and will be the assets of REMIC
            III,

      o     the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, X, B, C, D, E,
            F, G, H, J, K, L, M, N, O and P certificates will evidence the regular interests in, and will generally be treated as debt obligations of, REMIC III,

      o     the class V certificates will represent beneficial ownership of the assets of the Class V Grantor Trust, and

      o     the class R certificates will evidence the sole class of residual interests in each of REMIC I, REMIC II and REMIC III.

                                      S-188

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

      The IRS has issued regulations under sections 1271 to 1275 of the Internal
Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides for special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that the regulations issued under sections 1271 to 1275 of the Internal Revenue Code and section 1272(a)(6) of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

      For federal income tax reporting purposes, we anticipate that the class ,
, and certificates will be treated as having been issued with more than a de minimis amount of original issue discount, that the class , , , , and certificates will be treated as having been issued with a de minimis amount of original issue discount and that the class , , and certificates will be issued at a premium. Whether any holder of these classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Material Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates--Premium" in the accompanying prospectus.

      When determining the rate of accrual of original issue discount and market discount, if any, and the amortization of premium, if any, with respect to the series 2007-PWR15 certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

      o     the mortgage loans with anticipated repayment dates will be paid in full on those dates,

      o     no mortgage loan in the trust will otherwise be prepaid prior to maturity, and

      o     there will be no extension of maturity for any mortgage loan in the trust.

      For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see "Material Federal Income Tax
Consequences" in each of this prospectus supplement and the accompanying prospectus.

      Prepayment premiums and yield maintenance charges actually collected on the underlying mortgage loans will be paid on the offered certificates as and to the extent described in this prospectus supplement. It is not entirely clear under the Internal Revenue Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the applicable master servicer's actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the offered certificates and that the taxable income be reported based on the projected constant yield to maturity of the offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

      Except to the extent noted below, offered certificates held by a real estate investment trust ("REIT") will be "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal Revenue Code in the same proportion that the assets

                                      S-189

of the trust would be so treated. In addition, interest, including original issue discount, if any, on offered certificates held by a REIT will be interest described in section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal Revenue Code.

      Most of the mortgage loans to be included in the trust are not secured by real estate used for residential or other purposes prescribed in section
7701(a)(19)(C) of the Internal Revenue Code. Consequently, in general, it appears that the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under section 7701(a)(19)(C) of the Internal Revenue Code. The offered certificates will be treated as
"qualified mortgages" for another REMIC under section 860G(a)(3)(C) of the
Internal Revenue Code.

      To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Therefore:

      o     a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;

      o     a portion of that certificate may not represent ownership of "real estate assets" under section 856(c)(5)(B) of the Internal Revenue
            Code; and

      o     the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

      In addition, most of the mortgage loans that we intend to include in the trust contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower's pledge of substitute collateral in the form of Government Securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

      (1)   the borrower pledges substitute collateral that consist solely of
            Government Securities;

      (2)   the mortgage loan documents allow that substitution;

      (3)   the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

      (4)   the release is not within two years of the startup day of the REMIC.

      Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and
856(c)(3)(B) of the Internal Revenue Code, respectively.

      See "Material Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates" in the accompanying prospectus.

      For further information regarding the federal income tax consequences of investing in the offered certificates, see "Material Federal Income Tax
Consequences" in the accompanying prospectus.

                              ERISA CONSIDERATIONS

      ERISA and the Internal Revenue Code impose requirements on Plans that are subject to ERISA and/or Section 4975 of the Internal Revenue Code. ERISA imposes duties on persons who are fiduciaries of Plans subject to ERISA and prohibits selected transactions between a Plan and Parties in Interest with respect to such Plan. Under ERISA, any person who

                                      S-190

exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan. Governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in
Section 3(33) of ERISA) are not subject to the prohibited transactions restrictions of ERISA and the Internal Revenue Code. However, such plans may be subject to similar provisions of applicable federal, state or local law.

PLAN ASSETS

      The DOL has issued a final regulation (29 C.F.R. Section 2510.3-101)
concerning the definition of what constitutes the assets of a Plan. That DOL regulation, as modified by Section 3(42) of ERISA, provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for certain purposes, including the prohibited transaction provisions of
ERISA and Section 4975 of the Internal Revenue Code, to be assets of the investing Plan unless certain exceptions apply. Under the terms of the regulation, if the assets of the trust were deemed to constitute plan assets by reason of a Plan's investment in offered certificates, such plan assets would include an undivided interest in the pooled mortgage loans and any other assets of the trust. If the pooled mortgage loans or other trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a "fiduciary" of investing Plans with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code
with respect to the pooled mortgage loans and other trust assets.

      Bear Stearns Commercial Mortgage Securities Inc., the underwriters, the master servicers, the primary servicers, the special servicers and certain of their respective affiliates might be considered or might become fiduciaries or other Parties in Interest with respect to investing Plans. Moreover, the trustee, the certificate administrator, the series 2007-PWR15 controlling class representative, or any insurer, primary insurer or other issuer of a credit support instrument relating to the primary assets in the trust, or certain of their respective affiliates, might be considered fiduciaries or other Parties in
Interest with respect to investing Plans. In the absence of an applicable exemption, "prohibited transactions" within the meaning of ERISA and Section
4975 of the Internal Revenue Code could arise if offered certificates were acquired by, or with "plan assets" of, a Plan with respect to which any such person is a Party in Interest.

      In addition, an insurance company proposing to acquire or hold offered certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Internal Revenue Code under John Hancock Mutual Life
Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section
401(c) of ERISA, as amended by the Small Business Job Protection Act of 1996,
Public Law No. 104-188, and subsequent DOL and judicial guidance. See
"--Insurance Company General Accounts" below.

SPECIAL EXEMPTION APPLICABLE TO THE OFFERED CERTIFICATES

      With respect to the acquisition and holding of the offered certificates, the DOL has granted the Underwriter Exemption to Bear, Stearns & Co. Inc. and
Morgan Stanley & Co. Incorporated. The Underwriter Exemption generally exempts from certain of the prohibited transaction rules of ERISA and Section 4975 of the Internal Revenue Code transactions relating to:

      o     the initial purchase, the holding, and the subsequent resale by
            Plans of certificates evidencing interests in pass-through trusts;
            and

      o     transactions in connection with the servicing, management and operation of such trusts,

provided that the assets of such trusts consist of certain secured receivables, loans and other obligations that meet the conditions and requirements of the
Underwriter Exemption.

      The assets covered by the Underwriter Exemption include mortgage loans such as the pooled mortgage loans and fractional undivided interests in such loans.

                                      S-191

    The Underwriter Exemption as applicable to the offered certificates sets forth the following five general conditions which must be satisfied for exemptive relief:

      o     the acquisition of the offered certificates by a Plan must be on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

      o     the offered certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Moody's, S&P or Fitch;

      o     the trustee must not be an affiliate of any other member of the
            Restricted Group, other than an underwriter;

      o     the sum of all payments made to and retained by the underwriters in connection with the distribution of the offered certificates must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by us in consideration of our assignment of the mortgage loans to the trust fund must represent not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the certificate administrator, tax administrator, the trustee, the master servicers, the special servicers and any sub-servicer must represent not more than reasonable compensation for such person's services under the series 2007-PWR15 pooling and servicing agreement or other relevant servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

      o     the Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) under the Securities Act of
            1933, as amended.

      A fiduciary of a Plan contemplating purchasing any of the offered certificates in the secondary market must make its own determination that at the time of such acquisition, such certificates continue to satisfy the second general condition set forth above. We expect that the third general condition set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating purchasing any of the offered certificates must make its own determination that the first, second, fourth and fifth general conditions set forth above will be satisfied with respect to such certificates.

      Moreover, the Underwriter Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

      o     the investing Plan fiduciary or its affiliates is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust;

      o     the Plan's investment in each class of series 2007-PWR15
            certificates does not exceed 25% of all of the certificates outstanding of that class at the time of the acquisition;

      o     immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity;

      o     in connection with the acquisition of certificates in the initial offering, at least 50% of each class of certificates in which Plans invest and of the aggregate interests in the trust are acquired by persons independent of the Restricted Group; and

      o     the Plan is not sponsored by a member of the Restricted Group.

      Before purchasing any of the offered certificates, a fiduciary of a Plan should itself confirm (a) that such certificates constitute "securities" for purposes of the Underwriter Exemption and (b) that the specific and general conditions of the Underwriter Exemption and the other requirements set forth in the Underwriter Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the
Underwriter Exemption, the Plan fiduciary should consider the availability of other prohibited transaction exemptions.

                                      S-192

INSURANCE COMPANY GENERAL ACCOUNTS

      Based on the reasoning of the United States Supreme Court in John Hancock
Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a Plan by virtue of such investment. Any investor that is an insurance company using the assets of an insurance company general account should note that the Small Business Job
Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Internal Revenue Code. Under regulations issued pursuant to Section 401(c), assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and
Section 4975 of the Internal Revenue Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998, if the insurer satisfies various conditions.

      Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c)
Regulations, may be treated as "plan assets" of such Plans. Because Section
401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as "plan assets" of any Plan that is invested in such separate account. Insurance companies contemplating the investment of general account assets in any class of certificates that is not rated at least
"BBB-" by S&P or at least "Baa3" by Moody's should consult with their legal counsel with respect to the applicability of Section 401(c).

      Accordingly, any insurance company that acquires or holds any offered certificate with "plan assets" of a Plan will be deemed to have represented and warranted to us, the trustee, the certificate administrator, each master servicer and each special servicer that (1) such acquisition and holding are permissible under applicable law, satisfy the requirements of the Underwriter
Exemption, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code, and will not subject us, the trustee, the certificate administrator, either master servicer, any special servicer or either primary servicer to any obligation in addition to those undertaken in the series 2007-PWR15 pooling and servicing agreement, or
(2) the source of funds used to acquire and hold such certificates is an
"insurance company general account", as defined in DOL Prohibited Transaction
Class Exemption 95-60, and the applicable conditions set forth in Sections I and
III of PTCE 95-60 have been satisfied.

GENERAL INVESTMENT CONSIDERATIONS

      Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, Section 4975 of the Internal Revenue Code or any
corresponding provisions of applicable federal, state or local law, the applicability of the Underwriter Exemption or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the offered certificates. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio. Any sale of offered certificates to a Plan does not constitute any representation by the depositor or any underwriter that an investment in the offered certificates meets relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such investment is appropriate for Plans generally or any particular Plan.

                                LEGAL INVESTMENT

      The offered certificates will not constitute "mortgage related securities"
for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
amended. The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, is subject to significant interpretive uncertainties.

      No representations are made as to the proper characterization of the offered certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions.
The uncertainties described above (and any unfavorable future

                                      S-193

determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

      Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

      See "Legal Investment" in the accompanying prospectus.

                                  LEGAL MATTERS

      The validity of the offered certificates and certain federal income tax matters will be passed upon by Cadwalader, Wickersham & Taft LLP, New York, New
York, and certain other legal matters will be passed upon for the underwriters by Sidley Austin LLP, New York, New York.

                                     RATINGS

      It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

        CLASS         MOODY'S        S&P
        ------        -------        ----
         A-1            Aaa          AAA
         A-2            Aaa          AAA
         A-3            Aaa          AAA
         A-AB           Aaa          AAA
         A-4            Aaa          AAA
         A-1A           Aaa          AAA
         A-M            Aaa          AAA
         A-J            Aaa          AAA

      Each of the Rating Agencies identified above are expected to perform ratings surveillance with respect to its ratings for so long as the offered certificates remain outstanding; provided that a Rating Agency may cease performing ratings surveillance at any time if that Rating Agency does not have sufficient information to allow it to continue to perform ratings surveillance on the certificates. The depositor has no ability to ensure that the Rating
Agencies perform ratings surveillance. Fees for such ratings surveillance have been prepaid by the depositor. The ratings on the offered certificates address the likelihood of--

      o     the timely receipt by their holders of all distributions of interest to which they are entitled on each distribution date, and

      o     the ultimate receipt by their holders of all distributions of principal to which they are entitled on or before the distribution date in February 2044, which is the rated final distribution date.

      The ratings on the offered certificates take into consideration--

      o     the credit quality of the pooled mortgage loans,

      o     structural and legal aspects associated with the offered
            certificates, and

      o     the extent to which the payment stream from the pooled mortgage loans is adequate to make distributions of interest and principal required under the offered certificates.

                                      S-194

      The ratings on the respective classes of offered certificates do not represent any assessment of--

      o     the tax attributes of the offered certificates or of the trust fund,

      o     whether or to what extent prepayments of principal may be received on the pooled mortgage loans,

      o     the likelihood or frequency of prepayments of principal on the pooled mortgage loans,

      o     the degree to which the amount or frequency of prepayments of principal on the pooled mortgage loans might differ from those originally anticipated,

      o     whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate
            Prepayment Interest Shortfalls (or analogous amounts in connection with balloon payments) or whether any compensating interest payments will be made, and

      o     whether and to what extent Default Interest or Post-ARD Additional
            Interest will be received.

      Also, a security rating does not represent any assessment of the yield to maturity that investors may experience in the event of rapid prepayments and/or other liquidations of the pooled mortgage loans. In general, the ratings on the offered certificates address credit risk and not prepayment risk.

      We cannot assure you that any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by S&P or Moody's.

      The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See
"Ratings" in the accompanying prospectus.

                                      S-195

                                    GLOSSARY

      "30/360 Basis" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

      "Actual/360 Basis" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

      "Additional Servicer" means each affiliate of any master servicer that services any of the mortgage loans and each person that is not an affiliate of any master servicer, other than a special servicer, and that, in either case, services 10% or more of the pooled mortgage loans based on the principal balance of the pooled mortgage loans.

      "Additional Trust Fund Expense" means an expense of the trust fund that--

      o     arises out of a default on a mortgage loan or an otherwise unanticipated event,

      o     is not included in the calculation of a Realized Loss,

      o     is not covered by a servicing advance or a corresponding collection from the related borrower, and

      o     is not covered by late payment charges or Default Interest collected on the pooled mortgage loans (to the extent such coverage is provided for in the series 2007-PWR15 pooling and servicing agreement).

      We provide some examples of Additional Trust Fund Expenses under
"Description of the Offered Certificates--Reductions of Certificate Principal
Balances in Connection with Realized Losses and Additional Trust Fund Expenses"
in this prospectus supplement.

      "Administrative Fee Rate" means, for each pooled mortgage loan, the sum of the servicer report administrator fee rate, the trustee fee rate, the certificate administrator fee rate and the applicable master servicing fee rate.
The master servicing fee rate will include any primary servicing fee rate.

      "AMB-SGP, L.P. Portfolio Change of Control Event" means the event that occurs if, as of any date of determination, both of the AMB-SGP, L.P. Portfolio
Non-Pooled Subordinate Noteholders constitute the borrower under the AMB-SGP,
L.P. Portfolio Loan Group or an affiliate thereof or (a)(1) the initial principal balance of the AMB-SGP, L.P. Portfolio Non-Pooled Subordinate Loans
minus (2) the sum of (x) any principal payments allocated to, and received on, either or both of the AMB-SGP, L.P. Portfolio Non-Pooled Subordinate Loans, (y)
any Appraisal Reduction Amounts for the AMB-SGP, L.P. Portfolio Loan Group and
(z) any realized losses on the AMB-SGP, L.P. Portfolio Loan Group is less than
(b) 25% of the difference between (1) the aggregate initial principal balance of the AMB-SGP, L.P. Portfolio Non-Pooled Subordinate Loans minus (2) any payments of principal (whether as scheduled amortization, prepayments or otherwise)
allocated to, and received on, either or both of the AMB-SGP, L.P. Portfolio
Non-Pooled Subordinate Loans, made by the related borrower. If an AMB-SGP, L.P.
Portfolio Change of Control Event has not occurred and one of the AMB-SGP, L.P.
Portfolio Non-Pooled Subordinate Noteholders is the related borrower or an affiliate thereof, that noteholder will not be entitled to exercise (or delegate) or participate in the exercise of any rights of the AMB-SGP, L.P.
Portfolio Non-Pooled Subordinate Noteholders collectively to (i) advise, approve or be consulted with respect to servicing actions, (ii) replace the applicable special servicer for the AMB-SGP, L.P. Portfolio Loan Group, (iii) purchase others loans in the AMB-SGP, L.P. Portfolio Loan Group following a default or
(iv) cure defaults on the AMB-SGP, L.P. Portfolio Loan Group.

      "AMB-SGP, L.P. Portfolio Intercreditor Agreement" means the intercreditor agreement between the initial holders of the AMB-SGP, L.P. Portfolio Pooled
Mortgage Loan, the AMB-SGP, L.P. Portfolio Non-Pooled Pari Passu Companion Loan,
the AMB-SGP, L.P. Portfolio Non-Pooled Subordinate Fixed Rate Mortgage Loan and
the AMB-SGP, L.P. Portfolio Non-Pooled Subordinate Floating Rate Loan.

      "AMB-SGP, L.P. Portfolio Loan Group" means, collectively, the AMB-SGP,
L.P. Portfolio Pooled Mortgage Loan, the AMB-SGP, L.P. Portfolio Non-Pooled Pari
Passu Companion Loan, the AMB-SGP, L.P. Portfolio Non-Pooled Subordinate Fixed
Rate Mortgage Loan and the AMB-SGP, L.P. Portfolio Non-Pooled Subordinate
Floating Rate Mortgage Loan.

                                      S-196

      "AMB-SGP, L.P. Portfolio Mortgaged Property" means the mortgaged property identified on Appendix B to this prospectus supplement as "AMB-SGP, L.P.
Portfolio".

      "AMB-SGP, L.P. Portfolio Non-Pooled Pari Passu Companion Loan" means the loan in the original principal amount as of the cut-off date of $40,000,000 that is secured by the same mortgage instruments encumbering the AMB-SGP, L.P.
Portfolio Mortgaged Property as the AMB-SGP, L.P. Portfolio Pooled Mortgage
Loan, is pari passu in right of payment to the AMB-SGP, L.P. Portfolio Pooled
Mortgage Loan and bears interest at an adjustable rate per annum.

         "AMB-SGP, L.P. Portfolio Non-Pooled Pari Passu Companion Noteholder"
means the holder of the promissory note evidencing the AMB-SGP, L.P. Portfolio
Non-Pooled Pari Passu Companion Loan.

      "AMB-SGP, L.P. Portfolio Non-Pooled Subordinate Loan" means the AMB-SGP,
L.P. Portfolio Non-Pooled Subordinate Fixed Rate Mortgage Loan or the AMB-SGP,
L.P. Portfolio Non-Pooled Subordinate Floating Rate Mortgage Loan, as
applicable.

      "AMB-SGP, L.P. Portfolio Non-Pooled Subordinate Fixed Rate Mortgage Loan"
means the loan in the original principal amount as of the cut-off date of
$84,000,000 that is secured by the same mortgage instruments encumbering the
AMB-SGP, L.P. Portfolio Mortgaged Property as the AMB-SGP, L.P. Portfolio Pooled
Mortgage Loan, is subordinate in right of payment to the AMB-SGP, L.P. Portfolio
Pooled Mortgage Loan and the AMB-SGP, L.P. Portfolio Non-Pooled Pari Passu
Companion Loan, is pari passu in right of payment with the AMB-SGP, L.P.
Portfolio Non-Pooled Subordinate Floating Rate Mortgage Loan and bears interest at a fixed rate per annum.

      "AMB-SGP, L.P. Portfolio Non-Pooled Subordinate Floating Rate Mortgage
Loan" means the loan in the original principal amount as of the cut-off date of
$21,000,000 that is secured by the same mortgage instruments encumbering the
AMB-SGP, L.P. Portfolio Mortgaged Property as the AMB-SGP, L.P. Portfolio Pooled
Mortgage Loan, is subordinate in right of payment to the AMB-SGP, L.P. Portfolio
Pooled Mortgage Loan and the AMB-SGP, L.P. Portfolio Non-Pooled Pari Passu
Companion Loan, is pari passu in right of payment with the AMB-SGP, L.P.
Portfolio Non-Pooled Subordinate Fixed Rate Mortgage Loan and bears interest at a floating rate per annum.

      "AMB-SGP, L.P. Portfolio Non-Pooled Subordinate Noteholder" means the holder of the promissory note evidencing an AMB-SGP, L.P. Portfolio Non-Pooled
Subordinate Loan.

      "AMB-SGP, L.P. Portfolio Pooled Mortgage Loan" means the pooled mortgage loan in the original principal amount of $160,000,000 that is secured by the mortgage instrument encumbering the AMB-SGP, L.P. Portfolio Mortgaged Property.

      "Appraisal Reduction Amount" means for any pooled mortgage loan as to which an Appraisal Trigger Event has occurred, an amount that:

      o     will be determined shortly following the later of--

            1.    the date on which the relevant appraisal or other valuation is obtained or performed, as described under "Servicing Under the
                  Series 2007-PWR15 Pooling and Servicing Agreement--Required
                  Appraisals" in this prospectus supplement; and

            2.    the date on which the relevant Appraisal Trigger Event
                  occurred; and

      o     will generally equal the excess, if any, of "x" over "y" where--

            1.    "x" is equal to the sum of:

                  (a)   the Stated Principal Balance of that mortgage loan;

                  (b)   to the extent not previously advanced by or on behalf of
                        the applicable master servicer or the trustee, all
                        unpaid interest, other than any Default Interest and
                        Post-ARD Additional Interest, accrued on that mortgage
                        loan through the most recent due date prior to the date
                        of determination;

                                      S-197

                  (c)   all accrued but unpaid special servicing fees with
                        respect to that mortgage loan;

                  (d)   all related unreimbursed advances made by or on behalf
                        of the applicable master servicer, the applicable
                        special servicer or the trustee with respect to that
                        mortgage loan, together with interest on those advances;

                  (e)   any other outstanding Additional Trust Fund Expenses
                        with respect to that mortgage loan; and

                  (f)   all currently due and unpaid real estate taxes and
                        assessments, insurance premiums and, if applicable,
                        ground rents with respect to the related mortgaged
                        property or REO Property, for which neither the
                        applicable master servicer nor the applicable special
                        servicer holds any escrow funds or reserve funds; and

            2.    "y" is equal to the sum of:

                  (a)   the excess, if any, of 90% of the resulting appraised or
                        estimated value of the related mortgaged property or REO
                        Property, over the amount of any obligations secured by
                        liens on the property that are prior to the lien of that
                        mortgage loan;

                  (b)   the amount of escrow payments and reserve funds held by
                        the applicable master servicer or the applicable special
                        servicer with respect to the subject mortgage loan
                        that--

                        o     are not required to be applied to pay real estate
                              taxes and assessments, insurance premiums or
                              ground rents,

                        o     are not otherwise scheduled to be applied (except
                              to pay debt service on the mortgage loan) within
                              the next 12 months, and

                        o     may be applied toward the reduction of the
                              principal balance of the mortgage loan; and

                  (c)   the amount of any letter of credit that constitutes
                        additional security for the mortgage loan that may be
                        used to reduce the principal balance of the subject
                        mortgage loan.

      If, however--

      o     an Appraisal Trigger Event occurs with respect to any pooled mortgage loan,

      o     the appraisal or other valuation referred to in the first bullet of this definition is not obtained or performed with respect to the related mortgaged property or REO Property within 60 days of the
            Appraisal Trigger Event referred to in the first bullet of this definition, and

      o     either--

            1.    no comparable appraisal or other valuation had been obtained or performed with respect to the related mortgaged property or
                  REO Property, as the case may be, during the 12-month period prior to that Appraisal Trigger Event, or

            2.    there has been a material change in the circumstances
                  surrounding the related mortgaged property or REO Property, as the case may be, subsequent to the earlier appraisal or other valuation that, in the applicable special servicer's judgment, materially affects the property's value,

then until the required appraisal or other valuation is obtained or performed, the appraisal reduction amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of the subject mortgage loan. After receipt of the required appraisal or other valuation with respect to the related mortgaged property or REO Property, the applicable special servicer will determine the appraisal reduction amount, if any, for the subject pooled mortgage loan as described in the first sentence of this definition.

                                      S-198

      Notwithstanding the foregoing, as of any date of determination, all of the following provisions shall apply in connection with each Trust-Serviced Mortgage
Loan Group: (i) in the case of the AMB-SGP, L.P. Portfolio Loan Group (including for purposes of the definition of "AMB-SGP, L.P. Portfolio Change of Control
Event"), an Appraisal Reduction Amount will be calculated with respect to the entirety of the AMB-SGP, L.P. Portfolio Loan Group as if it were a single pooled mortgage loan and allocated first to the AMB-SGP, L.P. Portfolio Non-Pooled
Subordinate Loans collectively up to the aggregate of the full principal balances thereof and then to the AMB-SGP, L.P. Portfolio Pooled Mortgage Loan and the AMB-SGP, L.P. Portfolio Non-Pooled Pari Passu Loan on a pari passu basis up to the aggregate of, and on a pro rata basis in accordance with, the respective outstanding principal balances of such mortgage loans; and (ii) in the case of the Sheraton Universal Hotel Loan Group (including for purposes of the definition of "Sheraton Universal Hotel Change of Control Event"), the
Casual Cartage - Northeast Loan Group and the Casual Cartage - Southwest Loan
Group, any Appraisal Reduction Amounts will be calculated with respect to the entirety of the related Trust-Serviced Mortgage Loan Group as if it were a single pooled mortgage loan and allocated, first, to the related Non-Pooled
Subordinate Loan up to the full principal balance thereof and then to the related pooled mortgage loan.

         An Appraisal Reduction Amount as calculated above will be reduced to zero as of the date all Servicing Transfer Events have ceased to exist with respect to the related pooled mortgage loan and at least 90 days have passed following the occurrence of the most recent Appraisal Trigger Event. No
Appraisal Reduction Amount as calculated above will exist as to any pooled mortgage loan after it has been paid in full, liquidated, repurchased or otherwise disposed of.

      "Appraisal Trigger Event" means, with respect to any pooled mortgage loan, any of the following events:

      o     the occurrence of a Servicing Transfer Event and the modification of the mortgage loan by the applicable special servicer in a manner that--

            1.    materially affects the amount or timing of any payment of
                  principal or interest due thereon, other than, or in addition to, bringing monthly debt service payments current with
                  respect to the mortgage loan;

            2.    except as expressly contemplated by the related mortgage loan documents, results in a release of the lien of the related mortgage instrument on any material portion of the related mortgaged property without a corresponding principal
                  prepayment in an amount, or the delivery of substitute real property collateral with a fair market value (as is), that is not less than the fair market value (as is) of the property to be released; or

            3.    in the judgment of the applicable special servicer, otherwise materially impairs the security for the mortgage loan or
                  materially reduces the likelihood of timely payment of amounts due thereon;

      o     the mortgaged property securing the mortgage loan becomes an REO
            Property;

      o     the related borrower becomes the subject of (1) voluntary
            bankruptcy, insolvency or similar proceedings or (2) involuntary bankruptcy, insolvency or similar proceedings that remain
            undismissed for 60 days;

      o     the related borrower fails to make any monthly debt service payment with respect to the mortgage loan or a Trust-Serviced Non-Pooled
            Mortgage Loan, which failure remains unremedied for 60 days, and the failure constitutes a Servicing Transfer Event; and

      o     the passage of 60 days after a receiver or similar official is appointed and continues in that capacity with respect to the mortgaged property securing the mortgage loan.

      "Appraised Value" means, for any mortgaged property securing a pooled mortgage loan, the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date. The appraisals for certain of the mortgaged properties state a "stabilized value" as well as an "as-is" value for such properties based on the assumption that certain events will occur with respect to the re-tenanting, renovation or other repositioning of such properties. The stabilized value is presented as the Appraised Value in this prospectus supplement to the extent stated in the notes titled "Footnotes to Appendix B".

      "ARCap" means ARCap Servicing, Inc., formerly ARCap Special Servicing,
Inc.

                                      S-199

      "ARD" means anticipated repayment date.

      "ARD Loan" means any mortgage loan that provides for the accrual of
Post-ARD Additional Interest if the mortgage loan is not paid in full on or before its anticipated repayment date.

      "Authorized Collection Account Withdrawals" means any withdrawal from a collection account for any one or more of the following purposes (which are generally not governed by any set of payment priorities):

      1.    to remit to the certificate administrator for deposit in the certificate administrator's distribution account described under
            "Description of the Offered Certificates--Distribution Account" in
            this prospectus supplement, on the business day preceding each distribution date, all payments and other collections on the pooled mortgage loans and the trust's interest in any related REO
            Properties that are then on deposit in that collection account, exclusive of any portion of those payments and other collections that represents one or more of the following--

            (a)   monthly debt service payments due on a due date in a calendar month subsequent to the month in which the subject
                  distribution date occurs;

            (b)   with limited exception involving pooled mortgage loans that have due dates occurring after the end of the related
                  collection period, payments and other collections received by or on behalf of the trust fund after the end of the related collection period; and

            (c)   amounts that are payable or reimbursable from that collection account to any person other than the series 2007-PWR15
                  certificateholders in accordance with any of clauses 2 through
                  6 below;

      2.    to pay or reimburse one or more parties to the series 2007-PWR15 pooling and servicing agreement for unreimbursed servicing and monthly debt service advances, master servicing compensation, special servicing compensation and indemnification payments or reimbursement to which they are entitled (subject to any limitations on the source of funds that may be used to make such payment or reimbursement);

      3.    to pay or reimburse any other items generally or specifically described in this prospectus supplement or the accompanying prospectus or otherwise set forth in the series 2007-PWR15 pooling and servicing agreement as being payable or reimbursable out of a collection account or otherwise being at the expense of the trust fund (including interest that accrued on advances, costs associated with permitted environmental remediation, unpaid expenses incurred in connection with the sale or liquidation of a pooled mortgage loan or REO Property, amounts owed by the trust fund to a third party pursuant to any co-lender, intercreditor or other similar agreement, the costs of various opinions of counsel and tax-related advice and costs incurred in the confirmation of Fair Value determinations);

      4.    to remit to any third party that is entitled thereto any mortgage loan payments that are not owned by the trust fund, such as any payments attributable to the period before the cut-off date and payments that are received after the sale or other removal of a pooled mortgage loan from the trust fund;

      5.    to withdraw amounts deposited in the collection account in error;
            and

      6.    to clear and terminate the collection account upon the termination of the series 2007-PWR15 pooling and servicing agreement.

      "Available Distribution Amount" means, with respect to any distribution date, in general, the sum of--

      1.    the amounts remitted by the two master servicers to the certificate administrator for such distribution date, as described under
            "Description of the Offered Certificates--Distribution
            Account--Deposits" in this prospectus supplement, exclusive of any portion thereof that represents one or more of the following:

            o     Prepayment Premiums or Yield Maintenance Charges (which are separately distributable on the series 2007-PWR15 certificates as described in this prospectus supplement);

            o     any collections of Post-ARD Additional Interest (which are distributable to the holders of the class V certificates); and

                                      S-200

            o     any amounts that may be withdrawn from the certificate
                  administrator's distribution account, as described under
                  "Description of the Offered Certificates--Distribution
                  Account--Withdrawals" in this prospectus supplement, for any reason other than distributions on the series 2007-PWR15
                  certificates, including if such distribution date occurs
                  during January, other than a leap year, or February of any year subsequent to 2007, the interest reserve amounts with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis, which are to be deposited into the
                  certificate administrator's interest reserve account; plus

      2.    if such distribution date occurs during March of any year subsequent to 2007 (or, if the distribution date is the final distribution date and occurs in January (except in a leap year) or February of any year), the aggregate of the interest reserve amounts then on deposit in the certificate administrator's interest reserve account in respect of each pooled mortgage loan that accrues interest on an
            Actual/360 Basis, which are to be deposited into the certificate administrator's distribution account.

      The certificate administrator will apply the Available Distribution Amount as described under "Description of the Offered Certificates--Distributions" in
this prospectus supplement to pay principal and accrued interest on the series
2007-PWR15 certificates on each distribution date.

      "Base Interest Fraction" means, with respect to any principal prepayment of any pooled mortgage loan that provides for the payment of a Yield Maintenance
Charge or Prepayment Premium, and with respect to any class of certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class of certificates, and
(ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related pooled mortgage loan and (ii) the applicable Discount Rate; provided, however, that:

      o     under no circumstances will the Base Interest Fraction be greater than one;

      o     if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related pooled mortgage loan and is greater than or equal to the pass-through rate on that class of certificates, then the Base Interest Fraction will equal zero;

if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related pooled mortgage loan and is less than the pass-through rate on that class of certificates, then the Base Interest Fraction shall be equal to 1.0.

       "BSCMI" means Bear Stearns Commercial Mortgage, Inc.

      "Casual Cartage - Northeast Loan Group" means, collectively, the Casual
Cartage - Northeast Pooled Mortgage Loan and the Casual Cartage - Northeast
Non-Pooled Subordinate Loan.

      "Casual Cartage - Northeast Mortgaged Property" means the mortgaged property identified on Appendix B to this prospectus supplement as "Casual
Cartage - Northeast".

      "Casual Cartage - Northeast Non-Pooled Subordinate Loan" means the loan in the original principal amount of $210,000 that is secured by the same mortgage instruments encumbering the Casual Cartage - Northeast Mortgaged Property as the
Casual Cartage - Northeast Pooled Mortgage Loan and is subordinate in right of payment to the Casual Cartage - Northeast Pooled Mortgage Loan.

      "Casual Cartage - Northeast Non-Pooled Subordinate Noteholder" means the holder of the promissory note evidencing the Casual Cartage - Northeast
Non-Pooled Subordinate Loan.

      "Casual Cartage - Northeast Pooled Mortgage Loan" means the pooled mortgage loan in the original principal amount of $3,360,000 that is secured by the mortgage instruments encumbering the Casual Cartage - Northeast Mortgaged
Property.

      "Casual Cartage - Southwest Loan Group" means, collectively, the Casual
Cartage - Southwest Pooled Mortgage Loan and the Casual Cartage - Southwest
Non-Pooled Subordinate Loan.

                                      S-201

      "Casual Cartage - Southwest Mortgaged Property" means the mortgaged property identified on Appendix B to this prospectus supplement as "Casual
Cartage - Southwest".

      "Casual Cartage - Southwest Non-Pooled Subordinate Loan" means the loan in the original principal amount of $165,000 that is secured by the same mortgage instruments encumbering the Casual Cartage - Southwest Mortgaged Property as the
Casual Cartage - Southwest Pooled Mortgage Loan and is subordinate in right of payment to the Casual Cartage - Southwest Pooled Mortgage Loan.

      "Casual Cartage - Southwest Non-Pooled Subordinate Noteholder" means the holder of the promissory note evidencing the Casual Cartage - Southwest
Non-Pooled Subordinate Loan.

      "Casual Cartage - Southwest Pooled Mortgage Loan" means the pooled mortgage loan in the original principal amount of $2,640,000 that is secured by the mortgage instruments encumbering the Casual Cartage - Southwest Mortgaged
Property.

      "CBD" means, with respect to a particular jurisdiction, its central business district.

      "Class A Principal Distribution Cross-Over Date" means the first distribution date as of the commencement of business on which--

      o     two or more classes of the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates remain outstanding, and

      o     the total principal balance of the class A-M, A-J, B, C, D, E, F, G,
            H, J, K, L, M, N, O and P certificates have previously been reduced to zero as described under "Description of the Offered
            Certificates--Reductions of Certificate Principal Balances in
            Connection with Realized Losses and Additional Trust Fund Expenses"
            in this prospectus supplement.

      "Class A-AB Planned Principal Balance" means, for any distribution date, the principal balance specified for that distribution date on Schedule II to this prospectus supplement. Such principal balances were calculated using, among other things, the Structuring Assumptions. Based on the Structuring Assumptions,
it is anticipated that the total principal balance of the class A-AB certificates on each distribution date would be reduced to approximately the principal balance indicated for that distribution date on Schedule II to this prospectus supplement. We cannot assure you, however, that the pooled mortgage loans will perform in conformity with the Structuring Assumptions. Therefore, we cannot assure you that the total principal balance of the class A-AB certificates on any distribution date will be equal to (and, following retirement of the class A-1, A-2 and A-3 certificates, that total principal balance may be less than) the principal balance that is specified for such distribution date on Schedule II to this prospectus supplement.

      "Clearstream" means Clearstream Banking, societe anonyme.

      "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of mortgage loans (in this case, the pooled mortgage loans)
for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

      "Cut-off Date Loan-to-Value Ratio" or "Cut-off Date LTV Ratio" means the ratio, expressed as a percentage, of the cut-off date principal balance of a mortgage loan to the Appraised Value of the related mortgaged property or properties determined as described under "Description of the Mortgage
Pool--Assessments of Property Value and Condition--Appraisals". See "Description
of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement and the notes to Appendix B to this prospectus supplement.

                                      S-202

      "Debt Service Coverage Ratio", "Underwritten Debt Service Coverage Ratio"
or "U/W DSCR" means the ratio of the Underwritten Net Cash Flow for the related mortgaged property or properties to the annual debt service as shown in Appendix
B to this prospectus supplement. In the case of pooled mortgage loans with an interest-only period that has not expired as of the cut-off date but will expire prior to maturity, 12 months of interest-only payments is used as the annual debt service even if such remaining interest-only period is less than 12 months.
See "Description of the Mortgage Pool--Additional Mortgage Loan Information" in
this prospectus supplement and the notes to Appendix B to this prospectus supplement for further information.

      "Debt Service Coverage Ratio (after IO Period)" or "DSCR (after IO
Period)" means the U/W DSCR except with respect to any pooled mortgage loan that has an interest-only period that has not expired as of the cut-off date but will expire prior to maturity. In those such cases, the debt service coverage ratio is calculated in the same manner as the DSCR except that the amount of the annual debt service considered in the calculation is generally the total of the
12 monthly payments that are due immediately after such interest-only period expires. See "Description of the Mortgage Pool--Additional Mortgage Loan
Information" in this prospectus supplement and the notes to Appendix B to this prospectus supplement for further information.

      "Default Interest" means any interest that--

      o     accrues on a defaulted mortgage loan solely by reason of the subject default, and

      o     is in excess of all interest at the related mortgage interest rate, including any Post-ARD Additional Interest, accrued on the mortgage loan.

      "Discount Rate" means, with respect to any principal prepayment of any pooled mortgage loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium--

      o     if a discount rate was used in the calculation of the applicable
            Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the pooled mortgage loan, that discount rate, converted (if necessary) to a monthly equivalent yield, and

      o     if a discount rate was not used in the calculation of the applicable
            Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the pooled mortgage loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve
            Statistical Release H.15--Selected Interest Rates under the heading
            "U.S. government securities/treasury constant maturities" for the week ending prior to the date of the relevant prepayment, of U.S.
            Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date (in the case of a pooled mortgage loan that is not an ARD Loan) or the anticipated repayment date (in the case of a pooled mortgage loan that is an ARD Loan) of that pooled mortgage loan, such interpolated treasury yield converted to a monthly equivalent yield.

      For purposes of the immediately preceding bullet, the certificate administrator or the applicable master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

      "DOL" means the U.S. Department of Labor.

      "DTC" means The Depository Trust Company.

      "Eligible Account" means any of (i) an account maintained with a federal or state chartered depository institution or trust company, the long-term deposit or long-term unsecured debt obligations of which are rated no less than
"A2" by Moody's and "AA-" by S&P (or "A-" by S&P so long as the short-term deposit or short-term unsecured debt obligations of such depository institution or trust company are rated no less than "A-1" by S&P), if the deposits are to be held in the account for more than thirty (30) days, or the short-term deposit or short-term unsecured debt obligations of which are rated no less than "P-1" by
Moody's and "A-1" by S&P, if the deposits are to be held in the account for thirty (30) days or less, in any event at any time funds are on deposit therein,
(ii) a segregated trust account maintained with the trust department of a federal or state chartered depository institution or trust company (which, subject to the remainder of this clause (ii), may include the

                                      S-203

certificate administrator or the trustee) acting in its fiduciary capacity, and which, in either case, has a combined capital and surplus of at least
$50,000,000 and is subject to supervision or examination by federal or state authority and to regulations regarding fiduciary funds on deposit similar to
Title 12 of the Code of Federal Regulations Section 9.10(b) and whose long-term senior unsecured debt obligations or other long-term deposits, or the trustee's or paying agent's parent's long-term senior unsecured debt obligations or other long-term deposits, are rated at least "Baa3" by Moody's, (iii) for so long as
Wells Fargo serves as a master servicer under the pooling and servicing agreement, an account maintained with Wells Fargo or Wells Fargo Bank Iowa,
N.A., each a wholly-owned subsidiary of Wells Fargo & Co., provided that such subsidiary's or its parent's (A) commercial paper, short-term unsecured debt obligations or other short-term deposits are rated at least at least "P-1" by
Moody's and "A-1" by S&P, if the deposits are to be held in the account for 30 days or less, or (B) long-term unsecured debt obligations are rated at least
"Aa3" by Moody's and "AA-" by S&P (or "A-" by S&P so long as the short-term deposit or short-term unsecured debt obligations of such subsidiary or its parent are rated no less than "A-1" by S&P), if the deposits are to be held in the account for more than 30 days, (iv) for so long as Prudential Asset
Resources, Inc. serves as a master servicer under the pooling and servicing agreement, an account maintained with Prudential Trust Bank FSB, a wholly-owned subsidiary of Prudential Financial, Inc., provided that such subsidiary maintains certain minimum ratings or is otherwise approved by the Rating
Agencies, or (v) an account maintained with another insured depository institution that is acceptable to (among other persons) each Rating Agency (as evidenced by a written confirmation to the trustee from each Rating Agency that the use of such account would not, in and of itself, result in a qualification, downgrade or withdrawal with respect to any class of series 2007-PWR15 certificates that are rated by such Rating Agency).

      "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

      "ERISA Plan" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of ERISA.

      "Euroclear" means The Euroclear System.

      "Euroclear Operator" means Euroclear Bank S.A./N.V. as the licensed operator of Euroclear.

      "Event of Default" means, notwithstanding the discussion under
"Description of the Pooling and Servicing Agreements--Events of Default" in the
accompanying prospectus, each of the following events, circumstances and conditions under the series 2007-PWR15 pooling and servicing agreement:

      o     either master servicer or either special servicer fails to deposit, or to remit to the appropriate party for deposit, into either master servicer's collection account or either special servicer's REO account, as applicable, any amount required to be so deposited, which failure continues unremedied for one business day following the date on which the deposit or remittance was required to be made;

      o     any failure by a master servicer to remit to the certificate administrator for deposit in the certificate administrator's distribution account any amount required to be so remitted, which failure continues unremedied beyond a specified time on the business day following the date on which the remittance was required to be made;

      o     any failure by a master servicer to timely make, or by a special servicer to timely make or request the applicable master servicer to make, any servicing advance required to be made by that party under the series 2007-PWR15 pooling and servicing agreement, which failure continues unremedied for one business day following the date on which notice has been given to that master servicer or that special servicer, as the case may be, by the trustee;

      o     any failure by a master servicer or a special servicer duly to observe or perform in any material respect any of its other covenants or agreements under the series 2007-PWR15 pooling and servicing agreement, which failure continues unremedied for 30 days after written notice of it has been given to that master servicer or special servicer, as the case may be, by any other party to the series 2007-PWR15 pooling and servicing agreement or by series
            2007-PWR15 certificateholders entitled to not less than 25% of the series 2007-PWR15 voting rights or, if affected by the failure, by a
            Non-Pooled Subordinate Noteholder; provided, however, that, with respect to any such failure that is not curable within such 30-day period, that master

                                      S-204

            servicer or special servicer, as the case may be, will have an additional cure period of 60 days to effect such cure so long as that master servicer or special servicer, as the case may be, has commenced to cure the failure within the initial 30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure;

      o     any breach on the part of a master servicer or special servicer of any of its representations or warranties contained in the series
            2007-PWR15 pooling and servicing agreement that materially and adversely affects the interests of any class of series 2007-PWR15 certificateholders, a Non-Pooled Subordinate Noteholder, which breach continues unremedied for 30 days after written notice of it has been given to that master servicer or special servicer, as the case may be, by any other party to the series 2007-PWR15 pooling and servicing agreement, by series 2007-PWR15 certificateholders entitled to not less than 25% of the series 2007-PWR15 voting rights or, if affected by the breach, by a Non-Pooled Subordinate
            Noteholder; provided, however, that, with respect to any such breach that is not curable within such 30-day period, that master servicer or special servicer, as the case may be, will have an additional cure period of 60 days to effect such cure so long as that master servicer or special servicer, as the case may be, has commenced to cure the failure within the initial 30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure;

      o     the occurrence of any of various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to a master servicer or a special servicer, or the taking by a master servicer or a special servicer of various actions indicating its bankruptcy, insolvency or inability to pay its obligations;

      o     any failure by the applicable master servicer to timely make any payments required to be made by it under the series 2007-PWR15 pooling and servicing agreement to the Trust-Serviced Non-Pooled
            Noteholder and such failure continues for one business day;

      o     a master servicer or a special servicer is removed from S&P's Select
            Servicer List as a U.S. Commercial Mortgage Master Servicer or a
            U.S. Commercial Mortgage Special Servicer, as the case may be, and, in either case, is not reinstated within 60 days and the ratings then assigned by S&P to any class of series 2007-PWR15 certificates are downgraded, qualified or withdrawn (including, without limitation, being placed on negative credit watch) in connection with such removal; and

      o     a master servicer or a special servicer receives actual knowledge that Moody's has (A) qualified, downgraded or withdrawn its rating or ratings of one or more classes of series 2007-PWR15 certificates, or (B) placed one or more classes of certificates on "watch status"
            in contemplation of possible rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by
            Moody's within 90 days of such actual knowledge by the applicable master servicer or the applicable special servicer, as the case may
            be), and, in case of either of clause (A) or (B), citing servicing concerns with such master servicer or such special servicer as the sole or a material factor in such rating action.

      When a single entity acts as two or more of the capacities of the master servicers and the special servicers, an Event of Default (other than an event described in the seventh, eighth and ninth bullets above) in one capacity will constitute an Event of Default in both or all such capacities.

      Under certain circumstances, the failure by a party to the pooling and servicing agreement or a primary servicing agreement to perform its duties described under "Description of the Offered Certificates - Evidence as to
Compliance", or to perform certain other reporting duties imposed on it for purposes of compliance with Regulation AB, will constitute an event of default that entitles the depositor or another person to terminate that party. In some circumstances, such an event of default may be waived by the depositor in its sole discretion.

      "Exemption-Favored Party" means any of the following--

      o     Bear, Stearns & Co. Inc.,

                                      S-205

      o     Morgan Stanley & Co. Incorporated,

      o     any person directly or indirectly, through one or more
            intermediaries, controlling, controlled by or under common control with Bear, Stearns & Co. Inc. or Morgan Stanley & Co. Incorporated,
            and

      o     any member of the underwriting syndicate or selling group of which a person described in the prior three bullets is a manager or co-manager with respect to any particular class of the offered certificates.

      "Fair Value" means the amount that, in the applicable special servicer's judgment, is the fair value of a Specially Designated Defaulted Pooled Mortgage
Loan.

      "FF&E" means furniture, fixtures and equipment.

      "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

      "Fitch" means Fitch, Inc.

      "Government Securities" means non-callable United States Treasury obligations, and other non-callable government securities within the meaning of section 2(a)(16) of the Investment Company Act of 1940, as amended.

      "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

      "IRS" means the Internal Revenue Service.

      "Issue Date" means the date of initial issuance of the series 2007-PWR15 certificates.

      "LaSalle" means LaSalle Bank National Association.

      "Leased As-of Date" means, with respect to any mortgaged property, the date specified as such for that mortgaged property on Appendix B to this prospectus supplement.

      "Lock-out Period" means, with respect to a mortgage loan, the period during which voluntary principal prepayments are prohibited (even if the mortgage loan may be defeased during that period).

      "LTV Ratio at Maturity" means the ratio, expressed as a percentage, of
(a)(1) the principal balance of a balloon mortgage loan scheduled to be outstanding on the scheduled maturity date or (2) the principal balance of an
ARD Loan scheduled to be outstanding on the related anticipated repayment date to (b) the Appraised Value of the related mortgaged property or properties determined as described under "Description of the Mortgage Pool--Assessments of
Property Value and Condition--Appraisals". See "Description of the Mortgage
Pool--Additional Mortgage Loan Information" in this prospectus supplement and the notes to Appendix B to this prospectus supplement.

      "Material Action" means, for any mortgage loan other than any mortgage loan in the AMB-SGP, L.P. Portfolio Loan Group or the Sheraton Universal Hotel
Loan Group, any of the following actions except as otherwise described below:

      1.    any foreclosure upon or comparable conversion of the ownership of the property or properties securing any specially serviced mortgage loan that comes into and continues in default;

      2.    any modification, amendment or waiver of any term (excluding the waiver of any due-on-sale or due-on-encumbrance clause, which are addressed separately below);

      3.    any acceptance of a discounted payoff with respect to any specially serviced mortgage loan;

      4.    any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address any hazardous materials located at an REO Property;

      5.    any release of collateral for any mortgage loan;

                                      S-206

      6.    any acceptance of substitute or additional collateral for a mortgage loan;

      7.    any releases of letters of credit, reserve funds or other collateral with respect to a mortgaged property;

      8.    any termination or replacement, or consent to the termination or replacement, of a property manager with respect to any mortgaged property;

      9.    any approval of an assignment and assumption or further encumbrance, or waiver of a due-on-sale or due-on-encumbrance clause in any mortgage loan; or

      10.   any determination as to whether any type of property-level insurance is required under the terms of any pooled mortgage loan, is available at commercially reasonable rates, is available for similar types of properties in the area in which the related mortgaged property is located or any other determination or exercise of discretion with respect to property-level insurance.

      Notwithstanding the foregoing, for purposes of the general approval rights of the series 2007-PWR15 controlling class representative, the following
Material Actions will not require consultation with or consent of the 2007-PWR15 controlling class representative but the applicable special servicer will be required to deliver notice of the action to the series 2007-PWR15 controlling class representative:

      o     a modification of a mortgage loan that is not a specially serviced mortgage loan and has a principal balance that is less than
            $2,500,000, unless such modification involves an extension of maturity or certain waivers of Post-ARD Additional Interest;

      o     a release of collateral, acceptance of substitute or additional collateral, release of the applicable letter of credit, reserve funds or other collateral where (A) the relevant mortgage loan is not a specially serviced mortgage loan and has an outstanding principal balance of less than $2,500,000 and (B) the transaction is not conditioned on obtaining the consent of the lender under the related mortgage loan documents or, in the case of a release, the release is made upon a satisfaction of the subject mortgage loan;

      o     any termination or replacement, or consent to the termination or replacement, of a property manager with respect to any mortgaged property in circumstances where the relevant mortgage loan is not a specially serviced mortgage loan and has a principal balance of less than $2,500,000;

      o     approval of an assignment and assumption or further encumbrance, or waiver of a due-on-sale or due-on-encumbrance clause, where the relevant mortgage loan is not a specially serviced mortgage loan and has a principal balance of less than $2,500,000; and

      o     any determination as to whether any type of property-level insurance is required under the terms of any pooled mortgage loan, is available at commercially reasonable rates, is available for similar types of properties in the area in which the related mortgaged property is located or any other determination or exercise of discretion with respect to property-level insurance in circumstances where the relevant mortgage loan is not a specially serviced mortgage loan and has a principal balance of less than $2,500,000.

      Also, notwithstanding the foregoing, the following actions generally constitute a "Material Action" for purposes of the AMB-SGP, L.P. Portfolio Loan
Group:

      o     any foreclosure upon or comparable conversion (which may include acquisition as an REO Property) of the ownership of an AMB-SGP, L.P.
            Portfolio Mortgaged Property and the other collateral securing the
            AMB-SGP, L.P. Portfolio Loan Group;

      o     any modification of or waiver with respect to, the AMB-SGP, L.P.
            Portfolio Loan Group that would result in the extension of the maturity date, a reduction in the interest rate or the monthly debt service payment or a deferral or a forgiveness of interest on or principal of the AMB-SGP, L.P. Portfolio Loan Group or a
            modification or waiver of any other monetary term of the AMB-SGP,
            L.P. Portfolio Loan Group relating to the timing or amount of any payment of principal or interest (other than default interest) or any other material

                                      S-207

            sums due and payable under the related loan documents (including any prepayment premium), including any acceptance of a discounted payoff, or a modification or waiver of any provision which restricts the related borrower or its equity owners from incurring additional indebtedness;

      o     any modification of any monetary or material, non-monetary term of the AMB-SGP, L.P. Portfolio Loan Group;

      o     any proposed sale of the AMB-SGP, L.P. Portfolio Mortgaged Property or any portion thereof other than as specifically permitted by the related loan documents or in connection with a termination of a trust fund created in connection with a securitization or transfer of a direct or indirect interest in the related borrower or an
            AMB-SGP, L.P. Portfolio Mortgaged Property, except as may be expressly permitted by the related loan documents or any consent to an assignment and assumption pursuant to the related loan documents;

      o     any acceptance of a discounted payoff of the AMB-SGP, L.P. Portfolio
            Loan Group;

      o     any determination to bring an AMB-SGP, L.P. Portfolio Mortgaged
            Property or related REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the AMB-SGP, L.P. Portfolio Mortgaged Property or related
            REO Property;

      o     any decision to release collateral for the AMB-SGP, L.P. Portfolio
            Loan Group (other than in accordance with the terms of the AMB-SGP,
            L.P. Portfolio Loan Group) or any release of the related borrower or any guarantor;

      o     any decision in connection with the acceptance of substitute or additional collateral for the AMB-SGP, L.P. Portfolio Loan Group
            (other than in accordance with the terms of the AMB-SGP, L.P.
            Portfolio Loan Group);

      o     any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

      o     any acceptance of an assumption agreement releasing the related borrower from liability under the AMB-SGP, L.P. Portfolio Loan
            Group;

      o     the approval by the series 2007-PWR15 controlling class of any replacement special servicer or appointment or removal of any sub-servicer for the AMB-SGP, L.P. Portfolio Loan Group (other than in connection with the trustee or its designee becoming the successor master servicer or special servicer pursuant to the terms of the series 2007-PWR15 pooling and servicing agreement);

      o     the voting of any plan or reorganization, restructuring or similar plan in the bankruptcy of the related borrower;

      o     any renewal or replacement of the then existing insurance policies with respect to the AMB-SGP, L.P. Portfolio Loan Group (to the extent the lender's approval is required under the related loan documents) or any proposed modification or waiver of any provision of the related loan documents governing the types, nature and amount of insurance required to be maintained by the related borrower;

      o     any material reduction or material waiver of the related borrower's obligations to pay any reserve amounts under the related loan documents;

      o     the approval of additional indebtedness secured by the related borrower or any mezzanine financing except as in accordance with the related loan documents;

      o     any sale of the AMB-SGP, L.P. Portfolio Loan Group other than in connection with the exercise of a purchase option set forth in the pooling and servicing agreement;

                                      S-208

      o     the exercise of any right to terminate a property management agreement for the AMB-SGP, L.P. Portfolio Mortgaged Property upon the occurrence of an event of default or default by the property manager or any approval rights with respect to a change of a property manager with respect to the AMB-SGP, L.P. Portfolio
            Mortgaged Property;

      o     any execution, renewal or material modification of certain leases to the extent the related lender's approval is required under the related loan documents;

      o     the settlement of any insurance claim or condemnation proceeding for cash to be applied to the principal balance of the AMB-SGP, L.P.
            Portfolio Loan Group if such settlement would result in a shortfall of amounts due and payable to the AMB-SGP, L.P. Portfolio Non-Pooled
            Subordinate Noteholders prior to the occurrence of an AMB-SGP, L.P.
            Portfolio Change of Control Event;

      o     any exercise of remedies or initiation of any proceedings, judicial or otherwise, under the related loan documents upon the occurrence of an event of default with respect to the AMB-SGP, L.P. Portfolio
            Loan Group;

      o     the release to the related borrower of any escrow amounts to which the related borrower is not entitled under the related loan documents or applicable law;

      o     the approval of significant repair or renovation projects or tenant build-out work or reimbursement to a tenant therefor (other than in connection with a casualty or condemnation event) that are intended to be funded through the disbursement of any funds from any reserve accounts established in accordance with the related loan documents, to the extent the related lender's approval is required under the related loan documents; and

      o     the approval or adoption of any annual budget for, any material alteration to or any material capital expenditure in respect of the
            AMB-SGP, L.P. Portfolio Mortgaged Property (if lender approval is required pursuant to the related mortgage loan documents and subject to the standards of approval set forth therein).

      Also notwithstanding the foregoing, the following actions generally constitute a "Material Action" for purposes of the Sheraton Universal Hotel Loan
Group:

      o     any foreclosure upon or comparable conversion (which may include acquisition as an REO Property) of the ownership of the Sheraton
            Universal Hotel Mortgaged Property and the other collateral securing the Sheraton Universal Hotel Loan Group;

      o     any modification of or waiver that would result in the extension of the maturity date, a reduction in the interest rate or the monthly debt service payment or a deferral or a forgiveness of interest on or principal of the Sheraton Universal Hotel Loan Group or a modification or waiver of any other monetary term relating to the timing or amount of any payment of principal or interest (other than default interest) or any other material sums due and payable under the related loan documents (including any prepayment premium), including any acceptance of a discounted payoff, or a modification or waiver of any provision which restricts the related borrower or its equity owners from incurring additional indebtedness;

      o     any modification of any monetary term of the Sheraton Universal
            Hotel Loan Group;

      o     any proposed sale of the Sheraton Universal Hotel Mortgaged Property or transfer of an interest in the related borrower or the Sheraton
            Universal Hotel Mortgaged Property (other than as specifically permitted by the terms of the related loan documents);

      o     any determination to bring the Sheraton Universal Hotel Mortgaged
            Property or related REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the Sheraton Universal Hotel Mortgaged Property;

                                      S-209

      o     any release of collateral for the Sheraton Universal Hotel Loan
            Group (other than in accordance with the terms of the related loan documents) or any release of the related borrower or any guarantor;

      o     any acceptance of substitute or additional collateral for the
            Sheraton Universal Hotel Loan Group (other than in accordance with the terms of the related loan documents);

      o     any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

      o     any acceptance of an assumption agreement releasing the related borrower from liability under the Sheraton Universal Hotel Loan
            Group;

      o     the approval of any replacement special servicer;

      o     the voting of any plan or reorganization, restructuring or similar plan in the bankruptcy of the related borrower;

      o     any renewal or replacement of the then existing insurance policies with respect to the Sheraton Universal Hotel Loan Group or any modification or waiver of any provision of the related loan documents governing the types, nature and amount of insurance required to be maintained by the related borrower;

      o     the exercise of any right to terminate a property management agreement for the Sheraton Universal Hotel Mortgaged Property or any
            approval rights with respect to a change of a property manager with respect to the Sheraton Universal Hotel Mortgaged Property;

      o     any material reduction or material waiver of the related borrower's obligations to pay reserve amounts under the related loan documents;

      o     the approval of additional indebtedness secured by the Sheraton
            Universal Hotel Mortgaged Property or any mezzanine financing except as in accordance with the related loan documents;

      o     any execution, renewal or material modification of certain material leases to the extent the related lender's approval is required under the related loan documents;

      o     the settlement of any insurance claim or condemnation proceeding for cash to be applied to the principal balance of the Sheraton
            Universal Hotel Loan Group if such settlement would result in a shortfall of amounts due and payable to the Sheraton Universal Hotel
            Non-Pooled Subordinate Noteholder prior to the occurrence of a
            Sheraton Universal Hotel Change of Control Event;

      o     any exercise of remedies or initiation of any proceedings, judicial or otherwise, under the related loan documents upon the occurrence of an event of default with respect to the Sheraton Universal Hotel
            Loan Group;

      o     the release to the related borrower of any escrow amounts to which the related borrower is not entitled under the related loan documents or applicable law;

      o     the approval of significant repair or renovation projects or tenant build-out work or reimbursement to a tenant therefor (other than in connection with a casualty or condemnation event) to the extent the related lender's approval is required under the related loan documents;

      o     the approval or adoption of any annual budget for, or any material alteration to, the Sheraton Universal Hotel Mortgaged Property to
            the extent the related lender's approval is required under the related loan documents;

                                      S-210

      o     any modification, waiver or amendment of the provisions relating to future advances in the loan agreement;

      o     any modification, waiver or amendment of the operating lease between the related borrower and an affiliate;

      o     exercise of any right of the related lender under the Loan Documents to terminate a franchise agreement for the Sheraton Universal Hotel
            Mortgaged Property or any approval rights with respect to any change of the franchisor for the Sheraton Universal Hotel Mortgaged
            Property; and

      o     any modification, waiver or amendment of the franchise agreement or management agreement relating to the Sheraton Universal Hotel
            Mortgaged Property.

      "Moody's" means Moody's Investors Service, Inc.

      "Mortgage Loan Group" means any of the AMB-SGP, L.P. Portfolio Loan Group, the Sheraton Universal Hotel Loan Group, the Casual Cartage - Northeast Loan
Group or the Casual Cartage - Southwest Loan Group, as applicable.

      "Mortgage Loan Group Intercreditor Agreement" means the AMB-SGP, L.P.
Portfolio Intercreditor Agreement, the Sheraton Universal Hotel Intercreditor
Agreement, the Casual Cartage - Northeast Intercreditor Agreement or the Casual
Cartage - Southwest Intercreditor Agreement, as applicable.

      "Mortgage Pass-Through Rate" means, with respect to any pooled mortgage loan for any distribution date, an annual rate generally equal to:

      o     in the case of a mortgage loan that accrues interest on a 30/360
            Basis, a rate per annum equal to the mortgage interest rate for that mortgage loan under its contractual terms in effect as of the Issue
            Date, minus the Administrative Fee Rate for that mortgage loan.

      o     in the case of a mortgage loan that accrues interest on an
            Actual/360 Basis, twelve times a fraction, expressed as a
            percentage--

            1.    the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest
                  equal to the product of (a) the number of days in the related interest accrual period, multiplied by (b) the Stated
                  Principal Balance of that mortgage loan immediately preceding that distribution date, multiplied by (c) 1/360, multiplied by
                  (d) a rate per annum equal to the mortgage interest rate for that mortgage loan under its contractual terms in effect as of the Issue Date, minus the related Administrative Fee Rate for that mortgage loan, and

            2.    the denominator of which is the Stated Principal Balance of that mortgage loan immediately preceding that distribution date.

      Notwithstanding the foregoing, if the subject distribution date occurs in any January (except in a leap year) or in any February, then the amount of interest referred to in the numerator of the fraction described in clause 1 of the second bullet of the first paragraph of this definition will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan that is transferred from the certificate administrator's distribution account to the certificate administrator's interest reserve account during that month.
Furthermore, if the subject distribution date occurs during March in any year subsequent to 2007 (or, if the subject distribution date is the final distribution date, in January (except in a leap year) or February of any year), then the amount of interest referred to in the numerator of the fraction described in clause 1 of the second bullet of the first paragraph of this definition will be increased to reflect any interest reserve amounts with respect to the subject mortgage loan that are transferred from the certificate administrator's interest reserve account to the certificate administrator's distribution account during that month.

      The Mortgage Pass-Through Rate of each pooled mortgage loan:

      o     will not reflect any modification, waiver or amendment of that mortgage loan occurring subsequent to the Issue Date (whether entered into by the applicable master servicer, the applicable special servicer or any other

                                      S-211

            appropriate party or in connection with any bankruptcy, insolvency or other similar proceeding involving the related borrower), or any
            Default Interest, and

      o     in the case of an ARD Loan following its anticipated repayment date, will exclude the marginal increase in the mortgage interest rate by reason of the passage of the anticipated repayment date.

      "Nationwide Life" means Nationwide Life Insurance Company.

      "Net Aggregate Prepayment Interest Shortfall" means, with respect to any distribution date, the excess, if any, of:

      o     the total Prepayment Interest Shortfalls incurred with respect to the pooled mortgage loans during the related collection period; over

      o     the sum of the total payments made by the master servicers to cover those Prepayment Interest Shortfalls.

      "Non-Pooled Mortgage Loan" means any of the AMB-SGP, L.P. Portfolio
Non-Pooled Pari Passu Companion Loan, the AMB-SGP, L.P. Portfolio Non-Pooled
Subordinate Fixed Rate Mortgage Loan, the AMB-SGP, L.P. Portfolio Non-Pooled
Subordinate Floating Rate Mortgage Loan, the Sheraton Universal Hotel Non-Pooled
Subordinate Loan, the Casual Cartage - Northeast Non-Pooled Subordinate Loan and
the Casual Cartage - Southwest Non-Pooled Subordinate Loan, as applicable.

      "Non-Pooled Pari Passu Companion Loan" means the AMB-SGP, L.P. Portfolio
Non-Pooled Pari Passu Companion Loan.

      "Non-Pooled Subordinate Loan" means any of the AMB-SGP, L.P. Portfolio
Non-Pooled Subordinate Fixed Rate Mortgage Loan, the AMB-SGP, L.P. Portfolio
Non-Pooled Subordinate Floating Rate Mortgage Loan, the Sheraton Universal Hotel
Non-Pooled Subordinate Loan, the Casual Cartage - Northeast Non-Pooled
Subordinate Loan and the Casual Cartage - Southwest Non-Pooled Subordinate Loan,
as applicable.

      "Non-Pooled Subordinate Noteholder" means any of the holders of the promissory note evidencing a Non-Pooled Subordinate Loan.

      "NRA" means net rentable area.

      "NRSF" means net rentable square feet.

      "PAR" means Prudential Asset Resources, Inc.

      "Party in Interest" means any person that is a "party in interest" as defined in Section 3(14) of ERISA or a "disqualified person" as defined in
Section 4975 of the Internal Revenue Code.

      "PCF" means Principal Commercial Funding, LLC.

      "PCFII" means Principal Commercial Funding II, LLC.

      "Percent Leased" means the percentage of net rentable area, in the case of mortgaged properties that are retail, office or industrial properties, or units, in the case of mortgaged properties that are multifamily rental properties or self storage properties, or pads, in the case of mortgaged properties that are manufactured housing communities, or rooms, in the case of mortgaged properties that are hospitality properties, of the subject property that were occupied or leased as of the Leased As-of Date as reflected in information provided by the related borrower.

      "Permitted Encumbrances" means, with respect to any mortgaged property securing a mortgage loan in the trust fund, any and all of the following--

      o     the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable,

                                      S-212

      o     covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or a marked-up commitment, none of which materially interferes with the security intended to be provided by the related mortgage instrument, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

      o     exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or marked-up commitment, none of which materially interferes with the security intended to be provided by the related mortgage instrument, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

      o     other matters to which like properties are commonly subject, none of which materially interferes with the security intended to be provided by the related mortgage instrument, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

      o     the rights of tenants, as tenants only, under leases, including subleases, pertaining to the related mortgaged property which the related mortgage loan seller did not require to be subordinated to the lien of the related mortgage instrument and which do not materially interfere with the security intended to be provided by the related mortgage instrument, the current principal use of the related mortgaged property or the current ability of the related mortgaged property to generate income sufficient to service the related mortgage loan,

      o     if the related mortgage loan is cross-collateralized with any other pooled mortgage loan, the lien of the mortgage instrument for that other pooled mortgage loan, and

      o     if the related mortgaged property is a unit in a condominium, the related condominium declaration.

      "Permitted Investments" means the United States government securities and other investment grade obligations specified in the series 2007-PWR15 pooling and servicing agreement.

      "Plan" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account that is subject to Section 4975 of the Internal
Revenue Code, including any individual retirement account or Keogh Plan.

      "PMCC" means Prudential Mortgage Capital Company, LLC.

      "PMCF" means Prudential Mortgage Capital Funding, LLC.

      "Post-ARD Additional Interest" means, with respect to any ARD Loan, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

      "Prepayment Interest Excess" means, with respect to any pooled mortgage loan that was subject to a principal prepayment in full or in part made (or, if resulting from the application of insurance proceeds or condemnation proceeds, any other early recovery of principal received) after the due date for that pooled mortgage loan in any collection period, any payment of interest (net of related master servicing fees payable under the series 2007-PWR15 pooling and servicing agreement and, further, net of any portion of that interest that represents Default Interest, late payment charges or Post-ARD Additional
Interest) actually collected from the related borrower or out of such insurance proceeds or condemnation proceeds, as the case may be, and intended to cover the period from and after the due date to, but not including, the date of prepayment.

      "Prepayment Interest Shortfall" means, with respect to any pooled mortgage loan that was subject to a principal prepayment in full or in part made (or, if resulting from the application of insurance proceeds or condemnation proceeds, any other early recovery of principal received) prior to the due date for that pooled mortgage loan in any collection period, the amount of interest, to the extent not collected from the related borrower or otherwise (without regard to any Prepayment

                                      S-213

Premium or Yield Maintenance Charge that may have been collected), that would have accrued on the amount of such principal prepayment during the period from the date to which interest was paid by the related borrower to, but not including, the related due date immediately following the date of the subject principal prepayment (net of related master servicing fees payable under the series 2007-PWR15 pooling and servicing agreement and, further, net of any portion of that interest that represents Default Interest, late payment charges or Post-ARD Additional Interest).

      "Prepayment Premium" means, with respect to any mortgage loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge)
paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that mortgage loan (including any payoff of a mortgage loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

      "Principal Distribution Amount" means, for any distribution date prior to the final distribution date, an amount equal to the total, without duplication, of the following--

      1.    all payments of principal, including voluntary principal
            prepayments, received by or on behalf of the trust fund with respect to the pooled mortgage loans during the related collection period, exclusive of any of those payments that represents a collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the cut-off date for the related pooled mortgage loan or on a due date for the related pooled mortgage loan subsequent to the end of the calendar month in which the subject distribution date occurs,

      2.    all monthly payments of principal that were received by or on behalf of the trust fund with respect to the pooled mortgage loans prior to, but that are due (or deemed due) during, the related collection period (or, in the case of any pooled mortgage loan on which scheduled payments are due on the third, fifth or tenth day of each month, that were received prior to a specified date in the prior calendar month but are due in the current calendar month of such distribution date),

      3.    all other collections, including liquidation proceeds, condemnation proceeds, insurance proceeds and repurchase proceeds, that were received by or on behalf of the trust fund with respect to any of the pooled mortgage loans or any related REO Properties during the related collection period and that were identified and applied by the respective master servicers as recoveries of principal of the subject pooled mortgage loan(s), in each case net of any portion of the particular collection that represents a collection of principal for which an advance of principal was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the cut-off date for the related pooled mortgage loan, and

      4.    all advances of principal made with respect to the pooled mortgage loans for that distribution date;

provided that (I) (A) if any insurance proceeds, condemnation proceeds and/or liquidation proceeds are received with respect to any pooled mortgage loan, or if any pooled mortgage loan is otherwise liquidated, including at a discount, in any event during the collection period for the subject distribution date, then that portion, if any, of the aggregate amount described in clauses 1 through 4 above that is attributable to that mortgage loan will be reduced - to not less than zero - by any workout fees or liquidation fees paid with respect to that mortgage loan from a source other than related Default Interest and late payment charges during the collection period for the subject distribution date; (B) the aggregate amount described in clauses 1 through 4 above will be further subject to reduction - to not less than zero - by any nonrecoverable advances (and interest thereon) that are reimbursed from the principal portion of debt service advances and payments and other collections of principal on the mortgage pool
(see "--Advances of Delinquent Monthly Debt Service Payments" below and
"Servicing of the Mortgage Loans Under the Series 2007-PWR15 Pooling and
Servicing Agreement--Servicing and Other Compensation and Payment of Expenses")
during the related collection period (although any of those amounts that were reimbursed from advances or collections of principal and are subsequently collected (notwithstanding the nonrecoverability determination) on the related pooled mortgage loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs); and (C) the aggregate amount described in clauses 1 through
4 above will be subject to further reduction - to not less than zero - by any advances (and interest thereon) with respect to a defaulted pooled mortgage loan that remained unreimbursed at the time of the loan's modification and return to performing status and are reimbursed from the principal portion of debt service advances and payments and other collections of principal on the mortgage pool
(see "--Advances of Delinquent Monthly Debt Service Payments" below and
"Servicing of the Mortgage Loans Under the Series 2007-PWR15 Pooling and
Servicing Agreement--Servicing and Other Compensation and Payment of Expenses")
during that collection period (although any of those amounts that were reimbursed from principal

                                      S-214

collections and are subsequently collected on the related pooled mortgage loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs); and
(II) the foregoing shall be construed in a manner that is consistent with the provisions described under "Servicing of the Mortgage Loans Under the Series
2007-PWR15 Pooling and Servicing Agreement--Servicing and Other Compensation and
Payment of Expenses--Certain Remittance Provisions and Coverage for Related
Potential Shortfalls".

      In general, for purposes of determining the portion of the Principal
Distribution Amount that is attributable to loan group 1 or loan group 2--

      o     any reduction in the Principal Distribution Amount that is described in any of clauses (I)(A), (B) and (C) of the preceding paragraph that arises from an advance made on a particular pooled mortgage loan will be applied--

                  1.    first, as a reduction of the portion of the Principal
                        Distribution Amount that is otherwise attributable to
                        the loan group that includes that pooled mortgage loan
                        (until such portion, net of all subtractions pursuant to
                        clauses (I)(A), (B) and (C) arising from pooled mortgage
                        loans in that loan group, is equal to zero), and

                  2.    then, as a reduction of the portion of the Principal
                        Distribution Amount that is otherwise attributable to
                        the other loan group (until such portion, net of all
                        such subtractions pursuant to clauses (I)(A), (B) and
                        (C) arising from pooled mortgage loans in that loan
                        group and all subtractions as described in this clause
                        2, is equal to zero); and

      o     any increase in the Principal Distribution Amount that is described in either of clauses (I)(B) or (C) of the preceding paragraph that arises from a recovery of a previously reimbursed amount related to a particular pooled mortgage loan will be applied--

                  1.    first, if the attributable portion of the Principal
                        Distribution Amount for the unrelated loan group (that
                        is, the loan group that does not include that pooled
                        mortgage loan) was previously reduced on account of that
                        particular pooled mortgage loan or any other pooled
                        mortgage loan in the same loan group as that particular
                        pooled mortgage loan, as an increase in the portion of
                        the Principal Distribution Amount that is otherwise
                        attributable to the loan group that does not include
                        that pooled mortgage loan, until the cumulative amount
                        of these increases under this clause 1 is equal to the
                        cumulative reductions to the attributable portion of
                        Principal Distribution Amount for that loan group on
                        account of pooled mortgage loans not included in that
                        loan group, and

                  2.    then, as an increase in the portion of the Principal
                        Distribution Amount that is otherwise attributable to
                        the loan group that includes that pooled mortgage loan.

      For the final distribution date, the "Principal Distribution Amount" will be an amount equal to the total Stated Principal Balance of the mortgage pool outstanding immediately prior to that final distribution date.

      The Non-Pooled Mortgage Loans will not be part of the mortgage pool and will not be considered a pooled mortgage loan. Accordingly, any amounts applied to the principal of such loan will not constitute part of the Principal
Distribution Amount for any distribution date.

      "PSF" means per square foot.

      "PTE" means prohibited transaction exemption.

      "Purchase Option" means, with respect to any Specially Designated
Defaulted Pooled Mortgage Loan, the purchase option described under "Servicing of the Mortgage Loans Under the Series 2007-PWR15 Pooling and Servicing
Agreement--Fair Value Purchase Option" in this prospectus supplement.

                                      S-215

      "Purchase Price" means, with respect to any particular mortgage loan being purchased from the trust fund, a price approximately equal to the sum of the following:

      o     the outstanding principal balance of that mortgage loan;

      o     all accrued and unpaid interest on that mortgage loan generally through the due date in the collection period of purchase, other than Default Interest and Post-ARD Interest;

      o     all unreimbursed servicing advances with respect to that mortgage loan, together with any unpaid interest on those advances owing to the party or parties that made them;

      o     all servicing advances with respect to that mortgage loan that were reimbursed out of collections on or with respect to other mortgage loans in the trust fund;

      o     all accrued and unpaid interest on any monthly debt service advances made with respect to the subject mortgage loan; and

      o     in the case of a repurchase or substitution of a defective mortgage loan by a mortgage loan seller, (1) all related special servicing fees and, to the extent not otherwise included, other related
            Additional Trust Fund Expenses (including without limitation any liquidation fee payable in connection with the applicable purchase or repurchase), and (2) to the extent not otherwise included, any costs and expenses incurred by the applicable master servicer, the applicable special servicer or the trustee or an agent of any of them, on behalf of the trust fund, in enforcing any obligation of a mortgage loan seller to repurchase or replace the mortgage loan.

      "Qualified Insurer" means, with respect to any insurance policy, an insurance company or security or bonding company qualified to write the related insurance policy in the relevant jurisdiction.

      "Rating Agency" means each of Moody's and S&P.

      "Realized Losses" means losses on or with respect to the pooled mortgage loans arising from the inability of the applicable master servicer and/or the applicable special servicer to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged property, as and to the extent described under "Description of the Offered
Certificates--Reductions of Certificate Principal Balances in Connection with
Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

      "Regulation AB" means Subpart 229.1100 - Asset Backed Securities
(Regulation AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities,
Securities Act Release No. 33-8518, 70 Red. Reg. 1,506 - 1,631 (Jan. 7, 2005))
or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

      "REMIC" means a real estate mortgage investment conduit within the meaning of, and formed in accordance with, Sections 860A through 860G of the Internal
Revenue Code.

      "REO Property" means any mortgaged property that is acquired for the benefit of the certificateholders (and, in the case of a mortgaged property securing any Mortgage Loan Group, also on behalf of the related Non-Pooled
Noteholders) through foreclosure, deed in lieu of foreclosure or otherwise following a default on the corresponding pooled mortgage loan. In the case of each Mortgage Loan Group, when we refer in this prospectus supplement to an REO
Property that is in the trust fund, we mean the beneficial interest in that property that is owned by the series 2007-PWR15 trust fund.

      "Required Claims-Paying Ratings" means, with respect to any insurance carrier, claims-paying ability ratings at least equal to (a) in the case of fidelity bond coverage provided by such insurance carrier, "A2" by Moody's and
"A-" by S&P, (b) in the case of a policy or policies of insurance issued by such insurance carrier covering loss occasioned by the

                                      S-216

errors and omissions of officers and employees, "A2" by Moody's and "A-" by S&P and (c) in the case of any other insurance coverage provided by such insurance carrier, "A2" by Moody's and "A-" by S&P. However, an insurance carrier will be deemed to have the applicable claims-paying ability ratings set forth above if the obligations of that insurance carrier under the related insurance policy are guaranteed or backed in writing by an entity that has long-term unsecured debt obligations that are rated not lower than the ratings set forth above or claim-paying ability ratings that are not lower than the ratings set forth above; and an insurance carrier will be deemed to have the applicable claims-paying ability ratings set forth above if (among other conditions) the rating agency whose rating requirement has not been met has confirmed in writing that the insurance carrier would not result in the qualification, downgrade or withdrawal of any of the then current ratings assigned by that Rating Agency to any of the certificates.

      "Restricted Group" means, collectively, the following persons and entities--

      o     the trustee,

      o     the Exemption-Favored Parties,

      o     us,

      o     the master servicers,

      o     the special servicers,

      o     the primary servicers,

      o     any sub-servicers,

      o     the mortgage loan sellers,

      o     each borrower, if any, with respect to pooled mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates, and

      o     any and all affiliates of any of the aforementioned persons.

      "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

      "SEC" means the Securities and Exchange Commission.

      "Servicing Function Participant" means any person, other than the master servicers and the special servicers, that, within the meaning of Item 1122 of
Regulation AB, is primarily responsible for performing activities that address the servicing criteria set forth in Item 1122(d) of Regulation AB, unless such person's activities relate only to 5% or less of the mortgage loans based on the principal balance of the mortgage loans.

      "Servicing Standard" means, with respect to each master servicer and each special servicer, to service and administer those mortgage loans and any REO
Properties for which that party is responsible under the series 2007-PWR15 pooling and servicing agreement:

      o     in the best interests and for the benefit of the series 2007-PWR15 certificateholders (or, in the case of a Trust-Serviced Mortgage
            Loan Group, for the benefit of the series 2007-PWR15
            certificateholders and the related Trust-Serviced Non-Pooled
            Noteholder(s)) (as determined by the applicable master servicer or the applicable special servicer, as the case may be, in its good faith and reasonable judgment), as a collective whole (it being understood, in the case of a Trust-Serviced Mortgage Loan Group containing any Non-Pooled Subordinate Loan, that the interests of the related Non-Pooled Subordinate Noteholder are junior promissory notes, subject to the terms and conditions of the related Mortgage
            Loan Group Intercreditor Agreement),

                                      S-217

      o     in accordance with any and all applicable laws, the terms of the series 2007-PWR15 pooling and servicing agreement, the terms of the respective mortgage loans and, in the case of a Trust-Serviced
            Mortgage Loan Group, the terms of the related Mortgage Loan Group
            Intercreditor Agreement, and

      o     to the extent consistent with the foregoing, in accordance with the following standards:

            o     with the same care, skill, prudence and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and real properties that are comparable to those mortgage
                  loans and any REO Properties for which it is responsible under the series 2007-PWR15 pooling and servicing agreement;

            o     with a view to--

                  1.    in the case of the master servicers, the timely
                        collection of all scheduled payments of principal and
                        interest under those mortgage loans,

                  2.    in the case of the master servicers, the full collection
                        of all Yield Maintenance Charges and Prepayment Premiums
                        that may become payable under those mortgage loans, and

                  3.    in the case of the special servicers, if a mortgage loan
                        comes into and continues in default and, in the good
                        faith and reasonable judgment of the applicable special
                        servicer, no satisfactory arrangements can be made for
                        the collection of the delinquent payments, including
                        payments of Yield Maintenance Charges, Prepayment
                        Premiums, Default Interest and late payment charges, or
                        the related mortgaged property becomes an REO Property,
                        the maximization of the recovery of principal and
                        interest on that defaulted mortgage loan to the series
                        2007-PWR15 certificateholders (or, in the case of a
                        Trust-Serviced Mortgage Loan Group, for the benefit of
                        the series 2007-PWR15 certificateholders and the related
                        Trust-Serviced Non-Pooled Noteholder(s)), as a
                        collective whole, on a present value basis (it being
                        understood, in the case of a Trust-Serviced Mortgage
                        Loan Group containing any Non-Pooled Subordinate Loans,
                        that the interests of the related Non-Pooled Subordinate
                        Noteholder are junior promissory notes, subject to the
                        terms and conditions of the related Mortgage Loan Group
                        Intercreditor Agreement); and

                  without regard to--

                  1.    any known relationship that the applicable master
                        servicer or the applicable special servicer, as the case
                        may be, or any of its affiliates may have with any of
                        the underlying borrowers, any of the mortgage loan
                        sellers or any other party to the series 2007-PWR15
                        pooling and servicing agreement,

                  2.    the ownership of any series 2007-PWR15 certificate or
                        any interest in any Non-Pooled Mortgage Loan by the
                        applicable master servicer or the applicable special
                        servicer, as the case may be, or by any of its
                        affiliates,

                  3.    the obligation of the applicable master servicer to make
                        advances or otherwise to incur servicing expenses with
                        respect to any mortgage loan or REO property serviced or
                        administered, respectively, under the series 2007-PWR15
                        pooling and servicing agreement,

                  4.    the obligation of the applicable special servicer to
                        make, or to direct the applicable master servicer to
                        make, servicing advances or otherwise to incur servicing
                        expenses with respect to any mortgage loan or REO
                        property serviced or administered, respectively, under
                        the series 2007-PWR15 pooling and servicing agreement,

                  5.    the right of the applicable master servicer or the
                        applicable special servicer, as the case may be, or any
                        of its affiliates to receive reimbursement of costs, or
                        the sufficiency of any compensation

                                      S-218

                        payable to it, under the series 2007-PWR15 pooling and
                        servicing agreement or with respect to any particular
                        transaction,

                  6.    the ownership, servicing and/or management by the
                        applicable master servicer or special servicer, as the
                        case may be, or any of its affiliates, of any other
                        mortgage loans or real property,

                  7.    the ownership by the applicable master servicer or
                        special servicer, as the case may be, or any of its
                        affiliates of any other debt owed by, or secured by
                        ownership interests in, any of the borrowers or any
                        affiliate of a borrower, and

                  8.    the obligations of the applicable master servicer or
                        special servicer, as the case may be, or any of its
                        affiliates to repurchase any pooled mortgage loan from
                        the trust fund, or to indemnify the trust fund, in any
                        event as a result of a material breach or a material
                        document defect.

      "Servicing Transfer Event" means, with respect to any pooled mortgage loan and the Trust-Serviced Non-Pooled Mortgage Loan, any of the following events:

      1.    the related borrower fails to make when due any balloon payment and the borrower does not deliver to the applicable master servicer, on or before the due date of the balloon payment, a written refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the applicable master servicer which provides that such refinancing will occur within 120 days after the date on which the balloon payment will become due (provided that if either such refinancing does not occur during that time or the applicable master servicer is required during that time to make any monthly debt service advance in respect of the mortgage loan, a Servicing
            Transfer Event will occur immediately);

      2.    the related borrower fails to make when due any monthly debt service payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

      3.    the applicable master servicer determines (in accordance with the
            Servicing Standard) that a default in making any monthly debt service payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future and the default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or the applicable master servicer determines (in accordance with the Servicing Standard) that a default in making a balloon payment is likely to occur in the foreseeable future and the default is likely to remain unremedied for at least 60 days beyond the date on which the balloon payment will become due (or, if the borrower has delivered a written refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the applicable master servicer which provides that such refinancing will occur within 120 days after the date of the balloon payment, that master servicer determines (in accordance with the
            Servicing Standard) that (a) the borrower is likely not to make one or more assumed monthly debt service payments (as described under
            "Description of the Offered Certificates--Advances of Delinquent
            Monthly Debt Service Payments" in this prospectus supplement) prior to a refinancing or (b) the refinancing is not likely to occur within 120 days following the date on which the balloon payment will become due);

      4.    the applicable master servicer determines that a non-payment default
            (including, in the applicable master servicer's or the applicable special servicer's judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related mortgage loan documents) has occurred under the mortgage loan that may materially impair the value of the corresponding mortgaged property as security for the mortgage loan or otherwise materially and adversely affect the interests of series 2007-PWR15 certificateholders and the default continues unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified, for 60 days;

      5.    various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

                                      S-219

      6.    the applicable master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the
            corresponding mortgaged property.

      A Servicing Transfer Event will cease to exist, if and when:

      o     with respect to the circumstances described in clauses 1 and 2 immediately above in this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the applicable master servicer or the applicable special servicer;

      o     with respect to the circumstances described in clauses 3 and 5 immediately above in this definition, those circumstances cease to exist in the judgment of the applicable special servicer;

      o     with respect to the circumstances described in clause 4 immediately above in this definition, the default is cured in the judgment of the applicable special servicer; and

      o     with respect to the circumstances described in clause 6 immediately above in this definition, the proceedings are terminated.

      If a Servicing Transfer Event exists with respect to any mortgage loan in a Trust-Serviced Mortgage Loan Group, then it will also be deemed to exist with respect to the other mortgage loan in that Trust-Serviced Mortgage Loan Group.
The mortgage loans in a Trust-Serviced Mortgage Loan Group are intended to always be serviced or specially serviced, as the case may be, together.

      "SF" means square feet.

      "Sheraton Universal Hotel Change of Control Event" means, as of any date of determination, (i) the then outstanding principal balance of the Sheraton
Universal Hotel Non-Pooled Subordinate Loan (inclusive of the principal amount of any future advances that are made after the Cut-off Date pursuant to the right of the related borrower to receive one or more future advances under the
Sheraton Universal Hotel Non-Pooled Subordinate Loan), minus (ii) the sum of (a)
any Appraisal Reduction Amounts for the Sheraton Universal Hotel Loan Group and
(b) any realized losses on the Sheraton Universal Hotel Loan Group, is less than
25% of an amount equal to the then outstanding principal balance of the Sheraton
Universal Hotel Non-Pooled Subordinate Loan, (inclusive of the principal amount of any future advances that are made after the Cut-off Date pursuant to the right of the related Borrower to receive one or more future advances under the
Sheraton Universal Hotel Non-Pooled Subordinate Loan).

      "Sheraton Universal Hotel Intercreditor Agreement" means the intercreditor agreement between the initial holders of the Sheraton Universal Hotel Pooled
Mortgage Loan and the Sheraton Universal Hotel Non-Pooled Subordinate Loan.

      "Sheraton Universal Hotel Loan Group" means the Sheraton Universal Hotel
Pooled Mortgage Loan and the Sheraton Universal Hotel Non-Pooled Subordinate
Loan, together.

      "Sheraton Universal Hotel Mortgaged Property" means the mortgaged property identified on Appendix B to this prospectus supplement as Sheraton Universal
Hotel.

      "Sheraton Universal Hotel Non-Pooled Subordinate Loan" means the loan with an outstanding principal balance as of the cut-off date of $100,000 that is secured by the same mortgage instrument encumbering the Sheraton Universal Hotel
Mortgaged Property as the Sheraton Universal Hotel Pooled Mortgage Loan. The
Sheraton Universal Hotel Non-Pooled Subordinate Loan will not be part of the mortgage pool and will not be considered a pooled mortgage loan.

      "Sheraton Universal Hotel Non-Pooled Subordinate Noteholder" means the holder of the promissory note evidencing the Sheraton Universal Hotel Non-Pooled
Subordinate Loan.

      "Sheraton Universal Hotel Pooled Mortgage Loan" means the pooled mortgage loan in the original principal amount of $84,000,000 that is secured by the
Sheraton Universal Hotel Mortgaged Property.

                                      S-220

      "Specially Designated Defaulted Pooled Mortgage Loan" means a pooled mortgage loan that both (A) is a specially serviced pooled mortgage loan and (B)
either (i) is delinquent 120 days or more with respect to any balloon payment or
60 days or more with respect to any other monthly payment, with such delinquency to be determined without giving effect to any grace period permitted by the related mortgage or mortgage note and without regard to any acceleration of payments under the related mortgage and mortgage note, or (ii) is a pooled mortgage loan as to which the amounts due thereunder have been accelerated following any other material default.

      "Stated Principal Balance" means, for each mortgage loan in the trust fund, a principal amount that:

      o     will initially equal its unpaid principal balance as of the cut-off date or, in the case of a replacement mortgage loan, as of the date it is added to the trust fund, after application of all payments of principal due on or before that date, whether or not those payments have been received; and

      o     will be permanently reduced on each subsequent distribution date, to not less than zero, by that portion, if any, of the Principal
            Distribution Amount (without regard to the adjustments otherwise contemplated by clauses (I)(A), (B) and (C) of the definition thereof) for that distribution date that represents principal actually received or advanced on that mortgage loan, and the principal portion of any Realized Loss (See "Description of the
            Offered Certificates -- Reductions of Certificate Principal Balances
            in Connection with Realized Losses and Additional Trust Fund
            Expenses") incurred with respect to that mortgage loan during the related collection period.

      However, the "Stated Principal Balance" of any mortgage loan in the trust fund will, in all cases, be zero as of the distribution date following the collection period in which it is determined that all amounts ultimately collectable with respect to that mortgage loan or any related REO Property have been received.

      "Stated Remaining Term to Maturity or ARD" means, with respect to any pooled mortgage loan, the number of months from the cut-off date to the stated
maturity date or, in the case of an ARD Loan, the anticipated repayment date.

      "Structuring Assumptions" means, collectively, the following assumptions regarding the series 2007-PWR15 certificates and the mortgage loans in the trust fund:

      o     except as otherwise set forth below, the mortgage loans have the characteristics set forth on Appendix B to this prospectus supplement and the initial mortgage pool balance, the initial loan group 1 balance and the initial loan group 2 balance are as described in this prospectus supplement;

      o     the total initial principal balance or notional amount, as the case may be, of each interest-bearing class of series 2007-PWR15 certificates is as described in this prospectus supplement;

      o     the pass-through rate for each interest-bearing class of series
            2007-PWR15 certificates is as described in this prospectus supplement;

      o     no delinquencies, defaults or losses occur with respect to any of the pooled mortgage loans (or any Non-Pooled Subordinate Loans);

      o     no Additional Trust Fund Expenses arise, no servicing advances are made under the series 2007-PWR15 pooling and servicing agreement and the only expenses of the trust consist of the trustee fees, the certificate administrator fees, the servicer report administrator fees and the master servicing fees (including any applicable primary or sub-servicing fees);

      o     there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the pooled mortgage loans and the mortgage interest rate in effect under each pooled mortgage loan as of the date of initial issuance for the series 2007-PWR15 certificates remains in effect during the entire term of that mortgage loan, except for any increase in the mortgage interest rate that is not related to an ARD provision and is scheduled to occur as a result of loan-specific interest rate provisions (if any) that are described on the "Footnotes to Appendix
            B and C" in this prospectus supplement;

                                      S-221

      o     each of the pooled mortgage loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;

      o     all monthly debt service payments on the pooled mortgage loans are timely received by the applicable master servicer on behalf of the trust on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;

      o     no involuntary prepayments are received as to any pooled mortgage loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);

      o     except as described in the next succeeding bullet, no voluntary prepayments are received as to any pooled mortgage loan during that mortgage loan's prepayment Lock-out Period, including any
            contemporaneous period when defeasance is permitted, or during any period when principal prepayments on that mortgage loan are required to be accompanied by a Prepayment Premium or Yield Maintenance
            Charge, including any contemporaneous period when defeasance is permitted;

      o     for purposes of the preceding bullet, in the case of the AMB-SGP,
            L.P. Portfolio Pooled Mortgage Loan, notwithstanding the provisions described in the second bullet under the heading "Summary--The Trust
            Fund--I. Prepayment/Defeasance Provisions" and the second bullet under the heading "Description of the Mortgage Pool--Certain
            Characteristics of the Mortgage Pool--Voluntary Prepayment and
            Defeasance Provisions" in this prospectus supplement, voluntary prepayments are made as if the AMB-SGP, L.P. Portfolio Pooled
            Mortgage Loan were two separate "pooled mortgage loans", (i) one of which has an original principal balance of $80,000,000, has a
            Lock-out Period that expires immediately before the 24th scheduled monthly debt service payment following origination, requires that any voluntary principal prepayments made at any time after the
            Lock-out Period and before the 55th scheduled monthly debt service payment following origination be accompanied by a yield maintenance charge and thereafter has an open period and (ii) the other of which has an original principal balance of $80,000,000, has a Lock-out
            Period that expires immediately before the 24th scheduled monthly debt service payment following origination, requires that any voluntary principal prepayments made at any time after the Lock-out
            Period and before the 59th scheduled monthly debt service payment following origination be accompanied by a yield maintenance charge and thereafter has an open period;

      o     each ARD Loan in the trust fund is paid in full on its anticipated repayment date;

      o     except as otherwise assumed in the immediately preceding four bullets, prepayments are made on each of the pooled mortgage loans at the indicated CPRs (which apply to the pooled mortgage loans only
            (and not the related Non-Pooled Mortgage Loan(s)) in any Mortgage
            Loan Group)) set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

      o     all prepayments on the mortgage loans are assumed to be accompanied by a full month's interest and no Prepayment Interest Shortfalls occur with respect to any mortgage loan;

      o     no Yield Maintenance Charges or Prepayment Premiums are collected in connection with any of the mortgage loans;

      o     no person or entity entitled thereto exercises its right of optional termination as described in this prospectus supplement under
            "Description of the Offered Certificates--Termination of the Series
            2007-PWR15 Pooling and Servicing Agreement";

      o     no pooled mortgage loan is required to be repurchased by a mortgage loan seller, as described under "Description of the Mortgage
            Pool--Cures, Repurchases and Substitutions" in this prospectus supplement;

                                      S-222

      o     payments on the offered certificates are made on the 11th day of each month, commencing in April 2007; and

      o     the offered certificates are settled with investors on March 29,
            2007.

      "Trust-Serviced Mortgage Loan Group" means the AMB-SGP, L.P. Portfolio
Loan Group, the Sheraton Universal Hotel Loan Group, the Casual Cartage -
Northeast Loan Group or the Casual Cartage - Southwest Loan Group, as
applicable.

      "Trust-Serviced Non-Pooled Mortgage Loan" means the AMB-SGP, L.P.
Portfolio Non-Pooled Pari Passu Companion Loan, the AMB-SGP, L.P. Portfolio
Non-Pooled Subordinate Fixed Rate Mortgage Loan, the AMB-SGP, L.P. Portfolio
Non-Pooled Subordinate Floating Rate Loan, the Sheraton Universal Hotel
Non-Pooled Subordinate Loan, the Casual Cartage - Northeast Non-Pooled
Subordinate Loan or the Casual Cartage - Southwest Non-Pooled Subordinate Loan,
as applicable.

      "Trust-Serviced Non-Pooled Noteholder" means any holder of a promissory note evidencing a Trust-Serviced Non-Pooled Mortgage Loan.

      "Underwriter Exemption" means PTE 90-30 issued to Bear, Stearns & Co. Inc.
or PTE 90-24 issued to Morgan Stanley & Co. Incorporated, each as subsequently amended by PTE 97-34, PTE 2000-58 and PTE 2002-41 and as may be subsequently amended after the closing date.

      "Underwritten Net Cash Flow" or "Underwritten NCF" means an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income, less the sum of (a) estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c)
reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization.

      "Underwritten Net Operating Income" or "Underwritten NOI" means an estimate of the stabilized cash flow available for debt service before deductions for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including tenant improvement costs and leasing commissions.

      "Weighted Average Pool Pass-Through Rate" means, for each distribution date, the weighted average of the respective Mortgage Pass-Through Rates with respect to all of the pooled mortgage loans for that distribution date, weighted on the basis of their respective Stated Principal Balances immediately prior to that distribution date.

      "WFB" means Wells Fargo Bank, National Association.

      "Yield Maintenance Charge" means, with respect to any mortgage loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a mortgage loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such
Yield Maintenance Charge may be.

                                      S-223

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   SCHEDULE I

                              AMORTIZATION SCHEDULE

                                   LAUREL MALL

   PERIOD         DATE          BALANCE ($)            PRINCIPAL ($)
   ------      ----------       -----------            ------------
        0        1/1/2007       37,700,000                  --
        1        2/1/2007       37,700,000                  --
        2        3/1/2007       37,700,000                  --
        3        4/1/2007       37,700,000                  --
        4        5/1/2007       37,700,000                  --
        5        6/1/2007       37,700,000                  --
        6        7/1/2007       37,700,000                  --
        7        8/1/2007       37,700,000                  --
        8        9/1/2007       37,700,000                  --
        9       10/1/2007       37,700,000                  --
       10       11/1/2007       37,700,000                  --
       11       12/1/2007       37,700,000                  --
       12        1/1/2008       37,700,000                  --
       13        2/1/2008       37,700,000                  --
       14        3/1/2008       37,700,000                  --
       15        4/1/2008       37,700,000                  --
       16        5/1/2008       37,700,000                  --
       17        6/1/2008       37,700,000                  --
       18        7/1/2008       37,700,000                  --
       19        8/1/2008       37,700,000                  --
       20        9/1/2008       37,700,000                  --
       21       10/1/2008       37,700,000                  --
       22       11/1/2008       37,700,000                  --
       23       12/1/2008       37,700,000                  --
       24        1/1/2009       37,700,000                  --
       25        2/1/2009       37,700,000                  --
       26        3/1/2009       37,700,000                  --
       27        4/1/2009       37,700,000                  --
       28        5/1/2009       37,700,000                  --
       29        6/1/2009       37,700,000                  --
       30        7/1/2009       37,700,000                  --
       31        8/1/2009       37,700,000                  --
       32        9/1/2009       37,700,000                  --
       33       10/1/2009       37,700,000                  --
       34       11/1/2009       37,700,000                  --
       35       12/1/2009       37,700,000                  --
       36        1/1/2010       37,700,000                  --
       37        2/1/2010       37,700,000                  --
       38        3/1/2010       37,700,000                  --
       39        4/1/2010       37,700,000                  --
       40        5/1/2010       37,700,000                  --
       41        6/1/2010       37,700,000                  --
       42        7/1/2010       37,700,000                  --

                                      I-1

   PERIOD          DATE         BALANCE ($)            PRINCIPAL ($)
   ------      ----------       -----------            ------------
       43        8/1/2010       37,700,000                    --
       44        9/1/2010       37,700,000                    --
       45       10/1/2010       37,700,000                    --
       46       11/1/2010       37,700,000                    --
       47       12/1/2010       37,700,000                    --
       48        1/1/2011       37,700,000                    --
       49        2/1/2011       37,700,000                    --
       50        3/1/2011       37,700,000                    --
       51        4/1/2011       37,700,000                    --
       52        5/1/2011       37,700,000                    --
       53        6/1/2011       37,700,000                    --
       54        7/1/2011       37,700,000                    --
       55        8/1/2011       37,700,000                    --
       56        9/1/2011       37,700,000                    --
       57       10/1/2011       37,700,000                    --
       58       11/1/2011       37,700,000                    --
       59       12/1/2011       37,700,000                    --
       60        1/1/2012       37,700,000                    --
       61        2/1/2012       37,667,703                32,297
       62        3/1/2012       37,622,952                44,751
       63        4/1/2012       37,590,265                32,687
       64        5/1/2012       37,551,280                38,985
       65        6/1/2012       37,518,231                33,049
       66        7/1/2012       37,478,893                39,337
       67        8/1/2012       37,445,478                33,415
       68        9/1/2012       37,411,894                33,584
       69       10/1/2012       37,372,036                39,858
       70       11/1/2012       37,338,080                33,956
       71       12/1/2012       37,297,861                40,219
       72        1/1/2013       37,263,530                34,331
       73        2/1/2013       37,229,026                34,504
       74        3/1/2013       37,176,125                52,901
       75        4/1/2013       37,141,178                34,947
       76        5/1/2013       37,099,995                41,183
       77        6/1/2013       37,064,663                35,332
       78        7/1/2013       37,023,106                41,558
       79        8/1/2013       36,987,385                35,720
       80        9/1/2013       36,951,484                35,901
       81       10/1/2013       36,909,373                42,111
       82       11/1/2013       36,873,077                36,296
       83       12/1/2013       36,830,582                42,495
       84        1/1/2014       36,793,888                36,694
       85        2/1/2014       36,757,008                36,880
       86        3/1/2014       36,701,950                55,057
       87        4/1/2014       36,664,606                37,345
       88        5/1/2014       36,621,090                43,516
       89        6/1/2014       36,583,336                37,754
       90        7/1/2014       36,539,423                43,913
       91        8/1/2014       36,501,256                38,167

                                      I-2

   PERIOD          DATE         BALANCE ($)            PRINCIPAL ($)
   ------      ----------       -----------            ------------
       92        9/1/2014       36,462,896                38,360
       93       10/1/2014       36,418,393                44,503
       94       11/1/2014       36,379,614                38,779
       95       12/1/2014       36,334,704                44,911
       96        1/1/2015       36,295,501                39,202
       97        2/1/2015       36,256,101                39,401
       98        3/1/2015       36,198,755                57,346
       99        4/1/2015       36,158,865                39,890
      100        5/1/2015       36,112,874                45,991
      101        6/1/2015       36,072,550                40,324
      102        7/1/2015       36,026,137                46,413
      103        8/1/2015       35,985,374                40,763
      104        9/1/2015       35,944,405                40,969
      105       10/1/2015       35,897,364                47,041
      106       11/1/2015       35,855,950                41,414
      107       12/1/2015       35,808,476                47,474
      108        1/1/2016       35,766,612                41,864
      109        2/1/2016       35,724,537                42,076
      110        3/1/2016       35,670,591                53,945
      111        4/1/2016       35,628,030                42,561
      112        5/1/2016       35,579,441                48,589
      113        6/1/2016       35,536,419                43,022
      114        7/1/2016       35,487,381                49,038
      115        8/1/2016       35,443,893                43,488
      116        9/1/2016       35,400,186                43,708
      117       10/1/2016       35,350,481                49,704
      118       11/1/2016       35,306,301                44,180
      119       12/1/2016       35,256,137                50,164
      120        1/1/2017               --               35,256,137

                                      I-3

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   SCHEDULE II

                      CLASS A-AB PLANNED PRINCIPAL BALANCES

                         CLASS A-AB                                CLASS A-AB                          CLASS A-AB
                          PLANNED                                   PLANNED                              PLANNED
                         PRINCIPAL                                 PRINCIPAL                            PRINCIPAL
DISTRIBUTION DATE       BALANCE ($)          DISTRIBUTION DATE    BALANCE ($)      DISTRIBUTION DATE   BALANCE ($)
-----------------     --------------         -----------------  --------------     -----------------  -------------

April 2007            101,500,000.00         June 2010          101,500,000.00     August 2013        72,952,000.00
May 2007              101,500,000.00         July 2010          101,500,000.00     September 2013     71,294,000.00
June 2007             101,500,000.00         August 2010        101,500,000.00     October 2013       69,440,000.00
July 2007             101,500,000.00         September 2010     101,500,000.00     November 2013      67,765,000.00
August 2007           101,500,000.00         October 2010       101,500,000.00     December 2013      65,900,000.00
September 2007        101,500,000.00         November 2010      101,500,000.00     January 2014       64,300,000.00
October 2007          101,500,000.00         December 2010      101,500,000.00     February 2014      62,688,000.00
November 2007         101,500,000.00         January 2011       101,500,000.00     March 2014         60,511,000.00
December 2007         101,500,000.00         February 2011      101,500,000.00     April 2014         58,856,000.00
January 2008          101,500,000.00         March 2011         101,500,000.00     May 2014           57,017,000.00
February 2008         101,500,000.00         April 2011         101,500,000.00     June 2014          55,346,000.00
March 2008            101,500,000.00         May 2011           101,500,000.00     July 2014          53,489,000.00
April 2008            101,500,000.00         June 2011          101,500,000.00     August 2014        51,801,000.00
May 2008              101,500,000.00         July 2011          101,500,000.00     September 2014     50,104,000.00
June 2008             101,500,000.00         August 2011        101,500,000.00     October 2014       48,222,000.00
July 2008             101,500,000.00         September 2011     101,500,000.00     November 2014      46,507,000.00
August 2008           101,500,000.00         October 2011       101,500,000.00     December 2014      44,609,000.00
September 2008        101,500,000.00         November 2011      101,500,000.00     January 2015       42,876,000.00
October 2008          101,500,000.00         December 2011      101,500,000.00     February 2015      32,571,000.00
November 2008         101,500,000.00         January 2012       101,500,000.00     March 2015         30,311,000.00
December 2008         101,500,000.00         February 2012      101,500,000.00     April 2015         28,561,000.00
January 2009          101,500,000.00         March 2012         101,464,889.07     May 2015           26,629,000.00
February 2009         101,500,000.00         April 2012          99,956,000.00     June 15            24,860,000.00
March 2009            101,500,000.00         May 2012            98,250,000.00     July 2015          22,910,000.00
April 2009            101,500,000.00         June 2012           96,725,000.00     August 2015        21,123,000.00
May 2009              101,500,000.00         July 2012           95,004,000.00     September 2015     19,327,000.00
June 2009             101,500,000.00         August 2012         93,464,000.00     October 2015       17,350,000.00
July 2009             101,500,000.00         September 2012      91,915,000.00     November 2015      15,536,000.00
August 2009           101,500,000.00         October 2012        90,171,000.00     December 2015      13,541,000.00
September 2009        101,500,000.00         November 2012       88,606,000.00     January 2016       11,707,000.00
October 2009          101,500,000.00         December 2012       86,846,000.00     February 2016      9,865,000.00
November 2009         101,500,000.00         January 2013        85,260,000.00     March 2016         7,673,000.00
December 2009         101,500,000.00         February 2013       83,663,000.00     April 2016         5,810,000.00
January 2010          101,500,000.00         March 2013          81,492,000.00     May 2016           3,769,000.00
February 2010         101,500,000.00         April 2013          79,876,000.00     June 2016          1,887,000.00
March 2010            101,500,000.00         May 2013            78,064,000.00     July 2016          0.00
April 2010            101,500,000.00         June 2013           76,431,000.00
May 2010              101,500,000.00         July 2013           74,602,000.00

                                      II-1

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                                 APPENDIX A (1)
                            MORTGAGE POOL INFORMATION

MORTGAGE LOAN SELLERS

---------------------------------------------------------------------------------------------------------------------------------
                                                                                   PERCENT BY   WEIGHTED      WEIGHTED
                                                                     AGGREGATE      AGGREGATE    AVERAGE       AVERAGE   WEIGHTED
                                               NUMBER OF          CUT-OFF DATE   CUT-OFF DATE   MORTGAGE     REMAINING    AVERAGE
LOAN SELLER                                  MORTGAGE LOANS        BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)   DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

Bear Stearns Commercial Mortgage, Inc.             44              983,554,804       35.0        5.9115        115        1.51
Prudential Mortgage Capital Funding, LLC           36              623,581,634       22.2        5.6444         95        1.58
Principal Commercial Funding II, LLC               45              548,985,047       19.6        5.6798        125        1.42
Wells Fargo Bank, National Association             65              368,493,136       13.1        5.9172        113        1.48
Nationwide Life Insurance Company                  13              178,240,350        6.3        5.7297        111        1.44
Principal Commercial Funding, LLC                   3              104,250,000        3.7        5.5058        113        1.67
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                           206         $  2,807,104,971      100.0%       5.7810%       112        1.50X
=================================================================================================================================

-----------------------------------------------------------------------------------
                                                 WEIGHTED       WEIGHTED   WEIGHTED
                                                  AVERAGE        AVERAGE    AVERAGE
                                                     DSCR   CUT-OFF DATE    BALLOON
LOAN SELLER                                  AFTER IO (X)        LTV (%)    LTV (%)
-----------------------------------------------------------------------------------

Bear Stearns Commercial Mortgage, Inc.            1.38            69.4        66.3
Prudential Mortgage Capital Funding, LLC          1.48            63.0        58.3
Principal Commercial Funding II, LLC              1.36            70.2        63.9
Wells Fargo Bank, National Association            1.38            69.9        62.5
Nationwide Life Insurance Company                 1.21            73.8        68.5
Principal Commercial Funding, LLC                 1.67            71.8        71.8
-----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                           1.40X           68.6%       63.9%
===================================================================================

CUT-OFF DATE BALANCES

---------------------------------------------------------------------------------------------------------------------------------
                                                                                   PERCENT BY   WEIGHTED      WEIGHTED
                                                                     AGGREGATE      AGGREGATE    AVERAGE       AVERAGE   WEIGHTED
                                               NUMBER OF          CUT-OFF DATE   CUT-OFF DATE   MORTGAGE     REMAINING    AVERAGE
CUT-OFF DATE BALANCE ($)                     MORTGAGE LOANS        BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)   DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

719,974 - 2,000,000                                12               15,661,129        0.6        6.0919        133        1.45
2,000,001 - 3,000,000                              36               92,450,546        3.3        5.9446        123        1.42
3,000,001 - 5,000,000                              43              168,270,104        6.0        5.8727        114        1.46
5,000,001 - 7,000,000                              29              175,203,375        6.2        5.8163        110        1.51
7,000,001 - 9,000,000                              21              163,825,640        5.8        5.7683        117        1.54
9,000,001 - 11,000,000                             11              112,500,530        4.0        5.8370        113        1.58
11,000,001 - 13,000,000                             6               71,184,527        2.5        5.6340        118        1.47
13,000,001 - 15,000,000                             5               69,361,547        2.5        5.6409        118        1.35
15,000,001 - 17,000,000                             9              144,725,000        5.2        5.6838        119        1.51
17,000,001 - 19,000,000                             5               90,420,000        3.2        5.8040        107        1.46
19,000,001 - 21,000,000                             3               60,400,000        2.2        5.7209        119        1.50
21,000,001 - 31,000,000                             9              234,252,574        8.3        5.7784        118        1.37
31,000,001 - 61,000,000                            10              466,350,000       16.6        5.6547        118        1.40
61,000,001 - 80,000,000                             1               77,500,000        2.8        5.7300        120        1.36
80,000,001 - 345,000,000                            6              865,000,000       30.8        5.8427        101        1.63
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                           206         $  2,807,104,971      100.0%       5.7810%       112        1.50X
=================================================================================================================================

-----------------------------------------------------------------------------------
                                                 WEIGHTED       WEIGHTED   WEIGHTED
                                                  AVERAGE        AVERAGE    AVERAGE
                                                     DSCR   CUT-OFF DATE    BALLOON
CUT-OFF DATE BALANCE ($)                     AFTER IO (X)        LTV (%)    LTV (%)
-----------------------------------------------------------------------------------

719,974 - 2,000,000                               1.45            59.8        41.3
2,000,001 - 3,000,000                             1.37            66.3        54.1
3,000,001 - 5,000,000                             1.34            69.7        60.5
5,000,001 - 7,000,000                             1.42            68.4        59.8
7,000,001 - 9,000,000                             1.43            68.7        61.5
9,000,001 - 11,000,000                            1.45            63.9        53.3
11,000,001 - 13,000,000                           1.32            73.0        64.8
13,000,001 - 15,000,000                           1.26            74.8        67.2
15,000,001 - 17,000,000                           1.21            73.3        66.6
17,000,001 - 19,000,000                           1.36            72.8        71.5
19,000,001 - 21,000,000                           1.25            78.1        72.1
21,000,001 - 31,000,000                           1.28            74.4        70.0
31,000,001 - 61,000,000                           1.29            73.9        71.5
61,000,001 - 80,000,000                           1.13            70.6        64.8
80,000,001 - 345,000,000                          1.58            62.1        60.7
-----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                           1.40X           68.6%       63.9%
===================================================================================

Minimum: $719,974
Maximum: $345,000,000
Average: $13,626,723

(1) For purposes of the free writing prospectus supplement and this Appendix A, the $160,000,000 AMB-SGP, L.P. Portfolio pooled mortgage loan represents a 80.0%
pari passu portion of a $200,000,000 A-Note financing. It is one of four notes representing a total first mortgage debt of $305,000,000 consisting of two senior pari passu A notes, an A-1 fixed rate note (included in the trust) in the original principal amount of $160,000,000 and an A-2 floating rate note (not included in the trust) in the original principal amount of $40,000,000, and two subordinate pari passu B notes, a B-1 fixed rate note in the original principal amount of $84,000,000 (not included in the trust) and a B-2 floating rate note in the original principal amount of $21,000,000 (not included in the trust). All
LTV and DSCR figures in this table are based on the total $200,000,000 A-Note financing.

                                       A-1

                             APPENDIX A (1) MORTGAGE
                                POOL INFORMATION

STATES

---------------------------------------------------------------------------------------------------------------------------------
                                                                                   PERCENT BY   WEIGHTED      WEIGHTED
                                                                     AGGREGATE      AGGREGATE    AVERAGE       AVERAGE   WEIGHTED
                                               NUMBER OF          CUT-OFF DATE   CUT-OFF DATE   MORTGAGE     REMAINING    AVERAGE
STATE                                     MORTGAGED PROPERTIES     BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)   DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

New Jersey                                         19              397,881,258       14.2        5.6206        120        1.43
Nevada                                              3              353,181,626       12.6        6.3369        118        1.47
California                                         35              296,378,756       10.6        5.7234         86        1.66
Southern California                                24              220,116,307        7.8        5.7775         85        1.62
Northern California                                11               76,262,449        2.7        5.5671         86        1.79
New York                                           25              204,282,532        7.3        5.7121        107        1.49
Pennsylvania                                       14              192,542,637        6.9        5.6337        121        1.42
Texas                                              29              170,441,547        6.1        5.8003        112        1.41
Florida                                             8              128,689,001        4.6        5.6018        114        1.95
District of Columbia                                4              124,362,690        4.4        5.5211        116        1.45
Virginia                                            8              102,745,889        3.7        5.8213        114        1.44
Wisconsin                                           2               91,000,000        3.2        5.7330        120        1.36
Georgia                                            13               84,142,543        3.0        5.6892         96        1.57
Kentucky                                            6               77,991,187        2.8        5.6983        118        1.63
Arizona                                             5               71,518,572        2.5        5.8169        118        1.25
Minnesota                                          10               67,025,237        2.4        5.7392         87        1.63
Illinois                                           11               65,031,000        2.3        5.5909         95        1.62
Ohio                                                5               51,759,731        1.8        5.6045        119        1.47
Utah                                                5               38,319,518        1.4        5.8146        119        1.33
North Carolina                                      5               34,066,664        1.2        5.8864        118        1.66
Washington                                          2               31,281,145        1.1        5.6024        118        1.38
Oklahoma                                            1               31,000,000        1.1        5.8800        118        1.29
South Carolina                                      2               28,350,000        1.0        5.8470        132        1.64
Maryland                                            4               27,808,289        1.0        5.5808        118        1.51
Indiana                                             6               16,234,927        0.6        5.8783        125        1.38
Oregon                                              2               14,750,000        0.5        5.8224        118        1.71
Massachusetts                                       4               14,475,000        0.5        5.8284        120        1.34
Alabama                                             7               13,706,587        0.5        5.8833        118        1.72
Rhode Island                                        1               12,065,802        0.4        6.0840        117        1.20
Nebraska                                            2               11,479,475        0.4        5.9263        118        1.37
Colorado                                            4                8,900,604        0.3        5.8567        138        1.53
Connecticut                                         3                7,298,427        0.3        5.7465        118        1.45
Delaware                                            1                6,680,215        0.2        6.0800        117        1.58
Louisiana                                           1                6,191,803        0.2        6.0500        119        1.38
South Dakota                                        1                5,682,178        0.2        5.7800        117        1.39
Michigan                                            2                5,362,254        0.2        5.8806        118        1.62
Iowa                                                1                3,750,000        0.1        5.9000        119        1.44
Arkansas                                            1                3,250,000        0.1        5.7700        117        1.72
Missouri                                            1                3,144,937        0.1        5.7800        118        1.29
Tennessee                                           1                2,712,563        0.1        6.4800        117        1.21
North Dakota                                        1                1,620,379        0.1        5.8100        118        1.43
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                           255         $  2,807,104,971      100.0%       5.7810%       112        1.50X
=================================================================================================================================

-----------------------------------------------------------------------------------
                                                 WEIGHTED       WEIGHTED   WEIGHTED
                                                  AVERAGE        AVERAGE    AVERAGE
                                                     DSCR   CUT-OFF DATE    BALLOON
STATE                                        AFTER IO (X)        LTV (%)    LTV (%)
-----------------------------------------------------------------------------------

New Jersey                                        1.41            71.9        70.9
Nevada                                            1.47            68.5        68.3
California                                        1.62            57.6        54.0
Southern California                               1.59            60.1        56.6
Northern California                               1.70            50.5        46.3
New York                                          1.32            68.8        62.9
Pennsylvania                                      1.24            75.3        66.5
Texas                                             1.22            75.2        66.5
Florida                                           1.54            53.7        45.7
District of Columbia                              1.42            70.8        69.5
Virginia                                          1.36            71.4        66.2
Wisconsin                                         1.13            72.0        66.1
Georgia                                           1.54            58.9        51.2
Kentucky                                          1.33            70.6        63.9
Arizona                                           1.14            71.7        64.3
Minnesota                                         1.53            72.3        68.5
Illinois                                          1.54            62.6        59.9
Ohio                                              1.39            77.8        74.1
Utah                                              1.28            66.3        54.4
North Carolina                                    1.40            69.0        63.4
Washington                                        1.18            69.7        63.9
Oklahoma                                          1.29            74.9        74.9
South Carolina                                    1.37            76.8        71.3
Maryland                                          1.42            68.2        58.9
Indiana                                           1.28            73.7        57.2
Oregon                                            1.56            63.2        58.5
Massachusetts                                     1.27            75.1        70.7
Alabama                                           1.54            63.8        56.3
Rhode Island                                      1.20            78.9        67.4
Nebraska                                          1.37            76.1        64.6
Colorado                                          1.53            56.3        39.9
Connecticut                                       1.32            65.2        48.4
Delaware                                          1.58            72.6        62.0
Louisiana                                         1.38            60.1        51.2
South Dakota                                      1.39            73.8        62.5
Michigan                                          1.46            66.6        57.8
Iowa                                              1.21            79.8        72.1
Arkansas                                          1.44            70.7        63.7
Missouri                                          1.29            79.8        67.5
Tennessee                                         1.21            79.2        68.4
North Dakota                                      1.43            79.8        67.6
-----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                           1.40X           68.6%       63.9%
===================================================================================

(1) For purposes of the free writing prospectus supplement and this Appendix A, the $160,000,000 AMB-SGP, L.P. Portfolio pooled mortgage loan represents a 80.0%
pari passu portion of a $200,000,000 A-Note financing. It is one of four notes representing a total first mortgage debt of $305,000,000 consisting of two senior pari passu A notes, an A-1 fixed rate note (included in the trust) in the original principal amount of $160,000,000 and an A-2 floating rate note (not included in the trust) in the original principal amount of $40,000,000, and two subordinate pari passu B notes, a B-1 fixed rate note in the original principal amount of $84,000,000 (not included in the trust) and a B-2 floating rate note in the original principal amount of $21,000,000 (not included in the trust). All
LTV and DSCR figures in this table are based on the total $200,000,000 A-Note financing.

                                       A-2

                                 APPENDIX A (1)
                            MORTGAGE POOL INFORMATION

PROPERTY TYPES

---------------------------------------------------------------------------------------------------------------------------------
                                                                                   PERCENT BY   WEIGHTED      WEIGHTED
                                                                     AGGREGATE      AGGREGATE    AVERAGE       AVERAGE   WEIGHTED
                                               NUMBER OF          CUT-OFF DATE   CUT-OFF DATE   MORTGAGE     REMAINING    AVERAGE
PROPERTY TYPE                             MORTGAGED PROPERTIES     BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)   DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

Office                                             39              709,369,951       25.3        5.7010        116        1.42
Retail                                            100              673,997,883       24.0        5.7131        119        1.47
Other                                               5              370,882,571       13.2        6.3050        118        1.46
Hospitality                                        16              285,916,998       10.2        5.7685         99        1.82
Industrial                                         34              279,538,895       10.0        5.5236         85        1.76
Multifamily                                        31              258,157,844        9.2        5.7159        113        1.37
Mixed Use                                          14              153,651,069        5.5        5.6968        113        1.40
Self Storage                                       11               43,790,170        1.6        5.9973        109        1.43
Manufactured Housing Community                      5               31,799,589        1.1        5.9048        118        1.34
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                           255         $  2,807,104,971      100.0%       5.7810%       112        1.50X
=================================================================================================================================

-----------------------------------------------------------------------------------
                                                 WEIGHTED       WEIGHTED   WEIGHTED
                                                  AVERAGE        AVERAGE    AVERAGE
                                                     DSCR   CUT-OFF DATE    BALLOON
PROPERTY TYPE                                AFTER IO (X)        LTV (%)    LTV (%)
-----------------------------------------------------------------------------------

Office                                            1.32            71.7        68.3
Retail                                            1.34            73.0        66.4
Other                                             1.46            68.9        68.4
Hospitality                                       1.63            58.0        52.3
Industrial                                        1.70            53.2        48.3
Multifamily                                       1.26            73.4        66.5
Mixed Use                                         1.18            73.3        67.2
Self Storage                                      1.38            64.4        54.7
Manufactured Housing Community                    1.29            78.8        74.7
-----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                           1.40X           68.6%       63.9%
===================================================================================

MORTGAGE RATES

---------------------------------------------------------------------------------------------------------------------------------
                                                                                   PERCENT BY   WEIGHTED      WEIGHTED
                                                                     AGGREGATE      AGGREGATE    AVERAGE       AVERAGE   WEIGHTED
                                               NUMBER OF          CUT-OFF DATE   CUT-OFF DATE   MORTGAGE     REMAINING    AVERAGE
MORTGAGE RATE (%)                            MORTGAGE LOANS        BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)   DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

5.0500% - 5.2500%                                   2               16,250,000        0.6        5.0500         82        2.53
5.2501% - 5.5000%                                  13              447,587,170       15.9        5.4001         97        1.64
5.5001% - 5.7500%                                  59              990,841,795       35.3        5.6147        116        1.49
5.7501% - 6.0000%                                  88              768,250,269       27.4        5.8588        112        1.48
6.0001% - 6.2500%                                  34              166,124,434        5.9        6.0926        113        1.38
6.2501% - 6.5000%                                   8              416,455,848       14.8        6.3425        117        1.46
6.5001% - 6.7500%                                   1                  846,664        0.0        6.6600        117        1.45
6.7501% - 7.0800%                                   1                  748,791        0.0        7.0800        119        1.36
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                           206         $  2,807,104,971      100.0%       5.7810%       112        1.50X
=================================================================================================================================

-----------------------------------------------------------------------------------
                                                 WEIGHTED       WEIGHTED   WEIGHTED
                                                  AVERAGE        AVERAGE    AVERAGE
                                                     DSCR   CUT-OFF DATE    BALLOON
MORTGAGE RATE (%)                            AFTER IO (X)        LTV (%)    LTV (%)
-----------------------------------------------------------------------------------

5.0500% - 5.2500%                                 2.53            56.5        56.5
5.2501% - 5.5000%                                 1.55            61.4        57.2
5.5001% - 5.7500%                                 1.33            70.7        66.2
5.7501% - 6.0000%                                 1.36            70.4        64.2
6.0001% - 6.2500%                                 1.31            68.7        59.6
6.2501% - 6.5000%                                 1.45            68.5        67.1
6.5001% - 6.7500%                                 1.45            60.9        48.5
6.7501% - 7.0800%                                 1.36            60.4        48.6
-----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                           1.40X           68.6%       63.9%
===================================================================================

Minimum: 5.0500%
Maximum: 7.0800%
Weighted Average: 5.7810%

REMAINING TERMS TO STATED MATURITY OR ARD

---------------------------------------------------------------------------------------------------------------------------------
                                                                                   PERCENT BY   WEIGHTED      WEIGHTED
                                                                     AGGREGATE      AGGREGATE    AVERAGE       AVERAGE   WEIGHTED
                                               NUMBER OF          CUT-OFF DATE   CUT-OFF DATE   MORTGAGE     REMAINING    AVERAGE
REMAINING TERM TO STATED MATURITY (MOS.)     MORTGAGE LOANS        BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)   DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

57 - 60                                            14              323,061,845       11.5        5.5929         59        1.70
61 - 84                                             7               74,692,867        2.7        5.4956         82        1.68
85 - 120                                          176            2,314,895,073       82.5        5.8144        118        1.48
121 - 240                                           9               94,455,186        3.4        5.8312        163        1.35
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                           206         $  2,807,104,971      100.0%       5.7810%       112        1.50X
=================================================================================================================================

-----------------------------------------------------------------------------------
                                                 WEIGHTED       WEIGHTED   WEIGHTED
                                                  AVERAGE        AVERAGE    AVERAGE
                                                     DSCR   CUT-OFF DATE    BALLOON
REMAINING TERM TO STATED MATURITY (MOS.)     AFTER IO (X)        LTV (%)    LTV (%)
-----------------------------------------------------------------------------------

57 - 60                                           1.66            54.8        52.8
61 - 84                                           1.52            70.4        67.5
85 - 120                                          1.36            70.6        65.9
121 - 240                                         1.33            66.4        49.6
-----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                           1.40X           68.6%       63.9%
===================================================================================

Minimum: 57 mos.
Maximum: 240 mos.
Weighted Average: 112 mos.

(1) For purposes of the free writing prospectus supplement and this Appendix A, the $160,000,000 AMB-SGP, L.P. Portfolio pooled mortgage loan represents a 80.0%
pari passu portion of a $200,000,000 A-Note financing. It is one of four notes representing a total first mortgage debt of $305,000,000 consisting of two senior pari passu A notes, an A-1 fixed rate note (included in the trust) in the original principal amount of $160,000,000 and an A-2 floating rate note (not included in the trust) in the original principal amount of $40,000,000, and two subordinate pari passu B notes, a B-1 fixed rate note in the original principal amount of $84,000,000 (not included in the trust) and a B-2 floating rate note in the original principal amount of $21,000,000 (not included in the trust). All
LTV and DSCR figures in this table are based on the total $200,000,000 A-Note financing.

                                       A-3

                                 APPENDIX A (1)
                            MORTGAGE POOL INFORMATION

DEBT SERVICE COVERAGE RATIOS

---------------------------------------------------------------------------------------------------------------------------------
                                                                                   PERCENT BY   WEIGHTED      WEIGHTED
                                                                     AGGREGATE      AGGREGATE    AVERAGE       AVERAGE   WEIGHTED
                                               NUMBER OF          CUT-OFF DATE   CUT-OFF DATE   MORTGAGE     REMAINING    AVERAGE
DEBT SERVICE COVERAGE RATIO (X)              MORTGAGE LOANS        BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)   DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

1.05 - 1.20                                        13               88,735,513        3.2        6.0286        132        1.15
1.21 - 1.30                                        38              287,861,948       10.3        5.7482        115        1.26
1.31 - 1.40                                        44              700,471,078       25.0        5.7188        118        1.36
1.41 - 1.50                                        53              851,835,205       30.3        5.9649        114        1.46
1.51 - 1.60                                        23              390,216,626       13.9        5.7441        107        1.54
1.61 - 1.70                                        11               79,742,692        2.8        5.7922        124        1.66
1.71 - 1.80                                         5               50,370,518        1.8        5.8697        118        1.75
1.81 - 1.90                                         2               19,994,352        0.7        5.9488        117        1.88
1.91 - 2.00                                         2              162,850,000        5.8        5.3005         61        1.93
2.01 - 2.10                                         6              109,087,573        3.9        5.5736        113        2.05
2.11 - 2.20                                         1               10,000,000        0.4        5.7900        118        2.20
2.21 - 2.30                                         1                6,500,000        0.2        5.7700        117        2.22
2.31 - 2.50                                         3               26,750,000        1.0        5.4117        110        2.37
2.51 - 2.96                                         4               22,689,466        0.8        5.3736        102        2.76
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                           206         $  2,807,104,971      100.0%       5.7810%       112        1.50X
=================================================================================================================================

-----------------------------------------------------------------------------------
                                                 WEIGHTED       WEIGHTED   WEIGHTED
                                                  AVERAGE        AVERAGE    AVERAGE
                                                     DSCR   CUT-OFF DATE    BALLOON
DEBT SERVICE COVERAGE RATIO (X)              AFTER IO (X)        LTV (%)    LTV (%)
-----------------------------------------------------------------------------------

1.05 - 1.20                                       1.15            71.2        51.9
1.21 - 1.30                                       1.24            73.6        65.9
1.31 - 1.40                                       1.23            73.2        69.2
1.41 - 1.50                                       1.38            71.4        68.5
1.51 - 1.60                                       1.44            70.8        67.6
1.61 - 1.70                                       1.52            66.8        58.2
1.71 - 1.80                                       1.52            65.8        59.9
1.81 - 1.90                                       1.88            56.0        55.3
1.91 - 2.00                                       1.92            42.9        39.8
2.01 - 2.10                                       1.59            48.0        40.2
2.11 - 2.20                                       1.84            52.4        47.2
2.21 - 2.30                                       1.85            53.3        49.8
2.31 - 2.50                                       1.92            54.8        44.4
2.51 - 2.96                                       2.76            43.3        40.2
-----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                           1.40X           68.6%       63.9%
===================================================================================

Minimum: 1.05x
Maximum: 2.96x
Weighted Average: 1.50x

DEBT SERVICE COVERAGE RATIOS AFTER IO PERIOD

---------------------------------------------------------------------------------------------------------------------------------
                                                                                   PERCENT BY   WEIGHTED      WEIGHTED
                                                                     AGGREGATE      AGGREGATE    AVERAGE       AVERAGE   WEIGHTED
DEBT SERVICE COVERAGE                          NUMBER OF          CUT-OFF DATE   CUT-OFF DATE   MORTGAGE     REMAINING    AVERAGE
RATIO AFTER IO PERIOD (X)                    MORTGAGE LOANS        BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)   DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

1.05 - 1.20                                        49              629,885,513       22.4        5.7700        116        1.35
1.21 - 1.30                                        65              557,791,948       19.9        5.7291        116        1.38
1.31 - 1.40                                        30              347,346,078       12.4        5.7356        120        1.38
1.41 - 1.50                                        27              623,310,205       22.2        6.0563        117        1.49
1.51 - 1.60                                        11              346,146,626       12.3        5.6845        103        1.71
1.61 - 1.70                                         8               44,632,692        1.6        5.7218        126        1.70
1.71 - 1.80                                         2               21,970,518        0.8        5.9641        118        1.94
1.81 - 1.90                                         4               36,494,352        1.3        5.8734        117        2.03
1.91 - 2.00                                         1              160,000,000        5.7        5.2900         60        1.93
2.01 - 2.10                                         3                6,087,573        0.2        6.0848        118        2.04
2.31 - 2.50                                         2               10,750,000        0.4        5.2802         97        2.44
2.51 - 2.96                                         4               22,689,466        0.8        5.3736        102        2.76
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                           206         $  2,807,104,971      100.0%       5.7810%       112        1.50X
=================================================================================================================================

-----------------------------------------------------------------------------------
                                                 WEIGHTED       WEIGHTED   WEIGHTED
                                                  AVERAGE        AVERAGE    AVERAGE
DEBT SERVICE COVERAGE                                DSCR   CUT-OFF DATE    BALLOON
RATIO AFTER IO PERIOD (X)                    AFTER IO (X)        LTV (%)    LTV (%)
-----------------------------------------------------------------------------------

1.05 - 1.20                                       1.15            73.8        66.2
1.21 - 1.30                                       1.25            74.4        67.7
1.31 - 1.40                                       1.35            72.8        70.6
1.41 - 1.50                                       1.46            69.6        67.6
1.51 - 1.60                                       1.54            62.7        58.6
1.61 - 1.70                                       1.65            56.6        45.0
1.71 - 1.80                                       1.75            49.2        41.8
1.81 - 1.90                                       1.87            54.6        52.1
1.91 - 2.00                                       1.93            42.5        39.5
2.01 - 2.10                                       2.04            43.9        39.0
2.31 - 2.50                                       2.44            52.1        52.1
2.51 - 2.96                                       2.76            43.3        40.2
-----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                           1.40X           68.6%       63.9%
===================================================================================

Minimum: 1.05x
Maximum: 2.96x
Weighted Average: 1.40x

(1) For purposes of the free writing prospectus supplement and this Appendix A, the $160,000,000 AMB-SGP, L.P. Portfolio pooled mortgage loan represents a 80.0%
pari passu portion of a $200,000,000 A-Note financing. It is one of four notes representing a total first mortgage debt of $305,000,000 consisting of two senior pari passu A notes, an A-1 fixed rate note (included in the trust) in the original principal amount of $160,000,000 and an A-2 floating rate note (not included in the trust) in the original principal amount of $40,000,000, and two subordinate pari passu B notes, a B-1 fixed rate note in the original principal amount of $84,000,000 (not included in the trust) and a B-2 floating rate note in the original principal amount of $21,000,000 (not included in the trust). All
LTV and DSCR figures in this table are based on the total $200,000,000 A-Note financing.

                                       A-4

                                 APPENDIX A (1)
                            MORTGAGE POOL INFORMATION

CUT-OFF DATE LOAN-TO-VALUE RATIOS

---------------------------------------------------------------------------------------------------------------------------------
                                                                                   PERCENT BY   WEIGHTED      WEIGHTED
                                                                     AGGREGATE      AGGREGATE    AVERAGE       AVERAGE   WEIGHTED
                                               NUMBER OF          CUT-OFF DATE   CUT-OFF DATE   MORTGAGE     REMAINING    AVERAGE
CUT-OFF DATE LOAN-TO-VALUE RATIO (%)         MORTGAGE LOANS        BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)   DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

18.9% - 40.0%                                       4               13,874,474        0.5        5.6476        118        2.79
40.1% - 45.0%                                       5              167,377,474        6.0        5.3179         63        1.93
45.1% - 50.0%                                       6              113,087,692        4.0        5.6320        116        1.99
50.1% - 55.0%                                       9               63,686,008        2.3        5.7840        121        1.80
55.1% - 60.0%                                      19              111,357,322        4.0        5.6912        123        1.78
60.1% - 65.0%                                      21              185,296,180        6.6        5.8886         84        1.53
65.1% - 70.0%                                      28              521,955,428       18.6        6.1759        117        1.46
70.1% - 75.0%                                      41              824,360,556       29.4        5.7079        119        1.39
75.1% - 80.0%                                      72              800,409,836       28.5        5.7071        115        1.40
80.1% - 80.3%                                       1                5,700,000        0.2        5.6700        117        1.57
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                           206         $  2,807,104,971      100.0%       5.7810%       112        1.50X
=================================================================================================================================

-----------------------------------------------------------------------------------
                                                 WEIGHTED       WEIGHTED   WEIGHTED
                                                  AVERAGE        AVERAGE    AVERAGE
                                                     DSCR   CUT-OFF DATE    BALLOON
CUT-OFF DATE LOAN-TO-VALUE RATIO (%)         AFTER IO (X)        LTV (%)    LTV (%)
-----------------------------------------------------------------------------------

18.9% - 40.0%                                     2.79            33.1        24.9
40.1% - 45.0%                                     1.93            42.5        39.1
45.1% - 50.0%                                     1.60            47.5        37.5
50.1% - 55.0%                                     1.64            52.8        44.0
55.1% - 60.0%                                     1.66            57.7        43.7
60.1% - 65.0%                                     1.46            63.5        59.8
65.1% - 70.0%                                     1.44            68.2        65.7
70.1% - 75.0%                                     1.30            72.6        68.8
75.1% - 80.0%                                     1.24            77.7        72.5
80.1% - 80.3%                                     1.30            80.3        72.2
-----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                           1.40X           68.6%       63.9%
===================================================================================

Minimum: 18.9%
Maximum: 80.3%
Weighted Average: 68.6%

BALLOON LOAN-TO-VALUE RATIOS

---------------------------------------------------------------------------------------------------------------------------------
                                                                                   PERCENT BY   WEIGHTED      WEIGHTED
                                                                     AGGREGATE      AGGREGATE    AVERAGE       AVERAGE   WEIGHTED
                                               NUMBER OF          CUT-OFF DATE   CUT-OFF DATE   MORTGAGE     REMAINING    AVERAGE
BALLOON LOAN-TO-VALUE RATIO (%)              MORTGAGE LOANS        BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)   DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

0.4% - 30.0%                                       12               44,808,112        1.6        5.8157        173        1.72
30.1% - 35.0%                                       2                4,286,406        0.2        5.8011        118        1.92
35.1% - 40.0%                                       5              276,066,038        9.8        5.4162         83        1.98
40.1% - 45.0%                                       5               27,812,396        1.0        5.7897        118        1.49
45.1% - 50.0%                                      18               89,612,997        3.2        5.8264        117        1.75
50.1% - 55.0%                                      12               54,321,217        1.9        5.9240        118        1.44
55.1% - 60.0%                                      18              103,320,197        3.7        5.7174        108        1.64
60.1% - 65.0%                                      36              415,526,764       14.8        5.8220        103        1.41
65.1% - 70.0%                                      45              811,495,845       28.9        6.0198        116        1.44
70.1% - 75.0%                                      44              785,235,000       28.0        5.6613        117        1.44
75.1% - 80.0%                                       9              194,620,000        6.9        5.6614        114        1.32
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                           206         $  2,807,104,971      100.0%       5.7810%       112        1.50X
=================================================================================================================================

-----------------------------------------------------------------------------------
                                                 WEIGHTED       WEIGHTED   WEIGHTED
                                                  AVERAGE        AVERAGE    AVERAGE
                                                     DSCR   CUT-OFF DATE    BALLOON
BALLOON LOAN-TO-VALUE RATIO (%)              AFTER IO (X)        LTV (%)    LTV (%)
-----------------------------------------------------------------------------------

0.4% - 30.0%                                      1.72            49.1        10.1
30.1% - 35.0%                                     1.92            41.7        34.0
35.1% - 40.0%                                     1.78            45.1        39.2
40.1% - 45.0%                                     1.49            53.4        43.1
45.1% - 50.0%                                     1.64            55.8        47.8
50.1% - 55.0%                                     1.42            62.8        52.1
55.1% - 60.0%                                     1.59            63.7        57.7
60.1% - 65.0%                                     1.31            69.2        62.9
65.1% - 70.0%                                     1.34            71.6        68.1
70.1% - 75.0%                                     1.31            75.5        72.8
75.1% - 80.0%                                     1.30            77.6        77.5
-----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                           1.40X           68.6%       63.9%
===================================================================================

Minimum: 0.4%
Maximum: 80.0%
Weighted Average: 63.9%

(1) For purposes of the free writing prospectus supplement and this Appendix A, the $160,000,000 AMB-SGP, L.P. Portfolio pooled mortgage loan represents a 80.0%
pari passu portion of a $200,000,000 A-Note financing. It is one of four notes representing a total first mortgage debt of $305,000,000 consisting of two senior pari passu A notes, an A-1 fixed rate note (included in the trust) in the original principal amount of $160,000,000 and an A-2 floating rate note (not included in the trust) in the original principal amount of $40,000,000, and two subordinate pari passu B notes, a B-1 fixed rate note in the original principal amount of $84,000,000 (not included in the trust) and a B-2 floating rate note in the original principal amount of $21,000,000 (not included in the trust). All
LTV and DSCR figures in this table are based on the total $200,000,000 A-Note financing.

                                       A-5

                                 APPENDIX A (1)
                                     GROUP 1
                            MORTGAGE POOL INFORMATION

MORTGAGE LOAN SELLERS

---------------------------------------------------------------------------------------------------------------------------------
                                                                                   PERCENT BY   WEIGHTED      WEIGHTED
                                                                     AGGREGATE      AGGREGATE    AVERAGE       AVERAGE   WEIGHTED
                                               NUMBER OF          CUT-OFF DATE   CUT-OFF DATE   MORTGAGE     REMAINING    AVERAGE
LOAN SELLER                                  MORTGAGE LOANS        BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)   DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

Bear Stearns Commercial Mortgage, Inc.             33              912,039,002       36.5        5.9196        117        1.52
Prudential Mortgage Capital Funding, LLC           30              562,494,831       22.5        5.6435         92        1.60
Principal Commercial Funding II, LLC               38              466,511,177       18.7        5.7154        126        1.44
Wells Fargo Bank, National Association             54              280,812,177       11.2        5.8948        111        1.52
Nationwide Life Insurance Company                  12              174,240,350        7.0        5.7334        110        1.43
Principal Commercial Funding, LLC                   3              104,250,000        4.2        5.5058        113        1.67
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                           170         $  2,500,347,537      100.0%       5.7864%       112        1.52X
=================================================================================================================================

-----------------------------------------------------------------------------------
                                                 WEIGHTED       WEIGHTED   WEIGHTED
                                                  AVERAGE        AVERAGE    AVERAGE
                                                     DSCR   CUT-OFF DATE    BALLOON
LOAN SELLER                                  AFTER IO (X)        LTV (%)    LTV (%)
-----------------------------------------------------------------------------------

Bear Stearns Commercial Mortgage, Inc.            1.39            69.2        66.3
Prudential Mortgage Capital Funding, LLC          1.51            61.7        57.1
Principal Commercial Funding II, LLC              1.38            69.4        63.4
Wells Fargo Bank, National Association            1.41            68.8        61.2
Nationwide Life Insurance Company                 1.20            73.8        68.5
Principal Commercial Funding, LLC                 1.67            71.8        71.8
-----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                           1.42X           68.0%       63.5%
===================================================================================

CUT-OFF DATE BALANCES

---------------------------------------------------------------------------------------------------------------------------------
                                                                                   PERCENT BY   WEIGHTED      WEIGHTED
                                                                     AGGREGATE      AGGREGATE    AVERAGE       AVERAGE   WEIGHTED
                                               NUMBER OF          CUT-OFF DATE   CUT-OFF DATE   MORTGAGE     REMAINING    AVERAGE
CUT-OFF DATE BALANCE ($)                     MORTGAGE LOANS        BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)   DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

719,974 - 2,000,000                                11               14,040,750        0.6        6.1244        135        1.45
2,000,001 - 3,000,000                              32               82,118,488        3.3        5.9475        125        1.43
3,000,001 - 5,000,000                              30              116,984,166        4.7        5.8801        121        1.49
5,000,001 - 7,000,000                              23              138,579,395        5.5        5.8020        113        1.50
7,000,001 - 9,000,000                              19              148,050,640        5.9        5.7747        117        1.55
9,000,001 - 11,000,000                             11              112,500,530        4.5        5.8370        113        1.58
11,000,001 - 13,000,000                             4               46,237,022        1.8        5.5874        118        1.59
13,000,001 - 15,000,000                             3               41,841,547        1.7        5.6865        118        1.36
15,000,001 - 17,000,000                             9              144,725,000        5.8        5.6838        119        1.51
17,000,001 - 19,000,000                             3               54,220,000        2.2        5.9244         99        1.50
19,000,001 - 21,000,000                             2               40,300,000        1.6        5.7713        119        1.56
21,000,001 - 31,000,000                             6              151,900,000        6.1        5.8082        118        1.43
31,000,001 - 61,000,000                            10              466,350,000       18.7        5.6547        118        1.40
61,000,001 - 81,000,000                             1               77,500,000        3.1        5.7300        120        1.36
81,000,001 - 345,000,000                            6              865,000,000       34.6        5.8427        101        1.63
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                           170         $  2,500,347,537      100.0%       5.7864%       112        1.52X
=================================================================================================================================

-----------------------------------------------------------------------------------
                                                 WEIGHTED       WEIGHTED   WEIGHTED
                                                  AVERAGE        AVERAGE    AVERAGE
                                                     DSCR   CUT-OFF DATE    BALLOON
CUT-OFF DATE BALANCE ($)                     AFTER IO (X)        LTV (%)    LTV (%)
-----------------------------------------------------------------------------------

719,974 - 2,000,000                               1.45            57.5        38.3
2,000,001 - 3,000,000                             1.38            66.7        53.9
3,000,001 - 5,000,000                             1.39            68.8        58.5
5,000,001 - 7,000,000                             1.43            68.7        59.5
7,000,001 - 9,000,000                             1.45            67.6        60.5
9,000,001 - 11,000,000                            1.45            63.9        53.3
11,000,001 - 13,000,000                           1.36            71.0        64.8
13,000,001 - 15,000,000                           1.27            73.2        62.7
15,000,001 - 17,000,000                           1.21            73.3        66.6
17,000,001 - 19,000,000                           1.43            71.2        70.6
19,000,001 - 21,000,000                           1.30            79.3        72.9
21,000,001 - 31,000,000                           1.28            74.0        71.0
31,000,001 - 61,000,000                           1.29            73.9        71.5
61,000,001 - 81,000,000                           1.13            70.6        64.8
81,000,001 - 345,000,000                          1.58            62.1        60.7
-----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                           1.42X           68.0%       63.5%
===================================================================================

Minimum: $719,974
Maximum: $345,000,000
Average: $14,707,927

(1) For purposes of the free writing prospectus supplement and this Appendix A, the $160,000,000 AMB-SGP, L.P. Portfolio pooled mortgage loan represents a 80.0%
pari passu portion of a $200,000,000 A-Note financing. It is one of four notes representing a total first mortgage debt of $305,000,000 consisting of two senior pari passu A notes, an A-1 fixed rate note (included in the trust) in the original principal amount of $160,000,000 and an A-2 floating rate note (not included in the trust) in the original principal amount of $40,000,000, and two subordinate pari passu B notes, a B-1 fixed rate note in the original principal amount of $84,000,000 (not included in the trust) and a B-2 floating rate note in the original principal amount of $21,000,000 (not included in the trust). All
LTV and DSCR figures in this table are based on the total $200,000,000 A-Note financing.

                                       A-6

                                 APPENDIX A (1)
                                     GROUP 1
                            MORTGAGE POOL INFORMATION

STATES

---------------------------------------------------------------------------------------------------------------------------------
                                                                                   PERCENT BY   WEIGHTED      WEIGHTED
                                                                     AGGREGATE      AGGREGATE    AVERAGE       AVERAGE   WEIGHTED
                                               NUMBER OF          CUT-OFF DATE   CUT-OFF DATE   MORTGAGE     REMAINING    AVERAGE
STATE                                     MORTGAGED PROPERTIES     BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)   DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

New Jersey                                         18              368,881,258       14.8        5.6285        120        1.44
Nevada                                              3              353,181,626       14.1        6.3369        118        1.47
California                                         31              283,705,286       11.3        5.7217         84        1.68
Southern California                                21              210,130,072        8.4        5.7831         84        1.63
Northern California                                10               73,575,215        2.9        5.5466         85        1.81
Texas                                              28              165,441,547        6.6        5.7994        111        1.41
Pennsylvania                                       12              152,199,940        6.1        5.7009        121        1.46
New York                                           12              131,232,532        5.2        5.6958        115        1.53
Florida                                             8              128,689,001        5.1        5.6018        114        1.95
District of Columbia                                3              116,987,690        4.7        5.5079        116        1.45
Virginia                                            7               82,645,889        3.3        5.8703        114        1.46
Wisconsin                                           1               77,500,000        3.1        5.7300        120        1.36
Georgia                                            12               75,742,543        3.0        5.6891         93        1.58
Illinois                                           11               65,031,000        2.6        5.5909         95        1.62
Kentucky                                            4               60,500,000        2.4        5.7466        118        1.72
Minnesota                                           8               58,845,237        2.4        5.6710         83        1.67
Ohio                                                4               47,759,731        1.9        5.6074        119        1.45
Arizona                                             4               45,626,992        1.8        5.5343        118        1.29
Utah                                                5               38,319,518        1.5        5.8146        119        1.33
North Carolina                                      5               34,066,664        1.4        5.8864        118        1.66
Washington                                          2               31,281,145        1.3        5.6024        118        1.38
Oklahoma                                            1               31,000,000        1.2        5.8800        118        1.29
South Carolina                                      2               28,350,000        1.1        5.8470        132        1.64
Maryland                                            4               27,808,289        1.1        5.5808        118        1.51
Oregon                                              2               14,750,000        0.6        5.8224        118        1.71
Massachusetts                                       4               14,475,000        0.6        5.8284        120        1.34
Indiana                                             5               13,286,525        0.5        5.8247        127        1.40
Nebraska                                            2               11,479,475        0.5        5.9263        118        1.37
Colorado                                            4                8,900,604        0.4        5.8567        138        1.53
Alabama                                             6                7,206,587        0.3        5.9855        118        1.26
Delaware                                            1                6,680,215        0.3        6.0800        117        1.58
Michigan                                            2                5,362,254        0.2        5.8806        118        1.62
Iowa                                                1                3,750,000        0.1        5.9000        119        1.44
Connecticut                                         2                3,698,427        0.1        5.8676        118        1.46
Arkansas                                            1                3,250,000        0.1        5.7700        117        1.72
Tennessee                                           1                2,712,563        0.1        6.4800        117        1.21
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                           216         $  2,500,347,537      100.0%       5.7864%       112        1.52X
=================================================================================================================================

-----------------------------------------------------------------------------------
                                                 WEIGHTED       WEIGHTED   WEIGHTED
                                                  AVERAGE        AVERAGE    AVERAGE
                                                     DSCR   CUT-OFF DATE    BALLOON
STATE                                        AFTER IO (X)        LTV (%)    LTV (%)
-----------------------------------------------------------------------------------

New Jersey                                        1.41            71.3        70.2
Nevada                                            1.47            68.5        68.3
California                                        1.63            57.7        54.2
Southern California                               1.60            60.2        57.0
Northern California                               1.71            50.5        46.5
Texas                                             1.22            75.1        66.4
Pennsylvania                                      1.23            75.5        67.6
New York                                          1.37            67.1        59.7
Florida                                           1.54            53.7        45.7
District of Columbia                              1.44            70.4        69.4
Virginia                                          1.42            70.4        65.2
Wisconsin                                         1.13            70.6        64.8
Georgia                                           1.58            56.6        49.0
Illinois                                          1.54            62.6        59.9
Kentucky                                          1.33            69.4        61.3
Minnesota                                         1.59            71.3        67.9
Ohio                                              1.39            78.1        74.5
Arizona                                           1.11            72.4        66.3
Utah                                              1.28            66.3        54.4
North Carolina                                    1.40            69.0        63.4
Washington                                        1.18            69.7        63.9
Oklahoma                                          1.29            74.9        74.9
South Carolina                                    1.37            76.8        71.3
Maryland                                          1.42            68.2        58.9
Oregon                                            1.56            63.2        58.5
Massachusetts                                     1.27            75.1        70.7
Indiana                                           1.29            72.7        55.0
Nebraska                                          1.37            76.1        64.6
Colorado                                          1.53            56.3        39.9
Alabama                                           1.26            73.3        62.2
Delaware                                          1.58            72.6        62.0
Michigan                                          1.46            66.6        57.8
Iowa                                              1.21            79.8        72.1
Connecticut                                       1.46            50.7        22.9
Arkansas                                          1.44            70.7        63.7
Tennessee                                         1.21            79.2        68.4
-----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                           1.42X           68.0%       63.5%
===================================================================================

(1) For purposes of the free writing prospectus supplement and this Appendix A, the $160,000,000 AMB-SGP, L.P. Portfolio pooled mortgage loan represents a 80.0%
pari passu portion of a $200,000,000 A-Note financing. It is one of four notes representing a total first mortgage debt of $305,000,000 consisting of two senior pari passu A notes, an A-1 fixed rate note (included in the trust) in the original principal amount of $160,000,000 and an A-2 floating rate note (not included in the trust) in the original principal amount of $40,000,000, and two subordinate pari passu B notes, a B-1 fixed rate note in the original principal amount of $84,000,000 (not included in the trust) and a B-2 floating rate note in the original principal amount of $21,000,000 (not included in the trust). All
LTV and DSCR figures in this table are based on the total $200,000,000 A-Note financing.

                                       A-7

                                 APPENDIX A (1)
                                     GROUP 1
                            MORTGAGE POOL INFORMATION

PROPERTY TYPES

---------------------------------------------------------------------------------------------------------------------------------
                                                                                   PERCENT BY   WEIGHTED      WEIGHTED
                                                                     AGGREGATE      AGGREGATE    AVERAGE       AVERAGE   WEIGHTED
                                               NUMBER OF          CUT-OFF DATE   CUT-OFF DATE   MORTGAGE     REMAINING    AVERAGE
PROPERTY TYPE                             MORTGAGED PROPERTIES     BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)   DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

Office                                             39              709,369,951       28.4        5.7010        116        1.42
Retail                                            100              673,997,883       27.0        5.7131        119        1.47
Other                                               5              370,882,571       14.8        6.3050        118        1.46
Hospitality                                        16              285,916,998       11.4        5.7685         99        1.82
Industrial                                         34              279,538,895       11.2        5.5236         85        1.76
Mixed Use                                          11              136,851,069        5.5        5.6910        116        1.40
Self Storage                                       11               43,790,170        1.8        5.9973        109        1.43
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                           216         $  2,500,347,537      100.0%       5.7864%       112        1.52X
=================================================================================================================================

-----------------------------------------------------------------------------------
                                                 WEIGHTED       WEIGHTED   WEIGHTED
                                                  AVERAGE        AVERAGE    AVERAGE
                                                     DSCR   CUT-OFF DATE    BALLOON
PROPERTY TYPE                                AFTER IO (X)        LTV (%)    LTV (%)
-----------------------------------------------------------------------------------

Office                                            1.32            71.7        68.3
Retail                                            1.34            73.0        66.4
Other                                             1.46            68.9        68.4
Hospitality                                       1.63            58.0        52.3
Industrial                                        1.70            53.2        48.3
Mixed Use                                         1.18            73.8        67.4
Self Storage                                      1.38            64.4        54.7
-----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                           1.42X           68.0%       63.5%
===================================================================================

MORTGAGE RATES

---------------------------------------------------------------------------------------------------------------------------------
                                                                                   PERCENT BY   WEIGHTED      WEIGHTED
                                                                     AGGREGATE      AGGREGATE    AVERAGE       AVERAGE   WEIGHTED
                                               NUMBER OF          CUT-OFF DATE   CUT-OFF DATE   MORTGAGE     REMAINING    AVERAGE
MORTGAGE RATE (%)                            MORTGAGE LOANS        BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)   DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

5.0500% - 5.2500%                                   2               16,250,000        0.6        5.0500         82        2.53
5.2501% - 5.5000%                                  10              393,224,473       15.7        5.4021         94        1.69
5.5001% - 5.7500%                                  44              847,080,559       33.9        5.6122        116        1.51
5.7501% - 6.0000%                                  78              721,052,775       28.8        5.8582        114        1.47
6.0001% - 6.2500%                                  27              130,580,007        5.2        6.0863        112        1.40
6.2501% - 6.5000%                                   7              390,564,268       15.6        6.3443        117        1.47
6.5001% - 6.7500%                                   1                  846,664        0.0        6.6600        117        1.45
6.7501% - 7.0800%                                   1                  748,791        0.0        7.0800        119        1.36
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                           170         $  2,500,347,537      100.0%       5.7864%       112        1.52X
=================================================================================================================================

-----------------------------------------------------------------------------------
                                                 WEIGHTED       WEIGHTED   WEIGHTED
                                                  AVERAGE        AVERAGE    AVERAGE
                                                     DSCR   CUT-OFF DATE    BALLOON
MORTGAGE RATE (%)                            AFTER IO (X)        LTV (%)    LTV (%)
-----------------------------------------------------------------------------------

5.0500% - 5.2500%                                 2.53            56.5        56.5
5.2501% - 5.5000%                                 1.58            59.6        56.1
5.5001% - 5.7500%                                 1.35            69.8        65.3
5.7501% - 6.0000%                                 1.37            70.5        64.3
6.0001% - 6.2500%                                 1.33            67.4        58.4
6.2501% - 6.5000%                                 1.46            68.4        67.5
6.5001% - 6.7500%                                 1.45            60.9        48.5
6.7501% - 7.0800%                                 1.36            60.4        48.6
-----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                           1.42X           68.0%       63.5%
===================================================================================

Minimum: 5.0500%
Maximum: 7.0800%
Weighted Average: 5.7864%

REMAINING TERMS TO STATED MATURITY OR ARD

---------------------------------------------------------------------------------------------------------------------------------
                                                                                   PERCENT BY   WEIGHTED      WEIGHTED
                                                                     AGGREGATE      AGGREGATE    AVERAGE       AVERAGE   WEIGHTED
                                               NUMBER OF          CUT-OFF DATE   CUT-OFF DATE   MORTGAGE     REMAINING    AVERAGE
REMAINING TERM TO STATED MATURITY (MOS.)     MORTGAGE LOANS        BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)   DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

58 - 60                                             7              291,911,845       11.7        5.5611         60        1.73
61 - 84                                             7               74,692,867        3.0        5.4956         82        1.68
85 - 120                                          147            2,039,287,640       81.6        5.8272        118        1.49
121 - 240                                           9               94,455,186        3.8        5.8312        163        1.35
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                           170         $  2,500,347,537      100.0%       5.7864%       112        1.52X
=================================================================================================================================

-----------------------------------------------------------------------------------
                                                 WEIGHTED       WEIGHTED   WEIGHTED
                                                  AVERAGE        AVERAGE    AVERAGE
                                                     DSCR   CUT-OFF DATE    BALLOON
REMAINING TERM TO STATED MATURITY (MOS.)     AFTER IO (X)        LTV (%)    LTV (%)
-----------------------------------------------------------------------------------

58 - 60                                           1.72            53.6        51.7
61 - 84                                           1.52            70.4        67.5
85 - 120                                          1.37            70.0        65.6
121 - 240                                         1.33            66.4        49.6
-----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                           1.42X           68.0%       63.5%
===================================================================================

Minimum: 58 mos.
Maximum: 240 mos.
Weighted Average: 112 mos.

(1) For purposes of the free writing prospectus supplement and this Appendix A, the $160,000,000 AMB-SGP, L.P. Portfolio pooled mortgage loan represents a 80.0%
pari passu portion of a $200,000,000 A-Note financing. It is one of four notes representing a total first mortgage debt of $305,000,000 consisting of two senior pari passu A notes, an A-1 fixed rate note (included in the trust) in the original principal amount of $160,000,000 and an A-2 floating rate note (not included in the trust) in the original principal amount of $40,000,000, and two subordinate pari passu B notes, a B-1 fixed rate note in the original principal amount of $84,000,000 (not included in the trust) and a B-2 floating rate note in the original principal amount of $21,000,000 (not included in the trust). All
LTV and DSCR figures in this table are based on the total $200,000,000 A-Note financing.

                                       A-8

                                 APPENDIX A (1)
                                     GROUP 1
                            MORTGAGE POOL INFORMATION

DEBT SERVICE COVERAGE RATIOS

---------------------------------------------------------------------------------------------------------------------------------
                                                                                   PERCENT BY   WEIGHTED      WEIGHTED
                                                                     AGGREGATE      AGGREGATE    AVERAGE       AVERAGE   WEIGHTED
                                               NUMBER OF          CUT-OFF DATE   CUT-OFF DATE   MORTGAGE     REMAINING    AVERAGE
DEBT SERVICE COVERAGE RATIO (X)              MORTGAGE LOANS        BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)   DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

1.05 - 1.20                                        11               50,778,132        2.0        5.8694        142        1.12
1.21 - 1.30                                        32              233,960,230        9.4        5.8035        114        1.26
1.31 - 1.40                                        29              563,268,122       22.5        5.7224        119        1.36
1.41 - 1.50                                        43              790,339,826       31.6        5.9844        115        1.46
1.51 - 1.60                                        22              384,516,626       15.4        5.7452        106        1.54
1.61 - 1.70                                        11               79,742,692        3.2        5.7922        124        1.66
1.71 - 1.80                                         4               46,370,518        1.9        5.8955        118        1.75
1.81 - 1.90                                         2               19,994,352        0.8        5.9488        117        1.88
1.91 - 2.00                                         2              162,850,000        6.5        5.3005         61        1.93
2.01 - 2.10                                         6              109,087,573        4.4        5.5736        113        2.05
2.11 - 2.20                                         1               10,000,000        0.4        5.7900        118        2.20
2.31 - 2.40                                         1               16,000,000        0.6        5.5000        119        2.33
2.41 - 2.96                                         6               33,439,466        1.3        5.3436        100        2.66
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                           170         $  2,500,347,537      100.0%       5.7864%       112        1.52X
=================================================================================================================================

-----------------------------------------------------------------------------------
                                                 WEIGHTED       WEIGHTED   WEIGHTED
                                                  AVERAGE        AVERAGE    AVERAGE
                                                     DSCR   CUT-OFF DATE    BALLOON
DEBT SERVICE COVERAGE RATIO (X)              AFTER IO (X)        LTV (%)    LTV (%)
-----------------------------------------------------------------------------------

1.05 - 1.20                                       1.12            69.6        43.7
1.21 - 1.30                                       1.24            73.5        66.8
1.31 - 1.40                                       1.23            72.8        68.8
1.41 - 1.50                                       1.39            71.3        68.6
1.51 - 1.60                                       1.44            70.7        67.5
1.61 - 1.70                                       1.52            66.8        58.2
1.71 - 1.80                                       1.53            65.1        59.1
1.81 - 1.90                                       1.88            56.0        55.3
1.91 - 2.00                                       1.92            42.9        39.8
2.01 - 2.10                                       1.59            48.0        40.2
2.11 - 2.20                                       1.84            52.4        47.2
2.31 - 2.40                                       1.57            56.7        39.3
2.41 - 2.96                                       2.66            46.1        44.0
-----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                           1.42X           68.0%       63.5%
===================================================================================

Minimum: 1.05x
Maximum: 2.96x
Weighted Average: 1.52x

DEBT SERVICE COVERAGE RATIOS AFTER IO PERIOD

---------------------------------------------------------------------------------------------------------------------------------
                                                                                   PERCENT BY   WEIGHTED      WEIGHTED
                                                                     AGGREGATE      AGGREGATE    AVERAGE       AVERAGE   WEIGHTED
DEBT SERVICE COVERAGE RATIO                    NUMBER OF          CUT-OFF DATE   CUT-OFF DATE   MORTGAGE     REMAINING    AVERAGE
AFTER IO PERIOD (X)                          MORTGAGE LOANS        BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)   DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

1.05 - 1.20                                        34              492,223,132       19.7        5.7352        118        1.35
1.21 - 1.30                                        55              481,590,230       19.3        5.7530        116        1.39
1.31 - 1.40                                        22              266,573,122       10.7        5.7697        120        1.39
1.41 - 1.50                                        25              617,689,826       24.7        6.0601        117        1.49
1.51 - 1.60                                        11              346,146,626       13.8        5.6845        103        1.71
1.61 - 1.70                                         8               44,632,692        1.8        5.7218        126        1.70
1.71 - 1.80                                         2               21,970,518        0.9        5.9641        118        1.94
1.81 - 1.90                                         3               29,994,352        1.2        5.8959        117        1.99
1.91 - 2.00                                         1              160,000,000        6.4        5.2900         60        1.93
2.01 - 2.10                                         3                6,087,573        0.2        6.0848        118        2.04
2.31 - 2.96                                         6               33,439,466        1.3        5.3436        100        2.66
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                           170         $  2,500,347,537      100.0%       5.7864%       112        1.52X
=================================================================================================================================

-----------------------------------------------------------------------------------
                                                 WEIGHTED       WEIGHTED   WEIGHTED
                                                  AVERAGE        AVERAGE    AVERAGE
DEBT SERVICE COVERAGE RATIO                          DSCR   CUT-OFF DATE    BALLOON
AFTER IO PERIOD (X)                          AFTER IO (X)        LTV (%)    LTV (%)
-----------------------------------------------------------------------------------

1.05 - 1.20                                       1.14            73.7        65.9
1.21 - 1.30                                       1.25            74.4        68.4
1.31 - 1.40                                       1.35            72.4        70.3
1.41 - 1.50                                       1.46            69.5        67.6
1.51 - 1.60                                       1.54            62.7        58.6
1.61 - 1.70                                       1.65            56.6        45.0
1.71 - 1.80                                       1.75            49.2        41.8
1.81 - 1.90                                       1.87            54.8        52.6
1.91 - 2.00                                       1.93            42.5        39.5
2.01 - 2.10                                       2.04            43.9        39.0
2.31 - 2.96                                       2.66            46.1        44.0
-----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                           1.42X           68.0%       63.5%
===================================================================================

Minimum: 1.05x
Maximum: 2.96x
Weighted Average: 1.42x

(1) For purposes of the free writing prospectus supplement and this Appendix A, the $160,000,000 AMB-SGP, L.P. Portfolio pooled mortgage loan represents a 80.0%
pari passu portion of a $200,000,000 A-Note financing. It is one of four notes representing a total first mortgage debt of $305,000,000 consisting of two senior pari passu A notes, an A-1 fixed rate note (included in the trust) in the original principal amount of $160,000,000 and an A-2 floating rate note (not included in the trust) in the original principal amount of $40,000,000, and two subordinate pari passu B notes, a B-1 fixed rate note in the original principal amount of $84,000,000 (not included in the trust) and a B-2 floating rate note in the original principal amount of $21,000,000 (not included in the trust). All
LTV and DSCR figures in this table are based on the total $200,000,000 A-Note financing.

                                       A-9

                                 APPENDIX A (1)
                                     GROUP 1
                            MORTGAGE POOL INFORMATION

CUT-OFF DATE LOAN-TO-VALUE RATIOS

---------------------------------------------------------------------------------------------------------------------------------
                                                                                   PERCENT BY   WEIGHTED      WEIGHTED
                                                                     AGGREGATE      AGGREGATE    AVERAGE       AVERAGE   WEIGHTED
                                               NUMBER OF          CUT-OFF DATE   CUT-OFF DATE   MORTGAGE     REMAINING    AVERAGE
CUT-OFF DATE LOAN-TO-VALUE RATIO (%)         MORTGAGE LOANS        BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)   DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

18.9% - 40.0%                                       4               13,874,474        0.6        5.6476        118        2.79
40.1% - 45.0%                                       5              167,377,474        6.7        5.3179         63        1.93
45.1% - 50.0%                                       5              110,400,458        4.4        5.6198        116        2.01
50.1% - 55.0%                                       8               57,186,008        2.3        5.7856        121        1.75
55.1% - 60.0%                                      17              105,365,581        4.2        5.6930        123        1.80
60.1% - 65.0%                                      16              162,409,883        6.5        5.8867         84        1.55
65.1% - 70.0%                                      25              507,305,428       20.3        6.1831        118        1.47
70.1% - 75.0%                                      33              711,624,101       28.5        5.7144        119        1.40
75.1% - 80.0%                                      57              664,804,130       26.6        5.6996        114        1.41
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                           170         $  2,500,347,537      100.0%       5.7864%       112        1.52X
=================================================================================================================================

-----------------------------------------------------------------------------------
                                                 WEIGHTED       WEIGHTED   WEIGHTED
                                                  AVERAGE        AVERAGE    AVERAGE
                                                     DSCR   CUT-OFF DATE    BALLOON
CUT-OFF DATE LOAN-TO-VALUE RATIO (%)         AFTER IO (X)        LTV (%)    LTV (%)
-----------------------------------------------------------------------------------

18.9% - 40.0%                                     2.79            33.1        24.9
40.1% - 45.0%                                     1.93            42.5        39.1
45.1% - 50.0%                                     1.61            47.5        37.4
50.1% - 55.0%                                     1.61            52.8        43.4
55.1% - 60.0%                                     1.68            57.8        43.4
60.1% - 65.0%                                     1.48            63.6        60.2
65.1% - 70.0%                                     1.45            68.2        65.8
70.1% - 75.0%                                     1.31            72.5        69.5
75.1% - 80.0%                                     1.24            77.4        72.3
-----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                           1.42X           68.0%       63.5%
===================================================================================

Minimum: 18.9%
Maximum: 80.0%
Weighted Average: 68.0%

BALLOON LOAN-TO-VALUE RATIOS

---------------------------------------------------------------------------------------------------------------------------------
                                                                                   PERCENT BY   WEIGHTED      WEIGHTED
                                                                     AGGREGATE      AGGREGATE    AVERAGE       AVERAGE   WEIGHTED
                                               NUMBER OF          CUT-OFF DATE   CUT-OFF DATE   MORTGAGE     REMAINING    AVERAGE
BALLOON LOAN-TO-VALUE RATIO (%)              MORTGAGE LOANS        BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)   DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

0.4% - 25.0%                                        9               29,860,168        1.2        5.9088        200        1.30
25.1% - 30.0%                                       3               14,947,944        0.6        5.6299        118        2.58
30.1% - 35.0%                                       2                4,286,406        0.2        5.8011        118        1.92
35.1% - 40.0%                                       5              276,066,038       11.0        5.4162         83        1.98
40.1% - 45.0%                                       4               25,125,161        1.0        5.7533        119        1.51
45.1% - 50.0%                                      15               77,121,256        3.1        5.8441        117        1.75
50.1% - 55.0%                                      10               44,134,920        1.8        5.9302        118        1.46
55.1% - 60.0%                                      18              103,320,197        4.1        5.7174        108        1.64
60.1% - 65.0%                                      27              322,110,310       12.9        5.8330        102        1.45
65.1% - 70.0%                                      36              755,595,138       30.2        6.0353        117        1.44
70.1% - 75.0%                                      34              699,360,000       28.0        5.6572        117        1.44
75.1% - 79.2%                                       7              148,420,000        5.9        5.6867        112        1.31
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                           170         $  2,500,347,537      100.0%       5.7864%       112        1.52X
=================================================================================================================================

-----------------------------------------------------------------------------------
                                                 WEIGHTED       WEIGHTED   WEIGHTED
                                                  AVERAGE        AVERAGE    AVERAGE
                                                     DSCR   CUT-OFF DATE    BALLOON
BALLOON LOAN-TO-VALUE RATIO (%)              AFTER IO (X)        LTV (%)    LTV (%)
-----------------------------------------------------------------------------------

0.4% - 25.0%                                      1.30            54.4         1.3
25.1% - 30.0%                                     2.58            38.5        27.9
30.1% - 35.0%                                     1.92            41.7        34.0
35.1% - 40.0%                                     1.78            45.1        39.2
40.1% - 45.0%                                     1.51            53.9        43.3
45.1% - 50.0%                                     1.65            55.9        47.6
50.1% - 55.0%                                     1.43            63.3        52.2
55.1% - 60.0%                                     1.59            63.7        57.7
60.1% - 65.0%                                     1.33            68.6        63.3
65.1% - 70.0%                                     1.35            71.4        68.2
70.1% - 75.0%                                     1.33            75.2        72.8
75.1% - 79.2%                                     1.29            77.1        76.8
-----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                           1.42X           68.0%       63.5%
===================================================================================

Minimum: 0.4%
Maximum: 79.2%
Weighted Average: 63.5%

(1) For purposes of the free writing prospectus supplement and this Appendix A, the $160,000,000 AMB-SGP, L.P. Portfolio pooled mortgage loan represents a 80.0%
pari passu portion of a $200,000,000 A-Note financing. It is one of four notes representing a total first mortgage debt of $305,000,000 consisting of two senior pari passu A notes, an A-1 fixed rate note (included in the trust) in the original principal amount of $160,000,000 and an A-2 floating rate note (not included in the trust) in the original principal amount of $40,000,000, and two subordinate pari passu B notes, a B-1 fixed rate note in the original principal amount of $84,000,000 (not included in the trust) and a B-2 floating rate note in the original principal amount of $21,000,000 (not included in the trust). All
LTV and DSCR figures in this table are based on the total $200,000,000 A-Note financing.

                                      A-10

                                   APPENDIX A
                                     GROUP 2
                            MORTGAGE POOL INFORMATION

MORTGAGE LOAN SELLERS

---------------------------------------------------------------------------------------------------------------------------------
                                                                                   PERCENT BY   WEIGHTED      WEIGHTED
                                                                     AGGREGATE      AGGREGATE    AVERAGE       AVERAGE   WEIGHTED
                                               NUMBER OF          CUT-OFF DATE   CUT-OFF DATE   MORTGAGE     REMAINING    AVERAGE
LOAN SELLER                                  MORTGAGE LOANS        BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)   DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

Wells Fargo Bank, National Association             11               87,680,959       28.6        5.9892        118        1.37
Principal Commercial Funding II, LLC                7               82,473,870       26.9        5.4784        119        1.30
Bear Stearns Commercial Mortgage, Inc.             11               71,515,802       23.3        5.8073         92        1.39
Prudential Mortgage Capital Funding, LLC            6               61,086,803       19.9        5.6532        118        1.39
Nationwide Life Insurance Company                   1                4,000,000        1.3        5.5700        119        1.76
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                            36         $    306,757,433      100.0%       5.7371%       112        1.36X
=================================================================================================================================

-----------------------------------------------------------------------------------
                                                 WEIGHTED       WEIGHTED   WEIGHTED
                                                  AVERAGE        AVERAGE    AVERAGE
                                                     DSCR   CUT-OFF DATE    BALLOON
LOAN SELLER                                  AFTER IO (X)        LTV (%)    LTV (%)
-----------------------------------------------------------------------------------

Wells Fargo Bank, National Association            1.28            73.4        66.6
Principal Commercial Funding II, LLC              1.30            74.8        67.1
Bear Stearns Commercial Mortgage, Inc.            1.19            72.0        66.3
Prudential Mortgage Capital Funding, LLC          1.23            75.0        69.5
Nationwide Life Insurance Company                 1.45            74.1        69.0
-----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                           1.26X           73.8%       67.3%
===================================================================================

CUT-OFF DATE BALANCES

---------------------------------------------------------------------------------------------------------------------------------
                                                                                   PERCENT BY   WEIGHTED      WEIGHTED
                                                                     AGGREGATE      AGGREGATE    AVERAGE       AVERAGE   WEIGHTED
                                               NUMBER OF          CUT-OFF DATE   CUT-OFF DATE   MORTGAGE     REMAINING    AVERAGE
CUT-OFF DATE BALANCE ($)                     MORTGAGE LOANS        BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)   DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

1,620,379 - 2,000,000                               1                1,620,379        0.5        5.8100        118        1.43
2,000,001 - 3,000,000                               4               10,332,057        3.4        5.9210        105        1.32
3,000,001 - 5,000,000                              13               51,285,939       16.7        5.8560         99        1.41
5,000,001 - 7,000,000                               6               36,623,981       11.9        5.8705         97        1.55
7,000,001 - 9,000,000                               2               15,775,000        5.1        5.7087        118        1.45
11,000,001 - 13,000,000                             2               24,947,504        8.1        5.7205        118        1.23
13,000,001 - 15,000,000                             2               27,520,000        9.0        5.5717        119        1.34
15,000,001 - 18,000,000                             1               17,200,000        5.6        5.6820        119        1.36
18,000,001 - 21,000,000                             2               39,100,000       12.7        5.5962        118        1.40
21,000,001 - 29,000,000                             3               82,352,574       26.8        5.7233        119        1.27
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                            36         $    306,757,433      100.0%       5.7371%       112        1.36X
=================================================================================================================================

-----------------------------------------------------------------------------------
                                                 WEIGHTED       WEIGHTED   WEIGHTED
                                                  AVERAGE        AVERAGE    AVERAGE
                                                     DSCR   CUT-OFF DATE    BALLOON
CUT-OFF DATE BALANCE ($)                     AFTER IO (X)        LTV (%)    LTV (%)
-----------------------------------------------------------------------------------

1,620,379 - 2,000,000                             1.43            79.8        67.6
2,000,001 - 3,000,000                             1.27            63.0        55.0
3,000,001 - 5,000,000                             1.24            71.6        65.0
5,000,001 - 7,000,000                             1.37            66.9        60.6
7,000,001 - 9,000,000                             1.21            79.3        70.5
11,000,001 - 13,000,000                           1.23            76.6        64.7
13,000,001 - 15,000,000                           1.23            77.2        74.0
15,000,001 - 18,000,000                           1.36            78.7        78.7
18,000,001 - 21,000,000                           1.15            73.9        68.9
21,000,001 - 29,000,000                           1.27            75.2        68.0
-----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                           1.26X           73.8%       67.3%
===================================================================================

Minimum: $1,620,379
Maximum: $29,000,000
Average: $8,521,040

                                      A-11

                                   APPENDIX A
                                     GROUP 2
                            MORTGAGE POOL INFORMATION

STATES

---------------------------------------------------------------------------------------------------------------------------------
                                                                                   PERCENT BY   WEIGHTED      WEIGHTED
                                                                     AGGREGATE      AGGREGATE    AVERAGE       AVERAGE   WEIGHTED
                                               NUMBER OF          CUT-OFF DATE   CUT-OFF DATE   MORTGAGE     REMAINING    AVERAGE
STATE                                     MORTGAGED PROPERTIES     BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)   DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

New York                                           13               73,050,000       23.8        5.7412         93        1.41
Pennsylvania                                        2               40,342,697       13.2        5.3800        119        1.27
New Jersey                                          1               29,000,000        9.5        5.5200        119        1.34
Arizona                                             1               25,891,579        8.4        6.3150        118        1.19
Virginia                                            1               20,100,000        6.6        5.6200        118        1.38
Kentucky                                            2               17,491,187        5.7        5.5310        118        1.32
Wisconsin                                           1               13,500,000        4.4        5.7500        119        1.35
California                                          4               12,673,470        4.1        5.7597        118        1.32
Southern California                                 3                9,986,235        3.3        5.6600        119        1.32
Northern California                                 1                2,687,234        0.9        6.1300        115        1.32
Rhode Island                                        1               12,065,802        3.9        6.0840        117        1.20
Georgia                                             1                8,400,000        2.7        5.6900        118        1.46
Minnesota                                           2                8,180,000        2.7        6.2300        117        1.34
District of Columbia                                1                7,375,000        2.4        5.7300        118        1.44
Alabama                                             1                6,500,000        2.1        5.7700        117        2.22
Louisiana                                           1                6,191,803        2.0        6.0500        119        1.38
South Dakota                                        1                5,682,178        1.9        5.7800        117        1.39
Texas                                               1                5,000,000        1.6        5.8300        118        1.43
Ohio                                                1                4,000,000        1.3        5.5700        119        1.76
Connecticut                                         1                3,600,000        1.2        5.6220        118        1.44
Missouri                                            1                3,144,937        1.0        5.7800        118        1.29
Indiana                                             1                2,948,402        1.0        6.1200        116        1.28
North Dakota                                        1                1,620,379        0.5        5.8100        118        1.43
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                            39         $    306,757,433      100.0%       5.7371%       112        1.36X
=================================================================================================================================

-----------------------------------------------------------------------------------
                                                 WEIGHTED       WEIGHTED   WEIGHTED
                                                  AVERAGE        AVERAGE    AVERAGE
                                                     DSCR   CUT-OFF DATE    BALLOON
STATE                                        AFTER IO (X)        LTV (%)    LTV (%)
-----------------------------------------------------------------------------------

New York                                          1.23            72.0        68.7
Pennsylvania                                      1.27            74.4        62.1
New Jersey                                        1.34            80.0        80.0
Arizona                                           1.19            70.6        60.7
Virginia                                          1.14            75.6        70.4
Kentucky                                          1.32            75.0        72.8
Wisconsin                                         1.12            79.9        73.3
California                                        1.32            57.1        48.2
Southern California                               1.32            59.3        49.9
Northern California                               1.32            48.9        41.9
Rhode Island                                      1.20            78.9        67.4
Georgia                                           1.21            80.0        70.5
Minnesota                                         1.15            80.0        72.7
District of Columbia                              1.20            78.5        70.6
Alabama                                           1.85            53.3        49.8
Louisiana                                         1.38            60.1        51.2
South Dakota                                      1.39            73.8        62.5
Texas                                             1.20            78.7        71.0
Ohio                                              1.45            74.1        69.0
Connecticut                                       1.18            80.0        74.6
Missouri                                          1.29            79.8        67.5
Indiana                                           1.28            78.4        67.1
North Dakota                                      1.43            79.8        67.6
-----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                           1.26X           73.8%       67.3%
===================================================================================

PROPERTY TYPES

---------------------------------------------------------------------------------------------------------------------------------
                                                                                   PERCENT BY   WEIGHTED      WEIGHTED
                                                                     AGGREGATE      AGGREGATE    AVERAGE       AVERAGE   WEIGHTED
                                               NUMBER OF          CUT-OFF DATE   CUT-OFF DATE   MORTGAGE     REMAINING    AVERAGE
PROPERTY TYPE                             MORTGAGED PROPERTIES     BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)   DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

Multifamily                                        31              258,157,844       84.2        5.7159        113        1.37
Manufactured Housing Community                      5               31,799,589       10.4        5.9048        118        1.34
Mixed Use                                           3               16,800,000        5.5        5.7443         87        1.39
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                            39         $    306,757,433      100.0%       5.7371%       112        1.36X
=================================================================================================================================

-----------------------------------------------------------------------------------
                                                 WEIGHTED       WEIGHTED   WEIGHTED
                                                  AVERAGE        AVERAGE    AVERAGE
                                                     DSCR   CUT-OFF DATE    BALLOON
PROPERTY TYPE                                AFTER IO (X)        LTV (%)    LTV (%)
-----------------------------------------------------------------------------------

Multifamily                                       1.26            73.4        66.5
Manufactured Housing Community                    1.29            78.8        74.7
Mixed Use                                         1.15            69.6        65.5
-----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                           1.26X           73.8%       67.3%
===================================================================================

MORTGAGE RATES

---------------------------------------------------------------------------------------------------------------------------------
                                                                                   PERCENT BY   WEIGHTED      WEIGHTED
                                                                     AGGREGATE      AGGREGATE    AVERAGE       AVERAGE   WEIGHTED
                                               NUMBER OF          CUT-OFF DATE   CUT-OFF DATE   MORTGAGE     REMAINING    AVERAGE
MORTGAGE RATE (%)                            MORTGAGE LOANS        BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)   DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

5.3800% - 5.5000%                                   3               54,362,697       17.7        5.3852        119        1.29
5.5001% - 5.7500%                                  15              143,761,235       46.9        5.6293        116        1.40
5.7501% - 6.0000%                                  10               47,197,494       15.4        5.8684         86        1.51
6.0001% - 6.2500%                                   7               35,544,428       11.6        6.1158        117        1.28
6.2501% - 6.3150%                                   1               25,891,579        8.4        6.3150        118        1.19
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                            36         $    306,757,433      100.0%       5.7371%       112        1.36X
=================================================================================================================================

-----------------------------------------------------------------------------------
                                                 WEIGHTED       WEIGHTED   WEIGHTED
                                                  AVERAGE        AVERAGE    AVERAGE
                                                     DSCR   CUT-OFF DATE    BALLOON
MORTGAGE RATE (%)                            AFTER IO (X)        LTV (%)    LTV (%)
-----------------------------------------------------------------------------------

5.3800% - 5.5000%                                 1.29            74.5        65.3
5.5001% - 5.7500%                                 1.25            76.1        71.7
5.7501% - 6.0000%                                 1.31            68.0        62.4
6.0001% - 6.2500%                                 1.24            73.4        63.7
6.2501% - 6.3150%                                 1.19            70.6        60.7
-----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                           1.26X           73.8%       67.3%
===================================================================================

Minimum: 5.3800%
Maximum: 6.3150%
Weighted Average: 5.7371%

                                      A-12

                                   APPENDIX A
                                     GROUP 2
                            MORTGAGE POOL INFORMATION

REMAINING TERMS TO STATED MATURITY OR ARD

---------------------------------------------------------------------------------------------------------------------------------
                                                                                   PERCENT BY   WEIGHTED      WEIGHTED
                                                                     AGGREGATE      AGGREGATE    AVERAGE       AVERAGE   WEIGHTED
                                               NUMBER OF          CUT-OFF DATE   CUT-OFF DATE   MORTGAGE     REMAINING    AVERAGE
REMAINING TERM TO STATED MATURITY (MOS.)     MORTGAGE LOANS        BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)   DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

57 - 60                                             7               31,150,000       10.2        5.8907         58        1.41
85 - 119                                           29              275,607,433       89.8        5.7197        118        1.36
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                            36         $    306,757,433      100.0%       5.7371%       112        1.36X
=================================================================================================================================

-----------------------------------------------------------------------------------
                                                 WEIGHTED       WEIGHTED   WEIGHTED
                                                  AVERAGE        AVERAGE    AVERAGE
                                                     DSCR   CUT-OFF DATE    BALLOON
REMAINING TERM TO STATED MATURITY (MOS.)     AFTER IO (X)        LTV (%)    LTV (%)
-----------------------------------------------------------------------------------

57 - 60                                           1.18            66.7        63.3
85 - 119                                          1.27            74.6        67.7
-----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                           1.26X           73.8%       67.3%
===================================================================================

Minimum: 57 mos.
Maximum: 119 mos.
Weighted Average: 112 mos.

DEBT SERVICE COVERAGE RATIOS

---------------------------------------------------------------------------------------------------------------------------------
                                                                                   PERCENT BY   WEIGHTED      WEIGHTED
                                                                     AGGREGATE      AGGREGATE    AVERAGE       AVERAGE   WEIGHTED
                                               NUMBER OF          CUT-OFF DATE   CUT-OFF DATE   MORTGAGE     REMAINING    AVERAGE
DEBT SERVICE COVERAGE RATIO (X)              MORTGAGE LOANS        BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)   DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

1.19 - 1.20                                         2               37,957,381       12.4        6.2416        118        1.19
1.21 - 1.30                                         6               53,901,717       17.6        5.5084        119        1.27
1.31 - 1.40                                        15              137,202,956       44.7        5.7039        112        1.36
1.41 - 1.50                                        10               61,495,379       20.0        5.7137        102        1.44
1.51 - 1.60                                         1                5,700,000        1.9        5.6700        117        1.57
1.71 - 2.22                                         2               10,500,000        3.4        5.6938        118        2.04
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                            36         $    306,757,433      100.0%       5.7371%       112        1.36X
=================================================================================================================================

-----------------------------------------------------------------------------------
                                                 WEIGHTED       WEIGHTED   WEIGHTED
                                                  AVERAGE        AVERAGE    AVERAGE
                                                     DSCR   CUT-OFF DATE    BALLOON
DEBT SERVICE COVERAGE RATIO (X)              AFTER IO (X)        LTV (%)    LTV (%)
-----------------------------------------------------------------------------------

1.19 - 1.20                                       1.19            73.2        62.8
1.21 - 1.30                                       1.27            74.2        62.2
1.31 - 1.40                                       1.26            74.6        71.0
1.41 - 1.50                                       1.20            73.4        67.5
1.51 - 1.60                                       1.30            80.3        72.2
1.71 - 2.22                                       1.70            61.2        57.1
-----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                           1.26X           73.8%       67.3%
===================================================================================

Minimum: 1.19x
Maximum: 2.22x
Weighted Average: 1.36x

DEBT SERVICE COVERAGE RATIOS AFTER IO PERIOD

---------------------------------------------------------------------------------------------------------------------------------
                                                                                   PERCENT BY   WEIGHTED      WEIGHTED
                                                                     AGGREGATE      AGGREGATE    AVERAGE       AVERAGE   WEIGHTED
DEBT SERVICE COVERAGE RATIO                    NUMBER OF          CUT-OFF DATE   CUT-OFF DATE   MORTGAGE     REMAINING    AVERAGE
AFTER IO PERIOD (X)                          MORTGAGE LOANS        BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)   DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

1.12 - 1.20                                        15              137,662,381       44.9        5.8945        108        1.34
1.21 - 1.30                                        10               76,201,717       24.8        5.5778        112        1.33
1.31 - 1.40                                         8               80,772,956       26.3        5.6233        119        1.35
1.41 - 1.50                                         2                5,620,379        1.8        5.6392        119        1.66
1.71 - 1.85                                         1                6,500,000        2.1        5.7700        117        2.22
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                            36         $    306,757,433      100.0%       5.7371%       112        1.36X
=================================================================================================================================

-----------------------------------------------------------------------------------
                                                 WEIGHTED       WEIGHTED   WEIGHTED
                                                  AVERAGE        AVERAGE    AVERAGE
DEBT SERVICE COVERAGE RATIO                          DSCR   CUT-OFF DATE    BALLOON
AFTER IO PERIOD (X)                          AFTER IO (X)        LTV (%)    LTV (%)
-----------------------------------------------------------------------------------

1.12 - 1.20                                       1.17            74.2        67.4
1.21 - 1.30                                       1.26            74.3        63.8
1.31 - 1.40                                       1.35            74.1        71.7
1.41 - 1.50                                       1.44            75.7        68.6
1.71 - 1.85                                       1.85            53.3        49.8
-----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                           1.26X           73.8%       67.3%
===================================================================================

Minimum: 1.12x
Maximum: 1.85x
Weighted Average: 1.26x

                                      A-13

                                   APPENDIX A
                                     GROUP 2
                            MORTGAGE POOL INFORMATION

CUT-OFF DATE LOAN-TO-VALUE RATIOS

---------------------------------------------------------------------------------------------------------------------------------
                                                                                   PERCENT BY   WEIGHTED      WEIGHTED
                                                                     AGGREGATE      AGGREGATE    AVERAGE       AVERAGE   WEIGHTED
                                               NUMBER OF          CUT-OFF DATE   CUT-OFF DATE   MORTGAGE     REMAINING    AVERAGE
CUT-OFF DATE LOAN-TO-VALUE RATIO (%)         MORTGAGE LOANS        BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)   DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

48.9% - 50.0%                                       1                2,687,234        0.9        6.1300        115        1.32
50.1% - 55.0%                                       1                6,500,000        2.1        5.7700        117        2.22
55.1% - 60.0%                                       2                5,991,741        2.0        5.6600        119        1.33
60.1% - 65.0%                                       5               22,886,297        7.5        5.9022         85        1.40
65.1% - 70.0%                                       3               14,650,000        4.8        5.9274         59        1.36
70.1% - 75.0%                                       8              112,736,454       36.8        5.6670        117        1.31
75.1% - 80.3%                                      16              141,305,707       46.1        5.7408        118        1.36
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                            36         $    306,757,433      100.0%       5.7371%       112        1.36X
=================================================================================================================================

-----------------------------------------------------------------------------------
                                                 WEIGHTED       WEIGHTED   WEIGHTED
                                                  AVERAGE        AVERAGE    AVERAGE
                                                     DSCR   CUT-OFF DATE    BALLOON
CUT-OFF DATE LOAN-TO-VALUE RATIO (%)         AFTER IO (X)        LTV (%)    LTV (%)
-----------------------------------------------------------------------------------

48.9% - 50.0%                                     1.32            48.9        41.9
50.1% - 55.0%                                     1.85            53.3        49.8
55.1% - 60.0%                                     1.33            57.3        48.3
60.1% - 65.0%                                     1.27            62.7        56.8
65.1% - 70.0%                                     1.15            67.8        64.4
70.1% - 75.0%                                     1.25            73.0        64.6
75.1% - 80.3%                                     1.24            78.9        73.5
-----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                           1.26X           73.8%       67.3%
===================================================================================

Minimum: 48.9%
Maximum: 80.3%
Weighted Average: 73.8%

BALLOON LOAN-TO-VALUE RATIOS

---------------------------------------------------------------------------------------------------------------------------------
                                                                                   PERCENT BY   WEIGHTED      WEIGHTED
                                                                     AGGREGATE      AGGREGATE    AVERAGE       AVERAGE   WEIGHTED
                                               NUMBER OF          CUT-OFF DATE   CUT-OFF DATE   MORTGAGE     REMAINING    AVERAGE
BALLOON LOAN-TO-VALUE RATIO (%)              MORTGAGE LOANS        BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)   DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

41.9% - 45.0%                                       1                2,687,234        0.9        6.1300        115        1.32
45.1% - 50.0%                                       3               12,491,741        4.1        5.7172        118        1.79
50.1% - 55.0%                                       2               10,186,297        3.3        5.8971        119        1.34
60.1% - 65.0%                                       9               93,416,454       30.5        5.7842        105        1.29
65.1% - 70.0%                                       9               55,900,707       18.2        5.8096        108        1.37
70.1% - 80.0%                                      12              132,075,000       43.1        5.6546        118        1.38
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                            36         $    306,757,433      100.0%       5.7371%       112        1.36X
=================================================================================================================================

-----------------------------------------------------------------------------------
                                                 WEIGHTED       WEIGHTED   WEIGHTED
                                                  AVERAGE        AVERAGE    AVERAGE
                                                     DSCR   CUT-OFF DATE    BALLOON
BALLOON LOAN-TO-VALUE RATIO (%)              AFTER IO (X)        LTV (%)    LTV (%)
-----------------------------------------------------------------------------------

41.9% - 45.0%                                     1.32            48.9        41.9
45.1% - 50.0%                                     1.60            55.2        49.1
50.1% - 55.0%                                     1.34            60.9        51.7
60.1% - 65.0%                                     1.23            71.3        61.8
65.1% - 70.0%                                     1.22            74.6        67.1
70.1% - 80.0%                                     1.25            78.5        74.7
-----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                           1.26X           73.8%       67.3%
===================================================================================

Minimum: 41.9%
Maximum: 80.0%
Weighted Average: 67.3%

                                      A-14

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR15

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                                                                               % OF
          CMSA         CMSA                                                                                INITIAL POOL
 ID     LOAN NO.   PROPERTY NO.   PROPERTY NAME (1)                                                          BALANCE
-------------------------------------------------------------------------------------------------------------------------

  1         1         1-001       World Market Center II                                                      12.3%
  2         2                     AMB-SGP, L.P. Portfolio                                                      5.7%
 2-a                  2-001       Docks Corner                                                                 0.9%
 2-b                  2-002       Alvarado Business Center                                                     0.8%
 2-c                  2-003       Southfield/KRDC Industrial                                                   0.5%
-------------------------------------------------------------------------------------------------------------------------
 2-d                  2-004       Emery/Southfield                                                             0.4%
 2-e                  2-005       JFK Airgate Center                                                           0.5%
 2-f                  2-006       LA County Industrial Portfolio - City of Industry                            0.4%
 2-g                  2-007       Fairway Drive Industrial                                                     0.4%
 2-h                  2-008       LA County Industrial Portfolio - Carson                                      0.3%
-------------------------------------------------------------------------------------------------------------------------
 2-i                  2-009       Elk Grove Village - Itasca                                                   0.3%
 2-j                  2-010       Belden Avenue                                                                0.3%
 2-k                  2-011       Los Nietos Business Center                                                   0.2%
 2-l                  2-012       Milmont Page Business Center                                                 0.2%
 2-m                  2-013       Elk Grove Village - Elk Grove                                                0.1%
-------------------------------------------------------------------------------------------------------------------------
 2-n                  2-014       Wood Dale Industrial - Elk Grove Village                                     0.1%
 2-o                  2-015       Pardee Drive                                                                 0.1%
 2-p                  2-016       LA County Industrial Portfolio - Norwalk                                     0.1%
 2-q                  2-017       Wood Dale Industrial - Wheeling                                              0.0%
 2-r                  2-018       Wood Dale Industrial - Wood Dale                                             0.0%
-------------------------------------------------------------------------------------------------------------------------
 2-s                  2-019       Richardson Tech Center II                                                    0.0%
 2-t                  2-020       Elk Grove Village - Northbrook                                               0.0%
  3         3         3-001       1325 G Street                                                                3.6%
  4         4         4-001       Renaissance Orlando at Sea World                                             3.1%
  5         5         5-001       Cherry Hill Town Center                                                      3.1%
-------------------------------------------------------------------------------------------------------------------------
  6         6         6-001       Sheraton Universal Hotel                                                     3.0%
  7         7         7-001       Summit Place Office                                                          2.8%
  8         8         8-001       777 Scudders Mill Road - Unit 3                                              2.2%
  9         9         9-001       777 Scudders Mill Road - Unit 1                                              2.1%
 10        10         10-001      777 Scudders Mill Road - Unit 2                                              1.9%
-------------------------------------------------------------------------------------------------------------------------
 11        11         11-001      Northampton Crossing                                                         1.9%
 12        12         12-001      Utopia Center                                                                1.7%
 13        13         13-001      The Forum                                                                    1.5%
 14        14         14-001      100 Nassau Park Boulevard                                                    1.4%
 15        15         15-001      Cost Plus Windsor                                                            1.4%
-------------------------------------------------------------------------------------------------------------------------
 16        16         16-001      Laurel Mall                                                                  1.3%
 17        17         17-001      Springs Medical Office Portfolio                                             1.2%
17-a                  17-001      Springs Medical Phase I and II                                               0.7%
17-b                  17-002      Springs Office                                                               0.5%
 18        18         18-001      240 Penn Park                                                                1.1%
-------------------------------------------------------------------------------------------------------------------------
 19        19         19-001      Sterling Jewelers Headquarters                                               1.1%
 20        20         20-001      The Pointe at Neptune                                                        1.0%
 21        21         21-001      Chaddwell Apartments                                                         1.0%
 22        22         22-001      Desert Gardens Apartments                                                    0.9%
 23        23         23-001      Saffron Commercial and Apartments                                            0.9%
-------------------------------------------------------------------------------------------------------------------------
 24        24         24-001      Cabot Oil & Gas Building                                                     0.8%
 25        25         25-001      Charlotte Marriott SouthPark                                                 0.8%
 26        26         26-001      Toll Hill Office Park                                                        0.8%
 27        27         27-001      Aiken Mall                                                                   0.7%
 28        28         28-001      Potomac Gardens                                                              0.7%
-------------------------------------------------------------------------------------------------------------------------
 29        29         29-001      Shops at Central Park                                                        0.7%
 30        30                     Unionport Portfolio                                                          0.7%
30-a                  30-001      1980 Unionport Road                                                          0.3%
30-b                  30-002      1954 Unionport Road                                                          0.2%
30-c                  30-003      1944 Unionport Road                                                          0.1%
-------------------------------------------------------------------------------------------------------------------------
30-d                  30-004      733 Arnow Avenue                                                             0.1%
 31        31         31-001      Country Club Plaza                                                           0.7%
 32        32         32-001      Pine Creek Center                                                            0.6%
 33        33         33-001      Marple Home Depot                                                            0.1%
 34        34         34-001      One Corporate Center I and III                                               0.6%
-------------------------------------------------------------------------------------------------------------------------
 35        35         35-001      Riverview Plaza                                                              0.3%
 36        36         36-001      Route 30 Plaza                                                               0.2%
 37        37         37-001      Rochester Plaza                                                              0.2%
 38        38         38-001      Days Inn Mission Valley - Bartell                                            0.6%
 39        39         39-001      Brook Gardens MHC                                                            0.6%
-------------------------------------------------------------------------------------------------------------------------
 40        40         40-001      Sierra Center                                                                0.6%
 41        41         41-001      Ventana Village Shopping Center                                              0.6%
 42        42         42-001      Livingston Street Shoppes                                                    0.6%
 43        43                     Scranton Portfolio                                                           0.6%
43-a                  43-001      Greenridge Plaza                                                             0.3%
-------------------------------------------------------------------------------------------------------------------------
43-b                  43-002      Pittston Plaza                                                               0.2%
43-c                  43-003      Luzerne Street Shopping Center                                               0.1%
 44        44         44-001      The Concourse Shopping Center                                                0.6%
 45        45         45-001      Commerce Crossings Nine                                                      0.6%
 46        46         46-001      2950 Gallows Road                                                            0.5%
-------------------------------------------------------------------------------------------------------------------------
 47        47         47-001      Colonia Verde Shopping Center                                                0.5%
 48        48                     Northwood Oaks and Providence Plaza Retail Portfolio                         0.5%
48-a                  48-001      Northwood Oaks                                                               0.3%
48-b                  48-002      Providence Plaza                                                             0.2%
 49        49         49-001      Riverwalk Marketplace                                                        0.5%
-------------------------------------------------------------------------------------------------------------------------
 50        50         50-001      Regent Park Apartments                                                       0.5%
 51        51         51-001      Timber Ridge Apartments                                                      0.5%
 52        52         52-001      Union Heights                                                                0.5%
 53        53         53-001      Severgn Apartments                                                           0.5%
 54        54         54-001      Westcott Terrace                                                             0.4%
-------------------------------------------------------------------------------------------------------------------------
 55        55         55-001      7 West 22nd Street                                                           0.4%
 56        56         56-001      7950 East McDowell Road                                                      0.4%
 57        57                     Robert Mark Portfolio                                                        0.4%
57-a                  57-001      Plaza 73                                                                     0.1%
57-b                  57-002      Stratford Shopping Center                                                    0.1%
-------------------------------------------------------------------------------------------------------------------------
57-c                  57-003      Sawmill Village                                                              0.1%
57-d                  57-004      Airport Plaza                                                                0.1%
57-e                  57-005      Tracktown Mall                                                               0.0%
 58        58         58-001      The Shoppes of Long Grove                                                    0.4%
 59        59         59-001      6101 Cane Run Road                                                           0.4%
-------------------------------------------------------------------------------------------------------------------------
 60        60         60-001      Union Park 6                                                                 0.4%
 61        61         61-001      Gwinnett Medical Building                                                    0.4%
 62        62         62-001      Commercial Union 1 & 2                                                       0.4%
 63        63         63-001      Talbert Center                                                               0.4%
 64        64         64-001      Courtyard Novato Marin - Sonoma                                              0.4%
-------------------------------------------------------------------------------------------------------------------------
 65        65         65-001      Park Square                                                                  0.4%
 66        66                     Kossman Portfolio                                                            0.4%
66-a                  66-001      Mansfield Town Center East                                                   0.2%
66-b                  66-002      Kroger Foods - Boone                                                         0.1%
66-c                  66-003      Kroger Foods - Ellis                                                         0.0%
-------------------------------------------------------------------------------------------------------------------------
 67        67         67-001      6006 Executive Boulevard                                                     0.4%
 68        68         68-001      Stop and Stor Woodhaven                                                      0.4%
 69        69         69-001      46555 Landing Parkway                                                        0.3%
 70        70         70-001      Anacostia Professional Building                                              0.3%
 71        71         71-001      Best Western-Atlanta Airport                                                 0.2%
-------------------------------------------------------------------------------------------------------------------------
 72        72         72-001      Holiday Inn Express-Breman                                                   0.1%
 73        73         73-001      Hampton Inn & Suites of Clear Lake                                           0.3%
 74        74         74-001      FedEx Chantilly                                                              0.3%
 75        75         75-001      McDonogh Surgical Center                                                     0.3%
 76        76         76-001      Valley Oaks Apartments                                                       0.3%
-------------------------------------------------------------------------------------------------------------------------
 77        77         77-001      Brandywine Centre II                                                         0.3%
 78        78         78-001      Kalorama Center                                                              0.3%
 79        79         79-001      Arcade Office Building                                                       0.3%
 80        80         80-001      Gateway Financial Center                                                     0.3%
 81        81         81-001      Best Buy Danvers                                                             0.3%
-------------------------------------------------------------------------------------------------------------------------
 82        82         82-001      Hampton Inn Independence                                                     0.3%
 83        83         83-001      Simi Valley Business Center                                                  0.3%
 84        84         84-001      The Bristol Hotel                                                            0.3%
 85        85         85-001      Palm Ridge Plaza                                                             0.3%
 86        86         86-001      Capital East                                                                 0.3%
-------------------------------------------------------------------------------------------------------------------------
 87        87         87-001      Hagemeyer Headquarters Office Building                                       0.3%
 88        88         88-001      Dels Village Shopping Center                                                 0.3%
 89        89         89-001      Garden Ridge                                                                 0.3%
 90        90         90-001      Copiague Retail Center                                                       0.3%
 91        91         91-001      Sierra Village                                                               0.3%
-------------------------------------------------------------------------------------------------------------------------
 92        92         92-001      90 E Street                                                                  0.2%
 93        93         93-001      Ramona Plaza                                                                 0.2%
 94        94         94-001      2700 East 28th Street                                                        0.2%
 95        95         95-001      230 East 167th Street                                                        0.2%
 96        96         96-001      Comfort Inn - Rehoboth Beach                                                 0.2%
-------------------------------------------------------------------------------------------------------------------------
 97        97         97-001      Wingate Inn - Norfolk                                                        0.2%
 98        98         98-001      Festival Apartments                                                          0.2%
 99        99                     Harris Shopping Centers                                                      0.2%
99-a                  99-001      Springs Ranch Shopping Center                                                0.2%
99-b                  99-002      Colorado Liquor Outlet Store                                                 0.1%
-------------------------------------------------------------------------------------------------------------------------
 100       100       100-001      Fremont Court                                                                0.2%
 101       101       101-001      Big Lake Town Square                                                         0.2%
 102       102       102-001      Islandia Retail Center                                                       0.2%
 103       103       103-001      Totowa Shoppes                                                               0.2%
 104       104       104-001      Triangle at Kings Mills                                                      0.2%
-------------------------------------------------------------------------------------------------------------------------
 105       105       105-001      Lake Sherwood Elderly Community                                              0.2%
 106       106       106-001      Container Store Vienna                                                       0.2%
 107       107       107-001      Burlington Center Office Building & Crosier Park Professional Building       0.2%
 108       108       108-001      690 Gerard Avenue                                                            0.2%
 109       109       109-001      The Kossman Building                                                         0.2%
-------------------------------------------------------------------------------------------------------------------------
 110       110       110-001      111 East 167th Street                                                        0.2%
 111       111       111-001      The Sidway                                                                   0.2%
 112       112       112-001      River Oaks & River Garden Apartments                                         0.2%
 113       113       113-001      Holiday Inn Express Omaha                                                    0.2%
 114       114       114-001      Sleep Inn & Suites Chesapeake                                                0.2%
-------------------------------------------------------------------------------------------------------------------------
 115       115       115-001      180 Main Avenue                                                              0.2%
 116       116       116-001      Valley View Business Center                                                  0.2%
 117       117       117-001      A-American Beaumont                                                          0.2%
 118       118       118-001      Security Station                                                             0.2%
 119       119       119-001      844 Middle Country Road                                                      0.2%
-------------------------------------------------------------------------------------------------------------------------
 120       120       120-001      320 Evesboro Medford Road                                                    0.2%
 121       121       121-001      Atrium Regency Apartments                                                    0.2%
 122       122       122-001      610 Trinity Avenue                                                           0.2%
 123       123       123-001      1693 - 1699 East Boughton Road                                               0.2%
 124       124       124-001      A-American Sylmar                                                            0.2%
-------------------------------------------------------------------------------------------------------------------------
 125       125       125-001      Pepin Woods MHC                                                              0.2%
 126       126       126-001      Oasis Plaza                                                                  0.2%
 127       127       127-001      1230 Teller Avenue                                                           0.2%
 128       128       128-001      Fairfield Inn and Suites Shalimar                                            0.2%
 129       129       129-001      241 Ridge Street                                                             0.2%
-------------------------------------------------------------------------------------------------------------------------
 130       130                    Wendy's Portfolio                                                            0.2%
130-a                130-001      Wendy's - Hyannis                                                            0.1%
130-b                130-002      Wendy's  - Orleans                                                           0.1%
 131       131       131-001      Walgreens Snellville                                                         0.1%
 132       132       132-001      Security SS                                                                  0.1%
-------------------------------------------------------------------------------------------------------------------------
 133       133       133-001      Plaza Del Este                                                               0.1%
 134       134       134-001      Shoppes of Deerfield South                                                   0.1%
 135       135       135-001      Northwoods Apartments                                                        0.1%
 136       136       136-001      Trojandale Apartments                                                        0.1%
 137       137       137-001      Midtown Marketplace                                                          0.1%
-------------------------------------------------------------------------------------------------------------------------
 138       138       138-001      Park Plaza Shopping Center                                                   0.1%
 139       139       139-001      2305 University Avenue                                                       0.1%
 140       140       140-001      230 & 232-234 Pegasus Avenue                                                 0.1%
 141       141       141-001      Lone Mountain Storage                                                        0.1%
 142       142       142-001      Walgreens--Keokuk, Iowa                                                      0.1%
-------------------------------------------------------------------------------------------------------------------------
 143       143       143-001      511 Main Street                                                              0.1%
 144       144       144-001      Summit Park MHC                                                              0.1%
 145       145                    Dollar General II (Pool 4)                                                   0.1%
145-a                145-001      Madison                                                                      0.1%
145-b                145-002      Leeds                                                                        0.0%
-------------------------------------------------------------------------------------------------------------------------
145-c                145-003      Talladega                                                                    0.0%
145-d                145-004      Moundville                                                                   0.0%
 146       146       146-001      1501 SE 17th St.                                                             0.1%
 147       147       147-001      Countryside Village                                                          0.1%
 148       148       148-001      Center Stage at Lumberton                                                    0.1%
-------------------------------------------------------------------------------------------------------------------------
 149       149       149-001      2829 - 2855 S. Crenshaw Blvd                                                 0.1%
 150       150       150-001      The Spot on 30th Street                                                      0.1%
 151       151       151-001      Casual Cartage - Northeast                                                   0.1%
 152       152       152-001      111 Mt. Hope Place                                                           0.1%
 153       153       153-001      World Business Center                                                        0.1%
-------------------------------------------------------------------------------------------------------------------------
 154       154       154-001      2700 - 2702 Otis Corley                                                      0.1%
 155       155       155-001      Attic XII                                                                    0.1%
 156       156       156-001      Pendleton Shopping Center                                                    0.1%
 157       157       157-001      Rolling Hills Apartments                                                     0.1%
 158       158       158-001      350 Main Street - Mixed Use                                                  0.1%
-------------------------------------------------------------------------------------------------------------------------
 159       159       159-001      Greene Tech Building                                                         0.1%
 160       160       160-001      9090 SW 87 Court                                                             0.1%
 161       161       161-001      10 5th Street                                                                0.1%
 162       162       162-001      Penn Records                                                                 0.1%
 163       163       163-001      865 Bridgeport Avenue                                                        0.1%
-------------------------------------------------------------------------------------------------------------------------
 164       164       164-001      LaPorte Village MHC                                                          0.1%
 165       165       165-001      Tivoli Plaza                                                                 0.1%
 166       166       166-001      Urban Outfitters - Ann Arbor, MI                                             0.1%
 167       167       167-001      AmericInn of Mankato                                                         0.1%
 168       168                    Dollar General II (Pool 5)                                                   0.1%
-------------------------------------------------------------------------------------------------------------------------
168-a                168-001      Houston                                                                      0.0%
168-b                168-002      Katy                                                                         0.0%
168-c                168-003      Edcouch                                                                      0.0%
168-d                168-004      San Antonio (China Grove)                                                    0.0%
 169       169       169-001      Tech Industrial                                                              0.1%
-------------------------------------------------------------------------------------------------------------------------
 170       170       170-001      Mill Creek Retail                                                            0.1%
 171       171       171-001      Eckerd Monticello                                                            0.1%
 172       172       172-001      University Retail Center                                                     0.1%
 173       173       173-001      Parkridge Apartments                                                         0.1%
 174       174       174-001      Huebner Town Center                                                          0.1%
-------------------------------------------------------------------------------------------------------------------------
 175       175       175-001      Casual Cartage - Southwest                                                   0.1%
 176       176                    Dollar General II (Pool 1)                                                   0.1%
176-a                176-001      Converse                                                                     0.0%
176-b                176-002      Harlingen                                                                    0.0%
176-c                176-003      Rio Grande City                                                              0.0%
-------------------------------------------------------------------------------------------------------------------------
176-d                176-004      Hico                                                                         0.0%
 177       177       177-001      The Tower                                                                    0.1%
 178       178       178-001      Stop and Shop Walpole                                                        0.1%
 179       179       179-001      Infinity Building                                                            0.1%
 180       180       180-001      FedEx Express - Traverse City                                                0.1%
-------------------------------------------------------------------------------------------------------------------------
 181       181       181-001      Auburn Oaks Plaza                                                            0.1%
 182       182       182-001      Mills Shoppes of Winder                                                      0.1%
 183       183       183-001      Attic VII                                                                    0.1%
 184       184       184-001      Rite Aid - Orem                                                              0.1%
 185       185       185-001      6 Corporate Drive                                                            0.1%
-------------------------------------------------------------------------------------------------------------------------
 186       186       186-001      Houston All Weather Storage                                                  0.1%
 187       187       187-001      203 Academy Street                                                           0.1%
 188       188       188-001      173 Market Street                                                            0.1%
 189       189       189-001      Town Centre Plaza                                                            0.1%
 190       190                    Dollar General II (Pool 2)                                                   0.1%
-------------------------------------------------------------------------------------------------------------------------
190-a                190-001      San Antonio (Marbach)                                                        0.0%
190-b                190-002      San Antonio (Shaenfield)                                                     0.0%
190-c                190-003      San Antonio (Hwy 281)                                                        0.0%
 191       191       191-001      5 South 16th Avenue                                                          0.1%
 192       192       192-001      1091 W. Tehachapi Boulevard                                                  0.1%
-------------------------------------------------------------------------------------------------------------------------
 193       193       193-001      Sugar Creek Square Shopping Center                                           0.1%
 194       194       194-001      Emerson Access Storage                                                       0.1%
 195       195                    Dollar General II (Pool 6)                                                   0.1%
195-a                195-001      Rio Hondo                                                                    0.0%
195-b                195-002      Penitas                                                                      0.0%
-------------------------------------------------------------------------------------------------------------------------
195-c                195-003      Bishop                                                                       0.0%
 196       196       196-001      The Sports Authority                                                         0.1%
 197       197       197-001      Grayhawk Office Building                                                     0.1%
 198       198       198-001      Terrace Pointe                                                               0.1%
 199       199       199-001      1551 Bishop Street Medical Building                                          0.1%
-------------------------------------------------------------------------------------------------------------------------
 200       200       200-001      Northglenn Plaza                                                             0.1%
 201       201       201-001      Thanksgiving Point                                                           0.0%
 202       202       202-001      15286 Hampden Avenue                                                         0.0%
 203       203       203-001      9400 North Sam Houston Parkway East                                          0.0%
 204       204                    Church's Chicken RG Portfolio                                                0.0%
-------------------------------------------------------------------------------------------------------------------------
204-a                204-001      Church's Chicken Unit 549- Raleigh, NC                                       0.0%
204-b                204-002      Church's Chicken Unit 482- Greensboro, NC                                    0.0%
 205       205                    Church's Chicken TA Portfolio                                                0.0%
205-a                205-001      Church's Chicken Unit 1620- Theodore, AL                                     0.0%
205-b                205-002      Church's Chicken Unit 926- Augusta, GA                                       0.0%
-------------------------------------------------------------------------------------------------------------------------
 206       206       206-001      1 Trap Falls Road                                                            0.0%

                      % OF
                   APPLICABLE                 MORTGAGE                                                                CUT-OFF
       LOAN GROUP   LOAN GROUP     # OF         LOAN            LOAN PURPOSE                   ORIGINAL                  DATE
 ID   (ONE OR TWO)   BALANCE    PROPERTIES   SELLER (2)   (REFINANCE/ACQUISITION)            BALANCE ($)      BALANCE ($) (3)
------------------------------------------------------------------------------------------------------------------------------

  1        1         13.8%          1          BSCMI            Refinance                  345,000,000            345,000,000
  2        1          6.4%         20          PMCF             Refinance                  160,000,000            160,000,000
 2-a                  1.0%          1          PMCF                                         24,680,000             24,680,000
 2-b                  0.8%          1          PMCF                                         21,167,000             21,167,000
 2-c                  0.6%          1          PMCF                                         15,263,000             15,263,000
------------------------------------------------------------------------------------------------------------------------------
 2-d                  0.5%          1          PMCF                                         12,053,000             12,053,000
 2-e                  0.5%          1          PMCF                                         12,766,000             12,766,000
 2-f                  0.5%          1          PMCF                                         11,455,000             11,455,000
 2-g                  0.4%          1          PMCF                                         10,906,000             10,906,000
 2-h                  0.4%          1          PMCF                                          9,574,000              9,574,000
------------------------------------------------------------------------------------------------------------------------------
 2-i                  0.3%          1          PMCF                                          8,751,000              8,751,000
 2-j                  0.3%          1          PMCF                                          8,232,000              8,232,000
 2-k                  0.2%          1          PMCF                                          6,228,000              6,228,000
 2-l                  0.2%          1          PMCF                                          5,224,000              5,224,000
 2-m                  0.1%          1          PMCF                                          3,724,000              3,724,000
------------------------------------------------------------------------------------------------------------------------------
 2-n                  0.1%          1          PMCF                                          2,026,000              2,026,000
 2-o                  0.1%          1          PMCF                                          1,741,000              1,741,000
 2-p                  0.1%          1          PMCF                                          1,586,000              1,586,000
 2-q                  0.1%          1          PMCF                                          1,294,000              1,294,000
 2-r                  0.0%          1          PMCF                                          1,246,000              1,246,000
------------------------------------------------------------------------------------------------------------------------------
 2-s                  0.0%          1          PMCF                                          1,066,000              1,066,000
 2-t                  0.0%          1          PMCF                                          1,018,000              1,018,000
  3        1          4.0%          1          BSCMI           Acquisition                 100,000,000            100,000,000
  4        1          3.5%          1          BSCMI           Acquisition                  88,000,000             88,000,000
  5        1          3.5%          1           PCF             Refinance                   88,000,000             88,000,000
------------------------------------------------------------------------------------------------------------------------------
  6        1          3.4%          1          PMCF            Acquisition                  84,000,000             84,000,000
  7        1          3.1%          1          NLIC             Refinance                   77,500,000             77,500,000
  8        1          2.4%          1         PCF II           Acquisition                  60,700,000             60,700,000
  9        1          2.4%          1         PCF II           Acquisition                  59,150,000             59,150,000
 10        1          2.1%          1         PCF II           Acquisition                  53,150,000             53,150,000
------------------------------------------------------------------------------------------------------------------------------
 11        1          2.1%          1          PMCF             Refinance                   52,900,000             52,900,000
 12        1          1.9%          1          BSCMI            Refinance                   47,750,000             47,750,000
 13        1          1.7%          1          NLIC            Acquisition                  43,500,000             43,500,000
 14        1          1.6%          1         PCF II           Acquisition                  40,000,000             40,000,000
 15        1          1.5%          1          BSCMI           Acquisition                  38,000,000             38,000,000
------------------------------------------------------------------------------------------------------------------------------
 16        1          1.5%          1          BSCMI            Refinance                   37,700,000             37,700,000
 17        1          1.3%          2          PMCF            Acquisition                  33,500,000             33,500,000
17-a                  0.8%          1          PMCF                                         20,500,000             20,500,000
17-b                  0.5%          1          PMCF                                         13,000,000             13,000,000
 18        1          1.2%          1          PMCF             Refinance                   31,000,000             31,000,000
------------------------------------------------------------------------------------------------------------------------------
 19        1          1.2%          1         PCF II            Refinance                   30,000,000             30,000,000
 20        2          9.5%          1         PCF II            Refinance                   29,000,000             29,000,000
 21        2          9.0%          1         PCF II            Refinance                   27,500,000             27,460,994
 22        2          8.4%          1           WFB             Refinance                   25,944,849             25,891,579
 23        1          1.0%          1          PMCF             Refinance                   25,000,000             25,000,000
------------------------------------------------------------------------------------------------------------------------------
 24        1          0.9%          1          BSCMI           Acquisition                  22,400,000             22,400,000
 25        1          0.9%          1           WFB             Refinance                   22,000,000             22,000,000
 26        1          0.9%          1          BSCMI           Acquisition                  21,500,000             21,500,000
 27        1          0.8%          1          BSCMI            Refinance                   21,000,000             21,000,000
 28        2          6.6%          1          PMCF             Refinance                   20,100,000             20,100,000
------------------------------------------------------------------------------------------------------------------------------
 29        1          0.8%          1          PMCF             Refinance                   19,300,000             19,300,000
 30        2          6.2%          4          BSCMI           Acquisition                  19,000,000             19,000,000
30-a                  2.6%          1          BSCMI                                         8,000,000              8,000,000
30-b                  1.4%          1          BSCMI                                         4,400,000              4,400,000
30-c                  1.2%          1          BSCMI                                         3,800,000              3,800,000
------------------------------------------------------------------------------------------------------------------------------
30-d                  0.9%          1          BSCMI                                         2,800,000              2,800,000
 31        1          0.8%          1         PCF II            Refinance                   19,000,000             19,000,000
 32        1          0.6%          1          NLIC             Refinance                   15,680,000             15,680,000
 33        1          0.1%          1          NLIC             Refinance                    3,180,000              3,180,000
 34        1          0.7%          1           WFB            Acquisition                  17,720,000             17,720,000
------------------------------------------------------------------------------------------------------------------------------
 35        1          0.3%          1          NLIC             Refinance                    7,280,000              7,280,000
 36        1          0.2%          1          NLIC             Refinance                    5,860,000              5,860,000
 37        1          0.2%          1          NLIC             Refinance                    4,570,000              4,570,000
 38        1          0.7%          1           WFB             Refinance                   17,500,000             17,500,000
 39        2          5.6%          1           WFB            Acquisition                  17,200,000             17,200,000
------------------------------------------------------------------------------------------------------------------------------
 40        1          0.7%          1          PMCF            Acquisition                  16,900,000             16,900,000
 41        1          0.7%          1          BSCMI           Acquisition                  16,800,000             16,800,000
 42        1          0.7%          1          BSCMI            Refinance                   16,750,000             16,750,000
 43        1          0.6%          3          BSCMI           Acquisition                  16,200,000             16,200,000
43-a                  0.3%          1          BSCMI                                         8,465,000              8,465,000
------------------------------------------------------------------------------------------------------------------------------
43-b                  0.2%          1          BSCMI                                         4,845,000              4,845,000
43-c                  0.1%          1          BSCMI                                         2,890,000              2,890,000
 44        1          0.6%          1           WFB             Refinance                   16,100,000             16,100,000
 45        1          0.6%          1         PCF II            Refinance                   16,000,000             16,000,000
 46        1          0.6%          1           WFB             Refinance                   15,150,000             15,150,000
------------------------------------------------------------------------------------------------------------------------------
 47        1          0.6%          1          BSCMI           Acquisition                  15,145,000             15,145,000
 48        1          0.6%          2           WFB             Refinance                   14,300,000             14,300,000
48-a                  0.4%          1           WFB                                          8,900,000              8,900,000
48-b                  0.2%          1           WFB                                          5,400,000              5,400,000
 49        1          0.6%          1           WFB            Acquisition                  14,280,000             14,260,049
------------------------------------------------------------------------------------------------------------------------------
 50        2          4.6%          1          PMCF             Refinance                   14,020,000             14,020,000
 51        2          4.4%          1           WFB             Refinance                   13,500,000             13,500,000
 52        1          0.5%          1          PMCF             Refinance                   13,300,000             13,281,498
 53        2          4.2%          1         PCF II            Refinance                   12,900,000             12,881,703
 54        2          3.9%          1          BSCMI           Acquisition                  12,091,726             12,065,802
------------------------------------------------------------------------------------------------------------------------------
 55        1          0.5%          1         PCF II            Refinance                   12,000,000             12,000,000
 56        1          0.5%          1         PCF II           Acquisition                  12,000,000             11,987,022
 57        1          0.4%          5          BSCMI           Acquisition                  11,150,000             11,150,000
57-a                  0.1%          1          BSCMI                                         2,600,000              2,600,000
57-b                  0.1%          1          BSCMI                                         2,500,000              2,500,000
------------------------------------------------------------------------------------------------------------------------------
57-c                  0.1%          1          BSCMI                                         2,460,000              2,460,000
57-d                  0.1%          1          BSCMI                                         2,220,000              2,220,000
57-e                  0.1%          1          BSCMI                                         1,370,000              1,370,000
 58        1          0.4%          1         PCF II           Acquisition                  11,100,000             11,100,000
 59        1          0.4%          1         PCF II           Acquisition                  11,000,000             11,000,000
------------------------------------------------------------------------------------------------------------------------------
 60        1          0.4%          1          PMCF            Acquisition                  11,000,000             10,980,012
 61        1          0.4%          1         PCF II           Acquisition                  10,700,000             10,700,000
 62        1          0.4%          1          PMCF            Acquisition                  10,450,000             10,450,000
 63        1          0.4%          1          BSCMI           Acquisition                  10,250,000             10,250,000
 64        1          0.4%          1           WFB             Refinance                   10,000,000             10,000,000
------------------------------------------------------------------------------------------------------------------------------
 65        1          0.4%          1           PCF             Refinance                   10,000,000             10,000,000
 66        1          0.4%          3         PCF II            Refinance                   10,000,000             10,000,000
66-a                  0.3%          1         PCF II                                         6,570,000              6,570,000
66-b                  0.1%          1         PCF II                                         2,110,000              2,110,000
66-c                  0.1%          1         PCF II                                         1,320,000              1,320,000
------------------------------------------------------------------------------------------------------------------------------
 67        1          0.4%          1          BSCMI           Acquisition                  10,000,000             10,000,000
 68        1          0.4%          1          PMCF             Refinance                   10,000,000              9,970,518
 69        1          0.4%          1         PCF II           Acquisition                   9,150,000              9,150,000
 70        1          0.4%          1         PCF II            Refinance                    9,000,000              8,987,690
 71        1          0.2%          1          PMCF             Refinance                    6,000,000              5,981,872
------------------------------------------------------------------------------------------------------------------------------
 72        1          0.1%          1          PMCF             Refinance                    3,000,000              2,990,936
 73        1          0.4%          1           WFB             Refinance                    9,000,000              8,960,932
 74        1          0.4%          1          BSCMI           Acquisition                   9,000,000              8,941,943
 75        1          0.3%          1         PCF II            Refinance                    8,750,000              8,729,473
 76        2          2.7%          1          PMCF             Refinance                    8,400,000              8,400,000
------------------------------------------------------------------------------------------------------------------------------
 77        1          0.3%          1         PCF II            Refinance                    8,000,000              8,000,000
 78        1          0.3%          1          BSCMI            Refinance                    8,000,000              8,000,000
 79        1          0.3%          1          PMCF             Refinance                    7,820,000              7,820,000
 80        1          0.3%          1          PMCF             Refinance                    7,800,000              7,800,000
 81        1          0.3%          1         PCF II            Refinance                    7,600,000              7,600,000
------------------------------------------------------------------------------------------------------------------------------
 82        1          0.3%          1          PMCF             Refinance                    7,500,000              7,489,731
 83        1          0.3%          1         PCF II            Refinance                    7,500,000              7,484,800
 84        1          0.3%          1           WFB             Refinance                    7,500,000              7,475,739
 85        1          0.3%          1          BSCMI           Acquisition                   7,400,000              7,400,000
 86        2          2.4%          1          PMCF             Refinance                    7,375,000              7,375,000
------------------------------------------------------------------------------------------------------------------------------
 87        1          0.3%          1         PCF II           Acquisition                   7,350,000              7,350,000
 88        1          0.3%          1          PMCF             Refinance                    7,250,000              7,250,000
 89        1          0.3%          1          BSCMI           Acquisition                   7,200,000              7,190,332
 90        1          0.3%          1          BSCMI           Acquisition                   7,170,000              7,170,000
 91        1          0.3%          1         PCF II            Refinance                    7,120,000              7,120,000
------------------------------------------------------------------------------------------------------------------------------
 92        1          0.3%          1          BSCMI            Refinance                    7,000,000              7,000,000
 93        1          0.3%          1          PMCF             Refinance                    6,900,000              6,900,000
 94        1          0.3%          1         PCF II            Refinance                    6,800,000              6,790,718
 95        2          2.2%          1          BSCMI            Refinance                    6,700,000              6,700,000
 96        1          0.3%          1           WFB             Refinance                    6,700,000              6,680,215
------------------------------------------------------------------------------------------------------------------------------
 97        1          0.3%          1          PMCF             Refinance                    6,650,000              6,650,000
 98        2          2.1%          1           WFB            Acquisition                   6,500,000              6,500,000
 99        1          0.3%          2          PMCF             Refinance                    6,400,000              6,385,588
99-a                  0.2%          1          PMCF                                          4,338,983              4,329,212
99-b                  0.1%          1          PMCF                                          2,061,017              2,056,376
------------------------------------------------------------------------------------------------------------------------------
 100       1          0.3%          1           WFB             Refinance                    6,300,000              6,281,145
 101       1          0.2%          1           PCF             Refinance                    6,250,000              6,250,000
 102       1          0.2%          1          BSCMI           Acquisition                   6,230,000              6,230,000
 103       1          0.2%          1         PCF II            Refinance                    6,200,000              6,200,000
 104       1          0.2%          1          BSCMI           Acquisition                   6,200,000              6,200,000
------------------------------------------------------------------------------------------------------------------------------
 105       2          2.0%          1          PMCF             Refinance                    6,200,000              6,191,803
 106       1          0.2%          1           WFB             Refinance                    6,000,000              5,991,845
 107       1          0.2%          1           WFB             Refinance                    6,000,000              5,986,817
 108       2          1.9%          1          BSCMI            Refinance                    5,850,000              5,850,000
 109       1          0.2%          1         PCF II            Refinance                    5,750,000              5,729,940
------------------------------------------------------------------------------------------------------------------------------
 110       1          0.2%          1          BSCMI            Refinance                    5,700,000              5,700,000
 111       2          1.9%          1          BSCMI           Acquisition                   5,700,000              5,700,000
 112       2          1.9%          1           WFB             Refinance                    5,700,000              5,682,178
 113       1          0.2%          1          BSCMI            Refinance                    5,500,000              5,492,658
 114       1          0.2%          1           WFB             Refinance                    5,360,000              5,360,000
------------------------------------------------------------------------------------------------------------------------------
 115       1          0.2%          1          PMCF             Refinance                    5,300,000              5,300,000
 116       1          0.2%          1          PMCF            Acquisition                   5,280,000              5,280,000
 117       1          0.2%          1           WFB             Refinance                    5,250,000              5,240,469
 118       1          0.2%          1          BSCMI            Refinance                    5,100,000              5,088,128
 119       1          0.2%          1         PCF II            Refinance                    5,000,000              5,000,000
------------------------------------------------------------------------------------------------------------------------------
 120       1          0.2%          1         PCF II            Refinance                    5,000,000              5,000,000
 121       2          1.6%          1          PMCF             Refinance                    5,000,000              5,000,000
 122       2          1.6%          1          BSCMI            Refinance                    4,900,000              4,900,000
 123       1          0.2%          1         PCF II            Refinance                    4,800,000              4,800,000
 124       1          0.2%          1           WFB             Refinance                    4,750,000              4,741,402
------------------------------------------------------------------------------------------------------------------------------
 125       2          1.5%          1           WFB             Refinance                    4,600,000              4,600,000
 126       1          0.2%          1          PMCF             Refinance                    4,500,000              4,500,000
 127       2          1.5%          1          BSCMI            Refinance                    4,500,000              4,500,000
 128       1          0.2%          1         PCF II            Refinance                    4,500,000              4,493,753
 129       1          0.2%          1           WFB             Refinance                    4,400,000              4,390,395
------------------------------------------------------------------------------------------------------------------------------
 130       1          0.2%          2          BSCMI           Acquisition                   4,300,000              4,300,000
130-a                 0.1%          1          BSCMI                                         2,300,000              2,300,000
130-b                 0.1%          1          BSCMI                                         2,000,000              2,000,000
 131       1          0.2%          1          BSCMI            Refinance                    4,200,000              4,200,000
 132       1          0.2%          1           WFB             Refinance                    4,170,000              4,143,755
------------------------------------------------------------------------------------------------------------------------------
 133       1          0.2%          1          PMCF             Refinance                    4,100,000              4,100,000
 134       1          0.2%          1          NLIC            Acquisition                   4,070,000              4,070,000
 135       2          1.3%          1          NLIC             Refinance                    4,000,000              4,000,000
 136       2          1.3%          1         PCF II            Refinance                    4,000,000              3,994,494
 137       1          0.2%          1          BSCMI            Refinance                    4,000,000              3,990,688
------------------------------------------------------------------------------------------------------------------------------
 138       1          0.2%          1          PMCF            Acquisition                   3,840,000              3,840,000
 139       2          1.2%          1          BSCMI            Refinance                    3,800,000              3,800,000
 140       1          0.2%          1          NLIC             Refinance                    3,800,000              3,791,773
 141       1          0.2%          1          PMCF             Refinance                    3,800,000              3,791,230
 142       1          0.1%          1           WFB             Refinance                    3,750,000              3,750,000
------------------------------------------------------------------------------------------------------------------------------
 143       2          1.2%          1          BSCMI            Refinance                    3,600,000              3,600,000
 144       2          1.2%          1           WFB             Refinance                    3,580,000              3,580,000
 145       1          0.1%          4           WFB            Acquisition                   3,547,000              3,542,258
145-a                 0.1%          1           WFB                                          2,208,420              2,205,467
145-b                 0.0%          1           WFB                                            637,160                636,308
------------------------------------------------------------------------------------------------------------------------------
145-c                 0.0%          1           WFB                                            382,510                381,999
145-d                 0.0%          1           WFB                                            318,910                318,484
 146       1          0.1%          1          PMCF             Refinance                    3,500,000              3,495,248
 147       2          1.1%          1           WFB             Refinance                    3,485,000              3,471,187
 148       1          0.1%          1           WFB            Acquisition                   3,400,000              3,400,000
------------------------------------------------------------------------------------------------------------------------------
 149       1          0.1%          1           WFB            Acquisition                   3,400,000              3,395,623
 150       2          1.1%          1         PCF II            Refinance                    3,400,000              3,395,320
 151       1          0.1%          1           WFB            Acquisition                   3,360,000              3,360,000
 152       2          1.1%          1          BSCMI            Refinance                    3,300,000              3,300,000
 153       1          0.1%          1           WFB            Acquisition                   3,300,000              3,289,934
------------------------------------------------------------------------------------------------------------------------------
 154       1          0.1%          1           WFB             Refinance                    3,250,000              3,250,000
 155       1          0.1%          1          PMCF             Refinance                    3,200,000              3,193,316
 156       1          0.1%          1           WFB             Refinance                    3,175,000              3,161,928
 157       2          1.0%          1         PCF II            Refinance                    3,152,000              3,144,937
 158       1          0.1%          1           WFB             Refinance                    3,150,000              3,142,863
------------------------------------------------------------------------------------------------------------------------------
 159       1          0.1%          1          NLIC             Refinance                    3,100,000              3,100,000
 160       1          0.1%          1         PCF II            Refinance                    3,000,000              3,000,000
 161       1          0.1%          1          NLIC            Acquisition                   3,000,000              2,996,013
 162       1          0.1%          1           WFB             Refinance                    3,000,000              2,991,073
 163       1          0.1%          1         PCF II            Refinance                    3,000,000              2,978,452
------------------------------------------------------------------------------------------------------------------------------
 164       2          1.0%          1           WFB            Acquisition                   2,960,000              2,948,402
 165       1          0.1%          1           WFB             Refinance                    2,950,000              2,941,809
 166       1          0.1%          1           WFB             Refinance                    2,850,000              2,850,000
 167       1          0.1%          1           WFB             Refinance                    2,850,000              2,841,163
 168       1          0.1%          4           WFB            Acquisition                   2,828,000              2,824,219
------------------------------------------------------------------------------------------------------------------------------
168-a                 0.0%          1           WFB                                            753,515                752,508
168-b                 0.0%          1           WFB                                            739,300                738,312
168-c                 0.0%          1           WFB                                            688,480                687,560
168-d                 0.0%          1           WFB                                            646,705                645,840
 169       1          0.1%          1           WFB            Acquisition                   2,750,000              2,750,000
------------------------------------------------------------------------------------------------------------------------------
 170       1          0.1%          1          NLIC             Refinance                    2,720,000              2,712,563
 171       1          0.1%          1          BSCMI           Acquisition                   2,700,000              2,700,000
 172       1          0.1%          1           WFB             Refinance                    2,700,000              2,691,510
 173       2          0.9%          1           WFB             Refinance                    2,700,000              2,687,234
 174       1          0.1%          1           WFB             Refinance                    2,650,000              2,650,000
------------------------------------------------------------------------------------------------------------------------------
 175       1          0.1%          1           WFB            Acquisition                   2,640,000              2,640,000
 176       1          0.1%          4           WFB            Acquisition                   2,640,000              2,636,470
176-a                 0.0%          1           WFB                                            725,733                724,763
176-b                 0.0%          1           WFB                                            693,920                692,992
176-c                 0.0%          1           WFB                                            675,325                674,422
------------------------------------------------------------------------------------------------------------------------------
176-d                 0.0%          1           WFB                                            545,022                544,293
 177       2          0.8%          1         PCF II            Refinance                    2,600,000              2,596,421
 178       1          0.1%          1          BSCMI            Refinance                    2,575,000              2,575,000
 179       1          0.1%          1           WFB             Refinance                    2,560,000              2,552,101
 180       1          0.1%          1           WFB            Acquisition                   2,520,000              2,512,254
------------------------------------------------------------------------------------------------------------------------------
 181       1          0.1%          1           WFB             Refinance                    2,500,000              2,494,352
 182       1          0.1%          1         PCF II            Refinance                    2,500,000              2,489,038
 183       1          0.1%          1          PMCF             Refinance                    2,450,000              2,444,883
 184       1          0.1%          1           WFB             Refinance                    2,430,000              2,423,001
 185       1          0.1%          1         PCF II            Refinance                    2,300,000              2,294,232
------------------------------------------------------------------------------------------------------------------------------
 186       1          0.1%          1           WFB            Acquisition                   2,250,000              2,250,000
 187       1          0.1%          1          BSCMI           Acquisition                   2,220,000              2,215,253
 188       1          0.1%          1         PCF II           Acquisition                   2,200,000              2,200,000
 189       1          0.1%          1           WFB            Acquisition                   2,170,000              2,163,355
 190       1          0.1%          3           WFB            Acquisition                   2,112,000              2,109,176
------------------------------------------------------------------------------------------------------------------------------
190-a                 0.0%          1           WFB                                            739,560                738,571
190-b                 0.0%          1           WFB                                            687,526                686,607
190-c                 0.0%          1           WFB                                            684,914                683,998
 191       2          0.7%          1          BSCMI            Refinance                    2,100,000              2,100,000
 192       1          0.1%          1         PCF II            Refinance                    2,100,000              2,095,520
------------------------------------------------------------------------------------------------------------------------------
 193       1          0.1%          1           WFB             Refinance                    2,100,000              2,091,517
 194       1          0.1%          1           WFB             Refinance                    2,025,000              2,014,597
 195       1          0.1%          3           WFB            Acquisition                   1,980,000              1,977,353
195-a                 0.0%          1           WFB                                            711,994                711,042
195-b                 0.0%          1           WFB                                            711,830                710,878
------------------------------------------------------------------------------------------------------------------------------
195-c                 0.0%          1           WFB                                            556,176                555,432
 196       1          0.1%          1           WFB             Refinance                    1,800,000              1,792,054
 197       1          0.1%          1           WFB             Refinance                    1,700,000              1,694,970
 198       2          0.5%          1           WFB             Refinance                    1,624,000              1,620,379
 199       1          0.1%          1           WFB             Refinance                    1,570,000              1,565,373
------------------------------------------------------------------------------------------------------------------------------
 200       1          0.1%          1         PCF II            Refinance                    1,450,000              1,446,427
 201       1          0.0%          1           WFB             Refinance                    1,200,000              1,185,008
 202       1          0.0%          1         PCF II            Refinance                    1,070,000              1,068,588
 203       1          0.0%          1         PCF II           Acquisition                   1,000,000                995,548
 204       1          0.0%          2           WFB            Acquisition                     850,000                846,664
------------------------------------------------------------------------------------------------------------------------------
204-a                 0.0%          1           WFB                                            470,000                468,155
204-b                 0.0%          1           WFB                                            380,000                378,508
 205       1          0.0%          2           WFB            Acquisition                     750,000                748,791
205-a                 0.0%          1           WFB                                            375,000                374,395
205-b                 0.0%          1           WFB                                            375,000                374,395
------------------------------------------------------------------------------------------------------------------------------
 206       1          0.0%          1         PCF II            Refinance                      725,000                719,974

                         BALANCE    GENERAL                                    DETAILED
                              AT    PROPERTY                                   PROPERTY
  ID           MATURITY OR ARD($)   TYPE                                       TYPE
-------------------------------------------------------------------------------------------------------------------

  1                  345,000,000    Other                                      Design Center
  2                  145,711,647    Industrial                                 Various
 2-a                  22,476,022    Industrial                                 Warehouse/Distribution
 2-b                  19,276,740    Industrial                                 Warehouse/Distribution
 2-c                  13,899,980    Industrial                                 Warehouse/Distribution
-------------------------------------------------------------------------------------------------------------------
 2-d                  10,976,641    Industrial                                 Warehouse/Distribution
 2-e                  11,625,968    Industrial                                 Office/Warehouse
 2-f                  10,432,043    Industrial                                 Warehouse/Distribution
 2-g                   9,932,070    Industrial                                 Warehouse/Distribution
 2-h                   8,719,021    Industrial                                 Warehouse/Distribution
-------------------------------------------------------------------------------------------------------------------
 2-i                   7,969,516    Industrial                                 Warehouse/Distribution
 2-j                   7,496,864    Industrial                                 Warehouse/Distribution
 2-k                   5,671,826    Industrial                                 Warehouse/Flex
 2-l                   4,757,485    Industrial                                 Warehouse/Distribution
 2-m                   3,391,439    Industrial                                 Warehouse/Distribution
-------------------------------------------------------------------------------------------------------------------
 2-n                   1,845,073    Industrial                                 Warehouse/Distribution
 2-o                   1,585,525    Industrial                                 Warehouse/Distribution
 2-p                   1,444,366    Industrial                                 Warehouse/Distribution
 2-q                   1,178,443    Industrial                                 Warehouse/Distribution
 2-r                   1,134,729    Industrial                                 Warehouse/Distribution
-------------------------------------------------------------------------------------------------------------------
 2-s                     970,804    Industrial                                 Flex
 2-t                     927,090    Industrial                                 Warehouse/Distribution
  3                  100,000,000    Office                                     Urban
  4                   72,418,327    Hospitality                                Full Service
  5                   88,000,000    Retail                                     Anchored
-------------------------------------------------------------------------------------------------------------------
  6                   84,000,000    Hospitality                                Full Service
  7                   71,133,807    Office                                     Suburban
  8                   60,700,000    Office                                     Suburban
  9                   59,150,000    Office                                     Suburban
  10                  53,150,000    Office                                     Suburban
-------------------------------------------------------------------------------------------------------------------
  11                  47,533,112    Retail                                     Anchored
  12                  44,521,912    Mixed Use                                  Retail/Office
  13                  42,419,095    Office                                     Suburban
  14                  40,000,000    Office                                     Suburban
  15                  38,000,000    Industrial                                 Warehouse/Distribution
-------------------------------------------------------------------------------------------------------------------
  16                  35,256,137    Retail                                     Anchored
  17                  31,334,903    Office                                     Various
 17-a                 19,175,090    Office                                     Medical
 17-b                 12,159,813    Office                                     Suburban
  18                  31,000,000    Retail                                     Anchored
-------------------------------------------------------------------------------------------------------------------
  19                  30,000,000    Office                                     Suburban
  20                  29,000,000    Multifamily                                Garden
  21                  22,931,826    Multifamily                                Garden
  22                  22,244,235    Multifamily                                Garden
  23                  23,260,647    Mixed Use                                  Retail/Multifamily
-------------------------------------------------------------------------------------------------------------------
  24                  20,733,446    Office                                     Suburban
  25                  20,597,447    Hospitality                                Full Service
  26                  20,081,977    Office                                     Suburban
  27                  19,639,084    Retail                                     Anchored
  28                  18,732,677    Multifamily                                Garden
-------------------------------------------------------------------------------------------------------------------
  29                  17,360,218    Retail                                     Anchored
  30                  17,694,902    Various                                    Various
 30-a                  7,450,485    Mixed Use                                  Multifamily/Retail
 30-b                  4,097,767    Multifamily                                Mid Rise
 30-c                  3,538,980    Multifamily                                Mid Rise
-------------------------------------------------------------------------------------------------------------------
 30-d                  2,607,670    Multifamily                                Mid Rise
  31                  19,000,000    Retail                                     Shadow Anchored
  32                  14,670,534    Retail                                     Anchored
  33                   2,975,274    Retail                                     Free Standing
  34                  17,324,769    Office                                     Suburban
-------------------------------------------------------------------------------------------------------------------
  35                   6,811,319    Retail                                     Anchored
  36                   5,482,738    Retail                                     Free Standing
  37                   4,275,787    Retail                                     Anchored
  38                  17,500,000    Hospitality                                Limited Service
  39                  17,200,000    Manufactured Housing Community             Manufactured Housing Community
-------------------------------------------------------------------------------------------------------------------
  40                  15,743,279    Retail                                     Anchored
  41                  15,627,879    Retail                                     Anchored
  42                  15,598,590    Mixed Use                                  Retail/Garage
  43                  15,184,290    Retail                                     Anchored
 43-a                  7,934,260    Retail                                     Anchored
-------------------------------------------------------------------------------------------------------------------
 43-b                  4,541,227    Retail                                     Anchored
 43-c                  2,708,802    Retail                                     Anchored
  44                  15,059,461    Retail                                     Anchored
  45                  11,068,932    Industrial                                 Warehouse
  46                  13,648,037    Mixed Use                                  Retail/Self Storage
-------------------------------------------------------------------------------------------------------------------
  47                  14,088,346    Retail                                     Anchored
  48                  12,683,458    Retail                                     Anchored
 48-a                  7,893,901    Retail                                     Anchored
 48-b                  4,789,557    Retail                                     Anchored
  49                  11,959,374    Retail                                     Anchored
-------------------------------------------------------------------------------------------------------------------
  50                  14,020,000    Multifamily                                Garden
  51                  12,386,656    Multifamily                                Garden
  52                  11,152,247    Retail                                     Anchored
  53                  10,757,110    Multifamily                                Garden
  54                  10,308,197    Multifamily                                Senior Housing
-------------------------------------------------------------------------------------------------------------------
  55                  10,798,197    Office                                     Urban
  56                  10,654,693    Other                                      Leased Fee
  57                  10,369,897    Retail                                     Unanchored
 57-a                  2,418,093    Retail                                     Unanchored
 57-b                  2,325,089    Retail                                     Unanchored
-------------------------------------------------------------------------------------------------------------------
 57-c                  2,287,888    Retail                                     Unanchored
 57-d                  2,064,679    Retail                                     Unanchored
 57-e                  1,274,149    Retail                                     Unanchored
  58                  10,337,405    Retail                                     Unanchored
  59                  10,352,680    Industrial                                 Warehouse
-------------------------------------------------------------------------------------------------------------------
  60                   8,474,885    Office                                     Suburban
  61                  10,700,000    Office                                     Medical
  62                   9,106,780    Office                                     Suburban
  63                   9,261,395    Retail                                     Shadow Anchored
  64                   9,012,687    Hospitality                                Limited Service
-------------------------------------------------------------------------------------------------------------------
  65                  10,000,000    Retail                                     Anchored
  66                      82,751    Retail                                     Various
 66-a                     54,367    Retail                                     Anchored
 66-b                     17,460    Retail                                     Free Standing
 66-c                     10,923    Retail                                     Free Standing
-------------------------------------------------------------------------------------------------------------------
  67                   8,993,503    Office                                     Suburban
  68                   7,837,431    Self Storage                               Self Storage
  69                   8,574,588    Industrial                                 Flex
  70                   7,583,208    Office                                     Urban
  71                   4,674,701    Hospitality                                Limited Service
-------------------------------------------------------------------------------------------------------------------
  72                   2,337,351    Hospitality                                Limited Service
  73                   6,995,488    Hospitality                                Limited Service
  74                   7,693,105    Industrial                                 Warehouse/Distribution
  75                   7,324,239    Office                                     Medical
  76                   7,402,995    Multifamily                                Garden
-------------------------------------------------------------------------------------------------------------------
  77                   7,324,275    Office                                     Suburban
  78                   7,451,785    Retail                                     Unanchored
  79                   6,880,171    Mixed Use                                  Retail/Office
  80                   7,800,000    Office                                     Suburban
  81                   7,600,000    Other                                      Leased Fee
-------------------------------------------------------------------------------------------------------------------
  82                   6,317,446    Hospitality                                Limited Service
  83                   6,276,583    Industrial                                 Warehouse
  84                   6,298,693    Hospitality                                Full Service
  85                   6,917,390    Retail                                     Shadow Anchored
  86                   6,639,016    Multifamily                                Garden
-------------------------------------------------------------------------------------------------------------------
  87                   6,631,682    Office                                     Suburban
  88                   6,750,282    Retail                                     Anchored
  89                   6,098,706    Retail                                     Shadow Anchored
  90                   7,170,000    Retail                                     Anchored
  91                   6,008,215    Retail                                     Shadow Anchored
-------------------------------------------------------------------------------------------------------------------
  92                   6,314,304    Office                                     Suburban
  93                   6,453,874    Retail                                     Anchored
  94                   5,732,965    Industrial                                 Warehouse
  95                   6,369,721    Mixed Use                                  Multifamily/Retail
  96                   5,707,569    Hospitality                                Limited Service
-------------------------------------------------------------------------------------------------------------------
  97                   5,165,202    Hospitality                                Limited Service
  98                   6,071,419    Multifamily                                Garden
  99                   5,397,888    Retail                                     Various
 99-a                  3,659,586    Retail                                     Anchored
 99-b                  1,738,302    Retail                                     Free Standing
-------------------------------------------------------------------------------------------------------------------
 100                   5,355,918    Mixed Use                                  Office/Retail/Multifamily
 101                   6,250,000    Retail                                     Anchored
 102                   6,230,000    Retail                                     Shadow Anchored
 103                   6,200,000    Retail                                     Unanchored
 104                   5,558,825    Office                                     Suburban
-------------------------------------------------------------------------------------------------------------------
 105                   5,275,001    Multifamily                                Independent Living
 106                   5,602,772    Retail                                     Anchored
 107                   5,083,088    Office                                     Suburban
 108                   5,561,622    Multifamily                                Mid Rise
 109                      47,763    Office                                     Urban
-------------------------------------------------------------------------------------------------------------------
 110                   5,419,016    Mixed Use                                  Multifamily/Retail
 111                   5,126,178    Multifamily                                Mid Rise
 112                   4,813,054    Multifamily                                Garden
 113                   4,666,524    Hospitality                                Limited Service
 114                   4,531,194    Hospitality                                Limited Service
-------------------------------------------------------------------------------------------------------------------
 115                   4,769,203    Other                                      Land
 116                   5,012,516    Industrial                                 Office/Warehouse
 117                   4,486,085    Self Storage                               Self Storage
 118                   4,275,133    Retail                                     Unanchored
 119                     154,168    Retail                                     Free Standing
-------------------------------------------------------------------------------------------------------------------
 120                   4,435,687    Retail                                     Unanchored
 121                   4,509,870    Multifamily                                Garden
 122                   4,653,256    Multifamily                                Mid Rise
 123                   4,573,666    Retail                                     Shadow Anchored
 124                   4,061,564    Self Storage                               Self Storage
-------------------------------------------------------------------------------------------------------------------
 125                   4,181,824    Manufactured Housing Community             Manufactured Housing Community
 126                   4,500,000    Retail                                     Anchored
 127                   4,279,796    Multifamily                                Mid Rise
 128                   3,775,614    Hospitality                                Limited Service
 129                   3,731,980    Office                                     Suburban
-------------------------------------------------------------------------------------------------------------------
 130                   3,801,786    Retail                                     Free Standing
130-a                  2,033,514    Retail                                     Free Standing
130-b                  1,768,273    Retail                                     Free Standing
 131                   4,200,000    Retail                                     Free Standing
 132                   3,576,325    Self Storage                               Self Storage
-------------------------------------------------------------------------------------------------------------------
 133                   3,642,646    Mixed Use                                  Retail/Office
 134                   3,671,034    Retail                                     Shadow Anchored
 135                   3,725,191    Multifamily                                Garden
 136                   3,364,242    Multifamily                                Garden
 137                   3,353,046    Retail                                     Anchored
-------------------------------------------------------------------------------------------------------------------
 138                   3,584,159    Retail                                     Anchored
 139                   3,603,324    Multifamily                                Mid Rise
 140                   3,227,788    Industrial                                 Warehouse
 141                   3,190,540    Self Storage                               Self Storage
 142                   3,386,793    Retail                                     Free Standing
-------------------------------------------------------------------------------------------------------------------
 143                   3,355,199    Multifamily                                Garden
 144                   3,254,551    Manufactured Housing Community             Manufactured Housing Community
 145                   3,008,163    Retail                                     Free Standing
145-a                  1,872,931    Retail                                     Free Standing
145-b                    540,367    Retail                                     Free Standing
-------------------------------------------------------------------------------------------------------------------
145-c                    324,401    Retail                                     Free Standing
145-d                    270,464    Retail                                     Free Standing
 146                   2,955,195    Retail                                     Shadow Anchored
 147                   2,966,316    Manufactured Housing Community             Manufactured Housing Community
 148                   3,177,753    Retail                                     Anchored
-------------------------------------------------------------------------------------------------------------------
 149                   3,095,208    Retail                                     Unanchored
 150                   2,859,605    Multifamily                                Garden
 151                   3,028,931    Self Storage                               Self Storage
 152                   3,133,826    Multifamily                                Mid Rise
 153                   2,797,272    Office                                     Suburban
-------------------------------------------------------------------------------------------------------------------
 154                   2,928,617    Office                                     Suburban
 155                   2,735,424    Self Storage                               Self Storage
 156                   2,686,689    Retail                                     Shadow Anchored
 157                   2,660,842    Multifamily                                Garden
 158                   2,653,751    Mixed Use                                  Office/Retail
-------------------------------------------------------------------------------------------------------------------
 159                   2,035,874    Office                                     Warehouse
 160                   2,694,564    Office                                     Medical
 161                   2,548,719    Office                                     Urban
 162                   2,552,665    Industrial                                 Warehouse
 163                   1,342,453    Retail                                     Free Standing
-------------------------------------------------------------------------------------------------------------------
 164                   2,523,820    Manufactured Housing Community             Manufactured Housing Community
 165                   2,536,022    Mixed Use                                  Office/Retail
 166                   2,523,234    Retail                                     Unanchored
 167                   2,206,447    Hospitality                                Limited Service
 168                   2,398,390    Retail                                     Free Standing
-------------------------------------------------------------------------------------------------------------------
168-a                    639,046    Retail                                     Free Standing
168-b                    626,990    Retail                                     Free Standing
168-c                    583,892    Retail                                     Free Standing
168-d                    548,462    Retail                                     Free Standing
 169                   2,750,000    Industrial                                 Light
-------------------------------------------------------------------------------------------------------------------
 170                   2,343,515    Retail                                     Unanchored
 171                   2,466,513    Retail                                     Free Standing
 172                   2,277,823    Retail                                     Shadow Anchored
 173                   2,303,442    Multifamily                                Mid Rise
 174                   2,342,458    Office                                     Suburban
-------------------------------------------------------------------------------------------------------------------
 175                   2,379,875    Self Storage                               Self Storage
 176                   2,238,949    Retail                                     Free Standing
176-a                    615,485    Retail                                     Free Standing
176-b                    588,505    Retail                                     Free Standing
176-c                    572,734    Retail                                     Free Standing
-------------------------------------------------------------------------------------------------------------------
176-d                    462,226    Retail                                     Free Standing
 177                   2,186,757    Multifamily                                Garden
 178                   2,177,874    Retail                                     Free Standing
 179                   2,166,160    Industrial                                 Warehouse
 180                   2,133,577    Industrial                                 Warehouse
-------------------------------------------------------------------------------------------------------------------
 181                   2,107,287    Office                                     Suburban
 182                      80,968    Retail                                     Unanchored
 183                   2,094,309    Self Storage                               Self Storage
 184                   2,077,807    Retail                                     Shadow Anchored
 185                      68,031    Industrial                                 Light
-------------------------------------------------------------------------------------------------------------------
 186                   2,031,810    Self Storage                               Self Storage
 187                   1,889,873    Mixed Use                                  Multifamily/Office
 188                   2,200,000    Retail                                     Free Standing
 189                   1,838,333    Retail                                     Shadow Anchored
 190                   1,791,160    Retail                                     Free Standing
-------------------------------------------------------------------------------------------------------------------
190-a                    627,211    Retail                                     Free Standing
190-b                    583,082    Retail                                     Free Standing
190-c                    580,867    Retail                                     Free Standing
 191                   1,991,310    Mixed Use                                  Multifamily/Retail
 192                   1,788,442    Retail                                     Free Standing
-------------------------------------------------------------------------------------------------------------------
 193                   1,782,256    Retail                                     Shadow Anchored
 194                   1,488,823    Self Storage                               Self Storage
 195                   1,679,212    Retail                                     Free Standing
195-a                    603,832    Retail                                     Free Standing
195-b                    603,694    Retail                                     Free Standing
-------------------------------------------------------------------------------------------------------------------
195-c                    471,686    Retail                                     Free Standing
 196                   1,393,944    Retail                                     Specialty
 197                   1,447,770    Office                                     Medical
 198                   1,372,166    Multifamily                                Garden
 199                   1,423,570    Office                                     Medical
-------------------------------------------------------------------------------------------------------------------
 200                      45,486    Retail                                     Shadow Anchored
 201                      21,291    Office                                     Suburban
 202                     910,890    Retail                                     Free Standing
 203                      31,202    Other                                      Leased Fee
 204                     674,815    Retail                                     Free Standing
-------------------------------------------------------------------------------------------------------------------
204-a                    373,133    Retail                                     Free Standing
204-b                    301,682    Retail                                     Free Standing
 205                     602,956    Retail                                     Free Standing
205-a                    301,478    Retail                                     Free Standing
205-b                    301,478    Retail                                     Free Standing
-------------------------------------------------------------------------------------------------------------------
 206                     330,861    Office                                     Suburban

                                     INTEREST        ORIGINAL       STATED REMAINING      ORIGINAL        REMAINING         FIRST
        INTEREST   ADMINISTRATIVE     ACCRUAL    TERM TO MATURITY   TERM TO MATURITY    AMORTIZATION     AMORTIZATION      PAYMENT
  ID      RATE        FEE RATE         BASIS     OR ARD (MOS.) (4)  OR ARD (MOS.) (4)  TERM (MOS.) (4)  TERM (MOS.) (4)      DATE
------------------------------------------------------------------------------------------------------------------------------------

  1      6.3500%      0.03135%      Actual/360          120               118                0                0           2/1/2007
  2      5.2900%      0.02135%      Actual/360          60                 60               324              324          4/5/2007
 2-a
 2-b
 2-c
------------------------------------------------------------------------------------------------------------------------------------
 2-d
 2-e
 2-f
 2-g
 2-h
------------------------------------------------------------------------------------------------------------------------------------
 2-i
 2-j
 2-k
 2-l
 2-m
------------------------------------------------------------------------------------------------------------------------------------
 2-n
 2-o
 2-p
 2-q
 2-r
------------------------------------------------------------------------------------------------------------------------------------
 2-s
 2-t
  3      5.4830%      0.03135%      Actual/360          120               116                0                0           12/1/2006
  4      5.5180%      0.03135%      Actual/360          132               112               300              300          8/1/2005
  5      5.5900%      0.03135%      Actual/360          120               119                0                0           3/1/2007
------------------------------------------------------------------------------------------------------------------------------------
  6      5.8450%      0.02135%      Actual/360          60                 59                0                0           3/5/2007
  7      5.7300%      0.08635%      Actual/360          120               120               360              360          4/1/2007
  8      5.6100%      0.03135%      Actual/360          120               119                0                0           3/1/2007
  9      5.7950%      0.03135%      Actual/360          144               143                0                0           3/1/2007
  10     5.6100%      0.03135%      Actual/360          120               119                0                0           3/1/2007
------------------------------------------------------------------------------------------------------------------------------------
  11     5.6400%      0.03135%      Actual/360          120               119               360              360          3/5/2007
  12     5.6530%      0.07135%      Actual/360          120               118               360              360          2/1/2007
  13     5.5100%      0.05635%      Actual/360          84                 82               360              360          2/1/2007
  14     5.6100%      0.03135%      Actual/360          120               119                0                0           3/1/2007
  15     5.8400%      0.03135%        30/360            120               118                0                0           2/1/2007
------------------------------------------------------------------------------------------------------------------------------------
  16     5.4378%      0.03135%      Actual/360          120               118               360              360          2/1/2007
  17     5.8600%      0.02135%      Actual/360          120               120               360              360          4/5/2007
 17-a
 17-b
  18     5.8800%      0.02135%      Actual/360          120               118                0                0           2/5/2007
------------------------------------------------------------------------------------------------------------------------------------
  19     5.5700%      0.03135%      Actual/360          120               119                0                0           3/1/2007
  20     5.5200%      0.03135%      Actual/360          120               119                0                0           3/1/2007
  21     5.3800%      0.03135%      Actual/360          120               119               360              359          3/1/2007
  22     6.3150%      0.03135%      Actual/360          120               118               360              358          2/1/2007
  23     5.5000%      0.02135%      Actual/360          120               118               360              360          2/5/2007
------------------------------------------------------------------------------------------------------------------------------------
  24     6.2740%      0.03135%      Actual/360          120               112               360              360          8/1/2006
  25     5.9600%      0.03135%      Actual/360          120               118               360              360          2/1/2007
  26     5.7550%      0.03135%      Actual/360          120               120               360              360          4/1/2007
  27     5.8460%      0.03135%      Actual/360          120               120               360              360          4/1/2007
  28     5.6200%      0.02135%      Actual/360          120               118               360              360          2/5/2007
------------------------------------------------------------------------------------------------------------------------------------
  29     5.6900%      0.07135%      Actual/360          120               118               360              360          2/5/2007
  30     5.5710%      0.03135%      Actual/360          120               119               360              360          3/1/2007
 30-a
 30-b
 30-c
------------------------------------------------------------------------------------------------------------------------------------
 30-d
  31     5.8400%      0.03135%      Actual/360          120               119                0                0           3/1/2007
  32     5.8800%      0.09635%      Actual/360          120               120               360              360          4/1/2007
  33     5.8800%      0.09635%      Actual/360          120               120               360              360          4/1/2007
  34     5.9600%      0.06135%      Actual/360          60                 60               360              360          4/1/2007
------------------------------------------------------------------------------------------------------------------------------------
  35     5.8800%      0.09635%      Actual/360          120               120               360              360          4/1/2007
  36     5.8800%      0.09635%      Actual/360          120               120               360              360          4/1/2007
  37     5.8800%      0.09635%      Actual/360          120               120               360              360          4/1/2007
  38     5.9800%      0.03135%      Actual/360          120               117                0                0           1/1/2007
  39     5.6820%      0.03135%      Actual/360          120               119                0                0           3/1/2007
------------------------------------------------------------------------------------------------------------------------------------
  40     5.5900%      0.02135%      Actual/360          120               119               360              360          3/5/2007
  41     5.4850%      0.03135%      Actual/360          120               118               360              360          2/1/2007
  42     5.5670%      0.03135%      Actual/360          120               119               360              360          3/1/2007
  43     6.0300%      0.03135%      Actual/360          120               117               360              360          1/1/2007
 43-a
------------------------------------------------------------------------------------------------------------------------------------
 43-b
 43-c
  44     5.8600%      0.08135%      Actual/360          120               120               360              360          4/1/2007
  45     5.5000%      0.03135%      Actual/360          120               119               240              240          3/3/2007
  46     5.7700%      0.03135%      Actual/360          120               119               360              360          3/1/2007
------------------------------------------------------------------------------------------------------------------------------------
  47     5.4850%      0.03135%      Actual/360          120               118               360              360          2/1/2007
  48     5.9700%      0.03135%      Actual/360          120               116               360              360          12/1/2006
 48-a
 48-b
  49     5.5200%      0.03135%      Actual/360          120               119               360              359          3/1/2007
------------------------------------------------------------------------------------------------------------------------------------
  50     5.4000%      0.02135%      Actual/360          120               119                0                0           3/5/2007
  51     5.7500%      0.03135%      Actual/360          120               119               360              360          3/1/2007
  52     5.5600%      0.07135%      Actual/360          120               119               360              359          3/5/2007
  53     5.3800%      0.03135%      Actual/360          120               119               360              359          3/1/2007
  54     6.0840%      0.03135%      Actual/360          119               117               359              357          2/1/2007
------------------------------------------------------------------------------------------------------------------------------------
  55     5.7100%      0.03135%      Actual/360          120               118               360              360          2/5/2007
  56     5.5900%      0.03135%      Actual/360          120               119               420              419          3/1/2007
  57     5.4700%      0.03135%      Actual/360          120               118               360              360          2/1/2007
 57-a
 57-b
------------------------------------------------------------------------------------------------------------------------------------
 57-c
 57-d
 57-e
  58     5.5700%      0.03135%      Actual/360          120               119               360              360          3/1/2007
  59     5.7600%      0.03135%      Actual/360          114               113               360              360          3/1/2007
------------------------------------------------------------------------------------------------------------------------------------
  60     5.7600%      0.07135%      Actual/360          120               119               300              299          3/5/2007
  61     6.0600%      0.03135%      Actual/360          60                 60                0                0           4/1/2007
  62     6.1000%      0.07135%      Actual/360          120               119               360              360          3/5/2007
  63     5.9200%      0.03135%      Actual/360          120               118               360              360          2/1/2007
  64     5.7900%      0.03135%      Actual/360          120               118               360              360          2/1/2007
------------------------------------------------------------------------------------------------------------------------------------
  65     5.0500%      0.03135%        30/360            84                 82                0                0           2/1/2007
  66     5.7700%      0.03135%        30/360            180               180               180              180          4/1/2007
 66-a
 66-b
 66-c
------------------------------------------------------------------------------------------------------------------------------------
  67     5.6820%      0.03135%      Actual/360          120               118               360              360          2/1/2007
  68     6.2700%      0.02135%      Actual/360          120               118               300              298          2/5/2007
  69     6.0500%      0.03135%      Actual/360          96                 95               360              360          3/1/2007
  70     5.7200%      0.03135%      Actual/360          120               119               360              359          3/1/2007
  71     6.0900%      0.02135%      Actual/360          120               118               300              298          2/5/2007
------------------------------------------------------------------------------------------------------------------------------------
  72     6.0900%      0.02135%      Actual/360          120               118               300              298          2/5/2007
  73     6.0100%      0.03135%      Actual/360          120               117               300              297          1/1/2007
  74     6.2030%      0.03135%      Actual/360          120               113               360              353          9/1/2006
  75     5.5000%      0.03135%      Actual/360          120               118               360              358          2/1/2007
  76     5.6900%      0.02135%      Actual/360          120               118               360              360          2/5/2007
------------------------------------------------------------------------------------------------------------------------------------
  77     5.5800%      0.03135%      Actual/360          120               120               360              360          4/1/2007
  78     5.5810%      0.03135%      Actual/360          120               118               360              360          2/1/2007
  79     5.6200%      0.02135%      Actual/360          120               119               360              360          3/5/2007
  80     6.0100%      0.04135%      Actual/360          60                 58                0                0           2/5/2007
  81     5.8300%      0.03135%      Actual/360          120               120                0                0           4/1/2007
------------------------------------------------------------------------------------------------------------------------------------
  82     5.7100%      0.07135%      Actual/360          120               119               360              359          3/1/2007
  83     5.9200%      0.03135%        30/360            120               118               360              358          2/1/2007
  84     5.6000%      0.03135%      Actual/360          120               117               360              357          1/1/2007
  85     5.8270%      0.03135%      Actual/360          120               117               360              360          1/1/2007
  86     5.7300%      0.02135%      Actual/360          120               118               360              360          2/5/2007
------------------------------------------------------------------------------------------------------------------------------------
  87     5.8500%      0.03135%      Actual/360          168               167               360              360          3/1/2007
  88     5.5500%      0.02135%      Actual/360          120               118               360              360          2/5/2007
  89     5.8980%      0.03135%      Actual/360          120               119               360              359          3/1/2007
  90     5.6350%      0.03135%      Actual/360          120               118                0                0           2/1/2007
  91     5.7400%      0.03135%      Actual/360          120               120               360              360          4/1/2007
------------------------------------------------------------------------------------------------------------------------------------
  92     5.7990%      0.03135%      Actual/360          120               120               360              360          4/1/2007
  93     5.8900%      0.07135%      Actual/360          120               119               360              360          3/5/2007
  94     5.7400%      0.03135%      Actual/360          120               119               360              359          3/1/2007
  95     5.9660%      0.03135%      Actual/360          60                 59               360              360          3/1/2007
  96     6.0800%      0.03135%      Actual/360          120               117               360              357          1/1/2007
------------------------------------------------------------------------------------------------------------------------------------
  97     5.9700%      0.02135%      Actual/360          120               120               300              300          4/5/2007
  98     5.7700%      0.03135%      Actual/360          120               117               360              360          1/1/2007
  99     5.7500%      0.02135%      Actual/360          120               118               360              358          2/5/2007
 99-a
 99-b
------------------------------------------------------------------------------------------------------------------------------------
 100     6.0100%      0.03135%      Actual/360          120               117               360              357          1/1/2007
 101     5.0500%      0.03135%        30/360            84                 82                0                0           2/1/2007
 102     5.6350%      0.03135%      Actual/360          120               118                0                0           2/1/2007
 103     5.9200%      0.03135%      Actual/360          120               120                0                0           4/1/2007
 104     5.5180%      0.03135%      Actual/360          120               117               360              360          1/1/2007
------------------------------------------------------------------------------------------------------------------------------------
 105     6.0500%      0.02135%      Actual/360          120               119               360              359          3/5/2007
 106     5.7800%      0.03135%      Actual/360          60                 59               360              359          3/1/2007
 107     5.9000%      0.03135%      Actual/360          120               118               360              358          2/1/2007
 108     5.9660%      0.03135%      Actual/360          60                 59               360              360          3/1/2007
 109     5.8300%      0.03135%        30/360            180               179               180              179          3/1/2007
------------------------------------------------------------------------------------------------------------------------------------
 110     5.9660%      0.03135%      Actual/360          60                 59               360              360          3/1/2007
 111     5.6700%      0.03135%      Actual/360          120               117               360              360          1/1/2007
 112     5.7800%      0.03135%      Actual/360          120               117               360              357          1/1/2007
 113     5.9550%      0.07135%      Actual/360          120               119               360              359          3/1/2007
 114     5.8000%      0.03135%      Actual/360          120               120               360              360          4/1/2007
------------------------------------------------------------------------------------------------------------------------------------
 115     5.7100%      0.02135%      Actual/360          120               118               360              360          2/5/2007
 116     5.8100%      0.02135%      Actual/360          120               117               360              360          1/5/2007
 117     5.7700%      0.03135%      Actual/360          84                 83               300              299          3/1/2007
 118     5.5470%      0.03135%      Actual/360          120               118               360              358          2/1/2007
 119     5.9400%      0.03135%      Actual/360          240               240               240              240          4/1/2007
------------------------------------------------------------------------------------------------------------------------------------
 120     5.9800%      0.03135%      Actual/360          120               118               360              360          2/1/2007
 121     5.8300%      0.02135%      Actual/360          120               118               360              360          2/5/2007
 122     5.8550%      0.03135%      Actual/360          60                 58               360              360          2/1/2007
 123     6.1900%      0.03135%      Actual/360          120               118               360              360          2/1/2007
 124     5.8000%      0.03135%      Actual/360          84                 83               300              299          3/1/2007
------------------------------------------------------------------------------------------------------------------------------------
 125     6.2300%      0.03135%      Actual/360          120               117               360              360          1/1/2007
 126     5.6000%      0.02135%      Actual/360          120               118                0                0           2/5/2007
 127     6.0000%      0.03135%      Actual/360          60                 58               360              360          2/1/2007
 128     5.5800%      0.03135%      Actual/360          120               119               360              359          3/1/2007
 129     5.9400%      0.08135%      Actual/360          120               118               360              358          2/1/2007
------------------------------------------------------------------------------------------------------------------------------------
 130     5.8330%      0.03135%      Actual/360          120               119               360              360          3/1/2007
130-a
130-b
 131     5.8120%      0.03135%      Actual/360          120               119                0                0           3/1/2007
 132     6.3200%      0.03135%      Actual/360          120               113               360              353          9/1/2006
------------------------------------------------------------------------------------------------------------------------------------
 133     6.0500%      0.02135%      Actual/360          120               119               360              360          3/5/2007
 134     5.8300%      0.07635%      Actual/360          120               118               360              360          2/1/2007
 135     5.5700%      0.10635%      Actual/360          120               119               360              360          3/1/2007
 136     5.6600%      0.03135%      Actual/360          120               119               360              359          3/1/2007
 137     5.5470%      0.03135%      Actual/360          120               118               360              358          2/1/2007
------------------------------------------------------------------------------------------------------------------------------------
 138     5.7300%      0.02135%      Actual/360          120               118               360              360          2/5/2007
 139     5.6970%      0.03135%      Actual/360          60                 57               360              360          1/1/2007
 140     5.9900%      0.10635%      Actual/360          120               118               360              358          2/1/2007
 141     5.6000%      0.07135%      Actual/360          120               118               360              358          2/5/2007
 142     5.9000%      0.03135%      Actual/360          120               119               360              360          3/1/2007
------------------------------------------------------------------------------------------------------------------------------------
 143     5.6220%      0.08135%      Actual/360          120               118               360              360          2/1/2007
 144     6.2300%      0.03135%      Actual/360          120               117               360              360          1/1/2007
 145     5.9400%      0.12135%      Actual/360          120               119               360              359          3/1/2007
145-a
145-b
------------------------------------------------------------------------------------------------------------------------------------
145-c
145-d
 146     5.7900%      0.02135%      Actual/360          120               119               360              359          3/5/2007
 147     6.0600%      0.03135%      Actual/360          120               116               360              356          12/1/2006
 148     5.8300%      0.03135%      Actual/360          120               118               360              360          2/1/2007
------------------------------------------------------------------------------------------------------------------------------------
 149     6.3200%      0.03135%      Actual/360          84                 83               360              359          3/1/2007
 150     5.6600%      0.03135%      Actual/360          120               119               360              359          3/1/2007
 151     5.7900%      0.08135%      Actual/360          120               117               360              360          1/1/2007
 152     5.8550%      0.03135%      Actual/360          60                 58               360              360          2/1/2007
 153     5.9100%      0.03135%      Actual/360          120               117               360              357          1/1/2007
------------------------------------------------------------------------------------------------------------------------------------
 154     5.7700%      0.03135%      Actual/360          120               117               360              360          1/1/2007
 155     6.2100%      0.02135%      Actual/360          120               118               360              358          2/5/2007
 156     5.8600%      0.03135%      Actual/360          120               116               360              356          12/1/2006
 157     5.7800%      0.03135%      Actual/360          120               118               360              358          2/1/2007
 158     5.7120%      0.03135%      Actual/360          120               118               360              358          2/1/2007
------------------------------------------------------------------------------------------------------------------------------------
 159     5.8700%      0.09635%      Actual/360          120               120               240              240          4/1/2007
 160     5.6200%      0.03135%      Actual/360          120               119               360              360          3/1/2007
 161     6.0000%      0.09635%      Actual/360          120               119               360              359          3/1/2007
 162     6.0400%      0.03135%      Actual/360          120               117               360              357          1/1/2007
 163     5.7800%      0.03135%      Actual/360          120               118               180              178          2/1/2007
------------------------------------------------------------------------------------------------------------------------------------
 164     6.1200%      0.03135%      Actual/360          120               116               360              356          12/1/2006
 165     6.4000%      0.03135%      Actual/360          120               117               360              357          1/1/2007
 166     5.8900%      0.03135%      Actual/360          120               118               360              360          2/1/2007
 167     5.9000%      0.03135%      Actual/360          120               118               300              298          2/1/2007
 168     5.9400%      0.15135%      Actual/360          120               119               360              359          3/1/2007
------------------------------------------------------------------------------------------------------------------------------------
168-a
168-b
168-c
168-d
 169     5.6300%      0.03135%      Actual/360          120               119                0                0           3/1/2007
------------------------------------------------------------------------------------------------------------------------------------
 170     6.4800%      0.10635%      Actual/360          120               117               360              357          1/10/2007
 171     5.4870%      0.03135%      Actual/360          120               118               360              360          2/1/2007
 172     5.7500%      0.03135%      Actual/360          120               117               360              357          1/1/2007
 173     6.1300%      0.03135%      Actual/360          120               115               360              355          11/1/2006
 174     5.8100%      0.03135%      Actual/360          120               117               360              360          1/1/2007
------------------------------------------------------------------------------------------------------------------------------------
 175     5.7900%      0.08135%      Actual/360          120               117               360              360          1/1/2007
 176     5.9400%      0.15135%      Actual/360          120               119               360              359          3/1/2007
176-a
176-b
176-c
------------------------------------------------------------------------------------------------------------------------------------
176-d
 177     5.6600%      0.03135%      Actual/360          120               119               360              359          3/1/2007
 178     5.8160%      0.03135%      Actual/360          120               120               360              360          4/1/2007
 179     5.8500%      0.03135%      Actual/360          120               117               360              357          1/1/2007
 180     5.8700%      0.03135%      Actual/360          120               117               360              357          1/1/2007
------------------------------------------------------------------------------------------------------------------------------------
 181     5.7300%      0.03135%      Actual/360          120               118               360              358          2/1/2007
 182     6.2500%      0.03135%      Actual/360          240               238               240              238          2/1/2007
 183     6.2100%      0.02135%      Actual/360          120               118               360              358          2/5/2007
 184     6.2100%      0.03135%      Actual/360          120               117               360              357          1/1/2007
 185     5.9500%      0.03135%      Actual/360          240               239               240              239          3/1/2007
------------------------------------------------------------------------------------------------------------------------------------
 186     5.8900%      0.08135%      Actual/360          120               118               360              360          2/1/2007
 187     6.0660%      0.03135%      Actual/360          120               118               360              358          2/1/2007
 188     6.2400%      0.03135%      Actual/360          120               118                0                0           2/1/2007
 189     5.8900%      0.08135%      Actual/360          120               117               360              357          1/1/2007
 190     5.9400%      0.15135%      Actual/360          120               119               360              359          3/1/2007
------------------------------------------------------------------------------------------------------------------------------------
190-a
190-b
190-c
 191     5.6970%      0.03135%      Actual/360          60                 57               360              360          1/1/2007
 192     6.0800%      0.03135%      Actual/360          120               118               360              358          2/1/2007
------------------------------------------------------------------------------------------------------------------------------------
 193     5.9600%      0.03135%      Actual/360          120               116               360              356          12/1/2006
 194     5.9300%      0.05135%      Actual/360          120               117               276              273          1/1/2007
 195     5.9400%      0.15135%      Actual/360          120               119               360              359          3/1/2007
195-a
195-b
------------------------------------------------------------------------------------------------------------------------------------
195-c
 196     5.9000%      0.03135%      Actual/360          120               117               300              297          1/1/2007
 197     6.0700%      0.08135%      Actual/360          120               117               360              357          1/1/2007
 198     5.8100%      0.03135%      Actual/360          120               118               360              358          2/1/2007
 199     6.0900%      0.03135%      Actual/360          84                 81               360              357          1/1/2007
------------------------------------------------------------------------------------------------------------------------------------
 200     6.1700%      0.03135%      Actual/360          240               239               240              239          3/1/2007
 201     5.8500%      0.03135%      Actual/360          120               118               120              118          2/1/2007
 202     6.0700%      0.03135%      Actual/360          120               119               360              359          3/1/2007
 203     6.1100%      0.03135%      Actual/360          240               238               240              238          2/1/2007
 204     6.6600%      0.15135%      Actual/360          120               117               300              297          1/1/2007
------------------------------------------------------------------------------------------------------------------------------------
204-a
204-b
 205     7.0800%      0.15135%      Actual/360          120               119               300              299          3/1/2007
205-a
205-b
------------------------------------------------------------------------------------------------------------------------------------
 206     6.2300%      0.03135%      Actual/360          120               118               180              178          2/1/2007

        MATURITY             ANNUAL            MONTHLY             MONTHLY       REMAINING                                 ARD
          DATE                 DEBT               DEBT        DEBT SERVICE     INTEREST ONLY                               LOAN
 ID      OR ARD    SERVICE($)(4)(5)   SERVICE($)(4)(5)   AFTER IO($)(4)(5)    PERIOD (MOS.)(4)  LOCKBOX   LOCKBOX TYPE     (Y/N)
------------------------------------------------------------------------------------------------------------------------------------

  1     1/1/2017      22,211,770.80       1,850,980.90                 NAP          118           Yes     Hard               No
  2     3/5/2012      11,143,729.80         928,644.15                 NAP                        Yes     Springing Hard     No
 2-a
 2-b
 2-c
------------------------------------------------------------------------------------------------------------------------------------
 2-d
 2-e
 2-f
 2-g
 2-h
------------------------------------------------------------------------------------------------------------------------------------
 2-i
 2-j
 2-k
 2-l
 2-m
------------------------------------------------------------------------------------------------------------------------------------
 2-n
 2-o
 2-p
 2-q
 2-r
------------------------------------------------------------------------------------------------------------------------------------
 2-s
 2-t
  3     11/1/2016      5,559,152.76         463,262.73                 NAP          116           Yes     Hard               No
  4     7/1/2016       4,923,282.24         410,273.52          541,343.36          16            Yes     Springing Hard     No
  5     2/1/2017       4,987,522.20         415,626.85                 NAP          119            No     NAP                No
------------------------------------------------------------------------------------------------------------------------------------
  6     2/5/2012       4,977,991.68         414,832.64                 NAP          59            Yes     Hard               No
  7     3/1/2017       4,502,427.12         375,202.26          451,284.79          48             No     NAP                No
  8     2/1/2017       3,452,565.36         287,713.78                 NAP          119           Yes     Springing Hard     No
  9     2/1/2019       3,475,350.00         289,612.50                 NAP          143           Yes     Springing Hard     No
 10     2/1/2017       3,023,127.72         251,927.31                 NAP          119           Yes     Springing Hard     No
------------------------------------------------------------------------------------------------------------------------------------
 11     2/5/2017       3,024,998.28         252,083.19          305,023.41          35            Yes     Hard               No
 12     1/1/2017       2,736,797.88         228,066.49          275,720.65          58            Yes     Hard               No
 13     1/1/2014       2,430,139.56         202,511.63          247,261.21          58             No     NAP                No
 14     2/1/2017       2,275,166.64         189,597.22                 NAP          119           Yes     Springing Hard     No
 15     1/1/2017       2,219,199.96         184,933.33                 NAP          118           Yes     Hard              Yes
------------------------------------------------------------------------------------------------------------------------------------
 16     1/1/2017       2,078,541.84         173,211.82          209,132.93          58            Yes     Hard               No
 17     3/5/2017       1,990,365.24         165,863.77          197,844.11          60             No     NAP                No
17-a
17-b
 18     1/5/2017       1,848,116.64         154,009.72                 NAP          118           Yes     Hard               No
------------------------------------------------------------------------------------------------------------------------------------
 19     2/1/2017       1,694,208.36         141,184.03                 NAP          119            No     NAP               Yes
 20     2/1/2017       1,623,033.36         135,252.78                 NAP          119            No     NAP                No
 21     2/1/2017       1,848,933.84         154,077.82                 NAP                         No     NAP                No
 22     1/1/2017       1,930,143.84         160,845.32                 NAP                         No     NAP                No
 23     1/5/2017       1,394,097.24         116,174.77          141,947.25          58             No     NAP                No
------------------------------------------------------------------------------------------------------------------------------------
 24     7/1/2016       1,424,895.12         118,741.26          138,270.49          40            Yes     Hard               No
 25     1/1/2017       1,329,411.12         110,784.26          131,335.89          58            Yes     Springing Hard     No
 26     3/1/2017       1,254,510.12         104,542.51          125,536.46          60             No     NAP                No
 27     3/1/2017       1,244,710.80         103,725.90          123,833.98          60            Yes     Hard               No
 28     1/5/2017       1,145,309.16          95,442.43          115,643.49          58             No     NAP                No
------------------------------------------------------------------------------------------------------------------------------------
 29     1/5/2017       1,113,422.40          92,785.20          111,895.01          34             No     NAP                No
 30     2/1/2017       1,073,191.20          89,432.60          108,727.81          59             No     NAP                No
30-a
30-b
30-c
------------------------------------------------------------------------------------------------------------------------------------
30-d
 31     2/1/2017       1,125,011.16          93,750.93                 NAP          119            No     NAP                No
 32     3/1/2017         934,789.32          77,899.11           92,803.23          60             No     NAP                No
 33     3/1/2017         189,581.04          15,798.42           18,821.06          60             No     NAP                No
 34     3/1/2012       1,070,780.28          89,231.69          105,785.09          36            Yes     Springing Hard     No
------------------------------------------------------------------------------------------------------------------------------------
 35     3/1/2017         434,009.28          36,167.44           43,087.22          60             No     NAP                No
 36     3/1/2017         349,353.72          29,112.81           34,682.84          60             No     NAP                No
 37     3/1/2017         272,448.12          22,704.01           27,047.88          60             No     NAP                No
 38     12/1/2016      1,061,034.72          88,419.56                 NAP          117            No     NAP                No
 39     2/1/2017         990,877.68          82,573.14                 NAP          119            No     NAP                No
------------------------------------------------------------------------------------------------------------------------------------
 40     2/5/2017         957,831.00          79,819.25           96,912.81          59            Yes     Springing Hard    Yes
 41     1/1/2017         934,278.36          77,856.53           95,230.50          58            Yes     Hard               No
 42     2/1/2017         945,423.48          78,785.29           95,809.97          59            Yes     Hard               No
 43     12/1/2016        990,427.56          82,535.63           97,439.86          57            Yes     Hard               No
43-a
------------------------------------------------------------------------------------------------------------------------------------
43-b
43-c
 44     3/1/2017         956,563.56          79,713.63           95,083.28          60             No     NAP                No
 45     2/3/2017         892,222.20          74,351.85          110,061.97          11             No     NAP                No
 46     2/1/2017         886,296.00          73,858.00           88,603.87          35             No     NAP                No
------------------------------------------------------------------------------------------------------------------------------------
 47     1/1/2017         842,240.76          70,186.73           85,849.17          58            Yes     Hard               No
 48     11/1/2016        865,567.08          72,130.59           85,460.10          20            Yes     Springing Hard     No
48-a
48-b
 49     2/1/2017         975,114.60          81,259.55                 NAP                        Yes     Springing Hard     No
------------------------------------------------------------------------------------------------------------------------------------
 50     2/5/2017         767,595.00          63,966.25                 NAP          119            No     NAP                No
 51     2/1/2017         787,031.28          65,585.94           78,782.34          47             No     NAP                No
 52     2/5/2017         912,208.44          76,017.37                 NAP                         No     NAP                No
 53     2/1/2017         867,318.12          72,276.51                 NAP                         No     NAP                No
 54     12/1/2016        878,664.48          73,222.04                 NAP                         No     NAP                No
------------------------------------------------------------------------------------------------------------------------------------
 55     1/5/2017         694,716.72          57,893.06           69,724.11          34             No     NAP                No
 56     2/1/2017         781,814.40          65,151.20                 NAP                         No     NAP               Yes
 57     1/1/2017         618,375.96          51,531.33           63,098.76          58             No     NAP                No
57-a
57-b
------------------------------------------------------------------------------------------------------------------------------------
57-c
57-d
57-e
 58     2/1/2017         626,857.08          52,238.09           63,512.94          59             No     NAP                No
 59     8/1/2016         642,399.96          53,533.33           64,262.91          59             No     NAP                No
------------------------------------------------------------------------------------------------------------------------------------
 60     2/5/2017         831,218.28          69,268.19                 NAP                         No     NAP                No
 61     3/1/2012         657,425.88          54,785.49                 NAP          60             No     NAP                No
 62     2/5/2017         646,303.44          53,858.62           63,326.46          11             No     NAP                No
 63     1/1/2017         615,227.76          51,268.98           60,927.73          34            Yes     Hard               No
 64     1/1/2017         587,041.68          48,920.14           58,611.64          34            Yes     Springing Hard     No
------------------------------------------------------------------------------------------------------------------------------------
 65     1/1/2014         504,999.96          42,083.33                 NAP          82             No     NAP                No
 66     3/1/2022         997,777.68          83,148.14                 NAP                         No     NAP                No
66-a
66-b
66-c
------------------------------------------------------------------------------------------------------------------------------------
 67     1/1/2017         576,091.68          48,007.64           57,926.03          34            Yes     Hard               No
 68     1/5/2017         793,087.44          66,090.62                 NAP                         No     NAP                No
 69     2/1/2015         561,263.52          46,771.96           55,153.35          35             No     NAP                No
 70     2/1/2017         628,201.92          52,350.16                 NAP                         No     NAP                No
 71     1/5/2017         467,866.20          38,988.85                 NAP                        Yes     Hard               No
------------------------------------------------------------------------------------------------------------------------------------
 72     1/5/2017         233,933.04          19,494.42                 NAP                        Yes     Hard               No
 73     12/1/2016        696,505.80          58,042.15                 NAP                         No     NAP                No
 74     8/1/2016         661,676.76          55,139.73                 NAP                        Yes     Springing Hard     No
 75     1/1/2017         596,178.48          49,681.54                 NAP                         No     NAP               Yes
 76     1/5/2017         484,598.28          40,383.19           48,700.42          22             No     NAP                No
------------------------------------------------------------------------------------------------------------------------------------
 77     3/1/2017         452,600.04          37,716.67           45,825.48          48             No     NAP                No
 78     1/1/2017         452,681.16          37,723.43           45,830.52          58             No     NAP                No
 79     2/5/2017         445,587.96          37,132.33           44,991.65          23             No     NAP                No
 80     1/5/2012         475,290.84          39,607.57                 NAP          58             No     NAP                No
 81     3/1/2017         449,233.92          37,436.16                 NAP          120            No     NAP               Yes
------------------------------------------------------------------------------------------------------------------------------------
 82     2/1/2017         522,930.84          43,577.57                 NAP                         No     NAP                No
 83     1/1/2017         534,975.24          44,581.27                 NAP                         No     NAP                No
 84     12/1/2016        516,671.16          43,055.93                 NAP                         No     NAP                No
 85     12/1/2016        437,186.88          36,432.24           43,547.04          57             No     NAP                No
 86     1/5/2017         428,456.76          35,704.73           42,944.84          34             No     NAP                No
------------------------------------------------------------------------------------------------------------------------------------
 87     2/1/2021         435,946.92          36,328.91           43,360.66          83             No     NAP                No
 88     1/5/2017         407,963.52          33,996.96           41,392.43          58            Yes     Springing Hard    Yes
 89     2/1/2017         512,359.32          42,696.61                 NAP                        Yes     Hard              Yes
 90     1/1/2017         409,641.00          34,136.75                 NAP          118           Yes     Springing Hard    Yes
 91     3/1/2017         498,062.04          41,505.17                 NAP                         No     NAP                No
------------------------------------------------------------------------------------------------------------------------------------
 92     3/1/2017         411,567.96          34,297.33           41,068.26          36            Yes     Hard               No
 93     2/5/2017         412,054.56          34,337.88           40,882.28          59             No     NAP                No
 94     2/1/2017         475,677.24          39,639.77                 NAP                         No     NAP                No
 95     2/1/2012         405,273.72          33,772.81           40,023.55          11             No     NAP                No
 96     12/1/2016        486,181.68          40,515.14                 NAP                        Yes     Springing Hard     No
------------------------------------------------------------------------------------------------------------------------------------
 97     3/5/2017         512,690.16          42,724.18                 NAP                        Yes     Hard               No
 98     12/1/2016        380,259.00          31,688.25           38,014.86          57             No     NAP                No
 99     1/5/2017         448,183.92          37,348.66                 NAP                         No     NAP                No
99-a
99-b
------------------------------------------------------------------------------------------------------------------------------------
 100    12/1/2016        453,746.40          37,812.20                 NAP                         No     NAP                No
 101    1/1/2014         315,624.96          26,302.08                 NAP          82             No     NAP                No
 102    1/1/2017         355,936.32          29,661.36                 NAP          118           Yes     Springing Hard    Yes
 103    3/1/2017         372,137.76          31,011.48                 NAP          120            No     NAP                No
 104    12/1/2016        346,867.56          28,905.63           35,272.97          33             No     NAP                No
------------------------------------------------------------------------------------------------------------------------------------
 105    2/5/2017         448,460.04          37,371.67                 NAP                         No     NAP                No
 106    2/1/2012         421,545.72          35,128.81                 NAP                        Yes     Springing Hard    Yes
 107    1/1/2017         427,058.28          35,588.19                 NAP                        Yes     Springing Hard     No
 108    2/1/2012         353,858.40          29,488.20           34,945.93          11             No     NAP                No
 109    2/1/2022         575,943.00          47,995.25                 NAP                         No     NAP                No
------------------------------------------------------------------------------------------------------------------------------------
 110    2/1/2012         344,785.08          28,732.09           34,049.88          11             No     NAP                No
 111    12/1/2016        327,678.72          27,306.56           32,974.54          33             No     NAP                No
 112    12/1/2016        400,468.44          33,372.37                 NAP                         No     NAP                No
 113    2/1/2017         393,795.96          32,816.33                 NAP                         No     NAP                No
 114    3/1/2017         377,399.52          31,449.96                 NAP                        Yes     Springing Hard     No
------------------------------------------------------------------------------------------------------------------------------------
 115    1/5/2017         306,833.16          25,569.43           30,794.82          34            Yes     Hard              Yes
 116    12/5/2016        311,028.72          25,919.06           31,014.19          69             No     NAP                No
 117    2/1/2014         397,098.72          33,091.56                 NAP                         No     NAP                No
 118    1/1/2017         349,293.72          29,107.81                 NAP                         No     NAP                No
 119    3/1/2027         427,784.40          35,648.70                 NAP                         No     NAP                No
------------------------------------------------------------------------------------------------------------------------------------
 120    1/1/2017         303,152.76          25,262.73           29,913.26          22             No     NAP                No
 121    1/5/2017         295,548.60          24,629.05           29,433.24          34             No     NAP                No
 122    1/1/2012         290,879.64          24,239.97           28,922.75          10             No     NAP                No
 123    1/1/2017         301,246.68          25,103.89           29,367.37          70             No     NAP                No
 124    2/1/2014         360,314.88          30,026.24                 NAP                         No     NAP                No
------------------------------------------------------------------------------------------------------------------------------------
 125    12/1/2016        290,560.32          24,213.36           28,263.19          33             No     NAP                No
 126    1/5/2017         255,500.04          21,291.67                 NAP          118            No     NAP                No
 127    1/1/2012         273,750.00          22,812.50           26,979.77          10             No     NAP                No
 128    2/1/2017         309,321.96          25,776.83                 NAP                        Yes     Hard               No
 129    1/1/2017         314,528.76          26,210.73                 NAP                         No     NAP                No
------------------------------------------------------------------------------------------------------------------------------------
 130    2/1/2017         254,302.56          21,191.88           25,320.82          23            Yes     Hard              Yes
130-a
130-b
 131    2/1/2017         247,494.36          20,624.53                 NAP          119            No     NAP               Yes
 132    8/1/2016         310,386.72          25,865.56                 NAP                         No     NAP                No
------------------------------------------------------------------------------------------------------------------------------------
 133    2/5/2017         251,495.16          20,957.93           24,713.52          23             No     NAP                No
 134    1/1/2017         240,576.60          20,048.05           23,958.66          34             No     NAP                No
 135    2/1/2017         225,894.48          18,824.54           22,887.55          59             No     NAP                No
 136    2/1/2017         277,376.64          23,114.72                 NAP                         No     NAP                No
 137    1/1/2017         273,955.80          22,829.65                 NAP                         No     NAP                No
------------------------------------------------------------------------------------------------------------------------------------
 138    1/5/2017         223,088.04          18,590.67           22,360.43          58             No     NAP                No
 139    12/1/2011        219,492.72          18,291.06           22,047.99           9             No     NAP                No
 140    1/1/2017         273,101.88          22,758.49                 NAP                         No     NAP                No
 141    1/5/2017         261,780.00          21,815.00                 NAP                         No     NAP                No
 142    2/1/2017         224,322.96          18,693.58           22,242.62          35            Yes     Springing Hard     No
------------------------------------------------------------------------------------------------------------------------------------
 143    1/1/2017         205,203.00          17,100.25           20,716.81          58             No     NAP                No
 144    12/1/2016        226,131.72          18,844.31           21,996.13          33             No     NAP                No
 145    2/1/2017         253,553.16          21,129.43                 NAP                        Yes     Springing Hard     No
145-a
145-b
------------------------------------------------------------------------------------------------------------------------------------
145-c
145-d
 146    2/5/2017         246,168.84          20,514.07                 NAP                         No     NAP                No
 147    11/1/2016        252,347.52          21,028.96                 NAP                         No     NAP                No
 148    1/1/2017         200,973.00          16,747.75           20,014.60          58             No     NAP                No
------------------------------------------------------------------------------------------------------------------------------------
 149    2/1/2014         253,073.04          21,089.42                 NAP                         No     NAP                No
 150    2/1/2017         235,770.24          19,647.52                 NAP                         No     NAP                No
 151    12/1/2016        197,246.04          16,437.17           19,693.51          33             No     NAP                No
 152    1/1/2012         195,898.56          16,324.88           19,478.58          10             No     NAP                No
 153    12/1/2016        235,135.44          19,594.62                 NAP                         No     NAP                No
------------------------------------------------------------------------------------------------------------------------------------
 154    12/1/2016        190,129.56          15,844.13           19,007.43          33             No     NAP                No
 155    1/5/2017         235,437.36          19,619.78                 NAP                         No     NAP                No
 156    11/1/2016        225,010.80          18,750.90                 NAP                         No     NAP                No
 157    1/1/2017         221,451.96          18,454.33                 NAP                         No     NAP                No
 158    1/1/2017         219,678.84          18,306.57                 NAP                         No     NAP                No
------------------------------------------------------------------------------------------------------------------------------------
 159    3/1/2017         263,730.00          21,977.50                 NAP                         No     NAP                No
 160    2/1/2017         170,941.68          14,245.14           17,260.22          35             No     NAP                No
 161    2/1/2017         215,838.24          17,986.52                 NAP                         No     NAP                No
 162    12/1/2016        216,764.88          18,063.74                 NAP                         No     NAP                No
 163    1/1/2017         299,526.24          24,960.52                 NAP                         No     NAP                No
------------------------------------------------------------------------------------------------------------------------------------
 164    11/1/2016        215,708.40          17,975.70                 NAP                         No     NAP                No
 165    12/1/2016        221,429.04          18,452.42                 NAP                         No     NAP                No
 166    1/1/2017         170,196.48          14,183.04           16,886.16          22            Yes     Springing Hard     No
 167    1/1/2017         218,265.24          18,188.77                 NAP                         No     NAP                No
 168    2/1/2017         202,156.20          16,846.35                 NAP                        Yes     Springing Hard     No
------------------------------------------------------------------------------------------------------------------------------------
168-a
168-b
168-c
168-d
 169    2/1/2017         156,975.36          13,081.28                 NAP          119            No     NAP                No
------------------------------------------------------------------------------------------------------------------------------------
 170    2/10/2016        205,877.88          17,156.49                 NAP                         No     NAP                No
 171    1/1/2017         150,206.64          12,517.22           15,308.29          46             No     NAP                No
 172    12/1/2016        189,077.64          15,756.47                 NAP                         No     NAP                No
 173    10/1/2016        196,970.64          16,414.22                 NAP                         No     NAP                No
 174    12/1/2016        156,103.44          13,008.62           15,565.84          21             No     NAP                No
------------------------------------------------------------------------------------------------------------------------------------
 175    12/1/2016        154,979.04          12,914.92           15,473.47          33             No     NAP                No
 176    2/1/2017         188,717.28          15,726.44                 NAP                        Yes     Springing Hard     No
176-a
176-b
176-c
------------------------------------------------------------------------------------------------------------------------------------
176-d
 177    2/1/2017         180,294.84          15,024.57                 NAP                         No     NAP                No
 178    3/1/2017         181,621.68          15,135.14                 NAP                         No     NAP               Yes
 179    12/1/2016        181,229.88          15,102.49                 NAP                         No     NAP                No
 180    12/1/2016        178,784.40          14,898.70                 NAP                        Yes     Springing Hard    Yes
------------------------------------------------------------------------------------------------------------------------------------
 181    1/1/2017         174,690.96          14,557.58                 NAP                         No     NAP                No
 182    1/1/2027         219,278.52          18,273.21                 NAP                         No     NAP                No
 183    1/5/2017         180,256.68          15,021.39                 NAP                         No     NAP                No
 184    12/1/2016        178,785.24          14,898.77                 NAP                        Yes     Springing Hard     No
 185    2/1/2027         196,939.68          16,411.64                 NAP                         No     NAP                No
------------------------------------------------------------------------------------------------------------------------------------
 186    1/1/2017         134,365.68          11,197.14           13,331.18          34             No     NAP                No
 187    1/1/2017         160,852.44          13,404.37                 NAP                         No     NAP                No
 188    1/1/2017         139,186.68          11,598.89                 NAP          118            No     NAP               Yes
 189    12/1/2016        154,286.16          12,857.18                 NAP                         No     NAP                No
 190    2/1/2017         150,973.80          12,581.15                 NAP                        Yes     Springing Hard     No
------------------------------------------------------------------------------------------------------------------------------------
190-a
190-b
190-c
 191    12/1/2011        121,298.64          10,108.22           12,184.42           9             No     NAP                No
 192    1/1/2017         152,385.24          12,698.77                 NAP                         No     NAP               Yes
------------------------------------------------------------------------------------------------------------------------------------
 193    11/1/2016        150,439.32          12,536.61                 NAP                        Yes     Springing Hard     No
 194    12/1/2016        161,514.48          13,459.54                 NAP                         No     NAP                No
 195    2/1/2017         141,537.96          11,794.83                 NAP                        Yes     Springing Hard     No
195-a
195-b
------------------------------------------------------------------------------------------------------------------------------------
195-c
 196    12/1/2016        137,851.80          11,487.65                 NAP                         No     NAP                No
 197    12/1/2016        123,227.88          10,268.99                 NAP                         No     NAP                No
 198    1/1/2017         114,470.52           9,539.21                 NAP                         No     NAP                No
 199    12/1/2013        114,047.76           9,503.98                 NAP                        Yes     Springing Hard     No
------------------------------------------------------------------------------------------------------------------------------------
 200    2/1/2027         126,371.52          10,530.96                 NAP                         No     NAP                No
 201    1/1/2017         158,787.00          13,232.25                 NAP                         No     NAP                No
 202    2/1/2017          77,561.04           6,463.42                 NAP                         No     NAP                No
 203    1/1/2027          86,734.92           7,227.91                 NAP                         No     NAP                No
 204    12/1/2016         69,894.36           5,824.53                 NAP                        Yes     Hard               No
------------------------------------------------------------------------------------------------------------------------------------
204-a
204-b
 205    2/1/2017          64,070.16           5,339.18                 NAP                        Yes     Hard               No
205-a
205-b
------------------------------------------------------------------------------------------------------------------------------------
 206    1/1/2017          74,501.04           6,208.42                 NAP                         No     NAP                No

                                                                                  PAYMENT
          CROSSED                                          DSCR                GRACE PERIOD
            WITH        OWNERSHIP                     AFTER INITIAL              EVENT OF               PAYMENT           APPRAISED
 ID     OTHER LOANS     INTEREST      DSCR (X) (5)    IO PERIOD (X)           LATE FEE (DAYS)             DATE         VALUE ($) (6)
------------------------------------------------------------------------------------------------------------------------------------

  1                        Fee            1.48             NAP                       0                    1st           503,000,000
  2                        Fee            1.93             NAP                       0                    5th           470,050,000
 2-a                       Fee                                                                                           67,200,000
 2-b                       Fee                                                                                           62,000,000
 2-c                       Fee                                                                                           35,000,000
------------------------------------------------------------------------------------------------------------------------------------
 2-d                       Fee                                                                                           34,800,000
 2-e                       Fee                                                                                           35,300,000
 2-f                       Fee                                                                                           35,300,000
 2-g                       Fee                                                                                           32,000,000
 2-h                       Fee                                                                                           32,500,000
------------------------------------------------------------------------------------------------------------------------------------
 2-i                       Fee                                                                                           26,200,000
 2-j                       Fee                                                                                           22,000,000
 2-k                       Fee                                                                                           23,600,000
 2-l                       Fee                                                                                           16,100,000
 2-m                       Fee                                                                                           11,700,000
------------------------------------------------------------------------------------------------------------------------------------
 2-n                       Fee                                                                                            7,200,000
 2-o                       Fee                                                                                            4,900,000
 2-p                       Fee                                                                                            5,700,000
 2-q                       Fee                                                                                            5,450,000
 2-r                       Fee                                                                                            6,400,000
------------------------------------------------------------------------------------------------------------------------------------
 2-s                       Fee                                                                                            2,800,000
 2-t                       Fee                                                                                            3,900,000
  3                        Fee            1.43             NAP                       0                    1st           140,000,000
  4                   Fee/Leasehold       2.04             1.54                      5                    1st           185,000,000
  5                        Fee            1.51             NAP                       0                    1st           118,000,000
------------------------------------------------------------------------------------------------------------------------------------
  6                        Fee            1.58             NAP                       0                    5th           131,800,000
  7                   Fee/Leasehold       1.36             1.13                      0                    1st           109,800,000
  8                        Fee            1.25             NAP                       2                    1st            80,200,000
  9                        Fee            1.38             NAP                       2                    1st            83,300,000
 10                        Fee            1.31             NAP                       2                    1st            72,300,000
------------------------------------------------------------------------------------------------------------------------------------
 11                        Fee            1.39             1.15                      0                    5th            69,000,000
 12                        Fee            1.39             1.15                      5                    1st            54,850,000
 13                        Fee            1.50             1.23                      0                    1st            56,825,000
 14                        Fee            1.38             NAP                       2                    1st            54,600,000
 15                        Fee            1.53             NAP                       5                    1st            57,000,000
------------------------------------------------------------------------------------------------------------------------------------
 16                        Fee            1.51             1.25                      0                    1st            49,000,000
 17                        Fee            1.52             1.27                      0                    5th            46,650,000
17-a                       Fee                                                                                           29,650,000
17-b                       Fee                                                                                           17,000,000
 18                        Fee            1.29             NAP                       0                    5th            41,400,000
------------------------------------------------------------------------------------------------------------------------------------
 19                        Fee            1.43             NAP                       0                    1st            38,100,000
 20                        Fee            1.34             NAP                       2                    1st            36,250,000
 21                        Fee            1.27             NAP                       0                    1st            36,900,000
 22                        Fee            1.19             NAP                       5                    1st            36,650,000
 23                        Fee            1.39             1.14                      0                    5th            34,500,000
------------------------------------------------------------------------------------------------------------------------------------
 24                        Fee            1.42             1.22                      5                    1st            30,000,000
 25                        Fee            1.74             1.47                     15                    1st            34,000,000
 26                        Fee            1.34             1.11                      0                    1st            28,000,000
 27                        Fee            1.68             1.41                      5                    1st            26,300,000
 28                        Fee            1.38             1.14                      0                    5th            26,600,000
------------------------------------------------------------------------------------------------------------------------------------
 29                        Fee            1.43             1.19                      0                    5th            24,500,000
 30                        Fee            1.42             1.17                      5                    1st            26,300,000
30-a                       Fee                                                                                           11,200,000
30-b                       Fee                                                                                            6,200,000
30-c                       Fee                                                                                            5,000,000
------------------------------------------------------------------------------------------------------------------------------------
30-d                       Fee                                                                                            3,900,000
 31                        Fee            1.32             NAP                       0                    1st            25,300,000
 32      Crossed A      Leasehold         1.48             1.24                      0                    1st            19,700,000
 33      Crossed A      Leasehold         1.48             1.24                      0                    1st             4,100,000
 34                        Fee            1.30             1.10                      5                    1st            22,200,000
------------------------------------------------------------------------------------------------------------------------------------
 35      Crossed B         Fee            1.65             1.39                      0                    1st             9,200,000
 36      Crossed B         Fee            1.65             1.39                      0                    1st             7,325,000
 37      Crossed B         Fee            1.65             1.39                      0                    1st             7,000,000
 38                        Fee            1.89             NAP                       5                    1st            30,000,000
 39                        Fee            1.36             NAP                       5                    1st            21,860,000
------------------------------------------------------------------------------------------------------------------------------------
 40                        Fee            1.38             1.14                      0                    5th            23,550,000
 41                        Fee            1.35             1.10                      5                    1st            23,500,000
 42                        Fee            1.45             1.19                      5                    1st            22,000,000
 43                        Fee            1.35             1.14                      5                    1st            21,600,000
43-a                       Fee                                                                                           12,500,000
------------------------------------------------------------------------------------------------------------------------------------
43-b                       Fee                                                                                            5,700,000
43-c                       Fee                                                                                            3,400,000
 44                        Fee            1.39             1.16                      5                    1st            20,120,000
 45                        Fee            2.33             1.57                      0                    3rd            28,200,000
 46                        Fee            1.44             1.20                      5                    1st            19,300,000
------------------------------------------------------------------------------------------------------------------------------------
 47                        Fee            1.40             1.15                      5                    1st            21,300,000
 48                        Fee            1.55             1.31                      5                    1st            18,350,000
48-a                       Fee                                                                                           11,550,000
48-b                       Fee                                                                                            6,800,000
 49                        Fee            1.30             NAP                       5                    1st            20,800,000
------------------------------------------------------------------------------------------------------------------------------------
 50                        Fee            1.34             NAP                       0                    5th            18,800,000
 51                        Fee            1.35             1.12                      5                    1st            16,900,000
 52                        Fee            1.21             NAP                       0                    5th            18,200,000
 53                        Fee            1.26             NAP                       0                    1st            17,300,000
 54                        Fee            1.20             NAP                       5                    1st            15,300,000
------------------------------------------------------------------------------------------------------------------------------------
 55                        Fee            2.09             1.74                      0                    5th            23,700,000
 56                        Fee            1.05             NAP                       0                    1st            15,800,000
 57                        Fee            1.76             1.44                      5                    1st            13,950,000
57-a                       Fee                                                                                            2,800,000
57-b                       Fee                                                                                            3,250,000
------------------------------------------------------------------------------------------------------------------------------------
57-c                       Fee                                                                                            3,100,000
57-d                       Fee                                                                                            3,100,000
57-e                       Fee                                                                                            1,700,000
 58                   Fee/Leasehold       1.47             1.21                      0                    1st            14,100,000
 59                        Fee            1.43             1.19                      2                    1st            13,800,000
------------------------------------------------------------------------------------------------------------------------------------
 60                        Fee            1.42             NAP                       0                    5th            20,000,000
 61                        Fee            1.41             NAP                       0                    1st            16,050,000
 62                        Fee            1.36             1.16                      0                    5th            14,000,000
 63                        Fee            1.40             1.18                      5                    1st            14,500,000
 64                        Fee            2.20             1.84                      5                    1st            19,100,000
------------------------------------------------------------------------------------------------------------------------------------
 65                        Fee            2.58             NAP                       0                    1st            17,625,000
 66                        Fee            1.11             NAP                       0                    1st            17,550,000
66-a                       Fee                                                                                           11,510,000
66-b                       Fee                                                                                            3,440,000
66-c                       Fee                                                                                            2,600,000
------------------------------------------------------------------------------------------------------------------------------------
 67                        Fee            1.46             1.21                      5                    1st            13,000,000
 68                        Fee            1.77             NAP                       0                    5th            21,000,000
 69                        Fee            1.33             1.13                      0                    1st            14,300,000
 70                        Fee            1.69             NAP                       0                    1st            17,400,000
 71      Crossed C         Fee            1.45             NAP                       0                    5th             9,100,000
------------------------------------------------------------------------------------------------------------------------------------
 72      Crossed C         Fee            1.45             NAP                       0                    5th             5,300,000
 73                        Fee            1.46             NAP                       5                    1st            13,100,000
 74                        Fee            1.23             NAP                       5                    1st            12,600,000
 75                        Fee            1.65             NAP                       0                    1st            15,000,000
 76                        Fee            1.46             1.21                      0                    5th            10,500,000
------------------------------------------------------------------------------------------------------------------------------------
 77                        Fee            1.58             1.30                      2                    1st            12,000,000
 78                        Fee            1.49             1.23                      5                    1st            10,200,000
 79                        Fee            1.53             1.26                     15                    5th            10,124,000
 80                        Fee            1.39             NAP                       0                    5th            10,600,000
 81                        Fee            1.26             NAP        5 (only once per calendar year)     1st            9,600,000
------------------------------------------------------------------------------------------------------------------------------------
 82                        Fee            1.41             NAP                       5                    1st            10,100,000
 83                        Fee            1.44             NAP                       0                    1st            12,300,000
 84                        Fee            2.91             NAP                       5                    1st            23,000,000
 85                        Fee            1.52             1.27                      5                    1st            10,200,000
 86                        Fee            1.44             1.20                      0                    5th             9,400,000
------------------------------------------------------------------------------------------------------------------------------------
 87                        Fee            1.52             1.27                      0                    1st            10,790,000
 88                        Fee            1.47             1.21                      0                    5th            10,400,000
 89                        Fee            1.31             NAP                       5                    1st             9,540,000
 90                        Fee            1.40             NAP                       5                    1st             9,400,000
 91                        Fee            1.55             NAP                       0                    1st            12,500,000
------------------------------------------------------------------------------------------------------------------------------------
 92                        Fee            1.48             1.23                      5                    1st             9,630,000
 93                        Fee            1.41             1.18                      0                    5th            10,400,000
 94                        Fee            1.26             NAP                       2                    1st             8,500,000
 95                        Fee            1.34             1.13                      5                    1st             9,900,000
 96                        Fee            1.58             NAP                       5                    1st             9,200,000
------------------------------------------------------------------------------------------------------------------------------------
 97                        Fee            1.56             NAP                       0                    5th            10,000,000
 98                        Fee            2.22             1.85                      5                    1st            12,200,000
 99                        Fee            1.66             NAP                       0                    5th            11,800,000
99-a                       Fee                                                                                            8,000,000
99-b                       Fee                                                                                            3,800,000
------------------------------------------------------------------------------------------------------------------------------------
 100                       Fee            1.36             NAP                       5                    1st            10,735,000
 101                       Fee            2.44             NAP                       0                    1st            11,100,000
 102                       Fee            1.38             NAP                       5                    1st             7,900,000
 103                       Fee            1.64             NAP                       0                    1st             9,500,000
 104                       Fee            1.56             1.28                      5                    1st             7,800,000
------------------------------------------------------------------------------------------------------------------------------------
 105                       Fee            1.38             NAP                       0                    5th            10,300,000
 106                       Fee            1.31             NAP                       5                    1st             9,300,000
 107                       Fee            1.27             NAP                       5                    1st             7,700,000
 108                       Fee            1.38             1.16                      5                    1st             8,500,000
 109                       Fee            1.62             NAP                       0                    1st            12,100,000
------------------------------------------------------------------------------------------------------------------------------------
 110                       Fee            1.27             1.07                      5                    1st             8,100,000
 111                       Fee            1.57             1.30                      0                    1st             7,100,000
 112                       Fee            1.39             NAP                       5                    1st             7,700,000
 113                       Fee            1.47             NAP                       5                    1st             7,400,000
 114                       Fee            1.55             NAP                       5                    1st             6,700,000
------------------------------------------------------------------------------------------------------------------------------------
 115                       Fee            1.45             1.20                      0                    5th             8,400,000
 116                       Fee            1.43             1.20                      0                    5th             6,775,000
 117                       Fee            1.28             NAP                       5                    1st             7,500,000
 118                       Fee            1.45             NAP                       5                    1st             7,400,000
 119                       Fee            1.11             NAP                       0                    1st             7,500,000
------------------------------------------------------------------------------------------------------------------------------------
 120                       Fee            1.53             1.29                      0                    1st             6,600,000
 121                       Fee            1.43             1.20                      0                    5th             6,350,000
 122                       Fee            1.47             1.23                      5                    1st             7,600,000
 123                       Fee            1.52             1.30                      0                    1st             6,700,000
 124                       Fee            1.26             NAP                       5                    1st             6,300,000
------------------------------------------------------------------------------------------------------------------------------------
 125                       Fee            1.33             1.14                      5                    1st             5,750,000
 126                       Fee            2.43             NAP                       0                    5th             9,750,000
 127                       Fee            1.41             1.19                      5                    1st             7,100,000
 128                       Fee            2.96             NAP                       0                    1st            12,700,000
 129                       Fee            1.24             NAP                       5                    1st             6,460,000
------------------------------------------------------------------------------------------------------------------------------------
 130                       Fee            1.60             1.34                      5                    1st             6,500,000
130-a                      Fee                                                                                            3,500,000
130-b                      Fee                                                                                            3,000,000
 131                       Fee            1.45             NAP                       5                    1st             6,000,000
 132                       Fee            1.10             NAP                       5                    1st             5,840,000
------------------------------------------------------------------------------------------------------------------------------------
 133                       Fee            1.43             1.21                      0                    5th             5,230,000
 134                       Fee            1.46             1.22                      0                    1st             5,200,000
 135                       Fee            1.76             1.45                      0                    1st             5,400,000
 136                       Fee            1.29             NAP                       0                    1st             6,420,000
 137                       Fee            1.43             NAP                       5                    1st             5,900,000
------------------------------------------------------------------------------------------------------------------------------------
 138                       Fee            1.46             1.21                      0                    5th             4,800,000
 139                       Fee            1.44             1.20                      5                    1st             5,400,000
 140                       Fee            1.25             NAP                       0                    1st             5,800,000
 141                       Fee            1.26             NAP                       0                    5th             5,900,000
 142                       Fee            1.44             1.21                      5                    1st             4,700,000
------------------------------------------------------------------------------------------------------------------------------------
 143                       Fee            1.44             1.18                      5                    1st             4,500,000
 144                       Fee            1.36             1.17                      5                    1st             4,475,000
 145                       Fee            1.20             NAP                       5                    1st             4,685,000
145-a                      Fee                                                                                            3,000,000
145-b                      Fee                                                                                              825,000
------------------------------------------------------------------------------------------------------------------------------------
145-c                      Fee                                                                                              470,000
145-d                      Fee                                                                                              390,000
 146                       Fee            1.57             NAP                       0                    5th             5,850,000
 147                       Fee            1.25             NAP                       5                    1st             4,520,000
 148                       Fee            1.46             1.22                     15                    1st             4,250,000
------------------------------------------------------------------------------------------------------------------------------------
 149                       Fee            1.31             NAP                       5                    1st             6,300,000
 150                       Fee            1.35             NAP                       0                    1st             6,000,000
 151                       Fee            1.53             1.28                      5                    1st             4,200,000
 152                       Fee            1.46             1.22                      5                    1st             5,100,000
 153                       Fee            1.32             NAP                       5                    1st             4,550,000
------------------------------------------------------------------------------------------------------------------------------------
 154                       Fee            1.72             1.44                      5                    1st             4,600,000
 155                       Fee            1.23             NAP                       0                    5th             5,400,000
 156                       Fee            1.27             NAP                       5                    1st             4,070,000
 157                       Fee            1.29             NAP                       3                    1st             3,940,000
 158                       Fee            1.35             NAP                       5                    1st             5,900,000
------------------------------------------------------------------------------------------------------------------------------------
 159                       Fee            1.21             NAP                       0                    1st             4,300,000
 160                       Fee            2.05             1.69                      0                    1st             5,100,000
 161                       Fee            1.13             NAP                       0                    1st             4,000,000
 162                       Fee            1.32             NAP                       5                    1st             4,600,000
 163                       Fee            1.18             NAP                       0                    1st             5,100,000
------------------------------------------------------------------------------------------------------------------------------------
 164                       Fee            1.28             NAP                       5                    1st             3,760,000
 165                       Fee            1.20             NAP                       5                    1st             4,500,000
 166                       Fee            1.91             1.61                      5                    1st             4,470,000
 167                       Fee            1.53             NAP                       5                    1st             4,500,000
 168                       Fee            1.23             NAP                       5                    1st             3,535,000
------------------------------------------------------------------------------------------------------------------------------------
168-a                      Fee                                                                                              950,000
168-b                      Fee                                                                                              895,000
168-c                      Fee                                                                                              870,000
168-d                      Fee                                                                                              820,000
 169                       Fee            1.63             NAP                       5                    1st             4,400,000
------------------------------------------------------------------------------------------------------------------------------------
 170                       Fee            1.21             NAP                       0                    10th            3,425,000
 171                       Fee            1.46             1.19                      5                    1st             3,400,000
 172                       Fee            1.21             NAP                       5                    1st             4,200,000
 173                       Fee            1.32             NAP                       5                    1st             5,500,000
 174                       Fee            1.49             1.25                      5                    1st             3,690,000
------------------------------------------------------------------------------------------------------------------------------------
 175                       Fee            1.57             1.31                      5                    1st             3,300,000
 176                       Fee            1.20             NAP                       5                    1st             3,325,000
176-a                      Fee                                                                                              890,000
176-b                      Fee                                                                                              900,000
176-c                      Fee                                                                                              825,000
------------------------------------------------------------------------------------------------------------------------------------
176-d                      Fee                                                                                              710,000
 177                       Fee            1.31             NAP                       0                    1st             4,460,000
 178                       Fee            1.17             NAP                       5                    1st             3,300,000
 179                       Fee            1.22             NAP                       5                    1st             3,200,000
 180                       Fee            1.30             NAP                       5                    1st             3,600,000
------------------------------------------------------------------------------------------------------------------------------------
 181                       Fee            1.84             NAP                       5                    1st             6,200,000
 182                       Fee            1.21             NAP                       0                    1st             4,300,000
 183                       Fee            1.22             NAP                       0                    5th             4,075,000
 184                       Fee            1.46             NAP                       5                    1st             4,050,000
 185                       Fee            1.30             NAP                       0                    1st             4,300,000
------------------------------------------------------------------------------------------------------------------------------------
 186                       Fee            1.68             1.41                      5                    1st             3,330,000
 187                       Fee            1.45             NAP                       5                    1st             2,800,000
 188                       Fee            2.01             NAP                       0                    1st             4,700,000
 189                       Fee            1.26             NAP                       5                    1st             3,050,000
 190                       Fee            1.24             NAP                       5                    1st             2,640,000
------------------------------------------------------------------------------------------------------------------------------------
190-a                      Fee                                                                                              890,000
190-b                      Fee                                                                                              880,000
190-c                      Fee                                                                                              870,000
 191                       Fee            1.40             1.16                      5                    1st             3,200,000
 192                       Fee            2.08             NAP                       0                    1st             5,100,000
------------------------------------------------------------------------------------------------------------------------------------
 193                       Fee            1.31             NAP                       5                    1st             2,700,000
 194                       Fee            1.47             NAP                       5                    1st             3,400,000
 195                       Fee            1.20             NAP                       5                    1st             2,475,000
195-a                      Fee                                                                                              875,000
195-b                      Fee                                                                                              875,000
------------------------------------------------------------------------------------------------------------------------------------
195-c                      Fee                                                                                              725,000
 196                       Fee            2.03             NAP                       5                    1st             4,100,000
 197                       Fee            1.28             NAP                       5                    1st             2,500,000
 198                       Fee            1.43             NAP                       5                    1st             2,030,000
 199                       Fee            1.21             NAP                       5                    1st             2,340,000
------------------------------------------------------------------------------------------------------------------------------------
 200                       Fee            1.21             NAP                       0                    1st             2,450,000
 201                       Fee            1.47             NAP                       5                    1st             3,250,000
 202                       Fee            1.21             NAP                       0                    1st             1,615,000
 203                       Fee            1.41             NAP                       0                    1st             2,400,000
 204                       Fee            1.45             NAP                       5                    1st             1,390,000
------------------------------------------------------------------------------------------------------------------------------------
204-a                      Fee                                                                                              770,000
204-b                      Fee                                                                                              620,000
 205                       Fee            1.36             NAP                       5                    1st             1,240,000
205-a                      Fee                                                                                              620,000
205-b                      Fee                                                                                              620,000
------------------------------------------------------------------------------------------------------------------------------------
 206                       Fee            2.60             NAP                       0                    1st             3,800,000

                                CUT-OFF              LTV
                  APPRAISAL     DATE LTV           RATIO AT
 ID           AS-OF DATE (6)   RATIO (6)     MATURITY OR ARD (6)
------------------------------------------------------------------

  1                7/1/2007      68.6%              68.6%
  2                 Various      42.5%              39.5%
 2-a             10/18/2006
 2-b             12/15/2006
 2-c             12/15/2006
------------------------------------------------------------------
 2-d             12/15/2006
 2-e              12/7/2006
 2-f             12/14/2006
 2-g             12/15/2006
 2-h             12/14/2006
------------------------------------------------------------------
 2-i              12/8/2006
 2-j              12/8/2006
 2-k             12/14/2006
 2-l             12/15/2006
 2-m              12/8/2006
------------------------------------------------------------------
 2-n              12/8/2006
 2-o             12/19/2006
 2-p             12/14/2006
 2-q              12/8/2006
 2-r              12/8/2006
------------------------------------------------------------------
 2-s              12/8/2006
 2-t              12/8/2006
  3               9/25/2006      71.4%              71.4%
  4              10/15/2006      47.6%              39.1%
  5               8/15/2007      74.6%              74.6%
------------------------------------------------------------------
  6                1/1/2007      63.7%              63.7%
  7              12/31/2008      70.6%              64.8%
  8              12/14/2006      75.7%              75.7%
  9              12/14/2006      71.0%              71.0%
 10              12/14/2006      73.5%              73.5%
------------------------------------------------------------------
 11              11/19/2006      76.7%              68.9%
 12              10/25/2006      75.2%              69.3%
 13              11/21/2006      76.6%              74.6%
 14              12/14/2006      73.3%              73.3%
 15              11/15/2006      66.7%              66.7%
------------------------------------------------------------------
 16              10/18/2006      76.9%              72.0%
 17              10/20/2006      72.0%              67.3%
17-a             10/20/2006
17-b             10/20/2006
 18               11/7/2006      74.9%              74.9%
------------------------------------------------------------------
 19              12/14/2006      78.7%              78.7%
 20               12/7/2006      80.0%              80.0%
 21              12/14/2006      74.4%              62.1%
 22                4/4/2006      70.6%              60.7%
 23              10/23/2006      72.5%              67.4%
------------------------------------------------------------------
 24                6/1/2006      74.7%              69.1%
 25               11/1/2007      64.7%              60.6%
 26               12/1/2006      76.8%              71.7%
 27              12/11/2006      79.8%              74.7%
 28               11/2/2006      75.6%              70.4%
------------------------------------------------------------------
 29              10/20/2006      78.8%              70.9%
 30              12/26/2006      72.2%              67.3%
30-a             12/26/2006
30-b             12/26/2006
30-c             12/26/2006
------------------------------------------------------------------
30-d             12/26/2006
 31              12/15/2006      75.1%              75.1%
 32               11/2/2006      79.2%              74.1%
 33              11/21/2006      79.2%              74.1%
 34                1/5/2007      79.8%              78.0%
------------------------------------------------------------------
 35               11/2/2006      75.3%              70.4%
 36               11/2/2006      75.3%              70.4%
 37               11/2/2006      75.3%              70.4%
 38                9/7/2006      58.3%              58.3%
 39               12/7/2006      78.7%              78.7%
------------------------------------------------------------------
 40               11/8/2006      71.8%              66.9%
 41               12/2/2006      71.5%              66.5%
 42               11/2/2006      76.1%              70.9%
 43               8/16/2006      75.0%              70.3%
43-a              8/16/2006
------------------------------------------------------------------
43-b              8/16/2006
43-c              8/16/2006
 44              12/14/2006      80.0%              74.8%
 45                1/1/2007      56.7%              39.3%
 46              11/28/2006      78.5%              70.7%
------------------------------------------------------------------
 47               12/2/2006      71.1%              66.1%
 48                 Various      77.9%              69.1%
48-a               7/6/2006
48-b               7/7/2006
 49               12/3/2006      68.6%              57.5%
------------------------------------------------------------------
 50              12/15/2006      74.6%              74.6%
 51              12/20/2006      79.9%              73.3%
 52               11/1/2006      73.0%              61.3%
 53              12/14/2006      74.5%              62.2%
 54                6/5/2006      78.9%              67.4%
------------------------------------------------------------------
 55              11/20/2006      50.6%              45.6%
 56                1/2/2007      75.9%              67.4%
 57              10/18/2006      79.9%              74.3%
57-a             10/18/2006
57-b             10/18/2006
------------------------------------------------------------------
57-c             10/18/2006
57-d             10/18/2006
57-e             10/18/2006
 58                1/3/2007      78.7%              73.3%
 59              11/29/2006      79.7%              75.0%
------------------------------------------------------------------
 60              10/31/2006      54.9%              42.4%
 61              12/12/2006      66.7%              66.7%
 62              10/31/2006      74.6%              65.0%
 63               10/3/2006      70.7%              63.9%
 64               11/3/2006      52.4%              47.2%
------------------------------------------------------------------
 65              11/10/2006      56.7%              56.7%
 66                 Various      57.0%               0.5%
66-a             12/12/2006
66-b             12/20/2006
66-c             12/20/2006
------------------------------------------------------------------
 67              11/22/2006      76.9%              69.2%
 68               9/11/2006      47.5%              37.3%
 69                2/1/2007      64.0%              60.0%
 70                1/4/2007      51.7%              43.6%
 71               11/3/2006      62.3%              48.7%
------------------------------------------------------------------
 72               11/2/2006      62.3%              48.7%
 73               9/19/2006      68.4%              53.4%
 74               10/1/2006      71.0%              61.1%
 75              11/28/2006      58.2%              48.8%
 76              10/23/2006      80.0%              70.5%
------------------------------------------------------------------
 77              12/15/2006      66.7%              61.0%
 78                7/1/2007      78.4%              73.1%
 79               11/3/2006      77.2%              68.0%
 80              11/21/2006      73.6%              73.6%
 81              11/10/2006      79.2%              79.2%
------------------------------------------------------------------
 82                1/1/2007      74.2%              62.5%
 83               11/1/2006      60.9%              51.0%
 84              10/15/2006      32.5%              27.4%
 85              11/15/2006      72.5%              67.8%
 86               12/5/2006      78.5%              70.6%
------------------------------------------------------------------
 87               10/4/2006      68.1%              61.5%
 88               11/5/2006      69.7%              64.9%
 89              12/12/2006      75.4%              63.9%
 90              11/30/2006      76.3%              76.3%
 91                2/1/2007      57.0%              48.1%
------------------------------------------------------------------
 92                1/3/2007      72.7%              65.6%
 93              12/14/2006      66.3%              62.1%
 94              10/20/2006      79.9%              67.4%
 95                1/9/2007      67.7%              64.3%
 96               11/1/2006      72.6%              62.0%
------------------------------------------------------------------
 97               10/1/2006      66.5%              51.7%
 98              10/21/2006      53.3%              49.8%
 99              10/28/2006      54.1%              45.7%
99-a             10/28/2006
99-b             10/28/2006
------------------------------------------------------------------
 100              7/26/2006      58.5%              49.9%
 101             11/10/2006      56.3%              56.3%
 102              12/1/2006      78.9%              78.9%
 103             12/19/2006      65.3%              65.3%
 104              11/7/2006      79.5%              71.3%
------------------------------------------------------------------
 105             11/30/2006      60.1%              51.2%
 106             12/11/2006      64.4%              60.2%
 107             11/14/2006      77.8%              66.0%
 108               1/9/2007      68.8%              65.4%
 109              12/1/2007      47.4%               0.4%
------------------------------------------------------------------
 110               1/9/2007      70.4%              66.9%
 111               9/8/2006      80.3%              72.2%
 112              11/3/2006      73.8%              62.5%
 113              11/5/2006      74.2%              63.1%
 114             11/27/2006      80.0%              67.6%
------------------------------------------------------------------
 115              11/8/2006      63.1%              56.8%
 116             10/11/2006      77.9%              74.0%
 117              11/9/2006      69.9%              59.8%
 118              11/6/2006      68.8%              57.8%
 119             12/16/2006      66.7%               2.1%
------------------------------------------------------------------
 120              11/3/2006      75.8%              67.2%
 121              11/3/2006      78.7%              71.0%
 122             12/18/2006      64.5%              61.2%
 123              11/1/2006      71.6%              68.3%
 124             11/20/2006      75.3%              64.5%
------------------------------------------------------------------
 125             10/25/2006      80.0%              72.7%
 126             11/14/2006      46.2%              46.2%
 127              12/6/2006      63.4%              60.3%
 128               1/4/2007      35.4%              29.7%
 129             11/14/2006      68.0%              57.8%
------------------------------------------------------------------
 130             11/11/2006      66.2%              58.5%
130-a            11/11/2006
130-b            11/11/2006
 131             11/22/2006      70.0%              70.0%
 132              10/1/2006      71.0%              61.2%
------------------------------------------------------------------
 133              10/9/2006      78.4%              69.6%
 134              5/19/2006      78.3%              70.6%
 135              12/8/2006      74.1%              69.0%
 136             12/11/2006      62.2%              52.4%
 137              11/6/2006      67.6%              56.8%
------------------------------------------------------------------
 138               5/1/2007      80.0%              74.7%
 139              9/20/2006      70.4%              66.7%
 140              11/7/2006      65.4%              55.7%
 141             10/30/2006      64.3%              54.1%
 142             11/27/2006      79.8%              72.1%
------------------------------------------------------------------
 143             11/30/2006      80.0%              74.6%
 144             10/11/2006      80.0%              72.7%
 145             11/17/2006      75.6%              64.2%
145-a            11/17/2006
145-b            11/17/2006
------------------------------------------------------------------
145-c            11/17/2006
145-d            11/17/2006
 146             11/20/2006      59.7%              50.5%
 147              9/12/2006      76.8%              65.6%
 148             11/30/2006      80.0%              74.8%
------------------------------------------------------------------
 149              12/6/2006      53.9%              49.1%
 150             12/11/2006      56.6%              47.7%
 151             10/16/2006      80.0%              72.1%
 152             12/18/2006      64.7%              61.4%
 153             10/19/2006      72.3%              61.5%
------------------------------------------------------------------
 154             10/24/2006      70.7%              63.7%
 155             11/21/2006      59.1%              50.7%
 156               9/1/2006      77.7%              66.0%
 157              10/6/2006      79.8%              67.5%
 158              10/6/2006      53.3%              45.0%
------------------------------------------------------------------
 159             12/11/2006      72.1%              47.3%
 160             12/18/2006      58.8%              52.8%
 161             10/24/2006      74.9%              63.7%
 162              9/25/2006      65.0%              55.5%
 163             11/20/2006      58.4%              26.3%
------------------------------------------------------------------
 164               9/6/2006      78.4%              67.1%
 165              10/9/2006      65.4%              56.4%
 166             10/24/2006      63.8%              56.4%
 167              11/1/2006      63.1%              49.0%
 168                Various      79.9%              67.8%
------------------------------------------------------------------
168-a            11/15/2006
168-b            11/15/2006
168-c             11/2/2006
168-d             11/3/2006
 169             11/21/2006      62.5%              62.5%
------------------------------------------------------------------
 170              12/1/2006      79.2%              68.4%
 171             11/14/2006      79.4%              72.5%
 172               9/1/2006      64.1%              54.2%
 173              8/14/2006      48.9%              41.9%
 174             10/19/2006      71.8%              63.5%
------------------------------------------------------------------
 175             10/16/2006      80.0%              72.1%
 176                Various      79.3%              67.3%
176-a             11/3/2006
176-b             11/2/2006
176-c             11/2/2006
------------------------------------------------------------------
176-d             11/2/2006
 177             12/11/2006      58.2%              49.0%
 178              11/6/2006      78.0%              66.0%
 179              9/25/2006      79.8%              67.7%
 180              9/29/2006      69.8%              59.3%
------------------------------------------------------------------
 181              11/8/2006      40.2%              34.0%
 182             11/17/2006      57.9%               1.9%
 183             11/21/2006      60.0%              51.4%
 184              6/14/2006      59.8%              51.3%
 185              12/6/2006      53.4%               1.6%
------------------------------------------------------------------
 186             10/23/2006      67.6%              61.0%
 187             10/30/2006      79.1%              67.5%
 188             10/25/2006      46.8%              46.8%
 189             10/16/2006      70.9%              60.3%
 190              11/3/2006      79.9%              67.8%
------------------------------------------------------------------
190-a             11/3/2006
190-b             11/3/2006
190-c             11/3/2006
 191              9/20/2006      65.6%              62.2%
 192             11/17/2006      41.1%              35.1%
------------------------------------------------------------------
 193              7/10/2006      77.5%              66.0%
 194             10/31/2006      59.3%              43.8%
 195              11/2/2006      79.9%              67.8%
195-a             11/2/2006
195-b             11/2/2006
------------------------------------------------------------------
195-c             11/2/2006
 196              10/4/2006      43.7%              34.0%
 197              9/12/2006      67.8%              57.9%
 198             10/16/2006      79.8%              67.6%
 199             10/13/2006      66.9%              60.8%
------------------------------------------------------------------
 200              12/3/2006      59.0%               1.9%
 201             10/26/2006      36.5%               0.7%
 202             12/12/2006      66.2%              56.4%
 203              12/2/2006      41.5%               1.3%
 204             10/23/2006      60.9%              48.5%
------------------------------------------------------------------
204-a            10/23/2006
204-b            10/23/2006
 205                Various      60.4%              48.6%
205-a            10/25/2006
205-b            10/23/2006
------------------------------------------------------------------
 206             11/20/2006      18.9%               8.7%

 ID        ADDRESS
------------------------------------------------------------------------------------------------------------

  1        Northeast Corner of W. Bonneville Avenue & I-15
  2        Various
 2-a       200 Docks Corner Road
 2-b       2960-2976, 2992-2998, 3004, 3012, 3018 Alvarado Street
 2-c       277 Southfield Parkway, 5690 Southfield Court, 5673 Old Dixie Highway, 5651 Old Dixie Highway,
           5165 Kennedy Road, 5445 Old Dixie Highway, 114 Southfield Parkway & 150 Penney Road
------------------------------------------------------------------------------------------------------------
 2-d       205, 235, 245, 220 &105 Southfield Parkway
 2-e       151-02 & 150-10 132nd Avenue, 152-02 Baisley Boulevard, 150-06 133rd Avenue
 2-f       18825, 18901& 18955-18979 E. Railroad Street & 19430-19449 Arenth Ave.
 2-g       1932, 1934, 1936 and 1940 Fairway Dr.
 2-h       20640-20810 S. Fordyce Ave.
------------------------------------------------------------------------------------------------------------
 2-i       1131-1139, 1141-1149 & 1151-1159 Bryn Mawr Ave. & 900-950 Hollywood Ave.
 2-j       710, 775, 780 W. Belden Ave.
 2-k       9120-9128, 9130-9140 & 9142-9160 Norwalk Blvd. & 11925-11933 Los Nietos Road
 2-l       48340, 48366 & 48438 Milmont Dr.
 2-m       1455 Estes Ave., 1450, 1500,1550 Greenleave Ave., 1281 Arthur Ave.
------------------------------------------------------------------------------------------------------------
 2-n       775-825 & 835-865 Bonnie Lane
 2-o       8455 Pardee Drive
 2-p       15408 Blackburn Ave.
 2-q       747-797 Glenn Ave.
 2-r       852-864 Lively Blvd.
------------------------------------------------------------------------------------------------------------
 2-s       1350 N. Glenville Drive
 2-t       3350-3600 Woodhead Dr.
  3        1325 G Street, NW
  4        6677 Sea Harbor Drive
  5        3200 West Route 70
------------------------------------------------------------------------------------------------------------
  6        333 Universal Hollywood Drive
  7        6737 West Washington Street
  8        777 Scudders Mill Road - Unit 3
  9        777 Scudders Mill Road - Unit 1
 10        777 Scudders Mill Road - Unit 2
------------------------------------------------------------------------------------------------------------
 11        Intersection of Route 248 & Route 33
 12        176-60 Union Turnpike
 13        8000 I-10 West
 14        100 Nassau Park Boulevard
 15        12300 Dominion Way
------------------------------------------------------------------------------------------------------------
 16        Route 93 & Airport Road
 17        Various
17-a       6400-6420 Dutchmans Parkway
17-b       950 Breckenridge Lane
 18        1401 SW 74th Street
------------------------------------------------------------------------------------------------------------
 19        375 & 376 Ghent Road
 20        3425 West Bangs Avenue
 21        100 Kimberwyck Lane
 22        13517 & 13621 West Glendale Ave
 23        22850 NE 8th Street
------------------------------------------------------------------------------------------------------------
 24        1200 Enclave Parkway
 25        2200 Rexford Road
 26        5310 & 5440 Harvest Hill Rd.
 27        2441 Whiskey Road
 28        1300 Sanderson Drive
------------------------------------------------------------------------------------------------------------
 29        2350 Airport Freeway
 30        Various
30-a       1980 Unionport Road
30-b       1954 Unionport Road
30-c       1944 Unionport Road
------------------------------------------------------------------------------------------------------------
30-d       733 Arnow Avenue
 31        4101-4199, 4201 & 4237-4287 West 167th Street
 32        9805 McKnight Road
 33        700 Reed Road
 34        7300 and 7401 Metro Boulevard
------------------------------------------------------------------------------------------------------------
 35        100 Tarentum Bridge Road
 36        1901 Lincoln Highway
 37        952 State Route 65
 38        475 - 543 Hotel Circle South
 39        38 W. Canyon Drive
------------------------------------------------------------------------------------------------------------
 40        3000-3120 Baldwin Park Boulevard
 41        6900 East Sunrise Drive
 42        300 Livingston Street
 43        Various
43-a       1600-1636 Nay Aug Avenue
------------------------------------------------------------------------------------------------------------
43-b       2000-2080 N. Township Blvd.
43-c       611 Luzerne Street
 44        815, 819, 820 & 827 East Rector Street
 45        4600 Commerce Crossings Drive
 46        2950 Gallows Road
------------------------------------------------------------------------------------------------------------
 47        7111-7189 East Tanque Verde Road
 48        Various
48-a       2519 N McMullen Booth Road
48-b       1229 Providence Boulevard
 49        6030 State Bridge Road
------------------------------------------------------------------------------------------------------------
 50        9400 Hurtsbourne Park Boulevard
 51        6935 South Timber Ridge Lane
 52        7650 South Union Park Avenue
 53        913 South Severgn Drive
 54        319 Providence Street
------------------------------------------------------------------------------------------------------------
 55        7 West 22nd Street
 56        7950 East McDowell Road
 57        Various
57-a       140 Route 73 North
57-b       25-41 White Horse Pike
------------------------------------------------------------------------------------------------------------
57-c       404 Marlton Pike East
57-d       7941 South Crescent Blvd
57-e       2121 Marlton Pike West
 58        210-421 Robert Parker Coffin Road, 301-349 Old McHenry Road
 59        6101 Cane Run Road
------------------------------------------------------------------------------------------------------------
 60        6955 South Union Park Center
 61        575 Professional Drive
 62        1225 & 1265 E. Fort Union Blvd.
 63        12400 SE Sunnyside Road
 64        1400 North Hamilton Parkway
------------------------------------------------------------------------------------------------------------
 65        8000-8078 Brooklyn Boulevard
 66        Various
66-a       111 West Debbie Lane
66-b       2420 North Lebanon Street
66-c       505 North Highway 77
------------------------------------------------------------------------------------------------------------
 67        6006 Executive Boulevard
 68        7602 Woodhaven Boulevard
 69        46555 Landing Parkway
 70        2041 Martin Luther King Avenue Southeast
 71        301 North Central Avenue
------------------------------------------------------------------------------------------------------------
 72        125 Highway 27 Bypass
 73        506 West Bay Area Blvd.
 74        14900 Stonecroft Center Court
 75        23 Crossroads Drive
 76        2400 Johnson Road
------------------------------------------------------------------------------------------------------------
 77        560 Village Boulevard
 78        1724 California Street, NW
 79        2127 Ayrsley Town Blvd.
 80        9800 Bren Road E
 81        230 Independence Way
------------------------------------------------------------------------------------------------------------
 82        6020 Jefferson Drive
 83        74-81 & 83-98 West Cochran Street
 84        1055 1st Avenue
 85        11962 County Road 101
 86        816 E Street, NE & 518 9th Street, NE
------------------------------------------------------------------------------------------------------------
 87        1460 Tobias Gadson Boulevard
 88        119 Hawkins Place
 89        8651 Airport Freeway
 90        901 Montauk Highway
 91        3312, 3370, and 3380 La Sierra Avenue
------------------------------------------------------------------------------------------------------------
 92        90 East Street
 93        1300-1480 E. Florida Avenue
 94        2700 East 28th Street
 95        230 East 167th Street
 96        19210 Highway 1
------------------------------------------------------------------------------------------------------------
 97        5800 Burton Station Road
 98        500 Festival Place
 99        Various
99-a       6010-6080 N. Carefree Circle
99-b       1615 Briargate Blvd.
------------------------------------------------------------------------------------------------------------
 100       3414-3424 Fremont Avenue N and 709-719 N. 35th Street
 101       711 Rose Drive
 102       1968 Veterans Memorial Highway
 103       540-548  Route 46 East
 104       5412 Courseview Drive
------------------------------------------------------------------------------------------------------------
 105       4101 Plaza Tower Drive
 106       8508 Leesburg Pike
 107       747 North Burlington Ave and 223 E 14th St
 108       690 Gerard Avenue
 109       100 Forbes Avenue
------------------------------------------------------------------------------------------------------------
 110       111 East 167th Street
 111       775 Main Street
 112       800 E 14th St., 400 E 13th St., 405 E 12th St
 113       10729 J Street
 114       3280 Western Branch Boulevard
------------------------------------------------------------------------------------------------------------
 115       168-180 Main Avenue
 116       9701-9927 Valley View Road
 117       1340 E. 6th Street
 118       1700 North Rolling Road
 119       844 Middle Country Road
------------------------------------------------------------------------------------------------------------
 120       320 Evesboro Medford Road
 121       5655 Glenmont Drive
 122       610 Trinity Avenue
 123       1693 -1699 East Boughton Road
 124       12665 Foothill Blvd.
------------------------------------------------------------------------------------------------------------
 125       2118 Pioneer Rd
 126       2506-2576 Willakenzie Road
 127       1230 Teller Avenue
 128       1280 North Eglin Parkway
 129       241 Ridge Street
------------------------------------------------------------------------------------------------------------
 130       Various
130-a      554 State Route 132
130-b      15 Canal Road
 131       1930 GA Highway 124
 132       2300 Auto Center Drive
------------------------------------------------------------------------------------------------------------
 133       16388 Colima Road
 134       5123-5263 Bowen Drive
 135       8565 Daly Road
 136       2623 Ellendale Place
 137       2000 Maryland Avenue
------------------------------------------------------------------------------------------------------------
 138       2000 W. Galena Avenue
 139       2305 University Avenue
 140       230 & 232-234 Pegasus Avenue
 141       4850 North Jones Boulevard
 142       1215 Main Street
------------------------------------------------------------------------------------------------------------
 143       511 Main Street
 144       240 Summit Park
 145       Various
145-a      8466 Od Madison Pike
145-b      7488 Parkway Dr
------------------------------------------------------------------------------------------------------------
145-c      232 East Street North
145-d      40707 Hwy 69 South
 146       1501 SE 17th Street
 147       936 Shive Lane
 148       2700-2740 Roberts Avenue
------------------------------------------------------------------------------------------------------------
 149       2829 - 2855 S. Crenshaw Blvd
 150       721 West 30th Street
 151       3428 St. Joe Center Rd
 152       111 Mt. Hope Place
 153       500 Beacon Parkway
------------------------------------------------------------------------------------------------------------
 154       2700 - 2702 Otis Corley Drive
 155       9088 Dallas Acworth Highway
 156       3025 W US Highway 36
 157       8855 Maya Lane
 158       350 Main Street
------------------------------------------------------------------------------------------------------------
 159       100 EverGreene Drive
 160       9090 SW 87th Court
 161       10 5th Street
 162       2551 South Garnsey Street
 163       865 Bridgeport Avenue
------------------------------------------------------------------------------------------------------------
 164       1083 East State Road  2
 165       1400 North Norma Street
 166       231 South State Street
 167       240 Stadium Road
 168       Various
------------------------------------------------------------------------------------------------------------
168-a      16445 S. Post Oak Rd
168-b      24210 Franz Rd
168-c      1402 W. Santa Rosa Ave
168-d      6102 US Hwy 87 E.
 169       480 Technology Way
------------------------------------------------------------------------------------------------------------
 170       1307 Bell Road
 171       381 Broadway
 172       1929 West Artesia Blvd
 173       70 & 90 Parkridge Drive
 174       15316 Huebner Road
------------------------------------------------------------------------------------------------------------
 175       2504 Getz Rd
 176       Various
176-a      9225 E. Loop 1604 North
176-b      5901 W. Business 83
176-c      139 N. FM 3167
------------------------------------------------------------------------------------------------------------
176-d      603 Cedar Street
 177       2901 South Hoover Street
 178       547 Main Street
 179       5200 City Line Road
 180       2386 Traversfield Drive
------------------------------------------------------------------------------------------------------------
 181       8421 Auburn Boulevard
 182       105 - 111 East May Street
 183       6394 Bells Ferry Road
 184       774 South State Street
 185       6 Corporate Drive
------------------------------------------------------------------------------------------------------------
 186       12690 Whittington Drive
 187       203 Academy Street
 188       173 Market Street
 189       1344-1348 Town Centre Drive
 190       Various
------------------------------------------------------------------------------------------------------------
190-a      9664 Marbach Rd
190-b      10415 Shaenfield Rd
190-c      18805 S. U.S. Hwy 281 South
 191       5 South 16th Avenue
 192       1091 W. Tehachapi Boulevard
------------------------------------------------------------------------------------------------------------
 193       14056 Southwest Freeway
 194       4005 S. Emerson Avenue
 195       Various
195-a      309 E. Colorado Street
195-b      303 Tom Gill Rd
------------------------------------------------------------------------------------------------------------
195-c      901 E. 4th Street
 196       3450 Steve Reynolds Boulevard
 197       7960 E. Thompson Peak Parkway
 198       1800 16th Street NW
 199       1551 Bishop Street
------------------------------------------------------------------------------------------------------------
 200       11985 Washington Street
 201       2989 West Maple Loop
 202       15286 Hampden Avenue
 203       9400 North Sam Houston Parkway East
 204       Various
------------------------------------------------------------------------------------------------------------
204-a      1401 New Bern Avenue
204-b      611 Martin Luther King Jr. Drive
 205       Various
205-a      7370 Old Pascougla Road
205-b      2823 Washington Road
------------------------------------------------------------------------------------------------------------
 206       1 Trap Falls Road

                                                                                 YEAR
 ID        CITY                             STATE           ZIP CODE            BUILT
----------------------------------------------------------------------------------------------

  1        Las Vegas                          NV             89106               2006
  2        Various                         Various          Various            Various
 2-a       South Brunswick                    NJ             08810            1957, 1997
 2-b       San Leandro                        CA             94577            1959-1988
 2-c       Forest Park                        GA             30297            1986-1987
----------------------------------------------------------------------------------------------
 2-d       Forest Park                        GA             30297            1997-1999
 2-e       Jamaica                            NY             11434            1987-1989
 2-f       City of Industry                   CA             91748            1976-1979
 2-g       San Leandro                        CA             94577            1952-1998
 2-h       Carson                             CA             90810               1974
----------------------------------------------------------------------------------------------
 2-i       Itasca                             IL             60143            1981-1982
 2-j       Addison                            IL             60101               1991
 2-k       Santa Fe Springs                   CA             90670               1989
 2-l       Fremont                            CA             94538               1982
 2-m       Elk Grove Village                  IL             60007            1971-1980
----------------------------------------------------------------------------------------------
 2-n       Elk Grove Village                  IL             60007               1981
 2-o       Oakland                            CA             94621               1978
 2-p       Norwalk                            CA             90650               1975
 2-q       Wheeling                           IL             60090               1981
 2-r       Wood Dale                          IL             60191               1981
----------------------------------------------------------------------------------------------
 2-s       Richardson                         TX             75081               1999
 2-t       Northbrook                         IL             60062               1974
  3        Washington                         DC             20005               1969
  4        Orlando                            FL             32821               1984
  5        Cherry Hill                        NJ             08002               2006
----------------------------------------------------------------------------------------------
  6        Universal City                     CA             91608            1969, 1978
  7        West Allis                         WI             53214         1905, 1920, 1940
  8        Plainsboro                         NJ             08536               1992
  9        Plainsboro                         NJ             08536               1992
 10        Plainsboro                         NJ             08536               1992
----------------------------------------------------------------------------------------------
 11        Easton                             PA             18045               1995
 12        Fresh Meadows                      NY             11366               1950
 13        San Antonio                        TX             78230               1983
 14        West Windsor                       NJ             08540               1985
 15        Windsor                            VA             23487            2001, 2005
----------------------------------------------------------------------------------------------
 16        Hazelton                           PA             18201               1972
 17        Louisville                         KY            Various            Various
17-a       Louisville                         KY             40205            1990, 1996
17-b       Louisville                         KY             40207               1988
 18        Oklahoma City                      OK             73139               2006
----------------------------------------------------------------------------------------------
 19        Akron                              OH             44333            1989, 1990
 20        Neptune                            NJ             07754               2005
 21        Exton                              PA             19341               1990
 22        Glendale                           AZ             85307            1984, 2003
 23        Sammamish                          WA             98074               2000
----------------------------------------------------------------------------------------------
 24        Houston                            TX             77077               1999
 25        Charlotte                          NC             28211               1984
 26        Dallas                             TX             75230               1979
 27        Aiken                              SC             29803               1989
 28        Sterling                           VA             20164               1979
----------------------------------------------------------------------------------------------
 29        Bedford                            TX             76022               1985
 30        Bronx                              NY            Various            Various
30-a       Bronx                              NY             10462               1927
30-b       Bronx                              NY             10462               1928
30-c       Bronx                              NY             10462               1927
----------------------------------------------------------------------------------------------
30-d       Bronx                              NY             10467               1931
 31        Country Club Hills                 IL             60478               2006
 32        Wexford                            PA             15090               1972
 33        Marple Township                    PA             19008               1974
 34        Edina                              MN             55439            1979-1980
----------------------------------------------------------------------------------------------
 35        New Kensington                     PA             15069               1963
 36        North Versailles                   PA             15137               1965
 37        Rochester                          PA             15074               1960
 38        San Diego                          CA             92108            1975-1981
 39        Hamburg                            NY             14075               1980
----------------------------------------------------------------------------------------------
 40        Baldwin Park                       CA             91706               1997
 41        Tucson                             AZ             85750               1994
 42        Brooklyn                           NY             11201               1974
 43        Various                            PA            Various            Various
43-a       Scranton                           PA             18509               1986
----------------------------------------------------------------------------------------------
43-b       Pittston                           PA             18640               1994
43-c       Scranton                           PA             18504               1984
 44        San Antonio                        TX             78216               1996
 45        Louisville                         KY             40229               2007
 46        Falls Church                       VA             22042               1972
----------------------------------------------------------------------------------------------
 47        Tucson                             AZ             85715               1974
 48        Various                            FL            Various              1984
48-a       Clearwater                         FL             33761               1984
48-b       Deltona                            FL             32725               1984
 49        Duluth                             GA             30097               2006
----------------------------------------------------------------------------------------------
 50        Louisville                         KY             40220               1973
 51        Oak Creek                          WI             53154            1974-1979
 52        Sandy                              UT             84094               2005
 53        Exton                              PA             19341               1986
 54        West Warwick                       RI             02893               1983
----------------------------------------------------------------------------------------------
 55        New York                           NY             10010               1901
 56        Scottsdale                         AZ             85257               2007
 57        Various                            NJ            Various            Various
57-a       Marlton                            NJ             08053               1972
57-b       Stratford                          NJ             08084               1971
----------------------------------------------------------------------------------------------
57-c       Cherry Hill                        NJ             08034               1982
57-d       Pennsauken                         NJ             08109               1967
57-e       Cherry Hill                        NJ             08002               1975
 58        Long Grove                         IL             60047            1887-1980
 59        Louisville                         KY             40258               1991
----------------------------------------------------------------------------------------------
 60        Midvale                            UT             84047               1996
 61        Lawrenceville                      GA             30045               1985
 62        Cottonwood Heights                 UT             84121            1981, 2000
 63        Clackamas                          OR             97015               1994
 64        Novato                             CA             94949               1999
----------------------------------------------------------------------------------------------
 65        Brooklyn Park                      MN             55455               1986
 66        Various                         Various          Various            Various
66-a       Mansfield                          TX             76063            2004-2006
66-b       Lebanon                            IN             46052               1988
66-c       Waxahachie                         TX             75165               1989
----------------------------------------------------------------------------------------------
 67        Rockville                          MD             20852               1963
 68        Glendale                           NY             11385               1949
 69        Fremont                            CA             94538               1990
 70        Washington                         DC             20020               1945
 71        Hapeville                          GA             30354               1972
----------------------------------------------------------------------------------------------
 72        Bremen                             GA             30110               2005
 73        Webster                            TX             77598               2000
 74        Chantilly                          VA             20151               2003
 75        Owings Mills                       MD             21117               1988
 76        Atlanta                            GA             30345               1970
----------------------------------------------------------------------------------------------
 77        West Palm Beach                    FL             33409               1989
 78        Washington                         DC             20009               1922
 79        Charlotte                          NC             28273               2004
 80        Minnetonka                         MN             55343               1984
 81        Danvers                            MA             01923               1999
----------------------------------------------------------------------------------------------
 82        Independence                       OH             44131               1997
 83        Simi Valley                        CA             91311               1989
 84        San Diego                          CA             92101               1968
 85        Oxford                             FL             34484               2006
 86        Washington                         DC             20002               1927
----------------------------------------------------------------------------------------------
 87        Charleston                         SC             29407               2006
 88        Boonton                            NJ             07005            1970, 1999
 89        North Richland Hills               TX             76180               1992
 90        Copiague                           NY             11726               2000
 91        Riverside                          CA             92503               2006
----------------------------------------------------------------------------------------------
 92        Santa Rosa                         CA             95404               1984
 93        Hemet                              CA             92544               1967
 94        Minneapolis                        MN             55406               1970
 95        Bronx                              NY             10456               1936
 96        Rehoboth Beach                     DE             19971               1996
----------------------------------------------------------------------------------------------
 97        Virginia Beach                     VA             23455               2003
 98        Montgomery                         AL             36117               1997
 99        Colorado Springs                   CO            Various            Various
99-a       Colorado Springs                   CO             80922            2003-2004
99-b       Colorado Springs                   CO             80920               1997
----------------------------------------------------------------------------------------------
 100       Seattle                            WA             98103         1902-1909, 2001
 101       Big Lake                           MN             55309               2005
 102       Islandia                           NY             11749               2001
 103       Totowa                             NJ             07512               1965
 104       Mason                              OH             45040               1988
----------------------------------------------------------------------------------------------
 105       Baton Rouge                        LA             70816               1998
 106       Vienna                             VA             22182               1973
 107       Hastings                           NE             68901         1890, 1961, 1982
 108       Bronx                              NY             10451               1936
 109       Pittsburgh                         PA             15222               1934
----------------------------------------------------------------------------------------------
 110       Bronx                              NY             10452               1937
 111       Buffalo                            NY             14203               1906
 112       Sioux Falls                        SD             57104         1988, 1991, 1993
 113       Omaha                              NE             68127               1996
 114       Chesapeake                         VA             23321               2000
----------------------------------------------------------------------------------------------
 115       Clifton                            NJ             07014
 116       Eden Prairie                       MN             55344               1979
 117       Beaumont                           CA             92223            1990, 2006
 118       Baltimore                          MD             21244               1990
 119       Seldon                             NY             11784               2006
----------------------------------------------------------------------------------------------
 120       Evesham Township                   NJ             08053               2002
 121       Houston                            TX             77081               1983
 122       Bronx                              NY             10455               1938
 123       Bolingbrook                        IL             60440               2006
 124       Sylmar                             CA             91342               1980
----------------------------------------------------------------------------------------------
 125       Red Wing                           MN             55066       1973, 1979, 1996-1999
 126       Eugene                             OR             97401            1995-1996
 127       Bronx                              NY             10456               1941
 128       Shalimar                           FL             32579               2006
 129       Reno                               NV             89501               1973
----------------------------------------------------------------------------------------------
 130       Various                            MA            Various            Various
130-a      Hyannis                            MA             02601               1977
130-b      Orleans                            MA             02653               1979
 131       Snellville                         GA             30078               2006
 132       Oxnard                             CA             93036            1999, 2006
----------------------------------------------------------------------------------------------
 133       Hacienda Heights                   CA             91745            2003-2004
 134       Cincinnati                         OH             45040               2006
 135       Cincinnati                         OH             45231               1993
 136       Los Angeles                        CA             90007               1931
 137       Baltimore                          MD             21218               1998
----------------------------------------------------------------------------------------------
 138       Freeport                           IL             61032               1984
 139       Bronx                              NY             10468               1924
 140       Northvale                          NJ             07647            1976, 1979
 141       Las Vegas                          NV             89130               2004
 142       Keokuk                             IA             52632               2000
----------------------------------------------------------------------------------------------
 143       West Haven                         CT             06516               1926
 144       St Peter                           MN             56082               1973
 145       Various                            AL            Various            Various
145-a      Madison                            AL             35758               2006
145-b      Leeds                              AL             35094               2006
----------------------------------------------------------------------------------------------
145-c      Talledega                          AL             35160               1999
145-d      Moundville                         AL             35474               1999
 146       Fort Lauderdale                    FL             33316               2006
 147       Bowling Green                      KY             42103               1973
 148       Lumberton                          NC             28358               1992
----------------------------------------------------------------------------------------------
 149       Los Angeles                        CA             90016               1985
 150       Los Angeles                        CA             90007               1963
 151       Fort Wayne                         IN             46835               1984
 152       Bronx                              NY             10453               1937
 153       Birmingham                         AL             35209               1980
----------------------------------------------------------------------------------------------
 154       Bentonville                        AR             72712               2005
 155       Dallas                             GA             30132               2004
 156       Pendleton                          IN             46064               2005
 157       Jennings                           MO             63136               1965
 158       Pleasanton                         CA             94566               1990
----------------------------------------------------------------------------------------------
 159       Waynesburg                         PA             15370               2006
 160       Miami                              FL             33176               1962
 161       Valley Stream                      NY             11581               1986
 162       Santa Ana                          CA             92707               1973
 163       Shelton                            CT             06484               1992
----------------------------------------------------------------------------------------------
 164       LaPorte                            IN             46350               1955
 165       Ridgecrest                         CA             93555               1987
 166       Ann Arbor                          MI             48104               1942
 167       Mankato                            MN             56001         1996, 1999, 2005
 168       Various                            TX            Various            Various
----------------------------------------------------------------------------------------------
168-a      Houston                            TX             77053               2006
168-b      Katy                               TX             77493               2005
168-c      Edcouch                            TX             78538               2006
168-d      San Antonio                        TX             78263               2006
 169       Napa                               CA             94558               2004
----------------------------------------------------------------------------------------------
 170       Nashville                          TN             37211            2002, 2006
 171       Monticello                         NY             12701               1997
 172       Compton                            CA             90220               2006
 173       San Francisco                      CA             94131               1966
 174       San Antonio                        TX             78248               2006
----------------------------------------------------------------------------------------------
 175       Fort Wayne                         IN             46804               1987
 176       Various                            TX            Various            Various
176-a      Converse                           TX             78109               2006
176-b      Harlingen                          TX             78552               2006
176-c      Rio Grande City                    TX             78582               2006
----------------------------------------------------------------------------------------------
176-d      Hico                               TX             76457               2005
 177       Los Angeles                        CA             90007            1954, 1958
 178       Walpole                            MA             02081               2002
 179       Hampton                            VA             23661         1963, 1969, 1974
 180       Traverse City                      MI             49686               2000
----------------------------------------------------------------------------------------------
 181       Citrus Heights                     CA             95610               1988
 182       Winder                             GA             30680            1974, 2006
 183       Acworth                            GA             30102               2002
 184       Orem                               UT             84058               1999
 185       Cranbury                           NJ             08512               1998
----------------------------------------------------------------------------------------------
 186       Houston                            TX             77077               2000
 187       Jersey City                        NJ             07306               1924
 188       Potsdam                            NY             13676               2006
 189       Eagan                              MN             55123               1994
 190       San Antonio                        TX            Various              2005
----------------------------------------------------------------------------------------------
190-a      San Antonio                        TX             78245               2005
190-b      San Antonio                        TX             78250               2005
190-c      San Antonio                        TX             78221               2005
 191       Mount Vernon                       NY             10550               1928
 192       Tehachapi                          CA             93561               2003
----------------------------------------------------------------------------------------------
 193       Sugar Land                         TX             77478               2000
 194       Indianapolis                       IN             46203               1999
 195       Various                            TX            Various              2006
195-a      Rio Hondo                          TX             78583               2006
195-b      Penitas                            TX             78576               2006
----------------------------------------------------------------------------------------------
195-c      Bishop                             TX             78343               2006
 196       Duluth                             GA             30096               1991
 197       Scottsdale                         AZ             85255               2001
 198       Minot                              ND             58703               2000
 199       San Luis Obispo                    CA             93401               1991
----------------------------------------------------------------------------------------------
 200       Northglenn                         CO             80233               2006
 201       Lehi                               UT             84043               2006
 202       Aurora                             CO             80014               2006
 203       Humble                             TX             77396               2005
 204       Various                            NC            Various            Various
----------------------------------------------------------------------------------------------
204-a      Raleigh                            NC             27610               1973
204-b      Greensboro                         NC             27406               1972
 205       Various                         Various          Various            Various
205-a      Theodore                           AL             36582               1986
205-b      Augusta                            GA             30909               1974
----------------------------------------------------------------------------------------------
 206       Shelton                            CT             06484               1979

                                                          CUT-OFF DATE
                                           UNITS           BALANCE PER    PREPAYMENT
           YEAR            NET RENTABLE     OF            NET RENTABLE    PROVISIONS
 ID     RENOVATED      AREA OR UNITS (7)  MEASURE  AREA OR UNITS ($)(7)   (# OF PAYMENTS) (8)
------------------------------------------------------------------------------------------------------------------------------------

  1        NAP                1,431,510    Sq Ft                241.00    LO(26)/Defeasance(90)/Open(4)
  2      Various              6,456,817    Sq Ft                 30.98    LO(23)/GRTR1% or YM(31)/Open(6)
 2-a       NAP                1,205,623    Sq Ft
 2-b       1988                 696,025    Sq Ft
 2-c       NAP                  780,675    Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
 2-d       NAP                  566,055    Sq Ft
 2-e       NAP                  229,174    Sq Ft
 2-f       NAP                  459,395    Sq Ft
 2-g       NAP                  371,064    Sq Ft
 2-h       NAP                  300,636    Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
 2-i       NAP                  396,326    Sq Ft
 2-j       NAP                  346,233    Sq Ft
 2-k       NAP                  212,957    Sq Ft
 2-l       NAP                  199,862    Sq Ft
 2-m       NAP                  214,229    Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
 2-n       NAP                  119,590    Sq Ft
 2-o       NAP                   33,411    Sq Ft
 2-p       NAP                   60,000    Sq Ft
 2-q       NAP                   82,000    Sq Ft
 2-r       NAP                   89,718    Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
 2-s       NAP                   25,600    Sq Ft
 2-t       NAP                   68,244    Sq Ft
  3        2004                 306,563    Sq Ft                326.20    LO(28)/Defeasance(89)/Open(3)
  4     2006-2007                   778    Rooms            113,110.54    LO(36)/YM(8)/ Defeasance(85)/Open(3)
  5        NAP                  511,306    Sq Ft                172.11    LO(25)/Defeasance(91)/Open(4)
------------------------------------------------------------------------------------------------------------------------------------
  6        2007                     436    Rooms            192,660.55    LO(23)/GRTR1% or YM(33)/Open(4)
  7        2003                 647,344    Sq Ft                119.72    LO(24)/Defeasance(92)/Open(4)
  8        NAP                  231,108    Sq Ft                262.65    GRTR1% or YM(25)/Defeasance or GRTR1% or YM (93)/Open(2)
  9        NAP                  224,572    Sq Ft                263.39    GRTR1% or YM(25)/Defeasance or GRTR1% or YM (117)/Open(2)
 10        NAP                  201,728    Sq Ft                263.47    GRTR1% or YM(25)/Defeasance or GRTR1% or YM (93)/Open(2)
------------------------------------------------------------------------------------------------------------------------------------
 11        2002                 535,276    Sq Ft                 98.83    LO(26)/Defeasance(91)/Open(3)
 12     2005-2007               112,136    Sq Ft                425.82    LO(26)/Defeasance(93)/Open(1)
 13        NAP                  379,261    Sq Ft                114.70    LO(26)/GRTR1% or YM(54)/Open(4)
 14        NAP                  215,143    Sq Ft                185.92    GRTR1% or YM(25)/Defeasance or GRTR1% or YM (93)/Open(2)
 15        NAP                1,000,000    Sq Ft                 38.00    LO(35)/ GRTR3% or YM(83)/Open(2)
------------------------------------------------------------------------------------------------------------------------------------
 16     1987, 1994              562,013    Sq Ft                 67.08    LO(26)/Defeasance(93)/Open(1)
 17        2005                 321,325    Sq Ft                104.26    LO(25)/Defeasance(92)/Open(3)
17-a       2005                 195,361    Sq Ft
17-b       2005                 125,964    Sq Ft
 18        NAP                  241,383    Sq Ft                128.43    LO(27)/GRTR1% or YM(91)/Open(2)
------------------------------------------------------------------------------------------------------------------------------------
 19        2004                 233,893    Sq Ft                128.26    LO(25)/Defeasance(91)/Open(4)
 20        NAP                      192    Units            151,041.67    LO(25)/Defeasance(93)/Open(2)
 21        NAP                      324    Units             84,756.16    LO(25)/Defeasance(93)/Open(2)
 22        NAP                      532    Units             48,668.38    LO(35)/Defeasance(81)/Open(4)
 23        NAP                  130,116    Sq Ft                192.14    LO(27)/Defeasance(91)/Open(2)
------------------------------------------------------------------------------------------------------------------------------------
 24        NAP                  149,654    Sq Ft                149.68    LO(32)/Defeasance(84)/Open(4)
 25        2006                     192    Rooms            114,583.33    LO(26)/Flex(90)/Open(4)
 26        2004                 237,716    Sq Ft                 90.44    LO(24)/Defeasance(94)/Open(2)
 27        NAP                  287,908    Sq Ft                 72.94    LO(24),Defeasance(95)/Open(1)
 28     2003-2006                   192    Units            104,687.50    GRTR1% or YM(118)/Open(2)
------------------------------------------------------------------------------------------------------------------------------------
 29        NAP                  194,624    Sq Ft                 99.17    LO(27)/Defeasance(91)/Open(2)
 30        NAP                      337    Units             56,379.82    LO(25)/GRTR1% or YM(94)/Open(1)
30-a       NAP                      127    Units
30-b       NAP                       81    Units
30-c       NAP                       78    Units
------------------------------------------------------------------------------------------------------------------------------------
30-d       NAP                       51    Units
 31        NAP                  149,560    Sq Ft                127.04    LO(25)/Defeasance(93)/Open(2)
 32        2000                 223,335    Sq Ft                 59.34    LO(24)/Defeasance(92)/Open(4)
 33        2005                  94,500    Sq Ft                 59.34    LO(24)/Defeasance(92)/Open(4)
 34        NAP                  218,409    Sq Ft                 81.13    LO(34)/Flex(22)/Open(4)
------------------------------------------------------------------------------------------------------------------------------------
 35        1997                 140,369    Sq Ft                 47.52    LO(24)/Defeasance(92)/Open(4)
 36        1986                 110,800    Sq Ft                 47.52    LO(24)/Defeasance(92)/Open(4)
 37        NAP                  121,550    Sq Ft                 47.52    LO(24)/Defeasance(92)/Open(4)
 38        NAP                      280    Rooms             62,500.00    LO(35)/Defeasance(81)/Open(4)
 39        NAP                      425    Pads              40,470.59    LO(35)/Defeasance(81)/Open(4)
------------------------------------------------------------------------------------------------------------------------------------
 40        NAP                   98,158    Sq Ft                172.17    LO(26)/Defeasance(92)/Open(2)
 41        NAP                  110,096    Sq Ft                152.59    LO(26)/Defeasance(92)/Open(2)
 42        2004                  37,656    Sq Ft                444.82    GRTR3% or YM(23)/GRTR1% or YM(96)/Open(1)
 43      Various                329,288    Sq Ft                 49.20    LO(27)/Defeasance(92)/Open(1)
43-a       2004                 191,755    Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
43-b       NAP                   79,498    Sq Ft
43-c       NAP                   58,035    Sq Ft
 44        NAP                  126,415    Sq Ft                127.36    LO(35)/Defeasance(81)/Open(4)
 45        NAP                  500,000    Sq Ft                 32.00    LO(60)/GRTR1% or YM(58)/Open(2)
 46        2003                 137,813    Sq Ft                109.93    LO(35)/Defeasance(83)/Open(2)
------------------------------------------------------------------------------------------------------------------------------------
 47     1984, 1994               98,937    Sq Ft                153.08    LO(26)/Defeasance(92)/Open(2)
 48      Various                166,130    Sq Ft                 86.08    LO(35)/Defeasance(82)/Open(3)
48-a       2003                  85,563    Sq Ft
48-b       NAP                   80,567    Sq Ft
 49        NAP                   78,025    Sq Ft                182.76    LO(25)/Flex(91)/Open(4)
------------------------------------------------------------------------------------------------------------------------------------
 50     2003-2006                   228    Units             61,491.23    LO(26)/Defeasance(92)/Open(2)
 51        NAP                      321    Units             42,056.07    LO(25)/Flex(91)/Open(4)
 52        NAP                   89,754    Sq Ft                147.98    LO(26)/Defeasance(91)/Open(3)
 53        NAP                      192    Units             67,092.20    LO(25)/Defeasance(93)/Open(2)
 54        NAP                      157    Units             76,852.24    LO(26)/Defeasance(92)/Open(1)
------------------------------------------------------------------------------------------------------------------------------------
 55        1988                  78,300    Sq Ft                153.26    LO(26)/Defeasance(92)/Open(2)
 56        NAP                  170,393    Sq Ft                 70.35    GRTR1% or YM(118)/Open(2)
 57        NAP                  106,972    Sq Ft                104.23    LO(26)/Defeasance(93)/Open(1)
57-a       NAP                   14,997    Sq Ft
57-b       NAP                   31,500    Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
57-c       NAP                   16,250    Sq Ft
57-d       NAP                   34,725    Sq Ft
57-e       NAP                    9,500    Sq Ft
 58        NAP                   47,544    Sq Ft                233.47    LO(25)/Defeasance(93)/Open(2)
 59        NAP                  309,791    Sq Ft                 35.51    LO(60)/GRTR1% or YM(49)/Open(5)
------------------------------------------------------------------------------------------------------------------------------------
 60        NAP                  102,713    Sq Ft                106.90    LO(26)/Defeasance(91)/Open(3)
 61        NAP                   81,627    Sq Ft                131.08    LO(24)/Defeasance(34)/Open(2)
 62        NAP                   81,425    Sq Ft                128.34    LO(23)/GRTR1% or YM(60)/Open(37)
 63        NAP                   35,650    Sq Ft                287.52    LO(26)/Defeasance(93)/Open(1)
 64        NAP                      136    Rooms             73,529.41    LO(26)/Flex(90)/Open(4)
------------------------------------------------------------------------------------------------------------------------------------
 65     2005, 2006              137,109    Sq Ft                 72.93    LO(14)/GRTR1% or YM(68)/Open(2)
 66      Various                156,952    Sq Ft                 63.71    LO(24)/GRTR1% or YM(152)/Open(4)
66-a       NAP                   47,263    Sq Ft
66-b       1998                  60,370    Sq Ft
66-c       NAP                   49,319    Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
 67        2002                  42,366    Sq Ft                236.04    LO(26)/Defeasance(93)/Open(1)
 68        1997                 118,066    Sq Ft                 84.45    LO(27)/Defeasance(91)/Open(2)
 69        2006                 117,504    Sq Ft                 77.87    LO(25)/Defeasance(69)/Open(2)
 70        1995                  84,693    Sq Ft                106.12    LO(25)/Defeasance(91)/Open(4)
 71        2006                     146    Rooms             43,557.32    LO(35)/Defeasance(83)/Open(2)
------------------------------------------------------------------------------------------------------------------------------------
 72        NAP                       60    Rooms             43,557.32    LO(35)/Defeasance(83)/Open(2)
 73        NAP                      108    Rooms             82,971.59    LO(27)/Defeasance(89)/Open(4)
 74        2006                  63,389    Sq Ft                141.06    LO(31)/Defeasance(88)/Open(1)
 75        NAP                   57,081    Sq Ft                152.93    LO(26)/Defeasance(92)/Open(2)
 76  2000, 2005, 2006               236    Units             35,593.22    LO(27)/Defeasance(89)/Open(4)
------------------------------------------------------------------------------------------------------------------------------------
 77        NAP                   61,830    Sq Ft                129.39    LO(24)/Defeasance(94)/Open(2)
 78        2006                  21,812    Sq Ft                366.77    LO(26)/Defeasance(91)/Open(3)
 79        NAP                   60,687    Sq Ft                128.86    LO(26)/Defeasance(90)/Open(4)
 80        2006                  70,883    Sq Ft                110.04    LO(27)/Defeasance(31)/Open(2)
 81        NAP                   44,784    Sq Ft                169.70    LO(24)/Defeasance(93)/Open(3)
------------------------------------------------------------------------------------------------------------------------------------
 82        NAP                      103    Rooms             72,715.83    LO(26)/Defeasance(92)/Open(2)
 83        NAP                   82,237    Sq Ft                 91.01    GRTR1% or YM(116)/Open(4)
 84        NAP                      102    Rooms             73,291.56    LO(35)/Defeasance(81)/Open(4)
 85        NAP                   29,600    Sq Ft                250.00    LO(27)/GRTR1% or YM(92)/Open(1)
 86     2001-2006                   121    Units             60,950.41    LO(27)/GRTR1% or YM(91)/Open(2)
------------------------------------------------------------------------------------------------------------------------------------
 87        NAP                   50,076    Sq Ft                146.78    LO(25)/Defeasance(140)/Open(3)
 88        NAP                   40,439    Sq Ft                179.28    LO(27)/Defeasance(91)/Open(2)
 89        NAP                  137,222    Sq Ft                 52.40    LO(25)/Defeasance(94)/Open(1)
 90        2002                  18,283    Sq Ft                392.17    LO(26)/Defeasance(92)/Open(2)
 91        NAP                   18,585    Sq Ft                383.10    LO(24)/Defeasance or GRTR1% or YM(89)/Open(7)
------------------------------------------------------------------------------------------------------------------------------------
 92     2006-2007                36,420    Sq Ft                192.20    LO(11)/GRTR3% or YM(24)/GRTR1% or YM(84)/Open(1)
 93     2004-2006               102,939    Sq Ft                 67.03    LO(26)/Defeasance(91)/Open(3)
 94        NAP                  164,842    Sq Ft                 41.20    LO(25)/Defeasance(93)/Open(2)
 95        NAP                       79    Units             84,810.13    GRTR2% or YM(59)/Open(1)
 96        1997                      97    Rooms             68,868.19    LO(35)/Defeasance(83)/Open(2)
------------------------------------------------------------------------------------------------------------------------------------
 97        NAP                      101    Rooms             65,841.58    LO(25)/Defeasance(93)/Open(2)
 98        NAP                      184    Units             35,326.09    LO(35)/Defeasance(81)/Open(4)
 99        NAP                   57,163    Sq Ft                111.71    LO(27)/GRTR1% or YM(91)/Open(2)
99-a       NAP                   36,663    Sq Ft
99-b       NAP                   20,500    Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
 100       NAP                   41,087    Sq Ft                152.87    LO(35)/Defeasance(81)/Open(4)
 101       NAP                   67,858    Sq Ft                 92.10    LO(14)/GRTR1% or YM(68)/Open(2)
 102       NAP                   17,568    Sq Ft                354.62    LO(26)/Defeasance(92)/Open(2)
 103       NAP                   21,429    Sq Ft                289.33    LO(24)/Defeasance or GRTR1% or YM(92)/Open(4)
 104       2003                  85,083    Sq Ft                 72.87    LO(27)/GRTR1% or YM(92)/Open(1)
------------------------------------------------------------------------------------------------------------------------------------
 105       NAP                      120    Units             51,598.36    LO(26)/Defeasance(92)/Open(2)
 106    1992, 2004               19,260    Sq Ft                311.10    GRTR1% or YM(58)/Open(2)
 107       2001                 100,732    Sq Ft                 59.43    LO(35)/Defeasance(81)/Open(4)
 108       NAP                       84    Units             69,642.86    GRTR2% or YM(59)/Open(1)
 109 1967, 1969, 1992           158,000    Sq Ft                 36.27    LO(25)/GRTR1% or YM(151)/Open(4)
------------------------------------------------------------------------------------------------------------------------------------
 110       NAP                       78    Units             73,076.92    GRTR2% or YM(59)/Open(1)
 111       2003                      68    Units             83,823.53    LO(27)/Defeasance(92)/Open(1)
 112       NAP                      182    Units             31,220.76    LO(35)/Defeasance(81)/Open(4)
 113       NAP                       78    Rooms             70,418.69    LO(25)/Defeasance(94)/Open(1)
 114       2006                      83    Rooms             64,578.31    LO(35)/Defeasance(83)/Open(2)
------------------------------------------------------------------------------------------------------------------------------------
 115       NAP                  140,843    Sq Ft                 37.63    LO(27)/Defeasance(91)/Open(2)
 116       2001                  90,300    Sq Ft                 58.47    LO(28)/Defeasance(90)/Open(2)
 117       NAP                  101,037    Sq Ft                 51.87    LO(25)/Flex(55)/Open(4)
 118       NAP                   32,672    Sq Ft                155.73    LO(26)/Defeasance(90)/Open(4)
 119       NAP                   14,813    Sq Ft                337.54    LO(24)/GRTR1% or YM(214)/Open(2)
------------------------------------------------------------------------------------------------------------------------------------
 120       NAP                   23,587    Sq Ft                211.98    LO(26)/Defeasance(92)/Open(2)
 121    2000-2005                   122    Units             40,983.61    LO(27)/Defeasance(89)/Open(4)
 122       NAP                      106    Units             46,226.42    GRTR2% or YM(59)/Open(1)
 123       NAP                   11,417    Sq Ft                420.43    LO(26)/GRTR1% or YM(92)/Open(2)
 124       NAP                   46,425    Sq Ft                102.13    LO(35)/Flex(45)/Open(4)
------------------------------------------------------------------------------------------------------------------------------------
 125       NAP                      168     Pads             27,380.95    LO(35)/Defeasance(81)/Open(4)
 126    2005-2006                76,345    Sq Ft                 58.94    LO(27)/Defeasance(90)/Open(3)
 127       NAP                       79    Units             56,962.03    GRTR2% or YM(59)/Open(1)
 128       NAP                       92    Rooms             48,845.14    LO(25)/Defeasance(93)/Open(2)
 129       2005                  31,483    Sq Ft                139.45    LO(35)/Defeasance(81)/Open(4)
------------------------------------------------------------------------------------------------------------------------------------
 130       NAP                    5,806    Sq Ft                740.61    LO(47) GRTR1% or YM(72)/Open(1)
130-a      NAP                    3,151    Sq Ft
130-b      NAP                    2,655    Sq Ft
 131       NAP                   14,820    Sq Ft                283.40    LO(25)/Defeasance(94)/Open(1)
 132       NAP                   74,825    Sq Ft                 55.38    LO(35)/Defeasance(81)/Open(4)
------------------------------------------------------------------------------------------------------------------------------------
 133       NAP                   19,380    Sq Ft                211.56    LO(26)/Defeasance(92)/Open(2)
 134       NAP                   20,150    Sq Ft                201.99    LO(26)/Defeasance (90)/Open(4)
 135       NAP                      108    Units             37,037.04    LO(25)/Defeasance(91)/Open(4)
 136       2004                      20    Units            199,724.71    LO(25)/GRTR1% or YM(91)/Open(4)
 137       NAP                   38,844    Sq Ft                102.74    LO(26)/Defeasance(90)/Open(4)
------------------------------------------------------------------------------------------------------------------------------------
 138       1991                  71,345    Sq Ft                 53.82    LO(27)/Defeasance(91)/Open(2)
 139       NAP                       53    Units             71,698.11    GRTR2% or YM(59)/Open(1)
 140       2005                  73,640    Sq Ft                 51.49    LO(24)/GRTR1% or YM(92)/Open(4)
 141       NAP                   61,250    Sq Ft                 61.90    LO(27)/Defeasance(91)/Open(2)
 142       NAP                   14,490    Sq Ft                258.80    LO(35)/Defeasance(81)/Open(4)
------------------------------------------------------------------------------------------------------------------------------------
 143       1987                      57    Units             63,157.89    LO(26)/GRTR1% or YM(91)/Open(3)
 144       NAP                      180     Pads             19,888.89    LO(35)/Defeasance(81)/Open(4)
 145       NAP                   51,355    Sq Ft                 68.98    LO(25)/Flex(91)/Open(4)
145-a      NAP                   24,341    Sq Ft
145-b      NAP                    9,014    Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
145-c      NAP                   10,000    Sq Ft
145-d      NAP                    8,000    Sq Ft
 146       NAP                    9,063    Sq Ft                385.66    LO(26)/Defeasance(90)/Open(4)
 147       2003                     213    Pads              16,296.65    LO(35)/Defeasance(81)/Open(4)
 148       NAP                   42,854    Sq Ft                 79.34    LO(35)/Defeasance(83)/Open(2)
------------------------------------------------------------------------------------------------------------------------------------
 149       NAP                   17,174    Sq Ft                197.72    LO(35)/Flex(45)/Open(4)
 150       2003                      20    Units            169,766.00    LO(25)/GRTR1% or YM(91)/Open(4)
 151       2006                  67,715    Sq Ft                 49.62    LO(35)/Defeasance(81)/Open(4)
 152       NAP                       55    Units             60,000.00    GRTR2% or YM(59)/Open(1)
 153       1997                  29,671    Sq Ft                110.88    LO(27)/Flex(89)/Open(4)
------------------------------------------------------------------------------------------------------------------------------------
 154       NAP                   32,781    Sq Ft                 99.14    LO(35)/Defeasance(81)/Open(4)
 155       NAP                  121,400    Sq Ft                 26.30    LO(27)/GRTR1% or YM(91)/Open(2)
 156       NAP                   20,993    Sq Ft                150.62    LO(35)/Defeasance(81)/Open(4)
 157       NAP                      128    Units             24,569.82    LO(26)/GRTR1% or YM(92)/Open(2)
 158       2003                  11,920    Sq Ft                263.66    LO(35)/Defeasance(81)/Open(4)
------------------------------------------------------------------------------------------------------------------------------------
 159       NAP                   40,000    Sq Ft                 77.50    LO(48)/GRTR1% or YM at T+0.50%(68)/Open(4)
 160 1986-1988, 2001             21,000    Sq Ft                142.86    LO(25)/GRTR1% or YM(93)/Open(2)
 161       NAP                   29,482    Sq Ft                101.62    LO(25)/Defeasance(91)/Open(4)
 162       NAP                   43,747    Sq Ft                 68.37    LO(35)/Flex(81)/Open(4)
 163       NAP                   29,700    Sq Ft                100.28    LO(26)/GRTR1% or YM(92)/Open(2)
------------------------------------------------------------------------------------------------------------------------------------
 164       NAP                      215     Pads             13,713.50    LO(35)/Defeasance(81)/Open(4)
 165       NAP                   37,978    Sq Ft                 77.46    LO(35)/Flex(81)/Open(4)
 166       1989                  11,650    Sq Ft                244.64    LO(35)/Defeasance(81)/Open(4)
 167       NAP                       80    Rooms             35,514.54    LO(35)/Defeasance(81)/Open(4)
 168       NAP                   36,056    Sq Ft                 78.33    LO(25)/Flex(91)/Open(4)
------------------------------------------------------------------------------------------------------------------------------------
168-a      NAP                    9,014    Sq Ft
168-b      NAP                    9,014    Sq Ft
168-c      NAP                    9,014    Sq Ft
168-d      NAP                    9,014    Sq Ft
 169       NAP                   36,500    Sq Ft                 75.34    LO(35)/Flex(81)/Open(4)
------------------------------------------------------------------------------------------------------------------------------------
 170       NAP                   16,800    Sq Ft                161.46    LO(27)/Defeasance(89)/Open(4)
 171       NAP                   13,500    Sq Ft                200.00    LO(26)/GRTR1% or YM(93)/Open(1)
 172       NAP                    7,525    Sq Ft                357.68    LO(35)/Defeasance(81)/Open(4)
 173    1999-2000                    28    Units             95,972.65    LO(35)/Defeasance(81)/Open(4)
 174       NAP                   15,132    Sq Ft                175.13    LO(35)/Defeasance(81)/Open(4)
------------------------------------------------------------------------------------------------------------------------------------
 175       NAP                   62,955    Sq Ft                 41.93    LO(35)/Defeasance(81)/Open(4)
 176       NAP                   36,056    Sq Ft                 73.12    LO(25)/Flex(91)/Open(4)
176-a      NAP                    9,014    Sq Ft
176-b      NAP                    9,014    Sq Ft
176-c      NAP                    9,014    Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
176-d      NAP                    9,014    Sq Ft
 177       2004                      12    Units            216,368.43    LO(25)/GRTR1% or YM(91)/Open(4)
 178       NAP                   69,700    Sq Ft                 36.94    LO(24),Defeasance(94)/Open(2)
 179       1990                  57,024    Sq Ft                 44.75    LO(27)/Defeasance(91)/Open(2)
 180       NAP                   38,500    Sq Ft                 65.25    LO(35)/Defeasance(81)/Open(4)
------------------------------------------------------------------------------------------------------------------------------------
 181       NAP                   42,354    Sq Ft                 58.89    LO(35)/Flex(81)/Open(4)
 182       2006                  18,900    Sq Ft                131.70    LO(26)/GRTR1% or YM(212)/Open(2)
 183       NAP                   64,225    Sq Ft                 38.07    LO(27)/GRTR1% or YM(91)/Open(2)
 184       NAP                   13,500    Sq Ft                179.48    LO(35)/Defeasance(83)/Open(2)
 185       NAP                   53,331    Sq Ft                 43.02    LO(25)/Defeasance(213)/Open(2)
------------------------------------------------------------------------------------------------------------------------------------
 186       NAP                   49,565    Sq Ft                 45.39    LO(35)/Flex(81)/Open(4)
 187       1999                      25    Units             88,610.11    LO(26)/Defeasance(93)/Open(1)
 188       NAP                   14,550    Sq Ft                151.20    LO(26)/GRTR1% or YM(91)/Open(3)
 189       NAP                   10,642    Sq Ft                203.28    LO(35)/Defeasance(81)/Open(4)
 190       NAP                   27,042    Sq Ft                 78.00    LO(25)/Flex(91)/Open(4)
------------------------------------------------------------------------------------------------------------------------------------
190-a      NAP                    9,014    Sq Ft
190-b      NAP                    9,014    Sq Ft
190-c      NAP                    9,014    Sq Ft
 191       NAP                       50    Units             42,000.00    GRTR2% or YM(59)/Open(1)
 192       NAP                   14,560    Sq Ft                143.92    LO(26)/GRTR1% or YM(92)/Open(2)
------------------------------------------------------------------------------------------------------------------------------------
 193       NAP                   13,194    Sq Ft                158.52    LO(35)/Defeasance(81)/Open(4)
 194       NAP                   74,264    Sq Ft                 27.13    LO(35)/Defeasance(81)/Open(4)
 195       NAP                   27,042    Sq Ft                 73.12    LO(25)/Flex(91)/Open(4)
195-a      NAP                    9,014    Sq Ft
195-b      NAP                    9,014    Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
195-c      NAP                    9,014    Sq Ft
 196       NAP                   42,088    Sq Ft                 42.58    LO(35)/Defeasance(83)/Open(2)
 197       NAP                    7,697    Sq Ft                220.21    LO(35)/Flex(81)/Open(4)
 198       NAP                       32    Units             50,636.84    LO(35)/Defeasance(81)/Open(4)
 199       NAP                    8,779    Sq Ft                178.31    LO(35)/Defeasance(45)/Open(4)
------------------------------------------------------------------------------------------------------------------------------------
 200       NAP                    5,174    Sq Ft                279.56    GRTR1% or YM(238)/Open(2)
 201       NAP                   19,902    Sq Ft                 59.54    LO(35)/Defeasance(81)/Open(4)
 202       NAP                    3,360    Sq Ft                318.03    LO(25)/GRTR1% or YM(93)/Open(2)
 203       NAP                    4,361    Sq Ft                228.28    LO(26)/Defeasance(212)/Open(2)
 204       NAP                    2,480    Sq Ft                341.40    LO(35)/Defeasance(81)/Open(4)
------------------------------------------------------------------------------------------------------------------------------------
204-a      NAP                    1,360    Sq Ft
204-b      NAP                    1,120    Sq Ft
 205       NAP                    3,995    Sq Ft                187.43    LO(35)/Defeasance(81)/Open(4)
205-a      NAP                    1,943    Sq Ft
205-b      NAP                    2,052    Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
 206       2001                  31,823    Sq Ft                 22.62    LO(26)/GRTR1% or YM(92)/Open(2)

                    THIRD   THIRD MOST            SECOND   SECOND MOST                        MOST RECENT
              MOST RECENT   RECENT NOI       MOST RECENT    RECENT NOI         MOST RECENT        NOI
 ID                NOI ($)     DATE               NOI ($)      DATE                 NOI ($)      DATE
-------------------------------------------------------------------------------------------------------------

  1
  2            25,941,874   12/31/2004        29,658,802    12/31/2005          29,289,960    12/31/2006
 2-a            5,091,635   12/31/2004         5,104,899    12/31/2005           4,704,709    12/31/2006
 2-b            3,823,370   12/31/2004         3,910,576    12/31/2005           3,825,659    12/31/2006
 2-c            2,562,464   12/31/2004         2,562,101    12/31/2005           2,897,159    12/31/2006
-------------------------------------------------------------------------------------------------------------
 2-d            2,274,605   12/31/2004         2,588,114    12/31/2005           2,100,684    12/31/2006
 2-e                                           1,817,426    12/31/2005           2,410,333    12/31/2006
 2-f            1,909,877   12/31/2004         2,328,745    12/31/2005           2,168,172    12/31/2006
 2-g            1,783,263   12/31/2004         1,968,835    12/31/2005           1,966,457    12/31/2006
 2-h            1,249,856   12/31/2004         1,523,971    12/31/2005           1,418,889    12/31/2006
-------------------------------------------------------------------------------------------------------------
 2-i            1,028,651   12/31/2004         1,360,951    12/31/2005           1,218,757    12/31/2006
 2-j            1,415,373   12/31/2004         1,450,990    12/31/2005           1,666,458    12/31/2006
 2-k            1,144,805   12/31/2004         1,168,329    12/31/2005           1,186,142    12/31/2006
 2-l            1,091,102   12/31/2004         1,095,330    12/31/2005           1,048,733    12/31/2006
 2-m              556,024   12/31/2004           735,645    12/31/2005             658,784    12/31/2006
-------------------------------------------------------------------------------------------------------------
 2-n              414,548   12/31/2004           397,227    12/31/2005             402,374    12/31/2006
 2-o              309,763   12/31/2004           323,108    12/31/2005             325,527    12/31/2006
 2-p              249,443   12/31/2004           304,149    12/31/2005             283,177    12/31/2006
 2-q              284,245   12/31/2004           272,369    12/31/2005             275,898    12/31/2006
 2-r              310,999   12/31/2004           298,005    12/31/2005             301,866    12/31/2006
-------------------------------------------------------------------------------------------------------------
 2-s              264,726   12/31/2004           213,688    12/31/2005             220,322    12/31/2006
 2-t              177,125   12/31/2004           234,344    12/31/2005             209,860    12/31/2006
  3                                            6,121,221    12/31/2005           7,504,055    12/31/2006
  4             8,963,091   12/31/2004         9,875,207    12/31/2005          12,070,986     8/31/2006
  5
-------------------------------------------------------------------------------------------------------------
  6             5,831,000   12/31/2004         7,123,000    12/31/2005           8,757,107    10/31/2006
  7                                              957,415    12/31/2005           4,013,143    10/31/2006
  8
  9
 10
-------------------------------------------------------------------------------------------------------------
 11             4,509,713   12/31/2004         4,587,509    12/31/2005           4,512,178    11/30/2006
 12                                                                              2,876,295    12/31/2005
 13             4,038,357   12/31/2003         4,211,823    12/31/2004           4,456,098    12/31/2005
 14
 15
-------------------------------------------------------------------------------------------------------------
 16             3,414,258   12/31/2004         3,231,221    12/31/2005           3,921,674     8/31/2006
 17             3,508,569   12/31/2004         3,554,675    12/31/2005           3,590,270     7/31/2006
17-a
17-b
 18
-------------------------------------------------------------------------------------------------------------
 19
 20                                                                              2,208,106    12/31/2005
 21             2,276,340   12/31/2003         2,269,291    12/31/2004           2,340,812    12/31/2005
 22             2,010,220   12/31/2004         2,491,621    12/31/2005           2,652,176     9/30/2006
 23             1,818,186   12/31/2004         1,907,473    12/31/2005           2,079,150    10/31/2006
-------------------------------------------------------------------------------------------------------------
 24             2,579,264   12/31/2003         2,742,565    12/31/2004           2,823,158    12/31/2005
 25                                            1,447,000    12/31/2005           1,643,322     11/3/2006
 26             1,967,687   12/31/2004         1,806,706    12/31/2005           1,865,980    12/31/2006
 27             1,801,181   12/31/2003         1,947,980    12/31/2004           1,882,919    10/31/2006
 28             1,339,023   12/31/2004         1,272,157    12/31/2005           1,582,819     9/30/2006
-------------------------------------------------------------------------------------------------------------
 29                                            1,269,465    12/31/2004           1,470,149    12/31/2005
 30
30-a
30-b
30-c
-------------------------------------------------------------------------------------------------------------
30-d
 31
 32             1,234,189   12/31/2003         1,180,375    12/31/2004           1,321,162    12/31/2005
 33               191,384   12/31/2003           315,567    12/31/2004             150,750    12/31/2005
 34             1,429,563   12/31/2004         1,601,738    12/31/2005           1,756,859    11/30/2006
-------------------------------------------------------------------------------------------------------------
 35               759,530   12/31/2003           735,016    12/31/2004             771,702    12/31/2005
 36               586,780   12/31/2003           586,780    12/31/2004             586,780    12/31/2005
 37               502,202   12/31/2003           526,113    12/31/2004             566,776    12/31/2005
 38             2,187,109   12/31/2004         2,284,650    12/31/2005           2,570,493     8/30/2006
 39             1,306,852   12/31/2004         1,405,751    12/31/2005           1,438,927    10/31/2006
-------------------------------------------------------------------------------------------------------------
 40             1,086,985   12/31/2004         1,369,487    12/31/2005           1,717,456     8/31/2006
 41                                            1,302,867    12/31/2005           1,402,717     6/30/2006
 42               725,381   12/31/2004           887,762    12/31/2005           1,117,840    10/31/2006
 43             1,218,016   12/31/2004         1,412,859    12/31/2005           1,389,352     6/30/2006
43-a
-------------------------------------------------------------------------------------------------------------
43-b
43-c
 44                                            1,224,817    12/31/2005           1,421,375    12/31/2006
 45
 46                                               30,355    12/31/2005             331,938     9/30/2006
-------------------------------------------------------------------------------------------------------------
 47                                            1,170,111    12/31/2005           1,183,512     6/30/2006
 48             1,474,780   12/31/2004         1,462,508    12/31/2005           1,533,488     6/30/2006
48-a
48-b
 49
-------------------------------------------------------------------------------------------------------------
 50               735,749   12/31/2004           844,146    12/31/2005           1,007,461    12/31/2006
 51               802,749   12/31/2004           951,807    12/31/2005           1,070,912    12/30/2006
 52
 53             1,054,109   12/31/2003           964,134    12/31/2004           1,076,375    12/31/2005
 54             1,009,889    8/31/2003         1,014,775    8/31/2004              973,315     2/28/2006
-------------------------------------------------------------------------------------------------------------
 55             1,114,475   12/31/2003         1,424,804    12/31/2004           1,466,943    12/31/2005
 56
 57             1,123,859   12/31/2004         1,039,385    12/31/2005           1,152,620     8/31/2006
57-a
57-b
-------------------------------------------------------------------------------------------------------------
57-c
57-d
57-e
 58               968,043   12/31/2003           992,587    12/31/2004             951,146    12/31/2005
 59
-------------------------------------------------------------------------------------------------------------
 60             1,235,667   12/31/2004         1,032,869    12/31/2005           1,132,911     9/30/2006
 61             1,044,285   12/31/2004         1,121,315    12/31/2005           1,173,131    12/31/2006
 62             1,062,362   12/31/2004         1,032,797    12/31/2005           1,095,187    11/30/2006
 63               864,632   12/31/2004           893,163    12/31/2005             911,234     8/31/2006
 64             1,119,901   12/31/2004         1,305,620    12/31/2005           1,474,333     11/3/2006
-------------------------------------------------------------------------------------------------------------
 65             1,009,920   12/31/2003           767,180    12/31/2004             812,918    12/31/2005
 66
66-a
66-b
66-c
-------------------------------------------------------------------------------------------------------------
 67                                              761,073    12/31/2004             849,040    12/31/2005
 68             1,753,492   12/31/2004         1,809,563    12/31/2005           1,809,231     7/31/2006
 69
 70             1,353,631   12/31/2004           786,828    12/31/2005             815,794    12/31/2006
 71               586,356   12/31/2004           887,012    12/31/2005             896,532     9/30/2006
-------------------------------------------------------------------------------------------------------------
 72                                              126,877    12/31/2005             522,623     9/30/2006
 73               901,833   12/31/2004         1,078,565    12/31/2005           1,102,427     8/31/2006
 74
 75             1,161,699   12/31/2003         1,276,538    12/31/2004           1,299,576    12/31/2005
 76                                                                                771,984    10/31/2006
-------------------------------------------------------------------------------------------------------------
 77                                              739,812    12/31/2004             926,455    12/31/2005
 78
 79                                              265,441    12/31/2005             552,994     9/30/2006
 80               145,585   12/31/2004            12,061    12/31/2005             280,432     9/30/2006
 81               486,619   12/31/2004           492,995    12/31/2005             493,025    12/31/2006
-------------------------------------------------------------------------------------------------------------
 82               607,624   12/31/2004           762,647    12/31/2005             851,117    12/31/2006
 83
 84             1,253,639   12/31/2004         1,758,801    12/31/2005           1,997,533     9/30/2006
 85
 86               374,451   12/31/2004           560,601    12/31/2005             633,303    10/31/2006
-------------------------------------------------------------------------------------------------------------
 87
 88               605,565   12/31/2004           677,122    12/31/2005             780,650    12/31/2006
 89                                                                                678,307    10/31/2006
 90                                                                                475,161    12/31/2005
 91
-------------------------------------------------------------------------------------------------------------
 92                                               40,141    12/31/2005             142,456    11/30/2006
 93               532,205   12/31/2004           587,540    12/31/2005             626,743    11/30/2006
 94               508,016   12/31/2003           553,817    12/31/2004             290,882    12/31/2005
 95               419,265   12/31/2004           464,830    12/31/2005             509,071    12/31/2006
 96               635,993   12/31/2004           694,105    12/31/2005             813,764     9/30/2006
-------------------------------------------------------------------------------------------------------------
 97               650,749   12/31/2004           648,151    12/31/2005           1,125,233    11/30/2006
 98               856,092   12/31/2004           856,246    12/31/2005             888,595     9/30/2006
 99               676,954   12/31/2004           833,219    12/31/2005             760,529    12/31/2006
99-a
99-b
-------------------------------------------------------------------------------------------------------------
 100              539,544   12/31/2004           599,531    12/31/2005             671,148     9/30/2006
 101
 102
 103              580,340   12/31/2003           634,560    12/31/2004             601,338    12/31/2005
 104                                             196,776    12/31/2005             551,459     9/30/2006
-------------------------------------------------------------------------------------------------------------
 105              750,147   12/31/2004           848,367    12/31/2005             910,178    10/25/2006
 106
 107              491,150   12/31/2004           748,793    12/31/2005             701,224     10/1/2006
 108              448,721   12/31/2004           389,918    12/31/2005             438,316    12/31/2006
 109              823,447   12/31/2003           981,945    12/31/2004           1,036,036    12/31/2005
-------------------------------------------------------------------------------------------------------------
 110              397,929   12/31/2004           410,321    12/31/2005             445,380    12/31/2006
 111                                                                               448,139    12/31/2005
 112              555,907   12/31/2004           467,858    12/31/2005             531,183    10/31/2006
 113                                             619,773    12/31/2005             741,978    10/31/2006
 114              485,953   12/31/2004           534,185    12/31/2005             671,957    12/31/2006
-------------------------------------------------------------------------------------------------------------
 115                                             403,000    12/31/2005             420,000     6/30/2006
 116              424,355   12/31/2004           431,640    12/31/2005             419,059     7/31/2006
 117              517,439   12/31/2004           515,639    12/31/2005             541,631     9/30/2006
 118              533,267   12/31/2004           549,724    12/31/2005             537,731    10/31/2006
 119
-------------------------------------------------------------------------------------------------------------
 120                                             403,656    12/31/2004             436,525    12/31/2005
 121              395,061   12/31/2004           510,382    12/31/2005             503,863     8/31/2006
 122              442,009   12/31/2004           432,190    12/31/2005             440,977     9/30/2006
 123
 124              444,077   12/31/2004           448,102    12/31/2005             468,112     9/30/2006
-------------------------------------------------------------------------------------------------------------
 125              324,083   12/31/2004           338,893    12/31/2005             376,563     9/30/2006
 126              756,906   12/31/2004           750,622    12/31/2005             771,997    12/31/2006
 127              346,018   12/31/2004           399,006    12/31/2005             376,023     9/30/2006
 128                                                                             1,046,789    11/30/2006
 129              193,964   12/31/2004           105,492    12/31/2005             179,765     9/30/2006
-------------------------------------------------------------------------------------------------------------
 130
130-a
130-b
 131                                                                               180,000    12/31/2006
 132              301,160   12/31/2004           372,702    12/31/2005             341,444    12/31/2006
-------------------------------------------------------------------------------------------------------------
 133                                             306,753    12/31/2005             385,007    12/31/2006
 134
 135              455,939   12/31/2003           435,634    12/31/2004             412,951    12/31/2005
 136                                                                               323,100    12/31/2005
 137              425,480   12/31/2004           433,002    12/31/2005             442,917    10/31/2006
-------------------------------------------------------------------------------------------------------------
 138              365,700   12/31/2004           357,229    12/31/2005             556,557    12/31/2006
 139              316,060   12/31/2004           286,512    12/31/2005             310,313     9/30/2006
 140
 141                                                                               342,094     8/31/2006
 142
-------------------------------------------------------------------------------------------------------------
 143                                                                               300,874     11/1/2006
 144              331,712   12/31/2004           325,975    12/31/2005             303,776     9/30/2006
 145
145-a
145-b
-------------------------------------------------------------------------------------------------------------
145-c
145-d
 146
 147              267,857   12/31/2004           280,298    12/31/2005             390,011     8/31/2006
 148              249,076   12/31/2004           268,496    12/31/2005             309,693    10/31/2006
-------------------------------------------------------------------------------------------------------------
 149              382,502   12/31/2004           385,423    12/31/2005             390,412    10/31/2006
 150                                                                               368,416    12/31/2005
 151              254,461   12/31/2004           294,162    12/31/2005             326,527     8/31/2006
 152              278,668   12/31/2004           306,371    12/31/2005             290,669     9/30/2006
 153
-------------------------------------------------------------------------------------------------------------
 154
 155               14,322   12/31/2004           207,686    12/31/2005             302,124     9/30/2006
 156
 157                                                                               392,038    12/31/2005
 158              336,080   12/31/2004           348,073    12/31/2005             377,086    10/31/2006
-------------------------------------------------------------------------------------------------------------
 159
 160                                             194,722    12/31/2004             158,692    12/31/2005
 161              295,390   12/31/2003           131,246    12/31/2004             132,714    12/31/2005
 162              227,321   12/31/2003           213,007    12/31/2004             227,190    12/31/2005
 163
-------------------------------------------------------------------------------------------------------------
 164              236,388   12/31/2004           269,479    12/31/2005             298,674     8/31/2006
 165              397,402   12/31/2004           408,751    12/31/2005             385,938     9/30/2006
 166              348,464   12/31/2004           297,212    12/31/2005             356,215     9/30/2006
 167              317,492   12/31/2004           358,507    12/31/2005             387,016    10/31/2006
 168
-------------------------------------------------------------------------------------------------------------
168-a
168-b
168-c
168-d
 169
-------------------------------------------------------------------------------------------------------------
 170                                                                               260,490    12/31/2005
 171
 172
 173              284,720   12/31/2004           286,517    12/31/2005             336,036     6/30/2006
 174
-------------------------------------------------------------------------------------------------------------
 175              262,440   12/31/2004           252,395    12/31/2005             264,797     8/31/2006
 176
176-a
176-b
176-c
-------------------------------------------------------------------------------------------------------------
176-d
 177                                                                               285,321    12/31/2005
 178
 179              241,096   12/31/2004           280,597    12/31/2005             283,952    10/31/2006
 180
-------------------------------------------------------------------------------------------------------------
 181              453,100   12/31/2004           426,841    12/31/2005             475,553     9/30/2006
 182
 183              176,332   12/31/2004           206,209    12/31/2005             231,081     9/30/2006
 184
 185              295,685   12/31/2003           323,100    12/31/2004             311,564    12/31/2005
-------------------------------------------------------------------------------------------------------------
 186              210,468   12/31/2004           194,833    12/31/2005             238,016     8/31/2006
 187                                                                               266,157    12/31/2005
 188
 189
 190
-------------------------------------------------------------------------------------------------------------
190-a
190-b
190-c
 191              152,438   12/31/2004           152,886    12/31/2005             197,247     9/30/2006
 192
-------------------------------------------------------------------------------------------------------------
 193              195,102   12/31/2003           222,053    12/31/2004             208,200    12/31/2005
 194              186,042   12/31/2005           217,044    10/31/2006             251,688    10/31/2006
 195
195-a
195-b
-------------------------------------------------------------------------------------------------------------
195-c
 196              335,254   12/31/2004           341,642    12/31/2005             340,391     8/31/2006
 197                                              62,513    12/31/2004              94,887    12/31/2005
 198              190,530   12/31/2004           194,232    12/31/2005             197,918     11/1/2006
 199
-------------------------------------------------------------------------------------------------------------
 200
 201
 202
 203
 204
-------------------------------------------------------------------------------------------------------------
204-a
204-b
 205
205-a
205-b
-------------------------------------------------------------------------------------------------------------
 206                                             180,585    12/31/2004             275,110    12/31/2005

                        UNDERWRITTEN         UNDERWRITTEN       UNDERWRITTEN        UNDERWRITTEN        UNDERWRITTEN
      ID                      NOI ($)              EGI ($)       EXPENSES ($)   NET CASH FLOW ($)        RESERVES ($)
---------------------------------------------------------------------------------------------------------------------

       1                  33,975,232           51,303,467         17,328,236          32,933,953           1,041,279
       2                  28,822,401           39,635,669         10,813,271          26,500,374             690,191
      2-a
      2-b
      2-c
---------------------------------------------------------------------------------------------------------------------
      2-d
      2-e
      2-f
      2-g
      2-h
---------------------------------------------------------------------------------------------------------------------
      2-i
      2-j
      2-k
      2-l
      2-m
---------------------------------------------------------------------------------------------------------------------
      2-n
      2-o
      2-p
      2-q
      2-r
---------------------------------------------------------------------------------------------------------------------
      2-s
      2-t
       3                   8,272,411           13,460,992          5,188,582           7,974,146             298,265
       4                  12,838,234           56,107,966         43,269,732          10,032,836           2,805,398
       5                   7,657,648           11,349,129          3,691,481           7,525,004             132,644
---------------------------------------------------------------------------------------------------------------------
       6                   9,031,648           38,498,034         29,466,386           7,876,706           1,133,637
       7                   6,920,845           10,244,322          3,323,477           6,109,835             811,010
       8                   4,579,669            7,261,893          2,682,224           4,302,339             277,330
       9                   4,839,052            7,458,049          2,618,997           4,794,138              44,914
      10                   4,208,856            6,557,945          2,349,089           3,966,783             242,073
---------------------------------------------------------------------------------------------------------------------
      11                   4,442,691            6,440,282          1,997,591           4,200,356             105,902
      12                   3,922,001            4,618,005            696,004           3,802,002             120,000
      13                   3,987,410            7,718,210          3,730,800           3,638,660             348,750
      14                   3,395,441            5,802,707          2,407,266           3,137,271             258,170
      15                   3,758,447            4,209,511            451,064           3,398,972             359,475
---------------------------------------------------------------------------------------------------------------------
      16                   3,389,886            5,486,183          2,096,297           3,143,583             246,303
      17                   3,473,053            5,475,437          2,002,383           3,027,791              80,329
     17-a
     17-b
      18                   2,501,083            3,301,115            800,032           2,391,458              36,215
---------------------------------------------------------------------------------------------------------------------
      19                   2,422,898            4,082,491          1,659,593           2,422,898
      20                   2,210,059            3,233,012          1,022,952           2,171,659              38,400
      21                   2,480,101            3,870,378          1,390,277           2,347,909             132,192
      22                   2,476,239            4,323,949          1,847,709           2,304,994             171,245
      23                   2,032,203            2,808,715            776,512           1,938,071              29,371
---------------------------------------------------------------------------------------------------------------------
      24                   2,210,055            4,062,588          1,852,533           2,027,472             182,583
      25                   2,761,885           11,116,080          8,354,195           2,317,242             444,643
      26                   1,905,972            3,939,087          2,033,115           1,675,725             230,247
      27                   2,225,665            3,827,027          1,601,363           2,090,231             135,434
      28                   1,638,736            2,636,093            997,358           1,585,936              52,800
---------------------------------------------------------------------------------------------------------------------
      29                   1,691,549            2,676,297            984,748           1,595,667              29,471
      30                   1,608,019            2,948,821          1,340,802           1,523,769              84,250
     30-a
     30-b
     30-c
---------------------------------------------------------------------------------------------------------------------
     30-d
      31                   1,556,373            2,540,220            983,847           1,484,164              72,209
      32                   1,372,362            2,117,409            745,047           1,331,468              40,894
      33                     330,500              600,000            269,500             330,500
      34                   1,672,931            3,717,150          2,044,219           1,393,750             279,180
---------------------------------------------------------------------------------------------------------------------
      35                     795,410            1,144,120            348,710             702,826              92,584
      36                     585,780              592,780              7,000             585,780
      37                     556,728              785,745            229,017             454,739             101,989
      38                   2,264,274            6,569,966          4,305,692           2,001,475             262,799
      39                   1,367,213            2,306,914            939,701           1,345,963              21,250
---------------------------------------------------------------------------------------------------------------------
      40                   1,407,726            2,028,847            621,120           1,321,589              18,857
      41                   1,333,649            1,820,992            487,343           1,262,050              71,600
      42                   1,431,201            1,961,692            530,491           1,368,986              62,215
      43                   1,498,132            2,502,321          1,004,189           1,333,488             164,644
     43-a
---------------------------------------------------------------------------------------------------------------------
     43-b
     43-c
      44                   1,400,146            2,035,928            635,782           1,325,770              74,376
      45                   2,226,040            2,640,256            414,216           2,076,040             150,000
      46                   1,329,064            2,010,645            681,581           1,277,128              51,936
---------------------------------------------------------------------------------------------------------------------
      47                   1,239,320            1,642,473            403,153           1,180,089              59,231
      48                   1,443,687            2,237,171            793,484           1,341,641             102,046
     48-a
     48-b
      49                   1,322,102            1,676,188            354,086           1,267,187              54,916
---------------------------------------------------------------------------------------------------------------------
      50                   1,075,261            1,836,832            761,570           1,027,381              47,880
      51                   1,140,051            2,346,596          1,206,544           1,059,801              80,250
      52                   1,136,192            1,635,846            499,654           1,106,944               6,631
      53                   1,172,367            2,137,163            964,796           1,089,807              82,560
      54                   1,096,043            1,896,094            800,051           1,053,299              42,744
---------------------------------------------------------------------------------------------------------------------
      55                   1,571,942            2,578,133          1,006,191           1,455,242             116,700
      56                     822,772              906,851             84,079             822,772
      57                   1,192,445            1,764,879            572,434           1,091,138             101,307
     57-a
     57-b
---------------------------------------------------------------------------------------------------------------------
     57-c
     57-d
     57-e
      58                     970,419            1,316,086            345,667             923,828              46,591
      59                     979,969            1,221,662            241,693             918,012              61,957
---------------------------------------------------------------------------------------------------------------------
      60                   1,338,888            2,006,753            667,865           1,182,046              25,678
      61                   1,048,152            1,608,280            560,128             924,914             123,238
      62                   1,001,120            1,501,731            500,610             878,047              24,428
      63                     890,494            1,100,695            210,202             863,400              27,094
      64                   1,519,322            4,549,536          3,030,214           1,291,845             227,477
---------------------------------------------------------------------------------------------------------------------
      65                   1,374,022            2,268,068            894,046           1,300,573              73,449
      66                   1,166,063            1,827,116            661,053           1,105,200              60,863
     66-a
     66-b
     66-c
---------------------------------------------------------------------------------------------------------------------
      67                     850,961            1,391,490            540,529             842,487               8,473
      68                   1,423,332            2,520,156          1,096,823           1,402,080              21,252
      69                     807,429            1,147,867            340,438             747,569              59,860
      70                   1,191,725            2,178,431            986,706           1,063,944             127,781
      71                     770,690            2,781,219          2,010,529             659,441             111,249
---------------------------------------------------------------------------------------------------------------------
      72                     409,859            1,219,704            809,844             361,071              48,788
      73                   1,133,775            2,992,770          1,858,995           1,014,064             119,711
      74                     825,182              850,704             25,521             816,435               8,748
      75                   1,086,115            1,645,888            559,773             981,658             104,457
      76                     776,740            1,590,000            813,260             705,940              70,800
---------------------------------------------------------------------------------------------------------------------
      77                     788,414            1,468,868            680,454             714,134              74,280
      78                     697,211              857,084            159,873             676,451              20,760
      79                     729,882            1,063,971            334,089             679,559              12,105
      80                     755,566            1,401,528            645,962             658,727              14,177
      81                     566,727              572,451              5,724             566,727
---------------------------------------------------------------------------------------------------------------------
      82                     828,391            2,220,938          1,392,547             739,554              88,838
      83                     823,720            1,081,001            257,281             772,734              50,986
      84                   1,717,318            5,396,417          3,679,099           1,501,462             215,857
      85                     667,577              848,002            180,425             662,832               4,746
      86                     653,259            1,102,411            449,153             616,959              36,300
---------------------------------------------------------------------------------------------------------------------
      87                     710,386              993,147            282,761             662,360              48,026
      88                     630,656              900,501            269,845             600,299              10,110
      89                     696,729              939,776            243,047             669,284              27,444
      90                     576,033              724,184            148,151             571,671               4,362
      91                     794,284            1,008,849            214,565             772,911              21,373
---------------------------------------------------------------------------------------------------------------------
      92                     650,064              923,867            273,803             607,348              42,716
      93                     649,442            1,042,819            393,377             579,862              23,676
      94                     634,293              865,256            230,963             601,296              32,997
      95                     562,773              876,670            313,897             543,023              19,750
      96                     856,065            2,146,253          1,290,188             770,215              85,850
---------------------------------------------------------------------------------------------------------------------
      97                     881,089            2,093,036          1,211,947             797,368              83,721
      98                     889,635            1,473,838            584,202             843,635              46,000
      99                     770,300            1,026,664            256,362             744,650              11,433
     99-a
     99-b
---------------------------------------------------------------------------------------------------------------------
      100                    652,279              816,070            163,791             616,066              36,213
      101                    795,908            1,249,385            453,477             768,766              27,142
      102                    496,925              576,061             79,136             491,051               5,874
      103                    626,407              776,930            150,523             610,336              16,071
      104                    614,340            1,199,880            585,541             540,406              73,933
---------------------------------------------------------------------------------------------------------------------
      105                    650,527            2,333,572          1,683,045             617,852              32,675
      106                    577,762              729,044            151,282             552,514              25,247
      107                    620,871            1,222,591            601,720             540,805              80,066
      108                    507,986              873,005            365,019             486,986              21,000
      109                  1,151,240            2,785,357          1,634,117             933,200             218,040
---------------------------------------------------------------------------------------------------------------------
      110                    456,384              844,541            388,157             436,884              19,500
      111                    531,587              876,988            345,401             514,587              17,000
      112                    603,892            1,135,047            531,154             556,936              46,956
      113                    671,760            1,816,346          1,144,586             579,798              91,962
      114                    655,720            1,721,973          1,066,253             586,841              68,879
---------------------------------------------------------------------------------------------------------------------
      115                    444,080              448,565              4,486             444,080
      116                    499,189              809,563            310,374             445,731              15,351
      117                    521,638              769,189            247,550             506,483              15,156
      118                    532,958              679,134            146,176             507,055              25,903
      119                    479,540              535,182             55,642             474,802               4,738
---------------------------------------------------------------------------------------------------------------------
      120                    479,310              644,854            165,544             463,980              15,330
      121                    460,639              969,503            508,864             424,039              36,600
      122                    453,751              868,311            414,560             427,251              26,500
      123                    468,034              550,659             82,625             458,786               9,248
      124                    461,656              712,509            250,853             454,692               6,964
---------------------------------------------------------------------------------------------------------------------
      125                    396,190              651,658            255,468             387,790               8,400
      126                    665,898              848,028            182,129             620,395              11,452
      127                    405,293              723,598            318,305             385,543              19,750
      128                  1,016,756            2,491,891          1,475,136             917,080              99,676
      129                    434,673              641,600            206,927             388,628              46,045
---------------------------------------------------------------------------------------------------------------------
      130                    407,869              420,484             12,615             406,998                 871
     130-a
     130-b
      131                    360,000              360,000                                360,000
      132                    351,256              562,988            211,732             340,032              11,224
---------------------------------------------------------------------------------------------------------------------
      133                    387,611              491,320            103,710             359,846               2,907
      134                    373,586              460,518             86,932             351,549              22,037
      135                    427,950              765,656            337,706             398,466              29,484
      136                    362,079              486,061            123,982             357,079               5,000
      137                    412,169              590,429            178,260             390,453              21,717
---------------------------------------------------------------------------------------------------------------------
      138                    364,284              578,213            213,929             324,628              15,696
      139                    329,862              621,325            291,463             316,612              13,250
      140                    383,468              680,019            296,551             342,256              41,212
      141                    338,739              596,376            257,637             329,551               9,188
      142                    324,088              330,702              6,614             322,639               1,449
---------------------------------------------------------------------------------------------------------------------
      143                    308,819              553,718            244,899             294,560              14,259
      144                    316,570              583,532            266,962             307,570               9,000
      145                    325,957              376,445             50,488             304,644              21,313
     145-a
     145-b
---------------------------------------------------------------------------------------------------------------------
     145-c
     145-d
      146                    403,124              568,393            165,270             387,050               1,359
      147                    327,841              554,171            226,329             314,467              13,374
      148                    320,422              419,159             98,737             292,705              27,717
---------------------------------------------------------------------------------------------------------------------
      149                    352,594              523,327            170,733             332,413              20,181
      150                    322,275              434,082            111,807             317,275               5,000
      151                    311,821              453,877            142,056             302,037               9,784
      152                    298,979              546,947            247,968             285,229              13,750
      153                    340,900              540,548            199,648             309,575              31,324
---------------------------------------------------------------------------------------------------------------------
      154                    360,859              440,485             79,626             327,514              33,345
      155                    299,899              474,212            174,313             289,189              10,710
      156                    296,647              377,021             80,374             285,170              11,478
      157                    338,044              586,390            248,346             286,008              52,036
      158                    315,089              410,179             95,090             296,452              18,637
---------------------------------------------------------------------------------------------------------------------
      159                    379,964              400,739             20,775             319,544              60,420
      160                    383,713              525,117            141,404             350,941              32,772
      161                    295,994              669,788            373,794             243,999              51,995
      162                    296,812              340,134             43,323             285,675              11,137
      163                    378,960              482,160            103,200             354,905              24,055
---------------------------------------------------------------------------------------------------------------------
      164                    288,977              549,952            260,975             277,046              11,930
      165                    299,931              432,586            132,655             265,347              34,583
      166                    339,662              405,952             66,290             325,443              14,219
      167                    380,290            1,139,262            758,972             334,720              45,570
      168                    267,116              359,011             91,894             248,985              18,132
---------------------------------------------------------------------------------------------------------------------
     168-a
     168-b
     168-c
     168-d
      169                    275,117              355,428             80,311             255,487              19,630
---------------------------------------------------------------------------------------------------------------------
      170                    266,804              345,377             78,573             248,635              18,169
      171                    228,108              283,152             55,045             219,198               8,910
      172                    242,321              330,985             88,664             229,668              12,654
      173                    267,645              441,001            173,357             259,245               8,400
      174                    248,272              335,910             87,637             232,978              15,295
---------------------------------------------------------------------------------------------------------------------
      175                    257,356              371,642            114,286             243,506              13,850
      176                    244,161              322,110             77,949             226,645              17,516
     176-a
     176-b
     176-c
---------------------------------------------------------------------------------------------------------------------
     176-d
      177                    239,028              318,972             79,944             236,028               3,000
      178                    227,648              234,689              7,041             212,584              15,064
      179                    235,005              320,699             85,694             221,234              13,772
      180                    245,358              337,979             92,622             232,081              13,277
---------------------------------------------------------------------------------------------------------------------
      181                    366,010              636,673            270,664             321,340              44,670
      182                    286,447              327,194             40,747             266,414              20,033
      183                    229,828              346,743            116,915             220,198               9,630
      184                    269,780              275,286              5,506             260,868               8,913
      185                    282,806              416,871            134,065             255,075              27,731
---------------------------------------------------------------------------------------------------------------------
      186                    232,514              416,227            183,713             225,079               7,435
      187                    240,224              310,562             70,338             232,671               7,553
      188                    282,128              395,853            113,725             279,946               2,182
      189                    205,486              281,643             76,156             195,159              10,327
      190                    200,844              261,523             60,678             187,236              13,609
---------------------------------------------------------------------------------------------------------------------
     190-a
     190-b
     190-c
      191                    184,208              408,481            224,272             170,108              14,100
      192                    319,377              414,562             95,185             317,485               1,892
---------------------------------------------------------------------------------------------------------------------
      193                    210,891              275,765             64,874             197,458              13,432
      194                    244,584              403,962            159,378             237,157               7,426
      195                    182,682              250,654             67,972             169,554              13,128
     195-a
     195-b
---------------------------------------------------------------------------------------------------------------------
     195-c
      196                    310,692              349,249             38,556             279,159              31,533
      197                    169,466              264,143             94,678             158,189              11,277
      198                    172,931              268,567             95,636             164,227               8,704
      199                    149,227              221,825             72,598             138,505              10,722
---------------------------------------------------------------------------------------------------------------------
      200                    160,878              187,443             26,565             153,212               7,666
      201                    263,710              358,633             94,923             233,322              30,388
      202                     95,807              120,943             25,136              93,725               2,082
      203                    122,514              123,751              1,237             122,514
      204                    101,684              101,684                                101,684
---------------------------------------------------------------------------------------------------------------------
     204-a
     204-b
      205                     87,085               87,085                                 87,085
     205-a
     205-b
---------------------------------------------------------------------------------------------------------------------
      206                    224,235              363,873            139,638             194,005              30,230

                                                                                      LEASE
 ID          LARGEST TENANT                                                SF      EXPIRATION
----------------------------------------------------------------------------------------------------

  1          Ashley Furniture Industries, Inc.                         86,218      12/31/2011
  2
 2-a         Home Depot USA, Inc.                                     466,321       3/31/2008
 2-b         California Optical Corporation                            90,200       3/14/2009
 2-c         American National Red Cross                              105,700       7/31/2011
----------------------------------------------------------------------------------------------------
 2-d         Airlink Express, Inc.                                    171,680       3/31/2007
 2-e         J&J Airfreight Trucking Co.                               87,213       9/30/2009
 2-f         Sealed Air Corporation                                   194,471      12/31/2009
 2-g         St. George Warehouse                                     157,324       1/15/2016
 2-h         Custom Food Products,  Inc.                              150,277       7/31/2014
----------------------------------------------------------------------------------------------------
 2-i         Expeditors International                                 125,955       9/30/2007
 2-j         St. George Warehouse Co of IL                             93,310       5/31/2007
 2-k         Rapid Freightways                                         79,136      12/31/2009
 2-l         Holman Plastics, Inc.                                     40,320      12/31/2007
 2-m         Dynamex, Inc.                                             62,500       9/30/2008
----------------------------------------------------------------------------------------------------
 2-n         Regency Metal Finishing                                   27,225       5/31/2009
 2-o         Federal Express Corporation                               33,411       3/31/2007
 2-p         Richard's Packaging, Inc.                                 60,000       2/28/2010
 2-q         Unidex, Inc.                                              26,000      10/15/2007
 2-r         Pro-Fab Sheet Metal, Inc.                                 12,465       2/29/2008
----------------------------------------------------------------------------------------------------
 2-s         Progressive County Mutual Insurance                       25,600       2/28/2010
 2-t         Master Brew Beverages Inc.                                38,841      12/31/2008
  3          Neighborhood Reinvestment Corporation                     57,866       5/31/2013
  4
  5          Home Depot                                               146,440       11/7/2030
----------------------------------------------------------------------------------------------------
  6
  7          Blue Cross Blue Shield of WI                             159,445       9/30/2016
  8          E. R. Squibb & Sons, L.L.C.                              231,108      12/31/2014
  9          E. R. Squibb & Sons, L.L.C.                              224,572      12/31/2018
 10          E. R. Squibb & Sons, L.L.C.                              201,728      12/31/2016
----------------------------------------------------------------------------------------------------
 11          Wal-Mart Supercenter                                     207,533       9/1/2024
 12          Barnes & Noble                                            28,053       1/31/2015
 13          Alliance Bernstein                                        92,067       4/30/2009
 14          E. R. Squibb & Sons, L.L.C.                              215,143      12/31/2016
 15          Cost Plus, Inc.                                        1,000,000      12/31/2026
----------------------------------------------------------------------------------------------------
 16          Boscov's                                                 183,000      10/31/2019
 17
17-a         Cardiovascular Associates, PSC                            47,193       4/30/2011
17-b         United Foodservice Purchasing Co-op LLC                   52,263       2/28/2013
 18          Marshall's                                                33,202       4/30/2016
----------------------------------------------------------------------------------------------------
 19          Sterling Jewelers                                        233,893       1/31/2032
 20
 21
 22
 23          Residential Apartments (99 Units)                         82,812
----------------------------------------------------------------------------------------------------
 24          Cabot Oil & Gas                                          111,695       8/31/2009
 25
 26          MIS                                                       34,572       10/1/2012
 27          Belk                                                      71,906      10/10/2009
 28
----------------------------------------------------------------------------------------------------
 29          Sack N' Save                                              60,000      12/31/2008
 30
30-a
30-b
30-c
----------------------------------------------------------------------------------------------------
30-d
 31          American Multi-Cinema, Inc.                               77,000      12/31/2015
 32          Target (ground lease)                                    123,435      10/31/2018
 33          Home Depot U.S.A., Inc.                                   94,500      11/30/2009
 34          Johnson & Condon                                          23,093       5/31/2013
----------------------------------------------------------------------------------------------------
 35          Kmart (Sears Holding Corp.)                               88,400      12/31/2010
 36          Kmart                                                    110,800       2/28/2024
 37          Shop N' Save                                              50,000      11/30/2009
 38
 39
----------------------------------------------------------------------------------------------------
 40          Food 4 Less                                               53,470       7/31/2017
 41          Basha's                                                   52,556       11/1/2014
 42          J.W. Mays, Inc.                                           16,900       12/8/2013
 43
43-a         Giant Food Stores                                         62,090       4/30/2021
----------------------------------------------------------------------------------------------------
43-b         Redner's Markets                                          59,100      12/31/2018
43-c         Price Rite                                                29,663       4/30/2015
 44          Babies R Us                                               40,000       7/31/2011
 45          Solectron USA, Inc.                                      500,000      12/31/2014
 46          Unique Bazaar                                             75,835       9/30/2026
----------------------------------------------------------------------------------------------------
 47          Safeway Food & Drug                                       36,188       6/1/2012
 48
48-a         Kash N Karry                                              36,213       8/31/2009
48-b         Winn Dixie                                                42,000       9/26/2009
 49          Whole Foods                                               63,000       1/31/2027
----------------------------------------------------------------------------------------------------
 50
 51
 52          Century Theater (Ground Lease)                            48,348      12/31/2015
 53
 54
----------------------------------------------------------------------------------------------------
 55          Bartle Bogle Hegarty, LLC                                 30,700       1/31/2010
 56          Lowe's HW, Inc.                                          170,393       9/30/2031
 57
57-a         Mattress Giant                                             4,420       2/28/2007
57-b         Patel's Bazaar                                             8,000       7/31/2013
----------------------------------------------------------------------------------------------------
57-c         Nagoya Restaurant                                          3,200       8/31/2010
57-d         Value Pet Center, Inc.                                     8,280       3/14/2008
57-e         Siri's Restaurant                                          3,300       6/6/2009
 58          Long Grove Confectionery Co.                              15,078       1/31/2012
 59          Yokohama Tire Corporation                                309,791       3/31/2016
----------------------------------------------------------------------------------------------------
 60          GMAC Commercial                                           13,011       1/31/2011
 61          GHS Outpatient Diagnostics                                17,445       1/31/2013
 62          Fieldstone Homes                                          13,209       9/30/2010
 63          Providence Medical                                        10,330       8/31/2009
 64
----------------------------------------------------------------------------------------------------
 65          Roundy's Supermarkets, Inc.                               57,345      12/31/2026
 66
66-a         Ton's Place                                                4,270      10/31/2010
66-b         Kroger Limited Partnership I (Lebanon)                    60,370      12/18/2018
66-c         Kroger Texas L.P. (Waxahachie)                            49,319       1/29/2014
----------------------------------------------------------------------------------------------------
 67          NIH Daycare Center                                        42,366       4/15/2015
 68
 69          Rackable Systems, Inc.                                   117,504       1/14/2014
 70          Family and Medical Counseling Service Inc.                14,473       3/31/2015
 71
----------------------------------------------------------------------------------------------------
 72
 73
 74          Fed Ex Ground Package System, Inc.                        63,389       9/30/2016
 75          Surgicenter of Baltimore, LLP                             14,471       4/30/2017
 76
----------------------------------------------------------------------------------------------------
 77          The Prudential Insurance Company of America               12,114       3/15/2012
 78          Downtown Fitness, Inc.                                    11,801       2/28/2016
 79          MassMutual                                                11,800      10/31/2010
 80          Opus                                                      36,809       2/15/2009
 81          Best Buy                                                  44,784       1/31/2020
----------------------------------------------------------------------------------------------------
 82
 83          Rapattoni Corporation                                     30,001      11/30/2008
 84
 85          Mattress Zone                                              3,200      12/31/2011
 86
----------------------------------------------------------------------------------------------------
 87          Hagemeyer North America, Inc.                             50,076       7/8/2020
 88          Kings Super Markets                                       22,539       8/31/2019
 89          Garden Ridge                                             137,222       9/14/2025
 90          Eckerd Corporation                                        10,908       12/7/2025
 91          Frontier Dental Management Co., Inc.                       3,585      11/30/2016
----------------------------------------------------------------------------------------------------
 92          Spaulding, McCullough, & Tansil LLP                       13,182      11/30/2013
 93          Hemet Grocery Outlet                                      27,000       5/6/2011
 94          Metro Produce Distributors, Inc.                         123,114       4/14/2009
 95
 96
----------------------------------------------------------------------------------------------------
 97
 98
 99
99-a         Springs Liquor Outlet                                     25,200      12/31/2028
99-b         Colorado Liquor Outlet                                    20,500       8/1/2022
----------------------------------------------------------------------------------------------------
 100         Rialto LLC (35th Bistro Restaurant)                        4,000       8/31/2012
 101         Coborn's Super Store                                      51,532       7/31/2020
 102         Eckerd Corporation                                        12,739       2/14/2026
 103         Verizon Wireless                                           7,500       8/31/2011
 104         Seapine Software Inc                                      37,545       8/31/2012
----------------------------------------------------------------------------------------------------
 105
 106         The Container Store, Inc.                                 19,260       6/30/2017
 107         Wells Fargo Bank                                          25,000       5/31/2013
 108
 109         PA Department of Welfare                                  45,632       7/28/2009
----------------------------------------------------------------------------------------------------
 110
 111
 112
 113
 114
----------------------------------------------------------------------------------------------------
 115         Costco Wholesale Corporation                             140,843      11/30/2029
 116         REBS Supply, Inc                                           7,705       2/28/2011
 117
 118         Goodwill                                                  17,095       9/30/2011
 119         CVS                                                       14,813      11/29/2031
----------------------------------------------------------------------------------------------------
 120         7-Eleven, Inc.                                             2,940       6/30/2017
 121
 122
 123         Jared Jewelers                                             5,996       8/31/2026
 124
----------------------------------------------------------------------------------------------------
 125
 126         Bi-Mart                                                   32,599       8/31/2020
 127
 128
 129         Western Title                                             11,628      12/31/2010
----------------------------------------------------------------------------------------------------
 130
130-a        Wendy's                                                    3,151      12/31/2026
130-b        Wendy's                                                    2,655      12/31/2026
 131         Walgreens                                                 14,820      10/31/2080
 132
----------------------------------------------------------------------------------------------------
 133         Banyan House                                               2,950       6/30/2008
 134         Hausfelds                                                 11,525       11/1/2011
 135
 136
 137         Save-A-Lot                                                18,000       3/31/2013
----------------------------------------------------------------------------------------------------
 138         Sullivan's Foods                                          41,812       9/30/2013
 139
 140         Interplex NAS, Inc. (232-234)                             52,000      10/31/2011
 141
 142         Walgreens                                                 14,490       1/31/2021
----------------------------------------------------------------------------------------------------
 143
 144
 145
145-a        Dollar General                                            24,341       3/31/2021
145-b        Dollar General                                             9,014       1/31/2016
----------------------------------------------------------------------------------------------------
145-c        Dollar General                                            10,000       8/31/2009
145-d        Dollar General                                             8,000       8/31/2009
 146         Great Florida Bank                                         2,190       10/1/2011
 147
 148         Food Lion                                                 29,000      11/30/2013
----------------------------------------------------------------------------------------------------
 149         JK Laundry                                                 2,719      10/31/2008
 150
 151
 152
 153         Economic Development Partnership                          29,671      10/31/2011
----------------------------------------------------------------------------------------------------
 154         Mars-Bentonville                                           8,200      11/30/2010
 155
 156         Pendleton Chiropractic Center, P.C.                        3,120       9/30/2010
 157
 158         North American Title                                       3,105       5/31/2011
----------------------------------------------------------------------------------------------------
 159         RJ Lee Group, Inc.                                        20,000       1/31/2016
 160         Medical Park Diagnostic Center                             8,827      12/31/2019
 161         Triangle Aviation Services                                 7,600       1/1/2017
 162         Penn Records Management                                   43,747      10/31/2021
 163         TJ Maxx                                                   29,700       1/31/2011
----------------------------------------------------------------------------------------------------
 164
 165         County of Kern - Department of Human Resources    AAA     11,939       2/28/2009
 166         Urban Outfitters                                          11,650       2/28/2018
 167
 168
----------------------------------------------------------------------------------------------------
168-a        Dollar General                                             9,014       7/31/2015
168-b        Dollar General                                             9,014       9/30/2015
168-c        Dollar General                                             9,014       7/31/2016
168-d        Dollar General                                             9,014       3/31/2015
 169         Ben Franklin Press                                        16,975       6/30/2011
----------------------------------------------------------------------------------------------------
 170         Rudino's Pizza & Grinders                                  2,400       6/13/2007
 171         Eckerd                                                    13,500       1/31/2018
 172         Countrywide Home Loans                                     3,135       8/1/2009
 173
 174         The Dream Team Real Estate Firm                            6,032       5/30/2011
----------------------------------------------------------------------------------------------------
 175
 176
176-a        Dollar General                                             9,014       9/30/2015
176-b        Dollar General                                             9,014      10/31/2016
176-c        Dollar General                                             9,014       2/28/2016
----------------------------------------------------------------------------------------------------
176-d        Dollar General                                             9,014       3/31/2015
 177
 178         The Stop & Shop Supermarket Company                       69,700       3/31/2026
 179         Jay Plastics, Inc.                                        40,743      12/31/2012
 180         Federal Express Corporation                               38,500       1/31/2016
----------------------------------------------------------------------------------------------------
 181         Sutter Medical Group                                       6,249       6/30/2009
 182         Satin & Lace                                               2,925       9/30/2010
 183
 184         Rite Aid                                                  13,500       9/30/2024
 185         Utrecht Manufacturing Company                             46,390       9/30/2008
----------------------------------------------------------------------------------------------------
 186
 187         Academy House Child Development                            6,571       6/30/2013
 188         Walgreens                                                 14,550      10/31/2081
 189         FedEx Kinkos                                               6,840       2/28/2010
 190
----------------------------------------------------------------------------------------------------
190-a        Dollar General                                             9,014       9/30/2015
190-b        Dollar General                                             9,014       9/30/2015
190-c        Dollar General                                             9,014       9/30/2015
 191
 192         Walgreens                                                 14,560      12/31/2033
----------------------------------------------------------------------------------------------------
 193         Fedex Kinko's                                              6,538       3/31/2010
 194
 195
195-a        Dollar General                                             9,014       5/31/2016
195-b        Dollar General                                             9,014       4/30/2016
----------------------------------------------------------------------------------------------------
195-c        Dollar General                                             9,014      10/31/2016
 196         The Sports Authority                                      42,088       3/17/2012
 197         Center for Athletic Performance & PT                       5,097       9/30/2012
 198
 199         Community Health Centers                                   8,779       1/31/2015
----------------------------------------------------------------------------------------------------
 200         VS Direct, Inc.                                            3,523       6/21/2016
 201         Axispointe                                                 7,095      12/31/2009
 202         Washington Mutual Bank                                     3,360       9/30/2016
 203         JP Morgan Chase, N.A.                                      4,361      12/31/2025
 204
----------------------------------------------------------------------------------------------------
204-a        Cajun Operating Company                                    1,360      12/27/2024
204-b        Cajun Operating Company                                    1,120      12/27/2024
 205
205-a        Cajun Operating Company                                    1,943      12/27/2024
205-b        Cajun Operating Company                                    2,052      12/27/2024
----------------------------------------------------------------------------------------------------
 206         Kindercare Learning Centers                               13,000       9/30/2018

                                                                              LEASE
 ID          2ND LARGEST TENANT                                     SF     EXPIRATION
-------------------------------------------------------------------------------------------

  1          Universal Furniture International, Inc.            36,989     12/31/2011
  2
 2-a         Cooper Tire & Rubber Company                      329,202      9/30/2008
 2-b         Affinity Logistics Corp.                           49,200      3/31/2010
 2-c         UPS Supply Chain Solutions                         98,364      6/30/2007
-------------------------------------------------------------------------------------------
 2-d         Kuehne & Nagel, Inc.                              132,360     12/31/2007
 2-e         SDV (USA) Inc.                                     36,800      7/31/2012
 2-f         Carlisle Plastics, LP                             189,924     12/31/2011
 2-g         Weber Distribution Warehouse                       80,080      2/28/2007
 2-h
-------------------------------------------------------------------------------------------
 2-i         ADC Telecommunications Sales                       52,926      6/30/2009
 2-j         Mueller Streamline Company                         52,052      1/31/2009
 2-k         Initial Tropical Plants, Inc.                      20,365      1/31/2012
 2-l         Sandy's Draperies, Inc.                            26,880      7/31/2007
 2-m         Dresser, Inc.                                      50,695     12/31/2008
-------------------------------------------------------------------------------------------
 2-n         Tony Wright                                        25,540      3/31/2007
 2-o
 2-p
 2-q         Dorna U.S.A., LLC                                  14,300      9/30/2009
 2-r         Delta Structures Inc.                              12,465      7/31/2007
-------------------------------------------------------------------------------------------
 2-s
 2-t         Central Rug & Carpet Company                       29,403     12/31/2007
  3          GSA-FBI                                            43,760      2/15/2009
  4
  5          Wegman's                                          130,000      2/13/2031
-------------------------------------------------------------------------------------------
  6
  7          Alterra Healthcare Corporation                    101,683      4/30/2011
  8
  9
 10
-------------------------------------------------------------------------------------------
 11          Sam's Club                                        111,813      3/29/2016
 12          Queens Medical Associates                          16,064      2/28/2016
 13          Verizon Communications                             81,309     11/30/2011
 14
 15
-------------------------------------------------------------------------------------------
 16          Kmart Corporation                                 117,521      8/31/2019
 17
17-a         Pain Control Network                               13,817      4/30/2016
17-b         Accordia of Kentucky                               22,642      4/18/2010
 18          Circuit City                                       32,583      1/31/2016
-------------------------------------------------------------------------------------------
 19
 20
 21
 22
 23          Columbia Fitness                                    8,071      5/14/2010
-------------------------------------------------------------------------------------------
 24          The Whitaker Companies                             13,564      9/30/2011
 25
 26          Power Brokers                                      17,739      6/1/2011
 27          Sears                                              53,275     10/31/2009
 28
-------------------------------------------------------------------------------------------
 29          Movie Tavern                                       28,192      8/31/2013
 30
30-a
30-b
30-c
-------------------------------------------------------------------------------------------
30-d
 31          Guitar Center Stores, Inc.                         15,000      2/29/2016
 32          Giant Eagle (ground lease)                         64,000      1/31/2026
 33
 34          Navigant International                             14,028     10/31/2008
-------------------------------------------------------------------------------------------
 35          Staples                                            23,925      4/30/2013
 36
 37          Big Lots                                           30,000      1/31/2009
 38
 39
-------------------------------------------------------------------------------------------
 40          OfficeMax                                          23,500      6/30/2017
 41          Realty Executives                                   8,435      12/1/2007
 42          Salvation Army                                      7,106
 43
43-a         A.J. Wright                                        30,152      8/31/2014
-------------------------------------------------------------------------------------------
43-b         Acadia                                              8,468     11/28/2009
43-c         Eckerd                                             14,000      4/30/2009
 44          TJ Maxx                                            32,035      4/30/2009
 45
 46
-------------------------------------------------------------------------------------------
 47          Walgreens                                          14,065      11/1/2043
 48
48-a         Walgreens                                          13,000      8/31/2009
48-b         Pet Supermarket                                    10,356      9/11/2009
 49          Advanced Lipo Dissolve                              6,000      2/28/2017
-------------------------------------------------------------------------------------------
 50
 51
 52          Iggy's Sports Grill                                 7,074     10/31/2025
 53
 54
-------------------------------------------------------------------------------------------
 55          Lee H. Skolnick Design Partners, Inc.               8,700      1/31/2012
 56
 57
57-a         Aquarium Discount Pet                               3,550      2/28/2015
57-b         Dollar Outlet                                       4,800      7/31/2007
-------------------------------------------------------------------------------------------
57-c         Salad Works Cafe                                    3,200      8/31/2009
57-d         Quality Furniture World, Inc.                       8,280      5/31/2007
57-e         Nature's Earth                                      2,000      8/31/2007
 58          Mangel Gifts                                        4,243     12/31/2010
 59
-------------------------------------------------------------------------------------------
 60          Michael Baker Corp                                  8,667      2/28/2011
 61          GHS Pain Management                                 6,104      9/30/2009
 62          Bennett & Deloney                                   9,734      6/30/2007
 63          Blockbuster Video                                   5,470     12/31/2009
 64
-------------------------------------------------------------------------------------------
 65          Fashion Bug #471, Inc.                             10,928      1/31/2009
 66
66-a         Mattress Giant Corporation                          4,245      5/30/2012
66-b
66-c
-------------------------------------------------------------------------------------------
 67
 68
 69
 70          Social Security Administration                      8,697      8/14/2007
 71
-------------------------------------------------------------------------------------------
 72
 73
 74
 75          Drs. Gabby Feldman Pearlman P.A.                    9,549      4/30/2017
 76
-------------------------------------------------------------------------------------------
 77          NewsMax Media, Inc.                                 8,335      3/15/2017
 78          Urban Escape                                        1,965      3/31/2011
 79          Stantec, Inc.                                      10,807      3/31/2011
 80          Lighthouse1                                        25,750     11/30/2010
 81
-------------------------------------------------------------------------------------------
 82
 83          Novastor Corporation                                7,730      8/31/2007
 84
 85          Home Healthcare                                     2,500     11/30/2011
 86
-------------------------------------------------------------------------------------------
 87
 88          Dels Cleaners                                       1,700     12/31/2007
 89
 90          Best Dollar, Inc.                                   5,175      8/31/2017
 91          Provident Savings Bank, FSB                         2,500     10/31/2011
-------------------------------------------------------------------------------------------
 92          Merrill Lynch                                      10,767      9/15/2011
 93          Rite Aid                                           20,034      5/31/2017
 94          Ace World Wide Holdings, Inc.                      27,932      1/31/2010
 95
 96
-------------------------------------------------------------------------------------------
 97
 98
 99
99-a         Dr. Bodrero                                         4,566      5/31/2012
99-b
-------------------------------------------------------------------------------------------
 100         J. Tyler Coffey                                     3,149         MTM
 101         Trails Grill & Sports Bar, LLC                      4,341     11/30/2015
 102         Sleepy's Inc.                                       4,829     11/30/2011
 103         Marburn Store                                       7,500      2/28/2009
 104         Swiftads Harvest Data                              12,949      5/31/2010
-------------------------------------------------------------------------------------------
 105
 106
 107         Moscati Health Center                              12,300     12/31/2011
 108
 109         Everest Institute                                  39,090      5/31/2014
-------------------------------------------------------------------------------------------
 110
 111
 112
 113
 114
-------------------------------------------------------------------------------------------
 115
 116         Black & Decker                                      6,387      7/31/2012
 117
 118         Wachovia                                            3,859      8/31/2007
 119
-------------------------------------------------------------------------------------------
 120         Slim & Tone                                         2,500     11/20/2009
 121
 122
 123         PotBelly                                            2,171      8/31/2016
 124
-------------------------------------------------------------------------------------------
 125
 126         Market of Choice                                   26,584     12/31/2015
 127
 128
 129         Great Basin Internet Services, Inc.                 5,530      1/31/2012
-------------------------------------------------------------------------------------------
 130
130-a
130-b
 131
 132
-------------------------------------------------------------------------------------------
 133         Scrapbook Land                                      2,650      9/1/2010
 134         AAA Allied Group                                    4,200      3/31/2017
 135
 136
 137         Advance Auto                                        8,400     12/31/2007
-------------------------------------------------------------------------------------------
 138         Goodwill Industries                                14,508      8/31/2009
 139
 140         Rainmen USA, Inc. (230)                            21,640      3/31/2011
 141
 142
-------------------------------------------------------------------------------------------
 143
 144
 145
145-a
145-b
-------------------------------------------------------------------------------------------
145-c
145-d
 146         Kinko's                                             1,800     11/30/2011
 147
 148         Kelly Rentals                                       4,000      1/31/2010
-------------------------------------------------------------------------------------------
 149         99 Cents Store                                      2,500     12/31/2007
 150
 151
 152
 153
-------------------------------------------------------------------------------------------
 154         Sabare                                              5,400     10/31/2006
 155
 156         Beijing City Buffet                                 2,560      6/30/2011
 157
 158         Gary Patrick Salon                                  2,012      1/31/2008
-------------------------------------------------------------------------------------------
 159         CNX Gas Company                                    10,891      8/31/2013
 160         Neuroscience Consultants, LLC                       6,156      11/1/2015
 161         Total Port Clearance, Inc.                          5,165      4/30/2009
 162
 163
-------------------------------------------------------------------------------------------
 164
 165         Employment Development Department                   8,000      5/1/2010
 166
 167
 168
-------------------------------------------------------------------------------------------
168-a
168-b
168-c
168-d
 169         Rutherford Wine Company                             9,219      6/30/2010
-------------------------------------------------------------------------------------------
 170         Viva Villa Restaurant Services                      2,400      11/4/2007
 171
 172         Starbucks                                           1,600      2/29/2016
 173
 174         Therapy Links, Inc.                                 2,504      8/30/2011
-------------------------------------------------------------------------------------------
 175
 176
176-a
176-b
176-c
-------------------------------------------------------------------------------------------
176-d
 177
 178
 179         Entenmanns                                         16,281     11/30/2015
 180
-------------------------------------------------------------------------------------------
 181         Cross Creek                                         3,996     10/31/2009
 182         Bentley Meats                                       2,640      7/31/2008
 183
 184
 185         Hioki U.S.A Corporation                             6,941      5/31/2008
-------------------------------------------------------------------------------------------
 186
 187
 188
 189         Payless Shoes                                       3,802     11/30/2009
 190
-------------------------------------------------------------------------------------------
190-a
190-b
190-c
 191
 192
-------------------------------------------------------------------------------------------
 193         Allstate Insurance                                  2,375      4/30/2008
 194
 195
195-a
195-b
-------------------------------------------------------------------------------------------
195-c
 196
 197         Dr. Douglas Leeland                                 2,600      5/31/2009
 198
 199
-------------------------------------------------------------------------------------------
 200         Floyd's Barbershops                                 1,651      8/8/2011
 201         Timpanagas Capital Group                            4,298     12/31/2009
 202
 203
 204
-------------------------------------------------------------------------------------------
204-a
204-b
 205
205-a
205-b
-------------------------------------------------------------------------------------------
 206         Fleet National Bank                                 4,227      4/30/2010

                                                                                      LEASE           PERCENT        LEASED
 ID          3RD LARGEST TENANT                                                SF  EXPIRATION          LEASED    AS-OF DATE
----------------------------------------------------------------------------------------------------------------------------

  1          Furniture Values International, LLC (aka Aspen Furniture)     29,641  12/31/2011           98.2%    12/12/2006
  2                                                                                                     94.8%      1/2/2007
 2-a         Franco Apparel Group, Inc.                                   148,187  10/31/2009          100.0%      1/2/2007
 2-b         Honolulu Freight Service                                      40,809  12/31/2007          100.0%      1/2/2007
 2-c         Jomar Transportation, Inc.                                    88,739   4/30/2010           94.8%      1/2/2007
----------------------------------------------------------------------------------------------------------------------------
 2-d         BT Property, LLC                                             125,878   9/30/2009          100.0%      1/2/2007
 2-e         Agrexco U.S.A. Ltd.                                           22,764   8/31/2009          100.0%      1/2/2007
 2-f         Utility Trailer Mfg., Co.                                     75,000   8/31/2007          100.0%      1/2/2007
 2-g         Rexel Pacific                                                 49,920  12/31/2007          100.0%      1/2/2007
 2-h                                                                                                    50.0%      1/2/2007
----------------------------------------------------------------------------------------------------------------------------
 2-i         Bando American                                                47,645   9/30/2007           89.5%      1/2/2007
 2-j         Toyo Ink America, LLC                                         50,000   7/31/2011          100.0%      1/2/2007
 2-k         Tai-Ka Industries                                             18,960   9/30/2007           92.7%      1/2/2007
 2-l         DNS Electronics, LLC                                          24,960   3/31/2008          100.0%      1/2/2007
 2-m         G3 Worldwide (US), Inc.                                       35,908  11/30/2007           83.4%      1/2/2007
----------------------------------------------------------------------------------------------------------------------------
 2-n         XL Marketing Group                                            13,200   7/31/2010           92.4%      1/2/2007
 2-o                                                                                                   100.0%      1/2/2007
 2-p                                                                                                   100.0%      1/2/2007
 2-q         Vitality Foodservice, Inc.                                    11,700   4/30/2007           81.7%      1/2/2007
 2-r         Siegling America, Inc.                                        11,784  12/31/2010           71.4%      1/2/2007
----------------------------------------------------------------------------------------------------------------------------
 2-s                                                                                                   100.0%      1/2/2007
 2-t                                                                                                   100.0%      1/2/2007
  3          Associates Relocation Management                              29,030   5/31/2008           84.4%    12/31/2006
  4                                                                                                     70.1%     8/31/2006
  5          Bed Bath & Beyond                                             86,035   6/15/2031           97.2%      2/9/2007
----------------------------------------------------------------------------------------------------------------------------
  6                                                                                                     79.3%    10/31/2006
  7          Merge Technologies                                            35,795   5/31/2014           91.0%     12/1/2006
  8                                                                                                    100.0%     1/12/2007
  9                                                                                                    100.0%     1/12/2007
 10                                                                                                    100.0%     1/12/2007
----------------------------------------------------------------------------------------------------------------------------
 11          Kohl's Ground Lease                                           86,584   1/30/2021          100.0%    11/30/2006
 12          Thriftway Pharmacy                                             9,202  11/30/2018           84.4%     12/7/2006
 13          Legacy Office Suites                                          29,601  10/31/2013           92.9%     12/1/2006
 14                                                                                                    100.0%     1/12/2007
 15                                                                                                    100.0%      3/1/2007
----------------------------------------------------------------------------------------------------------------------------
 16          J.C. Penney's                                                 49,802  10/31/2009           90.8%     1/12/2007
 17                                                                                                     89.6%     9/28/2006
17-a         Kentucky Eye Care                                             12,300   4/30/2011           84.5%     9/28/2006
17-b         New West, LLC                                                  9,409  12/31/2010           97.4%     9/28/2006
 18          Ross Dress For Less                                           30,181   7/31/2016          100.0%    11/10/2006
----------------------------------------------------------------------------------------------------------------------------
 19                                                                                                    100.0%     1/30/2007
 20                                                                                                     96.9%      1/8/2007
 21                                                                                                     99.0%     1/24/2007
 22                                                                                                     99.1%     9/30/2006
 23          Evergreen Hospital                                             6,879   3/31/2010          100.0%     11/1/2006
----------------------------------------------------------------------------------------------------------------------------
 24          Sungard                                                       11,210  10/31/2007           98.0%     1/31/2007
 25                                                                                                     68.7%    10/31/2006
 26          Bury & Partners                                               13,496   1/1/2011            90.1%      1/1/2007
 27          JCPenney                                                      34,340   3/31/2010           96.5%      2/9/2007
 28                                                                                                     92.7%    12/26/2006
----------------------------------------------------------------------------------------------------------------------------
 29          Duke's Original Roadhouse                                      7,900  12/31/2016           90.5%     12/7/2006
 30                                                                                                     96.5%    12/31/2006
30-a                                                                                                    95.3%    12/31/2006
30-b                                                                                                    95.1%    12/31/2006
30-c                                                                                                   100.0%    12/31/2006
----------------------------------------------------------------------------------------------------------------------------
30-d                                                                                                    96.1%    12/31/2006
 31          Barefeet Shoes                                                14,000  12/31/2016           93.9%     1/26/2007
 32          Eckerd Corporation                                            17,600  11/30/2011          100.0%     11/2/2006
 33                                                                                                    100.0%     12/1/2006
 34          Accenture                                                     10,220   2/28/2008           86.8%      1/1/2007
----------------------------------------------------------------------------------------------------------------------------
 35          Altmeyer's Home Center                                        10,000   2/28/2008           98.2%      1/1/2007
 36                                                                                                    100.0%      1/1/2007
 37          Goodwill                                                      17,000   6/30/2016          100.0%      1/1/2007
 38                                                                                                     76.5%     8/30/2006
 39                                                                                                     96.0%     11/1/2006
----------------------------------------------------------------------------------------------------------------------------
 40          Party City                                                    10,147   6/30/2012          100.0%    12/31/2006
 41          Risky Business Restaurant                                      6,069   6/1/2010           100.0%      1/1/2007
 42          Chernin's Shoes                                                5,540                       99.7%    12/15/2006
 43                                                                                                     84.0%     1/16/2007
43-a         Arron's Rentals                                                8,495   1/31/2009           78.9%     1/16/2007
----------------------------------------------------------------------------------------------------------------------------
43-b         National Cash Advance                                          2,506   6/30/2007           93.8%     1/16/2007
43-c         Top Buffet                                                     3,887  11/30/2015           87.7%     1/16/2007
 44          Comp USA                                                      26,298   3/31/2011           92.9%     1/10/2007
 45                                                                                                    100.0%     1/22/2007
 46                                                                                                    100.0%      1/1/2007
----------------------------------------------------------------------------------------------------------------------------
 47          Ace Hardware                                                  11,428   7/1/2009           100.0%      1/1/2007
 48                                                                                                     97.4%      8/2/2006
48-a         Clearwater Mattress                                            6,000  11/11/2009           98.7%      8/2/2006
48-b         Radio Shack                                                    3,200   5/24/2007           96.1%      8/2/2006
 49          Young Chef's Academy                                           1,900  12/31/2011           90.9%      1/3/2007
----------------------------------------------------------------------------------------------------------------------------
 50                                                                                                     91.7%     12/1/2006
 51                                                                                                     90.7%     3/29/2006
 52          Zions Bank (Ground Lease)                                      4,500   6/30/2026           93.7%    12/27/2006
 53                                                                                                     99.0%    12/31/2006
 54                                                                                                     96.2%     1/30/2007
----------------------------------------------------------------------------------------------------------------------------
 55          Paul Ryan Associates                                           8,200   2/29/2012           89.5%    12/14/2006
 56                                                                                                    100.0%     1/18/2007
 57                                                                                                     93.2%    10/25/2006
57-a         Lotus Oriental                                                 3,018   7/31/2010          100.0%    10/25/2006
57-b         Nova Care                                                      4,000  10/31/2008           77.8%    10/25/2006
----------------------------------------------------------------------------------------------------------------------------
57-c         Gary's Gem Garden                                              3,200  12/31/2007           98.5%    10/25/2006
57-d         Rent A Center, Inc.                                            5,600   2/28/2010          100.0%    10/25/2006
57-e         Dunkin Donuts                                                  2,000   4/30/2014          100.0%    10/25/2006
 58          Vincenzo & Lucia Cavallino                                     3,618  12/31/2011           89.4%     1/24/2007
 59                                                                                                    100.0%      1/4/2007
----------------------------------------------------------------------------------------------------------------------------
 60          Countrywide Home Loans                                         7,981   1/31/2008           94.1%     1/11/2007
 61          Georgia Eye Associates                                         4,538   6/30/2008           87.6%      2/9/2007
 62          Carollo Engineers                                              8,602  12/31/2011           92.7%      1/5/2007
 63          Washington Mutual Savings Bank                                 4,500   6/30/2011          100.0%    11/15/2006
 64                                                                                                     79.0%    11/22/2006
----------------------------------------------------------------------------------------------------------------------------
 65          Dollar Tree Stores, Inc.                                       9,010   8/31/2011           94.0%    12/27/2006
 66                                                                                                     94.3%     1/31/2007
66-a         Bright Now! L.P.                                               3,720  11/30/2014           81.1%     1/31/2007
66-b                                                                                                   100.0%     1/31/2007
66-c                                                                                                   100.0%     1/31/2007
----------------------------------------------------------------------------------------------------------------------------
 67                                                                                                    100.0%     12/1/2006
 68                                                                                                     85.8%    11/30/2006
 69                                                                                                    100.0%     1/26/2007
 70          Far SE Family Strengthening Collaboration                      5,869  12/31/2011           83.8%     1/29/2007
 71                                                                                                     64.0%     9/30/2006
----------------------------------------------------------------------------------------------------------------------------
 72                                                                                                     72.4%     9/30/2006
 73                                                                                                     78.8%     8/31/2006
 74                                                                                                    100.0%      3/1/2007
 75          Weiss and Mashburn, M.D., P.A.                                 6,149   4/30/2017          100.0%    12/22/2006
 76                                                                                                     92.0%    11/21/2006
----------------------------------------------------------------------------------------------------------------------------
 77          Ocean Communications, Inc.                                     7,189   6/30/2011           86.9%      2/9/2007
 78          Commonwealth                                                   1,720   9/30/2011           84.9%    11/15/2006
 79          Cambridge Partners                                             5,557   4/9/2013            77.6%     1/31/2007
 80          Signature Bank                                                 8,324  10/31/2010          100.0%      1/1/2007
 81                                                                                                    100.0%     2/12/2007
----------------------------------------------------------------------------------------------------------------------------
 82                                                                                                     67.0%    12/31/2006
 83          TOPS, Inc.                                                     6,819  12/31/2011           96.1%    12/18/2006
 84                                                                                                     85.0%     9/30/2006
 85          Reasonable Elegance                                            2,000  11/30/2011           81.4%    11/20/2006
 86                                                                                                     97.5%    12/13/2006
----------------------------------------------------------------------------------------------------------------------------
 87                                                                                                    100.0%      1/8/2007
 88          Stango Bakery                                                  1,700  12/31/2012          100.0%     12/5/2006
 89                                                                                                    100.0%     12/1/2006
 90          Mancini dba Dunkin Donuts                                      2,200   8/31/2012          100.0%     11/1/2006
 91          Sun Wireless                                                   1,796  11/30/2011          100.0%      2/1/2007
----------------------------------------------------------------------------------------------------------------------------
 92          Chicago Title                                                  6,607   7/31/2011           83.9%     1/11/2007
 93          Dollar Tree Stores                                            12,150   4/14/2011          100.0%    11/21/2006
 94          MIM Management Group Co.                                       2,059   1/31/2008           92.9%      1/8/2007
 95                                                                                                     97.5%      2/2/2007
 96                                                                                                     63.4%     9/30/2006
----------------------------------------------------------------------------------------------------------------------------
 97                                                                                                     70.8%    11/30/2006
 98                                                                                                     94.0%    10/25/2006
 99                                                                                                    100.0%     12/1/2006
99-a         A-1 Dry Cleaners                                               2,099   7/30/2011          100.0%     12/1/2006
99-b                                                                                                   100.0%     12/1/2006
----------------------------------------------------------------------------------------------------------------------------
 100         Nytec, Inc & Lee Whittaker                                     2,400  12/31/2009          100.0%      9/8/2006
 101         Money Tree Financial LLC                                       2,720   2/28/2011          100.0%    12/27/2006
 102                                                                                                   100.0%      3/1/2007
 103         Casual Male Retail Store                                       6,429   5/31/2014          100.0%     2/26/2007
 104         TranSend LLC                                                  10,521   4/30/2011           93.6%    11/28/2006
----------------------------------------------------------------------------------------------------------------------------
 105                                                                                                   100.0%    12/29/2006
 106                                                                                                   100.0%      3/1/2007
 107         McDermott and Miller CPA                                      10,200  10/31/2010           97.9%    12/20/2006
 108                                                                                                    97.6%      2/2/2007
 109         MSPA Gyms                                                     27,449   9/30/2017           90.7%    12/19/2006
----------------------------------------------------------------------------------------------------------------------------
 110                                                                                                    98.7%      2/2/2007
 111                                                                                                    98.5%      7/2/2006
 112                                                                                                    95.1%    11/20/2006
 113                                                                                                    78.4%    10/31/2006
 114                                                                                                    71.2%    12/31/2006
----------------------------------------------------------------------------------------------------------------------------
 115                                                                                                   100.0%    11/30/2006
 116         Green Touch                                                    6,150   3/31/2008           90.1%    11/30/2006
 117                                                                                                    87.3%     11/8/2006
 118         Danish Grocery                                                 3,300   2/28/2012          100.0%    10/27/2006
 119                                                                                                   100.0%      2/2/2007
----------------------------------------------------------------------------------------------------------------------------
 120         Montis Pizza                                                   2,500   6/30/2008           89.4%    12/27/2006
 121                                                                                                    95.1%    11/13/2006
 122                                                                                                    98.1%    10/12/2006
 123         Starbucks                                                      1,850   8/31/2016          100.0%    12/29/2006
 124                                                                                                    90.9%    12/21/2006
----------------------------------------------------------------------------------------------------------------------------
 125                                                                                                   100.0%     11/1/2006
 126         Rainbow Optics                                                 3,502   3/12/2011          100.0%    11/17/2006
 127                                                                                                    96.2%     12/5/2006
 128                                                                                                    72.1%    12/21/2006
 129         5000 Ft., Inc                                                  5,195   8/31/2009           93.7%    12/11/2006
----------------------------------------------------------------------------------------------------------------------------
 130                                                                                                   100.0%      3/1/2007
130-a                                                                                                  100.0%      3/1/2007
130-b                                                                                                  100.0%      3/1/2007
 131                                                                                                   100.0%      3/1/2007
 132                                                                                                    76.9%     1/26/2007
----------------------------------------------------------------------------------------------------------------------------
 133         Cross Meridian, LLC                                            2,630  11/15/2014           94.3%     1/10/2007
 134         Supercuts                                                      1,500   3/31/2011          100.0%     12/6/2006
 135                                                                                                    88.9%      1/5/2007
 136                                                                                                   100.0%    12/27/2006
 137         Lucky Spin Laundries, LLC                                      4,500  12/31/2007          100.0%     7/18/2006
----------------------------------------------------------------------------------------------------------------------------
 138         Movie Gallery                                                  4,356  12/31/2008           97.0%     9/29/2006
 139                                                                                                   100.0%    10/12/2006
 140                                                                                                   100.0%     12/1/2006
 141                                                                                                    94.2%    10/30/2006
 142                                                                                                   100.0%      3/1/2007
----------------------------------------------------------------------------------------------------------------------------
 143                                                                                                    98.3%     1/26/2007
 144                                                                                                    88.9%    10/31/2006
 145                                                                                                   100.0%      3/1/2007
145-a                                                                                                  100.0%      3/1/2007
145-b                                                                                                  100.0%      3/1/2007
----------------------------------------------------------------------------------------------------------------------------
145-c                                                                                                  100.0%      3/1/2007
145-d                                                                                                  100.0%      3/1/2007
 146         Starbucks                                                      1,506   2/28/2017          100.0%     1/17/2007
 147                                                                                                    84.0%     8/30/2006
 148         Cosmo's                                                        3,000  12/31/2006          100.0%     12/5/2006
----------------------------------------------------------------------------------------------------------------------------
 149         ABC Gift                                                       1,750  10/31/2007           94.9%    11/29/2006
 150                                                                                                   100.0%    12/29/2006
 151                                                                                                    85.8%     9/30/2006
 152                                                                                                    98.2%    10/12/2006
 153                                                                                                   100.0%     9/29/2006
----------------------------------------------------------------------------------------------------------------------------
 154         GlaxoSmithKline                                                5,043  11/30/2010          100.0%     10/1/2006
 155                                                                                                    70.8%    12/19/2006
 156         Sisson Family Dentristy, Inc.                                  2,400  10/30/2010           92.7%     9/26/2006
 157                                                                                                    90.6%    11/28/2006
 158         GR Doodlebug                                                   1,989   4/30/2009          100.0%     12/1/2006
----------------------------------------------------------------------------------------------------------------------------
 159         Westmoreland Commmunity Col.                                   9,109   8/31/2011          100.0%      1/1/2007
 160         The Neurology Group, Inc.                                      6,017  10/15/2014          100.0%     1/17/2007
 161         Jaguar Global Services, Inc.                                   3,654   9/30/2009          100.0%     12/5/2006
 162                                                                                                   100.0%      3/1/2007
 163                                                                                                   100.0%    12/14/2006
----------------------------------------------------------------------------------------------------------------------------
 164                                                                                                    91.2%      8/1/2006
 165         Mike Leming - All American Bar-B-Que Restaurant                5,140  12/31/2010           92.8%      9/1/2006
 166                                                                                                   100.0%      3/1/2007
 167                                                                                                    53.7%    10/31/2006
 168                                                                                                   100.0%      3/1/2007
----------------------------------------------------------------------------------------------------------------------------
168-a                                                                                                  100.0%      3/1/2007
168-b                                                                                                  100.0%      3/1/2007
168-c                                                                                                  100.0%      3/1/2007
168-d                                                                                                  100.0%      3/1/2007
 169         Benchmark Wine                                                 5,306  12/31/2011          100.0%      1/9/2007
----------------------------------------------------------------------------------------------------------------------------
 170         The Hamilton-Ryker Group                                       2,400   1/31/2011           92.9%     1/22/2007
 171                                                                                                   100.0%      3/1/2007
 172         Southern California RE Network                                 1,400  10/30/2009          100.0%    10/31/2006
 173                                                                                                   100.0%      8/1/2006
 174         Through the Years Pediatrics                                   2,146   2/28/2011           83.8%    11/13/2006
----------------------------------------------------------------------------------------------------------------------------
 175                                                                                                    91.7%     9/30/2006
 176                                                                                                   100.0%      3/1/2007
176-a                                                                                                  100.0%      3/1/2007
176-b                                                                                                  100.0%      3/1/2007
176-c                                                                                                  100.0%      3/1/2007
----------------------------------------------------------------------------------------------------------------------------
176-d                                                                                                  100.0%      3/1/2007
 177                                                                                                   100.0%    12/27/2006
 178                                                                                                   100.0%      3/1/2007
 179                                                                                                   100.0%     9/27/2006
 180                                                                                                   100.0%      3/1/2007
----------------------------------------------------------------------------------------------------------------------------
 181         Employers First Choice                                         2,244  10/31/2009           82.2%    11/16/2006
 182         Asia Cafe`                                                     1,950   7/31/2011           89.7%    12/29/2006
 183                                                                                                    77.0%    12/19/2006
 184                                                                                                   100.0%      3/1/2007
 185                                                                                                   100.0%    12/28/2006
----------------------------------------------------------------------------------------------------------------------------
 186                                                                                                    89.9%    10/24/2006
 187                                                                                                   100.0%    12/12/2006
 188                                                                                                   100.0%     12/8/2006
 189                                                                                                   100.0%     11/1/2006
 190                                                                                                   100.0%      3/1/2007
----------------------------------------------------------------------------------------------------------------------------
190-a                                                                                                  100.0%      3/1/2007
190-b                                                                                                  100.0%      3/1/2007
190-c                                                                                                  100.0%      3/1/2007
 191                                                                                                   100.0%    10/12/2006
 192                                                                                                   100.0%    12/14/2006
----------------------------------------------------------------------------------------------------------------------------
 193         Guidance                                                       1,781   2/28/2008          100.0%    10/17/2006
 194                                                                                                    88.1%     11/8/2006
 195                                                                                                   100.0%      3/1/2007
195-a                                                                                                  100.0%      3/1/2007
195-b                                                                                                  100.0%      3/1/2007
----------------------------------------------------------------------------------------------------------------------------
195-c                                                                                                  100.0%      3/1/2007
 196                                                                                                   100.0%      3/1/2007
 197                                                                                                   100.0%    11/13/2006
 198                                                                                                   100.0%     11/1/2006
 199                                                                                                   100.0%      3/1/2007
----------------------------------------------------------------------------------------------------------------------------
 200                                                                                                   100.0%      1/4/2007
 201         Prime West                                                     3,333   1/14/2010          100.0%    12/14/2006
 202                                                                                                   100.0%     1/11/2007
 203                                                                                                   100.0%    12/21/2006
 204                                                                                                   100.0%      3/1/2007
----------------------------------------------------------------------------------------------------------------------------
204-a                                                                                                  100.0%      3/1/2007
204-b                                                                                                  100.0%      3/1/2007
 205                                                                                                   100.0%      3/1/2007
205-a                                                                                                  100.0%      3/1/2007
205-b                                                                                                  100.0%      3/1/2007
----------------------------------------------------------------------------------------------------------------------------
 206         Start LLC                                                      3,562  12/31/2009          100.0%    12/14/2006

                    UPFRONT                         MONTHLY
                REPLACEMENT                     REPLACEMENT            UPFRONT           MONTHLY    MONTHLY TAX   MONTHLY INSURANCE
 ID         RESERVES ($) (9)                   RESERVES ($)      TI/LC ($) (9)         TI/LC ($)     ESCROW ($)          ESCROW ($)
-----------------------------------------------------------------------------------------------------------------------------------

  1                  11,929                          11,929            230,123                           87,591            59,209
  2
 2-a
 2-b
 2-c
-----------------------------------------------------------------------------------------------------------------------------------
 2-d
 2-e
 2-f
 2-g
 2-h
-----------------------------------------------------------------------------------------------------------------------------------
 2-i
 2-j
 2-k
 2-l
 2-m
-----------------------------------------------------------------------------------------------------------------------------------
 2-n
 2-o
 2-p
 2-q
 2-r
-----------------------------------------------------------------------------------------------------------------------------------
 2-s
 2-t
  3
  4                                                                                                     119,641
  5                                                                                                     121,021             7,792
-----------------------------------------------------------------------------------------------------------------------------------
  6               8,183,371                                                                             130,041
  7                                                   8,092          3,928,047                           80,279             7,430
  8
  9
 10
-----------------------------------------------------------------------------------------------------------------------------------
 11                                                   4,435
 12                   1,405                           1,405              4,685             4,685         25,598             3,626
 13                                                   7,627
 14
 15
-----------------------------------------------------------------------------------------------------------------------------------
 16                   7,012                           7,012            500,000            17,917         35,573            15,378
 17                                                   6,694            500,000                           38,071             4,591
17-a
17-b
 18                                                   3,018                                6,118         19,945             6,557
----------------------------------------------------------------------------------------------------------------------------------
 19
 20                                                                                                      32,876             6,512
 21
 22                                                                                                      16,795             4,310
 23
-----------------------------------------------------------------------------------------------------------------------------------
 24                   1,871                           1,871             12,222            12,222         57,320
 25               5,000,000
 26                                                                    500,000
 27                   3,616                           3,616             10,000            10,000         25,171             3,142
 28                 288,000                           4,323                                              12,131             3,293
-----------------------------------------------------------------------------------------------------------------------------------
 29                                                   2,500            510,000            10,000         40,833             4,211
 30                   7,021                           7,021                                              21,714            10,921
30-a
30-b
30-c
-----------------------------------------------------------------------------------------------------------------------------------
30-d
 31                                                             1,436,501 (LOC)                          20,600
 32
 33
 34                                                                                                      44,306             4,101
-----------------------------------------------------------------------------------------------------------------------------------
 35                                                                    450,000
 36
 37                                                                    400,000
 38                            4% of Monthly Gross Revenues                                               5,756
 39
-----------------------------------------------------------------------------------------------------------------------------------
 40                                                   1,571                                2,400          9,020             2,126
 41                   1,332                           1,332              4,667             4,667         10,624               848
 42                   2,996                           2,996              1,147             1,147         34,633             5,437
 43                   4,116                           4,116              9,773             9,773         33,544             9,253
43-a
-----------------------------------------------------------------------------------------------------------------------------------
43-b
43-c
 44                                                   2,107                                4,091         34,209             1,699
 45                                                                                                         866
 46                                                   2,641                                              11,965             1,537
-----------------------------------------------------------------------------------------------------------------------------------
 47                   1,205                           1,205              3,833             3,833          8,324               703
 48                 168,691                           2,077            210,000             8,333         24,325            20,101
48-a
48-b
 49
-----------------------------------------------------------------------------------------------------------------------------------
 50                                                   3,800                                               7,863             3,469
 51
 52                                                     553                                5,000         15,583               913
 53
 54                   3,562                           3,562                                              15,048
-----------------------------------------------------------------------------------------------------------------------------------
 55                                                                    480,000
 56
 57                   1,336                           1,336              7,500             7,500         23,523               959
57-a
57-b
-----------------------------------------------------------------------------------------------------------------------------------
57-c
57-d
57-e
 58                                                                                        2,000         11,205
 59
-----------------------------------------------------------------------------------------------------------------------------------
 60
 61                                                                                                       7,844               388
 62                                                   1,696            115,000             9,000          9,858               778
 63                     446                             446              1,667             1,667          5,934               798
 64
-----------------------------------------------------------------------------------------------------------------------------------
 65
 66                                                                    205,280
66-a
66-b
66-c
-----------------------------------------------------------------------------------------------------------------------------------
 67                     706                             706                                              10,565             1,250
 68                                                   1,746                                              12,930               963
 69                                                                                                      10,245               769
 70                                                                                                      19,152             1,152
 71                                                   9,271                                               8,593             6,304
-----------------------------------------------------------------------------------------------------------------------------------
 72                                                   4,066                                               3,398             1,444
 73                            4% of Monthly Gross Revenues                                               8,626             4,083
 74                     528                             528
 75                                                                                                       9,567
 76                                                   5,900                                               9,931             5,306
-----------------------------------------------------------------------------------------------------------------------------------
 77                                                                                                      16,235             5,073
 78                     273                             273             50,000             1,250          4,095               417
 79                                                   1,009                                               7,864               987
 80
 81
-----------------------------------------------------------------------------------------------------------------------------------
 82                                                   7,350                                               8,854             1,417
 83                                                               125,000 (LOC)
 84                            4% of Monthly Gross Revenues                                               7,083             4,152
 85                     370                             370            150,000                            7,080             3,242
 86                                                   2,493                                               4,148             2,840
-----------------------------------------------------------------------------------------------------------------------------------
 87
 88                                                     842                                              15,576             1,419
 89                                                                                                      17,383
 90
 91                                                                                        2,600          1,322
-----------------------------------------------------------------------------------------------------------------------------------
 92                     607                             607       700,000 (LOC)                           6,418               542
 93
 94                                                               350,000 (LOC)
 95                   1,646                           1,646                                               3,534             3,431
 96                            4% of Monthly Gross Revenues                                               1,757             2,293
-----------------------------------------------------------------------------------------------------------------------------------
 97                                                   6,977                                               3,067             1,223
 98                                                                                                       6,616             4,864
 99                                                     502                                               8,080               866
99-a
99-b
-----------------------------------------------------------------------------------------------------------------------------------
 100                                                    452                                               4,344             2,682
 101
 102
 103                                                                                                      4,507
 104                  1,418                           1,418            300,000             5,000          7,034             1,100
-----------------------------------------------------------------------------------------------------------------------------------
 105                                                  2,723                                               4,593            10,071
 106
 107                                                  1,676                                4,990          7,109               959
 108                  1,750                           1,750                                               7,397             3,332
 109
-----------------------------------------------------------------------------------------------------------------------------------
 110                  1,625                           1,625                                               8,681             3,214
 111                  1,417                           1,417                                               4,127             1,337
 112                                                                                                     11,976             3,308
 113                  7,664                           7,664                                               7,776             1,517
 114                                                  6,116                                               3,810             1,669
-----------------------------------------------------------------------------------------------------------------------------------
 115
 116
 117                                                                                                      3,066               555
 118                                                                     1,361             1,361
 119
-----------------------------------------------------------------------------------------------------------------------------------
 120                                                                                       2,000          5,101               705
 121                                                  3,050                                               8,107             3,445
 122                  2,208                           2,208                                               8,980             3,529
 123                                                                                                      6,683
 124                                                                                                      2,000               429
-----------------------------------------------------------------------------------------------------------------------------------
 125                                                    700                                               2,751
 126
 127                  1,646                           1,646                                               3,820             3,821
 128                                                                                                        769
 129                                                    525                                3,312          3,419               639
-----------------------------------------------------------------------------------------------------------------------------------
 130
130-a
130-b
 131
 132                                                    935                                               5,390               789
-----------------------------------------------------------------------------------------------------------------------------------
 133                                                    242                                3,000          1,575               291
 134                                                    252                                1,008          1,333               551
 135
 136                                                                                                      2,008               842
 137                                                                     1,619             1,619
-----------------------------------------------------------------------------------------------------------------------------------
 138
 139                  1,104                           1,104                                               6,196             2,263
 140                                                                                                      9,461
 141                                                    766                                               4,283               451
 142
-----------------------------------------------------------------------------------------------------------------------------------
 143                  1,188                           1,188                                               5,603             2,389
 144                                                    750                                               1,617
 145
145-a
145-b
-----------------------------------------------------------------------------------------------------------------------------------
145-c
145-d
 146                                                    114                                               7,779             1,497
 147                                                  1,115                                               1,155               428
 148                                                  1,357                                               2,959               312
-----------------------------------------------------------------------------------------------------------------------------------
 149                                                    558                                1,138          5,962               410
 150                                                                                                      2,330               743
 151                 10,044                                                                               2,475               612
 152                  1,146                           1,146                                               4,957             2,119
 153                                                    544
-----------------------------------------------------------------------------------------------------------------------------------
 154                                                    410                                2,353          2,401               269
 155                                                    893                                               2,158               773
 156                                                                    60,000                            3,226
 157                                                  2,667                                               2,963             2,482
 158                                                    153                                1,404          1,587               471
-----------------------------------------------------------------------------------------------------------------------------------
 159
 160                                                                                       2,000          4,533             2,211
 161                                                    541                                              20,815
 162                                                    547                                               2,703               493
 163
-----------------------------------------------------------------------------------------------------------------------------------
 164                                                    994                                               1,606               328
 165                                                    633                                2,500            899               878
 166
 167                                                  3,798                                               6,929             1,252
 168
-----------------------------------------------------------------------------------------------------------------------------------
168-a
168-b
168-c
168-d
 169                                                                                       1,180          3,500               506
-----------------------------------------------------------------------------------------------------------------------------------
 170                                                                                       1,500          3,822               465
 171                    180                             180                563               563          2,797               662
 172                                                                                         992          3,934               192
 173
 174                                                    252                                1,021          2,724               361
-----------------------------------------------------------------------------------------------------------------------------------
 175                 13,850                                                                               1,872               518
 176
176-a
176-b
176-c
-----------------------------------------------------------------------------------------------------------------------------------
176-d
 177                                                                                                      1,474               690
 178
 179                                                    950            425,000                            1,600             1,115
 180
-----------------------------------------------------------------------------------------------------------------------------------
 181                                                                                                      4,825               569
 182                                                                    57,000                              453               337
 183                                                    803                                               1,502               548
 184
 185                                                                    50,000                            5,397               991
-----------------------------------------------------------------------------------------------------------------------------------
 186                                                    621                                               6,245             1,040
 187                  1,208                             604                                  417          2,584               461
 188
 189                                                    213                                  456          3,972               115
 190
-----------------------------------------------------------------------------------------------------------------------------------
190-a
190-b
190-c
 191                    875                             875                                               9,477             1,785
 192
-----------------------------------------------------------------------------------------------------------------------------------
 193                                                    165                                  954          2,667               462
 194
 195
195-a
195-b
-----------------------------------------------------------------------------------------------------------------------------------
195-c
 196                    877                             877                                  667                              218
 197                                                                                         812          2,150               299
 198                                                    726                                               3,490               568
 199                                                    212                                               1,765               349
-----------------------------------------------------------------------------------------------------------------------------------
 200
 201                                                                                                      2,522               268
 202
 203
 204
-----------------------------------------------------------------------------------------------------------------------------------
204-a
204-b
 205
205-a
205-b
-----------------------------------------------------------------------------------------------------------------------------------
 206

                   UPFRONT   OTHER ESCROW
 ID     OTHER ESCROW ($)(9)  DESCRIPTION (9)
---------------------------------------------------------------------------------------------------------------------------

  1             20,793,238   Construction Reserve (18,966,367) and Debt Service Reserve (1,826,871)
  2
 2-a
 2-b
 2-c
---------------------------------------------------------------------------------------------------------------------------
 2-d
 2-e
 2-f
 2-g
 2-h
---------------------------------------------------------------------------------------------------------------------------
 2-i
 2-j
 2-k
 2-l
 2-m
---------------------------------------------------------------------------------------------------------------------------
 2-n
 2-o
 2-p
 2-q
 2-r
---------------------------------------------------------------------------------------------------------------------------
 2-s
 2-t
  3
  4                579,131   Ground Lease Escrow
  5              4,716,692   Construction Completion (200,374), Occupancy Reserve (1,066,318) and Cashflow Reserve
                             (3,450,000) - (LOC)
---------------------------------------------------------------------------------------------------------------------------
  6                660,000   Environmental Reserve
  7              2,000,000   Earnout Escrow
  8
  9
 10
---------------------------------------------------------------------------------------------------------------------------
 11              1,100,000   Rent Letter of Credit
 12              6,500,000   New Tenant Reserve
 13
 14
 15
---------------------------------------------------------------------------------------------------------------------------
 16                300,000   Environmental Holdback
 17
17-a
17-b
 18                488,005   Landlord Obligation Reserve
---------------------------------------------------------------------------------------------------------------------------
 19
 20
 21
 22
 23
---------------------------------------------------------------------------------------------------------------------------
 24
 25
 26
 27              1,600,000   Books-A-Million Rent (400,000), TIs Holdback (1,200,000)
 28                225,000   Rent Holdback Reserve
---------------------------------------------------------------------------------------------------------------------------
 29                345,763   Duke's Reserve (268,780), Noodle House Reserve (40,723), Vision Central Reserve (29,400), Ace
                             Cash Express Reserve (6,860)
 30                  8,250   Violations Holdback
30-a
30-b
30-c
---------------------------------------------------------------------------------------------------------------------------
30-d
 31
 32
 33
 34
---------------------------------------------------------------------------------------------------------------------------
 35
 36
 37
 38
 39                          Zoning Variance Springing Impound
---------------------------------------------------------------------------------------------------------------------------
 40
 41
 42              1,250,000   IHOP Holdback
 43
43-a
---------------------------------------------------------------------------------------------------------------------------
43-b
43-c
 44                          Anchor Tenant Impound (8,500 / month)
 45                366,667   Additional Security
 46
---------------------------------------------------------------------------------------------------------------------------
 47
 48                385,000   Environmental Impound
48-a
48-b
 49
---------------------------------------------------------------------------------------------------------------------------
 50
 51                300,000   Holdback Impound LOC
 52                624,047   Rent Reserve (50,500), Tenant Improvement Reserve (198,547), Leasing Reserve LOC (375,000)
 53
 54
---------------------------------------------------------------------------------------------------------------------------
 55
 56
 57
57-a
57-b
---------------------------------------------------------------------------------------------------------------------------
57-c
57-d
57-e
 58                206,300   Occupancy Reserve LOC
 59
---------------------------------------------------------------------------------------------------------------------------
 60
 61
 62
 63
 64
---------------------------------------------------------------------------------------------------------------------------
 65
 66              1,762,720   Principal Reduction
66-a
66-b
66-c
---------------------------------------------------------------------------------------------------------------------------
 67
 68
 69              1,365,000   Rental Subsidy Escrow
 70
 71
---------------------------------------------------------------------------------------------------------------------------
 72
 73
 74              1,486,773   Expansion Deposit
 75
 76
---------------------------------------------------------------------------------------------------------------------------
 77                 40,000   Additional Security
 78              1,232,758   Vacant Space Holdback & Rita's Ices Holdback
 79                366,000   Occupancy Reserve (180,000), Build-Out Reserve (186,000)
 80                800,000   Rental Achievement Holdback
 81
---------------------------------------------------------------------------------------------------------------------------
 82                142,500   Carpeting Reserve
 83
 84
 85                800,000   Rent Increase Escrow
 86
---------------------------------------------------------------------------------------------------------------------------
 87
 88                 74,000   Environmental Reserve
 89
 90
 91                 28,064   Rent Holdback
---------------------------------------------------------------------------------------------------------------------------
 92                 27,860   Spaulding Gap Rent
 93
 94
 95                415,400   MCI Increase Escrow (400,000); Violation Holdback (15,400)
 96                 81,030   Seasonality Impound
---------------------------------------------------------------------------------------------------------------------------
 97
 98
 99
99-a
99-b
---------------------------------------------------------------------------------------------------------------------------
 100
 101
 102
 103
 104                26,236   Seapine Expansion Rent Holdback
---------------------------------------------------------------------------------------------------------------------------
 105
 106
 107
 108               284,550   MCI Holdback (275,000), Violations Holdback (9,550)
 109               278,125   Occupancy Reserve
---------------------------------------------------------------------------------------------------------------------------
 110               710,350   MCI Increase/ J-51 Abatement Escrow (700,000); Violation Holdback(10,350)
 111
 112
 113
 114
---------------------------------------------------------------------------------------------------------------------------
 115
 116               507,680   Holdback Reserve (280,000), Rent Reserve (7,680), Enhancement Reserve LOC (220,000)
 117
 118
 119
---------------------------------------------------------------------------------------------------------------------------
 120               400,000   Principal Reduction
 121
 122                17,800   Violations Holdback
 123
 124
---------------------------------------------------------------------------------------------------------------------------
 125
 126
 127                 8,450   Violations Holdback
 128                 4,000   Mortgage Taxes
 129                14,931   Tenant Occupancy Impound (Great Basin)
---------------------------------------------------------------------------------------------------------------------------
 130
130-a
130-b
 131
 132               185,000   Expansion Improvements Impound / Environmental Remediation Impound (Springing)
---------------------------------------------------------------------------------------------------------------------------
 133
 134                26,000   AAA Lease Funds Escrow
 135
 136
 137
---------------------------------------------------------------------------------------------------------------------------
 138               220,000   Roof Repair LOC
 139                 5,650   Violations Holdback
 140
 141
 142
---------------------------------------------------------------------------------------------------------------------------
 143                10,000   Survey Risk
 144
 145
145-a
145-b
---------------------------------------------------------------------------------------------------------------------------
145-c
145-d
 146               182,050   Great Florida Bank (80,000), Coldstone Creamery (44,000), FedEx Kinko's (13,500),
                             Starbuck's (44,550)
 147
 148
---------------------------------------------------------------------------------------------------------------------------
 149
 150
 151
 152                 8,900   Violations Holdback
 153
---------------------------------------------------------------------------------------------------------------------------
 154
 155
 156
 157
 158
---------------------------------------------------------------------------------------------------------------------------
 159
 160
 161                60,000   Jostens Space Occupancy Escrow
 162
 163
---------------------------------------------------------------------------------------------------------------------------
 164
 165               150,000   Rent-Up Impound
 166
 167
 168
---------------------------------------------------------------------------------------------------------------------------
168-a
168-b
168-c
168-d
 169
---------------------------------------------------------------------------------------------------------------------------
 170               350,000   Holdback Escrow
 171
 172
 173
 174               250,000   Economic Holdback
---------------------------------------------------------------------------------------------------------------------------
 175
 176
176-a
176-b
176-c
---------------------------------------------------------------------------------------------------------------------------
176-d
 177
 178
 179
 180
---------------------------------------------------------------------------------------------------------------------------
 181
 182
 183
 184
 185
---------------------------------------------------------------------------------------------------------------------------
 186
 187                         Additional Leasing Reserve (Springing)
 188
 189
 190
---------------------------------------------------------------------------------------------------------------------------
190-a
190-b
190-c
 191               102,250   Rent Increase Escrow(100,000) and Violations Holdback (2,250)
 192
---------------------------------------------------------------------------------------------------------------------------
 193
 194
 195
195-a
195-b
---------------------------------------------------------------------------------------------------------------------------
195-c
 196
 197
 198
 199                12,330   Debt Service Reserve and Minimum Account Balance Impounds
---------------------------------------------------------------------------------------------------------------------------
 200
 201
 202
 203
 204                         General Operating and Property Impound Escrow (Springing)
---------------------------------------------------------------------------------------------------------------------------
204-a
204-b
 205                         General Operating and Property Impound Escrow (Springing)
205-a
205-b
---------------------------------------------------------------------------------------------------------------------------
 206

               ENVIRONMENTAL        ENGINEERING
 ID             REPORT DATE         REPORT DATE
-----------------------------------------------------

  1              7/28/2006          11/14/2006
  2               Various             Various
 2-a             11/8/2006          10/26/2006
 2-b             1/31/2007           2/1/2007
 2-c             1/24/2007           1/25/2007
-----------------------------------------------------
 2-d             1/24/2007           1/25/2007
 2-e             1/24/2007           1/15/2007
 2-f             1/29/2007           2/1/2007
 2-g             1/31/2007           2/1/2007
 2-h             1/31/2007           2/1/2007
-----------------------------------------------------
 2-i             1/24/2007           1/25/2007
 2-j             1/24/2007           1/24/2007
 2-k             1/29/2007           2/1/2007
 2-l             2/2/2007            2/1/2007
 2-m             1/24/2007           1/25/2007
-----------------------------------------------------
 2-n             1/30/2007           1/25/2007
 2-o             2/1/2007            2/1/2007
 2-p             1/25/2007           2/1/2007
 2-q             1/25/2007           1/25/2007
 2-r             1/24/2007           1/25/2007
-----------------------------------------------------
 2-s             1/24/2007           1/15/2007
 2-t             1/24/2007           1/25/2007
  3             10/11/2006          10/11/2006
  4              7/11/2005           6/28/2005
  5              1/11/2007           1/30/2007
-----------------------------------------------------
  6              1/22/2007          12/19/2006
  7             10/25/2006           11/8/2006
  8             12/22/2006          12/28/2006
  9             12/22/2006          12/28/2006
 10             12/22/2006          12/28/2006
-----------------------------------------------------
 11             12/11/2006           12/1/2006
 12             10/31/2006          10/30/2006
 13             11/21/2006          11/17/2006
 14             12/22/2006          12/28/2006
 15             12/14/2006           12/8/2006
-----------------------------------------------------
 16             10/11/2006           10/9/2006
 17               Various             Various
17-a             11/2/2006           11/3/2006
17-b             11/3/2006           11/6/2006
 18              1/23/2007          10/30/2006
-----------------------------------------------------
 19             12/13/2006           1/23/2007
 20             12/13/2006          12/29/2006
 21             12/28/2006           1/23/2007
 22              4/11/2006           4/18/2006
 23             11/27/2006          11/22/2006
-----------------------------------------------------
 24              6/6/2006            6/7/2006
 25             11/17/2006          11/17/2006
 26             12/18/2006          12/20/2006
 27             12/15/2006          12/14/2006
 28             12/27/2006           11/9/2006
-----------------------------------------------------
 29             10/24/2006          10/24/2006
 30              1/8/2007            1/5/2007
30-a             1/8/2007            1/5/2007
30-b             1/8/2007            1/5/2007
30-c             1/8/2007            1/5/2007
-----------------------------------------------------
30-d             1/8/2007            1/5/2007
 31             12/14/2006          12/22/2006
 32              1/31/2007           1/31/2007
 33              1/31/2007           1/31/2007
 34              1/5/2007            1/8/2007
-----------------------------------------------------
 35              1/31/2007           1/31/2007
 36              1/31/2007           1/31/2007
 37              1/31/2007           1/31/2007
 38             10/10/2006           10/9/2006
 39             12/12/2006          12/11/2006
-----------------------------------------------------
 40             11/16/2006          11/16/2006
 41              12/7/2006           12/7/2006
 42             12/18/2006          12/20/2006
 43               Various            9/22/2006
43-a             9/22/2006           9/22/2006
-----------------------------------------------------
43-b             9/22/2006           9/22/2006
43-c             9/21/2006           9/22/2006
 44             12/26/2006          12/27/2006
 45              11/3/2006           2/6/2007
 46             11/21/2006          11/21/2006
-----------------------------------------------------
 47              12/7/2006           12/7/2006
 48              7/14/2006           7/17/2006
48-a             7/14/2006           7/17/2006
48-b             7/14/2006           7/17/2006
 49              4/25/2006           4/27/2006
-----------------------------------------------------
 50             12/27/2006          12/27/2006
 51              7/20/2006           7/21/2006
 52              7/28/2006           7/28/2006
 53             12/28/2006           1/23/2007
 54              6/1/2006            5/25/2006
-----------------------------------------------------
 55              12/4/2006           12/6/2006
 56              1/4/2007            1/24/2007
 57               Various           11/14/2006
57-a             11/8/2006          11/14/2006
57-b            10/27/2006          11/14/2006
-----------------------------------------------------
57-c            10/27/2006          11/14/2006
57-d            10/20/2006          11/14/2006
57-e            10/23/2006          11/14/2006
 58              1/9/2007            1/9/2007
 59             11/20/2006          11/29/2006
-----------------------------------------------------
 60              1/19/2007          10/31/2006
 61              1/5/2007            1/17/2007
 62             10/24/2006          10/24/2006
 63             10/12/2006          10/11/2006
 64             11/17/2006          11/20/2006
-----------------------------------------------------
 65             12/12/2006          12/15/2006
 66             12/21/2006            Various
66-a            12/21/2006           1/9/2007
66-b            12/21/2006           1/2/2007
66-c            12/21/2006           1/9/2007
-----------------------------------------------------
 67             12/26/2006          12/26/2006
 68             10/27/2006           9/21/2006
 69             11/15/2006           1/24/2007
 70             12/27/2006           1/24/2007
 71             11/13/2006          11/10/2006
-----------------------------------------------------
 72             11/13/2006          11/13/2006
 73             11/15/2006          11/14/2006
 74              6/21/2006           6/20/2006
 75              12/8/2006          12/22/2006
 76              11/8/2006           11/6/2006
-----------------------------------------------------
 77             12/28/2006           1/25/2007
 78              12/4/2006           12/4/2006
 79              1/19/2007           11/3/2006
 80             11/27/2006          11/27/2006
 81             12/15/2006           1/18/2007
-----------------------------------------------------
 82              1/12/2007           1/12/2007
 83             11/17/2006          11/22/2006
 84             10/20/2006          10/23/2006
 85              9/25/2006           9/27/2006
 86             12/28/2006          12/15/2006
-----------------------------------------------------
 87             12/22/2006           10/9/2006
 88             12/11/2006           12/1/2006
 89             12/11/2006          10/12/2006
 90             10/26/2006          10/20/2006
 91              1/12/2007           1/18/2007
-----------------------------------------------------
 92             10/30/2006          12/17/2006
 93             12/22/2006          12/21/2006
 94              12/1/2006           12/4/2006
 95              9/25/2006           9/25/2006
 96             12/26/2006          12/26/2006
-----------------------------------------------------
 97              9/29/2006           9/29/2006
 98             10/26/2006          10/27/2006
 99              11/8/2006           11/6/2006
99-a             11/8/2006           11/6/2006
99-b             11/8/2006           11/6/2006
-----------------------------------------------------
 100             7/21/2006          10/18/2006
 101            11/22/2006          11/29/2006
 102            10/25/2006          10/24/2006
 103             1/9/2007            1/16/2007
 104            11/20/2006          11/21/2006
-----------------------------------------------------
 105             12/4/2006           12/4/2006
 106             12/6/2006           12/6/2006
 107             12/8/2006          11/20/2006
 108             9/27/2006           9/25/2006
 109             12/1/2006          12/12/2006
-----------------------------------------------------
 110             9/26/2006           9/25/2006
 111             9/12/2006           9/12/2006
 112             11/5/2006          11/28/2006
 113             11/9/2006           11/8/2006
 114             12/1/2006           12/1/2006
-----------------------------------------------------
 115            11/16/2006          11/16/2006
 116             9/5/2006            9/5/2006
 117            11/15/2006          11/14/2006
 118            11/17/2006          11/14/2006
 119            12/16/2006          12/11/2006
-----------------------------------------------------
 120             11/9/2006           11/6/2006
 121            11/22/2006          10/19/2006
 122             10/9/2006           10/4/2006
 123            11/16/2006           1/5/2007
 124                NAP             11/21/2006
-----------------------------------------------------
 125            11/20/2006          10/20/2006
 126             11/7/2006           11/6/2006
 127             9/27/2006           9/25/2006
 128             1/5/2007            1/2/2007
 129                NAP             11/14/2006
-----------------------------------------------------
 130              Various           11/10/2006
130-a            11/9/2006          11/10/2006
130-b           11/10/2006          11/10/2006
 131            11/30/2006          12/17/2006
 132             4/14/2006           4/11/2006
-----------------------------------------------------
 133            10/16/2006          10/20/2006
 134             11/8/2006          11/21/2006
 135             1/15/2007          12/20/2006
 136            12/14/2006          12/22/2006
 137            11/20/2006          11/17/2006
-----------------------------------------------------
 138             1/9/2007           11/22/2006
 139             10/9/2006           10/4/2006
 140             12/6/2006           12/1/2006
 141            10/27/2006           11/1/2006
 142            12/21/2006           12/6/2006
-----------------------------------------------------
 143            12/21/2006          12/19/2006
 144            11/20/2006          10/19/2006
 145                NAP               Various
145-a               NAP             11/17/2006
145-b               NAP             11/13/2006
-----------------------------------------------------
145-c               NAP             11/16/2006
145-d               NAP             11/17/2006
 146            11/28/2006          11/28/2006
 147                NAP              9/18/2006
 148                NAP             12/11/2006
-----------------------------------------------------
 149                NAP             12/13/2006
 150            12/14/2006          12/27/2006
 151            10/18/2006          10/24/2006
 152             10/9/2006           10/4/2006
 153                NAP             10/13/2006
-----------------------------------------------------
 154                NAP              8/23/2006
 155            12/12/2006          11/15/2006
 156                NAP              9/8/2006
 157            10/20/2006          11/15/2006
 158                NAP             10/13/2006
-----------------------------------------------------
 159            12/21/2006          12/20/2006
 160            12/28/2006          12/27/2006
 161             11/6/2006          12/15/2006
 162            10/12/2006           9/29/2006
 163            11/21/2006          11/20/2006
-----------------------------------------------------
 164                NAP              9/12/2006
 165            10/17/2006          10/19/2006
 166                NAP             10/27/2006
 167            11/20/2006          11/20/2006
 168                NAP             11/17/2006
-----------------------------------------------------
168-a               NAP             11/17/2006
168-b               NAP             11/17/2006
168-c               NAP             11/17/2006
168-d               NAP             11/17/2006
 169                NAP              12/6/2006
-----------------------------------------------------
 170             8/10/2006           8/10/2006
 171            11/13/2006          11/15/2006
 172                NAP             10/18/2006
 173                NAP              8/22/2006
 174                NAP             10/20/2006
-----------------------------------------------------
 175            10/18/2006          10/24/2006
 176                NAP               Various
176-a               NAP             11/15/2006
176-b               NAP              12/5/2006
176-c               NAP             11/16/2006
-----------------------------------------------------
176-d               NAP             11/20/2006
 177            12/14/2006          12/29/2006
 178            11/20/2006          11/17/2006
 179             9/28/2006           9/29/2006
 180             10/9/2006          10/10/2006
-----------------------------------------------------
 181                NAP              11/7/2006
 182            11/22/2006          11/20/2006
 183            12/12/2006          11/15/2006
 184             7/12/2006           7/11/2006
 185             12/8/2006           12/7/2006
-----------------------------------------------------
 186                NAP             10/27/2006
 187             11/8/2006           11/3/2006
 188            11/13/2006           11/9/2006
 189                NAP             10/20/2006
 190                NAP             11/15/2006
-----------------------------------------------------
190-a               NAP             11/15/2006
190-b               NAP             11/15/2006
190-c               NAP             11/15/2006
 191             10/9/2006           10/4/2006
 192             12/5/2006          11/28/2006
-----------------------------------------------------
 193                NAP              7/14/2006
 194                NAP              11/1/2006
 195                NAP               Various
195-a               NAP             11/20/2006
195-b               NAP             11/20/2006
-----------------------------------------------------
195-c               NAP              12/5/2006
 196                NAP             10/19/2006
 197                NAP              9/15/2006
 198                NAP             10/30/2006
 199                NAP             10/20/2006
-----------------------------------------------------
 200            12/12/2006          12/11/2006
 201                NAP             10/23/2006
 202            12/20/2006          12/20/2006
 203            12/14/2006          12/13/2006
 204             9/20/2006              NAP
-----------------------------------------------------
204-a            9/20/2006              NAP
204-b            9/20/2006              NAP
 205            10/10/2006              NAP
205-a           10/10/2006              NAP
205-b           10/10/2006              NAP
-----------------------------------------------------
 206            11/21/2006          11/20/2006

 ID          LOAN SPONSOR
----------------------------------------------------------------------------------------------------------

  1          The Related Companies, Shawn Samson, Jack Kashani
  2          AMB-SGP, L.P.
 2-a
 2-b
 2-c
----------------------------------------------------------------------------------------------------------
 2-d
 2-e
 2-f
 2-g
 2-h
----------------------------------------------------------------------------------------------------------
 2-i
 2-j
 2-k
 2-l
 2-m
----------------------------------------------------------------------------------------------------------
 2-n
 2-o
 2-p
 2-q
 2-r
----------------------------------------------------------------------------------------------------------
 2-s
 2-t
  3          Behringer Harvard REIT I, Inc.
  4          Sunstone Hotel Investors, Inc.
  5          Morris, Jack; Sheryl Weingarten Morris; Joseph Marino
----------------------------------------------------------------------------------------------------------
  6          Lowe Hospitality Investment Partners, LLC
  7          Richard G. Carlson
  8          Belair Capital Fund LLC
  9          Belwater Capital Fund LLC
 10          Belshire Capital Fund LLC
----------------------------------------------------------------------------------------------------------
 11          Robert C. Baker
 12          Daniel Massry and Capmark Commercial Realty Fund II
 13          Intercontinental REIF III
 14          Clearwood Capital Fund LLC
 15          Sherwin Jarol, Morris D. Ziegler
----------------------------------------------------------------------------------------------------------
 16          Jeno D. Guttman, Moses Mizrahi
 17          Meridian Realty Investments, LLC
17-a
17-b
 18          Burk Collins
----------------------------------------------------------------------------------------------------------
 19          Riverview Management Company
 20          Karasick, George O.; Jack Morris; Harry Reider
 21          Hankin, Robert; Samuel Hankin; Richard Hankin
 22          Marilyn M Short, Donald R Short, Cathy Oliva, Rene M Oliva
 23          Michael J. Corliss, Martin D. Waiss, Co-Trustee
----------------------------------------------------------------------------------------------------------
 24          Creekstone Partners, LLC
 25          Thomas Point Ventures, LP
 26          Kamyar Mateen and Shervin Mateen
 27          Menashe (Mark) Frankel, Yeheskal Frankel
 28          Vidya N. Singh, Shailendra Kumar, Bhadresh Dhila
----------------------------------------------------------------------------------------------------------
 29          William L. Hutchinson
 30          Bernard Miller, Yechiel E Weinberger
30-a
30-b
30-c
----------------------------------------------------------------------------------------------------------
30-d
 31          Tucker, Richard
 32          Mark Zappala
 33          Mark Zappala
 34          Keith J. Hempel, III
----------------------------------------------------------------------------------------------------------
 35          Mark Zappala, Frank J. Zappala, III
 36          Mark Zappala, Frank J. Zappala, III
 37          Mark Zappala, Frank J. Zappala, III
 38          Richard Bartell
 39          Joseph Wolf, Michael Fiesch, Robert T. Flesch
----------------------------------------------------------------------------------------------------------
 40          Panos Sklavenitis
 41          Steven Fogel, Howard Banchik
 42          Joseph J. Sitt
 43          Nicholas Aynilian, Vahram Aynilian
43-a
----------------------------------------------------------------------------------------------------------
43-b
43-c
 44          Dinesh Atreya
 45          Heiner, Harold L.; Stanley R.Franczek
 46          Norman R. Pozez
----------------------------------------------------------------------------------------------------------
 47          Steven Fogel, Howard Banchik
 48          Bruce E Moore, NWO, LLC
48-a
48-b
 49          Kimco Realty Corporation
----------------------------------------------------------------------------------------------------------
 50          Richard M. Perlman
 51          David Nankin
 52          Ronald A Raddon
 53          Hankin, Robert; Samuel Hankin; Richard Hankin
 54          Richard J. High and John M. Corcoran Jr.
----------------------------------------------------------------------------------------------------------
 55          Goldrach, Anne
 56          Pries, Paul; Koula Pries; Terry Pries; Dino Pries; George Pries
 57          Jeff Hipple
57-a
57-b
----------------------------------------------------------------------------------------------------------
57-c
57-d
57-e
 58          Green Courte Real Estate Partners, LLC
 59          Natan, Ed; Asher Hyman
----------------------------------------------------------------------------------------------------------
 60          Washington Capital Joint Master Real Estate Equity Fund
 61          Montecito Medical Investment Company
 62          Jon S. Schisler, Shaun E. Schisler, Paul D. Belden, Lisa F. Belden
 63          Morris Yasavolian
 64          JWM Family Enterprises, LP
----------------------------------------------------------------------------------------------------------
 65          Inland Real Estate Corporation, Inc
 66          Town Development Inc, Curtis Kossman, Marc Kossman, Paul Kossman
66-a
66-b
66-c
----------------------------------------------------------------------------------------------------------
 67          Barbara K. Peel,  William F. Peel, Jr.
 68          Neil Simon, Kenneth Henick
 69          Stephens, Don; Lane Stephens
 70          Curtis III, George T.; Curtis Investment Group, Inc.
 71          Rajesh Ashwin Patel, Bhavesh Patel
----------------------------------------------------------------------------------------------------------
 72          Rajesh Ashwin Patel, Bhavesh Patel
 73          Ramesh C. Patel, Ramesh M. Patel, Kirit M. Patel, Dr. Vikram D. Patel
 74          Geri Brawerman
 75          MacKenzie Properties, Inc., H.S. Development Association, Building C Development Association
 76          Allen I. Gross
----------------------------------------------------------------------------------------------------------
 77          Ruddy, Christopher
 78          Jeffrey Schonberger, Daniel Adler
 79          Charles T. Hodges
 80          Gerald L. Trooien
 81          Wong, Dennis; Richard Squires
----------------------------------------------------------------------------------------------------------
 82          Theodore A. Sahley
 83          Udall, Ronald
 84          Peter G. Trethewey, Eric D. Horodas
 85          Nicholas Chimienti
 86          Nicholas W. Jekogian, III
----------------------------------------------------------------------------------------------------------
 87          Lexington Corporate Properties Trust; Lepercq Corporate Income Fund II
 88          Thomas Maoli
 89          Peter Kalkus, Martin Solomon
 90          Michael Heslov, Mark Esses
 91          Cahan, Robert M.; Joe Ham
----------------------------------------------------------------------------------------------------------
 92          Ajaib Bhadare
 93          J. Allen Radford
 94          Tankenoff, Scott M.; Hillcrest Development LLLP
 95          Marilyn Finkelstein, Ilene Morgan
 96          Stephen Silver, Ronald E Schafer
----------------------------------------------------------------------------------------------------------
 97          Jayantilal J. Barot
 98          Lee Burnette Schink and David R. Schink
 99          Wayne C. Harris, Sun I. Harris
99-a
99-b
----------------------------------------------------------------------------------------------------------
 100         Brian Joseph Regan
 101         Inland Real Estate Corporation, Inc
 102         Michael Heslov, Mark Esses
 103         Bressman, Charles
 104         Lawrence E. Fiedler, Patrick D. Barrett
----------------------------------------------------------------------------------------------------------
 105         Stewart Juneau
 106         Madison Realty Partnership LLC
 107         Terri Gangestad, Alan Gangestad
 108         Marilyn Finkelstein, Ilene Morgan, David Kaplan
 109         Kossman, Curtis; Marc Kossman
----------------------------------------------------------------------------------------------------------
 110         Marilyn Finkelstein, Ilene Morgan, David Kaplan
 111         Harold Rosenblum, Sean K. O'Brien
 112         Slate Ronning, Ronning Commercial, LLC,
 113         Kulbushan Gupta
 114         Bharat Patel
----------------------------------------------------------------------------------------------------------
 115         Alexander P. Federbush, Charles E. Federbush
 116         Doyle Security Fund, LLC
 117         Edmund C. Olson
 118         Michael Klein, Philip Klein
 119         Delisle, Roger; Thomas Ghents
----------------------------------------------------------------------------------------------------------
 120         Juliano, Thomas E.; Michelle Banfe
 121         Shyam H. Hingorani
 122         Marilyn Finkelstein, Ilene Morgan
 123         Gotlieb, Roy
 124         Edmund C. Olson, Craig D. Olson
----------------------------------------------------------------------------------------------------------
 125         Continental Communities, LLC
 126         James M. Murray, Jr., Irwin Shepherd Murray, Abigail Paine Murray
 127         Marilyn Finkelstein, Ilene Morgan
 128         Bruner, Vincent M.
 129         Alexander Hose, Marion Tavenner Hose
----------------------------------------------------------------------------------------------------------
 130         Gregory Botsivales, Harry Botsivales
130-a
130-b
 131         William J. Evans
 132         Daniel E. Braun
----------------------------------------------------------------------------------------------------------
 133         Mohamed Seirafi
 134         David Propach, Natasha Wasserman
 135         Hannah L. Beck and Robert D. Beck
 136         Tennen, Harold; Roberta Tennen
 137         Michael Klein, Philip Klein
----------------------------------------------------------------------------------------------------------
 138         Robert K. Horn, Scott D. Stinson, Matthew S. Fagin, Richard O. Fine, Jason W. Fine
 139         Marilyn Finkelstein, Ilene Morgan, David Kaplan
 140         Steven L. Kessel, Jeffrey A. Kessel
 141         Dennis F. Nelson
 142         Dinesh Atreya
----------------------------------------------------------------------------------------------------------
 143         Steven Astrove
 144         Continental Communities, LLC
 145         Robert Buchalter
145-a
145-b
----------------------------------------------------------------------------------------------------------
145-c
145-d
 146         Andrew Martin
 147         Bruce Simon
 148         Nathan A Shor
----------------------------------------------------------------------------------------------------------
 149         James Wha Chung, Sung Ja Ma Chung
 150         Tennen, Harold; Roberta Tennen
 151         Julie Rothgeb, James Rothgeb, Phyllis Kochavi, Doron Kochavi
 152         Marilyn Finkelstein, Ilene Morgan
 153         MFI Properties, Inc.
----------------------------------------------------------------------------------------------------------
 154         Kenneth Barnett, Jeffrey P Engleman, Dean F Eisma
 155         Arthur C. Wiggins III, John H. Moore
 156         Carl A. Austin, Lawrence A. Shapin
 157         Sheehy, Alan; Rick Bennett
 158         Joanne McColm, Larry E. McColm
----------------------------------------------------------------------------------------------------------
 159         Rod. L. Piatt
 160         Pozo, Jaime
 161         Perry Fine, Lonnie Fine
 162         Gary Larson, David Kramer
 163         Francini, Peter J.
----------------------------------------------------------------------------------------------------------
 164         Bruce Simon
 165         George Meshkanian, Daryoush Khani, Michael Khani, Tivoli Plaza LLC.
 166         Michelle Mendelson, James Chaconas, Barry Margolis, State Theater, LLC
 167         David W Peters
 168         Robert Buchalter
----------------------------------------------------------------------------------------------------------
168-a
168-b
168-c
168-d
 169         Robert A McHugh, Michael C Jaeger
----------------------------------------------------------------------------------------------------------
 170         Kelly McCreight, Wayne McCreight, Crawford Gallimore
 171         Moshe (Mark) Mehlman
 172         Ashokkumar R. Patel
 173         Joseph J. Giraudo, Pamela J Pasquan, Stephen L Pasquan, Beverly J Giraudo
 174         Efraim Abramoff, Rami Kotel, Jeff Kotel, Harnov, L.L.C.
----------------------------------------------------------------------------------------------------------
 175         Julie Rothgeb, James Rothgeb, Phyllis Kochavi, Doron Kochavi
 176         Robert Buchalter
176-a
176-b
176-c
----------------------------------------------------------------------------------------------------------
176-d
 177         Tennen, Harold; Roberta Tennen
 178         Steven Striar
 179         Victor W Sparber, Robert I Fischer
 180         Shelley B. Detrick, Barbara J. Detrick
----------------------------------------------------------------------------------------------------------
 181         Seta M. Tcherkoyan, Gregory N. Tcherkoyan
 182         Sullivan, Michael
 183         Arthur C. Wiggins III, John H. Moore, Richard O. Martin
 184         Kenneth D. McCloskey, Allan Sebanc
 185         Kerzner, Sandy; Irving Kerzner; Hope Kerzner
----------------------------------------------------------------------------------------------------------
 186         Luke McCarthy
 187         Anwer Jamal, Seema Jamal
 188         Gold, David
 189         Jonathan Lindsay, Falcon International, Inc.
 190         Robert Buchalter
----------------------------------------------------------------------------------------------------------
190-a
190-b
190-c
 191         Marilyn Finkelstein, Ilene Morgan
 192         Gibbs Jr., Charles
----------------------------------------------------------------------------------------------------------
 193         Frank Lee
 194         Randy Prock, George Smith
 195         Robert Buchalter
195-a
195-b
----------------------------------------------------------------------------------------------------------
195-c
 196         Ezatollah Mamaghani
 197         Stephen Fiore, Lee Mashburn
 198         John D Stewart
 199         Sanjay Ganpule, Ganpule Living Trust
----------------------------------------------------------------------------------------------------------
 200         Hauser, Kimberly
 201         Ronald L. Peck, Brett R. Ormsby
 202         Schindler, Eric; Carrie Schindler
 203         Helman, Gloria
 204         Broadstone Net Lease, LLC
----------------------------------------------------------------------------------------------------------
204-a
204-b
 205         Broadstone Net Lease, LLC
205-a
205-b
----------------------------------------------------------------------------------------------------------
 206         Francini, Peter J.

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR15

APPENDIX C - CERTAIN CHARACTERISTICS OF THE MULTIFAMILY AND MANUFACTURED HOUSING
COMMUNITY LOANS

                                                                                                 % OF
           CMSA          CMSA          MORTGAGE                                              INITIAL POOL      LOAN GROUP
  ID     LOAN NO.    PROPERTY NO.   LOAN SELLER (2)  PROPERTY NAME (1)                         BALANCE        (ONE OR TWO)
-----------------------------------------------------------------------------------------------------------------------------

  20        20          20-001          PCF II       The Pointe at Neptune                       1.0%               2
  21        21          21-001          PCF II       Chaddwell Apartments                        1.0%               2
  22        22          22-001            WFB        Desert Gardens Apartments                   0.9%               2
  28        28          28-001           PMCF        Potomac Gardens                             0.7%               2
  30        30                           BSCMI       Unionport Portfolio                         0.7%               2
-----------------------------------------------------------------------------------------------------------------------------
 30-a                   30-001           BSCMI       1980 Unionport Road                         0.3%
 30-b                   30-002           BSCMI       1954 Unionport Road                         0.2%
 30-c                   30-003           BSCMI       1944 Unionport Road                         0.1%
 30-d                   30-004           BSCMI       733 Arnow Avenue                            0.1%
  39        39          39-001            WFB        Brook Gardens MHC                           0.6%               2
-----------------------------------------------------------------------------------------------------------------------------
  50        50          50-001           PMCF        Regent Park Apartments                      0.5%               2
  51        51          51-001            WFB        Timber Ridge Apartments                     0.5%               2
  53        53          53-001          PCF II       Severgn Apartments                          0.5%               2
  54        54          54-001           BSCMI       Westcott Terrace                            0.4%               2
  76        76          76-001           PMCF        Valley Oaks Apartments                      0.3%               2
-----------------------------------------------------------------------------------------------------------------------------
  86        86          86-001           PMCF        Capital East                                0.3%               2
  95        95          95-001           BSCMI       230 East 167th Street                       0.2%               2
  98        98          98-001            WFB        Festival Apartments                         0.2%               2
  105       105        105-001           PMCF        Lake Sherwood Elderly Community             0.2%               2
  108       108        108-001           BSCMI       690 Gerard Avenue                           0.2%               2
-----------------------------------------------------------------------------------------------------------------------------
  111       111        111-001           BSCMI       The Sidway                                  0.2%               2
  112       112        112-001            WFB        River Oaks & River Garden Apartments        0.2%               2
  121       121        121-001           PMCF        Atrium Regency Apartments                   0.2%               2
  122       122        122-001           BSCMI       610 Trinity Avenue                          0.2%               2
  125       125        125-001            WFB        Pepin Woods MHC                             0.2%               2
-----------------------------------------------------------------------------------------------------------------------------
  127       127        127-001           BSCMI       1230 Teller Avenue                          0.2%               2
  135       135        135-001           NLIC        Northwoods Apartments                       0.1%               2
  136       136        136-001          PCF II       Trojandale Apartments                       0.1%               2
  139       139        139-001           BSCMI       2305 University Avenue                      0.1%               2
  143       143        143-001           BSCMI       511 Main Street                             0.1%               2
-----------------------------------------------------------------------------------------------------------------------------
  144       144        144-001            WFB        Summit Park MHC                             0.1%               2
  147       147        147-001            WFB        Countryside Village                         0.1%               2
  150       150        150-001          PCF II       The Spot on 30th Street                     0.1%               2
  152       152        152-001           BSCMI       111 Mt. Hope Place                          0.1%               2
  157       157        157-001          PCF II       Rolling Hills Apartments                    0.1%               2
-----------------------------------------------------------------------------------------------------------------------------
  164       164        164-001            WFB        LaPorte Village MHC                         0.1%               2
  173       173        173-001            WFB        Parkridge Apartments                        0.1%               2
  177       177        177-001          PCF II       The Tower                                   0.1%               2
  191       191        191-001           BSCMI       5 South 16th Avenue                         0.1%               2
  198       198        198-001            WFB        Terrace Pointe                              0.1%               2
-----------------------------------------------------------------------------------------------------------------------------

        % OF APPLICABLE                  GENERAL                           DETAILED
           LOAN GROUP         # OF       PROPERTY                          PROPERTY
  ID        BALANCE        PROPERTIES    TYPE                              TYPE
----------------------------------------------------------------------------------------------------------

  20          9.5%              1        Multifamily                       Garden
  21          9.0%              1        Multifamily                       Garden
  22          8.4%              1        Multifamily                       Garden
  28          6.6%              1        Multifamily                       Garden
  30          6.2%              4        Various                           Various
----------------------------------------------------------------------------------------------------------
 30-a         2.6%              1        Mixed Use                         Multifamily/Retail
 30-b         1.4%              1        Multifamily                       Mid Rise
 30-c         1.2%              1        Multifamily                       Mid Rise
 30-d         0.9%              1        Multifamily                       Mid Rise
  39          5.6%              1        Manufactured Housing Community    Manufactured Housing Community
----------------------------------------------------------------------------------------------------------
  50          4.6%              1        Multifamily                       Garden
  51          4.4%              1        Multifamily                       Garden
  53          4.2%              1        Multifamily                       Garden
  54          3.9%              1        Multifamily                       Senior Housing
  76          2.7%              1        Multifamily                       Garden
----------------------------------------------------------------------------------------------------------
  86          2.4%              1        Multifamily                       Garden
  95          2.2%              1        Mixed Use                         Multifamily/Retail
  98          2.1%              1        Multifamily                       Garden
  105         2.0%              1        Multifamily                       Independent Living
  108         1.9%              1        Multifamily                       Mid Rise
----------------------------------------------------------------------------------------------------------
  111         1.9%              1        Multifamily                       Mid Rise
  112         1.9%              1        Multifamily                       Garden
  121         1.6%              1        Multifamily                       Garden
  122         1.6%              1        Multifamily                       Mid Rise
  125         1.5%              1        Manufactured Housing Community    Manufactured Housing Community
----------------------------------------------------------------------------------------------------------
  127         1.5%              1        Multifamily                       Mid Rise
  135         1.3%              1        Multifamily                       Garden
  136         1.3%              1        Multifamily                       Garden
  139         1.2%              1        Multifamily                       Mid Rise
  143         1.2%              1        Multifamily                       Garden
----------------------------------------------------------------------------------------------------------
  144         1.2%              1        Manufactured Housing Community    Manufactured Housing Community
  147         1.1%              1        Manufactured Housing Community    Manufactured Housing Community
  150         1.1%              1        Multifamily                       Garden
  152         1.1%              1        Multifamily                       Mid Rise
  157         1.0%              1        Multifamily                       Garden
----------------------------------------------------------------------------------------------------------
  164         1.0%              1        Manufactured Housing Community    Manufactured Housing Community
  173         0.9%              1        Multifamily                       Mid Rise
  177         0.8%              1        Multifamily                       Garden
  191         0.7%              1        Mixed Use                         Multifamily/Retail
  198         0.5%              1        Multifamily                       Garden
----------------------------------------------------------------------------------------------------------

  ID    STREET ADDRESS                                        CITY              COUNTY                    STATE       ZIP CODE
-----------------------------------------------------------------------------------------------------------------------------------

  20    3425 West Bangs Avenue                                Neptune           Monmouth                    NJ          07754
  21    100 Kimberwyck Lane                                   Exton             Chester                     PA          19341
  22    13517 & 13621 West Glendale Ave                       Glendale          Maricopa                    AZ          85307
  28    1300 Sanderson Drive                                  Sterling          Loudoun                     VA          20164
  30    Various                                               Bronx             Bronx                       NY         Various
-----------------------------------------------------------------------------------------------------------------------------------
 30-a   1980 Unionport Road                                   Bronx             Bronx                       NY          10462
 30-b   1954 Unionport Road                                   Bronx             Bronx                       NY          10462
 30-c   1944 Unionport Road                                   Bronx             Bronx                       NY          10462
 30-d   733 Arnow Avenue                                      Bronx             Bronx                       NY          10467
  39    38 W. Canyon Drive                                    Hamburg           Erie                        NY          14075
-----------------------------------------------------------------------------------------------------------------------------------
  50    9400 Hurtsbourne Park Boulevard                       Louisville        Jefferson                   KY          40220
  51    6935 South Timber Ridge Lane                          Oak Creek         Milwaukee                   WI          53154
  53    913 South Severgn Drive                               Exton             Chester                     PA          19341
  54    319 Providence Street                                 West Warwick      Kent                        RI          02893
  76    2400 Johnson Road                                     Atlanta           DeKalb                      GA          30345
-----------------------------------------------------------------------------------------------------------------------------------
  86    816 E Street, NE & 518 9th Street, NE                 Washington        District of Columbia        DC          20002
  95    230 East 167th Street                                 Bronx             Bronx                       NY          10456
  98    500 Festival Place                                    Montgomery        Montgomery                  AL          36117
  105   4101 Plaza Tower Drive                                Baton Rouge       East Baton Rouge Parish     LA          70816
  108   690 Gerard Avenue                                     Bronx             Bronx                       NY          10451
-----------------------------------------------------------------------------------------------------------------------------------
  111   775 Main Street                                       Buffalo           Erie                        NY          14203
  112   800 E 14th St., 400 E 13th St., 405 E 12th St         SiouxS Falls      Minnehaha                   SD          57104
  121   5655 Glenmont Drive                                   Houston           Harris                      TX          77081
  122   610 Trinity Avenue                                    Bronx             Bronx                       NY          10455
  125   2118 Pioneer Rd                                       Red Wing          Goodhue                     MN          55066
-----------------------------------------------------------------------------------------------------------------------------------
  127   1230 Teller Avenue                                    Bronx             Bronx                       NY          10456
  135   8565 Daly Road                                        Cincinnati        Hamilton                    OH          45231
  136   2623 Ellendale Place                                  Los Angeles       Los Angeles                 CA          90007
  139   2305 University Avenue                                Bronx             Bronx                       NY          10468
  143   511 Main Street                                       West Haven        New Haven                   CT          06516
-----------------------------------------------------------------------------------------------------------------------------------
  144   240 Summit Park                                       St Peter          Nicollet                    MN          56082
  147   936 Shive Lane                                        Bowling Green     Warren                      KY          42103
  150   721 West 30th Street                                  Los Angeles       Los Angeles                 CA          90007
  152   111 Mt. Hope Place                                    Bronx             Bronx                       NY          10453
  157   8855 Maya Lane                                        Jennings          St Louis                    MO          63136
-----------------------------------------------------------------------------------------------------------------------------------
  164   1083 East State Road  2                               LaPorte           LaPorte                     IN          46350
  173   70 & 90 Parkridge Drive                               San Francisco     San Francisco               CA          94131
  177   2901 South Hoover Street                              Los Angeles       Los Angeles                 CA          90007
  191   5 South 16th Avenue                                   Mount Vernon      Westchester                 NY          10550
  198   1800 16th Street NW                                   Minot             Ward                        ND          58703
-----------------------------------------------------------------------------------------------------------------------------------

                           CUT-OFF DATE         ORIGINAL             STATED REMAINING          ORIGINAL             REMAINING
        CUT-OFF DATE        BALANCE PER     TERM TO MATURITY         TERM TO MATURITY        AMORTIZATION          AMORTIZATION
  ID      BALANCE ($) (3)       UNIT ($)    OR ARD (MOS.) (4)       OR ARD (MOS.) (4)      TERM (MOS.) (4)       TERM (MOS.) (4)
------------------------------------------------------------------------------------------------------------------------------------

  20      29,000,000         151,041.67            120                     119                    0                     0
  21      27,460,994          84,756.16            120                     119                   360                   359
  22      25,891,579          48,668.38            120                     118                   360                   358
  28      20,100,000         104,687.50            120                     118                   360                   360
  30      19,000,000          56,379.82            120                     119                   360                   360
------------------------------------------------------------------------------------------------------------------------------------
 30-a      8,000,000
 30-b      4,400,000
 30-c      3,800,000
 30-d      2,800,000
  39      17,200,000          40,470.59            120                     119                    0                     0
------------------------------------------------------------------------------------------------------------------------------------
  50      14,020,000          61,491.23            120                     119                    0                     0
  51      13,500,000          42,056.07            120                     119                   360                   360
  53      12,881,703          67,092.20            120                     119                   360                   359
  54      12,065,802          76,852.24            119                     117                   359                   357
  76       8,400,000          35,593.22            120                     118                   360                   360
------------------------------------------------------------------------------------------------------------------------------------
  86       7,375,000          60,950.41            120                     118                   360                   360
  95       6,700,000          84,810.13            60                       59                   360                   360
  98       6,500,000          35,326.09            120                     117                   360                   360
  105      6,191,803          51,598.36            120                     119                   360                   359
  108      5,850,000          69,642.86            60                       59                   360                   360
------------------------------------------------------------------------------------------------------------------------------------
  111      5,700,000          83,823.53            120                     117                   360                   360
  112      5,682,178          31,220.76            120                     117                   360                   357
  121      5,000,000          40,983.61            120                     118                   360                   360
  122      4,900,000          46,226.42            60                       58                   360                   360
  125      4,600,000          27,380.95            120                     117                   360                   360
------------------------------------------------------------------------------------------------------------------------------------
  127      4,500,000          56,962.03            60                       58                   360                   360
  135      4,000,000          37,037.04            120                     119                   360                   360
  136      3,994,494         199,724.71            120                     119                   360                   359
  139      3,800,000          71,698.11            60                       57                   360                   360
  143      3,600,000          63,157.89            120                     118                   360                   360
------------------------------------------------------------------------------------------------------------------------------------
  144      3,580,000          19,888.89            120                     117                   360                   360
  147      3,471,187          16,296.65            120                     116                   360                   356
  150      3,395,320         169,766.00            120                     119                   360                   359
  152      3,300,000          60,000.00            60                       58                   360                   360
  157      3,144,937          24,569.82            120                     118                   360                   358
------------------------------------------------------------------------------------------------------------------------------------
  164      2,948,402          13,713.50            120                     116                   360                   356
  173      2,687,234          95,972.65            120                     115                   360                   355
  177      2,596,421         216,368.43            120                     119                   360                   359
  191      2,100,000          42,000.00            60                       57                   360                   360
  198      1,620,379          50,636.84            120                     118                   360                   358
------------------------------------------------------------------------------------------------------------------------------------

            REMAINING                              DSCR            CUT-OFF               LTV
          INTEREST ONLY                        AFTER INITIAL       DATE LTV            RATIO AT        UTILITIES
  ID    PERIOD (MOS.) (4)     DSCR (X) (5)     IO PERIOD (X)      RATIO (6)      MATURITY OR ARD (6)   PAID BY TENANT
------------------------------------------------------------------------------------------------------------------------------------

  20           119                1.34              NAP             80.0%               80.0%          Electric, Gas, Water, Sewer
  21                              1.27              NAP             74.4%               62.1%          Electric
  22                              1.19              NAP             70.6%               60.7%          Electric
  28            58                1.38             1.14             75.6%               70.4%          Electric, Gas
  30            59                1.42             1.17             72.2%               67.3%
------------------------------------------------------------------------------------------------------------------------------------
 30-a                                                                                                  Electric
 30-b                                                                                                  Electric
 30-c                                                                                                  Electric
 30-d                                                                                                  Electric
  39           119                1.36              NAP             78.7%               78.7%          Electric, Gas
------------------------------------------------------------------------------------------------------------------------------------
  50           119                1.34              NAP             74.6%               74.6%          None
  51            47                1.35             1.12             79.9%               73.3%          Electric, Gas
  53                              1.26              NAP             74.5%               62.2%          Electric
  54                              1.20              NAP             78.9%               67.4%          Electric
  76            22                1.46             1.21             80.0%               70.5%          Electric, Gas, Water, Sewer
------------------------------------------------------------------------------------------------------------------------------------
  86            34                1.44             1.20             78.5%               70.6%          Electric
  95            11                1.34             1.13             67.7%               64.3%          Electric
  98            57                2.22             1.85             53.3%               49.8%          Electric
  105                             1.38              NAP             60.1%               51.2%          Electric
  108           11                1.38             1.16             68.8%               65.4%          Electric
------------------------------------------------------------------------------------------------------------------------------------
  111           33                1.57             1.30             80.3%               72.2%          Electric
  112                             1.39              NAP             73.8%               62.5%          Electric
  121           34                1.43             1.20             78.7%               71.0%          Electric
  122           10                1.47             1.23             64.5%               61.2%          Electric
  125           33                1.33             1.14             80.0%               72.7%          Electric
------------------------------------------------------------------------------------------------------------------------------------
  127           10                1.41             1.19             63.4%               60.3%          Electric
  135           59                1.76             1.45             74.1%               69.0%          Electric
  136                             1.29              NAP             62.2%               52.4%          Electric, Gas
  139           9                 1.44             1.20             70.4%               66.7%          Electric
  143           58                1.44             1.18             80.0%               74.6%          Electric, Gas
------------------------------------------------------------------------------------------------------------------------------------
  144           33                1.36             1.17             80.0%               72.7%          Electric, Gas
  147                             1.25              NAP             76.8%               65.6%          Electric, Gas, Water, Sewer
  150                             1.35              NAP             56.6%               47.7%          Electric, Gas
  152           10                1.46             1.22             64.7%               61.4%          Electric
  157                             1.29              NAP             79.8%               67.5%          Electric, Gas
------------------------------------------------------------------------------------------------------------------------------------
  164                             1.28              NAP             78.4%               67.1%          Electric, Gas
  173                             1.32              NAP             48.9%               41.9%          Electric, Gas
  177                             1.31              NAP             58.2%               49.0%          Electric, Gas
  191           9                 1.40             1.16             65.6%               62.2%          Electric
  198                             1.43              NAP             79.8%               67.6%          Electric
------------------------------------------------------------------------------------------------------------------------------------

              STUDIOS                               1 BEDROOM                            2 BEDROOM
               NO. OF             AVG RENT            NO. OF           AVG RENT            NO. OF           AVG RENT
  ID         UNITS/ROOMS        PER MO. ($)         UNITS/ROOMS       PER MO. ($)        UNITS/ROOMS       PER MO. ($)
--------------------------------------------------------------------------------------------------------------------------

  20                                                    48               1,361              144               1,527
  21                                                   120                965               204               1,170
  22             96                 450                208                525               227                847
  28                                                    66               1,024              110               1,203
  30
--------------------------------------------------------------------------------------------------------------------------
 30-a            28                 644                 69                708                25                830
 30-b            16                 610                 55                730                9                 819
 30-c            31                 667                 41                716                6                 724
 30-d            2                  701                 22                695                26                854
  39
--------------------------------------------------------------------------------------------------------------------------
  50                                                    30                674               150                799
  51             7                  500                201                531               112                679
  53                                                    78                900               114               1,095
  54                                                   142                970                14               1,175
  76                                                    58                600               120                650
--------------------------------------------------------------------------------------------------------------------------
  86             50                 629                 48                804                23               1,030
  95             6                  735                 43                765                25                966
  98                                                   120                668                64                773
  105            42                1,450                66               1,725               12               2,150
  108            4                  672                 35                752                32                942
--------------------------------------------------------------------------------------------------------------------------
  111            3                  650                 20                737                43               1,182
  112            66                 430                 97                527                19                757
  121            21                 485                 14                625                87                805
  122            60                 679                 42                679                4                 928
  125
--------------------------------------------------------------------------------------------------------------------------
  127            15                 665                 56                780                8                 927
  135                                                   18                610                90                744
  136                                                   12               1,735               8                2,775
  139                                                   24                813                7                1,081
  143                                                   34                856                23                940
--------------------------------------------------------------------------------------------------------------------------
  144
  147
  150            1                 1,500                16               1,800               2                2,800
  152            12                 688                 15                805                28                921
  157                                                   65                375                63                475
--------------------------------------------------------------------------------------------------------------------------
  164
  173            8                 1,150                12               1,500               8                1,900
  177                                                   5                1,770               5                2,660
  191            7                  643                 34                686                1                 580
  198                                                   3                 600                19                710
--------------------------------------------------------------------------------------------------------------------------

            3 BEDROOM                            4 BEDROOM                           OTHER UNITS
              NO. OF           AVG RENT           NO. OF            AVG RENT           NO. OF            AVG RENT        NO. OF
  ID        UNITS/ROOMS       PER MO. ($)       UNITS/ROOMS       PER MO. ($)        UNITS/ROOMS       PER MO. ($)     ELEVATORS
----------------------------------------------------------------------------------------------------------------------------------

  20
  21
  22            1                 895
  28            16               1,450
  30
----------------------------------------------------------------------------------------------------------------------------------
 30-a           3                1,074                                                    2                 0
 30-b           1                1,246                                                                                     1
 30-c                                                                                                                      1
 30-d           1                 943
  39                                                                                     425               490
----------------------------------------------------------------------------------------------------------------------------------
  50            48                994
  51            1                1,050
  53
  54                                                                                      1                 0              2
  76            58                800
----------------------------------------------------------------------------------------------------------------------------------
  86                                                                                                                       2
  95                                                                                      5                 0              2
  98
  105                                                                                                                      2
  108           13               1,025                                                                                     2
----------------------------------------------------------------------------------------------------------------------------------
  111           1                1,700                                                    1                 0              2
  112                                                                                                                      3
  121                                                                                                                      3
  122                                                                                                                      2
  125                                                                                    168               337
----------------------------------------------------------------------------------------------------------------------------------
  127                                                                                                                      1
  135
  136
  139           5                1,184              16               1,100                1               1,185            1
  143
----------------------------------------------------------------------------------------------------------------------------------
  144                                                                                    180               308
  147                                                                                    213               245
  150                                                1               3,700
  152                                                                                                                      1
  157
----------------------------------------------------------------------------------------------------------------------------------
  164                                                                                    215               232
  173
  177           1                3,600               1               3,500
  191                                                                                     8                 0
  198           10                805
----------------------------------------------------------------------------------------------------------------------------------

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR15

FOOTNOTES TO APPENDIX B & APPENDIX C

1     Moody's Investors Service, Inc. and Standard and Poor's Rating Services
      have confirmed that Loan ID#2 (AMB-SGP, L.P. Portfolio) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "Baa1" / "BBB-", respectively. Moody's
      Investors Service, Inc. and Standard and Poor's Rating Services have confirmed that Loan ID#45 (Commerce Crossings Nine) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "Baa3" / "AA", respectively. Moody's Investors
      Service, Inc. and Standard and Poor's Rating Services have confirmed that
      Loan ID#65 (Park Square) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated
      "Baa3" / "AAA", respectively. Moody's Investors Service, Inc. and Standard and Poor's Ratings Services have confirmed that Loan ID#84 (The Bristol
      Hotel) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "Baa3" /
      "AAA", respectively. Moody's Investors Service, Inc. and Standard and
      Poor's Ratings Services have confirmed that Loan ID#98 (Festival
      Apartments) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "Baa3" /
      "AAA", respectively. Moody's Investors Service, Inc. and Standard and
      Poor's Rating Services have confirmed that Loan ID#109 (The Kossman
      Building) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "Baa2" /
      "AAA", respectively. Standard and Poor's Rating Services has confirmed that Loan ID#55 (7 West 22nd Street) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "A-". Standard and Poor's Rating Services has confirmed that Loan
      ID#101 (Big Lake Town Square) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated
      "BBB". Standard and Poor's Rating Services has confirmed that Loan ID#128
      (Fairfield Inn and Suites Shalimar) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "BBB-".

      For Loan ID#2 (AMB-SGP, L.P. Portfolio), for purposes of partial releases and property substitutions, the Southfield/KRDC Industrial and
      Emery/Southfield properties are combined and are treated as a single property in the portfolio.

2     BSCMI - Bear Stearns Commercial Mortgage, Inc.; PMCF - Prudential Mortgage
      Capital Funding, LLC; PCF II - Principal Commercial Funding II, LLC; WFB -
      Wells Fargo Bank, National Association; NLIC - Nationwide Life Insurance
      Company; PCF - Principal Commercial Funding, LLC

3     For Loan ID#2 (AMB-SGP, L.P. Portfolio), the $160,000,000 represents an
      A-1 Note (included in the trust) which is one of four notes representing a total first mortgage debt of $305,000,000. This total first mortgage debt consists of two senior pari passu A notes, an A-1 Note (included in the trust) in the original principal amount of $160,000,000 and an A-2
      Floating Rate Note (not included in the trust) in the original principal amount of $40,000,000, and two subordinate pari passu B notes, a B-1 Fixed
      Rate Note (not included in the trust) in the original principal amount of
      $84,000,000 and a B-2 Floating Rate Note (not included in the trust) in the original principal amount of $21,000,000. All LTV, DSCR and Balance per Unit numbers presented are based on the $200,000,000 A-Note financing.
      The DSCR calculation assumes a LIBOR of 5.50% with respect to the A-2
      Floating Rate Note in the original principal amount of $40,000,000; there are no interest rate caps on the LIBOR component. The total first mortgage debt Cut-off Date LTV is 64.9%, and the DSCR is 1.24x (assuming a LIBOR of
      5.50% at all times with respect to the A-2 Floating Rate Note and the B-2
      Floating Rate Note).

      For Loan ID#6 (Sheraton Universal Hotel), the $84,000,000 mortgage loan represents an A-Note portion ("A-Note") of a potential $95,500,000 first mortgage split into an A-Note and a B-Note. The potential $11,500,000
      B-Note portion ("B-Note") is not included in the trust. All LTV, DSCR and
      Balance per Unit numbers presented are based on the $84,000,000 A-Note financing. The original/current principal balance of the B-Note is
      $100,000, and is subject to increase via subsequent fundings by lender to cover renovation expenditures in an amount equal to 65% of incurred costs to a maximum of $11,500,000. The aggregate DSCR based on the $95,500,000 maximum potential first mortgage debt is 1.35x (assuming a LIBOR of 5.50%
      at all times with respect to the B-Note). The aggregate LTV based on the
      $95,500,000 maximum potential first mortgage debt is 72.5%.

      For Loan ID#151 (Casual Cartage - Northeast), the $3,360,000 mortgage loan represents an A-Note portion ("A-Note") of a $3,570,000 first mortgage split into an A-Note and a B-Note. The $210,000 B-Note portion ("B-Note")
      is not included in the trust. All LTV, DSCR and Cut-off Date Balance per
      Net Rentable Area SF/Unit numbers presented are based on the $3,360,000
      A-Note financing. The aggregate DSCR including such A-Note and B-Note is
      1.35x, during the interest only period, and 1.14x based on the principal and interest payment. The total first mortgage debt LTV is 85.0%.

      For Loan ID# 159 (Greene Tech Building), is encumbered by secondary financing in an amount of $650,000. There are no cash payments required in servicing the debt. The obligation reduces by 10% per year. The secondary financing was put in place as a way to a secure a grant provided to the developer. Due to the grant not requiring debt service payments, the all in DSCR is not used whereas the all in LTV is.

      For Loan ID#175 (Casual Cartage - Southwest), the $2,640,000 mortgage loan represents an A-Note portion ("A-Note") of a $2,805,000 first mortgage split into an A-Note and a B-Note. The $165,000 B-Note portion ("B-Note")
      is not included in the trust. All LTV, DSCR and Cut-off Date Balance per
      Net Rentable Area SF/Unit numbers presented are based on the $2,640,000
      A-Note financing. The aggregate DSCR including such A-Note and B-Note is
      1.38x, during the interest only period, and 1.17x based on the principal and interest payment. The total first mortgage debt LTV is 85.0%.

      For Loan ID#32 & 33 (Pine Creek Center and Marple Home Depot), the pooled mortgage loans are cross-collateralized and cross-defaulted with each other. All LTV, DSCR and Cut-off Date Balance per Net Rentable Area
      SF/Unit numbers presented are based on the combined entire first mortgage loan, appraised value, underwritten net cashflow and net rentable area.

      For Loan ID#35, 36 & 37 (Riverview Plaza, Route 30 Plaza and Rochester
      Plaza), the pooled mortgage loans are cross-collateralized and cross-defaulted with each other. All LTV, DSCR and Cut-off Date Balance per Net Rentable Area SF/Unit numbers presented are based on the combined entire first mortgage loan, appraised value, underwritten net cashflow and net rentable area.

      For Loan ID#71 & 72 (Best Western-Atlanta Airport and Holiday Inn
      Express-Breman), the pooled mortgage loans are cross-collateralized and cross-defaulted with each other. All LTV, DSCR and Balance per Unit numbers presented are based on the combined entire first mortgage loan, appraised value, underwritten net cash flow, underwritten NOI and units.

4     For Loan ID#16 (Laurel Mall), the mortgage loan requires principal and interest payments per an amortization schedule. For details, please refer to the amortization schedule in the Free Writing Prospectus on Schedule I.

      For Loan ID#4 (Renaissance Orlando at Sea World), an initial loan amount of $75,000,000 was funded on June 23, 2005. Subsequent to this initial funding and subject to certain conditions met by the borrower, an additional advance was funded on August 10, 2006 in the amount of
      $13,000,000 bringing the loan's current balance as of that date to
      $88,000,000. The loan is presented with an original balance of
      $88,000,000, an original term of 132 months with a first payment date of
      August 1, 2005, an initial interest only period of 36 months and a rate of
      5.518%. With regard to the amortization of the loan, the Renaissance
      Orlando at Sea World Loan is scheduled to amortize based on a 300 month schedule beginning with the payment due on August 1, 2008. All Loan per
      Room, LTV and DSCR numbers are based on the total $88,000,000 loan amount.

5     Annual Debt Service Payments, Monthly Debt Service Payments, and DSCR for
      loans are defined in the Prospectus Supplement. These numbers reflect current scheduled payments as of the Cut-off Date for all mortgage loans.

6     For Loan ID#1 (World Market Center II), the Appraised Value and LTV are
      based on the "Stabilized" value of $503,000,000 as of July 1, 2007. The
      "Stabilized" value assumes the completion of construction and occupancy at a stabilized level of 95%. The construction has been completed and they are open for business. The occupancy as of December 12, 2006 was 98.2%.
      The "As-Is" value was $228,700,000 as of June 30, 2006 (prior to construction completion) and the upon-completion value as of January 1,
      2007 was $499,400,000.

      For Loan ID#5 (Cherry Hill Town Center) the Appraised value and LTV are based on the "Stabilized" value of $118,000,000 as of August 15, 2007. The
      "Stabilized" value assumes the completion of construction and the property is operating on a stabilized basis. The occupancy as of February 9, 2007 was 97.2%. The "As-Is" Value as of January15, 2007 is $114,000,000.

      For Loan ID#7 (Summit Place Office), the Appraised Value and LTV are based on the "Stabilized" value of $109,800,000 as of December 31, 2008. The
      "Stabilized" value assumes that approximately 114,000 square feet of additional space have been renovated and leased and presumes that all capital improvement costs have been incurred by developer. The renovations were being completed as of December 2006 with leasing as of February 15,
      2007 of 92%. The "As-Is" value was $96,300,000 as of February 1, 2007.

      For Loan ID#12 (Utopia Center), the Appraised Value and LTV are based on the "As-Is" Appraised Value of $54,850,000 as of October 25, 2006. A
      letter of credit in the amount of $6,500,000 was posted at origination as additional collateral for the mortgage loan to be released upon receipt by
      Lender of a tenant estoppel certificate from new tenants occupying vacant space at the property. LTV was calculated by subtracting out the
      $6,500,000 new tenant reserve from the loan amount of $47,750,000.

      For Loan ID#22 (Desert Gardens Apartments), the Appraised Value and LTV
      are based on the "As Stabilized - Both Phases" value of $36,650,000 as of
      April 4, 2006. The "As Stabilized - Both Phases" value assumes the property will achieve stabilized market rents. The "As-Is" value was
      $36,500,000 as of April 4, 2006.

      For Loan ID#25 (Charlotte Marriott SouthPark), the Appraised Value and LTV
      are based on the "As Renovated" value of $34,000,000 as of November 1,
      2007. The "As Renovated" value assumes the substantial completion of renovations according to the property improvement plan. Although the renovations have not yet been completed, the cost of these renovations has been deposited into an upfront reserve held by the lender. The "As-Is"
      value was $28,000,000 as of November 7, 2006.

      For Loan ID#45 (Commerce Crossings Nine) the Appraised value and LTV are based on the "Stabilized" value of $28,200,000 as of January 1, 2007. The
      "Stabilized" value assumes the completion of construction and the property is operating on a stabilized basis. The occupancy as of January 22, 2007 was 100.0%.

      For Loan ID#69 (46555 Landing Parkway) the Appraised value and LTV are based on the "Stabilized" value of $14,300,000 as of February 1, 2007. The
      "Stabilized" value assumes the completion of tenant improvements and the occupancy has been stabilized. The occupancy as of January 26, 2007 was
      100.0%. The "As-Is" Value as of November 7, 2006 was $12,800,000.

      For Loan ID#74 (FedEx Chantilly), the Appraised Value and LTV are based on the "Stabilized" value of $12,600,000 as of October 1, 2006. The
      "Stabilized" value assumes the completion of construction and occupancy at a stabilized level of 100%. The expansion space has been completed and the property was 100% occupied as of March 1, 2007. The "As-Is" value was
      $10,700,000 as of June 28, 2006.

      For Loan ID#78 (Kalorama Center), the Appraised Value and LTV are based on the "Stabilized" value of $10,200,000 as of July 1, 2007. The "Stabilized"
      value assumes the completion of construction and occupancy at a stabilized level of 95%. The occupancy as of November 15, 2006 was 84.9%. The "As-Is"
      value was $10,000,000 as of November 22, 2006.

      For Loan ID#91 (Sierra Village) the Appraised value and LTV are based on the "Stabilized" value of $12,500,000 as of February 1, 2007. The
      "Stabilized" value assumes the completion of construction and the property is operating on a stabilized basis. The occupancy as of February 1, 2007 was 100.0%. The "As-Is" Value as of October 17, 2006 was $9,950,000.

      For Loan ID#109 (The Kossman Building) the Appraised value and LTV are based on the "Stabilized" value of $12,100,000 as of December 1, 2007. The
      "Stabilized" value assumes the completion of tenant improvements and the property is operating on a stabilized basis. The occupancy as of December
      19, 2006 was 90.7%. The "As-Is" Value as of December 5, 2006 was
      $11,100,000.

      For Loan ID#138 (Park Plaza Shopping Center), the Appraised Value and LTV
      are based on the "Stabilized" value of $4,800,000 as of May 1, 2007. The
      "Stabilized" value assumes the completion of roof and HVAC replacements.
      Although renovations have not yet been completed, a $220,000 Letter of
      Credit was posted at closing to cover these costs. The "As-Is" value was
      $4,550,000 as of November 21, 2006.

      For Loan ID#170 (Mill Creek Retail), the Appraised Value and LTV are based on the "Stabilized" value of $3,425,000 as of December 1, 2006. The
      "Stabilized" value assumes the completion of construction and occupancy has stabilized. The construction was completed in December 2006 and occupancy as of January 22, 2007 was 93%. The "As-Is" value was $2,850,000 as of August 23, 2006.

      For Loan ID#172 (University Retail Center), the Appraised Value and LTV
      are based on the "Stabilized" value of $4,200,000 as of September 1, 2006.
      The "Stabilized" value assumes the completion of tenant improvements and occupancy has stabilized. The occupancy as of October 31, 2006 was 100%.
      The "As-Is" value was $4,110,000 as of May 30, 2006.

7     Certain of the mortgage loans that are secured by retail properties include in-line and/or anchor tenant ground lease parcels in the calculation of the total square footage of the property.

8     For Loan ID#2 (AMB-SGP, L.P. Portfolio), the A-1 Note is subject to a prepayment lockout period up to but excluding February 14, 2009.
      Commencing on February 14, 2009, the A-1 Note may be prepaid in whole or in part. If such prepayment occurs after the expiration of the lockout period but before September 14, 2011, then Borrower will be required to pay Lender the prepayment premium equal to the greater of (i) one percent
      (1%) of the principal amount being prepaid and (ii) Yield Maintenance
      (Treasuries Flat). Commencing on September 14, 2011, the A-1 Note may be
      prepaid in an amount, which together with all other amounts prepaid on the
      A-1 Note on or after September 14, 2011, does not exceed one-half of the principal balance of the A-1 Note on September 14, 2011, and no prepayment premium will be due on the A-1 Note. Commencing on January 14, 2012,
      Borrower may prepay the A-1 Note in whole or in part and no prepayment premium will be due on the A-1 Note.

      For Loan ID#159 (Greene Tech Building), the Prepayment Provision is as
      follows: At any time following the date which is 48 months after the first payment date, full prepayment of the loan is permitted by the Borrower delivering to Lender at least 30 days prior written notice of Borrower's intent to prepay the Mortgage Loan in full, together with a premium equal to the greater of (i) 1% of the outstanding principal balance and (ii) a discounted yield maintenance amount based on the U.S. Treasury Note or
      Bond rate, plus fifty (50) basis points.

9     For Loan ID#5 (Cherry Hill Town Center) the pooled mortgage loan is structured with a performance holdback of $4,716,692 in the form of a letter of credit, which is subject to achievement of certain release conditions, including but not limited to, (i) the lender confirming the lessee's occupancy and (ii) the commencement of consecutive monthly rental payments. The proceeds of the letter of credit can be applied to the balance of the mortgage loan (with make whole premium) 30 days prior to the expiration of the letter of credit (if the letter of credit is not renewed) if the cash flow, construction and lease reserves have not been completed and evidence provided in accordance with the respective reserve agreement.

      For Loan ID#7 (Summit Place Office), the pooled mortgage loan is structured with a performance holdback of $2,000,000, deposited into an interest bearing account subject to achievement of certain release conditions. Release conditions include, but are not limited to, evidence for a period of three (3) consecutive months the net operating income is a minimum of 1.50x (as determined by Lender) and rental achievement as stated in section 49 of the mortgage. If the requirements to release reserve are not satisfied within 36 months of the date of origination
      (February 15, 2007), lender may apply the holdback process to the reduction of the outstanding principal balance of the pooled mortgage loan, or to the payment of any other amounts owed by borrower to lender under the terms of the loan documents.

      For Loan ID#12 (Utopia Center), the pooled mortgage loan is structured with a performance holdback of $6,500,000, which is subject to achievement of certain release conditions. All LTV numbers presented are based on the numerator for the LTV calculated by subtracting $6,500,000 from the
      Cut-off Date Balance or Maturity Balance of the pooled mortgage loan. The pooled mortgage loan was structured as a pre-funded earnout with an upfront reserve of $6,500,000 to be held until the lease up of 18,897 square feet of space that was vacant at loan origination. The letter of credit may be released in part as space is leased, tenants are in occupancy, open for business and paying full contractual rent.

      For Loan ID#31 (Country Club Plaza) the pooled mortgage loan is structured with a performance holdback of $1,436,501 in the form of a letter of credit, which is subject to achievement of certain release conditions, including but not limited to, (i) the lender confirming the lessee's occupancy; (ii) unconditional acceptance of the improvements; (iii) the expiration of all rental deferrals; (iv) the commencement of consecutive monthly rental payments; and (v) a certificate of occupancy. The proceeds of the letter of credit can be applied to the balance of the mortgage loan
      (with make whole premium) 30 days prior to the expiration of the letter of credit (if the letter of credit is not renewed) if tenant improvement and leasing commissions have not been completed and evidence provided in accordance with the respective reserve agreement.

      For Loan ID#51 (Timber Ridge Apartments), the pooled mortgage loan is structured with a performance holdback of $300,000, in the form of a letter of credit, which is subject to achievement of certain release conditions, including but not limited to, (i) DSCR of not less than 1.20x, based on the trailing 12-month financial statements and (ii) if requested after February 1, 2008, a new appraisal, at the borrower's cost, evidencing that the LTV is 80% or less. Letter of credit proceeds shall be applied to the balance of the mortgage loan, with a yield maintenance premium, if release conditions are not satisfied by August 1, 2008.

      For Loan ID#58 (The Shoppes of Long Grove) the pooled mortgage loan is structured with a performance holdback of $206,300 in the form of a letter of credit, which is subject to achievement of certain release conditions, including but not limited to, (i) the lender confirming the lessee's occupancy; (ii) unconditional acceptance of the improvements; (iii) the expiration of all rental deferrals; (iv) the commencement of consecutive monthly rental payments; and (v) a certificate of occupancy. The proceeds of the letter of credit can be applied to the balance of the pooled mortgage loan (with make whole premium) 30 days prior to the expiration of the letter of credit (if the letter of credit is not renewed) if tenant improvement and leasing commissions have not been completed and evidence provided in accordance with the respective reserve agreement.

      For Loan ID#66 (Kossman Portfolio) the pooled mortgage loan is structured with a performance holdback of $1,762,720, which is subject to achievement of certain release conditions, including but not limited to, (i) the lender confirming the lessee's occupancy; (ii) unconditional acceptance of the improvements; (iii) the expiration of all rental deferrals; (iv) the commencement of consecutive monthly rental payments; and (v) a certificate of occupancy. The amount of the reserve can be applied to the balance of the mortgage loan (with a make whole premium) by March 1, 2009, if the premises does not achieve a DSCR test as determined by the lender in accordance with the terms of the respective reserve agreement.

      For Loan ID#77 (Brandywine Centre II) the pooled mortgage loan is structured with a performance holdback of $63,250, which is subject to achievement of certain release conditions, including but not limited to the completion of roof and skylight repair. The amount of the reserve can be applied to the balance of the mortgage loan with a make whole premium by March 1, 2008, if the items identified in the property condition assessment have not been completed and evidence provided in accordance with the terms of the respective reserve agreement.

      For Loan ID#83 (Simi Valley Business Center) the pooled mortgage loan is structured with a performance holdback of $125,000 in the form of a letter of credit, which is subject to achievement of certain release conditions, including but not limited to, (i) the lender confirming the lessee's occupancy; (ii) unconditional acceptance of the improvements; (iii) the expiration of all rental deferrals; (iv) the commencement of consecutive monthly rental payments; and (v) a certificate of occupancy. The proceeds of the letter of credit can be applied to the balance of the mortgage loan
      (with make whole premium) 30 days prior to the expiration of the letter of credit (if the letter of credit is not renewed) if tenant improvement and leasing commissions have not been completed and evidence provided in accordance with the respective reserve agreement.

      For Loan ID#94 (2700 East 28th Street) the pooled mortgage loan is structured with a performance holdback of $350,000 in the form of a letter of credit, which is subject to achievement of certain release conditions, including but not limited to, (i) the lender confirming the lessee's occupancy; (ii) unconditional acceptance of the improvements; (iii) the expiration of all rental deferrals; (iv) the commencement of consecutive monthly rental payments; and (v) a certificate of occupancy. The proceeds of the letter of credit can be applied to the balance of the mortgage loan
      (with make whole premium) 30 days prior to the expiration of the letter of credit (if the letter of credit is not renewed) if tenant improvement and leasing commissions have not been completed and evidence provided in accordance with the respective reserve agreement.

      For Loan ID#95 (230 East 167th Street), the pooled mortgage loan is structured with a holdback of $415,400, for major capital improvements and violation cures. Under the New York City Housing Authority MCI program, approved capital improvements result in a combination of rent increases and J-51 tax abatements for rent-stabilized properties. The amount of the
      MCI Reserve ($400,000) can be applied to the balance of the mortgage loan with yield maintenance by February 1, 2009, if the major capital improvements have not been completed and evidence provided in accordance with the terms of the respective reserve agreement. The violations holdback ($15,400) may be held as additional collateral for the loan if the violations have not been cured by June 1, 2007 and evidence provided in accordance with the terms of the respective reserve agreement.

      For Loan ID#103 (Totowa Shoppes) the pooled mortgage loan is structured with a performance holdback of $22,500, which is subject to achievement of certain release conditions, including but not limited to, the lender being provided (i) lien waivers and (ii) evidence that the work has been completed. The amount of the reserve can be applied to the balance of the mortgage loan with a make whole premium by February 2, 2008, if the items identified in the property condition assessment have not been completed and evidence provided in accordance with the terms of the respective reserve agreement.

      For Loan ID#108 (690 Gerard Avenue), the pooled mortgage loan is structured with a holdback of $284,550, for major capital improvements and violation cures. Under the New York City Housing Authority MCI program, approved capital improvements result in a combination of rent increases and J-51 tax abatements for rent-stabilized properties. The amount of the
      MCI Reserve ($275,000) can be applied to the balance of the mortgage loan with yield maintenance by February 1, 2009, if the major capital improvements have not been completed and evidence provided in accordance with the terms of the respective reserve agreement. The violations holdback ($9,550) may be held as additional collateral for the loan if the violations have not been cured by June 1, 2007 and evidence provided in accordance with the terms of the respective reserve agreement.

      For Loan ID#109 (The Kossman Building) the pooled mortgage loan is structured with a performance holdback of $21,875, which is subject to achievement of certain release conditions, including but not limited to, the repair of cracked and spalled concrete sidewalk. The amount of the reserve can be applied to the balance of the mortgage loan with a make whole premium by January 1, 2008, if the items identified in the property condition assessment have not been completed and evidence provided in accordance with the terms of the respective reserve agreement.

      For Loan ID#110 (111 East 167th Street), the pooled mortgage loan is structured with a holdback of $710,350, for major capital improvements and violation cures. Under the New York City Housing Authority MCI program, approved capital improvements result in a combination of rent increases and J-51 tax abatements for rent-stabilized properties. The amount of the
      MCI Reserve ($700,000) can be applied to the balance of the mortgage loan with yield maintenance by February 1, 2009, if the major capital improvements have not been completed and evidence provided in accordance with the terms of the respective reserve agreement. The violations holdback ($10,350) may be held as additional collateral for the loan if the violations have not been cured by June 1, 2007 and evidence provided in accordance with the terms of the respective reserve agreement.

      For Loan ID#120 (320 Evesboro Medford Road) the pooled mortgage loan is structured with a performance holdback of $400,000, which is subject to achievement of certain release conditions, including but not limited to,
      (i) the premises achieving an annual net cashflow of 1.20x on a 30-year amortization schedule; (ii) an LTV ratio less than 80%; and (iii) an annual net cashflow of at least $433,310. The amount of the reserve can be applied to the balance of the mortgage loan (with a make whole premium) by
      February 1, 2009, and evidence provided in accordance with the terms of the respective reserve agreement.

      For Loan ID#132 (Security Self Storage), the pooled mortgage loan is structured with a performance holdback of $185,000, which is subject to achievement of certain release conditions, including but not limited to,
      (i) completion of the expansion improvements involving the addition of approximately 122 new storage units comprising approximately 10,600 additional rentable square feet and (ii) DSCR of not less than 1.20x, based on trailing 12-month financial statements, and DSCR of not less than
      1.25x, based on the trailing three month period immediately preceding the determination of such ratio. The amount of the

      reserve shall be applied to the balance of the mortgage loan, with a yield maintenance premium, if release conditions are not satisfied by July 13,
      2007.

      For Loan ID#134 (Shoppes of Deerfield South), the pooled mortgage loan is structured with a performance holdback of $26,000, deposited into an interest bearing account, subject to achievement of certain release conditions, including but not limited to, (i) the tenant, AAA Allied
      Group, is in occupancy and paying rent as stipulated by its lease dated
      August 4, 2006, (ii) no occurrence of borrower default; and (iii) borrower incurs all costs and expenses in connection with this agreement. The amount of the reserve can be applied to the balance of the mortgage loan upon occurrence of any default by borrower under the loan documents, including the payment of any prepayment premiums or defeasance payments.

      For Loan ID#157 (Rolling Hills Apartments) the pooled mortgage loan is structured with a performance holdback of $140,000, which is subject to achievement of certain release conditions, including but not limited to, the lender being provided (i) lien waivers and (ii) evidence that the work has been completed. The amount of the reserve can be applied to the balance of the mortgage loan with a make whole premium by December 1,
      2007, if the items identified in the property condition assessment have not been completed and evidence provided in accordance with the terms of the respective reserve agreement.

      For Loan ID#165 (Tivoli Plaza), the pooled mortgage loan is structured with a performance holdback of $150,000, which is subject to achievement of certain release conditions, including but not limited to, (i) DSCR shall be equal to or greater than 1.20x based on trailing 12-month financial statements, whereby gross income will be substituted with the projected gross income for the property based on leases in place and (ii)
      occupancy is at least 93%. The amount of the reserve shall be applied to the balance of the mortgage loan, with a yield maintenance premium, if release conditions are not satisfied by May 29, 2007.

      For Loan ID#170 (Mill Creek Retail), the pooled mortgage loan is structured with a performance holdback of $350,000 which is subject to achievement of certain release conditions, including but not limited to, achieving at least a 94% occupancy rate and a minimum 1.25x DSCR (as determined by Lender) based on the prior three (3) months. If the requirements to release reserve are not satisfied by December 6, 2007, the lender may apply the holdback to the outstanding principal balance of the
      Mortgage Loan at par, or to the payment of any other amounts owed by
      Borrower to Lender under the terms of the Loan Documents.

      For Loan ID#179 (Infinity Building), the pooled mortgage loan is structured with a performance holdback of $335,000, which is subject to achievement of certain release conditions, including but not limited to, the completion of tenant improvements for the Entenmann's Sales Company,
      Inc. space. The amount of the reserve shall be applied to the balance of the mortgage loan, with a yield maintenance premium, if release conditions are not satisfied by November 16, 2007.

      For Loan ID#191 (5 South 16th Avenue), the mortgage loan is structured with a holdback of $102,250, for rent increases and violation cures. The amount of the Rent Increase Reserve ($100,000) can be applied to the balance of the mortgage loan with yield maintenance by November 6, 2008, if the major capital improvements have not been completed and evidence provided in accordance with the terms of the respective reserve agreement.
      The violations holdback ($2,250) may be held as additional collateral for the loan if the violations have not been cured by March 6, 2007 and evidence provided in accordance with the terms of the respective reserve agreement.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                  MORTGAGE LOAN NO. 1 -- WORLD MARKET CENTER II

                  [6 PHOTOS OF WORLD MARKET CENTER II OMITTED]

                                      D-1

                  MORTGAGE LOAN NO. 1 -- WORLD MARKET CENTER II

                     [MAP OF WORLD MARKET CENTER II OMITTED]

                                       D-2

                  MORTGAGE LOAN NO. 1 -- WORLD MARKET CENTER II

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER: (1)          BSCMI
LOAN PURPOSE:                      Refinance
ORIGINAL BALANCE:                  $345,000,000
CUT-OFF DATE BALANCE:              $345,000,000
FIRST PAYMENT DATE:                02/01/2007
INTEREST RATE:                     6.35000%
AMORTIZATION TERM:                 Interest Only
ARD:                               No
ANTICIPATED REPAYMENT DATE:        NAP
MATURITY DATE:                     01/01/2017
EXPECTED MATURITY BALANCE:         $345,000,000
SPONSORS:                          The Related Companies, Shawn Samson,
                                   Jack Kashani
INTEREST CALCULATION:              Actual/360
CALL PROTECTION:                   26-payment lockout from the first payment
                                   date, with U.S. Treasury defeasance for the
                                   following 90 payments, and open to prepayment
                                   without premium thereafter through maturity.
CUT-OFF DATE BALANCE PER SF:       $241.00
UP-FRONT RESERVES:                 RE Taxes:      $175,182
                                   Insurance:     $510,429
                                   Replacement:   $11,929
                                   TI/LC:         $230,123
                                   Other: (2)     $20,793,238
ONGOING RESERVES:                  RE Taxes:      $87,591 / month
                                   Insurance:     $59,209 / month
                                   Replacement:   $11,929 / month
                                   TI/LC: (3)     Springing
LOCKBOX:                           Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (MOODY'S/S&P):       NAP
SINGLE ASSET/PORTFOLIO:            Single Asset
PROPERTY TYPE:                     Other
PROPERTY SUB-TYPE:                 Design Center
LOCATION:                          Las Vegas, NV
YEAR BUILT/RENOVATED:              2006 / NAP
PERCENT LEASED (AS OF): (4)        98.2% (12/12/2006)
NET RENTABLE AREA:                 1,431,510
THE COLLATERAL:                    16-story furniture and furnishing accessories
                                   showroom and design center in Las Vegas,
                                   Nevada
OWNERSHIP INTEREST:                Fee
PROPERTY MANAGEMENT:               WMCV Phase 2 Management, LLC
3RD MOST RECENT NOI (AS OF): (4)   NAP
2ND MOST RECENT NOI (AS OF): (4)   NAP
MOST RECENT NOI (AS OF): (4)       NAP
U/W NET OP. INCOME:                $33,975,232
U/W NET CASH FLOW:                 $32,933,953
U/W OCCUPANCY:                     95.0%
APPRAISED VALUE (AS OF): (5)       $503,000,000 (07/01/2007)
CUT-OFF DATE LTV RATIO: (5)        68.6%
LTV RATIO AT MATURITY: (5)         68.6%
U/W DSCR:                          1.48x
U/W DSCR POST IO:                  NAP
--------------------------------------------------------------------------------

(1)  The loan was co-originated by Bear Stearns Commercial Mortgage, Inc.
     ("BSCMI") and Hypo Public Finance USA, Inc. ("Hypo"), an affiliate of Hypo
     Real Estate Capital Corporation, on December 21, 2006. On or prior to the closing date, BSCMI will purchase Hypo's interest in the loan.

(2)  Represents a holdback for remaining construction costs (hard & soft)
     ($18,966,367) as well as a debt service reserve ($1,826,871). Balances shown are current based on a monthly servicer report dated February 5,
     2007. At loan origination, $30,157,240 was held back for the construction reserve and $1,825,625 was held back as a debt service reserve.

(3)  In the related year, borrower deposits the following amounts in twelve equal installments: years 1 and 6: $0; years 2 and 7: $650,000; years 3 and
     8: $1,300,000; years 4 and 9: $1,950,000; years 5 and 10: $2,600,000. After the 5th year, any unused portion will be released to the borrower, and the annual reserve requirements stated above are reduced by 50% of the corresponding designated reserve, provided that the borrower has met the following performance criteria: (i) DSCR (calculated after the interest only period) is at least 1.35x or better as determined by lender, (ii) the property is at least 95% leased, (iii) 85% of the property is leased to tenants having remaining lease terms not less than 3 years and 10% of the property is leased to tenants having remaining lease terms of not less than
     1 year as evidenced by tenant estoppel certificates reasonably acceptable to lender, and (iv) rollover expenditures during the previous 5 years have not exceeded $3,250,000 in the aggregate.

(4)  The property was constructed in 2006, therefore, historical occupancy information is not applicable.

(5)  The value shown is the stabilized value as determined by the appraiser which accounts for the completion of all construction, the lease up of the property to a stabilized occupancy (the appraiser underwrote a 95%
     stabilized occupancy) and tenant improvements and marketing costs having been incurred. The As-Is Value as of June 30, 2006 was $228,700,000 (prior to construction completion), and the upon-completion value as of January 1,
     2007 was $499,400,000.

THE WORLD MARKET CENTER II LOAN.

     THE LOAN. The largest loan (the "World Market Center II Loan") is a
$345,000,000 first mortgage loan secured by the borrowers' fee interest in the
World Market Center II (and/or rights to certain ancillary income derived from the operation of the property) (the "World Market Center II Property"), a showroom and design center located in Las Vegas, Nevada.

     THE BORROWERS. The borrowers, WMCV Phase 2, LLC; World Market Center SPE,
LLC; World Marketplace SPE, LLC; and WMC Experiences SPE, LLC (collectively,
"World Market Center II Borrowers"), are each Delaware limited liability companies and single purpose entities that own no material assets other than the
World Market Center II Property or rights to certain ancillary income derived from the operation of the property and related interests. The managing member of the WMCV Phase 2, LLC is structured with one independent director. A non-consolidation opinion was delivered at origination. The World Market Center
II Borrowers are sponsored by

                                      D-3

The Related Companies ("Related"), Shawn Samson and Jack Kashani. Related, which was founded in 1972, is a real estate company principally engaged in the ownership, development, acquisition and management of commercial and residential real estate throughout the United States. Shawn Samson was previously president of the U.S. affiliate of Triple Five Group, which developed and owns the West
Edmonton Mall and the Mall of America. Jack Kashani is an experienced developer and has developed many planned communities in Las Vegas and California.

     THE PROPERTY. The World Market Center II Property is a 1,431,510 square foot, 16-story home furniture and furnishing accessories showroom and design center in Las Vegas, Nevada. The World Market Center II Property is the second of eight buildings planned to be constructed within the World Market
Development, which is expected to ultimately be approximately 12,000,000 square feet (gross) of permanent showroom space on 57 contiguous acres. The World
Market Center II Property serves as the site for the semi-annual furniture and design convention/exhibit known as the Las Vegas Market, and as a year-round facility offering tenants the ability to use showrooms to showcase their furniture. Built in 2006, the World Market Center II Property is located just off the interchange of US 95 and Interstate 15, within a few miles of the Las
Vegas International Airport and the many attractions in downtown Las Vegas. Las
Vegas attracts various conventions and future buyers year-round, although tenants at the World Market Center II Property conduct most of their business during the semi-annual shows. Parking for the World Market Center II Property will be in a parking structure on an adjacent parcel of land. Construction of such parking structure recently commenced in January 2007. As of December 12,
2006, the World Market Center II Property was over 98% leased over 275 tenants, with no tenant comprising more than 4% of the annualized underwritten base rent.
All leases took effect on January 1, 2007. The largest tenant at the World
Market Center II Property is Ashley Furniture Industries, Inc., which occupies
86,218 square feet (approximately 6% of net rentable area) under a lease that expires on December 31, 2011. Founded in 1945, Ashley Furniture Industries, Inc.
specializes in living room, dining room and bedroom furniture, and occupies over
3 million square feet of space throughout six locations.

     More specific information about the World Market Center II Property is set forth in the tables below:

                                                                                   % OF TOTAL    ANNUALIZED
                                   CREDIT RATING                     ANNUALIZED    ANNUALIZED   UNDERWRITTEN
                                      (FITCH/       TENANT   % OF   UNDERWRITTEN  UNDERWRITTEN    BASE RENT      LEASE
TENANT NAME                         MOODY'S/S&P)     NRA      NRA  BASE RENT ($)    BASE RENT    ($ PER NRA)  EXPIRATION
------------------------------------------------------------------------------------------------------------------------

Ashley Furniture Industries, Inc.     --/--/--       86,218    6%   $ 1,225,158         4%         $14.21     12/31/2011
Universal Furniture
   International, Inc.                --/--/--       36,989    3%   $   563,158         2%         $15.23     12/31/2011
Furniture Values International,
   LLC (aka Aspen Furniture)          --/--/--       29,641    2%   $   541,541         2%         $18.27     12/31/2011
Legacy Classic Furniture, Inc.        --/--/--       29,542    2%   $   509,747         2%         $17.26     12/31/2011
Master Design, Inc. / Master
   Design                             --/--/--       21,554    2%   $   393,792         1%         $18.27     12/31/2011
Chromcraft / Revington, Inc.          --/--/--       21,332    1%   $   389,736         1%         $18.27     12/31/2009
------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                              225,276   16%   $ 3,623,131        11%         $16.08
------------------------------------------------------------------------------------------------------------------------
Other Tenants                           NAP       1,180,532   82%   $29,551,075        89%         $25.03       Various
Vacant Space                            NAP          25,702    2%   $         0         0%         $ 0.00         NAP
------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                            1,431,510  100%   $33,174,205       100%         $23.60
========================================================================================================================

                           LEASE ROLLOVER SCHEDULE (1)

                                      % OF    CUMULATIVE  CUMULATIVE   AVERAGE U/W     CUMULATIVE     CUMULATIVE
            # OF LEASES   TOTAL SF  TOTAL SF   TOTAL SF     % OF SF   BASE RENT PER     U/W BASE    % OF U/W BASE
   YEAR     EXPIRING(2)   EXPIRING  EXPIRING   EXPIRING    EXPIRING    SF EXPIRING   RENT EXPIRING  RENT EXPIRING
-----------------------------------------------------------------------------------------------------------------

  Vacant         --         25,702      2%        25,702       2%             --               --         --
   2007          --             --     --         25,702       2%             --               --         --
   2008           1          3,824      0%        29,526       2%         $22.33      $    85,390          0%
   2009          14         80,690      6%       110,216       8%         $23.55      $ 1,985,639          6%
   2010          --             --     --        110,216       8%             --      $ 1,985,639          6%
   2011         270             --     91%     1,406,528      98%         $23.70      $32,708,234         99%
   2012           1          9,288      1%     1,415,816      99%         $21.32      $32,906,254         99%
   2013           1             --      1%     1,431,510     100%         $17.26      $33,174,205        100%
   2014          --             --     --      1,431,510     100%             --      $33,174,205        100%
   2015          --             --     --      1,431,510     100%             --      $33,174,205        100%
   2016          --             --     --      1,431,510     100%             --      $33,174,205        100%
Thereafter       --             --     --      1,431,510     100%             --      $33,174,205        100%

(1)  The information in the table is based on the underwritten rent roll.

(2)  For the purposes of this column, each leased tenant space was considered a separate lease even if multiple tenant spaces were covered under the same lease.

                                      D-4

     MARKET OVERVIEW. The concept of furniture markets began almost 100 years ago. The idea behind the furniture markets is to provide a place where furniture manufacturers can showcase their products to retailers. Markets are typically held twice a year. Furniture markets have been developed in New York, New York;
Chicago, Illinois; High Point, North Carolina; San Francisco, California;
Atlanta, Georgia; Dallas, Texas; and Tupelo, Mississippi. The primary competition for the World Market Center II Property comes from various other furniture marts in other cities around the United States such as High Point,
North Carolina and San Francisco, California. High Point, North Carolina is the
primary competitor and consists of 188 buildings containing approximately 11.5 million square feet of exhibit space. The buildings are scattered throughout
High Point and neighboring Thomasville. While many of the other competitive properties in other cities have been in existence longer, most of those cities do not offer as many hotel rooms or entertainment attractions as Las Vegas. Las
Vegas offers such conveniences as the nearby McCarran International Airport
(2005's 5th busiest airport according to the FAA), over 131,000 hotel rooms, restaurants and casinos. The secondary competition for the World Market Center
II Property comes from the other properties and yet-to-be built properties within the World Market Center Development. World Market Center II is the second of eight buildings planned to be constructed within the World Market
Development, which is expected to ultimately be approximately 12,000,000 square feet (gross) of permanent showroom space. The Sponsors intend on having the future World Market Center Development properties focus on other products such as lighting, rugs and accessories.

     PROPERTY MANAGEMENT. The World Market Center II Property is managed by WMCV
Phase 2 Management, LLC, an affiliate of the World Market Center II Borrowers.

     ADDITIONAL INDEBTEDNESS. WMCV Phase 2, LLC is permitted to incur future mezzanine financing, subject to the satisfaction of certain conditions set forth in the mortgage loan documents, including but not limited to: (i) the DSCR on the aggregate debt for the previous 12 months must be equal to or greater than
1.61x; (ii) the execution of an acceptable intercreditor agreement and (iii) the delivery of a rating agency confirmation of no downgrade of the ratings on the series 2007-PWR15 certificates.

     GROUND LEASE. None.

     RELEASE OF PARCELS. Not allowed.

                                      D-5

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                      D-6

                 MORTGAGE LOAN NO. 2 -- AMB-SGP, L.P. PORTFOLIO

                  [4 PHOTOS OF AMB-SGP, L.P. PORTFOLIO OMITTED]

                                      D-7

                 MORTGAGE LOAN NO. 2 -- AMB-SGP, L.P. PORTFOLIO

                    [MAP OF AMB-SGP, L.P. PORTFOLIO OMITTED]

                                      D-8

                 MORTGAGE LOAN NO. 2 -- AMB-SGP, L.P. PORTFOLIO

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:              PMCF
LOAN PURPOSE:                      Refinance
ORIGINAL BALANCE: (1)              $160,000,000
CUT-OFF DATE BALANCE: (1)          $160,000,000
FIRST PAYMENT DATE:                04/05/2007
INTEREST RATE:                     5.29000%
AMORTIZATION TERM:                 324 months
ARD:                               No
ANTICIPATED REPAYMENT DATE:        NAP
MATURITY DATE:                     03/05/2012
EXPECTED MATURITY BALANCE:         $145,711,647
SPONSOR:                           AMB-SGP, L.P.
INTEREST CALCULATION:              Actual/360
CALL PROTECTION:                   23-payment lockout from the first payment
                                   date, with the greater of 1% or yield
                                   maintenance for the following 31 payments,
                                   and with respect to one-half of the principal
                                   balance, open to prepayment without premium
                                   for the following 4 payments, and with
                                   respect to the entire principal balance, open
                                   to prepayment without premium thereafter
                                   through the maturity date.
CUT-OFF DATE BALANCE PER SF: (1)   $30.98
UP-FRONT RESERVES:                 None
ONGOING RESERVES:                  RE Taxes: (2)    Springing
                                   Insurance: (2)   Springing
LOCKBOX: (3)                       Springing Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (MOODY'S/S&P): (4)   Baa1 / BBB-
SINGLE ASSET/PORTFOLIO:            Portfolio
PROPERTY TYPE:                     Industrial
PROPERTY SUB-TYPE:                 Various
LOCATION:                          Various - See Table
YEAR BUILT/RENOVATED:              Various - See Table
PERCENT LEASED (AS OF):            94.8% (01/02/2007)
NET RENTABLE AREA:                 6,456,817
THE COLLATERAL:                    Twenty industrial properties comprising 65
                                   buildings located in California, Georgia,
                                   Illinois, New Jersey, New York, and Texas.
OWNERSHIP INTEREST:                Fee
PROPERTY MANAGEMENT: (5)           AMB Property, L.P., CB Richard Ellis, Inc.,
                                   and Lincoln Property Company Commercial, Inc.
3RD MOST RECENT NOI (AS OF):       $25,941,874 (TTM 12/31/2004)
2ND MOST RECENT NOI (AS OF):       $29,658,802 (TTM 12/31/2005)
MOST RECENT NOI (AS OF): (6)       $29,289,960 (TTM 12/31/2006)
U/W NET OP. INCOME:                $28,822,401
U/W NET CASH FLOW:                 $26,500,374
U/W OCCUPANCY:                     93.0%
APPRAISED VALUE (AS OF):           $470,050,000 (10/2006-12/2006)
CUT-OFF DATE LTV RATIO: (1)(7)     42.5%
LTV RATIO AT MATURITY: (1)(7)      39.5%
U/W DSCR: (1)(8)                   1.93x
U/W DSCR POST IO:                  NAP
--------------------------------------------------------------------------------

(1)  The subject $160,000,000 mortgage loan represents an 80.0% pari passu portion of a $200,000,000 senior A-note, and is one of four notes representing a total first mortgage debt of $305,000,000 consisting of two senior pari passu A notes, an A-1 fixed rate note (included in the trust)
     in the original principal amount of $160,000,000 and an A-2 floating rate note (not included in the trust) in the original principal amount of
     $40,000,000, and two subordinate pari passu B notes, a B-1 fixed rate note
     (not included in the trust) in the original principal amount of $84,000,000 and a B-2 floating rate note (not included in the trust) in the original principal amount of $21,000,000. All Loan per SF, LTV and DSCR numbers in the table are based on the $200,000,000 A-note financing. All DSCR numbers on the A-note financing were calculated assuming one-month LIBOR equal to
     5.50% per annum at all times in connection with the A-2 floating rate note.
     See "The Loan" and "Additional Indebtedness" herein for additional information.

(2)  Tax reserves will spring if: (i) an event of default under the loan occurs or (ii) the borrower fails to timely provide evidence of payment of taxes.
     Insurance reserves will spring if: (i) an event of default under the loan occurs or (ii) the borrower fails to timely provide evidence of payment of insurance premiums.

(3)  Lockbox springs to hard upon the occurrence of (i) an event of default under the loan or (ii) lender's determination that the portfolio's DSCR
     (based on the $305,000,000 total first mortgage debt) does not exceed 1.10x on a trailing 12 month basis.

(4)  Moody's Investors Service, Inc. and Standard and Poor's Ratings Services, a
     division of The McGraw-Hill Companies, Inc., have confirmed that the
     AMB-SGP, L.P. Portfolio Loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated
     "Baa1" / "BBB-", respectively.

(5)  See "Property Management" herein for additional information.

(6)  TTM 12/31/2006 was calculated based on the portfolio's actual operating performance during the first three quarters of 2006 plus the borrower's budget figures for the fourth quarter of 2006.

(7)  The Cut-off Date LTV Ratio and LTV Ratio at Maturity of the $305,000,000
     total first mortgage debt are 64.9% and 60.3%, respectively.

(8)  The U/W DSCR based on the $305,000,000 total first mortgage debt is 1.24x;
     the U/W DSCR calculation assumes a LIBOR of 5.5% at all times with respect to the A-2 floating rate note and the B-2 floating rate note.

THE AMB-SGP, L.P. PORTFOLIO LOAN.

     THE LOAN. The second largest loan (the "AMB-SGP, L.P. Portfolio Loan") is evidenced by a $160,000,000 A-1 Note, which is the senior fixed rate portion of a $305,000,000 first mortgage loan (the "AMB-SGP, L.P. Portfolio Loan Group")
secured by the borrowers' fee simple interests in 20 industrial properties comprising 65 buildings located in California, Georgia, Illinois, New Jersey,
New York, and Texas (the "AMB-SGP, L.P. Portfolio Properties"). The remaining portions of the AMB-SGP, L.P. Portfolio Loan Group consist of (i) a senior floating rate loan in the original principal amount of $40,000,000 (the "A-2
Floating Rate Note"), (ii) a subordinate fixed rate loan in the original principal amount of $84,000,000 (the "B-1 Fixed Rate Note"), and (iii) a
subordinate floating rate loan in the original

                                      D-9

principal amount of $21,000,000 (the "B-2 Floating Rate Note"). All four notes are secured by first mortgages (collectively, the "Mortgage") encumbering the
AMB-SGP, L.P. Portfolio Properties.

     THE BORROWERS. The borrowers, AMB-SGP CIF-I, LLC, AMB-SGP CIF-California,
LLC, AMB-SPG Docks, LLC, AMB-SGP CIF-Illinois, L.P., AMB-SGP Georgia, LLC,
AMB-SGP TX/IL SUB, LLC, and AMB-SGP California, LLC (each, an "AMB-SGP, L.P.
Portfolio Borrower" and collectively, the "AMB-SGP, L.P. Portfolio Borrowers"), are single purpose entities that own no material assets other than the respective AMB-SGP, L.P. Portfolio Properties and related interests. The
AMB-SGP, L.P. Portfolio Borrowers consist of a Delaware limited partnership and six single member Delaware limited liability companies that are each structured with an independent director. A non-consolidation opinion with respect to the
AMB-SGP, L.P. Portfolio Borrowers was delivered at origination. The sponsor of the AMB-SGP, L.P. Portfolio Loan is AMB-SGP, L.P., a joint venture between AMB
Property, L.P. (50.25% ownership) and Industrial JV Pte. Ltd. (49.75% ownership)
("IJV"), an affiliate of GIC Real Estate Pte. Ltd. ("GIC RE"). AMB Property,
L.P. is the operating partnership of AMB Property Corporation, and IJV is a subsidiary of the real estate investment subsidiary of The Government of
Singapore Investment Corporation Pte. Ltd. AMB Property Corporation (NYSE: AMB)
is an industrial real estate investment trust, and through its subsidiary, engages in the acquisition, development, and operation of industrial properties in North America, Europe and Asia. As of December 31, 2006, AMB owned or had investments in properties and development projects totaling approximately 124.7 million square feet and 1,088 buildings within 12 countries. As of December 31,
2006, AMB Property Corporation reported total assets of approximately $6.7 billion and a net worth of approximately $2.2 billion. GIC RE, a private company wholly owned by the government of Singapore, is the real investment arm of The
Government of Singapore Investment Corporation Pte. Ltd. that manages the foreign reserves of Singapore. GIC RE's portfolio of properties comprises over
150 separate investments in over 30 countries.

     THE PROPERTIES. The AMB-SGP, L.P. Portfolio Properties consist of 20 industrial properties comprising 65 buildings totaling 6,456,817 square feet that are located in California, Georgia, Illinois, New Jersey, New York, and
Texas. Eight of the AMB-SGP, L.P. Portfolio Properties comprising 28 buildings are located in California, two of the AMB-SGP, L.P. Portfolio Properties
comprising 13 buildings are located in Georgia, seven of the AMB-SGP, L.P.
Portfolio Properties comprising 18 buildings are located in Illinois, one of the
AMB-SGP, L.P. Portfolio Properties comprising one building is located in New
Jersey, one of the AMB-SGP, L.P. Portfolio Properties comprising four buildings is located in New York, and one of the AMB-SGP, L.P. Portfolio Properties
comprising one building is located in Texas. On a combined basis, the portfolio is approximately 94.8% leased as of January 2, 2007.

     More specific information about each of the AMB-SGP, L.P. Portfolio
Properties is set forth in the tables below:

                                                                                                 ALLOCATED
                                                                               YEAR BUILT/     CUT-OFF DATE
PROPERTY                                            LOCATION                    RENOVATED      LOAN BALANCE      NRA
-----------------------------------------------------------------------------------------------------------------------

Docks Corner                                        South Brunswick, NJ     1957, 1997 / NAP   $ 24,680,000   1,205,623
Alvarado Business Center                            San Leandro, CA         1959-1988 / 1988   $ 21,167,000     696,025
Southfield/KRDC Industrial (1)                      Forest Park, GA         1986-1987 / NAP    $ 15,263,000     780,675
JFK Airgate Center                                  Jamaica, NY             1987-1989 / NAP    $ 12,766,000     229,174
Emery/Southfield (1)                                Forest Park, GA         1997-1999 / NAP    $ 12,053,000     566,055
LA County Industrial Portfolio - City of Industry   City of Industry, CA    1976-1979 / NAP    $ 11,455,000     459,395
Fairway Drive Industrial                            San Leandro, CA         1952-1998 / NAP    $ 10,906,000     371,064
LA County Industrial Portfolio - Carson             Carson, CA                 1974 / NAP      $  9,574,000     300,636
Elk Grove Village - Itasca                          Itasca, IL              1981-1982 / NAP    $  8,751,000     396,326
Belden Avenue                                       Addison, IL                1991 / NAP      $  8,232,000     346,233
Los Nietos Business Center                          Santa Fe Springs, CA       1989 / NAP      $  6,228,000     212,957
Milmont Page Business Center                        Fremont, CA                1982 / NAP      $  5,224,000     199,862
Elk Grove Village - Elk Grove                       Elk Grove Village, IL   1971-1980 / NAP    $  3,724,000     214,229
Wood Dale Industrial - Elk Grove Village            Elk Grove Village, IL      1981 / NAP      $  2,026,000     119,590
Pardee Drive                                        Oakland, CA                1978 / NAP      $  1,741,000      33,411
LA County Industrial Portfolio - Norwalk            Norwalk, CA                1975 / NAP      $  1,586,000      60,000
Wood Dale Industrial - Wheeling                     Wheeling, IL               1981 / NAP      $  1,294,000      82,000
Wood Dale Industrial - Wood Dale                    Wood Dale, IL              1981 / NAP      $  1,246,000      89,718
Richardson Tech Center II                           Richardson, TX             1999 / NAP      $  1,066,000      25,600
Elk Grove Village - Northbrook                      Northbrook, IL             1974 / NAP      $  1,018,000      68,244
-----------------------------------------------------------------------------------------------------------------------
TOTAL / WEIGHTED AVERAGE                                                                       $160,000,000   6,456,817
=======================================================================================================================

                                                    PERCENT                   APPRAISED
PROPERTY                                             LEASED     U/W NCF         VALUE
----------------------------------------------------------------------------------------

Docks Corner                                         100.0%   $ 4,105,722   $ 67,200,000
Alvarado Business Center                             100.0%   $ 3,636,258   $ 62,000,000
Southfield/KRDC Industrial (1)                        94.8%   $ 2,414,070   $ 35,000,000
JFK Airgate Center                                   100.0%   $ 2,055,389   $ 35,300,000
Emery/Southfield (1)                                 100.0%   $ 1,992,893   $ 34,800,000
LA County Industrial Portfolio - City of Industry    100.0%   $ 1,955,291   $ 35,300,000
Fairway Drive Industrial                             100.0%   $ 1,820,346   $ 32,000,000
LA County Industrial Portfolio - Carson               50.0%   $ 1,709,704   $ 32,500,000
Elk Grove Village - Itasca                            89.5%   $ 1,408,019   $ 26,200,000
Belden Avenue                                        100.0%   $ 1,342,760   $ 22,000,000
Los Nietos Business Center                            92.7%   $ 1,033,167   $ 23,600,000
Milmont Page Business Center                         100.0%   $   849,863   $ 16,100,000
Elk Grove Village - Elk Grove                         83.4%   $   588,455   $ 11,700,000
Wood Dale Industrial - Elk Grove Village              92.4%   $   326,973   $  7,200,000
Pardee Drive                                         100.0%   $   290,820   $  4,900,000
LA County Industrial Portfolio - Norwalk             100.0%   $   271,652   $  5,700,000
Wood Dale Industrial - Wheeling                       81.7%   $   193,635   $  5,450,000
Wood Dale Industrial - Wood Dale                      71.4%   $   183,197   $  6,400,000
Richardson Tech Center II                            100.0%   $   174,236   $  2,800,000
Elk Grove Village - Northbrook                       100.0%   $   147,924   $  3,900,000
----------------------------------------------------------------------------------------
TOTAL / WEIGHTED AVERAGE                              94.8%   $26,500,374   $470,050,000
========================================================================================

(1)  For purposes of partial releases and property substitutions,
     Southfield/KRDC Industrial and Emery/Southfield properties are combined and are treated as an entire, single property in the portfolio.

                                      D-10

                                                                                            % OF TOTAL    ANNUALIZED
                                                                    % OF     ANNUALIZED     ANNUALIZED   UNDERWRITTEN
                              CREDIT RATING (FITCH/              PORTFOLIO  UNDERWRITTEN   UNDERWRITTEN    BASE RENT     LEASE
TENANT NAME                     MOODY'S/ S&P) (1)    TENANT NRA     NRA     BASE RENT ($)    BASE RENT    ($ PER NRA)  EXPIRATION
----------------------------------------------------------------------------------------------------------------------------------

Home Depot USA, Inc.                A+/Aa3/A+           466,321       7%     $ 1,748,704       6%            $3.75      03/31/2008
Cooper Tire & Rubber Company         --/B2/B+           329,202       5%     $ 1,675,638       5%            $5.09      09/30/2008
St. George Warehouse (2)             --/--/--           250,634       4%     $ 1,124,634       4%            $4.49     Various (2)
Sealed Air Corporation             --/Baa3/BBB          194,471       3%     $   924,702       3%            $4.75     Various (3)
Carlisle Plastics, LP                --/--/--           189,924       3%     $   923,028       3%            $4.86      12/31/2011
Airlink Express, Inc.                --/--/--           171,680       3%     $   644,470       2%            $3.75     Various (4)
Custom Food Products, Inc.           --/--/--           150,277       2%     $ 1,020,000       3%            $6.79      07/31/2014
Franco Apparel Group, Inc.           --/--/--           148,187       2%     $   607,567       2%            $4.10      10/31/2009
Kuehne & Nagel, Inc.                 --/--/--           132,360       2%     $   590,326       2%            $4.46      12/31/2007
Expeditors International             --/--/--           125,955       2%     $   724,241       2%            $5.75      09/30/2007
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                2,159,011      33%     $ 9,983,310      32%            $4.62
==================================================================================================================================
Other Tenants                        Various          3,964,059      61%     $21,515,337      68%            $5.43       Various
Vacant Space                           NAP              333,747       5%     $         0       0%            $0.00         NAP
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                6,456,817     100%     $31,498,647     100%            $5.14
==================================================================================================================================

(1)  Credit ratings are those of the parent company, whether or not the parent guarantees the lease.

(2)  Tenant signed a lease for 157,324 square feet at the Fairway Drive
     Industrial property at a current annual base rent of $755,155 and is not yet in occupancy or paying rent. Occupancy is expected by end of March
     2006. The lender underwrote an annualized base rent of $751,394 for this space. 157,324 square feet expires on 01/15/2016 and 93,310 square feet expires on 05/31/2007.

(3)  110,824 square feet expires on 12/31/2009 and 83,647 square feet expires on
     12/31/2016.

(4)  98,465 square feet expires on 03/31/2007, 37,975 square feet expires on
     04/30/2007, and 35,240 square feet expires on 04/30/2009.

                           LEASE ROLLOVER SCHEDULE (1)

                                                                                            AVERAGE U/W
             # OF LEASES      TOTAL       % OF TOTAL   CUMULATIVE TOTAL    CUMULATIVE %    BASE RENT PER
   YEAR        EXPIRING    SF EXPIRING   SF EXPIRING      SF EXPIRING     OF SF EXPIRING    SF EXPIRING
--------------------------------------------------------------------------------------------------------

  Vacant          --          333,747          5%            333,747              5%              --
   2007           56        1,761,086         27%          2,094,833             32%          $ 4.79
   2008           37        1,382,660         21%          3,477,493             54%          $ 4.82
   2009           48        1,331,823         21%          4,809,316             74%          $ 5.24
   2010           19          504,722          8%          5,314,038             82%          $ 5.60
   2011           18          620,811         10%          5,934,849             92%          $ 5.42
   2012            5           79,829          1%          6,014,678             93%          $ 8.49
   2013            1            6,150          0%          6,020,828             93%          $ 6.92
   2014            3          177,017          3%          6,197,845             96%          $ 6.52
   2015            2           18,001          0%          6,215,846             96%          $12.42
   2016            2          240,971          4%          6,456,817            100%          $ 4.77
Thereafter        --               --         --           6,456,817            100%              --
--------------------------------------------------------------------------------------------------------

(1)  The information in the table is based on the underwritten rent roll.

     PROPERTY MANAGEMENT. The LA County Industrial Portfolio - City of Industry,
LA County Industrial Portfolio - Carson, Los Nietos Business Center, and LA
County Industrial Portfolio - Norwalk properties are managed by CB Richard
Ellis, Inc., and the Richardson Tech Center II property is managed by Lincoln
Property Company Commercial, Inc., neither of which are affiliated with the
AMB-SGP, L.P. Portfolio Borrowers. All other AMB-SGP, L.P. Portfolio Properties are managed by AMB Property, L.P., an affiliate of the AMB-SGP, L.P. Portfolio
Borrowers.

     ADDITIONAL INDEBTEDNESS. The AMB-SGP, L.P. Portfolio Properties also secure
(i) the A-2 Floating Rate Note with an original principal amount of $40,000,000,
(ii) the B-1 Fixed Rate Note with an original principal amount of $84,000,000, and (iii) the B-2 Floating Rate Note with an original principal amount of
$21,000,000. Only the A-1 Note is included in the trust. The combined aggregate original principal balance of the A-1 Note, the A-2 Floating Rate Note, the B-1
Fixed Rate Note and the B-2 Floating Rate Note is $305,000,000. The AMB-SGP,
L.P. Portfolio Loan Group matures on March 5, 2012. See table below for additional loan terms.

                                                ORIGINAL
                 LOAN TYPE                       BALANCE        AMORTIZATION        INTEREST RATE (1)
-------------------------------------------------------------------------------------------------------

  Senior A-Note             A-1 Note          $160,000,000       324 months             5.29000%
                     A-2 Floating Rate Note   $ 40,000,000     Interest Only    One month LIBOR + 0.81%
Subordinate B-Note     B-1 Fixed Rate Note    $ 84,000,000       324 months             5.90000%
                     B-2 Floating Rate Note   $ 21,000,000     Interest Only    One month LIBOR + 1.35%
-------------------------------------------------------------------------------------------------------
   TOTAL                                      $305,000,000
=======================================================================================================

(1)  There is no interest rate cap on the LIBOR component of the A-2 Floating
     Rate Note or the B-2 Floating Rate Note.

                                      D-11

     The holders of the B-1 Fixed Rate Note and the B-2 Floating Rate Note will each have various consent rights with respect to material servicing decisions, a right to appoint or replace the special servicer under certain conditions, a right to cure defaults and an option to purchase the senior A-Note under certain circumstances. For more information with respect to these rights, see
"Description of the Mortgage Pool-Pari Passu, Subordinate and/or Other
Financing-Split Loan Structures-The AMB-SGP, L.P. Portfolio Loan Group" in the
Prospectus Supplement. The A-2 Floating Rate Note, the B-1 Fixed Rate Note and
the B-2 Floating Rate Note are currently held by The Prudential Insurance
Company of America.

     GROUND LEASE. None.

     RELEASE OF PROPERTIES. Commencing on August 14, 2007, the AMB-SGP, L.P.
Portfolio Borrowers are permitted to release any property or building from the lien of the Mortgage (each a "Release"), subject to fulfillment of certain conditions including, but not limited to: (a) no event of default under the
AMB-SGP, L.P. Portfolio Loan has occurred; (b) the AMB-SGP, L.P. Portfolio
Borrower pays (i) 115% of the allocable loan amount with respect to such Release if prior to and including such Release the Dock's Corner property is part of the collateral securing the AMB-SGP, L.P. Portfolio Loan Group, or (ii) 110% of the
allocable loan amount with respect to such Release if the Dock's Corner property is not part of the collateral securing the AMB-SGP, L.P. Portfolio Loan Group
(the applicable payment, a "Release Price") and any applicable prepayment premium attributable thereto; (c) the payment of the Release Price must not reduce the outstanding principal balance of the AMB-SGP, L.P. Portfolio Loan
Group below $65,000,000, provided, however, if following the proposed Release, the Dock's Corner property is part of the collateral securing the AMB-SGP, L.P.
Portfolio Loan Group, the payment of the Release Price must not reduce the outstanding principal balance of the AMB-SGP, L.P. Portfolio Loan Group below
$150,000,000; (d) such AMB-SGP, L.P. Portfolio Borrower will provide evidence satisfactory to lender that for the next succeeding 12 months after giving effect to the proposed Release: (A) the portfolio's DSCR (based on the AMB-SGP,
L.P. Portfolio Loan Group) is equal to or greater than the greater of (i) the portfolio's DSCR immediately prior to such proposed Release or (ii) the applicable DSCR set forth in the table shown below, and (B) the portfolio's LTV ratio (based on the AMB-SGP, L.P. Portfolio Loan Group) is equal to or less than the lesser of (i) the portfolio's LTV ratio immediately prior to such proposed
Release or (ii) the applicable LTV ratio set forth in the table shown below, provided, however, that if one or more of the foregoing DSCR and LTV requirements is not satisfied and prepayment is otherwise permitted pursuant to the terms of the mortgage loan documents, then such AMB-SGP, L.P. Portfolio
Borrower may qualify for a Release by paying down a portion of the outstanding principal balance of the AMB-SGP, L.P. Portfolio Loan Group which lender determines is necessary to satisfy such requirements (and paying any prepayment premium applicable thereto); and (e) such AMB-SGP, L.P. Portfolio Borrower must pay all reasonable costs and expenses associated with the Release.

    % OF ORIGINAL LOAN AMOUNT OUTSTANDING      LTV RATIO NOT      DSCR NOT
 AFTER GIVING EFFECT TO SUCH PARTIAL RELEASE   GREATER THAN:     LESS THAN:
----------------------------------------------------------------------------
>= 80%                                             70%            1.25x
< 80% but >= 60%                                   65%            1.35x
< 60% but >= 40%                                   60%            1.45x
< 40% but >= 21%                                   55%            1.50x
< 21%                                          Partial Release Not Available

     The Release Price will be applied in such order as lender will determine, provided, however, that as long as no event of default under the AMB-SGP, L.P.
Portfolio Loan has occurred, the applicable AMB-SGP, L.P. Portfolio Borrower will have the right, in its sole discretion, to determine the allocation of the
Release Price between (i) the A-2 Floating Rate Note and the B-2 Floating Rate
Note and (ii) the A-1 Note and the B-1 Fixed Rate Note; provided further that
(i) payments allocated to the A-2 Floating Rate Note and the B-2 Floating Rate
Note will be applied pro rata to each of those notes based on their outstanding principal balance and (ii) payments allocated to the A-1 Note and the B-1 Fixed
Rate Note will be applied pro rata to each of those notes based on their outstanding principal balance. Following such partial prepayment, the debt service will be adjusted downward to reflect such partial prepayment.

     SUBSTITUTION OF PROPERTIES. Any time commencing on August 14, 2007, but prior to March 14, 2011, the AMB-SGP, L.P. Portfolio Borrowers will have the right, on up to five occasions during the loan term, to substitute one or more properties (each such individual property, a "Proposed Property") for a single property securing the AMB-SGP, L.P. Portfolio Loan Group and such property will be released from the lien of the Mortgage (each such substitution and lien release, a "Substitution"), subject to fulfillment of certain conditions including, but not limited to: (a) in no event will the aggregate allocable loan amount (as determined by lender) of the properties released from the portfolio in connection with such Substitutions exceed 35% of the AMB-SGP, L.P. Portfolio
Loan Group amount (i.e. $106,750,000); (b) no event of default under the
AMB-SGP, L.P. Portfolio Loan has occurred; (c) such AMB-SGP, L.P. Portfolio
Borrower will provide evidence satisfactory to lender that for the next succeeding 12 months after giving effect to the Substitution, as reasonably determined by lender at the time of the proposed substitution: (A) the portfolio's DSCR (based on the AMB-SGP, L.P. Portfolio Loan Group) is not less than the greater of (i) the portfolio's DSCR immediately prior to the date of such Substitution or (ii) 1.40x, and (B) the portfolio's LTV ratio (based on the
AMB-SGP, L.P. Portfolio Loan Group) after giving effect to such Substitution is no greater than 70%, provided, however, that if one or more of the foregoing
DSCR and LTV requirements is not satisfied and prepayment is otherwise permitted pursuant to the terms of the mortgage loan documents, then the AMB-SGP, L.P.
Portfolio Borrowers may qualify for a Substitution by paying down a portion of the outstanding principal balance of the AMB-SGP, L.P. Portfolio Loan Group which lender determines is necessary to satisfy such requirements (and paying any prepayment premium applicable thereto); (d) the Proposed Property must be a fully constructed industrial bulk warehouse, distribution, or generally similar property which is similar in type and quality to the property being released, as reasonably determined by lender, and the leases for the Proposed Property
(including the lease expiration profile for the Proposed Property) and the credit of the tenants under the leases for the Proposed Property must be generally similar to those of the property being released as part of the
Substitution; (e) the proposed Substitution must

                                      D-12

not, when added to all prior Substitutions effected by the AMB-SGP, L.P.
Portfolio Borrowers, cause the total number of properties removed from the portfolio as a result of Substitutions during the loan term to exceed five; (f)
the AMB-SGP, L.P. Portfolio Borrower must pay all reasonable costs and expenses associated with the Substitution; (g) for each Substitution, the AMB-SGP, L.P.
Portfolio Borrower must pay a fee equal to the greater of (i) 0.50% of the allocable loan amount of the property being replaced or (ii) $25,000; and (h)
the lender must have received confirmation from the rating agencies of no withdrawal, qualification, or downgrade of the then-current ratings of the
2007-PWR15 certificates.

                                      D-13

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                      D-14

                      MORTGAGE LOAN NO. 3 -- 1325 G STREET

                       [4 PHOTOS OF 1325 G STREET OMITTED]

                                      D-15

                      MORTGAGE LOAN NO. 3 -- 1325 G STREET

                         [MAP OF 1325 G STREET OMITTED]

                                      D-16

                      MORTGAGE LOAN NO. 3 -- 1325 G STREET

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:              BSCMI
LOAN PURPOSE:                      Acquisition
ORIGINAL BALANCE:                  $100,000,000
CUT-OFF DATE BALANCE:              $100,000,000
FIRST PAYMENT DATE:                12/01/2006
INTEREST RATE:                     5.48300%
AMORTIZATION TERM:                 Interest Only
ARD:                               No
ANTICIPATED REPAYMENT DATE:        NAP
MATURITY DATE:                     11/01/2016
EXPECTED MATURITY BALANCE:         $100,000,000
SPONSOR:                           Behringer Harvard REIT I, Inc.
INTEREST CALCULATION:              Actual/360
CALL PROTECTION:                   28-payment lockout from the first payment
                                   date, with U.S. Treasury defeasance for the
                                   following 89 payments, and open to prepayment
                                   without premium thereafter through the
                                   maturity date.
CUT-OFF DATE BALANCE PER SF:       $326.20
UP-FRONT RESERVES:                 None
ONGOING RESERVES:                  RE Taxes: (1)      Springing
                                   Insurance: (1)     Springing
                                   Replacement: (2)   Springing
                                   TI/LC: (3)         Springing
LOCKBOX:                           Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (MOODY'S/S&P):       NAP
SINGLE ASSET/PORTFOLIO:            Single Asset
PROPERTY TYPE:                     Office
PROPERTY SUB-TYPE:                 Urban
LOCATION:                          Washington, DC
YEAR BUILT/RENOVATED:              1969 / 2004
PERCENT LEASED (AS OF):            84.4% (12/31/2006)
NET RENTABLE AREA:                 306,563
THE COLLATERAL:                    10-story, Class A office building in
                                   Washington, DC
OWNERSHIP INTEREST:                Fee
PROPERTY MANAGEMENT:               HPT Management Services LP
3RD MOST RECENT NOI (AS OF):       NAP
2ND MOST RECENT NOI (AS OF):       $6,121,221 (TTM 12/31/2005)
MOST RECENT NOI (AS OF):           $7,504,055 (TTM 12/31/2006)
U/W NET OP. INCOME:                $8,272,411
U/W NET CASH FLOW:                 $7,974,146
U/W OCCUPANCY:                     90.0%
APPRAISED VALUE (AS OF):           $140,000,000 (09/25/2006)
CUT-OFF DATE LTV RATIO:            71.4%
LTV RATIO AT MATURITY:             71.4%
U/W DSCR:                          1.43x
U/W DSCR POST IO:                  NAP
--------------------------------------------------------------------------------

(1)  Tax and insurance reserves will spring if borrower (i) fails to provide evidence of payment of taxes or insurance premiums, (ii) is delinquent in the payment of any taxes or insurance premiums or (iii) an event of default occurs.

(2)  Replacement reserves will spring if lender determines that the property is not being property maintained or the tangible net worth of Behringer
     Harvard REIT I, Inc. falls below $250,000,000.

(3)  TI/LC reserves spring if (i) borrower fails to pay outstanding tenant improvements and rent concessions as defined in the loan documents, (ii)
     the tangible net worth of Behringer Harvard REIT I, Inc. falls below
     $250,000,000 or (iii) an event of default occurs. Behringer Harvard REIT I,
     Inc. has guaranteed to the lender payment of the outstanding tenant improvements and rent concessions described above.

THE 1325 G STREET LOAN.

     THE LOAN. The third largest loan (the "1325 G Street Loan") is a
$100,000,000 first mortgage loan secured by the borrower's fee interest in 1325
G Street (the "1325 G Street Property") located in Washington, DC.

     THE BORROWER. The borrower, Behringer Harvard 1325 G Street, LLC, is a single purpose entity (the "1325 G Street Borrower") that owns no material assets other than the 1325 G Street Property and related interests. The managing member of the borrower is structured with one independent director. A non-consolidation opinion was delivered at origination. The sponsor, Behringer
Harvard REIT I, Inc., is a private real estate investment trust (REIT) formed in
2002. As of September 30, 2006, Behringer Harvard REIT I, Inc. reported cash and cash equivalents of approximately $194 million and total stockholders equity of approximately $759 million.

     THE PROPERTY. The 1325 G Street Property is a 306,563 square foot, Class A, office building located in Washington, DC. The 1325 G Street Property was approximately 84.4% leased as of December 31, 2006. The 1325 G Street Property was built in 1969 and most recently renovated in 2004 with lobby, facade and elevator renovations. The 1325 G Street Property is located in the East End submarket of Washington, DC. The District of Columbia office market consists of
93.3 million square feet of competitive space and has a vacancy rate of 6.0%.
The East End submarket contains 31.2 million square feet of competitive office space with a vacancy rate of 5.2% as of 3rd Quarter 2006. Approximately 20% of the 1325 G Street Property is leased to the United States General Services
Administration. The FBI occupies 43,760 square feet, while The United States
Agency for International Development occupies 17,100 square feet. Other tenants include the Neighborhood Reinvestment Corporation, occupying approximately 19%
and Associates Relocation Management, occupying approximately 9% of the 1325 G
Street Property's net rentable area. Investment grade rated

                                      D-17

tenants or their affiliates occupy approximately 20% of the net rentable area, and account for approximately 18% of the total underwritten base rent.

     More specific information about the 1325 G Street Property is set forth in the tables below:

                                                                                       % OF TOTAL    ANNUALIZED
                                        CREDIT RATING                    ANNUALIZED    ANNUALIZED   UNDERWRITTEN
                                           (FITCH/       TENANT  % OF   UNDERWRITTEN  UNDERWRITTEN    BASE RENT
TENANT NAME                            MOODY'S/S&P)(1)    NRA     NRA  BASE RENT ($)    BASE RENT    ($ PER NRA)  LEASE EXPIRATION
----------------------------------------------------------------------------------------------------------------------------------

Neighborhood Reinvestment Corporation      --/--/--      57,866   19%    $2,446,471         25%        $42.28         05/31/2013
GSA-FBI                                  AAA/Aaa/AAA     43,760   14%    $1,247,545         13%        $28.51         02/15/2009
Associates Relocation Management           --/--/--      29,030    9%    $1,205,108         13%        $41.51         05/31/2008
Synergy Workplaces                         --/--/--      19,158    6%    $  815,173          8%        $42.55         08/31/2015
Merrill Corporation                        --/--/--      17,114    6%    $  566,965          6%        $33.13         11/30/2008
GSA-USA                                  AAA/Aaa/AAA     17,100    6%    $  487,500          5%        $28.51         12/13/2008
Belo Capital Bureaus, Inc.                 --/--/--      12,084    4%    $  503,325          5%        $41.65         05/31/2011
RS Information Systems, Inc.               --/--/--      11,694    4%    $  497,580          5%        $42.55         08/31/2010
Source Media Inc.                          --/--/--      10,744    4%    $  451,570          5%        $42.03         12/31/2009
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                  218,550   71%    $8,221,236         85%        $37.62
----------------------------------------------------------------------------------------------------------------------------------
Other Tenants                              Various       40,260   13%    $1,403,491         15%        $34.86           Various
Vacant Space                                 NAP         47,753   16%    $        0          0%        $ 0.00             NAP
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                  306,563  100%    $9,624,727        100%        $37.19
==================================================================================================================================

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

                           LEASE ROLLOVER SCHEDULE (1)

                                                                                   AVERAGE U/W BASE
            # OF LEASES   TOTAL SF   % OF TOTAL  CUMULATIVE TOTAL   CUMULATIVE %     RENT PER SF
   YEAR      EXPIRING(2)  EXPIRING  SF EXPIRING     SF EXPIRING    OF SF EXPIRING      EXPIRING
---------------------------------------------------------------------------------------------------

  Vacant         --        47,753       16%            47,753             16%                --
   2007          --            --       --             47,753             16%                --
   2008          12        95,919       31%           143,672             47%            $35.11
   2009           2        54,504       18%           198,176             65%            $31.17
   2010           1        11,694        4%           209,870             68%            $42.55
   2011           3        18,313        6%           228,183             74%            $41.08
   2012          --            --       --            228,183             74%                --
   2013          10        58,077       19%           286,260             93%            $42.19
   2014           1         1,145        0%           287,405             94%            $37.15
   2015           1        19,158        6%           306,563            100%            $42.55
   2016          --            --       --            306,563            100%                --
Thereafter       --            --       --            306,563            100%                --

(1)  The information in the table is based on the underwritten rent roll.

(2)  For the purposes of this column, each leased tenant space was considered a separate lease even if multiple tenant spaces were covered under the same lease.

     PROPERTY MANAGEMENT. The 1325 G Street Property is managed by HPT
Management Services LP, an affiliate of the 1325 G Street Borrower. HPT
Management Services sub-contracts the management to Trammell Crow Services, Inc.
Founded in 1948, Trammell Crow Company is one of the largest diversified commercial real estate services companies in the world with approximately 6,800 employees in more than 60 countries. The Trammell Crow Company currently has over 500 million square feet of real estate under management.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     GROUND LEASE. None.

     RELEASE OF PARCELS. Not allowed.

                                      D-18

             MORTGAGE LOAN NO. 4 -- RENAISSANCE ORLANDO AT SEA WORLD

             [3 PHOTOS OF RENAISSANCE ORLANDO AT SEA WORLD OMITTED]

                                      D-19

             MORTGAGE LOAN NO. 4 -- RENAISSANCE ORLANDO AT SEA WORLD

                [MAP OF RENAISSANCE ORLANDO AT SEA WORLD OMITTED]

                                      D-20

             MORTGAGE LOAN NO. 4 -- RENAISSANCE ORLANDO AT SEA WORLD

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:              BSCMI
LOAN PURPOSE:                      Acquisition
ORIGINAL BALANCE: (1)              $88,000,000
CUT-OFF DATE BALANCE: (1)          $88,000,000
FIRST PAYMENT DATE: (1)            08/01/2005
INTEREST RATE: (1)                 5.51800%
AMORTIZATION TERM:                 Months 1-36: Interest Only
                                   Months 37-132: 300 months
ARD:                               No
ANTICIPATED REPAYMENT DATE:        NAP
MATURITY DATE: (1)                 07/01/2016
EXPECTED MATURITY BALANCE: (1)     $72,418,327
SPONSOR:                           Sunstone Hotel Investors, Inc.
INTEREST CALCULATION:              Actual/360
CALL PROTECTION:                   36-payment lockout from the first payment
                                   date, yield maintenance for the following 8
                                   payments, U.S. Treasury defeasance for the
                                   following 85 payments, and open to prepayment
                                   without premium thereafter through the
                                   maturity date.
CUT-OFF DATE BALANCE PER ROOM:     $113,110.54
UP-FRONT RESERVES:                 RE Taxes:               $478,563
                                   Other: (2)              $579,131
                                   Deferred Maintenance:   $755,825
ONGOING RESERVES:                  RE Taxes:               $119,641 / month
                                   Insurance: (3)          Springing
LOCKBOX:                           Springing Hard (4)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (MOODY'S/S&P):       NAP
SINGLE ASSET/PORTFOLIO:            Single Asset
PROPERTY TYPE:                     Hospitality
PROPERTY SUB-TYPE:                 Full Service
LOCATION:                          Orlando, FL
YEAR BUILT/RENOVATED:              1984 / 2006 - 2007
OCCUPANCY (AS OF):                 70.1% (08/31/2006)
ROOMS:                             778
THE COLLATERAL:                    A 10-story full service hotel located in
                                   Orlando, Florida
OWNERSHIP INTEREST:                Fee/Leasehold
PROPERTY MANAGEMENT:               Renaissance Hotel Operating Company
3RD MOST RECENT NOI (AS OF):       $8,963,091 (TTM 12/31/2004)
2ND MOST RECENT NOI (AS OF):       $9,875,207 (TTM 12/31/2005)
MOST RECENT NOI (AS OF):           $12,070,986 (TTM 08/31/2006)
U/W NET OP. INCOME:                $12,838,234
U/W NET CASH FLOW:                 $10,032,836
U/W OCCUPANCY:                     70.1%
U/W ADR:                           $152.76
U/W REVPAR:                        $107.15
APPRAISED VALUE (AS OF):           $185,000,000 (10/15/2006)
CUT-OFF DATE LTV RATIO: (1)        47.6%
LTV RATIO AT MATURITY: (1)         39.1%
U/W DSCR: (1)                      2.04x
U/W DSCR POST IO: (1)              1.54x
--------------------------------------------------------------------------------

(1)  An initial loan amount of $75,000,000 was funded on June 23, 2005.
     Subsequent to this initial funding and subject to certain conditions met by the borrower, an additional advance was funded on August 10, 2006 in the amount of $13,000,000 bringing the loan's current balance as of that date to $88,000,000. The loan is presented with an original balance of
     $88,000,000, an original term of 132 months with a first payment date of
     August 1, 2005, an initial interest only period of 36 months and an interest rate of 5.518%. With regard to the amortization of the loan, the
     Renaissance Orlando at Sea World Loan is scheduled to amortize based on a
     300 month schedule beginning with the payment due on August 1, 2008. All
     Loan per Room, LTV and DSCR numbers in the table are based on the total
     $88,000,000 loan amount.

(2)  At origination, the borrower deposited the amount of $579,131 into the ground lease reserve.

(3)  Insurance reserves spring upon failure of the borrower to provide evidence of payment or to renew insurance 5 business days prior to expiration.

(4)  A hard lockbox is triggered if the property is not managed by the
     Renaissance Hotel Operating Company pursuant to the current management agreement. An excess cash flow sweep is triggered in the event that the
     DSCR based on the previous twelve months is less than 1.20x. Renovations during the fourth quarter of 2006 caused rooms and food and beverage outlets to be closed for a substantial period of time. The DSCR during this renovation period declined to less than 1.20x and as a result, the
     Renaissance Orlando at Sea World Loan is currently in an excess cash flow sweep period. The excess cash flow sweep can be cured if the DSCR based on the previous twelve months is greater than 1.20x for two consecutive quarters. Room renovations have been completed and all rooms are back open.
     The remaining renovations to common areas are expected to be completed by the end of the second quarter of 2007. The borrower has reported the
     January 2007 occupancy, ADR and RevPAR to be 69.4%, $163.52 and $113.48, respectively.

THE RENAISSANCE ORLANDO AT SEA WORLD LOAN.

     THE LOAN. The fourth largest loan (the "Renaissance Orlando at Sea World
Loan") is an $88,000,000 first mortgage loan secured by the borrower's fee and leasehold interest in the Renaissance Orlando at Sea World (the "Renaissance
Orlando at Sea World Property") located in Orlando, Florida.

     THE BORROWER. The borrower, Sunstone Sea Harbor, LLC, a Delaware limited liability company (the "Renaissance Orlando at Sea World Borrower"), owns no material assets other than the Renaissance Orlando at Sea World Property and related interests. A non-consolidation opinion was delivered at origination. The sponsor, Sunstone Hotel Investors, Inc. ("Sunstone"; NYSE: SHO), is a southern
California-based real estate investment trust that owns hotels throughout the
United States. As of February 7, 2007, Sunstone owned

                                      D-21

51 hotels throughout the United States, operated under franchises from nationally recognized hotel companies such as Marriott, Renaissance, Hyatt,
Hilton and Fairmont.

     THE PROPERTY. The Renaissance Orlando at Sea World Property is a 10-story,
778-room, full-service hotel property built in 1984. The Renaissance Orlando at
Sea World Property is situated adjacent to SeaWorld and in the vicinity of
Universal Studios. The Renaissance Orlando at Sea World is also located within a within 12 miles of numerous tourist attractions including Epcot Center, Disney
World and Disney MGM Studios, and is approximately 11 miles southwest of the
Orlando International Airport. Hotel amenities include an outdoor pool, two whirlpools and a low depth children's pool that underwent renovations in 2004.
Located behind the pool area to the west are three tennis courts, two half basketball courts and one sand volleyball court. The Renaissance Orlando at Sea
World Property also offers a full fitness center with indoor sauna, a game room, a full-service salon, gift shop, six food and beverage facilities and over
87,000 square feet of meeting space. The Renaissance Orlando at Sea World
Property is currently undergoing renovations, which commenced in late 2006 and are expected to be completed during the second quarter of 2007. Sunstone expects that the cost of the renovations will total approximately $27 million ($34,704 per key), with $13 million ($16,710 per key) planned to be spent in 2007. The planned renovations represent the final phase of a full-hotel renovation, including atrium, restaurants, sports bar, a new "media" bar, food outlets,
Starbucks store, fitness center and spa. Renovation of the guestrooms has already been completed.

     More specific information about the Renaissance Orlando at Sea World
Property is set forth in the table below:

            SUBJECT AND MARKET HISTORICAL OCCUPANCY, ADR, AND REVPAR

                      COMPETITIVE SET (1)               RENAISSANCE ORLANDO(2)      PENETRATION FACTOR(3)
             -------------------------------------  -----------------------------  -----------------------
   YEAR        ADR         OCCUPANCY        REVPAR    ADR     OCCUPANCY    REVPAR   ADR  OCCUPANCY  REVPAR
----------------------------------------------------------------------------------------------------------

   2003      $139.64         62.9%         $ 87.90  $134.43      66.3%    $ 89.14  96.3%   105.4%   101.4%
   2004      $140.18         72.4%         $101.43  $138.53      70.2%    $ 97.27  98.8%    97.0%    95.9%
   2005      $146.69         71.8%         $105.27  $143.21      70.3%    $100.65  97.6%    97.9%    95.6%
T-12 8/2006  $154.02         69.8%         $107.43  $148.60      70.1%    $104.24  96.5%   100.4%    97.0%
----------------------------------------------------------------------------------------------------------

(1)  Based on data provided by STR Reports.

(2)  Based on the borrower provided operating statements.

(3)  Represents ratio of ADR, Occupancy or RevPAR for the Renaissance Orlando at
     Sea World Property, to that for the competitive set for the relevant period.

     PROPERTY MANAGEMENT. The Renaissance Orlando at Sea World Property is
managed by Renaissance Hotel Operating Company, an affiliate of Marriott
International. There are currently 137 Renaissance Hotels, Resorts and Suites world-wide, with 68 located in the US and 69 located internationally. Marriott
(NYSE:MAR; rated BBB+/Baa2/BBB by S&P/Moody's/Fitch) is a hospitality company with nearly 2,800 operating units in the US and 67 other countries and territories. The company has approximately 143,000 employees and is headquartered in Washington, D.C.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     GROUND LEASE. The Renaissance Orlando at Sea World Borrower owns a leasehold interest in the Renaissance Orlando at Sea World Property pursuant to a ground lease. The ground lease expires on November 30, 2033 and has one
50-year extension option.

     RELEASE OF PARCELS. Not allowed.

                                      D-22

                 MORTGAGE LOAN NO. 5 -- CHERRY HILL TOWN CENTER

                  [5 PHOTOS OF CHERRY HILL TOWN CENTER OMITTED]

                                      D-23

                 MORTGAGE LOAN NO. 5 -- CHERRY HILL TOWN CENTER

                    [MAP OF CHERRY HILL TOWN CENTER OMITTED]

                                      D-24

                 MORTGAGE LOAN NO. 5 -- CHERRY HILL TOWN CENTER

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:              PCF
LOAN PURPOSE:                      Refinance
ORIGINAL BALANCE: (1)              $88,000,000
CUT-OFF DATE BALANCE: (1)          $88,000,000
FIRST PAYMENT DATE:                03/01/2007
INTEREST RATE:                     5.59000%
AMORTIZATION TERM:                 Interest Only
ARD:                               No
ANTICIPATED REPAYMENT DATE:        NAP
MATURITY DATE:                     02/01/2017
EXPECTED MATURITY BALANCE:         $88,000,000
SPONSORS:                          Jack Morris; Sheryl Weingarten Morris;
                                   Joseph Marino
INTEREST CALCULATION:              Actual/360
CALL PROTECTION:                   25-payment lockout from the first payment
                                   date, with U.S. Treasury defeasance for the
                                   following 91 payments, and open to prepayment
                                   without premium thereafter through the
                                   maturity date.
CUT-OFF DATE BALANCE PER SF:       $172.11
UP-FRONT RESERVES:                 Other: (2)   $4,716,692 (LOC)
ONGOING RESERVES:                  RE Taxes:    $121,021 / month
                                   Insurance:   $7,792 / month
LOCKBOX:                           None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (MOODY'S/S&P):       NAP
SINGLE ASSET/PORTFOLIO:            Single Asset
PROPERTY TYPE:                     Retail
PROPERTY SUB-TYPE:                 Anchored
LOCATION:                          Cherry Hill, NJ
YEAR BUILT/RENOVATED:              2006 / NAP
PERCENT LEASED (AS OF):            97.2% (02/09/2007)
NET RENTABLE AREA:                 511,306
THE COLLATERAL:                    Anchored retail center in Cherry Hill, NJ
OWNERSHIP INTEREST:                Fee
PROPERTY MANAGEMENT:               Edgewood Properties & JMP
3RD MOST RECENT NOI (AS OF):       NAP
2ND MOST RECENT NOI (AS OF):       NAP
MOST  RECENT  NOI (AS OF):         NAP
U/W NET OP. INCOME:                $7,657,648
U/W NET CASH FLOW:                 $7,525,004
U/W OCCUPANCY:                     97.7%
APPRAISED VALUE (AS OF): (3)       $118,000,000 (08/15/2007)
CUT-OFF DATE LTV RATIO: (3)        74.6%
LTV RATIO AT MATURITY: (3)         74.6%
U/W DSCR:                          1.51x
U/W POST IO DSCR:                  NAP
--------------------------------------------------------------------------------

(1)  The Cherry Hill Town Center loan began as a construction loan on April 5,
     2005. Subsequent to the initial construction funding there were multiple construction draws until the final funding and the conversion to a permanent loan on February 1, 2007 at which time the current balance as of that date was $88,000,000. The loan is presented with original terms based on the conversion date to a permanent loan. Loan LTV and DSCR numbers in the table are based on the total $88,000,000 loan amount.

(2)  The $4,716,692 letter of credit is reserved for following: $3,450,000 for a cash flow reserve; $1,066,318 for a lease reserve; and $200,374 for a construction reserve. The borrower, Cherry Hill Retail Partners, LLC, is entitled to a release of the letter of credit after the property achieves an underwritten net cash flow of $7,232,000; and certain tenants have taken occupancy and commenced paying rent; and the completion of construction and receipt of tenant estoppels.

(3)  The "as completed and stabilized" appraised value of Cherry Hill Town
     Center is $118,000,000 as of August 15, 2007. As of January 15, 2007 the
     "as-is" appraised value of Cherry Hill Town Center is $114,000,000.

CHERRY HILL TOWN CENTER.

     THE LOAN. The fifth largest loan (the "Cherry Hill Town Center Loan") is evidenced by a Secured Promissory Note that is secured by a first priority fee
Deed of Trust, Security Agreement, and Assignment of Rents encumbering a shopping center containing 511,306 square feet known as Cherry Hill Town Center, which is located in Cherry Hill, New Jersey (the "Cherry Hill Town Center
Property"). The Cherry Hill Town Center Loan was originated on April 5, 2005 and amended on February 1, 2007 by or on behalf of Principal Commercial Funding,
LLC.

     THE BORROWER. The borrower, Cherry Hill Retail Partners, LLC., owns no material assets other than the Cherry Hill Town Center Property and related inrerests. A non-consolidation opinion was delivered at origination. The borrower is owned by JSM at Cherry Hill, LLC (50% interest and managing member)
and JMP/Cherry Hill, LLC (50% interest and managing member). JSM at Cherry Hill,
LLC, is comprised of Jack Morris (50% interest and managing member) and Sheryl
Weingarten (50% interest and managing member). JMP/Cherry Hill, LLC, is comprised solely of Joseph Marino (100% interest and managing member). These three individuals guaranty the liability carveouts and each have 15 years of real estate experience.

                                      D-25

     THE PROPERTY. The Cherry Hill Town Center Property consists of a regional shopping center containing 511,306 square feet of net rentable area in 7, one-story buildings. Included in the net rentable area are 3 pad leases totaling
362,475 square feet. The Cherry Hill Center Property was constructed in 2006.
The project is situated on 49.1 acres of land and parking is provided for 2,583 vehicles (5.05/1,000 square feet). The Cherry Hill Center Property is located in the northwest corner of Route 70 and Haddonfield Road in Cherry Hill, Camden
County, New Jersey. Route 70 is a primary east/west artery beginning just east of Philadelphia and extending across the state of New Jersey. Cherry Hill is located 6 miles southeast of Philadelphia and 85 miles southwest of New York
City. A NJ Transit train station is located adjacent to the subject property and provides access to stations located from Philadelphia to Atlantic City.

     More specific information about the Cherry Hill Town Center Property is set forth in the table below:

                                                                          % OF TOTAL
                           CREDIT RATING                     ANNUALIZED   ANNUALIZED     ANNUALIZED
                              (FITCH/        TENANT   % OF    CONTRACT     CONTRACT    CONTRACT RENT      LEASE
TENANT NAME              MOODY'S/S&P) (1)     NRA      NRA    RENT ($)       RENT       ($ PER NRA)    EXPIRATION
-----------------------------------------------------------------------------------------------------------------

Home Depot                   A+/Aa3/A+      146,440    29%   $1,400,000       20%          $ 9.56      11/07/2030
Dick's Sporting Goods        --/--/--        50,000    10%   $1,092,500       16%          $21.85      08/14/2016
Bed Bath & Beyond            --/--/BBB       86,035    17%   $  995,020       14%          $11.57      06/15/2031
Wegman's                     --/--/A-       130,000    25%   $  800,000       12%          $ 6.15      02/13/2031
Best Buy                   BBB+/Baa2/BBB     30,000     6%   $  645,000        9%          $21.50      09/28/2016
-----------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                      442,475    87%   $4,932,520       71%          $11.15
=================================================================================================================
Other Tenants                 Various        54,737    11%   $1,987,984       29%          $36.32        Various
Vacant Space                    NAP          14,094     3%   $        0        0%          $ 0.00          NAP
-----------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                      511,306   100%   $6,920,503      100%          $13.92
=================================================================================================================

(1)  Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

                           LEASE ROLLOVER SCHEDULE(1)

                                                   CUMULATIVE                       AVERAGE
             # OF LEASES   TOTAL SF   % OF TOTAL    TOTAL SF     CUMULATIVE %    BASE RENT PER
   YEAR       EXPIRING     EXPIRING   SF ROLLING    EXPIRING    OF SF EXPIRING    SF EXPIRING
----------------------------------------------------------------------------------------------

  Vacant          --         14,094        3%         14,094            3%               --
   2007           --             --       --          14,094            3%               --
   2008           --             --       --          14,094            3%               --
   2009           --             --       --          14,094            3%               --
   2010           --             --       --          14,094            3%               --
   2011            3          5,499        1%         19,593            4%           $39.25
   2012            1          3,648        1%         23,241            5%           $37.00
   2013           --             --       --          23,241            5%               --
   2014            1          1,874       --          25,115            5%           $40.00
   2015           --             --       --          25,115            5%               --
   2016            8         94,147       18%        119,262           23%           $24.30
Thereafter         3        362,475       71%        511,306          100%           $ 8.81
----------------------------------------------------------------------------------------------

(1)  The information in the table is based on the contract rents in the rent roll.

     PROPERTY MANAGEMENT. The Cherry Hill Town Center Property is managed by
Edgewood Properties and JMP which are affiliates of Cherry Hill Town Center
Borrower. Edgewood Properties currently has over 60 major development projects in progress with approvals obtained for the construction over 7,000 new multifamily units.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     GROUND LEASE. None.

     RELEASE OF PARCELS. Not allowed.

                                      D-26

                 MORTGAGE LOAN NO. 6 -- SHERATON UNIVERSAL HOTEL

                 [4 PHOTOS OF SHERATON UNIVERSAL HOTEL OMITTED]

                                      D-27

                 MORTGAGE LOAN NO. 6 -- SHERATON UNIVERSAL HOTEL

                    [MAP OF SHERATON UNIVERSAL HOTEL OMITTED]

                                      D-28

                 MORTGAGE LOAN NO. 6 -- SHERATON UNIVERSAL HOTEL

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                PMCF
LOAN PURPOSE:                        Acquisition
ORIGINAL BALANCE: (1)                $84,000,000
CUT-OFF DATE BALANCE: (1)            $84,000,000
FIRST PAYMENT DATE:                  03/05/2007
INTEREST RATE:                       5.84500%
AMORTIZATION TERM:                   Interest Only
ARD:                                 No
ANTICIPATED REPAYMENT DATE:          NAP
MATURITY DATE:                       02/05/2012
EXPECTED MATURITY BALANCE:           $84,000,000
SPONSOR:                             Lowe Hospitality Investment Partners, LLC
INTEREST CALCULATION:                Actual/360
CALL PROTECTION:                     23-payment lockout from the first payment
                                     date, with the greater of 1% or yield
                                     maintenance for the following 33 payments,
                                     and open to prepayment without premium
                                     thereafter through the maturity date.
CUT-OFF DATE BALANCE PER ROOM: (1)   $192,660.55
UP-FRONT RESERVES:                   RE Taxes:        $130,041
                                     FF&E: (2)        $8,183,371
                                     Other: (3)       $660,000
ONGOING RESERVES:                    RE Taxes:        $130,041 / month
                                     Insurance: (4)   Springing
                                     FF&E: (5)        Springing
LOCKBOX:                             Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (MOODY'S/S&P):         NAP
SINGLE ASSET/PORTFOLIO:              Single Asset
PROPERTY TYPE:                       Hospitality
PROPERTY SUB-TYPE:                   Full Service
LOCATION:                            Universal City, CA
YEAR BUILT/RENOVATED:                1969, 1978 / 2007
OCCUPANCY (AS OF):                   79.3% (TTM 10/31/2006)
ROOMS:                               436
THE COLLATERAL:                      A full service hotel located in Universal
                                     City, California.
OWNERSHIP INTEREST:                  Fee
PROPERTY MANAGEMENT:                 Starwood Hotels & Resorts Management
                                     Company
3RD MOST RECENT NOI (AS OF):         $5,831,000 (TTM 12/31/2004)
2ND MOST RECENT NOI (AS OF):         $7,123,000 (TTM 12/31/2005)
MOST RECENT NOI (AS OF):             $8,757,107 (TTM 10/31/2006)
U/W NET OP. INCOME:                  $9,031,648
U/W NET CASH FLOW:                   $7,876,706
U/W OCCUPANCY:                       79.3%
U/W ADR:                             $175.00
U/W REVPAR:                          $138.78
APPRAISED VALUE (AS OF):             $131,800,000 (01/01/2007)
CUT-OFF DATE LTV RATIO:(1)(6)        63.7%
LTV RATIO AT MATURITY:(1)(6)         63.7%
U/W DSCR:(1)(7)                      1.58x
U/W DSCR POST IO:                    NAP
--------------------------------------------------------------------------------

(1)  The subject $84,000,000 loan represents the A-Note portion of a potential
     $95,500,000 maximum first mortgage debt. The original/current principal balance of B-Note is $100,000, and is subject to increase via subsequent fundings by lender to cover renovation expenditures in an amount equal to
     65% of incurred costs up to a maximum of $11,500,000. All Cut-off Date
     Balance per Room, LTV and DSCR numbers in the table are based on the
     A-Note.

(2)  At origination, the borrower deposited $8,183,371, which represents the funds required for the operations and routine capital improvements at the mortgaged property pursuant to a management agreement with Starwood Hotels
     & Resorts Management Company.

(3)  At origination, the borrower deposited $660,000 (the "Environmental
     Reserve") to secure the borrower's performance of remediation of certain impacts relating to a dry cleaning operation formerly located in the basement of the hotel and removed in the early 1990s. Funds will be released upon lender's receipt of a "no further action letter" from the
     California Department of Toxic Substances Control ("DTSC") with respect to the known environmental conditions. The borrower is entitled to receive a one-time disbursement of $330,000 after lender receives documentation that
     (i) a closure has been received from the applicable governmental authority with respect to the closure of an underground storage tank, and (ii) 50% of any DTSC-required remediation with respect to the dry cleaning impacts has been completed to the satisfaction of the DTSC. The borrower is permitted to deliver a letter of credit in exchange for the upfront reserve.

(4)  Monthly insurance deposits are not required, provided that: (i) no event of default under the loan is continuing; (ii) lender receives reasonably acceptable evidence of the payment of all insurance premiums; and (iii)
     lender receives reasonably acceptable evidence that the policies required pursuant to the loan agreement are being provided by the borrower pursuant to a blanket insurance policy in accordance with the mortgage loan documents.

(5)  Following a default under the management agreement by either the manager or the operating lessee, the borrower and operating lessee are required to deposit monthly an amount equal to the greater of: (i) 4% of gross revenue and (ii) the amount required to be reserve in respect of FF&E pursuant to the franchise agreement and the management agreement.

(6)  The Cut-off Date LTV Ratio and LTV Ratio at Maturity of the $95,500,000
     maximum potential first mortgage debt are each 72.5% based on the As-Is appraised value. Assuming the As-Stabilized value of $196,600,000 (as of
     01/01/2010), the Cut-off Date LTV Ratio and LTV Ratio at Maturity are
     48.6%.

(7)  The U/W DSCR is based solely on the A-Note portion. The U/W DSCR based on the $95,500,000 maximum potential first mortgage debt is 1.35x (assumes a
     LIBOR of 5.50% at all times with respect to the B-Note).

THE SHERATON UNIVERSAL HOTEL LOAN.

     THE LOAN. The sixth largest loan (the "Sheraton Universal Hotel Loan") is an $84,000,000 A-Note portion of a maximum $95,500,000 first mortgage loan secured by the borrower's fee simple interest in the Sheraton Universal Hotel located in Universal City, California (the "Sheraton Universal Hotel Property").
The subordinate portion of the total first mortgage loan is evidenced by a subordinate B-Note in the maximum principal amount of $11,500,000.

     THE BORROWER. The borrower, LH Universal Holding, LLC (the "Sheraton
Universal Hotel Borrower") is a single purpose entity that owns no material assets other than the Sheraton Universal Hotel Property. The Sheraton Universal
Hotel Borrower is a single-member Delaware limited liability company structured with two independent managers. A non-consolidation opinion was delivered at

                                      D-29

origination. At origination, an operating lease between the Sheraton Universal
Hotel Borrower and LH Universal Operating, LLC, an affiliate of the Sheraton
Universal Hotel Borrower (the "Sheraton Universal Hotel Operating Lessee") was
entered into and subordinated to the Sheraton Universal Hotel Loan. The Sheraton
Universal Hotel Operating Lessee is indirectly wholly owned by the Lowe
Hospitality Investment Partners, LLC (the "Sheraton Universal Hotel Loan
Sponsor"). The Sheraton Universal Hotel Loan Sponsor is a discretionary fund that invests solely in hotel and resort properties and an affiliate of Lowe
Enterprises, Inc. Los Angeles-based Lowe Enterprises, Inc. is a national real estate investment, development and management firm. Over the past 35 years, Lowe
Enterprises, Inc. has developed, acquired or managed more than $8.5 billion of real estate assets nationwide. Through its investment management affiliate, Lowe
Enterprises, Inc. manages in excess of $3 billion of real estate assets on behalf of investment clients. As of September 30, 2006, the Sheraton Universal
Hotel Loan Sponsor reported total assets of approximately $398 million and a net worth of approximately $162 million. In addition, the Sheraton Universal Hotel
Loan Sponsor is required to maintain a net worth of no less than $75 million until such time as the renovation work has been fully completed, and not less than $50 million thereafter.

     THE PROPERTY. The Sheraton Universal Hotel Property is a 436-room, full service hotel property built in 1969 and expanded in 1978. Located in downtown
Universal City, California, the 20-story hotel is situated in the Universal City entertainment complex and has free public shuttle access to Universal Hollywood,
City Walk, and other restaurants and attractions in the area. The Sheraton
Universal Hotel Property has 207 double/double rooms, 182 king rooms, 30 suites, and 17 ADA accessible rooms. The majority of the rooms on the upper floors feature views of the Hollywood Hills or Universal Studios Theme Park. The
Sheraton Universal Hotel Property features a rooftop garden as well as an exterior atrium courtyard containing a resort-style pool, spa and sundeck. In addition, the hotel offers various services including in-room dining, guest laundry, babysitting and car rental services. Food and beverage facilities include a 204-seat restaurant serving three meals a day, a lobby lounge and bar, and a 91-seat patio restaurant that adjoins the swimming pool and spa area.
Additionally, the hotel offers nearly 40,000 square feet of flexible meeting space.

     A lobby and guest rooms renovation and expansion is planned for 2007 -
2009, which is estimated to entail expenditures of approximately $23.6 million.
The renovation work would seek to improve the interior quality of the hotel lobby and guest rooms, upgrade the food and beverage outlets and meeting facilities, and increase the room count to 451 guest rooms by reconfiguring of meeting rooms, administrative offices and the gift shop. Planned guest room renovations include (but are not limited to) new flat screen televisions, custom wood furniture, new carpets, marble counter tops and tile flooring, as well as replacement of soft goods. The additional 15 rooms have been given credit in lender's underwriting.

     More specific information about the Sheraton Universal Hotel Property is set forth in the table below:

            SUBJECT AND MARKET HISTORICAL OCCUPANCY, ADR, AND REVPAR

                   COMPETITIVE SET (1)        SHERATON UNIVERSAL HOTEL (1)     PENETRATION FACTOR (2)
             -----------------------------   -----------------------------   --------------------------
   YEAR        ADR     OCCUPANCY    REVPAR     ADR     OCCUPANCY    REVPAR    ADR    OCCUPANCY   REVPAR
-------------------------------------------------------------------------------------------------------

T-12 10/04   $138.05     73.4%     $101.39   $143.96     73.9%     $106.43   104.3%    100.7%    105.0%
T-12 10/05   $148.64     76.5%     $113.74   $155.82     77.5%     $120.77   104.8%    101.3%    106.2%
T-12 10/06   $163.13     76.8%     $125.34   $169.56     79.3%     $134.41   103.9%    103.2%    107.2%
-------------------------------------------------------------------------------------------------------

(1)  The above table is based on data provided by STR Reports as of October
     2006. Statistics for the competitive set and for Sheraton Universal Hotel for each year indicates information for the trailing 12 months ending in
     October of that year.

(2)  Represents ratio of ADR, Occupancy or RevPAR for the Sheraton Universal
     Hotel Property, to that for the competitive set for the relevant period.

     PROPERTY MANAGEMENT. The Sheraton Universal Hotel Property is managed by
Starwood Hotels & Resorts Management Company, which is not affiliated with the
Sheraton Universal Hotel Borrower.

     ADDITIONAL INDEBTEDNESS. The Sheraton Universal Hotel Property also secures a subordinate B-Note, with an original principal balance of $100,000, which is subject to increase via subsequent fundings by lender to cover renovation expenditures in an amount equal to 65% of incurred costs to a maximum of
$11,500,000. Only the A-Note is included in the trust. The combined aggregate maximum principal balance of the A-Note and B-Note is $95,500,000. The B-Note has a 5-year interest only term and an interest rate based on the sum of (i)
LIBOR plus (ii) a spread of 175 bps. The holder of the B-Note will have various consent rights with respect to material servicing decisions, a right to appoint or replace the special servicer under certain conditions, a right to cure defaults and an option to purchase the A-Note under certain circumstances. For more information with respect to these rights, see "Description of the Mortgage
Pool-Pari Passu, Subordinate and/or Other Financing-Split Loan Structures-The
Sheraton Universal Hotel Loan Group" in the Prospectus Supplement. The B-Note is
currently held by PMCF Holdings, LLC.

     At origination, lender funded the B-Note in an amount of $100,000 (the
"Initial B-Note Disbursement"). Following the Initial B-Note Disbursement, the
Sheraton Universal Hotel Borrower may request B-Note advances (but not more frequently than once per calendar month and not more then 30 disbursements), and the maximum principal amount of the proceeds advanced following the Initial
B-Note Disbursement will not exceed the lesser of (x) $11,400,000 or (y) 65% of the actual total costs of the renovation work as set forth in the mortgage loan documents. Before any B-Note advance will be disbursed, the Sheraton Universal
Hotel Borrower must have furnished to lender evidence reasonably acceptable to lender that the Sheraton Universal Hotel Borrower has spent at least $4,769,000 on the costs of the renovation work (which amount is not permitted to be the subject of any advance application). Subsequent B-Note advances will be funded in accordance with the mortgage loan documents. The final disbursements of the
B-Note will be subject to the satisfaction of all of the conditions set forth in the mortgage loan documents, and in no event will be later than the scheduled renovation completion date of July 26, 2009. If any portion of the B-Note remains undisbursed by the B-Note holder following the final disbursement date, lender will not be obligated to fund any additional B-Note advance to the
Sheraton Universal Hotel Borrower

                                      D-30

directly, but provided no event of default exists under the Sheraton Universal
Hotel Loan, the B-Note holder will be obligated to fund the remaining unfunded portion of the B-Note into a reserve account. The funds on deposit in such reserve account will be disbursed first for the completion of the renovation work, and thereafter, for capital improvements as provided in the mortgage loan documents. The amount funded into the reserve account by the B-Note holder will be considered to have been disbursed under the B-Note and the Sheraton Universal
Hotel Borrower's mortgage loan obligations will include the obligation to repay such amount with interest. In addition, the Sheraton Universal Hotel Loan
Sponsor entered into an unconditional completion guaranty in favor of the lender.

     In addition, the Sheraton Universal Hotel Borrower is permitted to incur debt to the Sheraton Universal Hotel Loan Sponsor, provided that such debt is unsecured, is expressly subordinate to the Sheraton Universal Hotel Loan, is in the amount not to exceed $1,000,000, is for a term of less than 90 days, provides by its terms that the Sheraton Universal Hotel Loan Sponsor will not be entitled to receive any debt service payments after the occurrence and during the continuance of an event of default under the Sheraton Universal Hotel Loan and is payable only out of, and to the extent of, net cash flow after debt service.

     GROUND LEASE. None.

     RELEASE OF PARCELS. Not allowed.

                                      D-31

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                      D-32

                   MORTGAGE LOAN NO. 7 -- SUMMIT PLACE OFFICE

                    [3 PHOTOS OF SUMMIT PLACE OFFICE OMITTED]

                                      D-33

                   MORTGAGE LOAN NO. 7 -- SUMMIT PLACE OFFICE

                      [MAP OF SUMMIT PLACE OFFICE OMITTED]

                                      D-34

                   MORTGAGE LOAN NO. 7 -- SUMMIT PLACE OFFICE

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:              NLIC
LOAN PURPOSE:                      Refinance
ORIGINAL BALANCE:                  $77,500,000
CUT-OFF DATE BALANCE:              $77,500,000
FIRST PAYMENT DATE:                04/01/2007
INTEREST RATE:                     5.73000%
AMORTIZATION TERM:                 Months 1-48: Interest Only
                                   Months 49-120: 360 months
ARD:                               No
ANTICIPATED REPAYMENT DATE:        NAP
MATURITY DATE:                     03/01/2017
EXPECTED MATURITY BALANCE:         $71,133,807
SPONSOR:                           Richard G. Carlson
INTEREST CALCULATION:              Actual/360
CALL PROTECTION:                   24-payment lockout from the first payment
                                   date, with U.S. Treasury defeasance for the
                                   following 92 payments, and open to prepayment
                                   without premium thereafter through the
                                   maturity date.
CUT-OFF DATE BALANCE PER SF:       $119.72
UP-FRONT RESERVES:                 RE Taxes:      $160,557
                                   Insurance:     $37,150
                                   TI/LC: (1)     $3,928,047
                                   Other: (2)     $2,000,000
ONGOING RESERVES:                  RE Taxes:      $80,279 / month
                                   Insurance:     $7,430 / month
                                   Replacement:   $8,092 / month
LOCKBOX:                           None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (MOODY'S/S&P):       NAP
SINGLE ASSET/PORTFOLIO:            Single Asset
PROPERTY TYPE:                     Office
PROPERTY SUB-TYPE:                 Suburban
LOCATION:                          West Allis, WI
YEAR BUILT/RENOVATED:              1905, 1920, 1940 / 2003
PERCENT LEASED (AS OF):            91.0% (12/01/2006)
NET RENTABLE AREA:                 647,344
THE COLLATERAL:                    Four Class A office buildings located in West
                                   Allis, WI
OWNERSHIP INTEREST:                Fee / Leasehold
PROPERTY MANAGEMENT:               RB Management, LLC
3RD MOST RECENT NOI (AS OF):       NAP
2ND MOST RECENT NOI (AS OF):       $957,415 (TTM 12/31/2005)
MOST RECENT NOI (AS OF):           $4,013,143 (TTM 10/31/2006)
U/W NET OP. INCOME:                $6,920,845
U/W NET CASH FLOW:                 $6,109,835
U/W OCCUPANCY:                     92.0%
APPRAISED VALUE (AS OF): (3)       $109,800,000 (12/31/2008)
CUT-OFF DATE LTV RATIO: (3)        70.6%
LTV RATIO AT MATURITY: (3)         64.8%
U/W DSCR:                          1.36x
U/W DSCR POST IO:                  1.13x
--------------------------------------------------------------------------------

(1)  The borrower deposited at closing $3,928,047 in an interest bearing account, to be utilized for tenant improvements and leasing commissions. If the balance of the escrow account falls below $1,700,000, the borrower must begin monthly deposits of $75,000 until the balance of $1,700,000 is achieved. In addition, at such time that the Borrower receives a release of the Earnout described below, a portion of the Earnout Reserve equal to
     $771,953 will be deposited into the Tenant Improvements and Leasing
     Commissions Escrow.

(2)  The borrower deposited $2,000,000 (the "Earnout") at origination to be held in an interest bearing account for rental achievement. The Earnout will be released upon receiving evidence that for three consecutive months the Net
     Operating Income is 1.50x. Upon release of the Earnout Reserve, $771,953 shall be deposited into the Tenant Improvements and Leasing Commissions
     Escrow.

(3)  The "as complete and stabilized" appraised value of the Summit Place Office
     Property is $109,800,000, as of December 31, 2008. As of February 1, 2007,
     the "as-is" appraised value of the Summit Place Office Property is
     $96,300,000. The LTV ratios shown above are based on the "as complete and stabilized" appraised value.

THE SUMMIT PLACE OFFICE LOAN.

     THE LOAN. The seventh largest loan (the "Summit Place Office Loan") is a
$77,500,000 loan (the "Summit Place Office Property") that is secured by the borrower's fee interest in four Class A office buildings consisting of 647,344 square feet and a leasehold interest in a newly constructed four-level parking garage containing 750 spaces and an 1,800 square foot skywalk The buildings are located in West Allis, Wisconsin.

     THE BORROWER. The borrower, Whitnall-Summit Company, LLC., a Delaware limited liability company, is a single-purpose entity that owns no material assets other than the mortgages property and related interest. Borrower has one independent director and a non-consolidation opinion was delivered at origination.

     THE PROPERTY. Summit Place Office Property consists of four Class A office
Buildings comprised of 647,344 square feet, located in West Allis, Wisconsin.
The Summit Place Office Property is located within the Milwaukee MSA in the suburban West Allis submarket, approximately ten miles northwest of General
Mitchell Airfield, with access to I-94. As of December 1, 2006, the Summit Place
Office Property is approximately 91% leased to 64 tenants. The collateral consists of (1) a newly constructed four-story building and three redeveloped converted industrial buildings totaling 647,344 square feet, 8,661 square feet storage space, and parking located on an 8.71-acre tract of land; (2) a 331,326 square foot industrial building, known as Building 34 Industrial situated on a
13.86-acre tract of

                                      D-35

land; and (3) a subordinated leasehold estate for a 98-year term at annual rent of $18,000 on a newly constructed four-level parking garage containing 750 spaces and a 1,880-square foot skywalk connecting to the third floor of Summit
Place. Additional parking mentioned above is provided by a paved surface area for 250 vehicles and indoor parking for 350 vehicles. The new four-story office building serves as the main entrance to the entire complex.

     More specific information about the Summit Place Office Property is set forth in the tables below:

                                                                                   % OF TOTAL     ANNUALIZED
                                 CREDIT RATING                      ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                                    (FITCH/       TENANT   % OF    UNDERWRITTEN   UNDERWRITTEN     BASE RENT       LEASE
TENANT NAME                       MOODY'S/S&P)     NRA      NRA   BASE RENT ($)     BASE RENT     ($ PER NRA)   EXPIRATION
--------------------------------------------------------------------------------------------------------------------------

Blue Cross Blue Shield of WI        --/--/--     159,445    25%     $2,224,258         25%          $13.95      09/30/2016
Alterra Healthcare Corporation      --/--/--     101,683    16%     $1,666,556         19%          $16.39      04/30/2011
Merge Technologies                  --/--/--      35,795     6%     $  501,244          6%          $14.00      05/31/2014
Sanford Brown College               --/--/--      35,053     5%     $  553,308          6%          $15.78      04/30/2017
Assoc. of Equipment Manufact.       --/--/--      27,427     4%     $  429,000          5%          $15.64      03/31/2014
Triad Engineering                   --/--/--      18,208     3%     $  254,912          3%          $14.00      01/31/2017
IKON                                --/--/--      14,300     2%     $  228,800          3%          $16.00      10/31/2010
Siemens Real Estate                 --/--/--      13,661     2%     $  201,523          2%          $14.75      11/14/2008
Wisconsin Dental Association        --/--/--      12,668     2%     $  209,022          2%          $16.50      04/30/2019
IMPACT                              --/--/--      11,707     2%     $  134,013          2%          $11.45      09/30/2014
--------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                           429,947    66%     $6,402,636         72%          $14.89
==========================================================================================================================
Other Tenants                       Various      158,958    25%     $2,444,432         28%          $15.38        Various
Vacant Space                          NAP         58,439     9%     $        0          0%          $ 0.00          NAP
--------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                           647,344   100%     $8,847,068        100%          $15.02
==========================================================================================================================

                           LEASE ROLLOVER SCHEDULE (1)

                                                                                AVERAGE U/W
                                                    CUMULATIVE   CUMULATIVE %    BASE RENT
             # OF LEASES   TOTAL SF    % OF TOTAL    TOTAL SF        OF SF         PER SF
   YEAR        EXPIRING    EXPIRING   SF EXPIRING    EXPIRING      EXPIRING       EXPIRING
-------------------------------------------------------------------------------------------

  Vacant          --         58,439        9%          58,439          9%              --
   2007            3          9,937        2%          68,376         11%          $15.96
   2008            3         28,553        4%          96,929         15%          $15.53
   2009           12         32,114        5%         129,043         20%          $14.36
   2010           11         60,280        9%         189,323         29%          $15.54
   2011           11        152,420       24%         341,743         53%          $15.96
   2012            1          3,947        1%         345,690         53%          $13.25
   2013            4          9,944        2%         355,634         55%          $16.12
   2014            4         57,116        9%         412,750         64%          $14.63
   2015            4          8,689        1%         421,439         65%          $15.38
   2016            4        159,976       25%         581,415         90%          $13.85
Thereafter         6         65,929       10%         647,344        100%          $15.43
-------------------------------------------------------------------------------------------

(1)  The information in the table is based on the underwritten rent roll.

     PROPERTY MANAGEMENT. The Summit Place Office Property is managed by RB
Management, LLC., an affiliate of the Summit Place Office Property.

     ADDITIONAL INDEBTEDNESS. The borrower has subordinate debt in place, subject to an intercreditor agreement, in the form of six New Market Tax Credit
Loans ("NMTC") totaling $15,968,050 for the benefit of US Bank. The loans were funded by US Bank (three loans totaling $3,852,586) and Whitnall Summit
Development Corporation ("WSDC") (three loans totaling $12,115,464), an entity owned by Richard G. Carlson. $7,390,464 funded by WSDC was financed by Lincoln
State Bank ("LSB"), with the balance of $4,725,000 financed by the City of West
Allis ("CWA"). Of the $4,725,000 from CWA, $2,725,000 bears interest at 1%
payable quarterly, with all principal due in a single balloon payment on
December 14, 2034. The remaining $2,000,000 will begin P&I payments starting in
2011.

     GROUND LEASE. The Summit Place Office Borrower owns a fee interest in the majority of the subject with a leasehold interest in a smaller parcel. The subordinated leasehold estate is on a 98-year term, expiring December 21, 2104, at an annual rent of $18,000. The base rent of $500 per month shall increase by three percent every anniversary of the commencement date for the first thirty
(30) years of the agreement. The additional rent of $1,000 monthly shall increase annually for the first thirty (30) years after commencement of the agreement.

                                      D-36

     RELEASE OF PARCELS. Upon the lender's prior written consent and at the lender's sole and absolute discretion, the borrower may convert the property to a condominium regime and form an owners association to include the borrower.
Upon completion, the condominium units corresponding to the Improvements owned by Regenco and 6682 may be released upon providing satisfactory documentation of release to the lender, the unreleased portion is not adversely affected by the
Condominium Release, no default exists and the borrower pays all expenses incurred by the release.

     6750 North Acres, LCC. may obtain a partial release of a portion of Parcel
B of the Parking Property, other than the parking garage constructed on Parcel B from the lien and security interest created by the Loan Documents, upon providing satisfactory documentation of release to the lender, the unreleased portion is not adversely affected by such Partial Release, no default exists and the borrower pays all expenses incurred by the release.

     In addition to the Partial Release by 6750 North Acres, LLC, described above, the lender will provide a release of a portion of the Parking Property used as the easternmost retention pond provided (a) the Pond Tract is a separate parcel created pursuant to a certifies survey, (b) the partial release by the lender is in conjunction with the transfer of Pond Tract from 6750 North Acres,
LLC to the City of West Allis and (c) 6750 North Acres, LLC will pay all expenses incurred due to the release.

                                      D-37

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                      D-38

             MORTGAGE LOAN NO. 8 -- 777 SCUDDERS MILL ROAD - UNIT 3

               [PHOTO OF 777 SCUDDERS MILL ROAD - UNIT 3 OMITTED]

                                      D-39

             MORTGAGE LOAN NO. 8 -- 777 SCUDDERS MILL ROAD - UNIT 3

                [MAP OF 777 SCUDDERS MILL ROAD - UNIT 3 OMITTED]

                                      D-40

             MORTGAGE LOAN NO. 8 -- 777 SCUDDERS MILL ROAD - UNIT 3

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:              PCF II
LOAN PURPOSE:                      Acquisition
ORIGINAL BALANCE:                  $60,700,000
CUT-OFF DATE BALANCE:              $60,700,000
FIRST PAYMENT DATE:                03/01/2007
INTEREST RATE:                     5.61000%
AMORTIZATION TERM:                 Interest Only
ARD:                               No
ANTICIPATED REPAYMENT DATE:        NAP
MATURITY DATE:                     02/01/2017
EXPECTED MATURITY BALANCE:         $60,700,000
SPONSOR:                           Belair Capital Fund LLC
INTEREST CALCULATION:              Actual/360
CALL PROTECTION:                   Greater of 1% or yield maintenance for the
                                   first 25 payments, then U.S. Treasury
                                   defeasance or greater of 1% or yield
                                   maintenance for the following 93 payments,
                                   and then prepayable without premium
                                   thereafter through the maturity date.
CUT-OFF DATE BALANCE PER SF:       $262.65
UP-FRONT RESERVES:                 RE Taxes:       $117,577
ONGOING RESERVES:                  RE Taxes: (1)   Springing
                                   TI/LC: (2)      Springing
                                   Other: (3)      Springing
LOCKBOX:                           Springing Hard (4)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (MOODY'S/S&P):       NAP
SINGLE ASSET/PORTFOLIO:            Single Asset
PROPERTY TYPE:                     Office
PROPERTY SUB-TYPE:                 Suburban
LOCATION:                          Plainsboro, NJ
YEAR BUILT/RENOVATED:              1992 / NAP
PERCENT LEASED (AS OF):            100.0% (01/12/2007)
NET RENTABLE AREA:                 231,108
THE COLLATERAL:                    5-story suburban office building located in
                                   Plainsboro, NJ
OWNERSHIP INTEREST:                Fee
PROPERTY MANAGEMENT:               Eaton Vance Management
3RD MOST RECENT NOI (AS OF):       NAP
2ND MOST RECENT NOI (AS OF):       NAP
MOST RECENT NOI (AS OF):           NAP
U/W NET OP. INCOME:                $4,579,669
U/W NET CASH FLOW:                 $4,302,339
U/W OCCUPANCY:                     93.0%
APPRAISED VALUE (AS OF):           $80,200,000 (12/14/2006)
CUT-OFF DATE LTV RATIO:            75.7%
LTV RATIO AT MATURITY:             75.7%
U/W DSCR:                          1.25x
U/W POST IO DSCR:                  NAP
--------------------------------------------------------------------------------

(1)  Upon occurrence of an event of default, the 777 Scudders Mill Road - Unit 3 borrower is required to deposit monthly 1/12 of the estimated annual taxes.

(2)  In the event Bristol-Myers Squibb is downgraded below investment grade or has not, prior to December 31, 2013, renewed their lease until at least
     December 31, 2019, the Scudders Mill Road - Unit 3 borrower is required to either deliver to the lender a letter of credit in the amount of $3,466,620 or cause all net cash flow after debt service to be deposited monthly into a TI/LC reserve account for a period of twelve months to be capped at
     $3,466,620.

(3)  If by December 31, 2012, the Scudders Mill Road - Unit 3 borrower has not provided additional parking spaces for the property, then the Scudders Mill
     Road - Unit 3 borrower is required to deliver to the lender a Letter of
     Credit in the amount equal to the difference between the number of parking spaces required to reach 3 spaces per 1000 and the actual number of parking spaces available multiplied by $1000.

(4)  Lockbox springs hard upon an event of default.

THE 777 SCUDDERS MILL ROAD - UNIT 3 LOAN.

     THE LOAN. The eighth largest loan (the "777 Scudders Mill Road - Unit 3
Loan") is evidenced by a secured promissory note that is secured by a first priority fee Deed of Trust, Security Agreement, and Assignment of Rents
encumbering an office building containing 231,108 square feet known as 777
Scudders Mill Road - Unit 3, located in Plainsboro, New Jersey (the "777
Scudders Mill Road - Unit 3 Property"). The 777 Scudders Mill Road - Unit 3 Loan
was originated on January 12, 2007 by or on behalf of Principal Commercial
Funding II, LLC

     THE BORROWER. The borrower is Bel Scudders 3 LLC, which is 100% owned by
Belair Capital Fund, LLC., a tax-managed investment fund. The borrower owns no material assets other than the 777 Scudders Mill Road - Unit 3 Property and related interests. A non-consolidation opinion was delivered at origination. The manager of the fund is Eaton Vance Management. The main investors in the fund are high net worth individuals and institutions.

     THE PROPERTY. The 777 Scudders Mill Road - Unit 3 Property consists of a
5-story office building containing 231,108 square feet. The office building was built in 1992 and is Building 3 of a 3 building office campus. The property is situated on a 125-acre

                                      D-41

condominium complex that currently has 657,408 square feet of office space and can accommodate future expansion of 3 additional office buildings totaling
534,109 square feet. Parking is provided for 616 vehicles (2.67/1,000 square feet). The property is located at 777 Scudders Mill Road in Plainsboro,
Middlesex County, New Jersey. The property is located 1 mile east of US Route 1,
5 miles west of the New Jersey Turnpike, and 6 miles north of I-95. Route 1 provides direct access to Interstate 295 to the south and the Garden State
Parkway, New Jersey Turnpike and Interstate 287 to the north. The property is located within 46 miles of Philadelphia and 49 miles of New York City. The property is located within the Princeton Forrestal Center and is located four miles north of the Quaker Bridge Mall, which is anchored by Macy's, Sears, JC
Penney, Kmart, TJ Maxx, Bed Bath & Beyond, Ross Dress For Less, and Eddie Bauer.

     More specific information about the 777 Scudders Mill Road - Unit 3
Property is set forth in the table below:

                               CREDIT RATING                                     % OF TOTAL    ANNUALIZED
                                  (FITCH/       TENANT    % OF     ANNUALIZED    ANNUALIZED    BASE RENT       LEASE
       TENANT NAME           MOODY'S/S&P) (1)     NRA      NRA   BASE RENT ($)    BASE RENT   ($ PER NRA)   EXPIRATION
----------------------------------------------------------------------------------------------------------------------

E.R. Squibb & Sons, L.L.C.       A+/A2/A+       231,108   100%     $4,853,268       100%         $21.00     12/31/2014
----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                          231,108   100%     $4,853,268       100%         $21.00
======================================================================================================================
Other Tenants                      NAP                0     0%     $        0         0%         $ 0.00         NAP
Vacant Space                       NAP                0     0%     $        0         0%         $ 0.00         NAP
----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                          231,108   100%     $4,853,268       100%         $21.00
======================================================================================================================

(1)  Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

                           LEASE ROLLOVER SCHEDULE(1)

                                                                                AVERAGE
                                                   CUMULATIVE   CUMULATIVE %   BASE RENT
             # OF LEASES   TOTAL SF   % OF TOTAL    TOTAL SF        OF SF       PER SF
   YEAR        EXPIRING    EXPIRING   SF ROLLING    EXPIRING      EXPIRING      EXPIRING
----------------------------------------------------------------------------------------

  Vacant          --             --       --              --         --              --
   2007           --             --       --              --         --              --
   2008           --             --       --              --         --              --
   2009           --             --       --              --         --              --
   2010           --             --       --              --         --              --
   2011           --             --       --              --         --              --
   2012           --             --       --              --         --              --
   2013           --             --       --              --         --              --
   2014            1        231,108      100%        231,108        100%         $21.00
   2015           --             --       --         231,108        100%             --
   2016           --             --       --         231,108        100%             --
Thereafter        --             --       --         231,108        100%             --
----------------------------------------------------------------------------------------

(1)  The information in the table is based on the contract rents in the rent roll.

     PROPERTY MANAGEMENT. The 777 Scudders Mill Road - Unit 3 Property is
managed by Eaton Vance Management. Eaton Vance and its subsidiary, Boston
Management and Research provide management and advisory services to Belair
Capital Fund, LLC, and the investment portfolio in which the fund invests. Eaton
Vance and Boston Management provide advisory, administration, and management services to over 160 investment companies, as well as separate accounts managed for individual and institutional investors. Eaton Vance reports that it controls more than $4.4 billion of real estate assets on behalf of a series of private equity funds.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     GROUND LEASE. None.

     RELEASE OF PARCELS. Not allowed.

                                      D-42

             MORTGAGE LOAN NO. 9 -- 777 SCUDDERS MILL ROAD - UNIT 1

               [PHOTO OF 777 SCUDDERS MILL ROAD - UNIT 1 OMITTED]

                                      D-43

             MORTGAGE LOAN NO. 9 -- 777 SCUDDERS MILL ROAD - UNIT 1

                [MAP OF 777 SCUDDERS MILL ROAD - UNIT 1 OMITTED]

                                      D-44

             MORTGAGE LOAN NO. 9 -- 777 SCUDDERS MILL ROAD - UNIT 1

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:              PCF II
LOAN PURPOSE:                      Acquisition
ORIGINAL BALANCE:                  $59,150,000
CUT-OFF DATE BALANCE:              $59,150,000
FIRST PAYMENT DATE:                03/01/2007
INTEREST RATE:                     5.79500%
AMORTIZATION TERM:                 Interest Only
ARD:                               No
ANTICIPATED REPAYMENT DATE:        NAP
MATURITY DATE:                     02/01/2019
EXPECTED MATURITY BALANCE:         $59,150,000
SPONSOR:                           Belwater Capital Fund LLC
INTEREST CALCULATION:              Actual/360
CALL PROTECTION:                   Greater of 1% or yield maintenance for the
                                   first 25 payments, then U.S. Treasury
                                   defeasance or greater of 1% or yield
                                   maintenance for the following 117 payments,
                                   and then prepayable without premium
                                   thereafter through the maturity date.
CUT-OFF DATE BALANCE PER SF:       $263.39
UP-FRONT RESERVES:                 RE Taxes:       $114,251
ONGOING RESERVES:                  RE Taxes: (1)   Springing
                                   TI/LC: (2)      Springing
LOCKBOX:                           Springing Hard (3)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (MOODY'S/S&P):       NAP
SINGLE ASSET/PORTFOLIO:            Single Asset
PROPERTY TYPE:                     Office
PROPERTY SUB-TYPE:                 Suburban
LOCATION:                          Plainsboro, NJ
YEAR BUILT/RENOVATED:              1992 / NAP
PERCENT LEASED (AS OF):            100.0% (01/12/2007)
NET RENTABLE AREA:                 224,572
THE COLLATERAL:                    5-story suburban office building located in
                                   Plainsboro, NJ
OWNERSHIP INTEREST:                Fee
PROPERTY MANAGEMENT:               Eaton Vance Management
3RD MOST RECENT NOI (AS OF):       NAP
2ND MOST RECENT NOI (AS OF):       NAP
MOST RECENT NOI (AS OF):           NAP
U/W NET OP. INCOME:                $4,839,052
U/W NET CASH FLOW:                 $4,794,138
U/W OCCUPANCY:                     97.0%
APPRAISED VALUE (AS OF):           $83,300,000 (12/14/2006)
CUT-OFF DATE LTV RATIO:            71.0%
LTV RATIO AT MATURITY:             71.0%
U/W DSCR:                          1.38x
U/W POST IO DSCR:                  NAP
--------------------------------------------------------------------------------

(1)  Upon occurrence of an event of default, the 777 Scudders Mill Road - Unit 1 borrower is required to deposit monthly 1/12 of the estimated annual taxes.

(2)  In the event Bristol-Myers Squibb is downgraded below investment grade or has not, prior to December 31, 2017, renewed their lease until at least
     December 31, 2023, the 777 Scudders Mill Road - Unit 1 borrower is required to either deliver to the lender a letter of credit in the amount of
     $3,368,580 or cause all net cash flow after debt service to be deposited monthly into a TI/LC reserve account for a period of twelve months to be capped at $3,368,580.

(3)  Lockbox springs hard upon an event of default.

THE 777 SCUDDERS MILL ROAD - UNIT 1 LOAN.

     THE LOAN. The ninth largest loan (the "777 Scudders Mill Road - Unit 1
Loan") is evidenced by a secured promissory note that is secured by a first priority fee Deed of Trust, Security Agreement, and Assignment of Rents
encumbering an office building containing 224,572 square feet known as 777
Scudders Mill Road - Unit 1, located in Plainsboro, New Jersey (the "777
Scudders Mill Road - Unit 1 Property"). The 777 Scudders Mill Road - Unit 1 Loan
was originated on January 12, 2007 by or on behalf of Principal Commercial
Funding II, LLC.

     THE BORROWER. The borrower is Bel Scudders 1 LLC., which is 100% owned by
Belwater Capital Fund, LLC., a tax-managed investment fund. The borrower owns no material assets other than the 777 Scudders Mill Road - Unit 1 Property and related interests. A non-consolidation opinion was delivered at origination. The manager of the fund is Eaton Vance Management. The main investors in the fund are high net worth individuals and institutions.

     THE PROPERTY. The 777 Scudders Mill Road - Unit 1 Property consists of a
5-story office building containing 224,572 square feet. The office building was built in 1992 and is Building 1 of a 3 building office campus. The property is situated on a 125-acre condominium complex that currently has 657,408 square feet of office space and can accommodate future expansion of 3 additional office buildings totaling 534,109 square feet. Parking is provided for 737 vehicles
(3.28/1,000 square feet). The property is located at 777 Scudders Mill Road in
Plainsboro, Middlesex County, New Jersey. The property is located 1 mile east of
US Route 1, 5 miles west

                                      D-45

of the New Jersey Turnpike, and 6 miles north of I-95. Route 1 provides direct access to Interstate 295 to the south and the Garden State Parkway, New Jersey
Turnpike and Interstate 287 to the north. The property is located within 46 miles of Philadelphia and 49 miles of New York City. The property is located within the Princeton Forrestal Center and is located four miles north of the
Quaker Bridge Mall, which is anchored by Macy's, Sears, JC Penney, Kmart, TJ
Maxx, Bed Bath & Beyond, Ross Dress For Less, and Eddie Bauer.

     More specific information about the 777 Scudders Mill Road - Unit 1
Property is set forth in the table below:

                             CREDIT RATING                       ANNUALIZED  % OF TOTAL    ANNUALIZED
                                (FITCH/                   % OF      BASE      ANNUALIZED   BASE RENT     LEASE
TENANT NAME                 MOODY'S/S&P) (1)  TENANT NRA   NRA    RENT ($)    BASE RENT   ($ PER NRA)  EXPIRATION
-----------------------------------------------------------------------------------------------------------------

E.R. Squibb & Sons, L.L.C.      A+/A2/A+        224,572    100%  $4,716,012      100%        $21.00    12/31/2018
-----------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                          224,572    100%  $4,716,012      100%        $21.00
=================================================================================================================
Other Tenants                     NAP                 0      0%  $        0        0%        $ 0.00        NAP
Vacant Space                      NAP                 0      0%  $        0        0%        $ 0.00        NAP
-----------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                          224,572    100%  $4,716,012      100%        $21.00
=================================================================================================================

(1)  Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

                           LEASE ROLLOVER SCHEDULE(1)

                                                                                     AVERAGE BASE
            # OF LEASES     TOTAL     % OF TOTAL      CUMULATIVE       CUMULATIVE %   RENT PER SF
   YEAR       EXPIRING   SF EXPIRING  SF ROLLING  TOTAL SF EXPIRING  OF SF EXPIRING    EXPIRING
-------------------------------------------------------------------------------------------------

  Vacant         --              --        --               --              --              --
   2007          --              --        --               --              --              --
   2008          --              --        --               --              --              --
   2009          --              --        --               --              --              --
   2010          --              --        --               --              --              --
   2011          --              --        --               --              --              --
   2012          --              --        --               --              --              --
   2013          --              --        --               --              --              --
   2014          --              --        --               --              --              --
   2015          --              --        --               --              --              --
   2016          --              --        --               --              --              --
Thereafter        1         224,572       100%         224,572             100%         $21.00
-------------------------------------------------------------------------------------------------

(1)  The information in the table is based on the contract rents in the rent roll.

     PROPERTY MANAGEMENT. The 777 Scudders Mill Road - Unit 1 Property is
managed by Eaton Vance Management. Eaton Vance and its subsidiary, Boston
Management and Research provide management and advisory services to Belwater
Capital Fund, LLC, and the investment portfolio in which the fund invests. Eaton
Vance and Boston Management provide advisory, administration, and management services to over 160 investment companies, as well as separate accounts managed for individual and institutional investors. Eaton Vance reports that it controls more than $4.4 billion of real estate assets on behalf of a series of private equity funds.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     GROUND LEASE. None.

     RELEASE OF PARCELS. Not allowed.

                                      D-46

             MORTGAGE LOAN NO. 10 -- 777 SCUDDERS MILL ROAD - UNIT 2

               [PHOTO OF 777 SCUDDERS MILL ROAD - UNIT 2 OMITTED]

                                      D-47

             MORTGAGE LOAN NO. 10 -- 777 SCUDDERS MILL ROAD - UNIT 2

                [MAP OF 777 SCUDDERS MILL ROAD - UNIT 2 OMITTED]

                                      D-48

             MORTGAGE LOAN NO. 10 -- 777 SCUDDERS MILL ROAD - UNIT 2

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:              PCF II
LOAN PURPOSE:                      Acquisition
ORIGINAL BALANCE:                  $53,150,000
CUT-OFF DATE BALANCE:              $53,150,000
FIRST PAYMENT DATE:                03/01/2007
INTEREST RATE:                     5.61000%
AMORTIZATION TERM:                 Interest Only
ARD:                               No
ANTICIPATED REPAYMENT DATE:        NAP
MATURITY DATE:                     02/01/2017
EXPECTED MATURITY BALANCE:         $53,150,000
SPONSOR:                           Belshire Capital Fund LLC
INTEREST CALCULATION:              Actual/360
CALL PROTECTION:                   Greater of 1% or yield maintenance for the
                                   first 25 payments, then U.S. Treasury
                                   defeasance or greater of 1% or yield
                                   maintenance for the following 93 payments,
                                   and then prepayable without premium
                                   thereafter through the maturity date.
CUT-OFF DATE BALANCE PER SF:       $263.47
UP-FRONT RESERVES:                 RE Taxes:      $102,630
ONGOING RESERVES:                  RE Taxes: (1)  Springing
                                   TI/LC: (2)     Springing
LOCKBOX:                           Springing Hard (3)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (MOODY'S/S&P):       NAP
SINGLE ASSET/PORTFOLIO:            Single Asset
PROPERTY TYPE:                     Office
PROPERTY SUB-TYPE:                 Suburban
LOCATION:                          Plainsboro, NJ
YEAR BUILT/RENOVATED:              1992 / NAP
PERCENT LEASED (AS OF):            100.0% (01/12/2007)
NET RENTABLE AREA:                 201,728
THE COLLATERAL:                    5-story suburban office building located in
                                   Plainsboro, NJ
OWNERSHIP INTEREST:                Fee
PROPERTY MANAGEMENT:               Eaton Vance Management
3RD MOST RECENT NOI (AS OF):       NAP
2ND MOST RECENT NOI (AS OF):       NAP
MOST RECENT NOI (AS OF):           NAP
U/W NET OP. INCOME:                $4,208,856
U/W NET CASH FLOW:                 $3,966,783
U/W OCCUPANCY:                     95.0%
APPRAISED VALUE (AS OF):           $72,300,000 (12/14/2006)
CUT-OFF DATE LTV RATIO:            73.5%
LTV RATIO AT MATURITY:             73.5%
U/W DSCR:                          1.31x
U/W POST IO DSCR:                  NAP
--------------------------------------------------------------------------------

(1)  Upon occurrence of an event of default, the 777 Scudders Mill Road - Unit 2 borrower is required to deposit monthly 1/12 of the estimated annual taxes.

(2)  In the event Bristol-Myers Squibb is downgraded below investment grade or has not, prior to December 31, 2015, renewed their lease until at least
     December 31, 2021, the 777 Scudders Mill Road - Unit 2 borrower is required to either deliver to the lender a letter of credit in the amount of
     $3,025,920 or cause all net cash flow after debt service to be deposited monthly into a TI/LC reserve account for a period of twelve months to be capped at $3,025,920.

(3)  Lockbox springs hard upon an event of default.

THE 777 SCUDDERS MILL ROAD - UNIT 2 LOAN.

     THE LOAN. The tenth largest loan (the "777 Scudders Mill Road - Unit 2
Loan") is evidenced by a secured promissory note that is secured by a first priority fee Deed of Trust, Security Agreement, and Assignment of Rents
encumbering an office building containing 201,728 square feet known as 777
Scudders Mill Road - Unit 2, located in Plainsboro, New Jersey (the "777
Scudders Mill Road - Unit 2 Property"). The 777 Scudders Mill Road - Unit 2 Loan
was originated on January 12, 2007 by or on behalf of Principal Commercial
Funding II, LLC.

     THE BORROWER. The borrower is Bel Scudders 2 LLC., which is 100% owned by
Belshire Capital Fund, LLC., a tax-managed investment fund. The borrower owns no material assets other than the 777 Scudders Mill Road - Unit 2 Property and related interests. A non-consolidation opinion was delivered at origination. The manager of the fund is Eaton Vance Management. The main investors in the fund are high net worth individuals and institutions.

     THE PROPERTY. The 777 Scudders Mill Road - Unit 2 Property consists of a
5-story office building containing 201,728 square feet. The office building was built in 1992 and is Building 2 of a 3 building office campus. The property is situated on a 125-acre condominium complex that currently has 657,408 square feet of office space and can accommodate future expansion of 3 additional

                                      D-49

office buildings totaling 534,109 square feet. Parking is provided for 737 vehicles (3.65/1,000 square feet). The property is located at 777 Scudders Mill
Road in Plainsboro, Middlesex County, New Jersey. The property is located 1 mile east of US Route 1, 5 miles west of the New Jersey Turnpike, and 6 miles north of I-95. Route 1 provides direct access to Interstate 295 to the south and the
Garden State Parkway, New Jersey Turnpike and Interstate 287 to the north. The property is located within 46 miles of Philadelphia and 49 miles of New York
City. The property is located within the Princeton Forrestal Center and is located four miles north of the Quaker Bridge Mall, which is anchored by Macy's,
Sears, JC Penney, Kmart, TJ Maxx, Bed Bath & Beyond, Ross Dress For Less, and
Eddie Bauer.

     More specific information about the 777 Scudders Mill Road - Unit 2
Property is set forth in the table below:

                              CREDIT RATING                   ANNUALIZED  % OF TOTAL   ANNUALIZED
                                (FITCH/        TENANT  % OF      BASE     ANNUALIZED   BASE RENT      LEASE
TENANT NAME                 MOODY'S/S&P) (1)     NRA    NRA    RENT ($)    BASE RENT  ($ PER NRA)  EXPIRATION
-------------------------------------------------------------------------------------------------------------

E.R. Squibb & Sons, L.L.C.      A+/A2/A+      201,728   100%  $4,236,288     100%        $21.00    12/31/2016
-------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                        201,728   100%  $4,236,288     100%        $21.00
-------------------------------------------------------------------------------------------------------------
Other Tenants                     NAP               0     0%  $        0       0%        $ 0.00        NAP
Vacant Space                      NAP               0     0%  $        0       0%        $ 0.00        NAP
-------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                        201,728   100%  $4,236,288     100%        $21.00
=============================================================================================================

(1)  Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

                           LEASE ROLLOVER SCHEDULE(1)

                                                                                     AVERAGE BASE
            # OF LEASES      TOTAL    % OF TOTAL      CUMULATIVE       CUMULATIVE %   RENT PER SF
   YEAR       EXPIRING   SF EXPIRING  SF ROLLING  TOTAL SF EXPIRING  OF SF EXPIRING    EXPIRING
-------------------------------------------------------------------------------------------------

  Vacant         --             --         --                --             --              --
   2007          --             --         --                --             --              --
   2008          --             --         --                --             --              --
   2009          --             --         --                --             --              --
   2010          --             --         --                --             --              --
   2011          --             --         --                --             --              --
   2012          --             --         --                --             --              --
   2013          --             --         --                --             --              --
   2014          --             --         --                --             --              --
   2015          --             --         --                --             --              --
   2016           1        201,728        100%          201,728            100%         $21.00
Thereafter       --             --         --           201,728            100%             --
-------------------------------------------------------------------------------------------------

(1)  The information in the table is based on the contract rents in the rent roll.

     PROPERTY MANAGEMENT. The 777 Scudders Mill Road - Unit 2 Property is
managed by Eaton Vance Management. Eaton Vance and its subsidiary, Boston
Management and Research provide management and advisory services to Belshire
Capital Fund, LLC, and the investment portfolio in which the fund invests. Eaton
Vance and Boston Management provide advisory, administration, and management services to over 160 investment companies, as well as separate accounts managed for individual and institutional investors. Eaton Vance reports that it controls more than $4.4 billion of real estate assets on behalf of a series of private equity funds.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     GROUND LEASE. None.

     RELEASE OF PARCELS. Not allowed.

                                      D-50

                  MORTGAGE LOAN NO. 11 -- NORTHAMPTON CROSSING

                   [2 PHOTOS OF NORTHAMPTON CROSSING OMITTED]

                                      D-51

                  MORTGAGE LOAN NO. 11 -- NORTHAMPTON CROSSING

                      [MAP OF NORTHAMPTON CROSSING OMITTED]

                                      D-52

                  MORTGAGE LOAN NO. 11 -- NORTHAMPTON CROSSING

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:              PMCF
LOAN PURPOSE:                      Refinance
ORIGINAL BALANCE:                  $52,900,000
CUT-OFF DATE BALANCE:              $52,900,000
FIRST PAYMENT DATE:                03/05/2007
INTEREST RATE:                     5.64000%
AMORTIZATION TERM:                 Months 1-36: Interest Only
                                   Months 37-120: 360 months
ARD:                               No
ANTICIPATED REPAYMENT DATE:        NAP
MATURITY DATE:                     02/05/2017
EXPECTED MATURITY BALANCE:         $47,533,112
SPONSOR:                           Robert C. Baker
INTEREST CALCULATION:              Actual/360
CALL PROTECTION:                   26-payment lockout from the first payment
                                   date, with U.S. Treasury defeasance for the
                                   following 91 payments, and open to prepayment
                                   without premium thereafter through the
                                   maturity date.
CUT-OFF DATE BALANCE PER SF:       $98.83
UP-FRONT RESERVES:                 RE Taxes: (1)    $580,000
                                   Insurance: (2)   $48,455
                                   Other: (3)       $1,100,000
ONGOING RESERVES:                  TI/LC: (4)       Springing
                                   Replacement:     $4,435 / month
LOCKBOX:                           Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (MOODY'S/S&P):       NAP
SINGLE ASSET/PORTFOLIO:            Single Asset
PROPERTY TYPE:                     Retail
PROPERTY SUB-TYPE:                 Anchored
LOCATION:                          Easton, PA
YEAR BUILT/RENOVATED:              1995 / 2002
PERCENT LEASED (AS OF):            100.0% (11/30/2006)
NET RENTABLE AREA:                 535,276
THE COLLATERAL:                    Anchored retail center located in Easton,
                                   Pennsylvania
OWNERSHIP INTEREST:                Fee
PROPERTY MANAGEMENT:               National Realty & Development Corp.
3RD MOST RECENT NOI (AS OF):       $4,509,713 (TTM 12/31/2004)
2ND MOST RECENT NOI (AS OF):       $4,587,509 (TTM 12/31/2005)
MOST RECENT NOI (AS OF):           $4,512,178 (TTM 11/30/2006)
U/W NET OP. INCOME:                $4,442,691
U/W NET CASH FLOW:                 $4,200,356
U/W OCCUPANCY:                     97.0%
APPRAISED VALUE (AS OF):           $69,000,000 (11/19/2006)
CUT-OFF DATE LTV RATIO:            76.7%
LTV RATIO AT MATURITY:             68.9%
U/W DSCR:                          1.39x
U/W DSCR POST IO:                  1.15x
--------------------------------------------------------------------------------

(1)  In lieu of collecting monthly deposits for real estate taxes, the borrower provided a letter of credit in the amount of $580,000, which represents six months of estimated real estate taxes.

(2)  In lieu of collecting monthly deposits for insurance, $48,455 was deposited into an insurance reserve, which represents six months of estimated insurance premiums.

(3)  The borrower provided a $1,100,000 letter of credit as additional security for the loan. A partial release of the letter of credit in the amount of
     $550,000 is permitted when the property increases annual base rental revenue by $45,000 for the 12-month period succeeding the date of calculation, and thus achieves a gross potential rent of $4,774,991 and an estimated gross income of $6,395,282. The letter of credit can be fully released when the property increases annual base rental revenue by $90,000 for the 12-month period succeeding the date of calculation, and thus achieves a gross potential rent of $4,819,991 and an estimated gross income of $6,440,282.

(4)  In the event Redner's Markets exercises its right to terminate its lease, and an acceptable replacement is not in occupancy of the entire space and paying rent, monthly deposits into a TI/LC reserve will commence in the amount of $42,000 subject to a cap of $250,000. Additionally, if by April
     1, 2015 the Sam's Club lease has not been extended for at least five years beyond the current March 29, 2016 lease expiration date and an acceptable replacement is not in occupancy of the entire space and paying rent, then beginning on April 5, 2015, monthly deposits into a TI/LC reserve will commence in the amount of $45,000 subject to a cap of $500,000.

THE NORTHAMPTON CROSSING LOAN.

     THE LOAN. The eleventh largest loan (the "Northampton Crossing Loan") is a
$52,900,000 first mortgage loan secured by the borrowers' fee interest in the
535,276 square foot, anchored retail center located in Easton, Pennsylvania (the
"Northampton Crossing Property").

     THE BORROWERS. The borrowers consist of Gemstone Resources L.P.,
Wallingford One Holdings L.P., NC One Holdings L.P. and NC Two Holdings L.P.
(the "Northampton Crossing Borrowers"). Gemstone Resources L.P. and Wallingford
One Holdings L.P. are tenant-in-common fee owners of the main shopping center parcel. NC One Holdings L.P is the fee owner of the Blockbuster anchored parcel and the Catherine's anchored parcel. NC Two Holdings L.P. is the fee owner of the undeveloped parcel located at the north end of the Northampton Crossing
Property. The Northampton Crossing Borrowers are single purpose entities that own no material assets other than the assets described in this paragraph. The general partners of each of the Northampton Crossing Borrowers have been structured with at least one independent director. A non-consolidation opinion with respect to the Northampton Crossing Borrowers was delivered at origination.
All of the Northampton Crossing Borrowers are controlled by Robert C. Baker, the
Chairman and CEO of National Realty & Development Corp. National Realty &
Development Corp. is a vertically integrated real estate company with various capabilities including site acquisition, leasing/marketing, construction and property management, among others. The company owns

                                      D-53

and/or manages a portfolio in excess of 20 million square feet, which includes shopping centers, corporate business centers and residential communities in 20 states.

     THE PROPERTY. The Northampton Crossing Property is comprised of four parcels of land: the main parcel (which contains the majority of the tenants and consists of one contiguous building), the Blockbuster parcel, the Catherine's parcel, and an undeveloped 5-acre parcel. The improvements were constructed in
1995 and expanded in 2002. The Northampton Crossing Property consists of 535,276 square feet plus a pad site that is ground leased to Kohl's. Two anchor tenants
(Wal-Mart and Sam's Club) occupy 319,346 square feet, and four junior anchor tenants (Redner's Markets, Regal Entertainment Group, Staples and Sears
Hardware) occupy 156,328 square feet. Other tenants include Fashion Bug, GNC,
Subway, Blockbuster, Starbucks and Catherine's.

     More specific information about the Northampton Crossing Property is set forth in the tables below:

                                 CREDIT                             ANNUALIZED     % OF TOTAL     ANNUALIZED
                                 RATING                            UNDERWRITTEN    ANNUALIZED    UNDERWRITTEN
                                 (FITCH/        TENANT    % OF       BASE RENT    UNDERWRITTEN     BASE RENT      LEASE
TENANT NAME                 MOODY'S/S&P) (1)   NRA (2)   NRA (2)      ($) (3)       BASE RENT     ($ PER NRA)  EXPIRATION
-------------------------------------------------------------------------------------------------------------------------

Wal-Mart Supercenter           AA/Aa2/AA       207,533      33%     $1,309,246         27%         $ 6.31      09/01/2024
Sam's Club                     AA/Aa2/AA       111,813      18%     $  746,911         16%         $ 6.68      03/29/2016
Kohl's (4)                     A/A3/BBB+        86,584      14%     $  416,079          9%         $ 4.81      01/30/2021
Redner's Markets                --/--/--        56,000       9%     $  308,000          6%         $ 5.50      12/31/2015
Regal Entertainment Group      B-/B2/BB-        53,735       9%     $  465,450         10%         $ 8.66      07/31/2020
Staples                      BBB+/Baa1/BBB+     25,000       4%     $  325,000          7%         $13.00      11/30/2012
Sears Hardware                 BB/Ba1/BB+       21,593       4%     $  224,567          5%         $10.40      09/14/2010
Eastern Mega Discount           --/--/--        12,500       2%     $  125,000          3%         $10.00      11/30/2013
Fashion Bug                    --/B2/BB-        10,045       2%     $  110,000          2%         $10.95      01/31/2012
-------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                         584,803      94%     $4,030,253         84%         $ 6.89(2)
=========================================================================================================================
Other Tenants                   Various         37,057       6%     $  789,738         16%         $18.88       Various
Vacant Space                      NAP                0       0%     $        0          0%            NAP         NAP
-------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                         621,860     100%     $4,819,991        100%         $ 7.61(2)
=========================================================================================================================

(1)  Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

(2)  The calculations include 86,584 square feet attributable to the improvements owned by Kohl's, as ground lessee; the improvements are not part of the Northampton Crossing Property.

(3)  Included in the Annualized Underwritten Base Rent ($) is $90,000 of
     estimated future revenue that is supported by a $1,100,000 letter of credit provided by the borrower, as described in footnote 3 under the heading
     "Loan Information" above.

(4)  Kohl's owns its improvements and leases the ground from Gemstone Resources
     L.P. and Wallingford One Holdings L.P., as tenants-in-common. The square footage of the Kohl's building, 86,584, is included in the NRA calculations in the chart above.

                           LEASE ROLLOVER SCHEDULE(1)

                                                     CUMULATIVE   CUMULATIVE %
             # OF LEASES   TOTAL SF    % OF TOTAL      TOTAL         OF SF        AVG. BASE RENT
   YEAR        EXPIRING    EXPIRING   SF EXPIRING   SF EXPIRING     EXPIRING     PER SF EXPIRING
------------------------------------------------------------------------------------------------

  Vacant          --             --       --               --          --                 --
   2007           --             --       --               --          --                 --
   2008            5         65,700       11%          65,700          11%            $17.30
   2009            2          2,800        0%          68,500          11%            $20.92
   2010            3         28,765        5%          97,265          16%            $16.37
   2011            5         12,800        2%         110,065          18%            $16.86
   2012            3         36,830        6%         146,895          24%            $15.65
   2013            1         12,500        2%         159,395          26%            $10.00
   2014            1          1,600        0%         160,995          26%            $19.00
   2015            1          1,200        0%         162,195          26%            $23.50
   2016            1        111,813       18%         274,008          44%            $ 6.68
Thereafter         3        347,852       56%         621,860         100%            $ 6.59
------------------------------------------------------------------------------------------------

(1)  The information in the table is based on the underwritten rent roll. Kohl's ground lease totaling 86,584 square feet is included in the rollover calculations above.

     PROPERTY MANAGEMENT. The Northampton Crossing Property is managed by
National Realty & Development Corp., which is an affiliate of the Northampton
Crossing Borrowers.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     GROUND LEASE. None.

     RELEASE OF PARCELS. Subject to the third-party rights described in the next paragraph, the Northampton Crossing Borrowers are entitled to obtain a release of the undeveloped parcel, without any required prepayment of the Northampton
Crossing Loan, subject to satisfaction of certain conditions specified in the mortgage loan documents. The lender did not underwrite any income from this parcel, and the appraisal did not assign any value to this parcel.

                                      D-54

     Sam's Club has the right to expand its space onto the undeveloped parcel.
In the event Sam's Club elects to expand, the Northampton Crossing Borrowers are required to purchase the expansion improvements from Sam's Club at a price equal to the costs incurred by Sam's Club in connection with the expansion. If the
Northampton Crossing Borrowers do not purchase the improvements, the Northampton
Crossing Loan sponsor, Robert C. Baker, is personally liable for all related damages. Further, if Sam's Club expands, the release of the undeveloped parcel is no longer permissible.

                                      D-55

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                      D-56

                      MORTGAGE LOAN NO. 12 -- UTOPIA CENTER

                       [4 PHOTOS OF UTOPIA CENTER OMITTED]

                                      D-57

                      MORTGAGE LOAN NO. 12 -- UTOPIA CENTER

                         [MAP OF UTOPIA CENTER OMITTED]

                                      D-58

                      MORTGAGE LOAN NO. 12 -- UTOPIA CENTER

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:              BSCMI
LOAN PURPOSE:                      Refinance
ORIGINAL BALANCE:                  $47,750,000
CUT-OFF DATE BALANCE:              $47,750,000
FIRST PAYMENT DATE:                02/01/2007
INTEREST RATE:                     5.65300%
AMORTIZATION TERM:                 Months 1-60: Interest Only
                                   Months 61-120: 360 months
ARD:                               No
ANTICIPATED REPAYMENT DATE:        NAP
MATURITY DATE:                     01/01/2017
EXPECTED MATURITY BALANCE:         $44,521,912
SPONSORS:                          Daniel Massry and Capmark Commercial Realty
                                   Fund II
INTEREST CALCULATION:              Actual/360
CALL PROTECTION:                   26-payment lockout from the first payment
                                   date, with U.S. Treasury defeasance for the
                                   following 93 payments, and open to prepayment
                                   without premium thereafter through maturity.
CUT-OFF DATE BALANCE PER SF:       $425.82
UP-FRONT RESERVES:                 RE Taxes:               $25,598
                                   Insurance:              $36,260
                                   Deferred Maintenance:   $1,750
                                   Replacement:            $1,405
                                   TI/LC:                  $4,685
                                   Other: (1)              $6,500,000
ONGOING RESERVES:                  RE Taxes:               $25,598 / month
                                   Insurance:              $3,626 / month
                                   Replacement:            $1,405 / month
                                   TI/LC: (2)              $4,685 / month
LOCKBOX:                           Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (MOODY'S/S&P):       NAP
SINGLE ASSET/PORTFOLIO:            Single Asset
PROPERTY TYPE:                     Mixed Use
PROPERTY SUB-TYPE:                 Retail/Office
LOCATION:                          Fresh Meadows, NY
YEAR BUILT/RENOVATED:              1950 /  2005-2007
PERCENT LEASED (AS OF):            84.4% (12/07/2006)
NET RENTABLE AREA:                 112,136
THE COLLATERAL:                    Mixed use center consisting of one office and
                                   retail building located in Fresh Meadows,
                                   Queens County, New York.
OWNERSHIP INTEREST:                Fee
PROPERTY MANAGEMENT:               Wharton Realty Group, Inc.
3RD MOST RECENT NOI (AS OF):       NAP
2ND MOST RECENT NOI (AS OF):       NAP
MOST RECENT NOI (AS OF):           $2,876,295 (TTM 12/31/2005)
U/W NET OP. INCOME:                $3,922,001
U/W NET CASH FLOW:                 $3,802,002
U/W OCCUPANCY:                     95.4%
APPRAISED VALUE (AS OF): (3)       $54,850,000 (10/25/2006)
CUT-OFF DATE LTV RATIO: (4)        75.2%
LTV RATIO AT MATURITY: (4)         69.3%
U/W DSCR:                          1.39x
U/W DSCR POST IO:                  1.15x
--------------------------------------------------------------------------------

(1)  Represents an up-front $6,500,000 reserve to lease up the 18,897 square feet of space that was vacant at loan origination. The borrower substituted a letter of credit post-closing. The letter of credit may be released in part as space is leased, tenants are in occupancy, open for business and paying full contractual rent.

(2)  TI/LC reserves are capped at $400,000.

(3)  The value shown is the As-Is Value. The stabilized value as of July 1, 2008 is $61,000,000.

(4)  The Cut-off Date LTV Ratio and the LTV Ratio at Maturity were calculated using the As-Is Value and by subtracting out the $6,500,000 new tenant reserve from the loan amount of $47,750,000. The Cut-off Date LTV Ratio without subtracting the $6,500,000 new tenant reserve from the loan amount is 87.1%.

THE UTOPIA CENTER LOAN.

     THE LOAN. The twelfth largest loan (the "Utopia Center Loan") is a
$47,750,000 first mortgage loan secured by the borrower's fee interest in the
Utopia Center (the "Utopia Center Property") located in Fresh Meadows, Queens
County, New York.

     THE BORROWER. The borrower, Utopia Center Acquisition, LLC, a Delaware limited liability company (the "Utopia Center Borrower") is a single purpose entity that owns no material assets other than the Utopia Center Property and related interests. The Utopia Center Borrower is structured with two independent managers. A non-consolidation opinion was delivered at origination. The Utopia
Center Borrower is sponsored by Daniel Massry and Capmark Commercial Realty Fund
II. Daniel Massry is the president of the

                                      D-59

Wharton Realty Group, Inc., which presently owns and manages approximately 3.2 million square feet of commercial space. Capmark Commercial Realty Fund II is a
$750 million fund that currently has $1.75 billion of properties and $200 million of cash.

     THE PROPERTY. The Utopia Center Property is a mixed use center comprised of
112,136 square feet of retail/office space located in Fresh Meadows, Queens
County, New York. The Utopia Center Property contains 52,962 square feet of retail space (47.2% of net rentable area), 59,174 square feet of office space
(52.8% of net rentable area) and an attached three-level, 135-space parking garage (part of collateral, but not included in net rentable area). The Utopia
Center Property is located at the intersection of Union Turnpike and Utopia
Parkway, located near the St. John's Hospital in Queens County, New York. The
Utopia Center Property is located in the center of St. John's University's
Queens Campus. The Utopia Center Property was constructed in 1950 and has undergone a redevelopment and expansion that began in 2005 and is expected to be completed in 2007. As of December 7, 2006, the Utopia Center Property was 84.4%
leased to 15 tenants. The retail component of the building is anchored by Barnes and Noble while the majority of the usage of the office space is for medical offices with Queens Medical Associates as the largest tenant. Investment grade tenants or their affiliates account for approximately 22.8% of the in-place base rent at the Utopia Center Property.

     More specific information about the Utopia Center Property is set forth in the tables below:

                                                                                    % OF TOTAL     ANNUALIZED
                              CREDIT RATING                          ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                                 (FITCH/                    % OF    UNDERWRITTEN   UNDERWRITTEN     BASE RENT       LEASE
TENANT NAME                 MOODY'S/S&P) (1)   TENANT NRA    NRA   BASE RENT ($)     BASE RENT     ($ PER NRA)   EXPIRATION
---------------------------------------------------------------------------------------------------------------------------

Barnes & Noble                   --/--/--         28,053     25%     $  780,000         20%          $27.80      01/31/2015
Queens Medical Associates        --/--/--         16,064     14%     $  642,594         17%          $40.00      02/28/2016
Thriftway Pharmacy               --/--/--          9,202      8%     $  401,490         10%          $43.63      11/30/2018
JP Morgan Chase                 A+/Aa3/A+          5,041      4%     $  398,978         10%          $79.15      12/31/2019
---------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                            58,360     52%     $2,223,061         58%          $38.09
===========================================================================================================================
Other Tenants                    Various          36,289     32%     $1,627,357         42%          $44.84        Various
Vacant Space                       NAP            17,487     16%     $        0          0%          $ 0.00          NAP
---------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                           112,136    100%     $3,850,418        100%          $40.68
===========================================================================================================================

(1)  Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

                           LEASE ROLLOVER SCHEDULE (1)

                                                                             AVERAGE U/W
               # OF                              CUMULATIVE   CUMULATIVE %    BASE RENT
              LEASES    TOTAL SF    % OF TOTAL    TOTAL SF        OF SF         PER SF
   YEAR      EXPIRING   EXPIRING   SF EXPIRING    EXPIRING      EXPIRING      EXPIRING
----------------------------------------------------------------------------------------

  Vacant        --       17,487        16%          17,487         16%              --
   2007         --           --        --           17,487         16%              --
   2008         --           --        --           17,487         16%              --
   2009         --           --        --           17,487         16%              --
   2010         --           --        --           17,487         16%              --
   2011         --           --        --           17,487         16%              --
   2012          1        1,500         1%          18,987         17%          $43.44
   2013          4       13,449        12%          32,436         29%          $43.54
   2014          5       18,940        17%          51,376         46%          $46.28
   2015          1       28,053        25%          79,429         71%          $27.80
   2016          2       18,464        16%          97,893         87%          $40.22
Thereafter       2       14,243        13%         112,136        100%          $56.20
----------------------------------------------------------------------------------------

(1)  The information in the table is based on the underwritten rent roll.

     PROPERTY MANAGEMENT. The Utopia Center Property is managed by Wharton
Realty Group, Inc., an affiliate of the Utopia Center Borrower.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     GROUND LEASE. None.

     RELEASE OF PARCELS. Not allowed.

                                      D-60

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   APPENDIX E

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

      Except in limited circumstances, the globally offered series 2007-PWR15
Commercial Mortgage Pass-Through Certificates, class A-1, A-2, A-3, A-AB, A-4,
A-1A, A-M and A-J will be available only in book-entry form.

      The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

      Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

      As described under "U.S. Federal Income Tax Documentation Requirements"
below, non-U.S. holders of book-entry certificates will be subject to U.S.
withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

      All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors'
interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

      Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their book-entry certificates through
Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

      Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

                                       E-1

      Trading between DTC Seller and Clearstream or Euroclear Purchaser. When
book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including March 1, 2007) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or
Euroclear, as the case may be. The securities credit will appear the next day,
European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the
Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

      Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

      As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts.
However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or
Euroclear.

      Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

      Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to
time zone differences in their favor, member organizations of Clearstream or
Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of
Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including March 1, 2007) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or
Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of
Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

                                       E-2

      Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

      o     borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or
            Euroclear accounts, in accordance with the clearing system's customary procedures;

      o     borrowing the book-entry certificates in the United States from a
            DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

      o     staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

      A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S.
holder") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the certificate administrator or any other entity required to withhold tax (any of the foregoing, a "U.S. withholding agent") establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S.
withholding agent receives:

            1.    from a non-U.S. holder that is classified as a corporation for
                  U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor
                  form);

           2.     from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor
                  form);

           3.     from a non-U.S. holder that is classified as a partnership for
                  U.S. federal income tax purposes, a duly completed and
                  executed IRS Form W-8IMY (or any successor form) with all
                  supporting documentation (as specified in the U.S. Treasury
                  Regulations) required to substantiate exemptions from
                  withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

           4.     from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

                (a)   if the intermediary is a "qualified intermediary" within
                      the meaning of section 1.1441-1(e)(5)(ii) of the U.S.
                      Treasury Regulations (a "qualified intermediary"), a duly
                      completed and executed IRS Form W-8IMY (or any successor
                      or substitute form)--

                      (i)    stating the name, permanent residence address and
                             qualified intermediary employer identification
                             number of the qualified intermediary and the
                             country under the laws of which the qualified
                             intermediary is created, incorporated or governed,

                      (ii)   certifying that the qualified intermediary has
                             provided, or will provide, a withholding statement
                             as required under section 1.1441-1(e)(5)(v) of the
                             U.S. Treasury Regulations,

                      (iii)  certifying that, with respect to accounts it
                             identifies on its withholding statement, the
                             qualified intermediary is not acting for its own
                             account but is acting as a qualified intermediary,
                             and

                                       E-3

                      (iv)   providing any other information, certifications, or
                             statements that may be required by the IRS Form
                             W-8IMY or accompanying instructions in addition to,
                             or in lieu of, the information and certifications
                             described in section 1.1441-1(e)(3)(ii) or
                             1.1441-1(e)(5)(v) of the U.S. Treasury Regulations;
                             or

                (b)   if the intermediary is not a qualified intermediary (a
                      "nonqualified intermediary"), a duly completed and
                      executed IRS Form W-8IMY (or any successor or substitute
                      form)--

                      (i)    stating the name and permanent residence address of
                             the nonqualified intermediary and the country under
                             the laws of which the nonqualified intermediary is
                             created, incorporated or governed,

                      (ii)   certifying that the nonqualified intermediary is
                             not acting for its own account,

                      (iii)  certifying that the nonqualified intermediary has
                             provided, or will provide, a withholding statement
                             that is associated with the appropriate IRS Forms
                             W-8 and W-9 required to substantiate exemptions
                             from withholding on behalf of such nonqualified
                             intermediary's beneficial owners, and

                      (iv)   providing any other information, certifications or
                             statements that may be required by the IRS Form
                             W-8IMY or accompanying instructions in addition to,
                             or in lieu of, the information, certifications, and
                             statements described in section 1.1441-1(e)(3)(iii)
                             or (iv) of the U.S. Treasury Regulations; or

           5.     from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form
                  W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

      All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S.
Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

      In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder--

      o     provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a
            non-U.S. holder;

      o     provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

      o     can be treated as an "exempt recipient" within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a
            corporation or a financial institution such as a bank).

      This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are
non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                                       E-4

PROSPECTUS

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                (ISSUABLE IN SERIES BY SEPARATE ISSUING ENTITIES)

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                                   (DEPOSITOR)

     Consider carefully the risk factors beginning on page 2 in this prospectus.

     The securities to be issued are mortgage-backed certificates issued by one or more issuing entities that are a trust. The securities represent interests only in the related trust fund and do not represent interests in or obligations of Bear Stearns Commercial Mortgage Securities Inc.

     The applicable prospectus supplement may provide that either the certificates or the underlying assets may be insured or guaranteed by a governmental agency or other person.

     This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.

THE TRUST FUNDS--

     (1) A new trust fund will be established to issue each series of certificates.

     (2) Each trust fund will consist primarily of loans secured by pledges of commercial, multifamily residential or mixed use properties.

     (3) A new trust fund may also include letters of credit, insurance policies, guarantees, reserve funds, and interest rate swap agreements, interest rate cap or floor agreements or currency swap agreements.

THE CERTIFICATES--

     (1) Each series of certificates will be issued as part of a designated series that may include one or more classes.

     (2) Each series of certificates will represent the entire beneficial ownership interest in the related trust fund and will be paid only from the related trust fund assets.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR DETERMINED THAT
THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

                 The date of this prospectus is September 13, 2006.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
               PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT

     We provide information about the certificates in two separate documents that progressively provide more detail. These documents are:

     o    this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series; and

     o    the prospectus supplement for a series of certificates, which will describe the specific terms of that series of certificates.

     You should rely only on the information provided in this prospectus and the applicable prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

     We have included cross-references to captions in these materials where you can find related discussions that we believe will enhance your understanding of the topic being discussed. The table of contents of this prospectus and the table of contents included in the applicable prospectus supplement list the pages on which these captions are located. You can also find references to key topics in the table of contents on the preceding page.

     You can find the definitions of capitalized terms that are used in this prospectus beginning on page 109 of this prospectus under the caption
"Glossary."

                                        i

   Shortfalls in Collections of Interest as a Result of Prepayments

   Distributions on the Certificates in Respect of Prepayment Premiums

                                       ii

   Federal Income Tax Consequences for Certificates as to Which No

                                       iii

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                              SUMMARY OF PROSPECTUS

     This summary includes selected information from this prospectus. It does not contain all of the information you need to consider in deciding whether to buy any class of the offered certificates. To understand the terms of the offering of the offered certificates, you should read carefully this entire prospectus and the applicable prospectus supplement.

TITLE OF CERTIFICATES.........   Commercial/Multifamily Mortgage Pass-Through
                                 Certificates, issuable in series.

DEPOSITOR.....................   Bear Stearns Commercial Mortgage Securities
                                 Inc., a Delaware corporation. Our telephone
                                 number is (212) 272-2000.

DESCRIPTION OF CERTIFICATES;
   RATINGS....................   The certificates of each series will be issued
                                 pursuant to a pooling and servicing agreement
                                 and may be issued in one or more classes. The
                                 certificates of each series will represent in
                                 the aggregate the entire beneficial ownership
                                 interest in the property of the related trust
                                 fund. Each trust fund will consist primarily of
                                 a segregated pool of commercial or multifamily
                                 mortgage loans, or mortgage-backed securities
                                 that evidence interests in, or that are secured
                                 by commercial or multifamily mortgage loans.
                                 Each class or certificate will be rated not
                                 lower than investment grade by one or more
                                 nationally recognized statistical rating
                                 agencies at the date of issuance.

     The prospectus supplement for a series of certificates includes important information on related trust fund, certificates, and risks, including information on the following:

                                 (1)  the name of the servicer and special
                                      servicer, the circumstances when a special
                                      servicer will be appointed and their
                                      respective obligations (if any) to make
                                      advances to cover delinquent payments on
                                      the assets of the trust fund, taxes,
                                      assessments or insurance premiums;

                                 (2)  the assets in the trust fund, including a
                                      description of the pool of mortgage loans
                                      or mortgage-backed securities;

                                 (3)  the identity and attributes of each class
                                      within a series of certificates, including
                                      whether (and to what extent) any credit
                                      enhancement benefits any class of a series
                                      of certificates;

                                 (4)  the tax status of certificates; and

                                 (5)  whether the certificates will be eligible
                                      to be purchased by investors subject to
                                      ERISA or will be mortgage related
                                      securities for purposes of SMMEA.

--------------------------------------------------------------------------------

                                       1

                                  RISK FACTORS

     You should carefully consider, among other things, the following risk factors and any other factors set forth under the heading "Risk Factors" in the related prospectus supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of mortgage loans included in a particular trust fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any mortgage-backed securities included in the trust fund. If any of the following risks are realized, your investment could be materially and adversely affected. In addition, other risks unknown to us or which we currently consider immaterial may also impair your investment.

RISKS RELATING TO THE CERTIFICATES

     LACK OF A SECONDARY MARKET FOR THE CERTIFICATES MAY MAKE IT DIFFICULT FOR
YOU TO RESELL YOUR CERTIFICATES AT ALL OR AT AN ATTRACTIVE PRICE. We cannot assure you that a secondary market will develop for certificates. Even if a secondary market develops, we cannot assure you that it will provide you with liquidity of investment or will continue for as long as the offered certificates remain outstanding. The absence of a secondary market for your certificates means that you may not be able to find a buyer for your certificates or, if you find a buyer, that the selling price may be less than it would have been if a secondary market existed for the certificates. The underwriter for a series of certificates will not be obligated to make a market for that series of certificates even if it intends to do so. Even if a secondary market for your certificates develops, it may provide less liquidity than any comparable market for securities that evidence interests in single-family mortgage loans.

     Insofar as a secondary market does develop with respect to any series of offered certificates or class of any series of offered certificates, other factors may affect their market value. These include:

     o    the perceived liquidity of the offered certificates;

     o    their anticipated cash flow, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans; and

     o    prevailing interest rates.

     For example, small fluctuations in prevailing interest rates may affect at any given time the price payable of some of the classes of offered certificates.
In particular, a class with a relatively long average life, a companion class or a class of stripped interest certificates or stripped principal certificates may be extremely sensitive to small fluctuations in prevailing interest rates. In addition, the relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for the offered certificate in response to an equal but opposite movement in the rates. Accordingly, you may only be able to sell your certificates at a discount from the price that you paid for them even if a secondary market develops for the certificates. We are not aware of any source through which holders of the certificates may obtain price information about the offered certificates on an ongoing basis.

     You will have no right to redeem your certificates except to the extent described in this prospectus and the related prospectus supplement. Offered certificates are subject to early retirement only under some specified circumstances described in this prospectus and in the related prospectus supplement.

     You will be entitled to receive periodic reports pursuant to the related pooling and servicing agreement regarding the status of the related mortgage assets and any credit support for your certificates and any subordination of your certificates to other classes of certificates. The periodic reports will be the primary source of ongoing information regarding the offered certificates of any series. The certificateholders may not receive any additional information from any other source. The limited nature of the information may adversely affect the liquidity of your certificates, even if a secondary market does develop for them.

     SINCE THE MORTGAGE LOANS WILL NOT BE GUARANTEED, YOU MAY NOT RECEIVE FULL
PAYMENT ON YOUR CERTIFICATES TO THE EXTENT THERE IS A SHORTFALL IN PAYMENT ON
THE ASSETS OR THE RELATED TRUST FUND. The only sources of funds for

                                        2

payment on a series of certificates will generally be the assets of the related trust fund and, to the extent provided in the applicable prospectus supplement, any credit enhancement. The certificates will not be guaranteed by us or any of our affiliates, by any governmental agency or instrumentality or by any other person or entity unless otherwise stated in the related prospectus supplement. A portion of the amounts remaining in some funds or accounts constituting part of a trust fund, including any certificate account and any accounts maintained as credit support, may be withdrawn under conditions described in the applicable prospectus supplement for purposes other than the payment of principal or interest in the related series of certificates. A series of certificates will have no claim against or security interest in the trust fund for any other series. As a result, you may suffer a loss on your certificates if the sources for payment are insufficient to pay all the principal of and interest on the certificates of your series. If you are a holder of a subordinate certificate, you may bear a portion of the amount of the losses or shortfalls in collections on the mortgage assets before the holders of the remaining classes of certificates in the priority and manner and subject to the limitations specified in the applicable prospectus supplement.

     THE RATE OF PRINCIPAL PREPAYMENTS ON THE MORTGAGE LOANS AND THE RATE OF
REPURCHASES OF THE MORTGAGE LOANS MAY ADVERSELY AFFECT THE YIELD ON YOUR
INVESTMENT. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment assumptions to be used. The pre-tax return on your investment will change from time to time for a number of reasons, including the following:

     o    The amount of distributions of principal of the certificates and the times when you receive those distributions depends on the amount and the times at which borrowers make principal payments of the underlying mortgage loans, and on whether we or the servicer purchases the underlying mortgage loans.

     o    Prepayments of the mortgage loans in any trust fund by the related borrowers generally will result in a faster rate of principal payments on one or more classes of the related certificates than if payment on those mortgage loans are made as scheduled. The prepayment rate on mortgage loans may be influenced by a variety of economic, tax, legal and social factors. While one prepayment rate may be used for the purpose of pricing the certificates, there can be no assurance that the actual prepayment rate will be faster or slower than any assumed prepayment rate.

     In addition, to the extent described in this prospectus and in the related prospectus supplement, in order to maximize recoveries on defaulted mortgage loans, the servicer or a special servicer will be permitted, within prescribed limits, to extend and modify mortgage loans that are in default or as to which a payment default is imminent. While the servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery than liquidation, we can give you no assurance that any extension or modification will increase the present value of receipts from or proceeds of the affected mortgage loans.

     We or the mortgage loan seller or sellers named in the applicable prospectus supplement will be required to repurchase a mortgage loan from the trust, or if so specified in the applicable prospectus supplement, substitute another mortgage loan, if we or such seller or sellers breach the representations and warranties made with respect to that mortgage loan. In addition, the servicer may have the option to purchase the mortgage loans in the trust fund and may be obligated to purchase mortgage loans from the trust fund under the circumstances described in the prospectus supplement.

     If you buy your certificates at a premium or discount your yield to maturity will be sensitive to prepayments on the mortgage loans in the related trust fund. If the amount of interest payable with respect to your class is disproportionately large, as compared to the amount of principal, as with some classes of stripped interest certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of your certificates may vary from the anticipated yield will depend in part upon the degree to which you purchased them at a discount or premium and the amount and timing of distributions on those certificates. If you purchase a certificate at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to you that is lower than the anticipated yield, and if you purchase a certificate at a premium, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield to you that is lower than the anticipated yield. For more detailed information regarding these risks, you should refer to the section in this prospectus titled
"Yield and Maturity Considerations."

                                        3

     Average Life of Certificates. The terms of your certificates will determine the extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates. For example, a class of certificates, including a class of offered certificates, may provide that on any distribution date you are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to all or a disproportionately large share of the prepayments, or to none or a disproportionately small share of the prepayments. A class of certificates that entitles you to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of early retirement of that class if the rate of prepayment is relatively fast. A class of certificates that entitles you to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of an extended average life of that class if the rate of prepayment is relatively slow. Entitlements of the various classes of certificateholders of any series to receive payments and, in particular, prepayments of principal of the mortgage loans in the related trust fund may vary based on the occurrence of some events, e.g., the retirement of one or more classes of certificates of the series, or subject to some contingencies, e.g., prepayment and default rates with respect to the mortgage loans.

     Controlled Amortization Classes and Companion Classes. A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment of the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for the certificates. However, prepayment risk will not disappear.

     The stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and/or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A companion class absorbs some, but not all, of the risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

     Ratings on your certificates do not guarantee that you will receive payment under the pooling and servicing agreement. Ratings assigned by a rating agency to a class of certificates reflect the rating agency's assessment of the likelihood that the holders of certificates of that class will receive all payments to which they are entitled. The ratings are based on the structural, legal and issuer-related aspects associated with these certificates, the nature of the underlying mortgage loans and the extent and quality of any credit enhancement. Ratings will not constitute an assessment of the following:

     o    the likelihood that principal prepayments on the related mortgage loans will be made;

     o    the degree to which the rate of prepayments might differ from that originally anticipated;

     o    the likelihood of early optional termination of the related trust fund; or

     o    the possibility that prepayment of the related mortgage loans may be made at any particular rate.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of the series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting any related actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. These criteria may also be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. For more detailed information regarding these risks, you should refer to the section in this prospectus titled "Description of
Credit Support" and "Ratings."

                                        4

     ERISA IMPOSES LIMITATIONS ON WHO CAN PURCHASE THE CERTIFICATES; FAILURE TO
COMPLY WITH ERISA MAY MATERIALLY AND ADVERSELY AFFECT THE TRUST FUND AND RESULT
IN REDUCED PAYMENTS ON YOUR CERTIFICATES. Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. In addition, some other retirement plans and arrangements, including individual retirement accounts and Keogh plans, are subject to Section
4975 of the Internal Revenue Code. Due to the complexity of regulations that govern the plans, if you are subject to ERISA or Section 4975 of the Internal
Revenue Code you are urged to consult your own counsel regarding the consequences under ERISA or the Internal Revenue Code of acquisition, ownership and disposition of the offered certificates of any series.

     For more detailed information regarding ERISA restrictions, you should review the section in this prospectus titled "Certain ERISA Considerations."

     IF YOU ACQUIRE RESIDUAL CERTIFICATES YOU MAY BE SUBJECT TO ADVERSE TAX
CONSEQUENCES. If you are a holder of residual certificates that represents a residual interest in a real estate investment conduit or "REMIC," you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, if any. Accordingly, you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the economic income, if any, attributable to your certificate during that period. While you will have a corresponding amount of the losses later in the term of the REMIC, the present value of phantom income may significantly exceed tax losses. Therefore, the after-tax yield on the residual certificate that you receive may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. A residual certificate may have negative value.

     All or a portion of your share of the REMIC taxable income may be treated under the Internal Revenue Code as an "excess inclusion." You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. Excess inclusion income:

     o    generally will not be subject to offset by losses from other activities;

     o    will be treated as unrelated business taxable income for a tax-exempt holder; and

     o    will not qualify for exemption from withholding tax for a foreign holder.

     In addition, residual certificates are subject to numerous restrictions on transfer.

     INDIVIDUALS AND SOME OTHER ENTITIES SHOULD NOT INVEST IN CERTIFICATES THAT
ARE RESIDUAL INTERESTS. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC.
However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code. Therefore, the certificates that are residual interests generally are not appropriate investments for:

     o    individuals;

     o    estates;

     o    trusts beneficially owned by any individual or estate; and

     o    pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to sell a
REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person or to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a "United States person" within the meaning of the Internal Revenue Code.

     IF YOUR CERTIFICATES ARE ISSUED IN BOOK-ENTRY FORM, YOU WILL ONLY BE ABLE
TO EXERCISE YOUR RIGHTS INDIRECTLY THROUGH DTC AND YOU MAY ALSO HAVE LIMITED
ACCESS TO INFORMATION REGARDING THOSE CERTIFICATES. One or more

                                        5

classes of the offered certificates of any series may be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for
DTC. As a result, unless and until corresponding definitive certificates are issued, you will be able to exercise your rights only indirectly through DTC and its participating organizations. In addition, your access to information regarding the book-entry certificates may be limited. Conveyance of notices and other communications by DTC to its participating organizations, and directly and indirectly through these organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Furthermore, as described in this prospectus, you may suffer delays in the receipt of payments on the book-entry certificates. In addition, your ability to pledge or otherwise take actions with respect to your interest in the book-entry certificates may be limited due to the lack of a physical certificate evidencing that interest.

     For more detailed information regarding book-entry registration, you should review the section in this prospectus titled "Description of the
Certificates--Book-Entry Registration and Definitive Certificates."

RISKS RELATING TO THE MORTGAGE LOANS

     MORTGAGE LOANS ARE SUSCEPTIBLE TO NUMEROUS RISKS THAT MAY RESULT IN LOSSES
TO YOU.

     (1) Mortgage loans made on the security of multifamily or commercial property may entail risks of delinquency and foreclosure that are greater than similar risks associated with loans made on the security of an owner-occupied single-family property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of that property rather than upon the existence of independent income or assets of the borrower. Thus, the value of an income-producing property is directly related to the net operating income derived from that property. If the net operating income of the property is reduced--for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase--the borrower's ability to repay the loan may be impaired. A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from the mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants. Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including the following:

     o    changes in general or local economic conditions and/or specific industry segments;

     o    declines in real estate values;

     o    declines in rental or occupancy rates;

     o    increases in interest rates, real estate tax rates and other operating expenses;

     o    changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

     o    acts of God and other factors beyond the control of the servicer.

     (2) The type and use of a particular mortgaged property may present additional risks. For instance, mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements. The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may be dependent upon the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

                                        6

     (3) Other multifamily and commercial properties located in the areas of the mortgaged properties and of the same types as the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. The lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgaged property may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, the renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

     (4) Some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any related mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we can give you no assurance that enforcement of the recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property.

     (5) The concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans. Mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

     OFFICE PROPERTIES HAVE PARTICULAR RISKS. In addition to risks generally associated with real estate, office properties are also affected significantly by:

     o    adverse changes in population and employment growth, which generally creates demand for office space,

     o    local competitive conditions, including the supply of office space or the existence or construction of new competitive office buildings,

     o    the quality and management philosophy of management,

     o    the attractiveness of the properties to tenants and their customers or clients,

     o    the attractiveness of the surrounding neighborhood, and

     o    the need to make major repairs or improvements to the property to satisfy the needs of major tenants.

     Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus non-competitive. In addition, office properties may be adversely affected by an economic decline in the businesses operated by their tenants. A decline of this sort may result in one or more significant tenants ceasing operations at the related locations, which may occur on account of:

     o    a tenant's voluntary decision not to renew a lease,

     o    bankruptcy or insolvency of these tenants, or

     o    these tenant's general cessation of business activities or for other reasons.

     The risk of an economic decline as described above is greater if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     MORTGAGE LOANS SECURED BY RETAIL PROPERTIES MAY BE ADVERSELY AFFECTED BY
CHANGES IN CONSUMER SPENDING PATTERNS, ALTERNATIVE FORMS OF RETAILING AND
CHANGES IN TENANTS OCCUPYING THE RETAIL PROPERTIES. In addition to risks

                                        7

generally associated with real estate, mortgage loans secured by retail properties are also affected significantly by a number of factors, including:

     o    adverse changes in consumer spending patterns;

     o    local competitive conditions, including the supply of retail space or the existence or construction of new competitive shopping centers or shopping malls;

     o    alternative forms of retailing, including direct mail, television shopping networks and Internet based sales, which reduce the need for retail space by retail companies;

     o    the quality and management philosophy of management;

     o    the attractiveness of the properties and the surrounding neighborhood to tenants and their customers;

     o    the public perception of the safety of customers, at shopping malls and shopping centers, for example;

     o    the need to make major repairs or improvements to satisfy the needs of major tenants; and

     o    if an anchor or other significant tenant ceases operations at the locations, which may occur on account of a decision not to renew a lease, bankruptcy or insolvency of the tenant, the tenant's general cessation of business activities or for other reasons. Significant tenants at a shopping center play an important part in generating customer traffic and making the property a desirable location for other tenants at the property. In addition, some tenants at retail properties may be entitled to terminate their leases if an anchor tenant ceases operations at the property.

     SOME RISKS THAT AFFECT OCCUPANCY AND RENT LEVELS OF MULTIFAMILY RENTAL
PROPERTIES SUCH AS ADVERSE ECONOMIC CONDITIONS, CONSTRUCTION OF ADDITIONAL
HOUSING, MILITARY BASE CLOSINGS, COMPANY RELOCATIONS AND RENT CONTROL LAWS MAY
AFFECT THE ABILITY OF THE BORROWER TO MEET ITS OBLIGATIONS UNDER THE MORTGAGE
LOAN. Adverse economic conditions, either local, regional or national, may limit or reduce the following:

     o    the amount of rent that can be charged for rental units;

     o    tenants' ability to pay rent;

     o    timeliness of rent payments;

     o    occupancy levels without a corresponding decrease in
          expenses--occupancy and rent levels may also be affected by construction of additional housing units;

     o    local military base closings;

     o    construction of additional housing units;

     o    company relocations and closings; and

     o    national and local politics, including current or future rent stabilization and rent control laws and agreements.

     Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline. In addition, the level of mortgage interest rates may encourage tenants in multifamily rental properties to purchase single-family housing rather than continue to lease housing or the characteristics of a neighborhood may change over time or in relation to newer developments. Further, the cost of operating a multifamily rental property may increase, including the cost of utilities and the costs of required capital expenditures. Also, rent control laws could impact the future cash flows of multifamily rental properties that are subject to rental control laws.

                                        8

     Some multifamily rental properties are eligible to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code.
However, Section 42 properties are subject to some restrictions that may affect a borrower's ability to meet its obligations under a mortgage loan. This includes the following:

     o    rent limitations associated with those properties may adversely affect the ability of the applicable borrowers to increase rents to maintain those properties in proper condition during periods of rapid inflation or declining market value of those properties;

     o    the income restrictions on tenants imposed by Section 42 of the
          Internal Revenue Code may reduce the number of eligible tenants;

     o    some eligible tenants may not find any differences in rents between the Section 42 properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a
          Section 42 property; and

     o    a Section 42 property may also have fewer amenities or otherwise be less attractive as a residence making it less attractive to eligible tenants.

     All of the foregoing conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its mortgage loan.

     MORTGAGE LOANS SECURED BY COOPERATIVELY OWNED APARTMENT BUILDINGS ARE
SUBJECT TO THE RISK THAT TENANT-SHAREHOLDERS OF A COOPERATIVELY OWNED APARTMENT
BUILDING WILL BE UNABLE TO MAKE THE REQUIRED MAINTENANCE PAYMENTS. Generally, a
tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the cooperative corporation that owns the apartment building representing that tenant-shareholder's pro rata share of the corporation's payments in respect of the mortgage loan secured by that apartment building. The tenant-shareholder must also pay its pro rata share of all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to that apartment building, less any other income that the cooperative corporation may realize.

     Adverse economic conditions, either local, regional or national, may adversely affect tenant-shareholders' ability to make required maintenance payments, either because adverse economic conditions have impaired the individual financial conditions of the tenant-shareholders or their ability to sub-let the subject apartments. To the extent that a large number of tenant-shareholders in a cooperatively owned apartment building rely on sub-letting their apartments to make maintenance payments, the lender on any mortgage loan secured by that building will be subject to all the risks that it would have in connection with lending on the security of a multifamily rental property. In addition, if in connection with any cooperative conversion of an apartment building, the sponsor holds the shares allocated to a large number of the apartment units, any lender secured by a mortgage on the building will be subject to a risk associated with the sponsor's creditworthiness.

     SELF-STORAGE PROPERTIES HAVE PARTICULAR RISKS. Warehouse, mini-warehouse and self-storage properties ("Storage Properties") are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. The conversion of Storage Properties to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the Storage Properties becomes unprofitable due to decreased demand, competition, age of improvements or other factors, such that the borrower becomes unable to meet its obligation on the related mortgage loan, the liquidation value of that Storage Property may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the Storage
Property were readily adaptable to other uses. Tenant privacy, anonymity and efficient access are important to the success of a Storage Property, as are building design and location.

     HOTEL AND MOTEL PROPERTIES HAVE PARTICULAR RISKS. Hotel and motel properties are subject to operating risks common to the lodging industry. These risks include, among other things:

     o    a high level of continuing capital expenditures to keep necessary furniture, fixtures and equipment updated,

     o    competition from other hotels and motels,

                                        9

     o    increases in operating costs, which increases may not necessarily in the future be offset by increased room rates and

     o    dependence on business and commercial travelers and tourism, increases in energy costs and other expenses of travel and adverse effects of general and local economic conditions.

     These factors could adversely affect the related borrower's ability to make payments on the related mortgage loans. Since limited service hotels and motels are relatively quick and inexpensive to construct, an over-building of hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because hotel and motel rooms are generally rented for short periods of time, hotel and motel properties tend to be more sensitive to adverse economic conditions and competition than many other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel may have a substantial impact on that hotel's quality of service and economic performances. Additionally, the revenues of certain hotels and motels, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     A hotel or motel property may present additional risks as compared to other commercial property types in that:

     o    hotels and motels may be operated pursuant to franchise, management and operating agreements that may be terminable by the franchisor, the manager or the operator;

     o    the transferability of any operating, liquor and other licenses to the entity acquiring the related hotel and motel, either through purchase or foreclosure, is subject to local law requirements;

     o    it may be difficult to terminate an ineffective operator of a hotel or motel property subsequent to a foreclosure of the related property;
          and

     o    future occupancy rates may be adversely affected by, among other factors, any negative perception of a hotel or motel based upon its historical reputation.

     Hotel and motel properties may be operated pursuant to franchise agreements. The continuation of franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hotel or motel property to maintain these standards or adhere to other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of certain capital expenditures that the related borrower determines are too expensive or are otherwise unwarranted in light of general economic conditions or the operating results or prospects of the affected hotels or motels. In that event, the related borrower may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the related borrower may seek to obtain a suitable replacement franchise or to operate the related hotel or motel property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or the underlying value of the hotel or motel covered by the franchise because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     MANUFACTURED HOUSING COMMUNITY PROPERTIES AND RECREATIONAL VEHICLE PARKS
HAVE PARTICULAR RISKS. The successful operation of a manufactured housing community or recreational vehicle park will generally depend upon the number of competing manufactured housing communities or recreational vehicle parks in the local market, as well as upon other factors, including its age, appearance, reputation, management and the types of facilities and services it provides.

     Manufactured housing communities also compete against alternative forms of residential housing, including multifamily rental properties, cooperatively-owned apartment buildings, condominium complexes and single-family residential developments. Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, for example, staying at a hotel at the beach.

     MANUFACTURED HOUSING COMMUNITY PROPERTIES AND RECREATIONAL VEHICLE PARKS
ARE "SPECIAL PURPOSE" PROPERTIES THAT CANNOT BE READILY CONVERTED TO GENERAL
RESIDENTIAL, RETAIL OR OFFICE USE. Thus, if the operation of a

                                       10

manufactured housing community or recreational vehicle park becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of the mortgaged property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the mortgaged property were readily adaptable to other uses.

     MORTGAGE LOANS WITH BALLOON PAYMENTS INVOLVE THE RISK THAT BORROWERS MAY
NOT BE ABLE TO REFINANCE THE LOAN OR SELL THE RELATED PROPERTY. Mortgage loans may be non-amortizing or only partially amortizing over their terms to maturity.
Those mortgage loans will require substantial principal payments--that is, balloon payments--at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

     o    value of the related mortgaged property;

     o    the level of available mortgage rates at the time of sale or refinancing;

     o    the borrower's equity in the related mortgaged property;

     o    the financial condition and operating history of the borrower and the related mortgaged property;

     o    tax laws and rent control laws, with respect to some residential properties;

     o    Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes; and

     o    prevailing general economic conditions and the availability of credit for loans secured by multifamily or commercial, as the case may be, real properties generally.

     Neither we nor any of our affiliates will be required to refinance any mortgage loan.

     CREDIT SUPPORT FOR A SERIES OF CERTIFICATES MAY COVER SOME OF YOUR LOSSES
OR RISKS BUT MAY NOT COVER ALL POTENTIAL RISKS TO YOU. The prospectus supplement for a series of certificates will describe any credit support provided for these certificates. Use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement. Moreover, the available credit support may not cover all potential losses or risks. For example, credit support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of certificates may include one or more classes of subordinate certificates, which may, in turn, include offered certificates. Subordination is intended to reduce the risk to holders of each more senior class of certificates of delinquent distributions or ultimate losses on the mortgage assets. However, the amount of subordination will be limited and may decline. Since the senior certificateholders are paid principal before subordinate certificateholders, subordinate certificateholders may not be paid any principal if the available credit support is exhausted. As a result, if you are a holder of subordinate certificates, you will primarily experience the impact of losses and shortfalls.
Moreover, if the available credit support covers more than one series of certificates, you will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     Rating agencies rating the certificates will determine the level of credit support based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and some other factors. We cannot, however, assure you that the loss experience on the related mortgage assets will not exceed the assumed levels.

     For more detail information regarding credit support of certificates you should review the sections in this prospectus titled "--Risks Relating to the
Certificates--Ratings on your certificates do not guarantee that you will receive payment under the pooling and servicing agreement," "Description of the
Certificates" and "Description of Credit Support."

     IF THE MORTGAGED PROPERTY IS SUBJECT TO A LEASE, THE LENDER IS SUBJECT TO
THE RISK THAT IF THE BORROWER DEFAULTS, THE MORTGAGE LENDER MAY HAVE TO OBTAIN A
COURT ORDER APPOINTING A RECEIVER BEFORE BEING ABLE TO COLLECT RENTS.

                                       11

Each mortgage loan secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents. This means that the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from it, as further security for the related mortgage loan. The borrower may continue to collect rents for so long as there is no default. If the borrower defaults, the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected.

     For more detailed information regarding leases and rents, you should review the section in this prospectus titled "Legal Aspects of Mortgage Loans--Leases and Rents."

     OWNERS AND OPERATORS OF A MORTGAGED PROPERTY AND MORTGAGE LENDERS MAY
BECOME LIABLE FOR THE COSTS OF ENVIRONMENTAL CLEANUP. Under federal law and the laws of some states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in, beneath, or emanating from that property. The owner may become liable without regard to whether the owner knew of, or was responsible for, the presence of hazardous or toxic substances on the property. The cost of any required remediation and the owner or operator's liability as to any property could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, owners or operators of mortgaged properties that generate hazardous substances that are disposed of at off-site locations may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where the hazardous substances were disposed.

     Lenders whose primary indicia of ownership in a particular property is the holding of a security interest are exempted from the definition of owner under the federal Comprehensive Environmental Response, Compensation, and Liability
Act of 1980. However, lenders may forfeit their secured creditor exemption, as a result of their actions with respect to particular borrowers, and be deemed an owner or operator of property so that they are liable for remediation costs. A lender also risks liability for remediation costs on foreclosure of the mortgage. Unless otherwise specified in the related prospectus supplement, if a trust fund includes mortgage loans, then the related pooling and servicing agreement will contain provisions generally to the effect that the servicer, acting on behalf of the trust fund, may not acquire title to a mortgaged property or assume control of its operation unless the servicer, based upon a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so. We cannot assure you that any requirements of a pooling and servicing agreement will effectively insulate the related trust fund from potential liability for a materially adverse environmental condition at a mortgaged property.

     For more detailed information regarding environmental risks, you should review the section in this prospectus titled "Legal Aspects of Mortgage
Loans--Environmental Risks."

     HAZARD INSURANCE POLICIES ON MORTGAGED PROPERTIES MAY NOT FULLY COVER ALL
TYPES OF DAMAGE TO THE MORTGAGED PROPERTIES. Unless otherwise specified in a prospectus supplement, the servicer will be required to cause the borrower on each mortgage loan to maintain insurance coverage in respect of the related mortgaged property, including hazard insurance. However, the servicer may be able to satisfy its obligation to cause hazard insurance to be maintained through acquisition of a blanket policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The insurance policies will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions. Most insurance policies, however, typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and some other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from causes not typically covered by an insurance policy, then, to the extent any consequent losses are not covered by the available credit support, you may in part bear the resulting losses.

                                       12

     For more detailed information regarding insurance policies, you should review the section in this prospectus titled "Description of the Pooling and
Servicing Agreements--Hazard Insurance Policies."

     THE YIELD ON YOUR CERTIFICATES MAY BE ADVERSELY AFFECTED TO THE EXTENT THAT
THE RELATED TRUST FUND MAY INCLUDE DELINQUENT MORTGAGE LOANS BECAUSE THE
AVAILABLE CREDIT SUPPORT MAY NOT COVER ALL LOSSES RELATED TO THE DELINQUENT
MORTGAGE LOANS. The trust fund for a particular series of certificates may include mortgage loans that are past-due, i.e., beyond any applicable grace period. However, delinquent mortgage loans may only constitute up to, but not including, 20% (by principal balance) of the trust fund. A special servicer may perform the servicing of delinquent mortgage loans. When a mortgage loan has a loan-to-value ratio of 100% or more, the related borrower will have no equity in the related mortgaged property. In these cases, the related borrower may not have an incentive to continue to perform under that mortgage loan. In addition, when the debt service coverage ratio of a mortgage loan is below 1.0x, the revenue derived from the use and operation of the related mortgaged property is insufficient to cover the operating expenses of the mortgaged property and to pay debt service on that mortgage loan and all mortgage loans senior to that mortgage loan. In those cases, the related borrower will be required to pay from sources other than cash flow from the related mortgaged property. If the related borrower ceases to use alternative cash sources at a time when operating revenue from the related mortgaged property is still insufficient to cover all expenses and debt service, deferred maintenance at the related mortgaged property and/or a default under the subject mortgage loan may occur. Available credit may not cover all losses related to delinquent mortgage loans. You should therefore consider the risk that the inclusion of delinquent mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on the offered certificates.

     For more detailed information regarding delinquent mortgage loans, you should review the section in this prospectus titled "Description of the Trust
Funds--Mortgage Loans--General."

     A WORD ABOUT FORWARD LOOKING STATEMENTS. Whenever we use words like
"intends," "anticipates" or "expects" or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control that could cause actual results to differ materially from what we think they might be. Any forward-looking statements in this prospectus speak only as of the date of this prospectus. We do not assume any responsibility to update or review any forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust fund will consist of the following:

     o    various types of multifamily or commercial mortgage loans;

     o    pass-through certificates or other mortgage-backed securities ("MBS")
          that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans; or

     o    a combination of the foregoing, which we call mortgage assets.

     We will establish each trust fund. We will select each mortgage asset for inclusion in a trust fund from among those purchased, either directly or indirectly, from a mortgage asset seller, which may or may not be the originator of a mortgage loan or the issuer of a MBS and may be our affiliate. Unless otherwise provided in the related prospectus supplement, neither we nor any of our affiliates and no governmental agency or instrumentality or any other person will guarantee or insure any of the mortgage assets included in a trust fund.
The discussion below under the heading "--Mortgage Loans," unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

                                       13

MORTGAGE LOANS

     General. The mortgage loans will be evidenced by promissory notes or other evidences of indebtedness called mortgage notes, secured by liens on fee or leasehold estates in properties called mortgaged properties consisting of the following:

     o    residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, called multifamily properties, and manufactured housing community properties;

     o    commercial properties consisting of office buildings, retail facilities related to the sale of goods and products and facilities related to providing entertainment, recreation or personal services, hotels and motels, casinos, health care-related facilities, recreational vehicle parks, convenience and gasoline stores, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, auto parks, golf courses, arenas and restaurants, or any cooperatively owned units therein; and

     o    mixed use properties--that is, any combination of the foregoing--and unimproved land, both called commercial properties.

     The multifamily properties may include mixed commercial and residential structures, and apartment buildings owned by a private cooperative housing corporation, with shares of the cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. The liens may be created by mortgages, deeds of trust and similar security instruments. Each mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a mortgaged property. If a mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of any leasehold will exceed the term of the mortgage note by at least two years. Unless otherwise specified in the related prospectus supplement, each mortgage loan will have been originated by a person other than us; however, the originator may be or may have been one of our affiliates.

     Mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, some of the mortgage loans included in the trust fund for a particular series of certificates may be delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus supplement will set forth available information as to the period of the delinquency or non-performance, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

     Mortgage Loans Secured by Office Properties. Significant factors affecting the value of office properties include the quality of the tenants in the building, the physical attributes of the building in relation to competing buildings, the location of the building with respect to the central business district or population centers, demographic trends within the metropolitan area to move away from or towards the central business district, social trends combined with space management trends, which may change towards options such as telecommuting, tax incentives offered to businesses by cities or suburbs adjacent to or near the city where the building is located and the strength and stability of the market area as a desirable business location. Office properties may be adversely affected by an economic decline in the businesses operated by their tenants. The risk of an economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competition is affected by various factors affecting a building, including:

     o    its age;

     o    its condition;

     o    its design, including floor sizes and layout;

                                       14

     o    its access to transportation; and

          o    the availability of parking and the owner's ability to offer certain amenities to its tenants, including sophisticated
               building systems such as

          o    fiber optic cables,

          o    satellite communications or

     o    other base building technological features.

     Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus non-competitive.

     The success of an office property also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by an array of factors including:

     o    labor cost and quality;

     o    tax environment; and

     o    quality of life matters, such as schools and cultural amenities.

     A central business district may have a substantially different economy from that of a suburb. The local economy will affect an office property's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often higher than for other property types.

     Mortgage Loans Secured by Retail Properties. Retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Income from and the market value of retail properties is dependent on various factors including, but not limited, to the following:

     o    the ability to lease space in the properties;

     o    the ability of tenants to meet their lease obligations;

     o    the possibility of a significant tenant becoming bankrupt or insolvent; and

     o    fundamental aspects of real estate such as location and market demographics.

     The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Declines in tenant sales will cause a corresponding decline in percentage rents and may cause these tenants to become unable to pay their rent or other occupancy costs. The default by a tenant under its lease could result in delays and costs in enforcing the lessor's rights. Repayment of the related mortgage loans will be affected by the expiration of space leases and the ability of the respective borrowers to renew or relet the space on comparable terms. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, could be substantial and could reduce cash flow from the retail properties. The correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

     Whether a shopping center is anchored or unanchored is also an important distinction. Anchor tenants in shopping centers traditionally have been a major factor in the public's perception of a shopping center. The anchor tenants at a shopping center play an important part in generating customer traffic and making a center a desirable location for other tenants of the center. The failure of an anchor tenant to renew its lease, the termination of an anchor tenant's lease, the bankruptcy or economic decline of an anchor tenant, or the cessation of the business of an anchor tenant--notwithstanding any continued payment of rent--can have a material negative effect on the

                                       15

economic performance of a shopping center. Furthermore, the correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

     Retail properties, including quick service restaurants and convenience and gasoline facilities in particular, can also be significantly dependent on operational factors, such as the availability of trained labor and changes in prices for key commodities. In addition, such uses may be subject to franchise agreement restrictions on transfers or other operational aspects.

     Unlike some other types of commercial properties, retail properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, telemarketing, selling through the Internet, and outlet centers all compete with more traditional retail properties for consumer dollars. Continued growth of these alternative retail outlets, which are often characterized by lower operating costs, could adversely affect the retail properties.

     Mortgage Loans Secured by Multifamily Rental Properties. Significant
factors determining the value and successful operation of a multifamily rental property include the following:

     o    location of the property;

     o    the number of competing residential developments in the local market, such as apartment buildings, manufactured housing communities and site-built single family homes;

     o    the physical attributes of the multifamily building, such as its age and appearance; and

     o    state and local regulations affecting the property.

     In addition, the successful operation of an apartment building will depend upon other factors such as its reputation, the ability of management to provide adequate maintenance and insurance, and the types of services it provides.

     Some states regulate the relationship of an owner and its tenants.
Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings.
These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a borrower's ability to raise property rents may impair the borrower's ability to repay its mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related mortgaged property.

     Adverse economic conditions, either local, regional or national, may limit the amount of rent that can be charged, may adversely affect tenants' ability to pay rent and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings, company relocations and closings and national and local politics, including current or future rent stabilization and rent control laws and agreements.

     Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline, including for some of the foregoing reasons. In addition, the level of mortgage interest rates may encourage tenants to purchase single-family housing rather than continue to lease housing. The location and construction quality of a particular building may affect the occupancy

                                       16

level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments.

     Mortgage Loans Secured by Cooperatively Owned Apartment Buildings. A
cooperative apartment building and the land under the building are owned or leased by a non-profit cooperative corporation. The cooperative corporation is in turn owned by tenant-shareholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements. The proprietary leases and occupancy agreements confer exclusive rights to occupy specific apartments or units. Generally, a tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation representing the tenant-shareholder's pro rata share of the corporation's payments in respect of any mortgage loan secured by, including all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to, the real property owned by the cooperative corporation, less any other income that the cooperative corporation may realize.
Payments to the cooperative corporation are in addition to any payments of principal and interest the tenant-shareholder must make on any loans of the tenant-shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building management and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by the real property owned by the cooperative corporation, as well as all other operating expenses of the property, is dependent primarily upon the receipt of maintenance payments from the tenant-shareholders, together with any rental income from units or commercial space that the cooperative corporation might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the real property owned by the cooperative corporation depends primarily on its ability to refinance the mortgage loan. Neither we nor any other person will have any obligation to provide refinancing for any of the mortgage loans.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. The owner or sponsor allocates shares to each apartment unit, and the current tenants have a fixed period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. The sponsor usually also controls the corporation's board of directors and management for a limited period of time.

     Each purchaser of shares in the cooperative corporation generally enters into a long-term proprietary lease which provides the shareholder with the right to occupy a particular apartment unit. However, many cooperative conversion plans are so-called "non-eviction" plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in the unit as a subtenant from the owner of the shares allocated to that apartment unit. Any applicable rent control or rent stabilization laws would continue to be applicable to that subtenancy. The subtenant may be entitled to renew its lease for an indefinite number of times, with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The shareholder is responsible for the maintenance payments to the cooperative without regard to its receipt or non-receipt of rent from the subtenant, which may be lower than maintenance payments on the unit.
Newly-formed cooperative corporations typically have the greatest concentration of non-tenant shareholders.

     Mortgage Loans Secured by Industrial Properties. Significant factors that affect the value of industrial properties are:

     o    the quality of tenants;

     o    building design and adaptability; and

     o    the location of the property.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slow-down in the economy, and an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.
Furthermore, industrial properties may be adversely affected by

                                       17

the availability of labor sources or a change in the proximity of supply sources. Because industrial properties frequently have a single tenant, any related property is heavily dependent on the success of the tenant's business.

     Aspects of building site, design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include ceiling heights, column spacing, number of bays and bay depths, divisibility, floor loading capacities, truck turning radius and overall functionality and accessibility. Nevertheless, site characteristics of an industrial property suitable for one tenant may not be appropriate for other potential tenants, which may make it difficult to relet the property.

     Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.
Further, industrial properties may be adversely affected by economic declines in the industry segment of their tenants.

     Mortgage Loans Secured by Warehouse, Mini-Warehouse and Self-Storage
Facilities. Because of relatively low acquisition costs and break-even occupancy rates, warehouse, mini-warehouse and self-storage properties ("Storage
Properties") are considered vulnerable to competition. Despite their relatively low acquisition costs, and because of their particular building characteristics,
Storage Properties would require substantial capital investments in order to adapt them to alternative uses. Limited adaptability to other uses may substantially reduce the liquidation value of a Storage Property. In addition to competition, factors that affect the success of a Storage Property include the location and visibility of the facility, its proximity to apartment complexes or commercial users, trends of apartment tenants in the area moving to single-family homes, services provided, including security and accessibility, age of improvements, the appearance of the improvements and the quality of management.

     Mortgage Loans Secured by Hotel and Motel Properties. Hotel and motel properties may include full service hotels, resort hotels with many amenities, limited service hotels, hotels and motels associated with national franchise chains, hotels and motels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity. Various factors, including location, quality and franchise affiliation affect the economic performance of a hotel or motel. Adverse economic conditions, either local, regional or national, may limit the amount that can be charged for a room and may result in a reduction in occupancy levels. The construction of competing hotels and motels can have similar effects. To meet competition in the industry and to maintain economic values, continuing expenditures must be made for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives.
Because hotel and motel rooms generally are rented for short periods of time, hotels and motels tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel or motel may have an impact on quality of service and economic performance. Additionally, the lodging industry, in certain locations, is seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

     The viability of any hotel or motel property that is part of a national or regional hotel or motel chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreement. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on any related hotel or motel property, the consent of the franchisor for the continued use of the franchise license by the hotel or motel property would be required. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel or motel property, it is unlikely that the purchaser of the related hotel or motel property would be entitled to the rights under any associated liquor license, and the purchaser would be required to apply in its own right for that license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

     Mortgage Loans Secured by Manufactured Housing Community Properties and
Recreational Vehicle Parks. Manufactured housing community properties consist of land that is divided into "spaces" or "homesites" that are primarily leased to manufactured housing community unit owners. Accordingly, the related mortgage loans will be secured by mortgage liens on the real estate, or a leasehold interest therein, upon which the manufactured housing community units are situated, but not the units themselves. The manufactured housing community unit owner often

                                       18

invests in site-specific improvements, including carports, steps, fencing, skirts around the base of the unit, and landscaping. The park owner typically provides private roads within the park, common facilities and, in many cases, utilities. Park amenities may include:

     o    driveways;

     o    visitor parking;

     o    recreational vehicle and pleasure boat storage;

     o    laundry facilities;

     o    community rooms;

     o    swimming pools;

     o    tennis courts;

     o    security systems; and

     o    health clubs.

     Due to relocation costs and, in some cases, demand for manufactured housing community unit spaces, the value of a unit in place in a park is generally higher, and can be significantly higher, than the value of the same unit not placed in a park. As a result, a well-operated manufactured housing community that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the unit of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the mobile home can be resold in place, rather than to allow the unit to be removed from the park.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Mortgage loans secured by liens on manufactured housing community properties and recreational vehicle parks are affected by factors not associated with loans secured by liens on other types of income-producing real estate. The successful operation of these types of properties will generally depend upon the number of competing parks, as well as upon other factors, including its age, appearance, reputation, the ability of management to provide adequate maintenance and insurance, and the types of facilities and services it provides.
Manufactured housing community properties also compete against alternative forms of residential housing, including:

     o    multifamily rental properties;

     o    cooperatively-owned apartment buildings;

     o    condominium complexes; and

     o    single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, for example, staying at a hotel at the beach.
Manufactured housing community properties and recreational vehicle parks are
"special purpose" properties that cannot be readily converted to general residential, retail or office use. Thus, if the operation of a manufactured housing community or recreational vehicle park becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of the manufactured housing community may be substantially

                                       19

less, relative to the amount owing on the mortgage loan, than would be the case if the manufactured housing community or recreational vehicle park were readily adaptable to other uses.

     Certain states regulate the relationship of a manufactured housing community owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Manufactured housing community owners have been the subject of suits under state "Unfair and
Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a unit owner's tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's unit. Certain states also regulate changes in manufactured housing community use and require that the landlord give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws either do not provide for decontrol of rental rates upon vacancy of individual units or permit decontrol only in the relatively rare event that the unit is removed from the unit site. Any limitations on a borrower's ability to raise property rents may impair the related borrower's ability to repay its mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related mortgaged property.

     Default and Loss Considerations with Respect to the Mortgage Loans.
Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes.
The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property--that is, its ability to generate income. Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans. Absent special facts, recourse in the case of default of non-recourse loans will be limited to the mortgaged property and the other assets, if any, that were pledged to secure repayment of the mortgage loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on such a loan. The Net Operating Income of a mortgaged property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income--and, with respect to a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative--may be affected by the condition of the applicable real estate market and/or the economy of the area in which the mortgaged property is located or the industry that it services. In addition, properties typically leased, occupied or used on a short-term basis, such as some healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a mortgaged property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of net of expense provisions will result in stable Net Operating
Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

                                       20

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default.
The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a mortgaged property. This in turn has the following effects:

     o    it increases the incentive of the borrower to perform under the terms of the related mortgage loan, in order to protect the equity; and

     o    it increases the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on:

     o    the market comparison method, i.e., recent resale value of comparable properties at the date of the appraisal;

     o    the cost replacement method, i.e., the cost of replacing the property at the date;

     o    the income capitalization method, i.e., a projection of value based upon the property's projected net cash flow; or

     o    upon a selection from or interpolation of the values derived from the foregoing methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of the foregoing factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. For additional information regarding risks associated with mortgage loans, you should review the sections in this prospectus titled
"Risk Factors--Risks Relating to the Mortgage Loans--Mortgage Loans are
susceptible to numerous risks that may result in losses to you" and "--Mortgage loans with balloon payments involve the risk that borrowers may not be able to refinance the loan or sell the related property."

     Payment Provisions of the Mortgage Loans. Unless otherwise specified in the related prospectus supplement, all of the mortgage loans will have the following characteristics:

     o    have had individual principal balances at origination of not less than
          $25,000;

     o    have had original terms to maturity of not more than 40 years; and

     o    provide for scheduled payments of principal, interest or both, to be made on specified dates, known as due dates, that occur monthly, quarterly, semi-annually or annually.

     A mortgage loan may also have the following characteristics:

     o    provide for no accrual of interest or for accrual of interest thereon at an interest rate, known as a mortgage rate, that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate;

                                       21

     o    provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of some events, and may permit negative amortization;

     o    be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date; and

     o    prohibit over its term or for a certain period prepayments (the period of the prohibition is known as a lock-out period and its date of expiration is known as a lock-out date) and/or require payment of a premium or a yield maintenance penalty, more commonly known as a prepayment premium) in connection with some prepayments, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of the related mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of an equity participation in addition to payments of interest on and/or principal of the offered certificates, the related prospectus supplement will describe the equity participation and the method or methods by which distributions relating to the equity participation will be made to the holders.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement. To the extent then applicable and specifically known to us, the prospectus supplement will include the following:

     1. the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     2. the type or types of property that provide security for repayment of the mortgage loans;

     3. the earliest and latest origination date and maturity date of the mortgage loans;

     4. the original and remaining terms to maturity of the mortgage loans, or the respective ranges those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     5. the original Loan-to-Value Ratios of the mortgage loans, or the range of those Loan-to-Value Ratios, and the weighted average original Loan-to-Value
Ratio of the mortgage loans;

     6. the mortgage rates borne by the mortgage loans, or range of those mortgage rates, and the weighted average mortgage rate borne by the mortgage loans;

     7. with respect to mortgage loans with adjustable mortgage rates ("ARM
Loans"), the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage rate adjustments at the time of any adjustment and over the life of the ARM Loan;

     8. information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, lock-out periods and prepayment premiums;

     9. the Debt Service Coverage Ratios of the mortgage loans, either at origination or as of a more recent date, or the range of those Debt Service
Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios;
and

     10. the geographic distribution of the mortgaged properties on a state-by-state basis.

     In appropriate cases, the related prospectus supplement will also contain some information available to us that pertains to the provisions of leases and the nature of tenants of the mortgaged properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, more

                                       22

general information of the nature described above will be provided in the related prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of those certificates at or before their initial issuance and will be filed as part of a Current Report on Form 8-K with the SEC within fifteen days following their issuance.

MBS

     Mortgage-backed securities included in a trust fund may include:

     o    mortgage pass-through certificates or other mortgage-backed securities that are not guaranteed or insured by the United States or any of its agencies or instrumentalities; or

     o    certificates insured or guaranteed by FHLMC, FNMA, GNMA or FAMC provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement.
The issuer of the MBS and/or the servicer of the underlying mortgage loans will have entered into the MBS agreement, generally with a trustee or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus.
Distributions in respect of the MBS will be made by the MBS issuer, the MBS servicer or the MBS trustee on the dates specified in the related prospectus supplement. The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     The MBS either will have been previously registered under the Securities
Act of 1933, as amended, or each of the following will have been satisfied with respect to the MBS: (1) neither the issuer of the MBS nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the MBS and the related series of securities to be issued; (2)
neither the issuer of the MBS nor any of its affiliates is an affiliate of the sponsor, depositor, issuing entity or underwriter of the related series of securities to be issued and (3) the depositor would be free to publicly resell the MBS without registration under the Securities Act of 1933, as amended.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" in this prospectus may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the
MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available, the following:

     1. the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund;

     2. the original and remaining term to stated maturity of the MBS, if applicable;

     3. the pass-through or bond rate of the MBS or the formula for determining those rates;

     4. the payment characteristics of the MBS;

     5. the MBS issuer, MBS servicer and MBS trustee, as applicable;

     6. a description of the credit support, if any;

                                       23

     7. the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity;

     8. the terms on which mortgage loans may be substituted for those originally underlying the MBS;

     9. the type of mortgage loans underlying the MBS and, to the extent available to us and appropriate under the circumstances, any other information in respect of the underlying mortgage loans described under "--Mortgage
Loans--Mortgage Loan Information in Prospectus Supplements";

     10. the characteristics of any cash flow agreements that relate to the MBS;

     11. the market price of the MBS and the basis on which the market price was determined; and

     12. if the issuer of the MBS is required to file reports under the Exchange
Act of 1934, as amended, how to locate such reports of the MBS issuer.

CERTIFICATE ACCOUNTS

     Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in the prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in some obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.

CREDIT SUPPORT

     If so provided in the prospectus supplement for a series of certificates, partial or full protection against some defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of the series or by credit support arrangements that may include cross-support provisions, letters of credit, insurance policies, guarantees, certificate insurance or surety bonds or reserve funds, or a combination. The amount and types of credit support, the identification of the entity providing it, if applicable, and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. For additional information regarding credit support, you should review the sections in this prospectus titled " Risk
Factors--Risks Relating to the Mortgage Loans--Credit support for a series of certificates may cover some of your losses or risks but may not cover all potential risks to you" and "Description of Credit Support."

CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for that series will be invested at a specified rate. The trust fund may also include interest rate swap agreements, interest rate cap or floor agreements, or currency swap agreements, which agreements are designed to reduce the effects of interest rate or currency swap rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of any guaranteed investment contract or interest rate swap agreement or interest rate cap or floor agreement or currency exchange agreement, and the identity of an obligor or counterparty under the agreement, will be described in the prospectus supplement for a series of certificates.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. The following discussion

                                       24

contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through rate for each class of offered certificates of the series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate the prospectus supplement will specify, the method of determining the pass-through rate. The prospectus supplement will also discuss the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a guaranteed investment contract or other agreement.

PAYMENT DELAYS

     With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which the payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.

SHORTFALLS IN COLLECTIONS OF INTEREST AS A RESULT OF PREPAYMENTS OF MORTGAGE
LOANS

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of the prepayment only through the date of the prepayment, instead of through the due date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective due dates during the related Due Period. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but the prepayment is not accompanied by interest to the due date for the mortgage loan in the related Due Period, then the interest charged to the borrower, net of servicing and administrative fees, may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any shortfall is allocated to a class of offered certificates, the yield on those certificates will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any prepayment interest shortfalls will be allocated among the classes of certificates. If so specified in the prospectus supplement for a series of certificates, the servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any prepayment interest shortfalls. The related prospectus supplement will also describe any other amounts available to offset shortfalls.

     For additional information regarding prepayment interest shortfalls, you should review the section in this prospectus titled "Description of the Pooling and Servicing Agreements--Servicing Compensation and Payment of Expenses."

YIELD AND PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of those payments to reduce the principal balance--or notional amount, if applicable--of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by their amortization schedules, the dates on which any balloon payments are due, and the rate of voluntary and/or involuntary principal prepayments. You should note that the amortization schedule of an ARM Loan may change periodically to accommodate adjustments to the mortgage rate thereon and that these changes may affect the

                                       25

rate of principal payments on an ARM loan. Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors, as described more fully below, no assurance can be given as to the rate at which any one will prepay.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on the certificates of that series or, in the case of a class of stripped interest certificates, result in the reduction of its notional amount. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to you that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to you that is lower than the anticipated yield. In addition, if you purchase an offered certificate at a discount, or a premium, and principal payments are made in reduction of the principal balance or notional amount of your offered certificates at a rate slower, or faster, than the rate anticipated by you during any particular period, the consequent adverse effects on your yield would not be fully offset by a subsequent like increase, or decrease, in the rate of principal payments.

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on the date, to a disproportionately large share--which, in some cases, may be all--of the prepayments, or to a disproportionately small share--which, in some cases, may be none--of the prepayments. As and to the extent described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments and, in particular, prepayments of principal of the mortgage loans in the related trust fund may vary based on the occurrence of some events, e.g., the retirement of one or more classes of certificates of the series, or subject to some contingencies, e.g., prepayment and default rates with respect to the mortgage loans.

     In general, the notional amount of a class of stripped interest certificates will either:

     o    be based on the principal balances of some or all of the mortgage assets in the related trust fund; or

     o    equal the certificate balances of one or more of the other classes of certificates of the same series.

Accordingly, the yield on stripped interest certificates will be inversely related to the rate at which payments and other collections of principal are received on mortgage assets or distributions are made in reduction of the certificate balances of the certificates, as the case may be.

     Consistent with the foregoing, if a class of certificates of any series consists of stripped interest certificates or stripped principal certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in stripped principal certificates, and a higher than anticipated rate of principal prepayments on the mortgage loans will negatively affect the yield to investors in stripped interest certificates. If the offered certificates of a series include any of those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. The tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable you to predict, yields or prepayment rates.

     We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans in any trust fund may be affected by the existence of lock-out periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which the provisions may be practicably enforced.

                                       26

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage rates on the ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either:

     o    converting to a fixed rate loan and thereby locking in the rate; or

     o    taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws--which are subject to change--to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to their relative importance, as to the percentage of the principal balance of mortgage loans that will be paid as of any date or as to the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of the series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of the instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments--for this purpose, the term prepayment includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund--is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the constant prepayment rate ("CPR")
prepayment model or the standard prepayment assumption ("SPA") prepayment model.
CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of loans for the life of the related mortgage loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of
SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the
CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series. The prospectus supplement will also contain the percentage of the initial certificate balance or notional amount of each class of offered certificates that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in the prospectus supplement. The tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

                                       27

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule. The principal payment schedule is supported by creating priorities, as and to the extent described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. Unless otherwise specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a prepayment collar--that is, a range of prepayment rates that can be sustained without disruption--that determines the principal cash flow of the certificates. A prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb excesses or shortfalls in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, such an event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing the schedule. A targeted amortization class will generally afford the holders some protection against early retirement or some protection against an extended average life, but not both.

     Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of certificates in that class to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle those holders to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A class of certificates that entitles the holders to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, known as call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles its holders to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, known as extension risk, if the rate of prepayment is relatively slow. Thus, as and to the extent described in the related prospectus supplement, a companion class absorbs some, but not all, of the call risk and/or extension risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal

                                       28

on a class of offered certificates and thereby extend the weighted average life of the certificates and, if the certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on those mortgage loan would be expected during a period of increasing interest rates to amortize at a slower rate, and perhaps not at all, than if interest rates were declining or were remaining constant. A slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. Negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on those certificates, which deferred interest may be added to the certificate balance of those certificates.
Accordingly, the weighted average lives of mortgage loans that permit negative amortization, and that of the classes of certificates to which any related negative amortization would be allocated or that would bear the effects of a slower rate of amortization on the mortgage loans, may increase as a result of this feature.

     Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage rate, provides that its scheduled payment will adjust less frequently than its mortgage rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage rate. Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule thereby resulting in the accelerated amortization of the mortgage loan.
Any related acceleration in amortization of its principal balance will shorten the weighted average life of a mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on the mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon:

     o    whether the offered certificate was purchased at a premium or a discount; and

     o    the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on the certificate, or, in the case of a stripped interest certificate, delay or accelerate the amortization of its notional amount.

     For additional information on the effects of negative amortization on the yield of certificates, you should review the section titled "--Yield and
Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Loans. The yield to holders of the offered certificates of any series will directly depend on the extent to which the holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of the losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear its effects.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations,

                                       29

specified in the related prospectus supplement. As described in the related prospectus supplement, allocations of losses and shortfalls may be effected by a reduction in the entitlements to interest and/or certificate balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

     The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

     Additional Certificate Amortization. In addition to entitling the holders to a specified portion--which may during specified periods range from none to all--of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of the series, may provide for distributions of principal. Distributions may be provided from:

     o    amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates;

     o    Excess Funds; or

     o    any other amounts described in the related prospectus supplement.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of the certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of any of the foregoing sources would have any material effect on the rate at which the certificates are amortized.

     Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the class or classes, under the circumstances and in the manner set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of the certificates and, if the certificates were purchased at premium, reduce the yield on those certificates.

                                  THE DEPOSITOR

     We are Bear Stearns Commercial Mortgage Securities Inc., a Delaware
corporation organized on April 20, 1987, and we function as the depositor. Our primary business is to acquire mortgage loans, mortgage-backed securities and related assets and sell interests therein or bonds secured thereby. We are an affiliate of Bear, Stearns & Co. Inc. We maintain our principal office at 383
Madison Avenue, New York, New York 10179. Our telephone number is (212)
272-2000. We do not have, nor do we expect in the future to have, any significant assets.

                                   THE SPONSOR

OVERVIEW

     The prospectus supplement for each series of securities will identify the sponsor or sponsors for the related series. The related prospectus supplement may identify a sponsor to be Bear Stearns Commercial Mortgage, Inc. ("BSCMI").
BSCMI is a wholly-owned subsidiary of The Bear Stearns Companies Inc. (NYSE:
BSC), and is a New York corporation and an affiliate of Bear, Stearns & Co. Inc.
The principal offices of BSCMI are located at 383 Madison Avenue, New York, New
York 10179. BSCMI's telephone number is (212) 272-2000.

     BSCMI's primary business is the underwriting, origination and sale of mortgage loans secured by commercial or multifamily properties. BSCMI sells the great majority of the mortgage loans that it originates through commercial

                                       30

mortgage backed securities ("CMBS") securitizations. BSCMI, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans in 1995 and securitizing commercial mortgage loans in 1996.

     The commercial mortgage loans originated by BSCMI include both fixed and floating rate loans and both conduit loans and large loans. BSCMI primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. BSCMI originates loans in every state and in Puerto Rico, the U.S.
Virgin Islands and Mexico.

     As a sponsor, BSCMI originates mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with Bear,
Stearns & Co. Inc. and other underwriters, BSCMI works with rating agencies, loan sellers and servicers in structuring the securitization transaction. BSCMI acts as sponsor, originator or mortgage loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Multiple seller transactions in which BSCMI has participated to date include each of the prior series of certificates issued under the "TOP" program, in which BSCMI,
Wells Fargo Bank, National Association, Principal Commercial Funding, LLC and
Morgan Stanley Mortgage Capital Inc. ("MSMC") generally are mortgage loan sellers and sponsors, and Bear Stearns Commercial Mortgage Securities Inc., an
affiliate of BSCMI (the "BSCMSI Depositor"), and Morgan Stanley Capital I Inc.,
which is an affiliate of MSMC, have alternately acted as depositor and the "PWR"
program, in which BSCMI, Prudential Mortgage Capital Funding, LLC, Wells Fargo
Bank, National Association, Principal Commercial Funding, LLC and Nationwide
Life Insurance Company generally are mortgage loan sellers, and the BSCMSI
Depositor acts as depositor.

     Neither BSCMI nor any of its affiliates acts as servicer of the commercial mortgage loans in its securitizations. Instead, BSCMI sells the right to be appointed servicer of its securitized mortgage loans to rating-agency approved servicers, including Wells Fargo Bank, National Association, the master servicer in this transaction, and Bank of America, N.A.

BSCMI'S UNDERWRITING STANDARDS

     General. All of the BSCMI mortgage loans were originated by BSCMI or an affiliate of BSCMI, in each case, generally in accordance with the underwriting criteria summarized below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality, tenancy and location of the real estate collateral, the sponsorship of the borrower, will impact the extent to which the general criteria are applied to a specific mortgage loan. The underwriting criteria are general, and there is no assurance that every mortgage loan will comply in all respects with the criteria.

     Mortgage Loan Analysis. The BSCMI credit underwriting team for each mortgage loan is comprised of real estate professionals from BSCMI. The underwriting team for each mortgage loan is required to conduct an extensive review of the related mortgaged property, including an analysis of the appraisal, engineering report, environmental report, historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit and background of the borrower and certain key principals of the borrower are examined prior to approval of the mortgage loan. This analysis includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Borrowers generally are required to be special purpose entities. The credit of key tenants is also examined as part of the underwriting process. A member of the BSCMI underwriting team visits and inspects each property to confirm occupancy rates and to analyze the property's market and utility within the market.

     Loan Approval. Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from BSCMI and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

     Debt Service Coverage Ratio and LTV Ratio. BSCMI's underwriting criteria generally require the following minimum debt service coverage ratios and maximum loan to value ratios for each indicated property type:

                                       31

                  PROPERTY TYPE            DSCR GUIDELINE   LTV RATIO GUIDELINE
          ------------------------------   --------------   --------------------
          Multifamily                           1.20x                 80%
          Office                                1.25x                 75%
          Anchored Retail                       1.20x                 80%
          Unanchored Retail                     1.30x                 75%
          Self-storage                          1.30x                 75%
          Hotel                                 1.40x                 70%
          Industrial                            1.25x                 70%
          Manufactured Housing Community        1.25x                 75%

     Debt service coverage ratios are calculated based on anticipated
Underwritten Net Cash Flow at the time of origination. Therefore, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement may differ from the amount determined at the time of origination.

     Escrow Requirements. BSCMI generally requires a borrower to fund various escrows for taxes and insurance, replacement reserves and capital expenses.
Generally, the required escrows for mortgage loans originated by BSCMI are as follows:

     Taxes and Insurance - Typically, a pro rated initial deposit and monthly deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual property insurance premium.

 REPLACEMENT RESERVES - MONTHLY DEPOSITS GENERALLY BASED ON
THE GREATER OF THE AMOUNT RECOMMENDED PURSUANT TO A BUILDING
     CONDITION REPORT PREPARED FOR BSCMI OR THE FOLLOWING
                     MINIMUM AMOUNTS:
                      PROPERTY TYPE                             DSCR GUIDELINE
------------------------------------------------------------   -----------------
Multifamily                                                    $250 per unit
Office                                                         $0.20 per square
                                                               foot
Retail                                                         $0.15 per square
                                                               foot
Self-storage                                                   $0.15 per square
                                                               foot
Hotel                                                          5% of gross
                                                               revenue
Industrial                                                     $0.10 - $0.15 per
                                                               square foot
Manufactured Housing Community                                 $50 per pad

     Deferred Maintenance/Environmental Remediation - An initial deposit, upon funding of the mortgage loan, in an amount generally equal to 125% of the estimated costs of the recommended substantial repairs or replacements pursuant to the building condition report completed by a licensed engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment.

     Re-tenanting - In some cases major leases expire within the mortgage loan term. To mitigate this risk, special reserves may be funded either at closing and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

                                       32

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates of any series will be applied by us to the purchase of trust assets or will be used by us for general corporate purposes. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of any series, may consist of one or more classes of certificates that, among other things:

     o    provide for the accrual of interest thereon at a fixed, variable or adjustable rate;

     o    are senior or subordinate to one or more other classes of certificates in entitlement to distributions on the certificates;

     o    are stripped principal certificates;

     o    are stripped interest certificates;

     o    provide for distributions of interest or principal that commence only after the occurrence of some events, such as the retirement of one or more other classes of certificates of the series;

     o    provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster--and, in some cases, substantially faster--or slower--and, in some cases, substantially slower--than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

     o    provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

     o    provide for distributions based on collections on the mortgage assets in the related trust fund attributable to prepayment premiums and equity participations.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of some classes of stripped interest certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement.
As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series, if issued as definitive certificates, may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection with the transfer.
Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations.

DISTRIBUTIONS

     Distributions on the certificates of each series will be made by or on behalf of the related trustee or servicer on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for

                                       33

the series and the distribution date. The particular components of the Available
Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

     Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of any certificate, will be made to the persons in whose names the certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs. The amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor or by check mailed to the address of the certificateholder as it appears in the certificate register. Payment will be made by wire transfer if the certificateholder has provided the person required to make payments with wiring instructions, which may be provided in the form of a standing order applicable to all subsequent distributions, no later than the date specified in the related prospectus supplement, and, if so provided in the related prospectus supplement, the certificateholder holds certificates in the requisite amount or denomination specified therein. If the certificateholder does not provide any wiring instructions, payments will be made by check mailed to the address of the certificateholder as it appears on the certificate register. The final distribution in retirement of any class of certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series, other than some classes of stripped principal certificates and some classes of residual certificates that have no pass-through rate, may have a different pass-through rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of certificates, other than some classes of accrual certificates, and other than any class of stripped principal certificates or residual certificates that is not entitled to any distributions of interest, will be made on each distribution date based on the
Accrued Certificate Interest for the class and the distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on the distribution date. Prior to the time interest is distributable on any class of accrual certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the certificate balance of that class on each distribution date. Reference to a notional amount with respect to a class of stripped interest certificates is solely for convenience in making appropriate calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on--or, in the case of accrual certificates, that may otherwise be added to the certificate balance of those certificates--one or more classes of the certificates of a series will be reduced to the extent that any prepayment interest shortfalls, as described under "Yield and Maturity
Considerations--Shortfalls in Collections of Interest as a Result of Prepayments
of Mortgage Loans," exceed the amount of any sums--including, if and to the extent specified in the related prospectus supplement, all or a portion of the servicer's or special servicer's servicing compensation--that are applied to offset the amount of the shortfalls. The particular manner in which shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of
Accrued Certificate Interest that is otherwise distributable on--or, in the case of accrual certificates, that may otherwise be added to the certificate balance of--a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of
Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the certificate balance of that class.

                                       34

DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

     Each class of certificates of each series, other than some classes of stripped interest certificates and some classes of residual certificates, will have a certificate balance which, at any time, will equal the then maximum amount that the holders of certificates of the class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding certificate balance of a class of certificates will be reduced by distributions of principal made from time to time and, if so provided in the related prospectus supplement, will be further reduced by any losses incurred in respect of the related mortgage assets allocated to these certificates from time to time. In turn, the outstanding certificate balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to them from time to time, and will be increased, in the case of a class of accrual certificates prior to the distribution date on which distributions of interest thereon are required to commence, by the amount of any
Accrued Certificate Interest, reduced as described above. Unless otherwise provided in the related prospectus supplement, the initial aggregate certificate balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of the applicable cut-off date, after application of scheduled payments due on or before the date, whether or not received. The initial certificate balance of each class of a series of certificates will be specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of the series who are entitled to receive those distributions until the certificate balances of the certificates have been reduced to zero.
Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of one or more specified events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates--each such class is known as a controlled amortization class--may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates--each such class is known as a companion class--may be contingent on the specified principal payment schedule for a controlled amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN
RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, prepayment premiums or payments in respect of equity participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series who are entitled in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, allocations of losses or shortfalls may be effected by a reduction in the entitlements to interest and/or certificate balances of one or more classes of certificates, or by establishing a priority of payments among classes of certificates.

ADVANCES IN RESPECT OF DELINQUENCIES

     If and to the extent provided in the related prospectus supplement, if a trust fund includes mortgage loans, the servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, the amount may be

                                       35

advanced from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for the distribution date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates who are entitled, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which the advances were made--as to any mortgage loan, more commonly known as related proceeds. Advances may also be reimbursed from other specific sources as may be identified in the related prospectus supplement, including, in the case of a series that includes one or more classes of subordinate certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those subordinate certificates. No advance will be required to be made by the servicer, a special servicer or the trustee if, in the good faith judgment of the servicer, a special servicer or the trustee, as the case may be, the advance would not be recoverable from related proceeds or another specifically identified source--any such advance is known as a nonrecoverable advance. If an advance was previously made by the servicer, a special servicer or the trustee, a nonrecoverable advance will be reimbursable from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

     If advances have been made by the servicer, special servicer, trustee or other entity from excess funds in a certificate account, the servicer, special servicer, trustee or other entity, as the case may be, will be required to replace the funds in the certificate account on any future distribution date to the extent that funds in the certificate account on the distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of the servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any related surety bond, will be set forth in the related prospectus supplement.

     If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on the advances made by that entity. Interest will be payable for the period that the advances are outstanding at the rate specified in the related prospectus supplement, and the entity making advances will be entitled to payment of interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise provided in the related pooling and servicing agreement and prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related MBS agreement.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, the servicer, the trustee, or such other party as may be specified in the related prospectus supplement, will forward or make available to each holder a distribution date statement that will set forth the items set forth in the related prospectus supplement, which could include, among other things, in each case to the extent applicable:

     1. the amount of distribution to holders of the class of offered certificates that was applied to reduce the certificate balance of those certificates;

     2. the amount of distribution to holders of the class of offered certificates that is allocable to Accrued Certificate Interest;

     3. the amount, if any, of distribution to holders of that class of offered certificates that is allocable to both prepayment premiums and payments on account of equity participations;

     4. the amount, if any, by which the distribution is less than the amounts to which holders of a class of offered certificates are entitled;

                                       36

     5. if the related trust fund includes mortgage loans, the aggregate amount of advances included in the distribution;

     6. if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related servicer, and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer, and other customary information as the reporting party deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

     7. information regarding the aggregate principal balance of the related mortgage assets on or about the distribution date;

     8. if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees, including specific identification of mortgage loans that are more than 60 days delinquent or in foreclosure;

     9. if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the related period. The related period is generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

     10. the certificate balance or notional amount, as the case may be, of each class of certificates, including any class of certificates not offered hereby, at the close of business on a distribution date, separately identifying any reduction in the certificate balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in the certificate balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the certificate balance of a class of accrual certificates, if any, in the event that Accrued Certificate Interest has been added to the balance;

     11. if a class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the applicable pass-through rate for the distribution date and, if determinable, for the next succeeding distribution date;

     12. the amount deposited in or withdrawn from any reserve fund on the distribution date, and the amount remaining on deposit in the reserve fund as of the close of business on the distribution date;

     13. if the related trust fund includes one or more instruments of credit support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each instrument as of the close of business on the distribution date; and

     14. to the extent not otherwise reflected through the information furnished pursuant to subclauses 10 and 13 above, the amount of credit support being afforded by any classes of subordinate certificates.

     In the case of information furnished pursuant to subclauses 1-3 above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of the minimum denomination. The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of a series.

     Within a reasonable period of time after the end of each calendar year, the servicer or trustee for a series of certificates, as the case may be, will be required to furnish or make available to you at any time during the calendar year you were a holder of an offered certificate of a series a statement containing the information set forth in subclauses 1-3 above. The information will be aggregated for that calendar year or the applicable portion of that calendar year during which the person was a certificateholder. The obligation to furnish information to a certificateholder will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code as are from time to time in force.

     For other information regarding information provided to a
certificateholder, you should review the section in the prospectus titled
"Description of the Certificates--Book-Entry Registration and Definitive
Certificates."

                                       37

     If the trust fund for a series of certificates includes MBS, the ability of the related servicer, the trustee or such other party as may be specified in the applicable prospectus supplement, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying the MBS will depend on the reports received with respect to the MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date Statements that will be forwarded or made available to the holders of the offered certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

     You will generally not have a right to vote, except with respect to required consents to some amendments to the related pooling and servicing agreement and as otherwise specified in the related prospectus supplement. For additional information, you should review the section in this prospectus titled
"Description of the Pooling and Servicing Agreements--Amendment." The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of some events which if continuing would constitute an event of default on the part of the related servicer. For further information, you should also review the section in this prospectus titled "Description of the Pooling and Servicing
Agreements--Events of Default," "--Rights upon Event of Default" and
"--Resignation and Removal of the Trustee."

TERMINATION

     The obligations created by the pooling and servicing agreement for each series of certificates will terminate following:

     o    the final payment or other liquidation of the last mortgage asset or the disposition of all property acquired upon foreclosure of any mortgage loan; and

     o    the payment to the certificateholders of that series of all amounts required to be paid to them pursuant to that pooling and servicing agreement.

     Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund under the circumstances and in the manner set forth in that prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in that prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the related class or classes.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of DTC, and each class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking
Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Internal Revenue Code, and a
"clearing agency" registered pursuant to the provisions of Section 17A of the
Exchange Act. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants, which maintain accounts with DTC,

                                       38

include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the
American Stock Exchange, Inc. and the National Association of Securities
Dealers, Inc. Access to DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with SEC.

     Purchases of book-entry certificates under DTC system must be made by or through direct participants, which will receive a credit for the book-entry certificates on DTC's records. Your ownership interest of a book-entry certificate is in turn to be recorded on the direct and indirect participants'
records. You will not receive written confirmation from DTC of your purchases, but you are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participant through which you into the transaction. Transfers of ownership interest in the book-entry certificates are to be accomplished by entries made on the books of participants acting on your behalf. Certificate owners will not receive certificates representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

     To facilitate subsequent transfer, all offered certificates deposited by participants with DTC are registered in the name of DTC's partnership nominee,
Cede & Co. The deposit of offered certificates with DTC and their registration with Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual certificate owners of the book-entry certificates; DTC's records reflect only the identity of the direct participants to whose accounts the certificates are credited, which may or may not be the certificate owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to certificate owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless
DTC has reason to believe that it will not receive payment on that date.
Disbursement of the distributions by participants to you will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and will be the responsibility of each participant--and not of DTC, us as the depositor, any trustee or servicer--subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, you may receive payments after the related distribution date.

     Unless otherwise provided in the related prospectus supplement, the only certificateholder, as the term is used in the related pooling and servicing agreement, will be the nominee of DTC, and you will not be recognized as certificateholders under the pooling and servicing agreement. You will be permitted to exercise your rights under the related pooling and servicing agreement only indirectly through the participants who in turn will exercise their rights through DTC. We will be informed that DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more participants to whose account with DTC interests in the book-entry certificates are credited.

     Because DTC can act only on behalf of participants, who in turn act on behalf of indirect participants and some of you, your ability to pledge your interest in book-entry certificates to persons or entities that do not participate in DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates to you or your nominees, rather than to DTC or its nominee, only if:

     o    we advise the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and we are unable to locate a qualified successor; or

                                       39

     o    we, at our option, notify DTC of our intent to terminate the book-entry system through DTC with respect to those certificates and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in those certificates agree to initiate the termination.

     Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the certificate owners identified in our instructions the definitive certificates to which they are entitled, and thereafter the holders of those definitive certificates will be recognized as certificateholders under the related pooling and servicing agreement.

     If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports to certificateholders as if you were a registered certificateholder, provided that you deliver a written certification to the trustee or another party to the pooling and servicing agreement for the related series in a prescribed form confirming your beneficial ownership in the offered certificates and you agree to keep the subject information confidential. Otherwise, until definitive certificates are issued with respect to your offered certificates, if ever, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the internet website of the trustee or another party to the pooling and servicing agreement. The parties to each pooling and servicing agreement are required to recognize as certificateholders only those persons in whose names the certificates of a series are registered on the books and records of the trustee or another certificate registrar.

               DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS

GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. In general, the parties to a pooling and servicing agreement will include us, the trustee, the servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement. However, a pooling and servicing agreement may include a mortgage asset seller as a party, and a pooling and servicing agreement that relates to a trust fund that consists solely of MBS may not include the servicer or other servicer as a party. All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, our affiliate, or the mortgage asset seller or its affiliate, may perform the functions of servicer or special servicer. Any party to a pooling and servicing agreement may own certificates issued under that pooling and servicing agreement. However, except with respect to required consents to some amendments to a pooling and servicing agreement, certificates that are held by the servicer or a special servicer for the related series will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe some provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description contained in this prospectus. If the related trust fund includes MBS, it will summarize all of the material provisions of the related pooling and servicing agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to the description of the provisions in the related prospectus supplement. As used in this prospectus with respect to any series, the term certificate refers to all of the certificates of that series, whether or not offered hereby and by the related prospectus supplement, unless the context otherwise requires. We will provide a copy of the pooling and servicing agreement, without exhibits, that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to Bear Stearns Commercial Mortgage Securities Inc., 383
Madison Avenue, New York, New York 10179, Attention: J. Christopher Hoeffel.

                                       40

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, we will assign, or cause to be assigned, to the designated trustee the mortgage loans to be included in the related trust fund. Unless otherwise specified in the related prospectus supplement, we will assign, or cause to be assigned, all principal and interest to be received on or with respect to those mortgage loans after the cut-off date, other than principal and interest due on or before the cut-off date. The trustee will, concurrently with the assignment, deliver the certificates to or at our direction in exchange for the mortgage loans and the other assets to be included in the trust fund for the series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. The schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund. The information will typically include the address of the related mortgaged property and type of the property; the mortgage rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

     We will deliver, or cause to be delivered, to the related trustee, or to a custodian appointed by the trustee, some loan documents with respect to each mortgage loan to be included in a trust fund. Unless otherwise specified in the related prospectus supplement, the loan documents will include the following:

     o    the original mortgage note endorsed, without recourse, to the order of the trustee or a copy of that note together with a lost note affidavit and indemnity;

     o    the original or a copy of the mortgage instrument together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office (subject to certification and certain timing requirements), with evidence of recording on the document;

     o    the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office (subject to certification and certain timing requirements), with evidence of recording on the document;

     o    an executed assignment of the related mortgage instrument in favor of the trustee, in recordable form except for missing recording information relating to that mortgage instrument;

     o    an executed assignment of any separate related assignment of leases and rents in favor of the trustee, in recordable form except for missing recording information relating to that assignment of leases and rents;

     o    original or copies of all written assumption, modification and substitution agreements, if any, in those instances where the terms or provisions of the mortgage instrument or promissory note have been materially modified or the mortgage loan has been assumed;

     o    an original or copy of the lender's title insurance policy or, if a title insurance policy has not been issued (subject to certain timing requirements), a written commitment "marked up" at the closing of the mortgage loan, interim binder or the pro forma title insurance policy evidencing a binding commitment to issue a policy; and

     o    in those cases where applicable, the original or a copy of the related ground lease.

     Unless otherwise provided in the prospectus supplement for a series of certificates, the related pooling and servicing agreement will require that we or another party to the pooling and servicing agreement promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records.

     The trustee, or a custodian appointed by the trustee, for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt. The trustee, or the custodian, will hold the mortgage loan documents in trust for the benefit of the certificateholders of that series. Unless otherwise specified in the related prospectus supplement, if any document is found to be missing or

                                       41

defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee, or custodian, will be required to notify the servicer and us, and one of us will be required to notify the relevant mortgage asset seller. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon the occurrence of conditions, and/or within a specified period, specified in the pooling and servicing agreement, after initial issuance of the series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation. Neither we nor, unless it is the mortgage asset seller, the servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so. Notwithstanding the foregoing, if a document has not been delivered to the related trustee, or to a custodian appointed by the trustee, because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording, can be obtained because of delays on the part of the applicable recording office, then, unless otherwise specified in the related prospectus supplement, the mortgage asset seller will not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or a certified copy of that document.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement for a series of certificates, we will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, some representations and warranties covering, by way of example:

     o    the accuracy of the information set forth for the mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement;

     o    the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

     o    the warranting party's title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and

     o    the payment status of the mortgage loan.

     It is expected that in most cases the warranting party will be the mortgage asset seller. However, the warranting party may also be an affiliate of the mortgage asset seller, the servicer, a special servicer or another person acceptable to us, or us or our affiliate. The warranting party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, each pooling and servicing agreement will provide that the servicer and/or trustee will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects your interests. If a warranting party cannot cure the breach within a specified period following the date on which it was notified of that breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a warranting party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon some conditions and/or within a specified period after initial issuance of a series of certificates, to replace the related mortgage loan with one or more other mortgage loans. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to you or to the related trustee on your behalf for a breach of representation and warranty by a warranting party. Neither we nor the

                                       42

servicer, in either case unless we or the servicer is the warranting party, will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued. Consequently, those representations and warranties may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause it to believe that the representations and warranties made in respect of a mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

     The servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in a trust fund. The servicer will be required to follow collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in the trust fund and held for its own account, provided the procedures are consistent with:

     o    the terms of the related pooling and servicing agreement and any related instrument of credit support included in the trust fund;

     o    applicable law; and

     o    the servicing standard specified in the related pooling and servicing agreement and prospectus supplement.

     The servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in the trust fund various other customary functions of a servicer of comparable loans. These obligations include the following:

     o    maintaining escrow or impound accounts, if required under the related pooling and servicing agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     o    attempting to collect delinquent payments; supervising foreclosures;
          negotiating modifications; conducting property inspections on a periodic or other basis;

     o    managing, or overseeing the management of, mortgaged properties acquired on behalf of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise, each of which is called an REO property;
          and

     o    maintaining servicing records relating to the mortgage loans.

Unless otherwise specified in the related prospectus supplement, the servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support.

     For additional information regarding credit support, you should review the section in this prospectus titled "Description of Credit Support."

SUB-SERVICERS

     The servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers. However, unless otherwise specified in the related prospectus supplement, the servicer will remain obligated under the related pooling and servicing agreement. A sub-servicer for any series of certificates may be our affiliate or an affiliate of the servicer. Unless otherwise provided in the related prospectus supplement, each sub-servicing agreement between the servicer and a sub-servicer will provide that, if for any reason the servicer is no longer acting in that capacity, the trustee or any successor servicer may assume the servicer's rights and obligations under the sub-servicing agreement. The servicer will be required to monitor the

                                       43

performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers the removal of the sub-servicer to be in your best interest.

     Unless otherwise provided in the related prospectus supplement, the servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the servicer's compensation pursuant to the related pooling and servicing agreement is sufficient to pay the sub-servicer's fees.
Each sub-servicer will be reimbursed by the servicer that retained it for some expenditures which it makes, generally to the same extent the servicer would be reimbursed under a pooling and servicing agreement.

     For additional information regarding payment of fees and expenses to a sub-servicer, you should review the sections in this prospectus titled
"--Certificate Account" and "--Servicing Compensation and Payment of Expenses."

SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related pooling and servicing agreement or may be appointed by the servicer or another specified party. A special servicer for any series of certificates may be our affiliate or an affiliate of the servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of the servicer including the ability to appoint sub-servicers to the extent specified in the related prospectus supplement. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in the related prospectus supplement.

CERTIFICATE ACCOUNT

     General. The servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of the mortgage loans. Those certificate accounts will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account. The funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related servicer, trustee or special servicer, if any, as additional compensation. A certificate account may be maintained with the related servicer, special servicer or mortgage asset seller or with a depository institution that is our affiliate or an affiliate of any of the foregoing. Any entity that maintains a certificate account must comply with applicable rating agency standards. If permitted by the applicable rating agency or Agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related servicer or special servicer, if any, or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related pooling and servicing agreement and described in the related prospectus supplement, the servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt, in the case of collections on or in respect of the mortgage loans, or otherwise as provided in the related pooling and servicing agreement, the following payments and collections received or made by the servicer, the trustee or any special servicer subsequent to the cut-off date, other than payments due on or before the cut-off date:

     1. all payments on account of principal, including principal prepayments, on the mortgage loans;

     2. all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the servicer or any special servicer as its servicing compensation or as compensation to the trustee;

                                       44

     3. all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan or in connection with the full or partial condemnation of a mortgaged property, other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the servicer, or, if applicable, a special servicer, and/or the terms and conditions of the related Mortgage (collectively, insurance and condemnation proceeds) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired with respect to the liquidation, by foreclosure or otherwise (collectively, liquidation proceeds) together with the net operating income, less reasonable reserves for future expenses, derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

     4. any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support";

     5. any advances made as described under "Description of the
Certificates--Advances in Respect of Delinquencies";

     6. any amounts paid under any cash flow agreement, as described under
"Description of the Trust Funds--MBS--Cash Flow Agreements";

     7. all proceeds of the purchase of any mortgage loan, or property acquired with respect to the liquidation, by us, any mortgage asset seller or any other specified person as described under "--Assignment of Mortgage Loans;
Repurchases" and "--Representations and Warranties; Repurchases", all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization
Upon Defaulted Mortgage Loans", and all proceeds of any Mortgage Asset purchased as described under "Description of the Certificates--Termination" (all of the
foregoing, also liquidation proceeds);

     8. any amounts paid by the servicer to cover prepayment interest shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing
Compensation and Payment of Expenses";

     9. to the extent that any related item does not constitute additional servicing compensation to the servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or equity participations with respect to the mortgage loans;

     10. all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under
"--Hazard Insurance Policies";

     11. any amount required to be deposited by the servicer or the trustee in connection with losses realized on investments for the benefit of the servicer or the trustee, as the case may be, of funds held in the certificate account;
and

     12. any other amounts required to be deposited in the certificate account as provided in the related pooling and servicing agreement and described in the related prospectus supplement.

     Withdrawals. Unless otherwise provided in the related pooling and servicing agreement and described in the related prospectus supplement, the servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

     1. to make distributions to you on each distribution date;

     2. to pay the servicer, the trustee or a special servicer any servicing fees not previously retained thereby, the payment to be made out of payments on the particular mortgage loans as to which the fees were earned;

     3. to reimburse the servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under
"Description of the Certificates--Advances in Respect of Delinquencies", the
reimbursement to be made out of amounts received that were identified and applied by the servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any instrument of credit support with respect to those mortgage loans;

                                       45

     4. to reimburse the servicer, the trustee or a special servicer for unpaid servicing fees earned by it and unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect thereof, the reimbursement to be made out of amounts that represent liquidation proceeds and insurance and condemnation proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which their fees were earned or their expenses were incurred or out of amounts drawn under any instrument of credit support with respect to the mortgage loans and properties;

     5. to reimburse the servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4) above incurred by it that, in the good faith judgment of the servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if and to the extent so provided by the related pooling and servicing agreement and described in the related prospectus supplement, only from that portion of amounts collected on the other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

     6. if and to the extent described in the related prospectus supplement, to pay the servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause (3) above made by it and the servicing expenses described in clause (4) above incurred by it while the advances remain outstanding and unreimbursed;

     7. to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on the mortgaged properties, as described under "--Realization Upon Defaulted Mortgage
Loans";

     8. to reimburse the servicer, the special servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for some expenses, costs and liabilities incurred thereby, as and to the extent described under "--Some Matters Regarding the Servicer and the
Depositor";

     9. if and to the extent described in the related prospectus supplement, to pay the fees of trustee;

     10. to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for some expenses, costs and liabilities incurred thereby, as and to the extent described under "--Regarding the Fees,
Indemnities and Powers of the Trustee";

     11. if and to the extent described in the related prospectus supplement, to pay the fees of any provider of credit support;

     12. if and to the extent described in the related prospectus supplement, to reimburse prior draws on any instrument of credit support;

     13. to pay the servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

     14. to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or otherwise;

     15. if one or more elections have been made to treat the trust fund or its designated portions as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax Consequences--Federal Income Tax Consequences
for REMIC Certificates--Taxes That May Be Imposed on the REMIC Pool";

     16. to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired with respect to a defaulted mortgage loan in connection with the liquidation of the mortgage loan or property;

                                       46

     17. to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement for the benefit of certificateholders;

     18. to make any other withdrawals permitted by the related pooling and servicing agreement and described in the related prospectus supplement; and

     19. to clear and terminate the certificate account upon the termination of the trust fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     The servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable servicing standard set forth in the related pooling and servicing agreement. However, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment will not do the following:

     o    affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan;

     o    in the judgment of the servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on that mortgage loan; and

     o    adversely affect the coverage under any applicable instrument of credit support.

     Unless otherwise provided in the related prospectus supplement, the servicer also may agree to any other modification, waiver or amendment if, in its judgment:

     o    a material default on the mortgage loan has occurred or a payment default is imminent;

     o    the modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation; and

     o    the modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of credit support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related mortgaged property. In general, the special servicer for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, contact the borrower concerning the default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged property and take the other actions as are consistent with the servicing standard set forth in the pooling and servicing agreement. A significant period of time may elapse before the special servicer is able to assess the success of any related corrective action or the need for additional initiatives.

     The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose, or accept a deed to a mortgaged property in lieu of foreclosure on your behalf may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related mortgaged property for a considerable period of time, and the mortgage loan may be restructured in the resulting bankruptcy proceedings. For additional information regarding the restructuring of a mortgage loan, you should review the Section in this prospectus titled "Legal
Aspects of Mortgage Loans".

                                       47

     A pooling and servicing agreement may grant to the servicer, a special servicer, a provider of credit support and/or the holder or holders of one or more classes of the related series of certificates a right of first refusal to purchase from the trust fund, at a predetermined purchase price any mortgage loan as to which a specified number of scheduled payments are delinquent. If the predetermined purchase price is insufficient to fully fund the entitlements of certificateholders to principal and interest, it will be so specified in the related prospectus supplement. In addition, unless otherwise specified in the related prospectus supplement, the special servicer may offer to sell any defaulted mortgage loan if and when the special servicer determines, consistent with the applicable servicing standard, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the related pooling and servicing agreement will require that the special servicer accept the highest cash bid received from any person, including itself, us or any affiliate of either of us or any certificateholder, that constitutes a fair price for the defaulted mortgage loan. In the absence of any bid determined in accordance with the related pooling and servicing agreement to be fair, the special servicer will generally be required to proceed against the related mortgaged property, subject to the discussion below.

     If a default on a mortgage loan has occurred or, in the special servicer's judgment, a payment default is imminent, the special servicer, on behalf of the trustee, may at any time do the following so long as it is consistent with the servicing standard:

     o    institute foreclosure proceedings;

     o    exercise any power of sale contained in the related Mortgage;

     o    obtain a deed in lieu of foreclosure; or

     o    otherwise acquire title to the related mortgaged property.

     Unless otherwise specified in the related prospectus supplement, the special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the related series of certificateholders, or any other specified person to be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or an operator of the mortgaged property within the meaning of some federal environmental laws. The special servicer may do so only if the special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, that:

     o    either the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking the actions as are necessary to bring the mortgaged property into compliance therewith is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking the actions; and

     o    there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if the circumstances or conditions are present for which any related action could be required, taking the actions with respect to the mortgaged property is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking the actions.

     For additional information regarding environmental risks associated with mortgage loans, you should review the section in this prospectus titled "Legal
Aspects of Mortgage Loans--Environmental Risks".

     Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which one or more REMIC elections have been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition, unless one of the following events occurs:

     o    the Internal Revenue Service grants an extension of time to sell the property or

                                       48

     o    the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for longer than the period described above will not result in the imposition of a tax on the trust fund or cause the trust fund or any of its designated portions to fail to qualify as a REMIC under the Internal Revenue Code at any time that any certificate is outstanding.

     Subject to the foregoing, the special servicer will generally be required to solicit bids for any mortgaged property so acquired in such a manner as will be reasonably likely to realize a fair price for the property. The special servicer will be required to assure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of Section
860G(a)(8) of the Internal Revenue Code at all times. If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may be required to retain an independent contractor to manage and operate that property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage that mortgaged property in a manner consistent with the servicing standard set forth in the related pooling and servicing agreement.

     In general, the special servicer will be obligated to operate and manage any mortgaged property acquired as REO property in a manner consistent with the servicing standard. After the special servicer reviews the operation of that property and consults with the trustee to determine the trustee's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from that property, the special servicer could determine, particularly in the case of REO properties that are operating businesses, such as hotels, that it would not be consistent with the servicing standard, to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of Section 857(b)(4)(B) of the Internal Revenue Code (an "REO Tax"). To the
extent that income the trust fund receives from an REO property is subject to an
REO Tax, such income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%. The determination as to whether income from an REO property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO property. Any REO Tax imposed on the trust fund's income from an REO property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. For additional information you should review the section in this prospectus titled "Material Federal Income Tax
Consequences."

     The limitations imposed by the related pooling and servicing agreement and, if applicable, the REMIC provisions of the Internal Revenue Code on the operations and ownership of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. For additional information you should review the section in this prospectus titled "Legal Aspects of Mortgage
Loans--Foreclosure."

     If recovery on a defaulted mortgage loan under any related instrument of credit support is not available, the special servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan.

     If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued on that mortgage loan and the aggregate amount of reimbursable expenses incurred by the special servicer in connection with that mortgage loan, the trust fund will realize a loss in the amount of the shortfall. The special servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the distribution of liquidation proceeds to you. The reimbursement amount will represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

     If any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the special servicer will not be required to expend its own funds to effect the restoration unless, and to the extent not otherwise provided in the related prospectus supplement, it determines:

     o    that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the special servicer for its expenses; and

                                       49

     o    that the expenses will be recoverable by it from related insurance and condemnation proceeds or liquidation proceeds.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will require the servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage as is required under the related mortgage. Alternatively, if the mortgage permits the holder to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, the hazard insurance policy coverage should be consistent with the requirements of the servicing standard.
Unless otherwise specified in the related prospectus supplement, the hazard insurance policy coverage generally will be in an amount equal to the lesser of the principal balance owing on the mortgage loan and the replacement cost of the related mortgaged property. The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may depend upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the servicer under any policy will be deposited in the related certificate account. Amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the servicer's normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note will be otherwise distributed. The pooling and servicing agreement may provide that the servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If a blanket policy contains a deductible clause, the servicer will be required, in the event of a casualty covered by that blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for the deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
The policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions.
Nevertheless, most of the policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and some other kinds of risks. Accordingly, a mortgaged property may not be insured for losses arising from any such cause unless the related mortgage specifically requires, or permits its holder to require, that type of coverage.

     The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of:

     o    the replacement cost of the improvements less physical depreciation;
          and

     o    the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent.
Some of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the servicer will determine whether to exercise any right the trustee may have under any related provision in a manner consistent with the servicing standard set forth in the related pooling and servicing agreement. Unless otherwise specified in the related

                                       50

prospectus supplement, the servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property.

     For additional information regarding due-on-sale and due-on-encumbrance clauses relating to mortgage loans, you should review the section in this prospectus titled "Legal Aspects of Mortgage Loans--Due-on-Sale and
Due-on-Encumbrance".

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement, the servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund. Any special servicer's compensation with respect to a series of certificates will come from payments or other collections on or with respect to specially serviced mortgage loans and REO properties. Because compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the servicer may retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, the servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation some expenses incurred in connection with the administration of the related trust fund. Those expenses may include, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Some other expenses, including some expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the related prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

     If and to the extent provided in the related prospectus supplement, the servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to prepayment interest shortfalls. For further information regarding prepayment interest shortfalls, you should review the section in the prospectus titled "Yield and Maturity
Considerations--Shortfalls in Collections of Interest as a Result of Prepayments
of Mortgage Loans".

EVIDENCE AS TO COMPLIANCE

     The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the applicable pooling and servicing agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the pooling and servicing agreement has been made under the supervision of the officer, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the pooling and servicing agreement throughout the year, or, if there has been a failure to fulfull any such obligation, specifying such failure known to the officer and the nature and status of the failure.

     In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation
AB (17 CFR 229.1122) that contains the following:

     (a)  a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

     (b)  a statement that the party used the criteria in Item 1122(d) of
          Regulation AB to assess compliance with the applicable servicing criteria;

                                       51

     (c)  the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party;
          and

     (d)  a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year.

     Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting
Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

SOME MATTERS REGARDING THE SERVICER AND THE DEPOSITOR

     The entity serving as servicer under a pooling and servicing agreement may be our affiliate and may have other normal business relationships with us or our affiliates. Unless otherwise specified in the prospectus supplement for a series of certificates, the related pooling and servicing agreement will permit the servicer to resign from its obligations only upon the following conditions:

     o    the appointment of, and the acceptance of the appointment by, a successor to it and receipt by the trustee of written confirmation from each applicable rating agency that the resignation and appointment will not have an adverse effect on the rating assigned by the rating agency to any class of certificates of the series; or

     o    a determination that the servicer's obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it.

     No resignation by the servicer will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the pooling and servicing agreement. Unless otherwise specified in the related prospectus supplement, the servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to some limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related pooling and servicing agreement.

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will further provide that none of the servicer, any special servicer, the depositor or any director, officer, employee or agent of any of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment. However, none of the servicer, us or any other person will be protected against any of the following:

     o    breach of a representation, warranty or covenant made in the pooling and servicing agreement;

     o    any expense or liability that that person is specifically required to bear pursuant to the terms of the pooling and servicing agreement; and

     o    any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties or by reason of reckless disregard of the obligations and duties.

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will further provide that the servicer, the depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the pooling and servicing agreement or the related series of certificates.
However, indemnification will not extend to any loss, liability or expense:

                                       52

     o    that the person is specifically required to bear pursuant to the terms of the agreement, or is incidental to the performance of obligations and duties thereunder and is not otherwise reimbursable pursuant to the pooling and servicing agreement;

     o    those that are incurred in connection with any breach of a representation, warranty or covenant made in the pooling and servicing agreement;

     o    that are incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under the pooling and servicing agreement, or by reason of reckless disregard of the obligations or duties; or

     o    that are incurred in connection with any violation of any state or federal securities law.

     In addition, each pooling and servicing agreement will provide that neither the servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the pooling and servicing agreement and that in its opinion may involve it in any expense or liability. However, each of the servicer and the depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the pooling and servicing agreement and the interests of the related series of certificateholders. In that event, the legal expenses and costs of the action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of certificateholders, and the servicer or the depositor, as the case may be, will be entitled to charge the related certificate account for those expenses, costs and liabilities.

     Any person into which the servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer or the depositor is a party, or any person succeeding to the business of the servicer or the depositor, will be the successor of the servicer or the depositor, as the case may be, under the related pooling and servicing agreement.

EVENTS OF DEFAULT

     Unless otherwise provided in the prospectus supplement for a series of certificates, events of default under the related pooling and servicing agreement will include the following:

     o    any failure by the servicer to distribute or cause to be distributed to the certificateholders of that series, or to remit to the trustee for distribution to those certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by certificateholders entitled to not less than 25%, or the other percentage specified in the related prospectus supplement, of the voting rights for that series;

     o    any failure by the servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related pooling and servicing agreement, which failure continues unremedied for sixty days after written notice of the failure has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by certificateholders entitled to not less than 25%, or the other percentage specified in the related prospectus supplement, of the voting rights for that series; and

     o    some events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the servicer and some actions by or on behalf of the servicer indicating its insolvency or inability to pay its obligations.

     Material variations to the foregoing events of default, other than to add to it or shorten cure periods or eliminate notice requirements, will be specified in the related prospectus supplement.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the servicer under a pooling and servicing agreement and remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders of the related

                                       53

series entitled to not less than 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series, the trustee will be required, to terminate all of the rights and obligations of the servicer under the pooling and servicing agreement. Upon termination of the servicer's rights and obligations, the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements. However, if the servicer is required to make advances under the pooling and servicing agreement regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to do so, or if the related prospectus supplement so specifies, the trustee will not be obligated to make the advances. Unless otherwise specified in the related prospectus supplement, if the trustee is unwilling or unable so to act, it may, or, at the written request of certificateholders of the related series entitled to not less than 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series, it will be required to, appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that, unless otherwise provided in the related prospectus supplement, is acceptable to each applicable rating agency to act as successor to the servicer under the pooling and servicing agreement. Pending appointment of a successor, the trustee will be obligated to continue to act in that capacity.

     You will not have the right under any pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement.
You may do so only if the following conditions have been met:

     o    you previously have given to the trustee written notice of default and other certificateholders of the same series entitled to not less than
          25%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series shall have made written request upon the trustee to institute the proceeding in its own name as trustee;

     o    you shall have offered to the trustee reasonable indemnity; and

     o    the trustee for sixty days, or the other period specified in the related prospectus supplement, shall have neglected or refused to institute any related proceeding.

     The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by the related pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation to it at the request, order or direction of any of the holders of certificates of the related series, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Each pooling and servicing agreement may be amended by the respective parties to it, without your consent, to do the following:

     o    to cure any ambiguity;

     o    to correct a defective provision therein or to correct, modify or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision in the pooling and servicing agreement;

     o    to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement that are not inconsistent with its provisions;

     o    to comply with any requirements imposed by the Internal Revenue Code;
          or

     o    for any other purpose; provided that the amendment, other than an amendment for the specific purpose referred to in clause 4 above, may not, as evidenced by an opinion of counsel to the effect satisfactory to the trustee, adversely affect in any material respect your interests; and provided further that the amendment, other than an amendment for one of the specific purposes referred to in clauses 1 through 4 above, must be acceptable to each applicable rating agency.

                                       54

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement may also be amended by the respective parties to the pooling and servicing agreement, with the consent of the holders of the related series of certificates entitled to not less than 51%, or another percentage specified in the related prospectus supplement, of the voting rights for that series allocated to the affected classes, for any purpose. However, unless otherwise specified in the related prospectus supplement, no amendment may:

     o    reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any Certificate without the consent of the holder of that certificate;

     o    adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in the immediately preceding clause, without the consent of the holders of all certificates of that class; or

     o    modify the provisions of the pooling and servicing agreement described in this paragraph without the consent of the holders of all certificates of the related series.

     However, unless otherwise specified in the related prospectus supplement, the trustee will be prohibited from consenting to any amendment of a pooling and servicing agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or any of its designated portions, to fail to qualify as a REMIC at any time that the related certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related pooling and servicing agreement, the trustee or other specified person will afford the certificateholders access during normal business hours to the most recent list of certificateholders of that series held by the person. If the list is of a date more than 90 days prior to the date of receipt of the certificateholders' request, then the person, if not the registrar for that series of certificates, will be required to request from the registrar a current list and to afford the requesting certificateholders access to it promptly upon receipt.

CERTAIN LIMITATIONS ON THE RIGHTS OF CERTIFICATEHOLDERS

     Except as otherwise specified in the prospectus supplement for a series, no certificateholders of a series will have the right under the related pooling and servicing agreement to institute any proceeding with respect to that agreement unless:

     o    that holder previously has given to the trustee written notice of default;

     o    except in the case of a default by the trustee, certificateholders entitled to not less than 25% of the voting rights for that series have made written request upon the trustee to institute that proceeding in its own name as trustee under the related pooling and servicing agreement and have offered to the trustee reasonable indemnity; and

     o    the trustee for 60 days has neglected or refused to institute any such proceeding.

     No trustee, however, will be under any obligations to exercise any of the trusts or powers vested in it by a pooling and servicing agreement or to make any investigation of matters arising under that agreement or to institute, conduct or defend any litigation under or in relation to that agreement at the request, order or direction of any of the certificateholders for the related series, unless in the trustee's opinion, those certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the trustee as a result.

                                       55

THE TRUSTEE

     The trustee under each pooling and servicing agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking and/or trustee relationships with us or our affiliates and with any servicer or special servicer and its affiliates. If and to the extent specified under the related pooling and servicing agreement, some functions of the trustee may be performed by a fiscal agent under some circumstances.

ELIGIBILITY OF THE TRUSTEE

     Unless otherwise specified in the related prospectus supplement, the trustee under each pooling and servicing agreement each must at all times be a corporation, bank, trust company or association that:

     o    is organized and doing business under the laws of the U.S. or any state of the U.S. or the District of Columbia;

     o    has a combined capital and surplus of at least $50,000,000; and

     o    is subject to supervision or examination by federal or state authority.

If that corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with applicable law or the requirements of the supervising or examining authority, then the combined capital and surplus of that corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

     The trustee for each series and any of its respective affiliates may hold certificates of the related series in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, each trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the assets of the trust fund. All rights, powers, duties and obligations conferred or imposed upon the trustee for a series will be conferred or imposed upon that trustee and the separate trustee or co-trustee jointly or, in any jurisdiction in which that trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee, who will exercise and perform its rights, powers, duties and obligations solely at the direction of that trustee.

DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any underlying mortgage loan or related document. The trustee will not be accountable for the use or application by or on behalf of the servicer for that series of any funds paid to the servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the servicer or any special servicer.
If no event of default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related pooling and servicing agreement.
However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related pooling and servicing agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of the pooling and servicing agreement.

REGARDING THE FEES, INDEMNITIES AND POWERS OF THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related servicer or other specified person or may be required to be borne by the related trust fund.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series. The trustee may be indemnified for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or

                                       56

administration of its trusts under the related pooling and servicing agreement.
However, the indemnification will not extend to any loss, liability or expense that:

     o    constitutes a specific liability imposed on the trustee pursuant to the related pooling and servicing agreement,

     o    constitutes loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties or by reason of its reckless disregard of its obligations or duties; or

     o    may arise from a breach of any representation, warranty or covenant of the trustee made in the pooling and servicing agreement.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related pooling and servicing agreement or perform any of its duties either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any other agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     A trustee will be permitted at any time to resign from its obligations and duties under the related pooling and servicing agreement by giving written notice to us. Upon receiving a notice of resignation, we, or any other person as may be specified in the related prospectus supplement, will be required to use our best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     If at any time a trustee ceases to be eligible to continue as the trustee under the related pooling and servicing agreement, or if at any time the trustee becomes incapable of acting, or if some events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, we will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series may at any time, with cause, or if so specified in the related prospectus supplement, without cause, remove the trustee under the related pooling and servicing agreement and appoint a successor trustee.

     Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage loans or mortgage backed securities backing the certificates. Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing. If so provided in the related prospectus supplement, any instrument of credit support may provide credit enhancement for more than one series of certificates to the extent described in that instrument.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under the related pooling and servicing agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by the credit support, you will bear the share of deficiencies allocable to your certificates. Moreover, if an instrument of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that that credit support will be exhausted

                                       57

by the claims of the holders of certificates of one or more other series before they receive their intended share of the credit support coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage loans or mortgage backed securities backing the certificates, the related prospectus supplement will include a description of the following:

     o    the nature and amount of coverage under the credit support;

     o    any conditions to payment thereunder not otherwise described in this prospectus;

     o    the conditions, if any, under which the amount of coverage under the credit support may be reduced and under which the credit support may be terminated or replaced; and

     o    the material provisions relating to the credit support.

Additionally, the related prospectus supplement will set forth some information with respect to the obligor under any instrument of credit support, including the following:

     o    a brief description of its principal business activities;

     o    its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

     o    if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

     o    its total assets, and its stockholders' equity or policyholders'
          surplus, if applicable, as of a date that will be specified in the prospectus supplement.

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be subordinate certificates. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of senior certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of, or may be limited to, some types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which the subordination will be available.

CROSS-SUPPORT PROVISIONS

     If the mortgage loans or mortgage backed securities in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage loans or mortgage backed securities prior to distributions on subordinate certificates evidencing interests in a different group of mortgage loans or mortgage backed securities within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying the provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for some default risks by insurance policies or guarantees. To the extent deemed by us to be material, a copy of each instrument will accompany the Current Report on Form
8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

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LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or some classes of those certificates will be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement. Under a letter of credit, the issuing bank will be obligated to honor draws in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of some types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the issuing bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any related letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or some classes of those certificates will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any insurance policies and/or surety bonds. A copy of any insurance policy or surety bond will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or some classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds. Cash, a letter of credit, permitted investments, a demand note or a combination of the following will be deposited into the reserve funds, in the amounts specified in the prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against some types of losses and shortfalls.
Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in permitted investments. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from the investments will be credited to the related reserve fund for the series, and any loss resulting from the investments will be charged to that reserve fund. However, any reinvestment income or gain from investments may be payable to any related servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support

                                       59

described in this prospectus. The related prospectus supplement will specify, as to each credit support instrument, the information indicated above, to the extent the information is material and available.

                        LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of some legal aspects of loans secured by commercial and multifamily residential properties. Because the legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states.

     For additional information regarding legal aspects of mortgage loans, you should review the section in this prospectus titled "Description of the Trust
Funds--Mortgage Loans". For purposes of the following discussion, the term mortgage loan includes a mortgage loan underlying an MBS.

GENERAL

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as mortgages. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor, the borrower and usually the owner of the subject property, and a mortgagee, the lender. In contrast, a deed of trust is a three-party instrument, among a trustor, the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, the lender, for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. The grantor, the borrower, conveys title to the real property to the grantee, the lender, generally with a power of sale, until the time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the related note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, some federal laws, including, without limitation, the
Servicemembers Civil Relief Act, as amended, and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

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     In most states, hotel and motel room revenues are considered accounts receivable under the UCC; in cases where hotels or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of its security interest. Even if the lender's security interest in room revenues is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenues following a default.

     For additional information regarding foreclosure action with respect to revenue from income-producing properties, you should also review the section in the prospectus titled "--Bankruptcy Laws".

PERSONAL PROPERTY

     In the case of some types of mortgaged properties, such as hotels, motels and nursing homes, personal property, to the extent owned by the borrower and not previously pledged, may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary from State to State. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming.
Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Public sales of mortgaged property are made in accordance with procedures that vary from state to state.

     Equitable Limitations on Enforceability of Some Provisions. United States
courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on the principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan.
In some cases, courts have substituted their judgment for that of the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial

                                       61

disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits.
A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to the sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation.
In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the
United States Court of Appeals for the Fifth Circuit in Durrett v. Washington
National Insurance Company and other decisions that have followed its reasoning.
The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal Bankruptcy Code and, therefore, could be rescinded in favor of the bankrupt's estate, if:

     o    the foreclosure sale was held while the debtor was insolvent; and

     o    the price paid for the foreclosed property did not represent
          (reasonably equivalent value).

     Although the reasoning and result of Durrett in respect of the Bankruptcy
Code was rejected by the United States Supreme Court decision of BFP v.
Resolution Trust Corporation in 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett.

     Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make any repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the

                                       62

property may not equal the amount of the mortgage against the property.
Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at some types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     For additional information regarding environmental costs associated with a mortgaged property, you should review the section in this prospectus titled
"--Environmental Risks".

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     The proceeds received by the referee or trustee from a foreclosure sale are generally applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default.
Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by the holders.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their equity of redemption. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In some other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security. However, in some of those states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security.
Finally, other statutory provisions, designed to protect borrowers from exposure to large

                                       63

deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

LEASEHOLD RISKS

     Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened under some circumstances such as the following:

     o    if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them;

     o    if the ground lease permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale; and

     o    if the ground lease contains some other protective provisions typically included in a mortgageable ground lease.

     The ground leases that secure the mortgage loans at issue may not contain some of these protective provisions, and the related mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include the following:

     o    the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the borrower under the ground lease;

     o    the right of the leasehold mortgagee to cure the defaults, with adequate cure periods;

     o    if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise;

     o    the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and

     o    the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination of the ground lease.

     In addition to the foregoing protections, a leasehold mortgage may prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease in the lessor's bankruptcy case, although this provision may not be enforceable. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject the lease in a ground lessee bankruptcy case, such a provision may not be enforceable. Without the protections described in this and the foregoing paragraph, a leasehold mortgagee may be more likely to lose the collateral securing its leasehold mortgage. In addition, the terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although some rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation proceeds will ordinarily be governed by the provisions of the ground lease, unless otherwise agreed to by the ground lessee and leasehold mortgagee.

COOPERATIVE SHARES

     Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant to those shares, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. The loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any,

                                       64

on the cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, foreclosure on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the
UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases. If, following payment to the lender, there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder may be responsible for the deficiency.

     For additional information regarding payment of deficiencies, you should review the sections in this prospectus titled "--Anti-Deficiency Legislation."

BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a secured lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the Bankruptcy Code, provided some substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified. For example, the outstanding amount of the secured loan may be reduced to the then-current value of the property, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, a reduction in the rate of interest and/or an alteration of the repayment schedule and an extension (or shortening) of the term to maturity. The lien of the lender may be transferred to other collateral or collateral may be released from the lien of the lender. The priority of a mortgage loan may also be subordinated to bankruptcy court-approved financing. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     The bankruptcy court can also reinstate accelerated indebtedness and also, in effect, invalidate due-on-sale clauses. A trustee for a lessor, or a lessor as debtor-in-possession, may, despite the provisions of the related mortgage loan to the contrary, sell the mortgaged property free and clear of all liens, which liens would then attach to the proceeds of the sale.

     The Bankruptcy Code provides that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition rents and hotel revenues, unless a bankruptcy court orders to the contrary based on the equities of the case. Thus, if the borrower has executed an assignment of leases, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute cash collateral under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged properties is adequately protected. It should be noted, however, that the court may find that the lender has no security interest in either pre-

                                       65

petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to hotel revenues.

     Bankruptcies of tenants of the mortgaged properties could have an adverse impact on the borrowers' ability to meet their obligations. For example, rights and obligations under an unexpired lease may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease conditioned upon the commencement of a case under the Bankruptcy Code or some other similar events. In addition, there is an automatic stay of, among other things, any act to obtain possession of property of or from a debtor's estate, which may delay the borrower's exercise of the remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code.

     A trustee or a debtor-in-possession in a case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering the case. If the trustee or debtor-in-possession rejects an executory contract or an unexpired lease, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, the other party or parties to the executory contract or unexpired lease, such as the lessor or borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. Moreover, the claim of a lessor for the damages from the termination of a lease of real property will be limited to the sum of:

     1. the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease, following the earlier of the date of the filing of the petition and the date on which the leased property was surrendered; and

     2. any unpaid rent due under that lease, without acceleration, on the earlier of those dates.

     If a trustee or debtor-in-possession assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign the executory contract or unexpired lease, notwithstanding any provision in that executory contract or unexpired lease or in applicable law that prohibits, restricts or conditions the assignment, provided that the trustee or debtor-in-possession provides adequate assurance of future performance by the assignee. The Bankruptcy Code specifically provides, however, that adequate assurance of future performance for purposes of a lease of real property in a shopping center includes the following:

     o    adequate assurance of the source of rent due under the lease, and in the case of an assignment, that the financial condition and operating performance of the proposed assignee and its guarantors, if any, shall be similar to the financial condition and operating performance of the debtor and its guarantors, if any, as of the time the debtor became the lessee under the lease;

     o    that any percentage rent due under the lease will not decline substantially;

     o    that the assumption and assignment of the lease is subject to all the provisions in that lease, including, but not limited to, provisions such as a radius, location, use or exclusivity provision, and will not breach any provision contained in any other lease, financing agreement, or master agreement relating to that shopping center; and

     o    that the assumption or assignment of the lease will not disrupt the tenant mix or balance in that shopping center.

     Thus, an undetermined third party may assume the obligations of the lessee under a lease in the event of commencement of a proceeding under the Bankruptcy
Code with respect to the lessee.

     If a trustee for a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat that lease as terminated by that rejection or, in the alternative, may remain in possession of the leasehold for the balance of the term of the lease and for any renewal or extension of that term that is enforceable by the lessee under applicable nonbankruptcy law. The
Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease, for the balance of the term after the

                                       66

date of rejection of the lease and any renewal or extension thereof, the value of any damages occurring after the date of rejection caused by the nonperformance of any obligation of the lessor after that date.

     In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related mortgage loan to the related trust fund. Payments may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction. In addition, some court decisions suggest that even a non-collusive, regularly conducted foreclosure sale could be challenged in a bankruptcy case as a fraudulent conveyance, regardless of the parties' intent, if a bankruptcy court determines that the mortgaged property has been sold for less than fair consideration while the mortgagor was insolvent or otherwise meets the statutory criteria for fraudulent transfer.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In some circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of some states also give priority to some tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Pursuant to the doctrines of substantive consolidation or piercing the corporate veil, a bankruptcy court, in the exercise of its equitable powers, also has the authority to order that the assets and liabilities of a related entity be consolidated with those of an entity before it. Thus, property that is ostensibly the property of one entity may be determined to be the property of a different entity in bankruptcy, the automatic stay applicable to the second entity may be extended to the first and the rights of creditors of the first entity may be impaired in the fashion set forth above in the discussion of bankruptcy principles. The application of any of these doctrines to one or more of the mortgagors in the context of the bankruptcy of one or more of their affiliates could result in material impairment of the rights of the certificateholders.

     On February 5, 2001, the United States Bankruptcy Court for the Northern
District of Ohio entered an order refusing to modify an interim cash collateral order that treated inventory and receivables sold by a chapter 11 debtor to two special purpose subsidiaries, not in chapter 11, as property of the debtor's estate. In re LTV Steel Company, case no 0043866 (Bankr. N.D. Ohio). In the
February 5 opinion, the court states, "To suggest that Debtor lacks some ownership interest in products that it creates with its own labor, as well as the proceeds to be derived from that labor, is difficult to accept." Entry of a similar order in a bankruptcy case in which an originator of certain mortgage loans was the debtor could result in a material impairment of the rights of the
Certificateholders.

     For each mortgagor that is described as a special purpose entity, single purpose entity or bankruptcy-remote entity in the prospectus supplement, the activities that may be conducted by the mortgagor and its ability to incur debt are restricted by the applicable Mortgage or the organizational documents of that mortgagor. The activities of the mortgagor are restricted in a manner as is intended to make the likelihood of a bankruptcy proceeding being commenced by or against that mortgagor remote, and that mortgagor has been organized and is designed to operate in a manner that makes it reasonably likely that its separate existence will be respected notwithstanding a bankruptcy proceeding in respect of one or more affiliated entities of that mortgagor. However, we make no representation as to the likelihood of the institution of a bankruptcy proceeding by or in respect of any mortgagor or the likelihood that the separate existence of any mortgagor would be respected if there were to be a bankruptcy proceeding in respect of any affiliated entity of a mortgagor.

ENVIRONMENTAL RISKS

     A lender may be subject to unforeseen environmental risks with respect to loans secured by real or personal property, such as the mortgage loans. The environmental risks may give rise to:

     o    a diminution in value of property securing a mortgage loan or the inability to foreclose against the property; or

                                       67

     o    in some circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property or the principal balance of the related mortgage loan.

     Under federal law and the laws of many states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of the mortgage for any mortgage loan may lose its priority to that type of lien.

     Under the federal Comprehensive Response, Compensation, and Liability Act,
a lender may be liable either to the government or to private parties for cleanup costs on a property securing a loan, even if the lender does not cause or contribute to the contamination. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, or
PRPs, including current owners and operators of the property who did not cause or contribute to the contamination. Many states have laws similar to CERCLA.

     Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. Court decisions applying the secured-creditor exemption have in the past been inconsistent and confusing.
On September 30, 1996, President Clinton signed into law the "Asset
Conservation, Lender Liability and Deposit Insurance Protection Act of 1996,"
which includes amendments to CERCLA and to the underground storage tank provisions of the Resource Conservation and Recovery Act and applies to any claim that was not finally adjudicated as of September 30, 1996. The Act attempts to clarify the activities in which a lender can engage and still have the benefit of a secured creditor exemption. However, the secured creditor exemption is not available to a lender that participates in management of mortgaged property prior to a foreclosure. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower.
The Act provides that merely having the capacity to influence, or unexercised right to control operations does not constitute participation in management. A lender will be deemed to have participated in management and will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental compliance or all other operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. However, the protections afforded lenders under the Act are subject to terms and conditions that have not been clarified by the courts. Moreover, the
CERCLA secured-creditor exemption does not necessarily affect the potential for liability under other laws that may also impose liability on "owners or operators".

     Environment clean-up costs may be substantial. It is possible that environmental clean-up costs could become a liability of the related trust fund and occasion a loss to certificateholders if remedial costs were incurred.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to transfer restrictions. In such a case, if the lender becomes the owner upon foreclosure, it may be required to clean up the contamination before selling the property.

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets.
Accordingly, it is possible that the costs of remediating hazardous substance contamination at a property could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

     To reduce the likelihood of such a loss, and unless otherwise provided in the related prospectus supplement, the related pooling and servicing agreement will provide that the servicer, acting on behalf of the related trust fund, may not acquire title to a mortgaged property or take over its operation unless the servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling and
Servicing Agreements--Realization Upon Defaulted Mortgage Loans." There can be
no assurance that any environmental site assessment obtained by the servicer will detect all possible environmental contamination or conditions or that the other requirements of the related pooling

                                       68

and servicing agreement, even if fully observed by the servicer, will in fact insulate the related trust fund from liability with respect to environmental matters.

     Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

     If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations.
Compliance may entail some expense.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. The disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the mortgage loans may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce the clauses in many states. By virtue, however, of the Garn-St Germain Depository Institutions Act of 1982, effective
October 15, 1982, which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that due-on-sale clauses in some loans made after the effective date of the Garn Act are enforceable, within some limitations, as set forth in the Garn Act and the regulations promulgated thereunder, the servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a due-on-sale provision upon transfer of an interest in the property, regardless of the servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

     Some of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

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ADJUSTABLE RATE LOANS

     The laws of some states may provide that mortgage notes relating to adjustable rate loans are not negotiable instruments under the UCC. In that event, the related trust fund will not be deemed to be a holder in due course within the meaning of the UCC and may take a mortgage note subject to restrictions on the ability to foreclose and to contractual defenses available to a mortgagor.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980, as amended, provides that state usury limitations shall not apply to some types of residential (including multifamily) first mortgage loans originated by some lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.
In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will, if originated after that rejection or adoption, be eligible for inclusion in a trust fund unless:

     o    the mortgage loan provides for an interest rate, discount points and charges as are permitted under the laws of the state; or

     o    the mortgage loan provides that the terms of that mortgage loan are to be construed in accordance with the laws of another state under which its interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the
Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and
officers of the U.S. Public Health Service assigned to duty with the military.
Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, we cannot give you any information as to the number of loans with individuals as borrowers that may be affected by the Relief Act.
Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on some of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates. The shortfalls would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any instrument of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under some circumstances, during an additional three-month period thereafter.
Thus, in the event a mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the mortgaged property in question. For instance, mortgaged properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions.
Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and

                                       70

regulation of the condominium association. Mortgaged properties which are hotels or motels may present additional risk to the lender in that:

     o    hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

     o    the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

In addition, mortgaged properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of the properties.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, public accommodations (such as hotels, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable" within the meaning of the ADA. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, each altered portion is readily accessible to and usable by individuals with disabilities. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose the requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations
Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United
States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender was, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which, such as banks and insurance companies, may be subject to special rules. Except as noted below, this discussion applies to United
States persons who hold the certificates as capital assets. The authorities on which this discussion is based are subject to change or differing interpretations, and any related change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the
Internal Revenue Code of 1986, as amended, as well as the REMIC regulations promulgated by the U.S. Department of Treasury. Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

                                       71

     For purposes of this discussion, references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets, and, where the applicable prospectus supplement provides for a retained yield
(the "Retained Interest") with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the Retained Interest. References to a holder or certificateholder in this discussion generally mean the beneficial owner of a certificate.

             FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

     With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets therein as one or more REMICs within the meaning of Internal Revenue Code Section 860D.
A trust fund or any of its portions as to which a REMIC election will be made will be referred to as a REMIC pool. For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as REMIC certificates and will consist of one or more classes of regular certificates and one class of residual certificates in the case of each
REMIC pool. Qualification as a REMIC requires ongoing compliance with some conditions. With respect to each series of REMIC certificates, Cadwalader,
Wickersham & Taft LLP, our counsel, has advised us that in the firm's opinion, assuming:

     o    the making of such an election;

     o    compliance with the pooling and servicing agreement; and

     o    compliance with any changes in the law, including any amendments to the Internal Revenue Code or applicable Treasury regulations thereunder,

each REMIC pool will qualify as a REMIC. The regular certificates will be considered to be "regular interests" in the REMIC pool within the meaning of
Internal Revenue Code Section 860D and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the residual certificates will be considered to be the sole class of "residual interests" in the REMIC pool within the meaning of Internal Revenue Code Section
860D. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections will be made with respect to the related trust fund, in which event references to REMIC or REMIC pool herein shall be deemed to refer to each such REMIC pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes.

     For additional information regarding federal income tax consequences of holding the certificates, you should also review the section in this prospectus titled "--Federal Income Tax Consequences for Certificates as to Which No REMIC
Election Is Made."

CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

     In general, unless otherwise provided in the related prospectus supplement, the REMIC certificates will be "real estate assets" within the meaning of
Section 856(c)(5)(B) of the Internal Revenue Code and assets described in
Section 7701(a)(19)(C) of the Internal Revenue Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated.
However, to the extent that the REMIC assets constitute mortgages on property not used for residential or other prescribed purposes, the REMIC certificates will not be treated as assets qualifying under Section 7701(a)(19)(C) of the
Internal Revenue Code. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the regular certificates and income allocated to the residual certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code to
the extent that such certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code. In addition, the regular certificates will be, if transferred to a REMIC on its startup day in exchange for an interest in such REMIC, "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code. The determination

                                       72

as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Internal Revenue Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The special servicer, servicer, or the trustee, as required under the pooling and servicing agreement will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether such assets, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. In addition, in some instances mortgage loans may not be treated entirely as assets described in the foregoing sections. If so, the related prospectus supplement will describe the mortgage loans that may not be so treated. The REMIC regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of Section
856(c)(5)(B) of the Internal Revenue Code. Furthermore, foreclosure property will qualify as "real estate assets" under Section 856(c)(5)(B) of the Internal
Revenue Code.

TIERED REMIC STRUCTURES

     For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs
("Tiered REMICs") for federal income tax purposes. The Tiered REMICs will each qualify as a REMIC and the REMIC certificates issued by the Tiered REMICs, will be considered to evidence ownership of regular certificates or residual certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC certificates will be
"real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal
Revenue Code and, "loans secured by an interest in real property" under Section
7701(a)(19)(C) of the Internal Revenue Code, and whether the income on such certificates is interest described in Section 856(c)(3)(B) of the Internal
Revenue Code, the Tiered REMICs will be treated as one REMIC.

QUALIFICATION AS A REMIC

     In order for the REMIC pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC pool with the requirements set forth in the
Internal Revenue Code. The REMIC pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC pool, as of the close of the third calendar month beginning after the startup day, which for purposes of this discussion is the date of issuance of the REMIC certificates, and at all times thereafter, may consist of assets other than qualified mortgages and permitted investments. The REMIC regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide reasonable arrangements to prevent its residual interest from being held by Disqualified
Organizations and must furnish applicable tax information to transferors or agents that violate this requirement. The pooling and servicing agreement for each Series will contain a provision designed to meet this requirement.

     For further information, you should review the section in this prospectus titled "--Taxation of Residual Certificates--Tax-Related Restrictions on
Transfer of Residual Certificates--Disqualified Organizations."

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC pool on the startup day in exchange for regular certificates or residual certificates or is either purchased by the REMIC pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in either case pursuant to a fixed price contract in effect on the startup day.

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     Qualified mortgages include the following:

     o    whole mortgage loans, such as the mortgage loans;

     o    certificates of beneficial interest in a grantor trust that holds mortgage loans, including some of the MBS;

     o    regular interests in another REMIC, such as MBS issued by a trust as to which a REMIC election has been made;

     o    loans secured by timeshare interests; and

     o    loans secured by shares held by a tenant stockholder in a cooperative housing corporation.

However, in general:

     o    the fair market value of the real property securing the mortgage
          (including any buildings and structural components) must be at least
          80% of the principal balance of the related mortgage loan or of the mortgage loan underlying any related MBS either at origination of the relevant loan or as of the startup day; or

     o    substantially all the proceeds of the mortgage loan or the underlying mortgage loan must have been used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the real property value test described in the preceding sentence as of the date of the last modification or as of the REMIC startup day. A qualified mortgage includes a qualified replacement mortgage, which is any mortgage loan that would have been treated as a qualified mortgage if it were transferred to the REMIC pool on the startup day and that is received either:

     o    in exchange for any qualified mortgage within a three-month period thereafter; or

     o    in exchange for a mortgage loan that is a defective obligation, as defined immediately below, within a two-year period thereafter.

     A defective obligation includes the following:

     1. a mortgage in default or as to which default is reasonably foreseeable;

     2. a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC pool has been breached;

     3. a mortgage that was fraudulently procured by the mortgagor; and

     4. a mortgage that was not in fact principally secured by real property
(but only if the mortgage is disposed of within 90 days of discovery).

     A mortgage loan that is defective as described in clause 4 in the immediately preceding sentence that is not sold or, if within two years of the startup day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period. A qualified mortgage includes any asset described above that is transferred to the REMIC pool on the startup day in exchange for regular certificates or residual certificates, or that is purchased by the REMIC pool within three months after the startup day pursuant to a fixed price contract in effect on the startup day.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until distributed to holders of interests in the REMIC pool. A qualified reserve asset is any intangible property (other than a REMIC residual interest) held for investment that is part of any reasonably required reserve maintained by the
REMIC pool to provide for payments of expenses of the REMIC pool or amounts due on the regular or residual interests in the event of defaults (including

                                       74

delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and some other contingencies. In addition, a reserve fund (limited to not more than 50% of the REMIC's initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualified mortgage pursuant to their terms. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC pool in connection with the default or imminent default of a qualified mortgage.
Foreclosure property generally may not be held beyond the close of the third calendar year following the acquisition of the property by a REMIC pool, with possible extensions granted by the Internal Revenue Service of up to an additional three years.

     In addition to the foregoing requirements, the various interests in a REMIC pool also must meet certain requirements. All of the interests in a REMIC pool must be either of the following:

     o    one or more classes of regular interests; or

     o    a single class of residual interests on which distributions, if any, are made pro rata.

     A regular interest is an interest in a REMIC pool that is issued on the startup day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount, or other similar amount, and provides that interest payments, or other similar amounts, if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A regular interest in a REMIC pool may have payments of principal that are subordinated to payments on other regular interests or the residual interest in the REMIC pool, and that are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC pool or prepayment interest shortfalls. A REMIC pool may issue multiple classes of regular interests.

     A residual interest is an interest in a REMIC pool other than a regular interest that is issued on the startup day and that is designated as a residual interest. A REMIC may issue only one class of residual interests on which distributions, if any, are made pro rata.

     If an entity, such as the REMIC pool, fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for REMIC status during any taxable year, the Internal Revenue Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the regular certificates may be treated as equity interests therein. The Internal Revenue
Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for
REMIC status occurs inadvertently and in good faith, and disqualification of the
REMIC pool would occur absent regulatory relief. You should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986
Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

     General. A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest and original issue discount on a regular certificate will be treated as ordinary income to a holder of the regular certificate as they accrue, and principal payments on a regular certificate in excess of accrued market discount will be treated as a return of capital to the extent of the regular certificateholder's basis in the regular certificate. Regular certificateholders must use the accrual method of accounting with regard to regular certificates, regardless of the method of accounting otherwise used by the regular certificateholders.

                                       75

     Original Issue Discount. Accrual certificates, interest only, and principal-only certificates will be, and other Classes of regular certificates may be, issued with original issue discount within the meaning of Internal
Revenue Code Section 1273(a). Holders of any Class of regular certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to the income. The following discussion is based in part on Treasury regulations under Internal
Revenue Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act, referred to in this document as OID regulations. Regular certificateholders should be aware, however, that the OID regulations do not adequately address some issues relevant to prepayable securities, such as the regular certificates. To the extent the issues are not addressed in the regulations, we intend to apply the methodology described in the Conference
Committee Report to the 1986 Act. No assurance can be provided that the Service will not take a different position as to those matters not currently addressed by the OID regulations. Moreover, the OID regulations include an anti-abuse rule allowing the Service to apply or depart from the OID regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. You are advised to consult your own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the regular certificates.

     Each regular certificate will be treated as a single installment obligation for purposes of determining the original issue discount includible in a regular certificateholder's income. The total amount of original issue discount on a regular certificate is the excess of the stated redemption price at maturity of the regular certificate over its issue price. The issue price of a Class of regular certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of regular certificates of that class is sold to the public, excluding bond houses, brokers and underwriters. Although unclear under the OID regulations, we intend to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by us as the fair market value of that Class as of the issue date. The issue price of a regular certificate also includes the amount paid by an initial regular certificateholder for accrued interest that relates to a period prior to the issue date of the regular certificate, unless the regular certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a regular certificate always includes the original principal amount of the regular certificate, but generally will not include distributions of stated interest if the interest distributions constitute qualified stated interest. Under the OID regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate, as described below, provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the regular certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a regular certificate, it is possible that no interest on any Class of regular certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the regular certificates as qualified stated interest.
Distributions of interest on an accrual certificate, or on other regular certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the regular certificates includes all distributions of interest as well as principal thereon. Likewise, we intend to treat an interest only class, or a class on which interest is substantially disproportionate to its principal amount, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a regular certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a regular certificate will be considered to be zero if the original issue discount is less than 0.25%
of the stated redemption price at maturity of the regular certificate multiplied by the weighted average maturity of the regular certificate. For this purpose, the weighted average maturity of the regular certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until all distributions in reduction of are scheduled to be made, presumably taking into account the prepayment assumption, by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the regular certificate and the denominator of which is the stated redemption price at maturity of the regular certificate. The Conference Committee Report to the
1986 Act provides that the schedule of the distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans and the anticipated reinvestment rate, if any,

                                       76

relating to the regular certificates. The prepayment assumption with respect to a series of regular certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and the income will be capital gain if the regular certificate is held as a capital asset. However, under the OID regulations, regular certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method.

     For additional information regarding an election to treat interest under the constant yield method, you should review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield Method."

     A regular certificateholder generally must include in gross income for any taxable year the sum of the daily portions, as defined below, of the original issue discount on the regular certificate accrued during an accrual period for each day on which it holds the regular certificate, including the date of purchase but excluding the date of disposition. We will treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each regular certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the regular certificate. The Conference Committee
Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the prepayment assumption. Other than as discussed below with respect to a random lot certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of:

     (a) the sum of:

          o    the present value of all of the remaining distributions to be made on the regular certificate as of the end of that accrual period that are included in the regular certificate's stated
               redemption price at maturity; and

          o    the distributions made on the regular certificate during the accrual period that are included in the regular certificate's stated redemption price at maturity;

     over:

     (b) the adjusted issue price of the regular certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

     o    the yield to maturity of the regular certificate at the issue date;

     o    events, including actual prepayments, that have occurred prior to the end of the accrual period; and

     o    the prepayment assumption.

     For these purposes, the adjusted issue price of a regular certificate at the beginning of any accrual period equals the issue price of the regular certificate, increased by the aggregate amount of original issue discount with respect to the regular certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the regular certificate's stated redemption price at maturity that were made on the regular certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a regular certificateholder generally will increase to take into account prepayments on the regular certificates as a result of prepayments on the mortgage loans that exceed the prepayment assumption. The daily portions generally will decrease, but not below zero for any period, if the prepayments are slower than the prepayment assumption. An increase in prepayments on the mortgage loans with respect to a series of regular certificates can result in both a change in the priority of principal payments with respect to some classes of regular

                                       77

certificates and either an increase or decrease in the daily portions of original issue discount with respect to the regular certificates.

     The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on regular certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the right of regular certificateholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, regular certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to regular certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any regular certificate issued after the date the final regulations are published in the Federal Register.

     Acquisition Premium. A purchaser of a regular certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the regular certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price.
Alternatively, a subsequent purchaser may elect to treat all acquisition premium under the constant yield method, as described below under the heading
"--Election to Treat All Interest Under the Constant Yield Method."

     Variable Rate Regular Certificates. Regular certificates may provide for interest based on a variable rate. Under the OID regulations, interest is treated as payable at a variable rate if, generally:

     o    the issue price does not exceed the original principal balance by more than a specified de minimis amount; and

     o    the interest compounds or is payable at least annually at current values of;

     o    one or more qualified floating rates;

     o    a single fixed rate and one or more qualified floating rates;

     o    a single objective rate; or

     o    a single fixed rate and a single objective rate that is a qualified inverse floating rate.

     A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds. Two or more qualified floating rates will be treated as a single qualified floating rate if all the qualified floating rates can reasonably be expected to have approximately the same values throughout the terms of the instrument. This requirement will be conclusively presumed to be satisfied if the values of all the qualified floating rates are within 0.25% of each other on the issue date. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not within the control of the issuer or a related party or unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is an objective rate that is equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds. An inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of regular certificates may be issued under this Prospectus that does not have a variable rate under the OID regulations. For example, a class may be issued that bears different rates at different times during the period it is outstanding such that it is considered significantly front-loaded or back-loaded within the meaning of the OID regulations. It is possible that the class may be considered to bear contingent interest within the meaning of the OID regulations. The OID regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to regular certificates. However, if final regulations dealing with contingent interest with respect to regular certificates apply the same principles as the OID regulations, the final regulations may lead to different timing of income inclusion than would be the case under the OID regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest regular certificates as ordinary income. You should consult your tax advisors regarding the

                                       78

appropriate treatment of any regular certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC regulations, a regular floating-rate certificate qualifies as a regular interest in a REMIC if:

     o    it bears a rate that qualifies as a variable rate under the OID regulations:

          o    that is tied to current values of a variable rate (or the
               highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of the rate (plus or minus a specified number of basis points);
               or

          o    that represents a weighted average of rates on some or all of the mortgage loans which bear interest at a fixed rate or at a qualifying variable rate under the REMIC regulations, including the rate that is subject to one or more caps or floors;

     or:

     o    it bears one or more variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods.

     Accordingly, unless otherwise indicated in the applicable prospectus supplement, we intend to treat regular certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a regular certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that regular certificate generally to be determined by assuming that interest will be payable for the life of the regular certificate based on the initial rate. Unless otherwise specified in the applicable prospectus supplement, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID regulations, unless required otherwise by applicable final regulations, we intend to treat regular certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or mortgage certificates having fixed or adjustable rates, as having qualified stated interest. The yield on the regular certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the issue date, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through rate on the regular certificates.

     Deferred Interest. Under the OID regulations, all interest on a regular certificate as to which there may be Deferred Interest is includible in the stated redemption price at maturity. Accordingly, any Deferred Interest that accrues with respect to a class of regular certificates will constitute income to the holders of those regular certificates prior to the time distributions of cash with respect to the Deferred Interest are made.

     Market Discount. A purchaser of a regular certificate also may be subject to the market discount rules of Internal Revenue Code Sections 1276 through
1278. Under these Internal Revenue Code sections and the principles applied by the OID regulations in the context of original issue discount, market discount is the amount by which the purchaser's original basis in the regular certificate:

     o    is exceeded by the then-current principal amount of the regular certificate; or

                                       79

     o    in the case of a regular certificate having original issue discount, is exceeded by the adjusted issue price of the regular certificate at the time of purchase.

     The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the regular certificate as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any related distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the prepayment assumption.

     The Conference Committee Report to the 1986 Act provides that until the
Treasury regulations are issued, market discount would accrue either:

     o    on the basis of a constant interest rate or

     o    in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of the period, or in the case of a regular certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period.

     The purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the regular certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. The purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a regular certificate over the interest distributable on that certificate. The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the regular certificate for that year. Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the regular certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the regular certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by that regular certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply.

     For additional information, you should also review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield
Method" below regarding an alternative manner in which the election may be deemed to be made.

     Market discount with respect to a regular certificate will be considered to be de minimis if the market discount is less than 0.25% of the remaining stated
redemption price at maturity of that regular certificate multiplied by the weighted average maturity of the regular certificate (determined as described above in the third paragraph under "--Original Issue Discount") remaining after the date of purchase, presumably taking into account prepayment assumptions. It appears that de minimis market discount should be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above.
Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

     Premium. A regular certificate purchased at a cost, excluding any portion of such cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the regular certificateholder holds the regular certificate as a capital asset within the meaning of Internal Revenue Code
Section 1221, the regular certificateholder may elect under Internal Revenue
Code Section 171 to amortize the premium under the constant yield method. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. The OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. The
1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Internal Revenue Code Section 171 on installment obligations such as the regular certificates, although it is unclear whether the alternatives

                                       80

to the constant yield method described above under "--Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a regular certificate rather than as a separate deduction item.

     For additional information, you should also review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield
Method" below regarding an alternative manner in which the Internal Revenue Code
Section 171 election may be deemed to be made.

     Election to Treat All Interest Under the Constant Yield Method. A holder of a debt instrument such as a regular certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election:

     o    interest includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium; and

     o    the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition.

     It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments.
However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter.
The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Service. You should consult your own tax advisors regarding the advisability of making such an election.

     Sale or Exchange of Regular Certificates. If a regular certificateholder sells or exchanges a regular certificate, the regular certificateholder will recognize gain or loss equal to the difference, if any, between the amount realized and its adjusted basis in the regular certificate. The adjusted basis of a regular certificate generally will equal the cost of the regular certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the regular certificate and reduced by amounts included in the stated redemption price at maturity of the regular certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a regular certificate realized by an investor who holds the regular certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the regular certificate has been held for the long-term capital gain holding period, currently more than one year. The gain will be treated as ordinary income in the following instances:

     o    if a regular certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the regular certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Internal Revenue Code
          Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of the transaction;

     o    in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates;
          or

     o    to the extent that the gain does not exceed the excess, if any, of:

          o    the amount that would have been includible in the gross income of the holder if its yield on the regular certificate were 110% of the applicable Federal rate as of the date of purchase; over

                                       81

          o    the amount of income actually includible in the gross income of the holder with respect to the regular certificate.

     In addition, gain or loss recognized from the sale of a regular certificate by banks or thrift institutions will be treated as ordinary income or loss pursuant to Internal Revenue Code Section 582(c). Capital gains of non-corporate taxpayers are subject to a lower maximum tax rate than is the ordinary income of those taxpayers. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Holders that recognize a loss on a sale or exchange of a regular certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax returns.

     Treatment of Losses. Holders of regular certificates will be required to report income with respect to regular certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of regular certificates, except to the extent it can be established that the losses are uncollectible. Accordingly, the holder of a regular certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction
(subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, you are cautioned that while you may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the bad debt rules of Internal Revenue Code Section 166. Under
Internal Revenue Code Section 166, it appears that holders of regular certificates that are corporations or that otherwise hold the regular certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any regular certificates becoming wholly or partially worthless. In general, holders of regular certificates that are not corporations and do not hold the regular certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of the regular certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of regular certificates should be allowed a bad debt deduction at the time as the principal balance of any class or subclass of the regular certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or the class of regular certificates has been otherwise retired. The Service could also assert that losses on the regular certificates are deductible based on some other method that may defer the deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating negative original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. Holders of regular certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the regular certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Service may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. You are advised to consult your tax advisors regarding the treatment of losses on regular certificates.

TAXATION OF RESIDUAL CERTIFICATES

     Taxation of REMIC Income. Generally, the daily portions of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of residual certificates, and will not be taxed separately to the REMIC pool. The daily portions of REMIC taxable income or net loss of a residual certificateholder are determined by allocating the
REMIC pool's taxable income or net loss for each calendar quarter ratably to each day in the quarter and by allocating the daily portion among the residual certificateholders in proportion to their respective holdings of residual certificates in the REMIC pool on the day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except for the following:

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     o    the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

     o    all bad loans will be deductible as business bad debts; and

     o    the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

     The REMIC pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the regular certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the regular certificates. The REMIC pool's deductions include interest and original issue discount expense on the regular certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC pool and realized losses on the mortgage loans. The requirement that residual certificateholders report their pro rata share of taxable income or net loss of the REMIC pool will continue until there are no certificates of any class of the related series outstanding.

     The taxable income recognized by a residual certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the regular certificates or income from amortization of issue premium on the regular certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC pool at a discount, and one or more of the mortgage loans is prepaid, the residual certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular certificates and the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon the distributions on those regular certificates on account of any unaccrued original issue discount relating to those regular certificates. When there is more than one class of regular certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular certificates when distributions in reduction of principal are being made in respect of earlier classes of regular certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to the mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of regular certificates are made.
Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the series of regular certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular certificates, whereas to the extent that the
REMIC pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, residual certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of the mismatching. In general, unrelated deductions will not be available to offset some or all of such "phantom" income, as discussed below under "--Limitations on Offset or
Exemption of REMIC Income." The timing of the mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the residual certificateholder's after-tax rate of return. In addition, a residual certificateholder's taxable income during some periods may exceed the income reflected by the residual certificateholder for the periods in accordance with generally accepted accounting principles. You should consult your own accountants concerning the accounting treatment of your investment in residual certificates.

     Basis and Losses. The amount of any net loss of the REMIC pool that may be taken into account by the residual certificateholder is limited to the adjusted basis of the residual certificate as of the close of the quarter (or time of disposition of the residual certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a residual certificate is the amount paid for that residual certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC pool reportable by the residual certificateholder and will be decreased, but not below zero, first, by a cash distribution from the REMIC pool and, second, by the amount of loss of the REMIC pool reportable by the residual certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the residual

                                       83

certificateholder as to whom the loss was disallowed and may be used by the residual certificateholder only to offset any income generated by the same REMIC pool.

     A residual certificateholder will not be permitted to amortize directly the cost of its residual certificate as an offset to its share of the taxable income of the related REMIC pool. However, that taxable income will not include cash received by the REMIC pool that represents a recovery of the REMIC pool's basis in its assets. The recovery of basis by the REMIC pool will have the effect of amortization of the issue price of the residual certificates over their life.
However, in view of the possible acceleration of the income of residual certificateholders described above under "Taxation of REMIC Income", the period of time over which the issue price is effectively amortized may be longer than the economic life of the residual certificates.

     A residual certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC regulations appear to treat the issue price of a residual interest as zero rather than the negative amount for purposes of determining the
REMIC pool's basis in its assets. Regulations have been issued addressing the tax treatment of "inducement fees" received by transferees of no economic REMIC residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income, or (b)
ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If a residual certificateholder sells or otherwise disposes of its residual interest, any unrecognized portion of the inducement fee generally is required to be taken into account at the time of the sale or disposition. Prospective purchasers of REMIC residual certificates should consult with their own tax advisors regarding the effect of these regulations.

     Further, to the extent that the initial adjusted basis of a residual certificateholder (other than an original holder) in the residual certificate is greater that the corresponding portion of the REMIC pool's basis in the mortgage loans, the residual certificateholder will not recover a portion of the basis until termination of the REMIC pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder.
The REMIC regulations currently in effect do not so provide.

     You should review the sections titled "--Treatment of Certain Items of
REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC pool as a capital loss.

TREATMENT OF CERTAIN ITEMS OF REMIC INCOME AND EXPENSE

     Although we intend to compute REMIC income and expense in accordance with the Internal Revenue Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that we will use for reporting income with respect to the mortgage loans and expenses with respect to the regular certificates, and different methods could result in different timing of reporting of taxable income or net loss to residual certificateholders or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on regular certificates as described above under "Taxation of Regular
Certificates--Original Issue Discount" and "--Variable Rate Regular
Certificates," without regard to the de minimis rule described therein, and
"--Premium."

     Deferred Interest. Any Deferred Interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC pool will constitute income to the REMIC pool and will be treated in a manner similar to the Deferred Interest that accrues with respect to regular certificates as described above under
"Taxation of Regular Certificates--Deferred Interest."

                                       84

     Market Discount. The REMIC pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC pool allocable to the mortgage loans is exceeded by their unpaid principal balances. The REMIC pool's basis in the mortgage loans is generally the fair market value of the mortgage loans immediately after its transfer to the REMIC pool. The REMIC regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC pool, or its fair market value at the Closing Date, in the case of a retained class. In respect of mortgage loans that have market discount to which Internal Revenue Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount, regardless of whether any payments of amounts included in the stated redemption price are received. The computation of accrued market discount income generally should be made in the manner described above under "Taxation of Regular
Certificates--Market Discount."

     Premium. Generally, if the basis of the REMIC pool in the mortgage loans exceeds their unpaid principal balances, the REMIC pool will be considered to have acquired the mortgage loans at a premium equal to the amount of the excess.
As stated above, the REMIC pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices, or the fair market value of retained Classes, of the regular and residual interests in the REMIC pool immediately after their transfer to the REMIC pool. In a manner analogous to the discussion above under "Taxation of Regular
Certificates--Premium," a REMIC pool that holds a mortgage loan as a capital asset under Internal Revenue Code Section 1221 may elect under Internal Revenue
Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are
REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Internal Revenue Code Section 171 will not be available for premium on mortgage loans (including underlying mortgage loans) originated on or prior to September 27, 1985. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the Service may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

LIMITATIONS ON OFFSET OR EXEMPTION OF REMIC INCOME

     A portion, and often all, of the REMIC taxable income includible in determining the federal income tax liability of a residual certificateholder will be subject to special treatment. That portion, referred to as the excess inclusion, is equal to the excess of REMIC taxable income for the calendar quarter allocable to a residual certificate over the daily accruals for the quarterly period of:

     o    120% of the long-term applicable Federal rate that would have applied to the residual certificate, if it were a debt instrument, on the startup day under Internal Revenue Code Section 1274(d); multiplied by

     o    the adjusted issue price of the residual certificate at the beginning of the quarterly period.

For this purpose, the adjusted issue price of a residual certificate at the beginning of a quarter is the issue price of the residual certificate, plus the amount of the daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that residual certificate prior to the beginning of the quarterly period.
Accordingly, the portion of the REMIC pool's taxable income that will be treated as excess inclusions will be a larger portion of the income as the adjusted issue price of the residual certificates diminishes and all such taxable income will be so treated if the adjusted issue price of the residual certificates is zero.

     The portion of a residual certificateholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the residual certificateholder's return. However, net operating loss carryforwards are determined without regard to excess inclusion income. Further, if the residual certificateholder is an organization subject to the tax on unrelated business income imposed by Internal Revenue Code Section 511, the residual certificateholder's excess inclusions will be treated as unrelated business taxable income of that residual certificateholder for purposes of Internal
Revenue Code Section 511. In addition, REMIC taxable income is subject to 30%
withholding tax with respect to some persons who are not U.S. Persons, as defined below under "--Tax-Related Restrictions on Transfer of Residual
Certificates--Foreign Investors", and its portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "--Taxation of Foreign Investors--Residual
Certificates"

                                       85

below. Finally, if a real estate investment trust or a regulated investment company owns a residual certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to some persons who are not U.S. Persons.

     In addition, three rules determine the effect of excess inclusions on the alternative minimum taxable income of a residual certificateholder. First, alternative minimum taxable income for a residual certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a residual certificateholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules have the effect of preventing non-refundable tax credits reducing a taxpayer's income tax to an amount less than the alternative minimum tax on excess inclusions.

TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL CERTIFICATES

     Disqualified Organizations. If any legal or beneficial interest in a residual certificate is transferred to a Disqualified Organization, a tax would be imposed in an amount equal to the product of:

     o    the present value of the total anticipated excess inclusions with respect to the residual certificate for periods after the transfer;
          and

     o    the highest marginal federal income tax rate applicable to corporations.

The REMIC regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the prepayment assumption. The present value rate equals the applicable Federal rate under Internal Revenue Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the residual certificate, except that where the transfer is through an agent (including a broker, nominee or other middleman) for a
Disqualified Organization, the tax would instead be imposed on the agent.
However, a transferor of a residual certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the
Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the residual certificate is actually held by the
Disqualified Organization.

     In addition, if a Pass-Through Entity has excess inclusion income with respect to a residual certificate during a taxable year and a Disqualified
Organization is the record holder of an equity interest in the entity, then a tax is imposed on the entity equal to the product of the amount of excess inclusions on the residual certificate that are allocable to the interest in the
Pass-Through Entity during the period the interest is held by the Disqualified
Organization, and the highest marginal federal corporate income tax rate. The tax would be deductible from the ordinary gross income of the Pass-Through
Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a
Disqualified Organization or stating the holder's taxpayer identification number and, during the period the person is the record holder of the residual certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

     If an electing large partnership holds a residual certificate, all interests in the electing large partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed on Pass-Through Entities described in the preceding paragraph. This tax on electing large partnerships must be paid even if each record holder of an interest in that partnership provides the affidavit mentioned in the prior paragraph.

     The pooling and servicing agreement with respect to a series of certificates will provide that no legal or beneficial interest in a residual certificate may be transferred unless the following occurs:

     o    the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the residual certificate, is not

                                       86

          a Disqualified Organization and is not purchasing the residual certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman on its behalf); and

     o    the transferor provides a statement in writing to us and the trustee that it has no actual knowledge that the affidavit is false.

     Moreover, the pooling and servicing agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each residual certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each residual certificateholder will be deemed to have agreed, as a condition of ownership, to any amendments to the related pooling and servicing agreement required under the Internal Revenue Code or applicable Treasury regulations to effectuate the foregoing restrictions.
Information necessary to compute an applicable excise tax must be furnished to the Service and to the requesting party within 60 days of the request, and we or the trustee may charge a fee for computing and providing the information.

     Noneconomic Residual Interests. The REMIC regulations would disregard some transfers of residual certificates, in which case the transferor would continue to be treated as the owner of the residual certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC pool. Under the REMIC regulations, a transfer of a noneconomic residual interest, as defined below, to a residual certificateholder, other than a residual certificateholder who is not a U.S. Person, is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a noneconomic residual interest unless, at the time of the transfer:

     o    the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs; and

     o    the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Disqualified Organizations." The
REMIC regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if:

     o    the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future;

     o    the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due; and

     o    the transferee represents that it will not cause the income with respect to the residual interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of a transferee or of any other United
          States Person.

The pooling and servicing agreement with respect to each series of certificates will require the transferee of a residual certificate to certify to the matters in the preceding sentence as part of the affidavit described above under the heading "--Disqualified Organizations." The transferor must have no actual knowledge or reason to know that the statements are false.

                                       87

     In addition to the three conditions set forth above for the transferor of a noneconomic residual interest to be presumed not to have knowledge that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, a fourth requirement must be satisfied in one of two alternative ways. The first way such fourth requirement may be satisfied is that the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

     o    the present value of any consideration given to the transferee to acquire the interest;

     o    the present value of the expected future distributions on the interest; and

     o    the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this alternative, the transferee is assumed to pay tax at the highest corporate tax rate (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Internal Revenue Code Section 1274(d) at the time of the transfer and the compounding method of the transferee.

The second way such fourth requirement may be satisfied is:

     o    the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years, excluding certain related party obligations);

     o    the transferee must agree in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for this safe harbor transfer;
          and

     o    the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

     Foreign Investors. The REMIC regulations provide that the transfer of a residual certificate that has tax avoidance potential to a foreign person will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person, unless the transferee's income is effectively connected with the conduct of a trade or business within the United
States. A residual certificate is deemed to have tax avoidance potential unless, at the time of the transfer:

     o    the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer; and

     o    the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.

If the non-U.S. Person transfers the residual certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     In addition, under temporary and final Treasury regulations, effective
August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner. Unless otherwise stated in the related prospective supplement, a residual certificate may not be purchased by or transferred to any person that is not a U.S. Person.

                                       88

SALE OR EXCHANGE OF A RESIDUAL CERTIFICATE

     Upon the sale or exchange of a residual certificate, the residual certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis, as described above under "Taxation of Residual Certificates--Basis and Losses," of the residual certificateholder in the residual certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC pool, a residual certificateholder will have taxable income to the extent that any cash distribution to it from the
REMIC pool exceeds the adjusted basis on that distribution date. The income will be treated as gain from the sale or exchange of the residual certificate. It is possible that the termination of the REMIC pool may be treated as a sale or exchange of a residual certificateholder's residual certificate, in which case, if the residual certificateholder has an adjusted basis in the residual certificateholder's residual certificate remaining when its interest in the
REMIC pool terminates, and if the residual certificateholder holds the residual certificate as a capital asset under Internal Revenue Code Section 1221, then the residual certificateholder will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of a residual certificate will be treated as ordinary income if one or both of the following conditions are met:

     o    if a residual certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the residual
          certificateholder's net investment in the conversion transaction at
          120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction; or

     o    in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

In addition, gain or loss recognized from the sale of a residual certificate by banks or thrift institutions will be treated as ordinary income or loss pursuant to Internal Revenue Code Section 582(c).

     The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of
Internal Revenue Code Section 1091 will apply to dispositions of residual certificates where the seller of the residual certificate, during the period beginning six months before the sale or disposition of the residual certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a taxable mortgage pool (such as a non-REMIC owner trust) that is economically comparable to a residual certificate.

MARK-TO-MARKET REGULATIONS

     Regulations under Internal Revenue Code Section 475, relating to the requirement that a securities dealer mark-to-market securities held for sale to customers, provide that, for purposes of the mark-to-market requirement, a residual certificate is not treated as a security and thus may not be marked-to-market.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

     Prohibited Transactions. Income from some transactions by the REMIC pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of residual certificateholders, but rather will be taxed directly to the REMIC pool at a
100% rate. Prohibited transactions generally include:

     1. the disposition of a qualified mortgage other than pursuant to:

          o    a substitution within two years of the startup day for a
               defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted)
               obligation at any time) or for any qualified mortgage within three months of the startup day;

                                       89

          o    foreclosure, default or imminent default of a qualified mortgage;

          o    bankruptcy or insolvency of the REMIC pool; or

          o    qualified (complete) liquidation;

     2. the receipt of income from assets that are not the type of mortgages or investments that the REMIC pool is permitted to hold;

     3. the receipt of compensation for services; or

     4. the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

     Notwithstanding (1) and (4), it is not a prohibited transaction to sell
REMIC pool property to prevent a default on regular certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding). The REMIC regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

     Contributions to the REMIC Pool After the Startup Day. In general, the
REMIC pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC pool after the startup day. Exceptions are provided for cash contributions to the REMIC pool made under the following circumstances:

     o    during the three months following the startup day;

     o    if made to a qualified reserve fund by a residual certificateholder;

     o    if in the nature of a guarantee;

     o    if made to facilitate a qualified liquidation or clean-up call; and

     o    if as otherwise permitted in Treasury regulations yet to be issued.

     Net Income from Foreclosure Property. The REMIC pool will be subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as foreclosure property until the close of the third calendar year following the year of acquisition, with possible extensions of up to an additional three years. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC pool will receive income or gain subject to prohibited transactions taxes or contributions subject to tax. As described in "Description of the Pooling and Servicing Agreements -- Realization
upon Defaulted Mortgage Loans" with respect to net income from foreclosure property from a property that secured a mortgage loan, in some circumstances income from such a property may be subject to taxation when it is held by the
REMIC pool.

     Liquidation of the REMIC Pool. If a REMIC pool adopts a plan of complete liquidation, within the meaning of Internal Revenue Code Section
860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC pool's final tax return a date on which the adoption is deemed to occur, and sells all of its assets, other than cash, within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the
REMIC pool credits or distributes in liquidation all of the sale proceeds plus its cash, other than amounts retained to meet claims, to holders of regular certificates and residual certificateholders within the 90-day period.

                                       90

     Administrative Matters. The REMIC pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit
Income Tax Return. The trustee will be required to sign the REMIC pool's returns. Treasury regulations provide that, except where there is a single residual certificateholder for an entire taxable year, the REMIC pool will be subject to the procedural and administrative rules of the Internal Revenue Code applicable to partnerships, including the determination by the Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The residual certificateholder owning the largest percentage interest in the residual certificates will be obligated to act as tax matters person, as defined in the applicable Treasury regulations, with respect to the REMIC pool. Each residual certificateholder will be deemed, by acceptance of the residual certificates, to have agreed to:

     o    the appointment of the tax matters person as provided in the preceding sentence; and

     o    the irrevocable designation of the servicer as agent for performing the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF SOME EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to some itemized deductions described in Internal
Revenue Code Section 67, to the extent that the itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Internal Revenue Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold or (2) 80% of the amount of itemized deductions otherwise allowable for that year. Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after
December 31, 2009 the overall limitation on itemized deductions is repealed.

     In the case of a REMIC pool, the deductions may include deductions under
Internal Revenue Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC pool, or any similar expenses allocated to the REMIC pool with respect to a regular interest it holds in another REMIC.
Investors who hold REMIC certificates either directly or indirectly through pass-through entities may have their pro rata share of the expenses allocated to them as additional gross income, but may be subject to the limitation on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of residual certificates in the case of a REMIC pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, the additional gross income and limitation on deductions will apply to the allocable portion of the expenses to holders of regular certificates, as well as holders of residual certificates, where regular certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, the allocable portion will be determined based on the ratio that a REMIC certificateholder's income, determined on a daily basis, bears to the income of all holders of regular certificates and residual certificates with respect to a REMIC pool. As a result, individuals, estates or trusts holding REMIC certificates, either directly or indirectly through a grantor trust, partnership, S corporation,
REMIC, or other pass-through entities described in the foregoing temporary
Treasury regulations, may have taxable income in excess of the interest income at the pass-through rate on regular certificates that are issued in a single
Class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on residual certificates. Unless otherwise indicated in the applicable prospectus supplement, all the expenses will be allocable to the residual certificates.

TAXATION OF FOREIGN INVESTORS

     A regular certificateholder that is not a "United States Person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a regular certificate will not, unless otherwise disclosed in the related prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a regular certificate To avoid withholding tax, that holder must provide certain documentation. The appropriate documentation includes Form W-8BEN, if the

                                       91

foreign person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the foreign person is eligible for an exemption on the basis of its income from the REMIC certificate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the foreign person is a trust, depending on whether such trust is classified as the beneficial owner of the regular certificate; and Form W-8IMY, with supporting documentation as specified in the
Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the foreign person is a partnership. An intermediary
(other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A "qualified intermediary" must certify that it has provided, or will provide, a withholding statement as required under Treasury
Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders' status without including each beneficial owner's certification. A non-"qualified intermediary" must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term "intermediary" means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a regular certificate. A "qualified intermediary" is generally a foreign financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the IRS. For these purposes, "United States
Person" means a citizen or resident of the United States, a corporation or partnership (except as may be provided in Treasury regulations) created or organized in, or under the laws of, the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the
United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a regular certificate held by a residual certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC residual certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United
States shareholder's allocable portion of the interest income received by such controlled foreign corporation. It is possible, under regulations promulgated under Section 881 of the Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may not be available to a holder who is not a United States Person and owns 10% or more of one or more underlying mortgagors or, if the holder is a controlled foreign corporation, it is related to one or more underlying mortgagors.

     Further, it appears that a regular certificate would not be included in the estate of a non-resident alien individual and would not be subject to United
States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     Unless otherwise stated in the related prospectus supplement, transfers of residual certificates to investors that:

     o    are not United States Persons; or

     o    are United States Persons and classified as partnerships under the
          Internal Revenue Code, if any of their direct or indirect beneficial owners (other than through a U.S. corporation) are (or are permitted to be under the related partnership agreement) not United States
          Persons,

will be prohibited under the related pooling and servicing agreement.

     Backup Withholding. Distributions made on the regular certificates, and proceeds from the sale of the regular certificates to or through some brokers, may be subject to a backup withholding tax under Internal Revenue Code Section
3406 at a rate of 28% (increasing to 31% after 2010) on reportable payments
(including interest distributions, original issue discount, and, under some circumstances, principal distributions) unless the regular certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; is a

                                       92

Non-U.S. Person and provides IRS Form W-8BEN identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section
1.6049-4(c)(1)(ii). Information reporting requirements may also apply regardless of whether withholding is required. Any amounts to be withheld from distribution on the regular certificates would be refunded by the Service or allowed as a credit against the regular certificateholder's federal income tax liability.

     Reporting Requirements. Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the regular certificates will be made annually to the Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of regular certificates or beneficial owners who own regular certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of regular certificates
(including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request the information for any calendar quarter by telephone or in writing by contacting the person designated in Service Publication 938 with respect to a particular series of regular certificates. Holders through nominees must request information from the nominee.

     The Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to
Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.
Treasury regulations require that Schedule Q be furnished by the REMIC pool to each residual certificateholder by the end of the month following the close of each calendar quarter, 41 days after the end of a quarter under proposed
Treasury regulations, in which the REMIC pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to residual certificateholders, furnished annually, if applicable, to holders of regular certificates, and filed annually with the Service concerning Internal Revenue
Code Section 67 expenses (see "Limitations on Deduction of Some Expenses" above)
allocable to the holders. Furthermore, under the regulations, information must be furnished quarterly to residual certificateholders, furnished annually to holders of regular certificates, and filed annually with the Service concerning the percentage of the REMIC pool's assets meeting the qualified asset tests described above under "--Federal Income Tax Consequences for REMIC
Certificates--Qualification as a REMIC."

      FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC
                                ELECTION IS MADE

STANDARD CERTIFICATES

     General. In the event that no election is made to treat a trust fund or a segregated pool of assets therein with respect to a series of certificates that are not designated as stripped certificates, or as a REMIC, the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the
Internal Revenue Code and not as a partnership, an association taxable as a corporation or a taxable mortgage pool within the meaning of Internal Revenue
Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the standard certificates, the holder of each standard certificate in the series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its standard certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under "--Premium and Discount--Recharacterization of
Servicing Fees." Accordingly, the holder of a standard certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its standard certificate, including interest at the coupon rate on the mortgage loans, original issue discount, if any, prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with the standard certificateholder's method of accounting. A standard certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that the amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own standard certificates, either directly or indirectly through some pass-through entities, will be subject to limitation with respect to some itemized deductions described in Internal Revenue Code Section 67, including deductions under Internal Revenue Code Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that the deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Internal Revenue Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold or (2) 80% of the amount of itemized deductions

                                       93

otherwise allowable for that year. Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009 the overall limitation on itemized deductions is repealed. As a result, investors holding standard certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on the standard certificates with respect to interest at the pass-through rate on the standard certificates.
In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of standard certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the stripped bond and stripped coupon rules of the Internal Revenue Code, as described below under "Stripped Certificates" and "--Premium and Discount--Recharacterization of
Servicing Fees," respectively.

     Tax Status.

     Standard certificates will have the following status for federal income tax purposes:

     1. A standard certificate owned by a domestic building and loan association within the meaning of Internal Revenue Code Section 7701(a)(19) will be considered to represent "loans ... secured by an interest in real property which is ... residential real property" within the meaning of Internal Revenue Code
Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that standard certificate is of the type described in the section of the Internal Revenue Code.

     2. A standard certificate owned by a real estate investment trust will be considered to represent real estate assets within the meaning of Internal
Revenue Code Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on the assets will be considered interest on obligations secured by mortgages on real property to the extent within the meaning of Internal Revenue Code Section 856(c)(3)(B).

     3. A standard certificate owned by a REMIC will be considered to represent an "obligation ... which is principally secured by an interest in real property"
within the meaning of Internal Revenue Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of qualified mortgages within the meaning of Internal Revenue Code Section 860G(a)(3).

     Premium and Discount

     Standard certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of standard certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a standard certificate will be determined generally as described above under "--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Residual
Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium."

     Original Issue Discount. The original issue discount rules will be applicable to a standard certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors, other than individuals, originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Internal Revenue Code provisions or, under some circumstances, by the presence of teaser rates on the mortgage loans.

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to the income.
Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of the accrual. However,
Internal Revenue Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation

                                       94

after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a standard certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by the holder.

     Market Discount. Standard certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be generally reported as ordinary income generally in the manner described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates--Market Discount," except that it is unclear whether a prepayment assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of the accrual.

     Recharacterization of Servicing Fees. If the servicing fee paid to the servicer were deemed to exceed reasonable servicing compensation, the amount of the excess would represent neither income nor a deduction to certificateholders.
In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the standard certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis.
If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. Service guidance indicates that a servicing fee in excess of reasonable compensation, known as excess servicing, will cause the mortgage loans to be treated under the stripped bond rules. The guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of the amounts is not greater than the value of the services provided.

     Accordingly, if the Service's approach is upheld, a servicer who receives a servicing fee in excess of the amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Internal Revenue Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of the mortgage loans as stripped coupons and stripped bonds. Subject to the de minimis rule discussed below under "--Stripped
Certificates," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the standard certificates, and the original issue discount rules of the Internal
Revenue Code would apply to its holder. While standard certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the servicer, or as including the portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, the recharacterization should not have any significant effect upon the timing or amount of income reported by a standard certificateholder, except that the income reported by a cash method holder may be slightly accelerated.

     You should also review "--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

     Sale or Exchange of Standard Certificates. Upon sale or exchange of a standard certificate, a standard certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the standard certificate. In general, the aggregate adjusted basis will equal the standard certificateholder's cost for the standard certificate, increased by the amount of any income previously reported with respect to the standard certificate and decreased by the amount of any losses previously reported with respect to the standard certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any mortgage loans, and except for some financial institutions subject to the provisions of Internal Revenue Code Section 582(c), any related gain or loss would be capital gain or loss if the standard certificate was held as a capital asset. However, gain on the sale of a standard certificate will be treated as ordinary income:

                                       95

     o    if a standard certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the standard
          certificateholder's net investment in the conversion transaction at
          120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction; or

     o    in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

     Capital gains of non-corporate taxpayers are subject to a lower maximum tax rate than ordinary income of those taxpayers. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Holders that recognize a loss on a sale or exchange of a standard certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax returns.

STRIPPED CERTIFICATES

     General. Pursuant to Internal Revenue Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of stripped bonds with respect to principal payments and stripped coupons with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as stripped certificates. Stripped certificates include stripped interest certificates and stripped principal certificates as to which no REMIC election is made.

     The certificates will be subject to those rules if the following occur:

     o    we retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans;

     o    the servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see "--Standard
          Certificates--Recharacterization of Servicing Fees" above); and

     o    certificates are issued in two or more classes or subclasses representing the right to non-pro rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a stripped certificate will be considered to own stripped bonds with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or stripped coupons with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the stripped certificate's allocable share of the servicing fees paid to the servicer, to the extent that the fees represent reasonable compensation for services rendered. See discussion above under "--Standard
Certificates--Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to stripped certificateholders, the servicing fees will be allocated to the stripped certificates in proportion to the respective entitlements to distributions of each class or subclass of stripped certificates for the related period or periods. The holder of a stripped certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "--Standard Certificates--General,"
subject to the limitation described therein.

     Internal Revenue Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of stripped certificates for federal income tax purposes is not clear in some respects at this time, particularly where the stripped certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of
Cadwalader, Wickersham & Taft LLP, our counsel that the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the
Internal Revenue Code and not as an association taxable as a corporation or a taxable mortgage pool within the meaning of Internal Revenue Code Section
7701(i).

                                       96

     Each stripped certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Internal
Revenue Code Section 1286, Internal Revenue Code Sections 1272 through 1275, and the OID regulations. While under Internal Revenue Code Section 1286 computations with respect to stripped certificates arguably should be made in one of the ways described below under "--Taxation of Stripped Certificates--Possible Alternative
Characterizations," the OID regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The pooling and servicing agreement requires that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations assume that a stripped certificate will be treated as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount and that the interest component of the stripped certificate would be treated as qualified stated
interest under the OID regulations. Further pursuant to these final regulations the purchaser of the stripped certificate will be required to account for any discount as market discount rather than original issue discount unless either:

     o    the initial discount with respect to the stripped certificate was treated as zero under the de minimis rule of Internal Revenue Code
          Section 1273(a)(3); or

     o    no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. Any related market discount would be reportable as described under "--Federal Income Tax
          Consequences for REMIC Certificates--Taxation of Regular
          Certificates--Market Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in the computation.

     Status of Stripped Certificates. No specific legal authority exists as to whether the character of the stripped certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, our counsel has advised us that stripped certificates owned by applicable holders should be considered to represent real estate assets within the meaning of Internal Revenue Code Section 856(c)(5)(B), "obligation[s]
principally secured by an interest in real property" within the meaning of
Internal Revenue Code Section 860G(a)(3)(A), and "loans ... secured by an interest in real property which is ... residential real property" within the meaning of Internal Revenue Code Section 7701(a)(19)(C)(v), and interest
(including original issue discount) income attributable to stripped certificates should be considered to represent interest on obligations secured by mortgages on real property within the meaning of Internal Revenue Code Section
856(c)(3)(B), provided that in each case the mortgage loans and interest on the mortgage loans qualify for that treatment.

     Original Issue Discount. Except as described above under "--General," each stripped certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a stripped certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID regulations and the amendments to the original issue discount sections of the Internal Revenue Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a stripped certificate, referred to in this discussion as a stripped certificateholder, in any taxable year likely will be computed generally as described above under "--Federal Income Tax
Consequences for REMIC Certificates--Taxation of Regular Certificates--Original
Issue Discount" and "--Variable Rate Regular Certificates." However, with the apparent exception of a stripped certificate qualifying as a market discount obligation, as described above under "--General," the issue price of a stripped certificate will be the purchase price paid by each holder of a stripped certificate, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the stripped certificate to the stripped certificateholder, presumably under the prepayment assumption.

     If the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a stripped certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by the stripped certificateholder's stripped certificate. While the matter is not free from doubt, the holder of a stripped certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in the stripped certificate to recognize an ordinary loss equal to the portion of unrecoverable basis.

                                       97

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the stripped certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are contingent within the meaning of the OID regulations. The
OID regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the stripped certificates. However, if final regulations dealing with contingent interest with respect to the stripped certificates apply the same principles as the OID regulations, the regulations may lead to different timing of income inclusion that would be the case under the OID regulations. Furthermore, application of the principles could lead to the characterization of gain on the sale of contingent interest stripped certificates as ordinary income. You should consult your tax advisors regarding the appropriate tax treatment of stripped certificates.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a stripped certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the stripped certificateholder's adjusted basis in the stripped certificate, as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates--Sale or Exchange of Regular Certificates." To the
extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the stripped certificates, the subsequent purchaser will be required for federal income tax purposes to accrue and report the excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a stripped certificateholder other than an original stripped certificateholder should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Holders that recognize a loss on a sale or exchange of a stripped certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax returns.

     Purchase of More than One Class of Stripped Certificates. Where an investor purchases more than one class of stripped certificates, it is currently unclear whether for federal income tax purposes the classes of stripped certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the stripped certificates discussed above are not the only possible interpretations of the applicable Internal Revenue Code provisions. For example, the stripped certificateholder may be treated as the owner of any of the following:

     o    one installment obligation consisting of the Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the
          Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan;

     o    as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan; or

     o    a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect to it.

     Alternatively, the holder of one or more classes of stripped certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of stripped certificates in the aggregate, represent the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon, as the case may be, treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Internal Revenue Code Section 1286.

     Because of these possible varying characterizations of stripped certificates and the resultant differing treatment of income recognition, stripped certificateholders are urged to consult their own tax advisors regarding the proper treatment of stripped certificates for federal income tax purposes.

                                       98

     Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

     o    the amount of servicing compensation received by a master servicer or special servicer, and

     o    all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     On January 24, 2006, the IRS published final regulations which establish a reporting framework for interests in "widely held fixed investment trusts" and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a "trust" under Treasury regulation section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name.
The trustee, or its designated agent, will be required to calculate and provide information to requesting persons with respect to the trust fund in accordance with these new regulations beginning with respect to the 2007 calendar year. The trustee (or its designated agent), or the applicable middleman (in the case of interests held through a middleman), will be required to file information returns with the IRS and provide tax information statements to certificateholders in accordance with these new regulations after December 31,
2007.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The trustee will furnish, within a reasonable time after the end of each calendar year, to each standard certificateholder or stripped certificateholder at any time during the year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable the certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of stripped certificates, unless provided otherwise in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of stripped certificates. The trustee will also file the original issue discount information with the Service. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding at a rate of 28% (increasing to 31% after 2010) may be required in respect of any reportable payments, as described above under "--Federal Income Tax
Consequences for REMIC Certificates--Backup Withholding."

TAXATION OF FOREIGN INVESTORS

     To the extent that a Certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Internal Revenue Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-United States
Persons generally will be subject to 30% United States withholding tax, or the lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the standard certificateholder or stripped certificateholder

                                       99

on original issue discount recognized by the standard certificateholder or stripped certificateholders on the sale or exchange of the Certificate also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-United States Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be portfolio interest and will be treated in the manner, and the persons will be subject to the same certification requirements, described above under "--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Foreign
Investors--Regular Certificates."

                       STATE AND OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Material
Federal Income Tax Consequences," you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                          CERTAIN ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, and
Section 4975 of the Internal Revenue Code impose certain requirements on employee benefit plans, and on other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which the plans, accounts or arrangements are invested, and on persons who are fiduciaries with respect to plans in connection with the investment of plan assets.

     ERISA generally imposes on Plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the
Plan. In addition, ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving assets of a Plan and parties in interest who have specified relationships to the Plan, unless a statutory or administrative exemption is available. Parties in interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to
Section 4975 of the Internal Revenue Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in
Section 406 of ERISA and Section 4975 of the Internal Revenue Code. Special
caution should be exercised before the assets of a Plan are used to purchase a
Certificate if, with respect to the assets, we, the servicer, a special servicer or any sub-servicer or the trustee or an affiliate thereof, either:

     o    has discretionary authority or control with respect to the investment of the assets of the Plan; or

     o    has authority or responsibility to give, or regularly gives, investment advice with respect to the assets of the Plan for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the assets and that the advice will be based on the particular investment needs of the Plan.

     Before purchasing any offered certificates, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to the purchase under the requirements of ERISA, whether any statutory exemption, any prohibited transaction class exemption or any individual prohibited transaction exemption, as described below, applies, including whether the appropriate conditions set forth therein would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to the series of certificates.

     Some employee benefit plans, such as governmental plans, as defined in
Section 3(32) of ERISA, and, if no election has been made under Section 410(d)
of the Internal Revenue Code, church plans, as defined in

                                       100

Section 3(33) of ERISA, are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal and state law materially similar to the foregoing provisions of ERISA and the Internal Revenue
Code. Moreover, any governmental or church plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code is
subject to the prohibited transaction rules set forth in Section 503 of the
Internal Revenue Code.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the trust assets to be deemed plan assets. Section 2510.3-101 of the regulations of the Department of Labor, as modified by Section 3(42) of ERISA, provides that, when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless some exceptions not applicable to this discussion apply, or unless the equity participation in the entity by benefit plan investors, i.e.,
Plans, that are subject to ERISA or Section 4975 of the Code, and entities whose underlying assets include plan assets, is not significant. For this purpose, the plan asset regulations provide, in general, that participation in an entity, such as a trust fund, is significant if, immediately after the most recent acquisition of any equity interest, 25% or more of any class of equity interests, such as certificates, is held by benefit plan investors. Unless restrictions on ownership of and transfer to plans apply with respect to a series of certificates, we cannot assure you that benefit plan investors will not own at least 25% of a class of certificates.

     Any person who has discretionary authority or control respecting the management or disposition of plan assets, and any person who provides investment advice with respect to the assets for a fee, is a fiduciary of the investing
Plan. If the trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as a servicer, a special servicer or any sub-servicer, may be deemed to be a Plan fiduciary with respect to the investing Plan, and thus, except as described above in the case of governmental plans and church plans, subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and
Section 4975 of the Internal Revenue Code. In addition, if the trust assets constitute plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve one or more prohibited transactions under ERISA, Section 4975 of the Internal Revenue Code or Similar
Law.

ADMINISTRATIVE EXEMPTIONS

     Several underwriters of mortgage-backed securities have applied for and obtained from the Department of Labor individual prohibited transaction exemptions that apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter or as a selling or placement agent. If such an exemption may be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the exemption's applicability.

UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

     The purchase of a residual certificate by any employee benefit plan qualified under Section 401(a) of the Internal Revenue Code and exempt from taxation under Section 501(a) of the Internal Revenue Code Section, including most Plans, may give rise to unrelated business taxable income as described in
Sections 511-515 and 860E of the Internal Revenue Code. Further, prior to the purchase of residual certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a residual certificate on behalf of, a Disqualified Organization, which term as defined above includes some tax-exempt entities not subject to Section 511 of the Internal Revenue Code including some governmental plans, as discussed above under the caption "Material Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates--Taxation of Residual
Certificates--Tax-Related Restrictions on Transfer of Residual
Certificates--Disqualified Organizations."

     Due to the complexity of these rules and the penalties that may be imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries consult with their counsel regarding the consequences under ERISA, Section 4975 of the Internal Revenue
Code and Similar Law, of their acquisition and ownership of certificates.

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                                LEGAL INVESTMENT

     If so specified in the Prospectus Supplement, certain classes of certificates will constitute "mortgage related securities" for purposes of the
Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA").

     Generally, only classes of offered certificates that meet the following criteria will be "mortgage related securities" for purposes of SMMEA:

     o    are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations;

     o    are part of a series evidencing interests in a trust fund consisting of loans originated by those types of originators specified in SMMEA;
          and

     o    are part of a series evidencing interests in a trust fund consisting of mortgage loans each of which is secured by a first lien on real estate.

     The appropriate characterization of those certificates not qualifying as
"mortgage related securities" for purposes of SMMEA ("Non-SMMEA Certificates)
under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or regulatory review by regulatory authorities should consult their own legal advisors in determining whether and to what extent the non-SMMEA certificates constitute legal investments for them.

     Those classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to various extents the ability of some entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September
23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows:

     o    federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities"
          without limitation as to the percentage of their assets represented thereby;

     o    federal credit unions may invest in those securities; and

     o    national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe.

                                       102

In this connection, the Office of the Comptroller of the Currency, called the
OCC, has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with general standards in 12
C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information, certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m)
to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part,
"mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors,"
no representation is made as to whether any class of the offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks.

     The National Credit Union Administration, or NCUA, has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in
"mortgage related securities" other than stripped mortgage related securities
(unless the credit union complies with the requirements of 12 C.F.R. Section
703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices;
however, credit unions approved for the NCUA's "investment pilot program" under
12 C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section
742.4(b)(2).

     The Office of Thrift Supervision, or OTS, has issued Thrift Bulletin 13a
(December 1, 1998), "Management of Interest Rate Risk, Investment Securities,
and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001),
"Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of
the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit
Insurance Corporation, the OCC and the OTS effective May 26, 1998, and by the
NCUA effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products, used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any class of the offered certificates, as some classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines, in some instances irrespective of SMMEA.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not
"interest-bearing" or "income-paying", and, with regard to any class of the offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of some classes of offered certificates as
"mortgage related securities", no representations are made as to the proper characterization of any class of offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. The uncertainties described above--and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates--may adversely affect the liquidity of any class of offered certificates.

                                       103

     Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to you.

                             METHOD OF DISTRIBUTION

     The certificates offered hereby and by related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to us from that sale.

     We intend that certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of offered certificates may be made through a combination of two or more of these methods.
The methods are as follows:

     o    by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

     o    by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

     o    through direct offerings by us.

     If specified in the prospectus supplement relating to a series of offered certificates, we or any of our affiliates or any other person or persons specified in the prospectus supplement (including originators of mortgage loans)
may purchase some or all of one or more classes of offered certificates of that series from the underwriter or underwriters or any other person or persons specified in the prospectus supplement. Pursuant to this prospectus and the related prospectus supplement, a purchaser may thereafter from time to time offer and sell some or all of the certificates directly, or through one or more underwriters to be designated at the time of the offering of the certificates, or through dealers (whether acting as agent or as principal) or in any other manner that may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the related prospectus supplement.
The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefore. The underwriters may be broker-dealers affiliated with us whose identities and relationships to us will be as set forth in the related prospectus supplement.
The managing underwriter or underwriters with respect to the offer and sale of a particular series of offered certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

     In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the certificates will be deemed to be underwriters in connection with those certificates, and any discounts or commissions received by them from us and any profit on the resale of certificates by them will be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to some conditions precedent, including the following:

                                       104

     o    that the underwriters will be obligated to purchase all certificates if any are purchased, other than in connection with an underwriting on a best efforts basis; and

     o    that we will indemnify the several underwriters, and each person, if any, who controls any related underwriters within the meaning of
          Section 15 of the Securities Act, against some civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of the Securities Act.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of certificates of those series.

     In no event will 10% or more of any trust fund include mortgage loans secured by properties located outside of the United States or its territories or possessions.

     We anticipate that the certificates offered hereby will be sold primarily to institutional investors. Purchasers of offered certificates, may, depending on the facts and circumstances of their purchases, and in the case of purchasers that are dealers, will, be deemed to be underwriters within the meaning of the
Securities Act in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any related reoffer or sale.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered hereby.
Any unrated class may be initially retained by us, and may be sold by us at any time to one or more institutional investors.

     If and to the extent required by applicable law or regulation, this prospectus will be used by Bear, Stearns & Co. Inc., our affiliate, in connection with offers and sales related to market-making transactions in the offered certificates previously offered hereunder in transactions in which Bear,
Stearns & Co. Inc. acts as principal. Bear, Stearns & Co. Inc. may also act as agent in those transactions. Sales may be made at negotiated prices determined at the time of sale.

                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the SEC a registration statement, including this prospectus and a form of the prospectus supplement, under the Securities Act of
1933, as amended, with respect to the offered certificates. This prospectus and the applicable prospectus supplement relating to each series of offered certificates contain summaries of the material terms of the documents referred to, but do not contain all of the information contained in the registration statement. For further information regarding the documents referred to in this prospectus and the applicable prospectus supplement, you should refer to the registration statement and the exhibits to the registration statement. Copies of the Registration Statement and other filed materials, including annual reports on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K, may be read and copied at the Public Reference Section of the Securities and
Exchange Commission, 450 Fifth Street N.W., Washington, D.C. 20549. Information
regarding the operation of the Public Reference Section may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities
and Exchange Commission also maintains a site on the World Wide Web at
"http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The
Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's Web site. The Securities and Exchange
Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

     If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Form 10-D, Form 10-K and Form 8-K will be made available on the applicable trustee's or other identified party's website.

                                       105

                 INCORPORATION OF SOME INFORMATION BY REFERENCE

     The SEC allows us to incorporate by reference information that we file with the SEC, which allows us to disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and the applicable prospectus supplement.
Information that we file later with the SEC (other than annual reports on Form
10K) will automatically update the information in this prospectus and the applicable prospectus supplement. In all cases, you should rely on the later information over different information included in this prospectus or the applicable prospectus supplement. As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling: Bear Stearns Commercial Mortgage Securities
Inc., 383 Madison Avenue, New York, New York 10179, Attention: J. Christopher
Hoeffel (212) 272-2000. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     REPORTS

     We have not authorized anybody to give you any information or to make any representation not contained in this prospectus and any related prospectus supplement and you should not rely on any related information or representation that is not contained in this document. This prospectus and any related prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the certificates being offered pursuant to the related prospectus supplement. They also do not constitute an offer of the offered certificates to any person in any state or other jurisdiction in which the offer would be unlawful. The delivery of this prospectus to you at any time does not imply that information contained in this document is correct as of any time subsequent to the date of this document; however, if any material change occurs while this prospectus is required by law to be delivered, we will amend or supplement this prospectus accordingly.

     The servicer or trustee for each series will be required to mail to holders of the certificates of each series periodic unaudited reports concerning the related trust fund. If holders of beneficial interests in a class of offered certificates are holding and transferring in book-entry form through the facilities of DTC, then unless otherwise provided in the related prospectus supplement, the reports will be sent on behalf of the related trust fund to a nominee of DTC as the registered holder of the offered certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through the participating organizations to the beneficial owners of the applicable offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We will file or cause to be filed with the
SEC the periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates. No trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                  LEGAL MATTERS

     The validity of the certificates of each series will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York, or other counsel identified in the prospectus supplement for that series.

                                     RATINGS

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

                                       106

     Ratings on mortgage pass-through certificates address the likelihood of receipt by you of all collections on the underlying mortgage assets to which you are entitled. Ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                       107

                                    GLOSSARY

     Accrued Certificate Interest -- With respect to each class of certificates
(other than some classes of stripped interest certificates and some classes of residual certificates), the "Accrued Certificate Interest" for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally equal to the time period between distribution dates)
on the outstanding certificate balance of the class of certificates immediately prior to the distribution date. Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each distribution date on a class of stripped interest certificates will be similarly calculated except that it will accrue on a notional amount that is either based on the principal balances of some or all of the mortgage assets in the related trust fund or equal to the certificate balances of one or more other classes of certificates of the same series.

     ARM Loans -- mortgage loans with adjustable mortgage rates.

     Available Distribution Amount -- Unless otherwise provided in the related prospectus supplement, the "Available Distribution Amount" for any series of certificates and any distribution date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of the series on the date.

     Debt Service Coverage Ratio -- Unless otherwise defined in the related prospectus supplement, the "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of the Net Operating Income derived from the related mortgaged property for a twelve-month period to the annualized scheduled payments on the mortgage loan and any other loans senior to it that are secured by the related mortgaged property.

     Disqualified Organization -- any of the following:

     o    the United States, any of its state or political subdivisions;

     o    any foreign government;

     o    any international organization;

     o    any agency or instrumentality of any of the foregoing, provided that the term does not include an instrumentality if all of its activities are subject to tax and, except in the case of the Federal Home Loan
          Mortgage Corporation, a majority of its board of directors is not selected by any related governmental entity;

     o    any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Internal
          Revenue Code Section 1381(a)(2)(C); and

     o    any organization, other than a farmers' cooperative described in
          Internal Revenue Code Section 521, that is exempt from taxation under the Internal Revenue Code unless the organization is subject to the tax on unrelated business income imposed by Internal Revenue Code
          Section 511.

     Due Period -- Unless otherwise specified in the prospectus supplement for a series of certificates, a "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date, called the determination date, or otherwise advanced by the related servicer or other specified person, be distributed to the holders of the certificates of the series on the next succeeding distribution date.

     ERISA -- The Employee Retirement Income Security Act of 1974, as amended.

     Excess Funds -- Unless otherwise specified in the related prospectus supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any

                                       108

distribution date that represent interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates or prepayment premiums, payments from equity participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest or principal.

     Internal Revenue Code -- The Internal Revenue Code of 1986, as amended.

     Loan-to-Value Ratio -- Unless otherwise defined in the related prospectus supplement, the "Loan-to-Value Ratio" of a mortgage loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan and any other loans senior to it that are secured by the related mortgaged property to the Value of the related mortgaged property.

     MBS -- pass-through certificates or other mortgage-backed securities that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans.

     Net Operating Income -- Unless otherwise defined in the related prospectus supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a mortgaged property during the period, minus the total operating expenses incurred in respect of the mortgaged property during the period other than non-cash items such as depreciation and amortization, capital expenditures, and debt service on the related mortgage loan or on any other loans that are secured by the mortgaged property.

     Non-U.S. Person -- The term "Non-U.S. Person" means any person who is not a
U.S. Person.

     Pass-Through Entity -- "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and some corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a
Pass-Through Entity as a nominee for another will, with respect to the interest, be treated as a Pass-Through Entity.

     Plan -- Any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA, Section 4975 of the Internal Revenue Code or
applicable Similar Law.

     Service -- The Internal Revenue Service.

     Similar Law -- Any applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Internal Revenue Code.

     SMMEA -- The Secondary Market Mortgage Enhancement Act of 1984, as amended.

     U.S. Person -- The term "U.S. Person" means a citizen or resident of the
United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any State, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if:

     o    for taxable years beginning after December 31, 1996 (or for taxable years ending after August 20, 1996, if the trustee has made an applicable election), a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust; or

     o    for all other taxable years, the trust is subject to United States federal income tax regardless of the source of its income (or, to the extent provided in applicable Treasury Regulations, some trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     Value -- The "Value" of a mortgaged property is generally its fair market value determined in an appraisal obtained by the originator at the origination of the loan.

                                       109

The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is a Microsoft
Excel(1) file. The spreadsheet file provides, in electronic format, statistical information that appears under the caption "Description of the Mortgage Pool"
in, and on Appendix B and Appendix C to, this prospectus supplement. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in the glossary to this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement.
Prospective investors are strongly urged to read this prospectus supplement and accompanying prospectus in its entirety prior to accessing the spreadsheet file.

______________________

(1) Microsoft Excel is a registered trademark of Microsoft Corporation